As filed with the U.S. Securities and Exchange Commission on May 12, 2021

Registration No. 333-255389

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEC PARENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

12 Hartom Street

Har Hotzvim, Jerusalem 9777512

+972-2-586-4657

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MWE Corporate Services, LLC

1007 N. Orange Street, 10th Floor

Wilmington, Delaware 19801

(302) 485-3907

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Emmanuel, Esq. Ze’-ev D. Eiger, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400	Dr. Shachar Hadar, Adv. Jonathan Atha, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972-3-610-3100	Michael Umansky, Esq. James A. Mercer III, Esq. Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130 Tel: (619) 338-6500

* Intec Pharma Ltd., an Israeli company, is to be merged with and into Domestication Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of Intec Parent, Inc., a Delaware corporation, and therefore be domesticated in the State of Delaware before the issuance of the merger securities registered pursuant to this registration statement on Form S-4.

Approximate date of commencement of proposed sale to the public: With respect to the securities to be issued in connection with the domestication merger as described in this registration statement, as soon as practicable after the effective date of this registration statement but prior to the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement, and with respect to the securities to be issued in connection with the merger as described in this registration statement, as soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described in this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee(5)
Common stock, par value $0.01 per share	42,272,500	(1)	—	$95,851,294	(3)	$10,458
Options and warrants	1,140,938	(2)	—	—		—	(4)

(1)	Relates to the shares of common stock of Intec Parent, Inc., a Delaware corporation (“Intec Parent”), issuable to (i) holders of ordinary shares of Intec Pharma Ltd., an Israeli company (“Intec Israel”), in connection with the merger of Intec Israel with and into Domestication Merger Sub Ltd., an Israeli company and wholly owned subsidiary of Intec Parent, Inc., with Intec Israel being the surviving entity and a wholly owned subsidiary of Intec Parent (the “Domestication Merger”), including holders of Intec Israel ordinary shares in connection with one or more closing or pre-closing financing transactions of Intec Israel relating to the Merger (as defined below) and (ii) holders of common stock of Decoy Biosystems, Inc., a Delaware corporation (“Decoy”), in connection with the merger of Dillon Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Intec Parent, with and into Decoy, with Decoy being the surviving entity and a wholly owned subsidiary of Intec Parent (the “Merger”). The number of shares of Intec Parent common stock to be registered is based on (i) (A) the estimated number of shares of Intec Parent common stock expected to be issued and underlying options and warrants to purchase Intec Parent common stock expected to be issued pursuant to the Domestication Merger, without giving effect to any reverse split of Intec Israel ordinary shares, and (B) the estimated number of shares of Intec Parent common stock expected to be issued in connection with one or more closing or pre-closing financing transactions of Intec Israel relating to the Merger, and (ii) the estimated number of shares of Intec Parent common stock expected to be issued pursuant to the Merger, assuming an exchange ratio of 11.18 shares of Intec Parent common stock for each share of Decoy common stock and each share of Decoy common stock issuable upon exercise of outstanding Decoy options, without giving effect to any reverse split of Intec Israel ordinary shares. The estimated exchange ratio is based on (i) the capitalization of Intec Israel and Decoy at the date hereof, and (ii) pursuant to the Merger Agreement, the estimated amount of net cash of Decoy (less the Deposit Amount of $650,000) and the Intec entities (plus the Deposit Amount of $650,000) prior to the closing of the Merger.

(2)	Represents options and warrants of Intec Israel which will be converted on a one-for-one basis for options and warrants of Intec Parent in connection with the Domestication Merger.

(3)	With respect to the shares of Intec Parent common stock issued pursuant to the Domestication Merger, calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices for ordinary shares of Intec Israel as reported on the Nasdaq Capital Market on May 7, 2021 ($3.62 per share). With respect to the shares of Intec Parent common stock issued pursuant to the Merger, calculated pursuant to Rule 457(f) under the Securities Act, based on an amount equal to one-third of the par value of the Decoy common stock to be exchanged in the Merger (par value $0.01 per share). Decoy is a private company, no market exists for its securities and Decoy has an accumulated capital deficit. In accordance with Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Intec Parent common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Calculated pursuant to Section 6(b) of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) by 0.0001091. Intec Parent previously paid $2,370.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2021

PROPOSED MERGER

YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Intec Pharma Ltd.:

On March 15, 2021, Intec Pharma Ltd. (“Intec Israel”), Intec Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Intec Israel (“Intec Parent”), Dillon Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of Intec Parent (“Merger Sub”), Domestication Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of Intec Parent (“Domestication Merger Sub”), and Decoy Biosystems, Inc., a Delaware corporation (“Decoy”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, following the merger of the Domestication Merger Sub with and into Intec Israel, with Intec Israel being the surviving entity and a wholly owned subsidiary of Intec Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly owned subsidiary of Intec Parent (the “Merger”). The Merger is expected to be completed in the third calendar quarter of 2021 and if it is completed then the business of Decoy will become the business of Intec Parent. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference.

The Transactions

Under the Merger Agreement, the following will occur:

The Domestication Merger

As set forth in the Merger Agreement, prior to the date of the closing (the “Closing Date”), Intec Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by merging with and into the Domestication Merger Sub pursuant to an Agreement and Plan of Merger, dated as of April 27, 2021, among Intec Israel, Domestication Merger Sub and Intec Parent (the “Domestication Merger Agreement”), with Intec Israel surviving the merger and becoming a wholly owned subsidiary of Intec Parent. In connection with the Domestication Merger, all Intec Israel ordinary shares, having no par value per share (the “Intec Israel Shares”), outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of common stock of Intec Parent, par value $0.01 per share (the “Intec Parent Common Stock”), and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent. A copy of the Domestication Merger Agreement is attached as Annex B to this proxy statement/prospectus and incorporated herein by reference.

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to the satisfaction of the other closing conditions of the Merger, on the Closing Date, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity. As a result of the Merger, Decoy will become a wholly owned subsidiary of Intec Parent.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, which will occur on the Closing Date (the “Effective Time”):

●	each outstanding share of Decoy common stock, par value $0.001 per share (the “Decoy Common Stock”) (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock, par value $0.001 per share, into Decoy Common Stock) will be converted into shares of Intec Parent Common Stock, based on the exchange ratio as described below, and

●	each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that whole number of shares of Intec Parent Common Stock equal to the product, rounded down, of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the exchange ratio.

The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares.”

Under the exchange ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of Intec Israel, each Intec Israel subsidiary, Merger Sub, Domestication Merger Stub and Intec Parent (the “Intec entities”) and Decoy, which will result in an adjustment to such exchange ratio (and without giving effect to the reverse split of Intec Israel shares described below), following the closing of the Merger (the “Closing”), the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent, and the securityholders of Intec Israel immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent, calculated on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, the respective net cash balances of Decoy and the consolidated Intec entities net cash balance (including, in the case of Intec Israel, any proceeds from the Disposition, described below), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger, the Disposition, and on a Closing Financing, as described below, by Intec Israel or Intec Parent, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions.

Disposition of Accordion Pill Business

In accordance with the terms of the Merger Agreement, Intec Israel agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment of Intec Israel’s Accordion Pill business by way of an asset sale or a sale of the entire issued share capital of Intec Israel or that it would otherwise take steps related to the divestment or disposal and satisfaction of liabilities related to the same, to be effected immediately after the Closing (the “Disposition”).

Effect of the Transactions

After giving effect to the Disposition, the Domestication Merger and the Merger (collectively, the “Transactions”), the former Decoy stockholders will hold approximately 75% of the outstanding securities of Intec Parent, and the shareholders of Intec Israel will retain ownership of approximately 25% of the outstanding securities of Intec Parent (on a non-diluted basis and before taking account of Decoy’s and Intec Israel’s net cash balance as described in this proxy statement/prospectus). For a more complete description of the merger consideration, see the section titled “The Merger Agreement — Merger Consideration” in this proxy statement/prospectus.

The Closing Financing

The Closing is conditioned on one or more closing or pre-closing financing transactions by Intec Israel or Intec Parent (the “Closing Financing”) such that immediately following the Closing of the Merger (taking into account the proceeds to be received with respect to such financing(s)), the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing. For further details about the Closing Financing, please see “Agreements Related to the Merger—Closing Financing” in this proxy statement/prospectus.

The Proposals

In connection with the proposed Transactions, Intec Israel will hold a special meeting of shareholders which is referred to herein as the “Meeting” to vote on proposals to approve and adopt the Merger Agreement, and the Transactions contemplated therein. At the Meeting, Intec Israel’s shareholders will be asked to vote on:

Proposal 1: a proposal to approve and adopt the Merger Agreement (including the certificate of merger);

Proposal 2: a proposal to approve the Domestication Merger, including the Domestication Merger Agreement, and certain matters related thereto, including the approval of Intec Parent’s amended and restated certificate of incorporation;

Proposal 3: a proposal to grant discretionary authority to the board of directors of Intec Israel to amend the articles of association of Intec Israel to effect a reverse share split of Intec Israel ordinary shares at a ratio within the range between 1-for-2 and 1-for-4 to be effective at the ratio and on a date to be determined by the board of directors of Intec Israel, in its sole discretion, prior to the effectiveness of the Domestication Merger;

Proposal 4: a proposal for the election, effective at the closing of the Merger, of the following directors to Intec Parent: Michael J. Newman, Ph.D., Hoonmo Lee and Brian O’Callaghan, as designated by Decoy, and certain current members of the board of directors of Intec Israel, Jeffrey Meckler, Hila Karah, Anthony J. Maddaluna, William B. Hayes and Dr. Roger J. Pomerantz to serve staggered terms until the first, second and third annual meeting;

Proposal 5: a proposal to approve and adopt the Intec Parent Option Plan (the “2021 Plan”);

Proposal 6: a proposal to approve, for, among other things, the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of such number of Intec Israel ordinary shares or shares of Intec Parent Common Stock in one or more closing or pre-closing financing transactions, as described in this proxy statement/prospectus, as would yield aggregate gross proceeds to Intec Israel or Intec Parent, as applicable, such that the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing; and

Proposal 7: a proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above.

The board of directors of Intec Israel has unanimously determined that the Merger Agreement and the Transactions contemplated thereby, including the Merger and the Domestication Merger, are fair to, and in the best interests of, Intec Israel and its shareholders. The board of directors of Intec Israel has unanimously approved all the proposals described above, which is referred to as “Proposals” and recommends that the shareholders of Intec Israel vote “FOR” all these Proposals.

The board of directors of Decoy unanimously: (a) has determined that the Merger Agreement, the Merger, in accordance with the terms of the Merger Agreement, and the other Transactions contemplated thereby are advisable, fair to, and in the best interests of Decoy and its stockholders; (b) has approved and adopted the Merger Agreement and approved the Merger and the Transactions contemplated thereby; and (c) will solicit consents from its stockholders to approve and adopt the Merger Agreement.

Your vote is important. The Transactions cannot be completed unless Decoy stockholders approve and adopt the Merger Agreement, and Intec Israel shareholders approve and adopt Proposals 1 through 6 at the Meeting. The obligations of Intec Israel and Decoy to complete the Merger are also subject to the satisfaction or waiver of certain conditions.

Votes from the holders of a majority of shares of Intec Israel present and entitled to vote at a meeting at which a quorum is present are required to approve and adopt the Proposals. Presently, the percentage of outstanding shares entitled to vote by directors, executive officers and their affiliates is approximately 0.5%.

More information about Intec Israel, Intec Parent, Merger Sub, Domestication Merger Sub and Decoy and the proposed Transactions are contained in this proxy statement/prospectus. Intec Israel and Decoy urge you to read this proxy statement/prospectus carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 21.

Intec Israel’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “NTEC” and the closing price of Intec Israel’s ordinary shares on May 11, 2021 was $4.35 per share. Upon completion of the Domestication Merger and as a condition to the Merger, the shares of Intec Parent Common Stock will be listed on the Nasdaq Capital Market, subject to official notice of issuance. Decoy is a privately-held company and there is currently no public market for its securities.

Intec Israel and Decoy are excited about the opportunities the Merger brings to both Intec Israel and Decoy stockholders, and thank you for your consideration and continued support.

/s/ Jeffrey Meckler
Chief Executive Officer
Intec Pharma Ltd.

Neither the Securities and Exchange Commission, which is referred to as the “SEC,” nor any state securities commission has approved or disapproved of the Domestication Merger, the Merger or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosures in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated May 12, 2021, and is first being mailed to Intec Israel shareholders on or about May 28, 2021.

Intec Pharma LTD.
12 Hartom Street

Har Hotzvim, Jerusalem 9777512

+972-2-586-4657

NOTICE OF

SPECIAL MEETING OF SHAREHOLDERS

To Be Held On June 21, 2021

Dear Shareholders of Intec Pharma Ltd.:

We are pleased to invite you to attend a special meeting of shareholders (the “Meeting”) of Intec Pharma Ltd., an Israeli company, which we refer to as “Intec Israel,” which will be held at the offices of Meitar | Law Offices, 16 Abba Hillel Road, Ramat Gan 52506, Israel, on June 21, 2021 at 5:00 p.m. Israel time (10:00 a.m. Eastern time), for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Merger Agreement (including the certificate of merger), dated as of March 15, 2021, as it may be amended from time to time, which is referred to as the “Merger Agreement,” by and among Intec Israel, Intec Parent, Inc., a Delaware corporation and wholly owned subsidiary of Intec Israel (“Intec Parent”), Dillon Merger Subsidiary, Inc. (“Merger Sub”) and Domestication Merger Sub Ltd. (“Domestication Merger Sub”), two wholly owned subsidiaries of Intec Parent, and Decoy Biosystems, Inc., a Delaware corporation (“Decoy”), a copy of which is attached as Annex A to this proxy statement/prospectus (the “Merger Proposal”);

2.	To consider and vote upon a proposal to approve the domestication of Intec Israel from Israel to the State of Delaware by Domestication Merger Sub merging with and into Intec Israel pursuant to an Agreement and Plan of Merger, dated as of April 27, 2021, among Intec Israel, Domestication Merger Sub and Intec Parent, which is referred to as the “Domestication Merger Agreement”, a copy of which is attached as Annex B to this proxy statement prospectus, with Intec Israel surviving the merger and becoming a wholly owned subsidiary of Intec Parent, which is referred to as the “Domestication Merger”, and certain matters related thereto, including the approval of the amended and restated certificate of incorporation of Intec Parent (the “Domestication Merger Proposal”);

3.	To consider and vote upon a proposal to approve an amendment to the articles of association of Intec Israel to effect a reverse share split of ordinary shares of Intec Israel (the “Reverse Split”) at a ratio within the range between 1-for-2 and 1-for-4 to be effective at the ratio and on a date to be determined by the board of directors of Intec Israel in its sole discretion (the “Reverse Split Proposal”);

4.	To consider and vote upon a proposal to elect, effective as of the closing of the Merger, Michael J. Newman, Ph.D., Hoonmo Lee and Brian O’Callaghan, as designated by Decoy, and certain current members of the board of directors of Intec Israel, Jeffrey Meckler, Hila Karah, Anthony J. Maddaluna, William B. Hayes and Dr. Roger J. Pomerantz, to the board of directors of Intec Parent to serve staggered terms until the first, second and third annual meeting (the “Directors Proposal”);

5.	To consider and vote upon a proposal to approve the Intec Parent Option Plan (the “2021 Plan”), and to authorize for issuance of up to 7,459,852 shares of Intec Parent Common Stock thereunder (the “Option Plan Proposal”);

6.	To consider and vote on a proposal to approve, for, among other things, the purposes of Nasdaq Listing Rule 5635(d), the issuance of such number of Intec Israel ordinary shares or shares of Intec Parent common stock in one or more closing or pre-closing financing transactions, as described in this proxy statement/prospectus, as would yield aggregate gross proceeds to Intec Israel or Intec Parent, as applicable, such that the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing (the “Closing Financing Proposal”); and

7.	To consider and vote on any proposal to authorize the Intec Israel board of directors, in its discretion, to adjourn the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the Meeting (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the proxy statement/prospectus that accompanies this notice. We do not expect to transact any other business at the Meeting. The Intec Israel board of directors has fixed the close of business on May 20, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at this Meeting and at any adjournment or postponement thereof. Accordingly, only Intec Israel shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Meeting. At the close of business on May 11, 2021, Intec Israel had 4,821,971 ordinary shares issued and outstanding and entitled to vote.

The Intec Israel board of directors recommends that Intec Israel shareholders vote “FOR” each of the Proposals to be voted on at the Meeting. Because of their mutual dependence, if any of the Proposals, save for the Adjournment Proposal, is not approved, then the Merger will not proceed.

We cordially invite you to attend the meeting. However, to ensure your representation at the Meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

By Order of the Board of Directors,

Dr. John W. Kozarich
Chairman of the Board

May 12, 2021

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2021

The proxy statement and proxy card are available at https://ir.intecpharma.com/financial-information/sec-filings.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Intec Israel that is filed with the SEC but not included or delivered herewith. Such information can be obtained from Intec Israel at no charge to Intec Israel shareholders upon written or oral request. The SEC maintains a website that contains the documents that Intec Israel files electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. In addition, Intec Israel will provide to each person to whom a proxy statement/prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that Intec Israel files with the SEC. Requests should be directed to:

Intec Pharma Ltd.
12 Hartom Street
Har Hotzvim, Jerusalem 9777512
+972-2-586-4657
Attention: Nir Sassi, Chief Financial Officer

You may also request information from Kingsdale Advisors, Intec Israel’s proxy solicitor, at the following address and telephone number:

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-866-851-2638

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 416-867-2272

To obtain timely delivery of such information, you must request the information no later than five business days before the Meeting. Accordingly, if you would like to request any information, please do so no later than June 16, 2021 (five days prior to the Meeting).

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus which forms part of a registration statement on Form S-4 filed with the SEC by Intec Parent (File No. 333-255389), constitutes a prospectus of Intec Parent under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of common stock, $0.01 par value per share, of Intec Parent, Inc., to be issued pursuant to the Merger Agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the Meeting, at which Intec Israel shareholders will be asked to consider and vote on, among other matters, a proposal to approve the issuance of shares of Intec Parent Common Stock pursuant to the Merger Agreement.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated May 12, 2021. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

Except where specifically noted, the following information and all other information contained in this proxy statement/prospectus does not give effect to a Reverse Split Proposal described in Proposal No. 3, beginning on page 121 of this proxy statement/prospectus.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Intec Israel contained in this proxy statement/prospectus or incorporated by reference has been provided by Intec Israel and the information concerning Decoy contained in this proxy statement/prospectus has been provided by Decoy.

QUESTIONS AND ANSWERS ABOUT THE DOMESTICATION MERGER, THE MERGER AND OTHER PROPOSALS

The following are brief answers to some questions that you may have regarding the Domestication Merger, the Merger, the other Transactions and the Meeting. The questions and answers in this section may not address all questions that might be important to you as a shareholder. For more detailed information, and for a description of the legal terms governing the Transactions, Intec Israel and Intec Parent urge you to read carefully and in its entirety this proxy statement/prospectus, including the Annexes hereto, as well as the registration statement to which this proxy statement/prospectus relates, including the exhibits to the registration statement. For more information, please see the section titled “Where You Can Find More Information.”

The following section provides answers to frequently asked questions about the Transactions contemplated by the Merger Agreement. This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections.

Q: What is the Domestication Merger and who votes on it?

A: For the reasons set forth below in detail under the section titled “The Domestication Merger,” beginning on page 87, the Intec Israel board of directors believes that it is in the best interests of Intec Israel and its shareholders for the ultimate parent company of Intec Israel and its affiliates to be a corporation incorporated under the laws of the State of Delaware, which is referred to in this proxy statement/prospectus as the “Domestication Merger.” To effect the Domestication Merger, Intec Israel will merge with and into Domestication Merger Sub pursuant to an Agreement and Plan of Merger among Intec Israel, Domestication Merger Sub and Intec Parent (the “Domestication Merger Agreement”), with Intec Israel surviving the merger and becoming a wholly owned subsidiary of Intec Parent (the “Domestication Merger”).

In connection with the Domestication Merger, all Intec Israel ordinary shares, having no par value per share (the “Intec Israel Shares”), outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of Intec Parent, having a par value of $0.01 per share (the “Intec Parent Common Stock”) and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent, subject to adjustment to account for the Reverse Split of Intec Israel ordinary shares, at a Reverse Split ratio of between 1-for-2 and 1-for-4 to be effective at the ratio and on a date to be determined by the board of directors of Intec Israel in its sole discretion, prior to the effectiveness of the Domestication Merger. Shareholders are urged to read carefully that section of this proxy statement/prospectus, including the related annexes attached hereto, before voting.

The Domestication Merger Proposal will also include the approval of the amended and restated certificate of incorporation of Intec Parent.

As discussed below, the principal reasons for the domestication are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. Intec Israel believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. Also, Decoy requires the domestication as a condition to the closing of the Merger (the “Closing”). The amended and restated certificate of incorporation and the amended and restated bylaws of Intec Parent are attached hereto as Annexes C and D, respectively.

Please read the section “Differences in Shareholder Rights,” beginning on page 203 for a description of the material differences between Intec Israel’s pre-domestication articles of association and Intec Parent’s post-domestication amended and restated certificate of incorporation and amended and restated bylaws.

If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Intec Israel shareholders and approval of the Domestication Merger by the shareholder of the Domestication Merger Sub have been obtained.

Q: What is the Disposition?

A: In accordance with the terms of the Merger Agreement, Intec Israel agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment of Intec Israel’s Accordion Pill business by way of an asset sale or sale of the entire issued share capital of Intec Israel or that it would otherwise take steps related to the divestment of assets or disposal and satisfaction of liabilities related to the same, to be effected immediately after the Closing (the “Disposition”). For a discussion of Intec Israel’s current ownership structure please see “Business of Intec Israel – Our Corporate Structure” on page 130.

Q: How will holders of Intec Israel Shares be impacted by the Domestication Merger?

A: Pursuant to the Domestication Merger, each ordinary share of Intec Israel will be converted into one share of Intec Parent Common Stock as part of the Domestication Merger.

Q: What are the material U.S. federal income tax consequences of the Domestication Merger to holders of Intec Israel Shares?

A: It is intended that the Domestication Merger, taken together with the Merger, qualify as an “exchange” described in Section 351(a) (a “Section 351(a) Exchange”) of the Internal Revenue Code of 1986, as amended, referred to as the “Code,” and Intec Israel and Intec Parent intend to report the Domestication Merger consistent with such qualification. Such qualification depends, in part, upon the conclusion that the Disposition does not disqualify the Domestication Merger as a Section 351(a) Exchange. Intec Israel intends to take the position that the Disposition does not prevent the Domestication Merger and the Merger together from qualifying as a Section 351(a) Exchange. The matter is not, however, free from doubt, and there is no controlling authority on the question. If the Internal Revenue Service (the “IRS”) were to successfully assert that the Disposition disqualifies the Domestication Merger as part of a Section 351(a) Exchange, the Domestication Merger would generally be treated as a taxable transaction in which U.S. holders of Intec Israel Shares would recognize gain or loss for U.S. federal income tax purposes. Intec Israel and Intec Parent have not sought, and will not seek, any ruling from the IRS regarding any matters related to the transactions, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.

Although the Domestication Merger and the Merger, taken together, are intended to qualify as a Section 351(a) Exchange, which generally provides for tax-deferred treatment, the Domestication Merger is likely to be a taxable event for certain U.S. holders of Intec Israel Shares under the passive foreign investment company (“PFIC”) rules of the Code as a result of the likelihood that Intec Israel is classified as a PFIC.

You are strongly urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws. For a more detailed description of the material U.S. federal income tax consequences of the Merger, see the section entitled “The Merger —  Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger.”

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Q: What are the material Israeli income tax consequences of the Domestication Merger to Intec Israel shareholders?

A: Intec Israel shareholders will be treated as having sold their Intec Israel Shares as a result of the Domestication Merger, and in general, be subject to capital gains tax in Israel. However, shareholders who are not residents of Israel should generally be exempt from Israeli tax on the sale of the Intec Israel Shares subject to the receipt of a valid certification from the Israel Tax Authority (the “ITA”). Moreover, Intec Israel expects to obtain tax rulings from the ITA (i) with respect to holders of Intec Israel Shares that are non-Israeli residents (as defined in the Israeli Income Tax Ordinance [New Version], 1961 (the “ITO”)) or as will be determined by the ITA, (A) exempting Intec Parent, Intec Israel and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger or clarifying that no such obligation exists, or (B) instructing Intec Parent, Intec Israel and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; and (ii) with respect to holders of Intec Israel ordinary shares that are Israeli residents (as defined in the ITO or as will be determined by the ITA) (other than Intec ordinary shares subject to Section 102 of the ITO) (x) exempting Intec Parent, Intec Israel and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger, or clarifying that no such obligation exists, or (y) instructing Intec Parent, Intec Israel and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied.

You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Domestication Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws.

For a more detailed description of the material Israeli tax consequences of the Domestication Merger, see the section entitled “MATERIAL ISRAELI TAX CONSEQUENCES OF THE DOMESTICATION MERGER”.

Q: If effected, how will the Reverse Split and the Merger affect outstanding options and warrants to acquire Intec Parent’s Common Stock?

A: As of the effective time of the Reverse Split, Intec Israel will adjust and proportionately decrease the number of shares of Intec Israel reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all outstanding options and warrants to acquire Intec Israel’s shares at the Reverse Split ratio approved by its board of directors.

Q:	What are the material U.S. federal income tax consequences of the Reverse Split to U.S. Holders of Intec Israel Shares?

A: Intec Israel intends for the Reverse Split to qualify as a “recapitalization” within the meaning of Section 368(a) of the Code. If the Reverse Split so qualifies, U.S. holders of Intec Israel Shares outstanding immediately before the Reverse Split generally should not recognize gain or loss upon the Reverse Split except to the extent of cash received in lieu of fractional Intec Israel Shares, if any. A U.S. holder’s aggregate tax basis in the Intec Israel Shares received pursuant to the Reverse Split should equal the aggregate tax basis of the Intec Israel Shares surrendered (excluding any portion of such basis that is allocated to any fractional Intec Israel Shares), and such U.S. holder’s holding period in the Intec Israel Shares received should include the holding period in the shares of Intec Israel Shares surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the Intec Israel Shares surrendered to the Intec Israel Shares received in a “recapitalization”. U.S. holders of shares of Intec Parent Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

You are strongly urged to consult with your own tax advisor for a full understanding of the tax consequences of the Reverse Split to you, including the consequences under any applicable, state, local, foreign or other tax laws. For a more detailed description of the material U.S. federal income tax consequences of the Reverse Split, see the section entitled “Proposal No. 3 the Reverse Split Proposal— Material U.S. Federal Income Tax Consequences of the Reverse Split.”

Q: What are the material Israeli income tax consequences of the Reverse Split to the shareholders of Intec Israel Shares?

A: The Reverse Split is not expected to be a taxable event for shareholders under Israeli tax laws but there is no assurance that the ITA will not challenge this tax treatment.

You are strongly urged to consult with your own tax advisor for a full understanding of the tax consequences of the Reverse Split to you.

Q: What is the Merger?

A: Following the Domestication Merger, Merger Sub will merge with and into Decoy with Decoy as the surviving entity in the Merger and as a wholly owned subsidiary of Intec Parent subject to satisfaction or waiver of the closing conditions under the Merger Agreement.

Q. What is the rationale for the Merger?

A. The Merger will result in Intec Parent, post-Merger (the “Combined Company”) pursuing the development of a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. Intec Israel’s board of directors considered a number of factors that supported its decision to approve the Merger Agreement. In the course of its deliberations, Intec Israel’s board of directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement. For a more complete discussion of Intec Israel and Decoy’s reasons for the Merger, please see the sections titled “The Merger—Intec Israel’s Reasons for the Merger” and “The Merger—Decoy’s Reasons for the Merger.”

Q: What is the Closing Financing?

A: The Closing is conditioned on one or more closing or pre-closing financing transactions by Intec Israel or Intec Parent (the “Closing Financing”) such that upon Closing of the Merger (taking into account the proceeds to be received with respect to such financing), the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing. For further details about the Closing Financing, please see “Agreements Related to the Merger—Closing Financing” in this proxy statement/prospectus on page 112.

Q: What will happen to Intec Israel if, for any reason, the Transactions are not completed?

A: If, for any reason, the Transactions are not completed, Intec Israel will reconsider its strategic alternatives and expects that it would either continue to advance the existing Accordion Pill business either on its own or in partnership with a strategic partner or it may seek to complete a potential merger, reorganization or other business combination transaction with another company similar to the Merger. If, for any reason, the Merger is not consummated and Intec Israel is unable to continue to operate the Accordion Pill business or identify and complete an alternative strategic transaction like the Merger, it may be required to dissolve and liquidate its assets. In such case, Intec Israel would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left to distribute to its shareholders after paying its debts and other obligations and setting aside funds for reserves. Additionally, in connection with the termination of the Merger Agreement under specified circumstances, Decoy may be required to pay to Intec Israel a break-up fee of $1,000,000, or Intec Israel may be required to pay to Decoy a reverse break-up fee of $1,000,000 and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses.

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Q: Why am I receiving this proxy statement/prospectus?

A: You are receiving this proxy statement/prospectus because you are a shareholder of Intec Israel as of the record date, and you are entitled to vote at the Meeting to approve the Proposals. This document serves as:

●	a proxy statement of Intec Israel used to solicit proxies for its Meeting; and
●	a prospectus of Intec Parent used to issue shares of Intec Parent Common Stock in exchange for shares of Decoy Common Stock held by Decoy stockholders including holders of SAFEs and Decoy preferred stock that convert into Decoy Common Stock and shares of Decoy Common Stock issuable upon exercise of Decoy options.

Q: What is required to complete the Merger?

A: To complete the Merger, among other things, Intec Israel shareholders must approve the Proposals. The vote required for approval of the Proposals by Intec Israel shareholders is as follows:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Merger Proposal	FOR votes from the holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None

2.	Domestication Merger Proposal	FOR votes from the holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None

3	Reverse Split Proposal	FOR votes from the holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None

4	Directors Proposal	FOR votes from holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None

5	Option Plan Proposal	FOR votes from the holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None
6.	Closing Financing Proposal	FOR votes from the holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None

7.	Adjournment	FOR votes from the holders of a majority of shares present, in person or by proxy, at a meeting at which a quorum is present	None	None

If Intec Israel is to complete the Merger with Decoy, shareholders must approve Proposal 1, Proposal 2, Proposal 4, Proposal 5 and Proposal 6. However, Proposal 2 and Proposal 3 are not conditioned upon the completion of the Merger, and as such, the Domestication Merger and the Reverse Split may be implemented by the Intec Israel board even if the Merger does not take place.

Decoy stockholders must also adopt the Merger Agreement and approve the Merger and the Transactions contemplated by the Merger Agreement. In connection with the execution of the Merger Agreement, certain shareholders of Decoy entered into support agreements with Intec Israel, Intec Parent and Merger Sub covering approximately 74% of the outstanding shares of Decoy relating to the Merger (the “Decoy Stockholder Support Agreements”). The Decoy Stockholder Support Agreements provide, among other things, that the stockholders party to the Decoy Stockholder Support Agreements will vote all of the shares of Decoy held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement, provided that, with respect to the approval of the Merger Agreement and the Merger, they will vote such shares in the same manner as the vote of the holders of a majority of the outstanding shares of Decoy’s capital stock who do not sign a Decoy Stockholder Support Agreement, and (ii) against any adverse proposal, for up to eighteen (18) months following the date of the Decoy Stockholder Support Agreements (depending on the manner of termination of the Merger Agreement). In order to request that its stockholders adopt the Merger Agreement and approve the Merger and the Transactions contemplated by the Merger Agreement, Decoy plans to distribute a stockholder consent solicitation and notice of appraisal/dissenters’ rights to its stockholders. A form of such consent solicitation is attached as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

In addition to the requirement of obtaining the shareholder approvals described above, each of the other closing conditions set forth in the Merger Agreement must be satisfied or waived including the consummation of the Domestication Merger, the Disposition and the Closing Financing. For a more complete description of the closing conditions under the Merger Agreement, please see the section titled “The Merger Agreement—Conditions to the Closing of the Merger.”

Q: What will Decoy stockholders receive in the Merger?

A: Pursuant to the Merger Agreement, each share of Decoy common stock issued and outstanding immediately prior to the effective time of the Merger (“the Effective Time”) will be canceled and automatically converted into the right to receive, such number of shares of Intec Parent Common Stock as determined by the Exchange Ratio described below and subject to adjustment to account for the Reverse Split of Intec Israel ordinary shares, at a Reverse Split ratio of between 1-for-2 and 1-for- to be effective at the ratio and on a date to be determined by the board of directors of Intec Israel in its sole discretion, prior to the effectiveness of the Domestication Merger.

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Decoy, as well as Intec, Intec Parent and Merger Sub, are required to take all actions necessary so as to ensure that at the Effective Time, the Decoy Biosystems, Inc. 2018 Stock Incentive Plan (the “2018 Plan”), and any certificate, option agreement or instrument issued to evidence any options granted under the 2018 Plan will be terminated and all Decoy options not exercised prior to the Effective Time will be assumed by Intec Parent and converted into the right to receive an equivalent number of options, as adjusted in accordance with the Exchange Ratio to take into effect the Merger, to purchase shares of Intec Parent Common Stock.

Under the Exchange Ratio formula in the Merger Agreement (the “Exchange Ratio”), without taking into consideration the effect of the respective levels of cash and liabilities of each of the Intec entities and Decoy, which will result in an adjustment to such Exchange Ratio (and without giving effect to the Reverse Split), following the Closing, the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent (which reflects an imputed valuation of $30 million), and the securityholders of Intec Israel immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent (which reflects an imputed valuation of $10 million), calculated in each case on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, the respective net cash balances of Decoy and the consolidated Intec entities (including, in the case of Intec Israel, any proceeds from the Disposition), subject to certain exceptions.

For illustrative purposes only, assuming Intec Israel’s net cash was determined to be $2.55 million and Decoy’s net cash was determined to be $5.65 million, then the Exchange Ratio would be 11.18 and former Decoy securityholders immediately before the Merger would hold 72.6% of the outstanding securities of Intec Parent and the former Intec Israel securityholders immediately before the Domestication Merger would hold 27.4% of the outstanding securities of Intec Parent, each on a fully diluted basis.

As further described below, the Closing is also conditioned on completion of a Closing Financing by Intec Israel or Intec Parent, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions.

For a more complete description of what the Decoy stockholders will receive in the Merger, please see the section titled “The Merger Agreement—Merger Consideration.”

Q: What will Intec Israel shareholders receive in the Merger?

A: Intec Israel shareholders will not receive any new securities in the Merger and will instead retain ownership of their Intec Parent Common Stock after the Domestication Merger, but their percentage ownership will decrease due to the number of shares being issued in the Merger and the Closing Financing. For a more complete description of what Intec Israel shareholders will receive in the Domestication Merger, please see the section titled “The Domestication Merger”.

Q: Who will be the directors of the Combined Company following the Merger?

A: Upon the Closing of the Merger, the Combined Company’s board of directors is expected to be composed of eight directors, three of which will be current directors of Decoy or designees of Decoy, and five of which will be designated by Intec Parent.

The table below provides the names and principal affiliation of the individuals currently identified to serve as directors of the Combined Company following the consummation of the Merger.

Name	Current Principal Affiliation
Jeffrey Meckler	Director and Chief Executive Officer of Intec Israel
Hila Karah Anthony J. Maddaluna	Director of Intec Israel Director of Intec Israel
William B. Hayes	Director of Intec Israel
Dr. Roger J. Pomerantz	Director of Intec Israel
Michael J. Newman, Ph.D Hoonmo Lee Brian O’Callaghan	Director and Chief Executive Officer of Decoy Director of Decoy Director of Decoy

Q: Who will be the executive officers of Combined Company immediately following the Merger?

A: Upon the closing of the Merger, the executive management team of the Combined Company is expected to be composed of the following persons:

Name	Combined Company Position(s)	Current Position(s)
Jeffrey Meckler	Chief Executive Officer	Chief Executive Officer of Intec Israel
Michael J. Newman, Ph.D.	Chief Scientific Officer	Chief Executive Officer of Decoy
Nir Sassi	Chief Financial Officer	Chief Financial Officer and President of Intec Israel
Walt Linscott	Chief Business Officer	Chief Business Officer of Intec Israel

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Q: What are the material U.S. tax consequences of the Merger to U.S. Holders of Decoy securities?

A: It is intended that the Merger and the Domestication Merger, taken together, qualify as a Section 351(a) Exchange and/or that the Merger, taken alone, qualify as a “reorganization” within the meaning of Section 368(a) of the Code (a “Section 368(a) Reorganization”). If the Merger, taken together with the Domestication Merger, qualifies as a Section 351(a) Exchange, and/or, if the Merger taken alone, qualifies as a Section 368(a) Reorganization, a holder of Decoy Common Stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the Merger.

You are strongly urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws. For a more detailed description of the material U.S. federal income tax consequences of the Merger, see the section entitled “The Merger —  Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger.”

Q: What are the material Israeli income tax consequences of the Merger?

A: The Merger should not have any material Israeli tax consequences for the Intec Israel shareholders or the U.S. holders of Decoy securities. Any shareholders of Decoy deemed an Israeli resident for tax purposes should consult with a tax advisor for a full understanding of the Israeli tax consequences of the Merger.

Q: As an Intec Israel shareholder, how does the Intec Israel board of directors recommend that I vote?

A: After careful consideration, the Intec Israel board of directors unanimously recommends that the Intec Israel shareholders vote:

●	“FOR” the Merger Proposal;
●	“FOR” the Domestication Proposal;
●	“FOR” the Reverse Split Proposal;
●	“FOR” the Directors Proposal;
●	“FOR” the Option Plan Proposal;
●	“FOR” the Closing Financing Proposal;
●	“FOR” the Adjournment Proposal.

If on the date of the Meeting, or a date preceding the date on which the Meeting is scheduled, Intec Israel reasonably believes that (i) it will not receive proxies sufficient to obtain the required vote to approve all the foregoing proposals (the “Proposals”) whether or not a quorum would be present or (ii) it will not have sufficient ordinary shares of Intec Israel represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting, Intec Israel may postpone or adjourn, or make one or more successive postponements or adjournments of, the Meeting as long as the date of the Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

Q: What risks should I consider in deciding whether to vote to approve the Merger Agreement and the Transactions contemplated thereby?

A: You should carefully review this proxy statement/prospectus, including the section titled “Risk Factors,” which sets forth certain risks and uncertainties related to the merger, risks and uncertainties to which the Combined Company’s business will be subject, and risks and uncertainties to which Intec Israel, as an independent company, is subject.

Q: When do you expect the Merger to be completed?

A: If the Proposals are approved, it is anticipated that the Merger will become effective after at least 50 days have elapsed after the filing of the Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Merger by Intec Israel shareholders and approval of the Merger by the shareholder of the Dillon Merger Subsidiary have been obtained. However, Intec Israel cannot predict the exact timing. For more information, please see the section titled “The Merger Agreement—Conditions to the Closing of the Merger.”

Q: Who is entitled to vote?

A: The record date for the Meeting is May 20, 2021. Only shareholders of record of Intec Israel at the close of business on that date are entitled to vote at the Meeting. The total number of outstanding ordinary shares, no par value, as of May 11, 2021, was 4,821,971.

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Q: How do I vote?

A: Intec Israel shareholders can vote either in person at the Meeting or by authorizing another person as your proxy, whether or not you attend the Meeting. Intec Israel shareholders may vote in any of the manners below:

●	By mail—If you are an Intec Israel shareholder of record, you can submit a proxy by completing, dating, signing and returning your proxy card or voting instruction card in the postage-paid envelope provided. You should sign your name exactly as it appears on the enclosed proxy card or voting instruction card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your proxy card or voting instruction card in the postage-paid envelope provided by your brokerage firm, bank or other similar organization;

●	By telephone—If you are an Intec Israel shareholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the enclosed proxy card or voting instruction card, entering your control number located on the enclosed proxy card or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone; or

●	By Internet—If you are an Intec Israel shareholder of record, you can submit a proxy over the Internet by logging on to the website listed on the enclosed proxy card or voting instruction card, entering your control number located on the enclosed proxy card or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

Q: What is the difference between being a “record holder” and holding shares in “street name”?

A: A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker or other nominee on a person’s behalf.

Q: Am I entitled to vote if my shares are held in “street name”?

A: If your shares are held by a bank, a brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank, brokerage firm or other nominee, or the record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, and the broker, bank or other nominee is not entitled to exercise its voting discretion on the matter, the shares will be treated as “broker non-votes.” See “How will broker non-votes be treated” below. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from the record holder.

Q: Am I entitled to dissenters’ rights?

No, Intec Israel’s shareholders are not entitled to dissenters’ rights in connection with the Proposals.

Q: What is the quorum requirement?

A: A quorum is necessary to hold a valid meeting. According to Intec Israel’s articles of association, the quorum required for a special meeting of shareholders consists of two or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 331/3% of the voting rights in Intec Israel. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned for one week to the same day, time and place. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Proxies with only broker non-votes are not counted towards the quorum. However, if a proxy is returned with a vote on at least one proposal, even if broker non-votes are returned with respect to the other proposals, the proxy shall count toward the quorum. See “How will broker non-votes be treated” below. Abstentions will also be counted towards the quorum requirement.

Q: Who can attend the Meeting?

A: All Intec Israel shareholders of record as of the close of business on May 20, 2021 may attend the Meeting.

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Q: How many votes do I have?

A: On each matter to be voted upon, you have one vote for each ordinary share you own as of the record date of the Meeting.

Q: Can I change my vote after I submit my proxy?

A: If you are a record holder of ordinary shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

●	by signing and delivering another proxy with a later date;
●	by providing us a written notice of such revocation prior to or at the Meeting; or
●	by voting in person at the Meeting so long as you provide us a written notice of the revocation before your proxy is voted or before you vote in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the Meeting and voting in person.

Q: How are votes counted?

A: Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

Q: What if I do not specify how my shares are to be voted?

A: If you submit a proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of Intec Israel’s board of directors. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, the broker, bank or other nominee may generally vote in its discretion on “discretionary” matters. However, if the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-discretionary” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

Q: What is an abstention and how will abstentions be treated?

A: An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum purposes but will have no effect on the Proposals.

Q: How will broker non-votes be treated?

A: If beneficial owners do not instruct their broker, bank, or other nominee how to vote, the broker may exercise its voting discretion with regard to the shares only on “routine” proposals and not on “non-routine” proposals. Proposals 3, 6 and 7 are considered “routine” proposals.

Banks, brokers, or other nominees are not permitted to exercise discretionary voting on “non-routine” matters and therefore submit no vote – or a “broker non-vote” – on non-routine proxy items for which beneficial owners do not provide their voting instructions. A broker non-vote occurs when banks, brokers or other nominees who hold shares in street name for a client return a proxy but provide no instructions as to how shares should be voted on a particular matter.

A broker non-vote on a non-routine proposal on the ballot does not count as a vote for or against such proposal and shall therefore have no effect on the outcome of the vote on that proposal.

Q: Will any other business be conducted at the Meeting?

A: As of the date of this proxy statement, Intec Israel knows of no other business that will be presented at the Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment, subject to the rules applicable to broker discretionary voting.

In accordance with the Israeli Companies Law 5759-1999, and regulations promulgated thereunder (the “Companies Law”), any shareholder of Intec Israel holding at least one percent of the outstanding voting rights of Intec Israel for the meeting may submit to Intec Israel a proposed additional agenda item for the meeting, to our offices, c/o Nir Sassi, at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, no later than May 21, 2021. To the extent that there are any additional agenda items that our board of directors determines to add as a result of any such submission, Intec Israel will publish an updated agenda and proxy card with respect to the meeting, no later than May 28, 2021, which will be furnished to the SEC, on Form DEFA 14A, and will be made available to the public on the Commission’s website at www.sec.gov.

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Q: Who is paying for this proxy solicitation?

A: Intec Israel will bear the cost of soliciting proxies. In addition to these proxy materials, Intec Israel’s directors, officers and employees, and Intec Israel’s proxy solicitor, Kingsdale Advisors, may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies, Kingsdale Advisors will be paid its customary fee of approximately $10,500, plus out-of-pocket expenses if it solicits proxies. Intec Israel may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q: Who can help answer my questions?

A: If you are an Intec Israel shareholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the Merger and the other Transactions, including the procedures for voting your shares, you should contact Kingsdale Advisors, Intec Israel’s proxy solicitor, at the following address and phone number, or Chief Financial Officer of Intec Israel, at the following address and phone number:

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-866-851-2638

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 416-867-2272

Intec Pharma Ltd.
12 Hartom Street
Har Hotzvim, Jerusalem 9777512
+972-2-586-4657
Attention: Nir Sassi, Chief Financial Officer

If you are an Intec Israel shareholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the Transactions, including the procedures for voting your shares, you should contact:

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Transactions and the Proposals being considered at the Meeting, you should read this entire proxy statement/prospectus carefully, including the Merger Agreement and the other annexes to which you are referred to herein. For more information, please see the section titled “Where You Can Find More Information.”

In this proxy statement/prospectus, except where the context otherwise requires and for purposes of this proxy statement/prospectus only:

●	“we,” “us,” “our Company,” “our,” “Intec Israel,” or “NTEC” refers to Intec Pharma Ltd.

●	“Amended and Restated Certificate of Incorporation” refers to the proposed amended and restated certificate of incorporation of the Combined Company after the Merger.

●	“DGCL” refers to the Delaware General Corporation Law.

●	“ordinary shares” refers to Intec Israel’s ordinary shares, no par value per share.

●	“Trading Day” refers to a day on which any of the following markets or exchanges on which the Combined Company Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Capital Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States.

●	“$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States.

●	all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

Unless otherwise indicated, all information in this proxy statement/prospectus gives effect to the 1-for-20 reverse share split of our ordinary shares that became effective on October 30, 2020, and all references to ordinary shares outstanding of Intec Israel and per share amounts give effect to such reverse share split.

Summary of the Merger

The Companies

Intec Israel

Intec Israel is a clinical stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology (“Accordion Pill” or “AP”). Intec Israel’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention, or, GR and specific release mechanism. Intec Israel’s product pipeline currently includes several product candidates in various stages. Intec Israel’s most advanced product candidate, Accordion Pill Carbidopa/Levodopa, or, AP-CD/LD, was being developed for the indication of treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients.

Decoy

Decoy is a privately-held, San Diego, California-based, pre-clinical biotechnology company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. Decoy’s approach utilizes attenuated and killed, non-pathogenic bacteria, which safely activate anti-tumor and anti-viral immune responses by briefly tricking the body into thinking that an infection is present. Decoy is dedicated to enhancing and expanding curative cancer immunotherapy for patients with unresectable or metastatic solid tumors and lymphomas.

Reasons for the Merger

The Merger will result in the Combined Company pursuing the development of a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. Intec Israel’s and Decoy’s board of directors considered a number of factors that supported its decision to approve the Merger Agreement. In the course of its deliberations, Intec Israel’s and Decoy’s board of directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement. For a more complete discussion of Intec Israel and Decoy’s reasons for the Merger, please see the sections titled “The Merger—Intec Israel’s Reasons for the Merger” and “The Merger—Decoy’s Reasons for the Merger.”

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Overview of the Merger Agreement

The Transactions

Subject to the approval of Nasdaq, following the closing of the Merger, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Indaptus Therapeutics, Inc.” and trading symbol “INDP.” The Combined Company will engage in the business of advancing a pipeline of immunotherapy product candidates to battle a variety of cancer tumor types and chronic viruses.

On March 15, 2021, Intec Israel, Intec Parent, Merger Sub, Domestication Merger Sub and Decoy entered into the Merger Agreement pursuant to which, following the Domestication Merger, and upon satisfaction of additional closing conditions, the Merger would be consummated. The Merger is expected to be completed in the third calendar quarter of 2021 and if it is completed then the business of Decoy will become the business of Intec Parent.

Under the Merger Agreement, the following will occur:

Disposition of Accordion Pill Business

In accordance with the terms of the Merger Agreement, as a condition to Closing, Intec Israel agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment or that it would otherwise take steps related to the divestment of assets or disposal and satisfaction of liabilities of Intec Israel’s Accordion Pill business, to be effected immediately after the Closing (the “Disposition”). It is anticipated that the Disposition will result in one of the following scenarios (i) a sale or disposition by Intec Israel of substantially all the assets of Intec Israel followed by the liquidation of Intec Israel (an “Asset Disposition”), (ii) a sale by Intec Parent of all of the outstanding shares of Intec Israel ordinary shares (a “Share Disposition”) and (iii) a termination of the Intec Israel business as promptly as possible through winding down its operations, satisfying liabilities, and disposing of its remaining assets followed by a liquidation of Intec Israel (a “Business Termination”).

The Domestication Merger

Prior to the date of the Closing Date, Intec Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by merging with and into the Domestication Merger Sub pursuant to the Domestication Merger Agreement, with Intec Israel surviving the merger and becoming a wholly owned subsidiary of Intec Parent. In connection with the Domestication Merger, all Intec Israel Shares outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent.

Immediately following the Domestication Merger, Intec Israel will be a wholly owned subsidiary of Intec Parent, and (i) Intec Israel will continue to possess all of Intec Israel’s assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Intec Israel will continue to be subject to all of Intec Israel’s debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; and (iii) each issued and outstanding ordinary share of Intec Israel will be deemed converted into one share of fully paid and non-assessable share of Intec Parent Common Stock.

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.”

For a more complete description of the Domestication Merger, please see the section titled “The Domestication Merger” on page 87.

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity. As a result of the Merger, Decoy will become a wholly owned subsidiary of Intec Parent.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	each outstanding share of Decoy Common Stock (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock into Decoy Common Stock) will be converted into shares of Intec Parent Common Stock, based on the Exchange Ratio as described below, and

●	each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that whole number of shares of Intec Parent Common Stock equal to the product, rounded down, of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the Exchange Ratio.

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The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares.”

Under the Exchange Ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of the Intec entities and Decoy, which will result in an adjustment to such Exchange Ratio (and without giving effect to the Reverse Split), following the Closing, the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent (which reflects an imputed valuation of $30 million), and the securityholders of Intec Israel immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent (which reflects an imputed valuation of $10 million), calculated in each case on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, the respective net cash balances of Decoy and the consolidated Intec entities (including, in the case of Intec Israel, any proceeds from the Disposition), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on a financing by Intec Israel or Intec Parent, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions.

No certificates or scrip representing fractional shares of Intec Parent Common Stock will be issued pursuant to the Merger. Decoy stockholders who would be entitled to a fractional share after applying the Exchange Ratio will, in lieu of such fractional share and upon surrender of a letter of transmittal, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Intec Parent Common Stock on The Nasdaq Capital Market (or such other Nasdaq market on which the Intec Parent Common Stock then trades) on the date that is the third trading day prior to the Closing Date.

Intec Parent’s Post-Closing Board of Directors

In connection with the Merger, the post-closing board of directors of Intec Parent is expected to consist of the following eight directors, of which certain current members of the board of directors of Intec Israel – Roger Pomerantz (Chairman), Jeffrey Meckler, Hila Karah, Anthony J. Maddaluna, and William B. Hayes, will be designated by Intec Parent and all of the current members of the board of directors of Decoy - Michael J. Newman, Ph.D., Hoonmo Lee, and Brian O’Callaghan will be designated by Intec Parent. Jeffrey Meckler is expected to serve as Intec Parent’s Chief Executive Officer, Michael J. Newman, Ph.D., is expected to serve as Intec Parent’s Chief Scientific Officer, Nir Sassi is expected to serve as Intec Parent’s Chief Financial Officer, and Walt Linscott is expected to serve as Intec Parent’s Chief Business Officer.

Representations and Warranties

In the Merger Agreement, Decoy made certain representations and warranties (with certain exceptions set forth in Decoy’s disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Decoy and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, the Intec entities have made certain representations and warranties (with certain exceptions set forth in Intec Israel’s disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Intec Israel and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title of assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance and laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) government grants; (u) SEC filings; and (v) other customary representations and warranties.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of Decoy and Intec Israel, including, among others, the following:

●	Each party has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

●	Decoy, Intec Israel, and each of their subsidiaries (if any) have agreed to not solicit, initiate, respond or take any action to encourage any inquiries or communications relating to any proposals with respect to, or engaging in discussions with, or providing confidential information to, any person concerning a merger, consolidation or other similar transaction.

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Conditions to Closing

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) consummation of the Domestication Merger, (ii) approval of certain matters related to the Merger by the shareholders of Intec Israel and approval of the Merger by the stockholders of Decoy, (iii) the effectiveness of the Registration Statement, of which this proxy statement/prospectus forms a part, (iv) the continued listing of Intec Israel’s ordinary shares on the Nasdaq Capital Market (and following the Domestication Merger, the shares of Intec Parent Common Stock) and the authorization for listing on the Nasdaq Capital Market of the Merger Shares, (v) the receipt of tax rulings from the Israel Tax Authority with respect to the Domestication Merger, (vi) prior to the Closing Date, Intec Israel entering into one or more agreements providing for the sale, transfer or assignment or otherwise taking steps related to the divestment of assets or disposal and satisfaction of liabilities of the Accordion Pill business, to be effected immediately after the Closing, as further described below, and (vii) a Closing Financing by Intec Israel or Intec Parent such that upon Closing of the Merger (taking into account of the proceeds to be received with respect to such financing), the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing. The Merger Agreement requires Intec Israel to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger.

For more details on parties’ conditions to Closing, please see sections titled “The Merger – Intec Israel’s Conditions to Closing” and “The Merger – Decoy’s Conditions to Closing.”

Indemnification of Officers and Directors

From the Effective Time through the sixth anniversary of the Closing, Intec Parent and Decoy have agreed, subject to certain exceptions, to indemnify and hold harmless any existing director or officer of Intec Israel, Intec Parent or Decoy (“D&O Indemnified Party”) against any claims or losses actually incurred in connection with any claim arising out of the fact that the D&O Indemnified Party is or was a director or officer of Intec Israel, Intec Parent or Decoy prior to the Effective Time, which is claimed after the Effective Time.

Termination

The Merger Agreement contains certain termination rights for both Intec Israel and Decoy, including, among other things, the right to terminate the Merger Agreement by:

●	either Intec Israel or Decoy if the Merger is not consummated on or before the date that is 155 days following the delivery of the Decoy audited financial statements for the fiscal years ended December 31, 2020 and 2019 which date may be extended in certain circumstances; or

●	mutual consent of Intec Israel and Decoy; or

●	a court of competent jurisdiction or other Governmental Body (as defined in the Merger Agreement) if such court or other Governmental Body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

In connection with the termination of the Merger Agreement under specified circumstances, Decoy may be required to pay to Intec Israel a break-up fee of $1,000,000, or Intec Israel may be required to pay to Decoy a reverse break-up fee of $1,000,000 and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction.

Merger-Related Transactions and Agreements

Closing Financing

The Closing is conditioned on the Closing Financing by Intec Israel or Intec Parent such that upon Closing of the Merger (taking into account of the proceeds to be received with respect to such financing), the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing.

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Support Agreements

In connection with the execution of the Merger Agreement, certain shareholders of Decoy entered into support agreements with Intec Israel, Intec Parent and Merger Sub covering approximately 74% of the outstanding shares of Decoy relating to the Merger (the “Decoy Stockholder Support Agreements”). The Decoy Stockholder Support Agreements provide, among other things, that the stockholders party to the Decoy Stockholder Support Agreements will vote all of the shares of Decoy held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement, provided that, with respect to the approval of the Merger Agreement and the Merger, they will vote such shares in the same manner as the vote of the holders of a majority of the outstanding shares of Decoy’s capital stock who do not sign a Decoy Stockholder Support Agreement, and (ii) against any adverse proposal, for up to eighteen (18) months following the date of the Decoy Stockholder Support Agreements (depending on the manner of termination of the Merger Agreement).

In accordance with the terms of the Merger Agreement, the officers and directors of Intec Israel have each entered into support agreements with Decoy relating to the Merger (the “Intec Shareholder Support Agreements”). The Intec Shareholder Support Agreements provide, among other things, that the officers and directors party to the Intec Shareholder Support Agreements will vote all of the ordinary shares of Intec Israel held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger Agreement and other transactions contemplated by the Merger Agreement, and (ii) against any adverse proposal.

Lock-Up Agreements

In accordance with the terms of the Merger Agreement, certain stockholders of Decoy and the officers and directors of Intec Israel have each entered into a lock-up agreement with Intec Israel, Intec Parent and Decoy (the “Lock-Up Agreements”). The Lock-Up Agreements place certain restrictions on the transfer of shares of common stock of Intec Parent held by the respective signatories thereto for 180 days after the Closing Date.

Interests of the Intec Israel and Decoy Directors and Executive Officers in the Merger

In considering the recommendation of Intec Israel’s board of directors with respect to the issuance of Intec Parent Common Stock in connection with the Merger and the other matters to be acted upon by Intec Israel’s shareholders at the Meeting, Intec Israel’s shareholders should be aware that certain members of the board of directors and executive officers of Intec Israel have interests in the Merger that may be different from, or in addition to, your interests.

Certain officers and directors of Intec Israel and Decoy participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the Combined Company. In addition, and for example, Decoy’s Chairman and Chief Executive Officer, Dr. Michael Newman is expected to become a director and the Chief Scientific Officer of Intec Parent upon the closing of the Merger, and Intec Israel’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to the terms of the Merger Agreement. These interests, among others, may influence the officers and directors of Intec Israel and Decoy to support or approve the Merger.

As of May 11, 2021, all directors and executive officers of Intec Israel, together with their affiliates, beneficially owned approximately 0.4% of the outstanding Intec Israel ordinary shares. The affirmative vote of a simple majority of all votes entitled to vote in person or by proxy at the Meeting (not counting “abstentions” or “broker non-votes” as votes cast) is required for approval of each of Proposals Nos. 1 through 6.

Certain Material Israeli Income Tax Consequences of the Merger

The Merger should not have any material Israeli tax consequences for the Intec Israel shareholders or the U.S. holders of Decoy securities. Any shareholders of Decoy deemed an Israeli resident for tax purposes should consult with a tax advisor for a full understanding of the Israeli tax consequences of the Merger.

For more information, please see the section entitled “The Merger — Certain Material Israeli Income Tax Consequences of the Merger” of this proxy statement/prospectus.

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Risk Factors

Both Intec Israel and Decoy are subject to various risks associated with their businesses and their industries. In addition, the Merger poses a number of risks to each company and its respective stockholders, including, but not limited to, the following risks:

●	There is no assurance that the Merger will be completed in a timely manner or at all. If the Merger is not consummated, Intec Israel’s business could suffer materially and its stock price could decline;

●	The issuance of shares of common stock of Intec Parent to Decoy stockholders in the Merger will significantly dilute the voting power of Intec Israel’s current shareholders; and

●	Intec Israel and Decoy stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

These risks and other risks are discussed in greater detail under the section titled “Risk Factors” and in the documents incorporated by reference in this proxy statement/prospectus. Intec Israel and Decoy both encourage you to read and consider all of these risks carefully.

Regulatory Approvals

In the U.S., Intec Israel and Intec Parent must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Intec Parent Common Stock pursuant to the Merger Agreement and the Domestication Merger, the issuance of shares Intec Israel or Intec Parent in connection with the Closing Financing and the filing of this proxy statement/prospectus with the SEC. As of the date hereof, the registration statement, of which this proxy statement/prospectus is a part, has not become effective. In Israel, Intec Israel is required to receive tax rulings from the Israel Tax Authority with respect to the Domestication Merger as a condition to the closing of the Merger and under the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, and the regulations, guidelines, rules, procedures, and benefit tracks thereunder, (collectively, “the Innovation Law”), to which Intec Israel is subject due to its receipt of grants from the Israeli National Authority for Technological Innovation, or the Israeli Innovation Authority (the “IIA”), a recipient of IIA grants such as Intec must report to the IIA regarding any change in the holding of means of control of the company which transforms any non-Israeli citizen or resident into an “interested party,” as defined in the Israeli Securities Law (e.g., a non-Israeli entity that acquires more than 5% of the capital of Intec as a result of the Merger), and such non-Israeli citizen or resident shall execute an undertaking in favor of IIA, in a form prescribed by IIA. Further, in accordance with the terms of the Merger Agreement, Intec Israel agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment, or that it would otherwise take steps related to the divestment or disposal and satisfaction of liabilities of, Intec Israel’s Accordion Pill business (which was partially funded by IIA grants), to be effected immediately after the Closing, and the consummation of any such sale, transfer or assignment, may also require the approval of the IIA and also payment of a redemption fee to the IIA calculated according to a formula provided under the Innovation Law.

Nasdaq Listing

The approval by Nasdaq of (i) the initial listing of the Intec Parent Common Stock to be issued in connection with the Domestication Merger on the Nasdaq Capital Market following the Effective Time, and (ii) the listing of the shares of Intec Parent Common Stock being issued in connection with the Merger on the Nasdaq Capital Market at or prior to the Effective Time are conditions to the closing of the Merger. Decoy has agreed to cooperate with Intec Parent to furnish to Intec Parent all information concerning Decoy and its stockholders that may be required or reasonably requested in connection with the Nasdaq listing. Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.” In addition, subject to the approval of Nasdaq, following the closing of the Merger, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Indaptus Therapeutics, Inc.” and trading symbol “INDP.”

Anticipated Accounting Treatment

The transaction is expected to be accounted for as a “reverse merger” since immediately upon the completion of the Merger, the Decoy stockholders prior to the Merger will hold a majority of the voting interest of the Combined Company. However, the board of directors of the Combined Company will include a majority of Intec Israel members and the Combined Company’s senior management will be primarily comprised of Intec Israel’s senior management. Based on an evaluation of these factors, among others, management believes that, for accounting purposes, Decoy will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a reverse merger. Accordingly, Decoy’s assets, liabilities and results of operations will become the historical financial statements of the Combined Company, and any proceeds that are related to the sale, transfer or assignment of Intec Israel’s Accordion Pill business by way of an Asset Disposition or Share Disposition or the divestment or disposal of assets and satisfaction of liabilities of the Accordion Pill business by way of Business Termination, will be included in the Combined Company’s assets effective as of the Closing Date. No step-up in basis or goodwill will be recorded in this transaction. The determination of the accounting acquirer in a merger transaction involves significant judgement and there is no assurance that management’s conclusion in this regard will not change.

Appraisal Rights and Dissenters’ Rights

Intec Israel shareholders are not entitled to appraisal rights in connection with the Proposals. Decoy stockholders are entitled to appraisal rights in connection with the Merger under the DGCL.

Comparison of Intec Parent Stockholder Rights and Intec Israel Shareholder Rights

Intec Israel was incorporated under the laws of Israel, and Intec Parent was incorporated under the laws of the State of Delaware. In connection with the Domestication Merger, all Intec Israel Shares outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent. Therefore, if the Domestication Merger is completed, Intec Israel shareholders will become stockholders of Intec Parent, and their rights will be governed by the DGCL, the amended and restated bylaws of Intec Parent (the “Amended and Restated Bylaws”) and, the Amended and Restated Certificate of Incorporation of Intec Parent.

The rights of Intec Israel shareholders contained in the articles of association of Intec Israel differ from the rights under the DGCL as more fully described under the section titled “Differences in Shareholder Rights.”

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SUMMARY SELECTED FINANCIAL DATA of Intec Israel

The following table summarizes Intec Israel’s financial data. Intec Israel has derived the following statements of operations data and balance sheets data for the years ended December 31, 2020 and 2019 from its audited financial statements. Intec Israel’s historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Intec Israel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its audited financial statements and related notes included elsewhere in this proxy statement/prospectus.

STATEMENTS OF OPERATIONS DATA:

.

	Year Ended December 31,
	2020	2019

	U.S. dollars in thousands
Research and development expenses, net	$(6,740)	$(26,659)
General and administrative expenses	(7,089)	(8,287)
Impairment of long-lived assets	-	(13,663)
Other income	-	1,500
Operating loss	(13,829)	(47,109)
Financial income (expenses), net	(175)	148
Loss before income tax	(14,004)	(46,961)
Income tax	(124)	(638)
Net loss	$(14,128)	$(47,599)

	U.S. dollars
Loss per ordinary share attributable to Intec Israel – basic and diluted	$(4.08)	$(28.18)
Weighted average number of shares outstanding used in computation of basic and diluted loss per ordinary share in thousands	3,461	1,689

BALANCE SHEET DATA:

	As of December 31,
	2020	2019

	U.S. dollars in thousands
Current assets	$14,968	$13,745
Non-current assets	5,928	7,535
Total assets	20,896	21,280
Current liabilities	5,334	8,342
Long term liabilities	1,029	1,403
Total liabilities	6,363	9,745
Shareholders’ equity	14,533	11,535
Total liabilities and stockholders’ equity	$20,896	$21,280

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SUMMARY SELECTED FINANCIAL DATA of Decoy

The following table summarizes Decoy’s financial data. Decoy has derived the following statements of operations data and balance sheets data for the years ended December 31, 2020 and 2019 from its audited financial statements. Decoy’s historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Decoy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its audited financial statements and related notes included elsewhere in this proxy statement/prospectus.

STATEMENTS OF OPERATIONS DATA:

	Year Ended December 31,
	2020	2019
	U.S. dollars
Research and development expenses	$2,655,017	$2,089,150
General and administrative expenses	944,248	542,556
Total operating expenses	(3,599,265)	(2,631,706)
Other income, net	15,114	66,499
Net loss	$(3,584,151)	$(2,565,207)

Net loss per share of common stock – basic and diluted	$(4.89)	$(3.50)
Weighted average shares of common stock outstanding	732,635	732,635

BALANCE SHEET DATA:

	As of December 31,
	2020	2019

	U.S. dollars
Current assets	$1,731,999	$3,896,266
Non-current assets	45,794	48,646
Total assets	1,777,793	3,944,912
Current liabilities	2,015,494	734,465
Long term liabilities	-	-
Stockholders’ equity	(237,701)	3,210,447
Total liabilities and stockholders’ equity	$1,777,793	$3,944,912

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SUMMARY SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information gives effect to the Merger but does not give effect to the proposed Reverse Split because the proposed Reverse Split is a range and is not final. The selected unaudited pro forma condensed combined financial statements were prepared using the reverse merger method of accounting under U.S. GAAP. For accounting purposes, Decoy is considered to be acquiring Intec Israel in the Merger. Decoy was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors. Decoy stockholders prior to the Merger will hold a majority of the voting interest of the Combined Company following closing of the Merger. Accordingly, Decoy’s assets, liabilities and results of operations will become the historical financial statements of Intec Parent, and any net proceeds that are related to the sale, transfer or assignment of Intec Israel’s Accordion Pill business by way of an Asset Disposition or a Share Disposition or to the divestment or disposal of assets and satisfaction of liabilities of the Accordion Pill business by way of Business Termination, will be included in the Combined Company’s assets effective as of the Closing Date. No step-up in basis or goodwill will be recorded as a result of the Merger. The determination of the accounting acquirer in a merger transaction involves significant judgment and there is no assurance that management’s conclusion in this regard will not change.

The selected unaudited pro forma combined condensed balance sheet data as of December 31, 2020 gives effect to the Merger as if it took place on December 31, 2020. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2020 gives effect to the Merger as if it took place on January 1, 2020. The historical financial statements of Intec Israel and Decoy have been adjusted to give pro forma effect to events that reflect the U.S. GAAP accounting for the Merger to illustrate the effects of the reverse merger to the Combined Company’s historical financial statements. The adjustments and the notes presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the Merger.

The selected unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Merger, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position. In addition, differences between the preliminary and final amounts will likely occur as a result of changes in Exchange Ratio contingent upon the Intec Israel’s and Decoy’s net cash balance (including, in the case of Intec Israel, any proceeds from the Disposition).

The selected unaudited pro forma condensed combined financial information does not give effect to the potential impact of the sale, transfer or assignment of the Accordion Pill business by way of an Asset Disposition or Share Disposition, to be effected immediately after Closing as it is too early to assess the probability of this sale, transfer or assignment and the potential proceeds. However, the selected unaudited pro forma condensed combined financial information reflects an assumed divestment or disposition of the Accordion Pill business assets by way of Business Termination, to be effected immediately after Closing. In addition, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Intec Israel and Decoy been a combined company during the specified period.

The selected unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements for the year ended December 31, 2020 of Intec Israel and Decoy, and each company’s respective Management’s Discussion and Analysis of Financial Condition and Results of Operations included in this proxy statement/prospectus.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Intec Israel may materially vary from those of Decoy. During the preparation of the unaudited pro forma condensed combined financial information, Intec Israel’s management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the Merger, the Combined Company’s management will conduct a final review of the Combined Company’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Intec Israel’s results of operations or reclassification of assets or liabilities to conform to Decoy’s accounting policies and classifications. As a result of this review, the Combined Company’s management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

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Selected Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2020
(in thousands)

	Decoy	Intec Israel	Business Termination of Intec Israel Assets (1)	Pro Forma Adjustments		Notes (3)	Pro Forma Combined (2)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,637	$14,671	$(14,671)	$36,100		C	$37,737
Prepaid expenses and other	95	297	(297)	—			95
TOTAL CURRENT ASSETS	1,732	14,968	(14,968)	36,100			37,832
NON-CURRENT ASSETS:
Property and equipment, net	1	1,394	(1,394)	—			1
Operating lease right-of-use assets	-	817	(817)	—			—
Other assets	44	3,717	(3,717)	—			44
TOTAL NON-CURRENT ASSETS	45	5,928	(5,928)	—			45
TOTAL ASSETS	$1,777	$20,896	(20,896)	$36,100			$37,877
Liabilities and shareholders’ equity
CURRENT LIABILITIES -
Accounts payable and accruals:
Trade	$156	$368	(368)	$—			$156
Other	442	4,966	(4,966)	3,800		B	4,242
SAFE agreements	1,417	—	—	(1,417)		D	—
TOTAL CURRENT LIABILITIES	2,015	5,334	(5,334)	2,383			4,398
LONG-TERM LIABILITIES:
Operating lease liabilities	—	338	(338)	—			—
Other liabilities	—	691	(691)	—			—
TOTAL LONG-TERM LIABILITIES	—	1,029	(1,029)	—			—
TOTAL LIABILITIES	2,015	6,363	(6,363)	2,383			4,398
SHAREHOLDERS’ EQUITY:
Common stock	1	727	(727)	320		E	321
Preferred Stock; Series seed; $0.001 par value; 366,317 shares authorized, 314,928 shares issued and outstanding as of December 31, 2020	(* )	—	—	(*	)	A	—
Additional paid-in capital	7,721	217,357	(217,357)	33,397		E	41,118
Accumulated deficit	(7,960)	(203,551)	203,551	—		E	(7,960)
TOTAL SHAREHOLDERS’ EQUITY	(238)	14,533	(14,533)	33,717			33,479
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,777	$20,896	(20,896)	$36,100			$37,877

(1)	Represents the cancellation of Intec Israel assets and liabilities resulting from an assumed Business Termination, to be effected immediately after Closing. The estimated net cash from the Business Termination in the amount of $3.2 million was recorded under the Pro Forma Adjustments column. The net cash includes proceeds of approximately $1.2 million following the issuance of 319,393 ordinary shares to Aspire Capital in April 2021.

(2)	Represents the Combined Company balance sheet immediately upon the completion of the Merger.

(3)	These adjustments and notes are included in the section titled “Unaudited Pro Forma Combined Financial Statements”.

(*)	Represents an amount less than $1,000.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except per share amounts)

	Decoy	Intec Israel	Business Termination of Intec Israel (1)	Pro Forma Adjustments	Notes	(2)	Pro Forma Combined
Operating expenses:
Research and development	$(2,655)	$(6,740)	$6,740	$—			$(2,655)
General and administrative	(944)	(7,089)	7,089	—			(944)
Total operating expenses	(3,599)	(13,829)	13,829	(1,500)	F		(5,099)
Other income, net	15	-	-				15
Finance (income) expense, net	-	(175)	175	—			-
Loss before income taxes	(3,584)	(14,004)	14,004	(1,500)			(5,084)
Income tax	—	(124)	124	—			—
Net loss	$(3,584)	$(14,128)	$14,128	$(1,500)			$(5,084)
Basic and diluted loss per common share	$(4.89)	$-			G		$(0.17)
Weighted average common shares outstanding, basic and diluted	732,635	-					34,163,404

(1)	To cancel Intec Israel’s operations resulting from the Business Termination.

(2)	These adjustments and notes are included in the section titled “Unaudited Pro Forma Combined Financial Statements”.

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Comparative Historical and Unaudited Pro Forma Per Share Data

The information below reflects the historical per share information for Intec Israel and Decoy and the unaudited pro forma per share information of the Combined Company as if Intec Israel and Decoy had been combined as of or for the periods presented.

The pro forma amounts in the tables below have been derived from the unaudited pro forma combined financial information included in the section titled “Unaudited Pro Forma Combined Financial Statements” of this proxy statement/prospectus. The pro forma amounts are presented for illustrative purposes only and are not necessarily indicative of what the financial position, results of operations or per share information of the combined company would have been had Intec Israel and Decoy been combined as of or for the periods presented.

The tables below should be read in conjunction with the consolidated financial statements and the related notes of Intec Israel appearing elsewhere in this proxy statement/prospectus and the financial statements and the related notes of Decoy appearing elsewhere in this proxy statement/prospectus.

Year ended December 31, 2020
Intec Israel Historical Per Common Share Data:
Basic and diluted net loss per share	$4.08
Book value per share(1)	$3.63
Combined Unaudited Pro Forma Per Common Share Data:
Basic and diluted net loss per share	$0.17
Book value per share(2)	$1.04
Decoy Pro Forma Equivalent Per Common Share Data:(3)
Basic and diluted net loss per share	$1.90
Book value per share	$11.63

(1) Historical book value per share is calculated by dividing total shareholders’ equity by total outstanding ordinary shares.

(2) Combined pro forma book value per share is calculated by dividing pro forma combined total shareholders’ equity by pro forma combined total outstanding shares of common stock.

(3) Decoy pro forma equivalent data per common stock is calculated by applying the Exchange Ratio of 11.18 to the unaudited pro forma per share data.

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MARKET PRICE AND DIVIDEND INFORMATION

Intec Israel Shares have been listed on the Nasdaq Capital Market under the symbol “NTEC” since August 2015. Prior to that date, there was no public trading market for Intec Israel’s ordinary shares in the United States.

Decoy is a privately held company and its common stock is not publicly traded.

On March 12, 2021, the last full trading day immediately preceding the public announcement of the Merger, the closing price per share of the ordinary shares of Intec Israel on Nasdaq was $4.59. On May 11, 2021, the last reported sale price of the ordinary shares of Intec Israel on the Nasdaq Capital Market was $4.35 per share.

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.” In addition, subject to the approval of Nasdaq, following the closing of the Merger, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Indaptus Therapeutics, Inc.” and trading symbol “INDP.”

As of May 11, 2021, there was one stockholders of record. The number of record holders was determined from the records of Intec Israel’s transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Intec Israel’s transfer agent is VStock Transfer, LLC.

Dividend Policy

Intec Israel

Intec Israel has never declared or paid cash dividends to its shareholders and it does not intend to pay cash dividends in the foreseeable future. Intec Israel intends to reinvest any earnings in developing and expanding its business.

Under the Israeli Companies Law – 1999, as amended, or the Companies Law, Intec Israel may declare and pay dividends only if, upon the determination of its board of directors, there is no reasonable concern that the distribution will prevent it from being able to meet the terms of its existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to Intec Israel’s then last reviewed or audited consolidated financial statements, provided that the date of the consolidated financial statements is not more than six months prior to the date of distribution. In the event that Intec Israel does not have retained earnings or earnings generated over the two most recent years legally available for distribution, Intec Israel may seek the approval of the court in order to distribute a dividend. The court may approve Intec Israel’s request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent it from satisfying its existing and foreseeable obligations as they become due.

Decoy

Decoy has never paid or declared any cash dividends on the Decoy capital stock. If the Merger does not occur, Decoy does not anticipate paying any cash dividends on the Decoy capital stock in the foreseeable future, and Decoy intends to retain all available funds and any future earnings to fund the development and expansion of its business.

Any future determination relating to the Combined Company’s dividend policy will be at the discretion of the Combined Company’s board of directors and will depend on a number of factors, including future earnings, financial condition, operating results, contractual restrictions, capital requirements, business prospects, strategic goals and plans to expand the business, applicable law and other factors that the Combined Company’s board of directors may deem relevant.

20

RISK FACTORS

If the Merger is completed, which is expected to occur in the third quarter of 2021, the business of Decoy will become the business of Intec Parent. You should carefully consider the factors described below, together with all of the other information contained in this proxy statement/prospectus, before making a decision about voting on the proposals submitted for your consideration. If any of the risks discussed below actually occur, Intec Israel’s and Decoy’s business, financial condition, operating results and cash flows could be materially adversely affected. The risks described below are not the only risks facing Intec Israel and Decoy. Additional risks and uncertainties not presently known to Intec Israel or Decoy or that Intec Israel or Decoy currently deem immaterial also may impair their business operations.

Summary Risk Factors

Risks Related to the Proposed Merger

●	There is no assurance that the Merger will be completed in a timely manner or at all. If the Merger is not consummated, Intec Israel’s business could suffer materially and its stock price could decline.

●	The issuance of shares of common stock of Intec Parent to Decoy stockholders in the Merger will significantly dilute the voting power of Intec Israel’s current shareholders.

●	Intec Israel and Decoy stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

Risks Related to the Reverse Split

●	The Reverse Split may not increase Intec Israel’s share price over the long-term.

●	The Reverse Split may decrease the liquidity of Intec Israel’s securities.

●	The Reverse Split may lead to a decrease in Intec Israel’s overall market capitalization.

Intec Israel

The principal factors and uncertainties that could materially adversely affect Intec Israel’s business, financial condition and results of operations, include, among others:

Risks Related to Intec Israel’s Financial Position and Capital Requirements

●	Intec Israel is a clinical stage biopharmaceutical company with a history of operating losses, is not currently profitable, does not expect to become profitable in the near future and may never become profitable.

●	Intec Israel’s independent registered public accounting firm has expressed substantial doubt regarding its ability to continue as a going concern.

●	Intec Israel’s business is subject to risks arising from the COVID-19 pandemic which has impacted and continues to impact its business.

Risks Related to Intec Israel Business and Operations

●	Intec Israel seeks to partner with third-party collaborators with respect to the development and commercialization of AP-CD/LD and for new custom-designed APs, and it may not succeed in establishing and maintaining collaborative relationships, which may significantly limit its ability to develop and commercialize its product candidates successfully, if at all.

Risks Related to the Clinical Development, Manufacturing and Regulatory Approval of Intec Israel’s Product Candidates

●	Intec Israel’s product candidates are at various stages of development and may never be commercialized.

●	Intec Israel’s product candidates are subject to extensive regulation and are at various stages of regulatory development and may never obtain regulatory approval.

●	Intec Israel’s product candidates and future product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if Intec Israel fails to comply with these requirements, it may not obtain such approvals or could lose those approvals that have been obtained, and the sales of any approved commercial products could be suspended.

Risks Related to Intec Israel’s Intellectual Property

●	If Intec Israel fails to comply with its obligations in the agreements under which it licenses intellectual property rights from third parties or these agreements are terminated or it otherwise experiences disruptions to its business relationships with its licensors, it could lose intellectual property rights that are important to its business.

●	If Intec Israel fails to adequately protect, enforce or secure rights to the patents which were licensed to it or any patents it owns or may own in the future, the value of its intellectual property rights would diminish and its business and competitive position would suffer.

21

Decoy

The principal factors and uncertainties that could materially adversely affect Decoy’s business, financial condition and results of operations, include, among others:

Risks Related to Decoy’s Financial Position and Capital Resources

●	Decoy is a pre-clinical-stage company, has a limited operating history, is not currently profitable, does not expect to become profitable in the near future and may never become profitable.

●	Decoy’s independent registered public accounting firm has expressed substantial doubt regarding its ability to continue as a going concern.

●	Given Decoy’s lack of current cash flow, Decoy will need to raise additional capital; however, it may be unavailable to Decoy or, even if capital is obtained, may cause dilution or place significant restrictions on Decoy’s ability to operate its business.

Risks Related to Decoy’s Business, Industry and Regulatory Requirements

●	Decoy is dependent on the success of one or more of Decoy’s current product candidates and Decoy cannot be certain that any of them will receive regulatory approval or be commercialized.

●	If development of Decoy’s product candidates does not produce favorable results, Decoy and its collaborators, if any, may be unable to commercialize these products.

●	Decoy’s efforts to discover product candidates beyond Decoy’s current product candidates may not succeed, and any product candidates Decoy recommends for clinical development may not actually begin clinical trials.

●	Decoy’s product candidates are subject to extensive regulation under the FDA, the EMA or comparable foreign authorities, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize Decoy’s product candidates.

Risks Relating to Decoy’s Reliance on Third Parties

●	Decoy relies completely on third parties to manufacture Decoy’s preclinical and clinical supplies, and Decoy’s business, financial condition and results of operations could be harmed if those third parties fail to provide Decoy with sufficient quantities of product, or fail to do so at acceptable quality levels or prices.

●	If Decoy is unable to develop its own commercial organization or enter into agreements with third parties to sell and market Decoy’s product candidates, Decoy may be unable to generate significant revenues.

Risks Relating to Decoy’s Intellectual Property

●	Decoy may not be able to protect its proprietary or licensed technology in the marketplace.

●	Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Decoy’s patent protection for licensed patents, pending patent applications and potential future patent applications and patents could be reduced or eliminated for non-compliance with these requirements.

●	Decoy may infringe the intellectual property rights of others, which may prevent or delay its product development efforts and prevent Decoy from commercializing or increase the costs of commercializing Decoy’s products.

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Risks Related to the Merger

There can be no assurance that the Merger will be completed in a timely manner or at all. If the Merger is not consummated, Intec Israel’s business could suffer materially and its stock price could decline.

The Closing is subject to the satisfaction or waiver of a number of closing conditions, as described in the Merger Agreement, including, among other things, (i) consummation of the Domestication Merger, (ii) approval of certain matters related to the Merger by the shareholders of Intec Israel and approval of the Merger by the stockholders of Decoy, (iii) the effectiveness of the Registration Statement, (iv) the continued listing of Intec Israel’s ordinary shares on the Nasdaq Capital Market (and following the Domestication Merger, the shares of Intec Parent Common Stock) and the authorization for listing on the Nasdaq Capital Market of the Merger Shares, (v) the receipt of tax rulings from the Israel Tax Authority with respect to the Domestication Merger, (vi) prior to the Closing Date, Intec Israel entering into one or more agreements providing for the sale, transfer or assignment or otherwise taking steps related to the divestment of assets or disposal and satisfaction of liabilities of the Accordion Pill business, to be effected immediately after the Closing, and (vii) a Closing Financing by Intec Israel or Intec Parent such that upon Closing (taking into account of the proceeds to be received with respect to such financing), the combined net cash of Intec Parent will be not less than $30 million and not more than $50 million, and which incorporates an agreed minimum valuation for Intec Parent following the Closing. If the conditions are not satisfied or waived, the Merger may be materially delayed or abandoned. If the Merger is not consummated, our ongoing business may be adversely affected and, without realizing any of the benefits of having consummated the Merger, Intec Israel will be subject to a number of risks, including, but not limited to, the following:

●	Intec Israel has incurred and expected to continue to incur significant expenses related to the Merger even if the Merger is not consummated;

●	Intec Israel could be obligated to pay Decoy a break-up fee of up to $1,000,000 under certain circumstances set forth in the Merger Agreement; and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transactions expenses;

●	Intec Israel’s collaborators and other business partners and investors in general may view the failure to consummate the Merger as a poor reflection on our business or prospects;

●	the price of the Combined Company’s stock may decline;

●	the Combined Company may not be able to meet Nasdaq’s continued listing standards, which may lead to delisting procedures by Nasdaq; and

●	Intec Israel also could be subject to litigation related to any failure to consummate the Merger or to perform its obligations under the Merger Agreement.

If the Merger is not consummated, these risks may materialize and may adversely affect Intec Israel’s business, financial condition and the market price of Intec Israel’s common stock.

If the Merger is not completed, Intec Israel may be unsuccessful in completing an alternative transaction on terms that are as favorable as the terms of the Merger with Decoy, or at all.

While Intec Israel entered into the Merger Agreement with Decoy, the closing of the Merger may be delayed or may not occur at all and there can be no assurance that the Merger will deliver the anticipated benefits Intec Israel expects or enhances shareholder value. If Intec Israel is unable to consummate the Merger, its Board may elect to pursue an alternative strategy, one of which may be a strategic transaction similar to the Merger. Attempting to complete an alternative transaction like the Merger will be costly and time consuming, and Intec Israel can give no assurances that such an alternative transaction would occur at all. Alternatively, its board of directors may elect to continue advancing the preclinical and clinical development of the Accordion Pill platform, which would require that Intec Israel obtain additional funding, and to continue its efforts to seek potential collaborative, partnering or other strategic arrangements for our programs, including a sale or other divestiture of its program assets, or its board of directors could instead decide to pursue a dissolution and liquidation of its company. In such an event, the amount of cash available for distribution to its shareholders will depend heavily on the timing of such decision, and with the passage of time the amount of cash available for distribution will be reduced as Intec Israel continue to fund its operations. In addition, if its board of directors were to approve and recommend, and its shareholders were to approve, a dissolution and liquidation of its company, Intec Israel would be required to pay its outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to its shareholders. Intec Israel’s commitments and contingent liabilities may include severance obligations, liabilities to the Israel Innovation Authority, and fees and expenses related to the Merger. As a result of this requirement, a portion of its assets may need to be reserved pending the resolution of such obligations. In addition, Intec Israel may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, its board of directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of its ordinary shares could lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up of Intec Israel.

23

The issuance of shares of common stock of Intec Parent to Decoy’s stockholders in the Merger will significantly dilute the voting power of its current shareholders.

If the Merger is completed, each outstanding share of Decoy common stock will be converted into the right to receive a number of shares of its common stock of Intec Parent equal to the Exchange Ratio set forth in the Merger Agreement. Under the Exchange Ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of Intec Israel and Decoy, following the Closing, the former Decoy stockholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent, and the shareholders of Intec Israel immediately before the Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Israel, calculated on a fully-diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and Intec Israel’s net cash balance (including, in the case of Intec Israel, any proceeds from any disposition of the Accordion Pill business), subject to certain exceptions. The Closing is conditioned on completion of a Closing Financing, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions. The issuance of shares of Intec Parent common stock to Decoy’s stockholders in the Merger will significantly reduce the relative voting power of each share of its common stock held by Intec Israel’s current shareholders. Consequently, Intec Israel’s shareholders as a group will have significantly less influence over the management and policies of the Combined Company after the Merger than prior to the Merger.

The Exchange Ratio is not adjustable based on the market price of Intec Israel Shares, so the merger consideration at the Closing may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set an Exchange Ratio formula that is based on the fully-diluted outstanding share capital of Intec Israel and capital stock of Decoy, after taking into account each company’s outstanding options and warrants, irrespective of the exercise prices of such options and warrants, and Intec Israel’s and Decoy’s net cash balances, and not taking into account the Reverse Split, in each case a few days prior to the Closing. Any changes in the market price of Intec Israel’s ordinary shares before the completion of the Merger will not affect the number of shares of Intec Parent common stock issuable to Decoy’s stockholders pursuant to the Merger Agreement. Therefore, if before the completion of the Merger, the market price of Intec Israel Shares declines from the market price on the date of the Merger Agreement, then Decoy’s stockholders could receive merger consideration with substantially lower value than the value of such merger consideration on the date of the Merger Agreement. Similarly, if before the completion of the Merger the market price of Intec Israel Shares increases from the market price of Intec Israel Shares on the date of the Merger Agreement, then Decoy’s stockholders could receive merger consideration with substantially greater value than the value of such merger consideration on the date of the Merger Agreement. The Merger Agreement does not include a price-based termination right. Because the Exchange Ratio does not adjust as a result of changes in the market price of Intec Israel Shares, for each one percentage point change in the market price of Intec Israel Shares, there is a corresponding one percentage point rise or decline, respectively, in the value of the total merger consideration payable to Decoy’s stockholders pursuant to the Merger Agreement.

The net cash balances of Intec Israel and Decoy at the Closing could result in their respective securityholders owning a smaller or larger percentage of Intec Parent.

The estimates of the respective ownership percentages of the securityholders of Intec Israel and Decoy contained in this proxy statement/prospectus are subject to adjustment prior to the Closing, based on, among other things, the final net cash positions of the companies at the Closing. Each of the companies’ net cash positions depend on several factors including, among other things, the amount of permitted pre-closing financing raised, the proceeds, if any, that Intec Israel receives from the Disposition, and the cash burn rate from signing of the Merger Agreement through to the Closing Date. In particular, since one of the conditions to Closing in connection with the Merger is, prior to the Closing Date, Intec Israel entering into one or more agreements providing for the sale, transfer or assignment or otherwise taking steps related to the divestment of assets or disposal and satisfaction of liabilities of the Accordion Pill business, to be effected immediately after the Closing, Intec Israel may not realize the full value of the Accordion Pill business which would have the effect of reducing Intec Israel’s net cash.

Uncertainty about the Merger may adversely affect the relationship of Intec Israel with Intec Israel’s third party collaborators and manufacturer which could have a materially adverse effect on Intec Israel’s business, financial condition and results of operation.

In accordance with the terms of the Merger Agreement, Intec Israel agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment or that it would otherwise take steps related to the divestment of assets or disposal and satisfaction of liabilities of Intec Israel’s Accordion Pill business, to be effected immediately after the Closing. In response to the announcement of the Merger, Intec Israel’s third party collaborators and manufacturer may seek to change the terms or otherwise terminate their relationship with Intec Israel. Any such change in terms or termination could adversely impact Intec Israel’s ability to enter into any such agreement to sell or otherwise dispose of the Accordion Pill business and/or reduce the value at which the According Pill business is sold, which in turn could result in the Exchange Ratio being less beneficial to Intec Israel shareholders. If Intec Israel is unable to enter into an agreement to sell or otherwise dispose of the Accordion Pill business, then Intec Israel may be forced to initiate steps towards the liquidation of the Accordion Pill business. If the Merger is not completed, any change in terms or termination of the relationship with a third party collaborator or manufacturer may have a material adverse effect on the ongoing viability of the Accordion Pill business, which would have a material adverse effect on Intec Israel’s business, financial condition and results of operations.

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Failure to complete the Merger may result in Intec Israel or Decoy paying a termination fee or, in the case of Intec Israel, forfeit a deposit to Decoy and could significantly harm the market price of Intec Israel’s ordinary shares and negatively affect the future business and operations of each company.

If the Merger is not completed and the Merger Agreement is terminated under certain circumstances, Intec Israel and Decoy may be required to pay the other party a termination fee of $1,000,000 and, in the case of Intec Israel, forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses. Even if a termination fee is not payable or the deposit is not forfeited in connection with a termination of the Merger Agreement, each of Intec Israel and Decoy will have incurred significant fees and expenses, such as legal and accounting fees, which must be paid whether or not the Merger is completed. Further, if the Merger is not completed, it could significantly harm the market price of Intec Israel’s ordinary shares. In addition, if the Merger Agreement is terminated and the board of directors of Intec Israel determines to seek another business combination, there can be no assurance that Intec Israel will be able to find a partner and close an alternative transaction on terms that are as favorable or more favorable than the terms set forth in the Merger Agreement.

The Merger may be completed even though certain events occur prior to the Closing that materially and adversely affect Intec Israel or Decoy.

The Merger Agreement provides that either Intec Israel or Decoy can refuse to complete the Merger if there is a material adverse change affecting the other party between March 15, 2021, the date of the Merger Agreement, and the Closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Intec Israel or Decoy, including:

●	conditions generally affecting the industries in which Intec Israel or Decoy participate or the United States, Israel, or global economy or capital markets as a whole;

●	any failure of Intec Israel or Decoy to meet internal projections or forecasts or any change in the price or trading volume of Intec Israel’s ordinary shares;

●	the execution, delivery, announcement or performance of the obligations under the Merger Agreement or the announcement, pendency or anticipated consummation of the Merger;

●	any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any pandemics (including the COVID-19 pandemic), man-made disasters, natural disasters, acts of God or other force majeure event, or any escalation or worsening thereof;

●	any change in accounting requirements or principles or any change in applicable laws, rules, or regulations; or

●	any change in net cash balances of Intec Israel or Decoy that result from operations in the ordinary course.

If adverse changes occur and Intec Israel and Decoy still complete the Merger, the market price of the Intec Parent’s common stock may suffer. This in turn may reduce the value of the Merger to the shareholders of Intec Israel, Decoy or both.

Even if the Merger is completed, Intec Parent will need to raise additional capital by issuing securities or debt or through licensing or similar arrangements, which may cause significant dilution to Intec Parent’s stockholders, restrict Intec Parent’s operations or require Intec Parent to relinquish proprietary rights. Future issuances of Intec Parent’s common stock pursuant to options and warrants outstanding following the Merger and its equity incentive plans could result in additional dilution.

Following the completion of the Merger, Intec Israel expects Intec Parent will need to raise additional capital in the future to funds its operations. Additional financing may not be available to Intec Parent when it needs it or may not be available on favorable terms. To the extent that Intec Parent raises additional capital by issuing equity securities, the terms of such an issuance may cause more significant dilution to the Combined Company’s stockholders’ ownership, and the terms of any new equity securities may have preferences over the Combined Company’s common stock. Any debt financing of the Combined Company may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the Combined Company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if Intec Parent raises additional funds through licensing or similar arrangements, it may be necessary to relinquish potentially valuable rights to current product candidates and potential products or proprietary technologies, or grant licenses on terms that are not favorable to the Combined Company. In addition, the exercise of some or all of Intec Parent’s outstanding options or warrants could result in additional dilution in the percentage ownership interest of Intec Israel or Decoy stockholders.

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The market price of Intec Israel’s ordinary shares following the Merger may decline as a result of the Merger.

The market price of Intec Israel’s ordinary shares, or Intec Parent’s shares of common stock after the Domestication Merger, may decline as a result of the Merger for a number of reasons including if:

●	investors react negatively to the prospects of the Combined Company’s product candidates, business and financial condition following the Merger;

●	the effect of the Merger on the Combined Company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	the Combined Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

Intec Israel shareholders and Decoy stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the Combined Company is unable to realize the strategic and financial benefits currently anticipated from the Merger, Intec Israel’s and Decoy’s shareholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.

During the pendency of the Merger, Intec Israel and Decoy may not be able to enter into a business combination with another party at a favorable price, if at all, because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of Intec Israel and Decoy to make acquisitions, subject to certain exceptions relating to fiduciary duties or to complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during such period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets (other than the sale or other disposition of the Accordion Pill business, in the case of Intec Israel), or other business combination outside the ordinary course of business with any third party, subject to certain exceptions relating to fiduciary duties. Any such transactions could be favorable to such party’s shareholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Intec Israel and Decoy from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal constitutes superior takeover proposal and that failure to cooperate with the proponent of the proposal would constitute a breach of the board of directors’ fiduciary duties.

Because the lack of a public market for Decoy’s capital stock makes it difficult to evaluate its, the stockholders of Decoy may receive shares of Intec Parent common stock in the Merger that have a value that is less than, or greater than, the fair market value of Decoy’s capital stock.

The outstanding capital stock of Decoy is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Decoy. Because the percentage of Intec Parent common stock to be issued to Decoy’s stockholders was determined based on negotiations between the parties, it is possible that the value of Intec Parent’s common stock to be received by Decoy’s stockholders will be less than the fair market value of Decoy, or Intec Parent may pay more than the aggregate fair market value for Decoy.

Lawsuits may be filed against Intec Israel and the members of its board of directors arising out of the Merger, which may delay or prevent the Merger.

Putative securityholder complaints, including securityholder class action complaints, and other complaints may be filed against us, our board of directors, Decoy, Decoy’s board of directors and others in connection with the transactions contemplated by the Merger Agreement. The outcome of litigation is uncertain, and Intec Israel may not be successful in defending against any such future claims. Lawsuits that may be filed against us, its board of directors, Decoy, or Decoy’s board of directors could delay or prevent the Merger, divert the attention of its management and employees from its day-to-day business and otherwise adversely affect us financially.

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The Combined Company may become involved in securities class action litigation that could divert management’s attention and harm the Combined Company’s business and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the sale of a business division or announcement of a merger. The Combined Company may become involved in this type of litigation in the future. Litigation is often expensive and diverts management’s attention and resources, which could adversely affect the Combined Company’s business.

Intec Israel is substantially dependent on its remaining employees to facilitate the consummation of the Merger.

As of May 11, 2021, Intec Israel had 44 employees, 36 of whom are full-time employees. Intec Israel’s ability to successfully complete the Merger depends in large part on its ability to retain certain remaining personnel. Despite its efforts to retain these employees, one or more may terminate their employment with the company on short notice. The loss of the services of certain employees could potentially harm its ability to run its day-to-day business operations, as well as to fulfill its reporting obligations as a public company.

Intec Israel shareholders’ rights as a shareholder will change as a result of the Domestication Merger.

In accordance with the Merger Agreement, Intec Israel has agreed to domesticate Intec Israel from the State of Israel to the State of Delaware. Due to the differences between Delaware law and Israeli law and the differences between the governing documents of Intec Israel and Intec Parent, Intec Israel is unable to adopt governing documents for Intec Parent that are identical to the governing documents for Intec Israel. Intec Israel has sought to preserve in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Intec Parent a similar allocation of rights and powers between the shareholders and its board of directors that exists under Intec Israel’s articles of association and Israeli law. Nevertheless, Intec Parent’s proposed Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws differ from Intec Israel’s articles of association, both in form and substance, and Intec Israel shareholders’ rights as a shareholder will change.

The Amended and Restated Certificate of Incorporation of Intec Parent when filed with the Delaware Secretary of State, will provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between Intec Parent and its stockholders, which could limit Intec Parent’s stockholders’ ability to obtain a favorable judicial forum for disputes with Intec Parent or its directors, officers or team members.

The Amended and Restated Certificate of Incorporation of Intec Parent, when filed with the Delaware Secretary of State immediately prior to the effective time, provides that, unless Intec Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on its behalf, any action asserting a claim for breach of a fiduciary duty owed by any of its directors and officers to it or its stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision, however, is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act. In addition, the Amended and Restated Certificate of Incorporation does not relieve Intec Parent of its duties to comply with federal securities laws and the rules and regulations thereunder, and Intec Parent stockholders will not be deemed to have waived Intec Parent’s compliance with these laws, rules and regulations. The Amended and Restated Certificate of Incorporation also provide that any person or entity purchasing or otherwise acquiring any interest in shares of Intec Parent capital stock will be deemed to have notice of and consented to this exclusive forum provision.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, Intec Parent’s Amended and Restated Certificate of Incorporation, when filed with the Delaware Secretary of State, will contain a federal forum provision which provides that unless Intec Parent consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Intec Parent are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such a provision, if applicable.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or its directors, officers or other team members, which may discourage such lawsuits against Intec Parent and its directors, officers and other team members. Alternatively, if a court were to find these choice of forum provisions contained in Intec Parent’s Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, Intec Parent may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect its business and financial condition.

If any of the events described in “Risks Related to Decoy’s Financial Position and Capital Resource,” “Risks Relating to Decoy’s Intellectual Property,” “Risks Related to Decoy’s Business, Industry and Regulatory Approvals,” “Risks Related to Decoy’s Reliance on Third Parties,” or “Risks Related to the Combined Company” occur, those events could cause the potential benefits of the Merger not to be realized.

Decoy’s business is expected to constitute the business of the Combined Company following the Merger. As a result, the risks described below in the sections entitled “Risks Related to Decoy’s Financial Position and Capital Resource” beginning on page 22, “Risks Related to Decoy’s Intellectual Property” beginning on page 22, “Risks Related to Decoy’s Business, Industry and Regulatory Approvals” beginning on page 22, “Risks Related to Decoy’s Reliance on Third Parties” beginning on page 22, and “Risks Related to the Combined Company” beginning on page 80 are among the most significant risks to the Combined Company if the Merger is completed. To the extent any of the events in the risks described in the sections referenced in the previous sentence occur, those events could cause the potential benefits of the Merger not to be realized and the market price of the Combined Company’s shares to decline.

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Risks Related to Intec Israel

Risks Related to Intec Israel’s Financial Position and Capital Requirements

Intec Israel is a clinical stage biopharmaceutical company with a history of operating losses, is not currently profitable, does not expect to become profitable in the near future and may never become profitable.

Intec Israel is a clinical stage biopharmaceutical company that was incorporated in 2000. Since its incorporation, Intec Israel has primarily focused its efforts on research and development and clinical trials. Intec Israel is not profitable and has incurred losses since inception, principally as a result of research and development, clinical trials and general administrative expenses in support of its operations. Intec Israel has not generated any revenue, expects to incur substantial losses for the foreseeable future and may never become profitable. Regardless of whether the Merger is completed, Intec Israel also expects to incur significant operating and capital expenditures and anticipates that its expenses and losses may increase substantially in the foreseeable future if Intec Israel:

●	initiates, either alone or with a partner, further clinical trials for its current and any new product candidates;

●	prepares new drug applications (“NDAs”), for its product candidates, assuming that the clinical trial data support an NDA;

●	seeks regulatory approvals for its current product candidates, or future product candidates, if any;

●	implements internal systems and infrastructure;

●	seeks to in-license additional technologies for development, if any;

●	hires additional management and other personnel; and

●	moves towards commercialization of its product candidates and future product candidates, if any.

Intec Israel may out-license its ability to generate revenue from one or more of its product candidates, depending on a number of factors, including its ability to:

●	obtain favorable results from and progress the clinical development of its product candidates;

●	develop and obtain regulatory approvals in the countries and for the uses it intends to pursue for its product candidates;

●	subject to successful completion of registration, clinical trials and perhaps additional clinical trials of any product candidate, apply for and obtain marketing approval in the countries it intends to pursue for such product candidate; and

●	contract for the manufacture of commercial quantities of its product candidates at acceptable cost levels, subject to the receipt of marketing approval.

For the years ended December 31, 2019 and 2020, Intec Israel had net losses of $47.6 million and $14.1 million, respectively, and it expects such losses to continue for the foreseeable future. As a result, Intec Israel will ultimately need to generate significant revenues in order to achieve and maintain profitability. Intec Israel may not be able to generate these revenues or achieve profitability in the future. If Intec Israel’s product candidates do not advance to further clinical trials, fail in clinical trials or do not gain regulatory clearance or approval, or if its product candidates do not achieve market acceptance, Intec Israel may never become profitable. Intec Israel’s failure to achieve or maintain profitability, or substantial delays in achieving profitability, could negatively impact the value of its ordinary shares and its ability to raise additional financing. A substantial decline in the value of its ordinary shares would also affect the price at which Intec Israel could sell shares to secure future funding, which could dilute the ownership interest of current shareholders.

Even if Intec Israel achieves profitability in the future, Intec Israel may not be able to sustain profitability in subsequent periods. Accordingly, it is difficult to evaluate its business prospects. Moreover, Intec Israel’s prospects must be considered in light of the Merger, the negative outcome of the ACCORDANCE study, the discontinuation of the Novartis program, and the general uncertainty regarding its development programs and the risks and uncertainties encountered by an early-stage company in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of its products are uncertain. There can be no assurance that Intec Israel’s efforts will ultimately be successful or result in revenues or profits. As a result, Intec Israel’s 2020 annual consolidated financial statements note that there is a substantial doubt about its ability to continue as a going concern.

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Intec Israel’s independent registered public accounting firm has expressed substantial doubt regarding its ability to continue as a going concern.

Intec Israel believes that it has adequate cash to fund its ongoing activities through the completion of the Merger and into the first quarter of 2022. However, changes may occur that would cause us to consume its existing cash prior to that time, including the costs to consummate the Merger. Prior to closing of the Merger Intec Israel agreed, among other things, that Intec Israel would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment or that Intec Israel would otherwise take steps related to the divestment of assets or disposal and satisfaction of liabilities of its Accordion Pill business, to be effected immediately after Closing. Although Intec Israel entered into the Merger Agreement and intend to consummate the Merger, there is no assurance that it will be able to successfully complete the Merger on a timely basis, or at all. If, for any reason, the Merger is not consummated and Intec Israel is unable to continue to operate the Accordion Pill business or identify and complete an alternative strategic transaction like the Merger, Intec Israel may be required to dissolve and liquidate its assets. In such case, Intec Israel would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left to distribute to its shareholders after paying its debts and other obligations and setting aside funds for reserves. Intec Israel is also closely monitoring ongoing developments in connection with the COVID-19 pandemic, which has resulted in disruptions to its partnering efforts and may negatively impact its commercial prospects and its ability to raise capital. As of the date of this proxy statement/prospectus, the extent to which the COVID-19 pandemic may materially impact its financial condition, liquidity, or results of operations is uncertain. Intec Israel’s independent registered public accounting firm has issued its report on its consolidated financial statements for the year ended December 31, 2020 and included an explanatory paragraph stating that Intec Israel has suffered recurring losses from operations and negative cash outflows from operating activities. As a result, there is substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The perception that Intec Israel might be unable to continue as a going concern may make it more difficult for us to obtain financing for the continuation of its operations and could result in the loss of confidence by investors, suppliers and employees. If Intec Israel cannot successfully continue as a going concern, its shareholders may lose their entire investment in its ordinary shares.

Intec Israel’s business is subject to risks arising from the COVID-19 pandemic which has impacted and continues to impact its business.

Public health epidemics or outbreaks could adversely impact its business. In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to countries across the globe, including in Israel and the United States. Many countries around the world, including in Israel and the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. Intec Israel implemented remote working and work place protocols for its employees in accordance with government requirements. The implementation of measures to prevent the spread of COVID-19 have resulted in disruptions to its partnering efforts which depend, in part, on attendance at in-person meetings, industry conferences and other events. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on its operations, as the impact will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact. In particular, the continued spread of COVID-19 globally could materially adversely impact its operations and workforce, including its research and development, partnering efforts, and its ability to raise capital, each of which in turn could have a material adverse impact on its business, financial condition and results of operation.

Intec Israel will need substantial, additional capital in the future. If additional capital is not available, Intec Israel will have to delay, reduce or cease operations.

Intec Israel will need to raise substantial, additional capital to complete the research and development of all of its product candidates and for working capital and for general corporate purposes. In addition, Intec Israel may choose to expand its current research and development focus, or other clinical operations. There is no assurance, however, that Intec Israel will be successful in obtaining the level of financing needed for its operations and the research and development of its product candidates. As of December 31, 2020, Intec Israel had cash and cash equivalents of $14.7 million.

In addition, its future capital requirements may be substantial and will depend on many factors including:

●	its ability to enter into collaborative, licensing, and other commercial relationships;

●	adhering to patient recruitment in any clinical trials;

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●	clinical trial results;

●	developing the Accordion Pill for the treatment of other conditions or indications beyond those currently being explored;

●	the cost of filing and prosecuting patent applications and the cost of defending its patents;

●	the cost of prosecuting infringement actions against third parties;

●	the cost, timing and outcomes of seeking marketing approval of its product candidates;

●	the costs associated with commercializing its products if Intec Israel receive marketing approval, and choose to commercialize its product candidates ourselves, including the cost and timing of establishing external, and potentially in the future, internal, sales and marketing capabilities to market and sell its product candidates;

●	subject to receipt of marketing approval, revenue received from sales of approved products, if any, in the future;

●	the costs associated with any product liability or other lawsuits related to its future product candidates or products, if any;

●	the costs associated with post-market compliance with regulatory requirements, and of addressing any allegations of non-compliance by regulatory authorities in countries where Intec Israel plans to market and sell its products;

●	the demand for its products;

●	the costs associated with developing and/or in-licensing other research and development programs;

●	the expenses needed to attract and retain skilled personnel; and

●	the costs associated with being a public company.

Under General Instruction I.B.6 to Form S-3, or the Baby Shelf Rule, the amount of funds Intec Israel can raise through primary public offerings of securities in any 12-month period using its registration statement on Form S-3 is limited to one-third of the aggregate market value of the ordinary shares held by non-affiliates of Intec Israel. As of March 5, 2021, its public float was approximately $17.8 million, based on 4,481,501 ordinary shares held by non-affiliates and a price of $3.97 per share, which was the last reported sale price of its ordinary shares on the Nasdaq Capital Market on March 5, 2021. Intec Israel therefore is limited by the Baby Shelf Rule as of the date of this proxy statement/prospectus, until such time as its public float exceeds $75 million. If Intec Israel is required to file a new registration statement on another form, Intec Israel may incur additional costs and be subject to delays due to review by the SEC Staff.

Additional funds may not be available when Intec Israel needs them, on terms that are acceptable to it, or at all. If adequate funds are not available to it on a timely basis, Intec Israel may be required to delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for one or more of its product candidates or delay, limit, reduce or terminate its establishment of sales and marketing capabilities or other activities that may be necessary to commercialize its product candidates.

Intec Israel may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. Intec Israel may also be required to recognize non-cash expenses in connection with certain securities Intec Israel issue, such as convertible notes and warrants, which may adversely impact its financial condition.

Because of its limited operating history, Intec Israel may not be able to successfully operate its business or execute its business plan.

Intec Israel has a limited operating history upon which to evaluate its proposed business and prospects. Intec Israel’s proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. Such risks include, but are not limited to, the following:

●	the absence of a lengthy operating history;

●	insufficient capital to fully realize its operating plan;

●	its ability to obtain U.S. Food and Drug Administration (“FDA”) approvals in a timely manner, if ever, or that the approved label indications are sufficiently broad to make sale of the products commercially feasible;

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●	expected continual losses for the foreseeable future;

●	operating in an environment that is highly regulated by a number of agencies;

●	social and political unrest;

●	operating in multiple currencies;

●	Its ability to anticipate and adapt to a developing market(s);

●	acceptance of its Accordion Pill by the medical community and consumers;

●	limited marketing experience;

●	a competitive environment characterized by well-established and well-capitalized competitors;

●	the ability to identify, attract and retain qualified personnel; and

●	reliance on key personnel.

Because Intec Israel is subject to these risks, evaluating its business may be difficult, its business strategy may be unsuccessful and Intec Israel may be unable to address such risks in a cost-effective manner, if at all. If Intec Israel is unable to successfully address these risks its business could be harmed.

Intec Israel has incurred and could incur further impairment charges of its long-lived assets that could negatively affect its results of operations.

Intec Israel periodically evaluates whether events and circumstances have occurred that require an impairment assessment. In July 2019, Intec Israel announced top-line results from its ACCORDANCE study which did not meet its target endpoints. Intec Israel determined that the clinical trial results constituted a triggering event that required it to undertake an impairment test and as a result it recorded an impairment charge of approximately $13.7 million with respect to its production line and related production equipment for commercial scale manufacturing of AP-CD/LD. In the third quarter ended September 30, 2019, Intec Israel recorded for the first time an impairment charge of approximately $9.8 million which was updated in the fourth quarter by approximately $3.9 million following a new impairment assessment performed at December 31, 2019 following changes in management assumptions. As of December 31, 2020, Intec Israel performed an additional impairment test which determined that there is no need to record an additional impairment charge. Although no impairment charge was recorded in 2020, Intec Israel could incur further impairment charges if Intec Israel determine that the carrying value of its long-lived assets is reduced. In addition, any changes in the actual market conditions versus the assumptions used in the model to determine impairment charges could result in further impairment charges in the future. In the event that Intec Israel determine that its long-lived assets are impaired, Intec Israel may be required to record a non-cash charge that could adversely affect its results of operations.

Risks Related to Intec Israel Business and Operations

Intec Israel has not yet commercialized any products or technologies, and it may never become profitable.

Intec Israel has not yet commercialized any products or technologies, and it may never be able to do so. Intec Israel does not know when or if it will complete any of its product development efforts, obtain regulatory approval for any product candidates incorporating its technologies or successfully commercialize any approved products. Due to the negative outcome of the ACCORDANCE study, the discontinuation of the Novartis program, and the general uncertainty regarding its development programs, Intec Israel does not anticipate commercializing any products or technologies in the near future. Even if Intec Israel is successful in developing products that are approved for marketing, the company will not be successful unless these products gain market acceptance for appropriate indications at favorable reimbursement rates. The degree of market acceptance of these products will depend on a number of factors, including, but not limited to:

●	the timing of regulatory approvals in the countries, and for the uses, Intec Israel intends to pursue with respect to the commercialization of its product candidates;

●	the competitive environment;

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●	the establishment and demonstration in, and acceptance by, the medical community of the safety and clinical efficacy of its products and their potential advantages over other therapeutic products;

●	Its ability to enter into strategic agreements with a commercial-scale manufacturer and with pharmaceutical and biotechnology companies with strong marketing and sales capabilities;

●	the adequacy and success of distribution, sales and marketing efforts;

●	the establishment of external, and potentially, internal, sales and marketing capabilities to effectively market and sell its product candidates in the United States and other countries; and

●	the pricing and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators.

Physicians, patients, third-party payors or the medical community in general may be unwilling to accept, utilize or recommend, and in the case of third-party payors, cover payment for, any of its current or future products or products incorporating its technologies. As a result, Intec Israel is unable to predict the extent of future losses or the time required to achieve profitability, if at all. Even if Intec Israel successfully develop one or more products that incorporate its technologies, Intec Israel may not become profitable.

Intec Israel seeks to partner with third-party collaborators with respect to the development and commercialization of AP-CD/LD and for new custom-designed APs, and Intec Israel may not succeed in establishing and maintaining collaborative relationships, which may significantly limit its ability to develop and commercialize its product candidates successfully, if at all.

Intec Israel’s business strategy relies on partnering with pharmaceutical companies to complement its internal development efforts. In July 2019, Intec Israel announced top-line results from its ACCORDANCE study in which the ACCORDANCE study did not meet its target endpoints. Intec Israel has completed the analysis of the full data set and Intec Israel is currently seeking to partner AP-CD/LD as the basis for the strategy for AP-CD/LD moving forward. In addition, Intec Israel entered into a cannabinoid research collaboration agreement with GW to explore using the AP platform for an undisclosed research program. Intec Israel is seeking partners for the development of new custom-designed APs. Intec Israel will be competing with many other companies as Intec Israel seeks partners for AP-CD/LD and for any new custom-designed APs and Intec Israel may not be able to compete successfully against those companies. If Intec Israel is not able to enter into collaboration arrangements for AP-CD/LD or for any new custom-designed APs, Intec Israel may be required to undertake and fund further development, clinical trials, manufacturing and commercialization activities solely at our own expense and risk. If Intec Israel is unable to finance and/or successfully execute those expensive activities, or Intec Israel delays such activities due to capital availability, its business could be materially and adversely affected, and potential future product launch could be materially delayed, be less successful, or Intec Israel may be forced to discontinue clinical development of these product candidates. Furthermore, if Intec Israel is unable to enter into a commercial agreement for the development and commercialization of the custom-designed AP for GW’s program, then this could have a material adverse effect on its business, financial condition or results of operations.

The process of establishing and maintaining collaborative relationships is difficult, time-consuming and involves significant uncertainty, including:

●	a collaboration partner may shift its priorities and resources away from its product candidates due to a change in business strategies, or a merger, acquisition, sale or downsizing;

●	a collaboration partner may seek to renegotiate or terminate their relationships with us due to unsatisfactory clinical results, manufacturing issues, a change in business strategy, a change of control or other reasons;

●	a collaboration partner may cease development in therapeutic areas which are the subject of our strategic collaboration;

●	a collaboration partner may not devote sufficient capital or resources towards its product candidates;

●	a collaboration partner may change the success criteria for a drug candidate thereby delaying or ceasing development of such candidate;

●	a significant delay in initiation of certain development activities by a collaboration partner will also delay payment of milestones tied to such activities, thereby impacting our ability to fund our own activities;

●	a collaboration partner could develop a product that competes, either directly or indirectly, with our drug candidate;

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●	a collaboration partner with commercialization obligations may not commit sufficient financial or human resources to the marketing, distribution or sale of a product;

●	a collaboration partner with manufacturing responsibilities may encounter regulatory, resource or quality issues and be unable to meet demand requirements;

●	a partner may exercise a contractual right to terminate a strategic alliance;

●	a dispute may arise between us and a partner concerning the research, development or commercialization of a drug candidate resulting in a delay in milestones, royalty payments or termination of an alliance and possibly resulting in costly litigation or arbitration which may divert management attention and resources; and

●	a partner may use its products or technology in such a way as to invite litigation from a third party.

Any collaborative partners Intec Israel enters into agreements within the future may shift their priorities and resources away from our product candidates or seek to renegotiate or terminate their relationships with Intec Israel. For example, in December 2019, Intec Israel discontinued the development of a custom designed AP for a Novartis proprietary compound following an internal and revised commercial strategic assessment, in which Novartis advised us that this program no longer meets Novartis’ mid to long-term strategic goals. If any collaborator fails to fulfill its responsibilities in a timely manner, or at all, our research, clinical development, manufacturing or commercialization efforts related to that collaboration could be delayed or terminated, or it may be necessary for it to assume responsibility for expenses or activities that would otherwise have been the responsibility of our collaborator. If Intec Israel is unable to establish and maintain collaborative relationships on acceptable terms or to successfully transition terminated collaborative agreements, Intec Israel may have to delay or discontinue further development of one or more of our product candidates, undertake development and commercialization activities at its own expense or find alternative sources of capital.

If Intec Israel is unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, Intec Israel may not be successful in commercializing its product candidates if and when they are approved.

Intec Israel does not have a sales or marketing infrastructure and has no experience in the sale, marketing or distribution of products. To achieve commercial success for any product for which Intec Israel has obtained marketing approval, Intec Israel will need to establish a sales and marketing infrastructure or to out-license the product.

In the future, Intec Israel may consider building a focused sales and marketing infrastructure to market AP-CD/LD and potentially other product candidates in the United States, if and when they are approved. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which Intec Israel recruits a sales force and establish marketing capabilities is delayed or does not occur for any reason, Intec Israel would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and its investment would be lost if Intec Israel cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize its products on our own include:

●	its inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to physicians;

●	the lack of adequate numbers of physicians to prescribe any future products;

●	the lack of complementary products to be offered by sales personnel, which may put it at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If Intec Israel is unable to establish its own sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, its product revenues and its profitability, may be materially adversely affected.

In addition, Intec Israel may not be successful in entering into arrangements with third parties to sell, market and distribute our product candidates inside or outside of the United States or may be unable to do so on terms that are favorable to it. Intec Israel likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If Intec Israel does not establish sales, marketing and distribution capabilities successfully, either on its own or in collaboration with third parties, Intec Israel will not be successful in commercializing its product candidates.

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The members of our management team are important to the efficient and effective operation of its business, and Intec Israel may need to add and retain additional leading experts. Failure to retain its management team and add additional leading experts could have a material adverse effect on its business, financial condition or results of operations.

Intec Israel’s executive officers and our management team are important to the efficient and effective operation of its business. Intec Israel’s failure to retain its management personnel, who have developed much of the technology Intec Israel utilizes today, or any other key management personnel, could have a material adverse effect on its future operations. Its success is also dependent on its ability to attract, retain and motivate highly-trained technical and management personnel, among others, to continue the development and commercialization of its current and future products.

As such, its future success highly depends on its ability to attract, retain and motivate personnel required for the development, maintenance and expansion of its activities. There can be no assurance that Intec Israel will be able to retain its existing personnel or attract additional qualified personnel. The loss of personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on its business, financial condition and results of operation.

Intec Israel expects to face significant competition. If Intec Israel cannot successfully compete with new or existing products, its marketing and sales will suffer and Intec Israel may never be profitable.

If any of its product candidates are approved, Intec Israel expect to compete against fully-integrated pharmaceutical and biotechnology companies and smaller companies that are collaborating with pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs than Intec Israel does, and have substantially greater financial resources than Intec Israel does, as well as significantly greater experience in:

●	developing drugs;

●	undertaking preclinical testing and human clinical trials;

●	obtaining FDA approvals and addressing various regulatory matters and obtaining other regulatory approvals of drugs;

●	formulating and manufacturing drugs; and

●	launching, marketing and selling drugs.

Intec Israel’s competitors are likely to include companies with marketed products and/or an advanced research and development pipeline. The development of different formulations or new chemical entities may remove any competitive advantage a product formulated with the Accordion Pill platform technology may present. Other companies are engaged in research and development of gastric retention technologies that may become competitive to or even superior to the capabilities of the Accordion Pill platform Technology.

There is a substantial risk of product liability claims in its business. Intec Israel currently does not maintain product liability insurance and a product liability claim against it could adversely affect its business.

Intec Israel may incur substantial liabilities and may be required to limit commercialization of its products in response to product liability lawsuits, which may result in substantial losses.

Any of its product candidates could cause adverse events, including injury, disease or adverse side effects. These adverse events may or may not be observed in clinical trials, but may nonetheless occur in the future. If any of these adverse events occur, they may render its product candidates ineffective or harmful in some patients, and its sales would suffer, materially adversely affecting its business, financial condition and results of operations.

In addition, potential adverse events caused by our product candidates could lead to product liability lawsuits. If product liability lawsuits are successfully brought against it, Intec Israel may incur substantial liabilities and may be required to limit the marketing and commercialization of its product candidates. Intec Israel’s business exposes it to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. Intec Israel may not be able to avoid product liability claims. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all. Intec Israel does not have product liability insurance (and currently have insurance coverage for each specific clinical trial, which covers a certain number of trial participants and which varies based on the particular clinical trial) and if Intec Israel is unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, Intec Israel may be unable to clinically test, market or commercialize our product candidates. A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause it to incur substantial liabilities, and, as a result, its business, liquidity and results of operations would be materially adversely affected. In addition, the existence of a product liability claim could affect the market price of its ordinary shares.

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Intec Israel faces continuous technological change, and developments by competitors may render its products or technologies obsolete or non-competitive. If its new or existing product candidates are rendered obsolete or non-competitive, its marketing and sales will suffer and Intec Israel may never be profitable.

If Intec Israel’s competitors develop and commercialize products faster than Intec Israel does, or develop and commercialize products that are superior to its product candidates, its commercial opportunities could be reduced or eliminated. The extent to which any of its product candidates achieve market acceptance will depend on competitive factors, many of which are beyond its control. Competition in the biotechnology and biopharmaceutical industry is intense and has been accentuated by the rapid pace of technology development. Intec Israel’s potential competitors include large integrated pharmaceutical companies, biotechnology companies that currently have drug and target discovery efforts, universities, and public and private research institutions. Almost all of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than Intec Israel does. These organizations also compete with Intec Israel too:

●	attract parties for acquisitions, joint ventures or other collaborations;

●	license proprietary technology that is competitive with the technology Intec Israel is developing;

●	attract funding; and

●	attract and hire scientific talent and other qualified personnel.

Intec Israel’s competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA more rapidly than Intec Israel does. Its competitors may also develop products or technologies that are superior to those Intec Israel is developing, and render its product candidates or technologies obsolete or non-competitive. If Intec Israel cannot successfully compete with new or existing products, our marketing and sales could suffer and Intec Israel may never be profitable.

Intec Israel has reduced the size of our organization, and Intec Israel may encounter difficulties in managing its business as a result of this reduction, or the attrition that may occur following this reduction, which could disrupt its operations. In addition, Intec Israel may not achieve anticipated benefits and savings from the reduction.

Following the negative outcome of the ACCORDANCE study, Intec Israel reduced the size of our headcount by approximately 50%, designed to focus our cash resources mainly on research and development and business development activities. The restructuring, and the attrition thereafter, resulted in the loss of longer-term employees, the loss of institutional knowledge and expertise and the reallocation and combination of certain roles and responsibilities across the organization, all of which could adversely affect our operations. The restructuring and possible additional cost containment measures may yield unintended consequences, such as attrition beyond our intended reduction in headcount and reduced employee morale. In addition, the restructuring may result in employees who were not affected by the reduction in headcount seeking alternate employment, which would result in us seeking contract support at unplanned additional expense. In addition, Intec Israel may not achieve anticipated benefits from the restructuring. Due to its limited resources, Intec Israel may not be able to effectively manage our operations or recruit and retain qualified personnel, which may result in weaknesses in its infrastructure and operations, risks that Intec Israel may not be able to comply with legal and regulatory requirements, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Intec Israel may also determine to take additional measures to reduce costs, which could result in further disruptions to its operations and present additional challenges to the effective management of its company. If its management is unable to effectively manage this transition and restructuring and additional cost containment measures, its expenses may be more than expected, and Intec Israel may not be able to implement its business strategy.

If Intec Israel is unable to obtain adequate insurance, its financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. It’s ability to effectively recruit and retain qualified officers and directors could also be adversely affected if Intec Israel experiences difficulty in obtaining adequate directors’ and officers’ liability insurance.

Intec Israel may not be able to obtain insurance policies on terms affordable to it that would adequately insure its business and property against damage, loss or claims by third parties. To the extent its business or property suffers any damages, losses or claims by third parties, which are not covered or adequately covered by insurance, its financial condition may be materially adversely affected.

Intec Israel may be unable to maintain sufficient insurance as a public company to cover liability claims made against its officers and directors. If Intec Israel is unable to adequately insure its officers and directors, Intec Israel may not be able to retain or recruit qualified officers and directors to manage the Combined Company.

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If Intec Israel acquire or license additional technologies or product candidates, Intec Israel may incur a number of additional costs, have integration difficulties and/or experience other risks that could harm its business and results of operations.

Intec Israel may acquire and in-license additional product candidates and technologies. Any product candidate or technologies Intec Israel in-license or acquire will likely require additional development efforts prior to commercial sale, including extensive preclinical or clinical testing, or both, and approval by the FDA and applicable foreign regulatory authorities, if any. All product candidates are prone to risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate or product developed based on in-licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, Intec Israel cannot assure you that any product candidate that Intec Israel develops based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted or competitive in the marketplace. Moreover, integrating any newly acquired or in-licensed product candidates could be expensive and time-consuming. If Intec Israel cannot effectively manage these aspects of our business strategy, our business may not succeed.

A security breach or disruption or failure in a computer or communications systems could adversely affect Intec Israel.

Despite the implementation of security measures, Intec Israel’s internal computer systems, and those of its CROs and other third parties on which Intec Israel relies, are vulnerable to damage from computer viruses, unauthorized access, cyber-attacks, natural disasters, fire, terrorism, war, and telecommunication and electrical failures. If such an event were to occur and interrupt our operations, it could result in a material disruption of our drug development programs. For example, the loss of clinical trial data from ongoing or planned clinical trials could result in delays in its regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications, loss of trade secrets or inappropriate disclosure of confidential or proprietary information, including protected health information or personal data of employees or former employees, access to its clinical data, or disruption of the manufacturing process, Intec Israel could incur liability and the further development of our Accordion Pill could be delayed. Intec Israel may also be vulnerable to cyber-attacks by hackers or other malfeasance. This type of breach of our cybersecurity may compromise our confidential information and/or its financial information and adversely affect our business or result in legal proceedings. Further, these cybersecurity breaches may inflict reputational harm upon it that may result in decreased market value and erode public trust.

Global economic, capital market and political conditions could affect its ability to raise capital and could disrupt or delay the performance of its third-party contractors and suppliers.

Intec Israel’s ability to raise capital may be adversely affected by changes in global economic conditions and geopolitical risks, including credit market conditions, levels of consumer and business confidence, exchange rates, levels of government spending and deficits, trade policies, political conditions, actual or anticipated default on sovereign debt, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the recent COVID-19 pandemic), and other challenges that could affect the global economy. These economic conditions affect businesses such as Intec Israel’s in a number of ways. Tightening of credit in financial markets could adversely affect our ability to obtain financing. Similarly, such tightening of credit may adversely affect our supplier base and increase the potential for one or more of our suppliers to experience financial distress or bankruptcy. Intec Israel’s global business is also adversely affected by decreases in the general level of economic activity, such as decreases in business and consumer spending.

Intec Israel or the third parties upon whom Intec Israel depends may be adversely affected by natural disasters and/or health epidemics, and its business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

Natural disasters could severely disrupt our operations and have a material adverse effect on its business, results of operations, financial condition and prospects. If a natural disaster, power outage, health epidemic or other event occurred that prevented Intec Israel from using all or a significant portion of its office, manufacturing and/or lab spaces, that damaged critical infrastructure, such as the manufacturing facilities of its third-party contract manufacturers, CROs, clinical sites, third parties ongoing activities and schedules or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for it to continue its plans and business for a substantial period of time.

The disaster recovery and business continuity plan Intec Israel has in place may prove inadequate in the event of a serious disaster or similar event. Intec Israel may incur substantial expenses as a result of the limited nature of its disaster recovery and business continuity plans, which could have a material adverse effect on its business.

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Risks Related to the Clinical Development, Manufacturing and Regulatory Approval of Intec Israel’s Product Candidates

Intec Israel’s product candidates are at various stages of development and may never be commercialized.

The progress and results of any future preclinical testing or future clinical trials are uncertain, and the failure of its product candidates and additional product candidates which Intec Israel may license, acquire or develop in the future to receive regulatory approvals could have a material adverse effect on our business, operating results and financial condition to the extent Intec Israel is unable to commercialize any such products. For example, the negative outcome of Intec Israel’s ACCORDANCE study had a material adverse effect on its business, operating results and financial condition. None of its product candidates have received regulatory approval for commercial sale. In addition, Intec Israel faces the risks of failure inherent in developing therapeutic products. All its product candidates are not expected to be commercially available for several years, if at all.

Intec Israel’s product candidates are subject to extensive regulation and are at various stages of regulatory development and may never obtain regulatory approval.

Intec Israel’s product candidates must satisfy certain standards of safety and efficacy for a specific indication before they can be approved for commercial use by the FDA or foreign regulatory authorities. The FDA and foreign regulatory authorities have full discretion over this approval process. Intec Israel will need to conduct significant additional research, including testing in animals and in humans, before Intec Israel can file applications for product approval. Typically, in the pharmaceutical industry, there is a high rate of attrition for product candidates in preclinical testing and clinical trials. Also, even though Intec Israel believes that some of our product candidates may be eligible for FDA review under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”), the FDA may not agree with that assessment, and may require Intec Israel to submit the application under Section 505(b)(1) which usually requires more comprehensive clinical data than applications submitted under Section 505(b)(2). Even under Section 505(b)(2), satisfying FDA’s requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful. For example, a number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in legislation or FDA policy, during the process of product development, clinical trials and regulatory reviews. After clinical trials are completed, the FDA has substantial discretion in the drug approval process and may require Intec Israel to conduct additional preclinical and clinical testing or to perform post-marketing studies.

In order to receive FDA approval or approval from foreign regulatory authorities to market a product candidate or to distribute our products, Intec Israel must demonstrate through preclinical testing and through human clinical trials that the product candidate is safe and effective for its intended uses (e.g., treatment of a specific condition in a specific way subject to contradictions and other limitations). Intec Israel anticipates that some foreign regulatory agencies will have different testing and approval requirements from those of the FDA. Even if Intec Israel complies with all FDA requests, the FDA may ultimately reject or decline to approve one or more of our new drug applications, or it may grant approval for a narrowly intended use that is not commercially feasible. Intec Israel might not obtain regulatory approval for our product candidates in a timely manner, if at all. Failure to obtain FDA approval of any of our product candidates in a timely manner or at all could severely undermine its business by delaying or halting commercialization of its products, imposing costly procedures, diminishing competitive advantages and reducing the number of saleable products and, therefore, corresponding product revenues.

If the FDA does not conclude that a given product candidate using Intec Israel’s Accordion Pill technology satisfies the requirements for approval under the Section 505(b)(2) regulatory approval pathway, or if the requirements for approval of our product candidates under Section 505(b)(2) are not as Intec Israel expects, the approval pathway will likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated, and in any case may not be successful.

Intec Israel intends to seek FDA approval for our product candidates implementing our Accordion Pill technology through the Section 505(b)(2) regulatory pathway. Pursuant to Section 505(b)(2) of the FDCA, an NDA under Section 505(b)(2) is permitted to reference safety and effectiveness data submitted by the sponsor of a previously approved drug as part of its NDA, or rely on FDA’s prior conclusions regarding the safety and effectiveness of that previously approved drug, or rely in part on data in the public domain. Reliance on data collected by others may expedite the development program for our product candidates by potentially decreasing the amount of clinical data that Intec Israel would need to generate in order to obtain FDA approval. If the FDA does not allow us to pursue the Section 505(b)(2) regulatory pathway as anticipated, Intec Israel may need to conduct additional clinical trials, provide additional data and information, and meet additional standards for product approval. If this were to occur, the time and financial resources required to obtain FDA approval, and complications and risks associated with regulatory approval of our product candidates, would likely substantially increase. Moreover, its inability to pursue the Section 505(b)(2) regulatory pathway may result in new competitive products reaching the market more quickly than its product, which would likely materially adversely impact its competitive position and prospects. Even if Intec Israel is able to utilize the Section 505(b)(2) regulatory pathway, there is no guarantee this will ultimately lead to accelerated product development or earlier approval. A 505(b)(2) applicant may rely on the FDA’s finding of safety and effectiveness for a previously approved drug only to the extent that the proposed product in the Section 505(b)(2) application shares characteristics (e.g., active ingredient, dosage form, route of administration, strength, indication, conditions of use) in common with the previously approved drug. To the extent that the previously approved drug and the drug proposed in the Section 505(b)(2) application differ (e.g., a product with a different dosage form or route of administration), the Section 505(b)(2) application must include sufficient data to support those differences.

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In addition, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs that may be referenced in a Section 505(b)(2) NDA. These requirements may give rise to patent litigation and mandatory delays in approval of its NDA for up to 30 months or longer depending on the outcome of any litigation. Further, it is not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of a new product. Even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition. Amendments to the FDCA attempt to limit the delay that can be caused by a citizen petition to 150 days, although court action by a dissatisfied petitioner is a possibility and this could, in theory, adversely affect the approval process.

Moreover, even if product candidates implementing Intec Israel’s Accordion Pill technology are approved under Section 505(b)(2), the approval may be subject to limitations on the indicated uses for which the products may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the products.

Intec Israel might be unable to develop any of its product candidates to achieve commercial success in a timely and cost-effective manner, or ever.

Even if regulatory authorities approve any of our product candidates, they may not be commercially successful. Intec Israel’s product candidates may not be commercially successful because government agencies or other third-party payors may not provide reimbursement for the costs of the product or the reimbursement may be too low to be commercially successful. In addition, physicians and others may not use or recommend its products candidates, even following regulatory approval. A product approval, even if issued, may limit the uses for which such product may be distributed, which could adversely affect the commercial viability of the product. Moreover, third parties may develop superior products or have proprietary rights that preclude us from marketing our products. Intec Israel also expects that our product candidates, if approved, will generally be more expensive than the non-Accordion Pill version of the same medication available to patients. Physician and patient acceptance of, and demand for, any product candidates for which Intec Israel obtains regulatory approval or license will depend largely on many factors, including, but not limited to, the extent, if any, of reimbursement of costs by government agencies and other third-party payors, pricing, competition, the effectiveness of our marketing and distribution efforts, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with such products. If physicians, government agencies and other third-party payors do not accept the use or efficacy of our products, Intec Israel will not be able to generate significant revenue, if any.

Intec Israel’s product candidates and future product candidates will remain subject to ongoing regulatory requirements even if they receive marketing approval, and if Intec Israel fails to comply with these requirements, Intec Israel may not obtain such approvals or could lose those approvals that have been obtained, and the sales of any approved commercial products could be suspended.

Even if Intec Israel receives regulatory approval to market a particular product candidate, any such product will remain subject to extensive regulatory requirements, including requirements relating to manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, distribution and record keeping. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or the conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product, which could negatively impact Intec Israel or our collaboration partners by reducing revenues or increasing expenses, and cause the approved product candidate not to be commercially viable. In addition, as clinical experience with a drug expands after approval, typically because it is used by a greater number and more diverse group of patients after approval than during clinical trials, side effects and other problems may be observed over time after approval that were not seen or anticipated during pre-approval clinical trials or other studies. Any adverse effects observed after the approval and marketing of a product candidate could result in limitations on the use of or withdrawal of FDA approval of any approved products from the marketplace. Absence of long-term safety data may also limit the approved uses of its products, if any. If Intec Israel fails to comply with the regulatory requirements of the FDA and other applicable U.S. and foreign regulatory authorities, or previously unknown problems with any approved commercial products, manufacturers or manufacturing processes are discovered, Intec Israel could be subject to administrative or judicially imposed sanctions or other setbacks, including, without limitation, the following:

●	suspension or imposition of restrictions on the products, manufacturers or manufacturing processes, including costly new manufacturing requirements;

●	warning letters;

●	civil or criminal penalties, fines and/or injunctions;

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●	product seizures or detentions;

●	import or export bans or restrictions;

●	voluntary or mandatory product recalls and related publicity requirements;

●	suspension or withdrawal of regulatory approvals;

●	total or partial suspension of production; and

●	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

If Intec Israel or its collaborators are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, marketing approval for our product candidates may be lost or cease to be achievable, resulting in decreased revenue from milestones, product sales or royalties, which would have a material adverse effect on its business, financial condition or results of operations.

Clinical trials are very expensive, time-consuming and difficult to design and implement, and, as a result, Intec Israel may suffer delays or suspensions to current or future trials, which would have a material adverse effect on its ability to advance products and generate revenues.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Regulatory authorities, such as the FDA, may preclude clinical trials from proceeding. Additionally, the clinical trial process is time-consuming, failure can occur at any stage of the trial and Intec Israel may encounter problems that cause Intec Israel to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including, but not limited to:

●	unforeseen safety issues;

●	clinical holds or suspension of a clinical trial by the FDA, us, ethics committees, or the DSMB to determine proper dosing;

●	lack of effectiveness or efficacy during clinical trials;

●	failure of our contract manufacturers to manufacture our product candidates in accordance with Current Good Manufacturing Practice (“cGMP”);

●	failure of third party suppliers to perform final manufacturing steps for the drug substance;

●	slower than expected rates of patient recruitment and enrollment;

●	lack of healthy volunteers and patients to conduct trials;

●	inability to monitor patients adequately during or after treatment;

●	failure of third party contract research organizations to properly implement or monitor the clinical trial protocols;

●	failure of IRBs to approve or renew approvals of its clinical trial protocols;

●	inability or unwillingness of medical investigators to follow its clinical trial protocols; and

●	lack of sufficient funding to finance the clinical trials.

As noted above, Intec Israel, regulatory authorities, IRBs or DSMBs may suspend its clinical trials at any time if it appears that Intec Israel is exposing participants to unacceptable health risks or if the regulatory authorities find deficiencies in our regulatory submissions or conduct of these trials. Any suspension of clinical trials will delay possible regulatory approval, if any, and adversely impact its ability to develop products and generate revenue.

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Intec Israel may be forced to abandon development of certain products altogether, which will significantly impair its ability to generate product revenues.

Upon the completion of any clinical trial, if at all, the results of these trials might not support the claims sought by Intec Israel. Further, success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results of later clinical trials may not replicate the results of prior clinical trials and preclinical testing. For example, Intec Israel’s Phase 3 ACCORDANCE study failed to meet its target endpoints despite positive Phase 2 data. The clinical trial process may fail to demonstrate that its product candidates are safe for humans and effective for its indicated uses. Any such failure may cause Intec Israel to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination or suspension of, our clinical trials will delay the requisite filings with the FDA and, ultimately, our ability to commercialize its product candidates and generate product revenues. If the clinical trials do not support our drug product claims, the completion of development of such product candidates may be significantly delayed or abandoned, which would significantly impair our ability to generate product revenues and would materially adversely affect its business, financial condition or results of operations.

Positive results in the previous clinical trials of one or more of its product candidates may not be replicated in future clinical trials of such product candidate, which could result in development delays or a failure to obtain marketing approval.

Positive results in the previous clinical trials of one or more of its product candidates may not be predictive of similar results in future clinical trials for such product candidate. For example, our Phase III ACCORDANCE study failed to meet its target endpoints despite positive Phase II data. Also, interim results during a clinical trial do not necessarily predict final results. Intec Israel along with a number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, the results from the completed preclinical studies and clinical trials for its product candidates may not be predictive of the results Intec Israel may obtain in later stage trials of such product candidates. Its clinical trials may produce negative or inconclusive results, and Intec Israel may decide, or regulators may require Intec Israel, to conduct additional clinical trials. Clinical trial results may be inconclusive, or contradicted by other clinical trials, particularly larger clinical trials. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain FDA or European Medicines Agency, or other applicable regulatory agency, approval for their products.

Its product candidates are manufactured through a compounding, film casting and assembly process, and if Intec Israel or one of its materials suppliers encounters problems manufacturing its products or raw materials, its business could suffer.

Intec Israel and its contract manufacturers, if any, are, and will be, subject to extensive governmental regulation in connection with the manufacture of any pharmaceutical products. The FDA and foreign regulators require manufacturers to register manufacturing facilities. The FDA and foreign regulators also inspect these facilities to confirm compliance with cGMP or similar requirements that the FDA or foreign regulators establish. Intec Israel and its contract manufacturers must ensure that all of the processes, methods and equipment are compliant with cGMP for drugs on an ongoing basis, as mandated by the FDA and other regulatory authorities, and conduct extensive audits of vendors, contract laboratories and suppliers. The FDA will likely condition grant of any marketing approval, if any, on a satisfactory on-site inspection of its manufacturing facilities.

Intec Israel currently manufactures its product candidates used in clinical testing and Intec Israel orders certain materials from single-source suppliers. If the supply of any of these single-sourced materials is delayed or ceases, Intec Israel may not be able to produce the related product in a timely manner or in sufficient quantities, if at all, causing us to be unable to further develop our product candidates or bring them to market or continue to develop our technology, which could materially and adversely affect its business. In addition, a single-source supplier of a key component of one or more of our product candidates could potentially exert significant bargaining power over price, quality, warranty claims or other terms relating to the single-sourced materials. Its materials suppliers may face manufacturing or quality control problems causing product production and shipment delays or a situation where the supplier may not be able to maintain compliance with the FDA’s cGMP requirements, or those of foreign regulators, necessary to continue manufacturing our drug substance or raw materials. Drug manufacturers are subject to ongoing periodic unannounced inspections by the FDA, the DEA, and corresponding foreign regulatory agencies to ensure strict compliance with cGMP requirements and other governmental regulations and corresponding foreign standards. Any failure by us or our suppliers to comply with DEA requirements or FDA or foreign regulatory requirements could adversely affect its clinical research activities and its ability to market and develop its products.

Intec Israel intends to rely on a third-party manufacturer to manufacture commercial quantities of AP-CD/LD, if approved, and Intec Israel may rely on other third-party manufacturers for other product candidates and any failure by a third-party manufacturer or supplier may delay or impair its ability to commercialize its product candidates.

Intec Israel has manufactured its product candidates for its preclinical studies, Phase 1 clinical trials, Phase 2 clinical trials and Phase 3 clinical trial in its own manufacturing facility. Completion of any future clinical trial and commercialization of its product candidates will require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. Although Intec Israel believes its facilities are sufficient to manufacture its product candidate needs for clinical trials, Intec Israel may be incorrect and Intec Israel may not have the resources or facilities to manufacture its product candidates for clinical trials.

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With respect to any future commercialization of the AP-CD/LD, Intec Israel has decided to rely on LTS, a third-party contract manufacturer. LTS will be the sole source of production of AP-CD/LD and the establishment of a manufacturing facility to produce commercial quantities of AP-CD/LD requires substantial investment. Producing products in commercial quantities requires developing and adhering to complex manufacturing processes that are different from the manufacture of products in smaller quantities for clinical trials, including adherence to regulatory standards. Although Intec Israel believes that Intec Israel has developed processes and protocols that will enable LTS to manufacture commercial-scale quantities of products at acceptable costs, Intec Israel cannot provide assurance that such processes and protocols will enable us to manufacture in quantities that may be required for commercialization of AP-CD/LD with yields and at costs that will be commercially attractive. If LTS is unable to establish or maintain commercial manufacture of AP-CD/LD or are unable to do so at costs that Intec Israel currently anticipates, our business could be adversely affected. Furthermore, if its current and future manufacturing and supply strategies are unsuccessful, Intec Israel may be unable to conduct and complete any future Phase III clinical trials or commercialize its product candidates in a timely manner, if at all.

Intec Israel has relied, and Intec Israel expects to continue to rely, on third-party manufacturers for certain raw materials (excipients, solvents and active pharmaceutical ingredients, or APIs), and for the commercial manufacturing of our AP-CD/LD. Its reliance on third parties for the manufacture of these items increases the risk that Intec Israel will not have sufficient quantities of these items or will not be able to obtain such quantities at an acceptable cost or quality, which could delay, prevent or impair its development or commercialization efforts. If the third-party manufacturers on whom Intec Israel relies fail to supply these items and Intec Israel need to enter into alternative arrangements with a different supplier, it could delay its product development activities, as Intec Israel would have to requalify the casting and assembly processes pursuant to FDA requirements. If this failure of supply were to occur after Intec Israel received approval for and commenced commercialization of AP-CD/LD, Intec Israel might be unable to meet the demand for this product and our business could be adversely affected. In addition, because Intec Israel does not have any control over the process or timing of the supply of the APIs used in AP-CD/LD, there is greater risk that Intec Israel will not have sufficient quantities of these APIs at an acceptable cost or quality, which could delay, prevent or impair its development or commercialization efforts.

Manufacturing its product candidates is subject to extensive governmental regulation. Intec Israel’s failure or the failure of these third parties in any respect (including noncompliance with governmental regulations) could have a material adverse effect on its business, results of operations and financial condition.

Manufacturing its product candidates is subject to extensive governmental regulation. See “Business of Intec Israel - Government Regulation.” Future FDA, state and foreign inspections may identify compliance issues at our facilities or at the facilities of our contract manufacturers. Failure by its third-party manufacturers to pass such inspections and otherwise satisfactorily complete the FDA or foreign regulatory agency approval regimen with respect to our product candidates may result in regulatory actions such as the issuance of Form FDA 483 notices of observations or any foreign counterpart, warning letters or injunctions or the loss of operating licenses. Based on the severity of the regulatory action, its clinical or commercial supply of the items manufactured by third-party manufacturers could be interrupted or limited, which could have a material adverse effect on our business. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary, FDA or foreign regulatory agency-initiated or judicial action that could delay or prohibit further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s or foreign regulatory agency’s policies may change, which could delay or prevent regulatory approval of our products under development. The FDA will likely condition grant of any marketing approval, if any, on a satisfactory on-site inspection of its manufacturing facilities.

If Intec Israel is unable to use its manufacturing facility for any reason, the manufacture of clinical supplies of its candidates would be delayed, which would harm its business.

Intec Israel is currently able to manufacture all clinical supply of all its product candidates at its own manufacturing facility. If Intec Israel was to lose the use of its facility or equipment, its manufacturing facility and manufacturing equipment would be difficult to replace and could require substantial replacement lead time and substantial additional funds. It’s facility may be affected by natural disasters, such as floods or fire, or Intec Israel may lose the use of our facility due to manufacturing issues that arise at our facility, such as contamination or regulatory concerns following a regulatory inspection of our facility. Intec Israel does not currently have back-up capacity. In the event of a loss of the use of all or a portion of its facility or equipment for the reasons stated above or any other reason, Intec Israel would be unable to manufacture any of our product candidates until such time as our facility could be repaired, rebuilt or Intec Israel is able to address other manufacturing issues at our facility. Although Intec Israel currently maintains property insurance with personal property limits of up to NIS 40.0 million and business interruption insurance coverage of up to NIS 20.0 million for damage to its property and the disruption of its business from fire and other casualties, such insurance may not cover all occurrences of manufacturing disruption or be sufficient to cover all of our potential losses in the event of occurrences that are covered and may not continue to be available to it on acceptable terms, or at all.

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Intec Israel is subject to extensive and costly government regulation.

The products Intec Israel is developing and planning to develop in the future are subject to extensive and rigorous domestic government regulation, including regulation by the FDA, the CMS, the HHS, including its Office of Inspector General, the Office of Civil Rights, which administers the privacy provisions of HIPAA, the U.S. Department of Justice, the Departments of Defense and Veterans Affairs, to the extent its products are paid for directly or indirectly by those departments, state and local governments, and their respective foreign equivalents. The FDA regulates the research, development, preclinical and clinical testing, manufacture, safety, effectiveness, record keeping, reporting, labeling, storage, approval, advertising, promotion, sale, distribution, import and export of pharmaceutical products under various regulatory provisions. If any drug products Intec Israel develops are tested or marketed abroad, they will also be subject to extensive regulation by foreign governments, whether or not Intec Israel has obtained FDA approval for a given product and its uses. Such foreign regulation may be equally or more demanding than corresponding U.S. regulation.

Government regulation substantially increases the cost and risk of researching, developing, manufacturing, and selling our products. Intec Israel’s failure to comply with these regulations could result in, by way of example, significant fines, criminal and civil liability, product seizures, recalls, withdrawals, withdrawals of approvals, and exclusion and debarment from government programs. Any of these actions, including the inability of our proposed products to obtain and maintain regulatory approval, would have a materially adverse effect on its business, financial condition, results of operations and prospects.

In addition to government regulation, rules and policies of professional and other quasi and non-governmental bodies and organizations may impact the prescription of products, as well as the manner of their promotion, marketing, and education. Examples of such bodies are the American Medical Association, the Accreditation Council of Continuing Medical Education, American College of Physicians and the American Academy of Family Physicians.

Elections in the United States could result in significant changes in, and uncertainty with respect to, legislation, regulation and government policy. While it is not possible to predict whether and when any such changes will occur, changes at the federal level could significantly impact its business and the health care industry; Intec Israel is currently unable to predict whether any such changes would have a net positive or negative impact on its business. To the extent that such changes have a negative impact on Intec Israel or the health care industry, including as a result of related uncertainty, these changes may materially and adversely impact our business, financial condition, results of operations, cash flows and the trading price of its ordinary shares.

Intec Israel is subject to additional federal, state and local laws and regulations relating to its business, and its failure to comply with those laws could have a material adverse effect on its results of operations and financial conditions.

In the United States, our current and future activities with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers are subject to healthcare regulation and enforcement by the federal government and the states in which Intec Israel conducts or will conduct its business. The laws that may affect its ability to operate include, but are not limited to, the following:

●	the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good, item, facility or service for which payment may be made under government healthcare programs such as the Medicare and Medicaid programs;

●	the Anti-Inducement Law, which prohibits persons from offering or paying remuneration to Medicare and Medicaid beneficiaries to induce them to use items or services paid for in whole or in part by the Medicare or Medicaid programs;

●	the Ethics in Patient Referrals Act of 1989, commonly referred to as the Stark Law, prohibits physicians from referring Medicare or Medicaid patients for certain designated items or services where that physician or family member has a financial interest in the entity providing the designated item or service;

●	federal false claims laws, including the Federal False Claims Act, that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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●	HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

●	state and local law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers; and

●	federal, state and local taxation laws applicable to the marketing and sale of its products.

Further, the PPACA, among other things, amended the intent requirement of the federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity can now be found guilty of fraud or false claims under PPACA without actual knowledge of the statute or specific intent to violate it. In addition, PPACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statue constitutes a false or fraudulent claim for purposes of the false claims statutes. Possible sanctions for violation of these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare, Medicaid and other government programs, imprisonment, and forfeiture of amounts collected in violation of such prohibitions. Any violations of these laws, or any action against us for violation of these laws, even if Intec Israel successfully defends against it, could result in a material adverse effect on its reputation, business, results of operations and financial condition.

PPACA also contains legislation commonly known as the Physician Payments Sunshine Act, or Sunshine Act, which requires applicable drug and device manufacturers of covered pharmaceutical, biological, device and medical supplies to annually report to CMS information regarding payments and transfers of value made to physicians and teaching hospitals and certain ownership and investment interests held by physicians and their immediate family members, and for CMS to annually collect and display information reported by device and pharmaceutical manufacturers. Pursuant to the Sunshine Act, CMS created the federal Open Payments Program, under which data collected for each calendar year is published by CMS in June of the following calendar year. For example, data that was submitted by applicable manufacturers for the 2019 calendar year was published on June 30, 2020. Failure to submit required information may result in civil monetary penalties for all payments, transfers of value or ownership or investment interests that are not reported.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the PPACA. If a law is enacted, many if not all, of the provisions of the PPACA may no longer apply to prescription drugs. While Intec Israel is unable to predict what changes may ultimately be enacted, to the extent that future changes affect how any future products are paid for and reimbursed by government and private payers, our business could be adversely impacted. On December 14, 2018, a federal district court in Texas ruled that the PPACA is unconstitutional as a result of the Tax Cuts and Jobs Act, the federal income tax reform legislation previously passed by Congress and signed by President Trump on December 22, 2017, that eliminated the individual mandate portion of the PPACA. The case, Texas, et al, v. United States of America, et al., (N.D. Texas), is an outlier, but in 2019, the Fifth Circuit Court of Appeals subsequently upheld the lower court decision which was then appealed to the United States Supreme Court. The U.S. Supreme Court declined to hear the appeal on an expedited basis and so no decision is expected until the next Supreme Court term in early 2021. Intec Israel is not able to state with any certainty what will be the impact of this court decision on our business pending further court action and possible appeals. In November 2020, Joseph Biden was elected President and, in January 2021, the Democratic Party obtained control of the Senate. As a result of these electoral developments, it is unlikely that continued legislative efforts will be pursued to repeal PPACA. Instead, it is possible that legislation will be pursued to enhance or reform PPACA. Intec Israel is not able to state with certainty what the impact of potential legislation will be on our business.

In addition, there has been a recent trend of increased federal, state and local regulation of payments made to physicians for marketing. Some states, such as California, Massachusetts and Vermont, mandate implementation of corporate compliance programs, along with the tracking and reporting of gifts, compensation and other remuneration to physicians, and some states limit or prohibit such gifts. Various trade associations, such as the Advanced Medical Technology Association for devices and the Pharmaceutical Research and Manufacturers of America for drugs, have adopted voluntary standards of ethical behavior that limit the amount of and circumstances under which payments made be made to physicians. Additionally, there are state and local laws that require pharmaceutical sales representatives to register or obtain a license with the state or locality and to disclose or report certain information about their interactions with physicians.

The scope and enforcement of these laws is uncertain and subject to change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Intec Israel cannot predict the impact on its business of any changes in these laws. Federal or state regulatory authorities may challenge its current or future activities under these laws. Any such challenge could have a material adverse effect on our reputation, business, results of operations, and financial condition. Any state or federal regulatory review of Intec Israel, regardless of the outcome, would be costly and time-consuming.

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Intec Israel and its board of directors may be subject to liability for failure to fully comply with federal and state securities laws.

Intec Israel is subject to federal and state securities laws. Any failure to comply with such laws, could cause federal or state agencies to take action against Intec Israel, which could restrict its ability to issue securities and result in fines or penalties. Any claims brought by such an agency could also cause Intec Israel to expend resources to defend itself, would divert the attention of its management from Intec Israel’s core business and could significantly harm Intec Israel’s business, operating results and financial condition, even if the claims are resolved in Intec Israel’s favor.

Four lawsuits have been filed against Intec Israel and the members of the Intec Israel board of directors in federal court:  St Hilarie v. Intec Pharma Ltd, et al., 1:21-cv-04000-JSR (filed May 5, 2021, Southern District of New York); Minh Tran v. Intec Pharma Ltd., et al., 1:21-cv-04026-JSP (filed May 5, 2021, Southern District of New York), Craig Davidson v. Intec Pharma Ltd. et al., 1:21-cv-00673-UNA (filed May 7, 2021, District of Delaware); and Jordan Sanchez Figueroa v. Intec Pharma Ltd. et al., 1:21-cv-02621 (filed May 11, 2021, Eastern District of New York). All four complaints allege that Intec Israel and its board violated federal securities laws by allegedly failing to disclose all material information in connection with the Merger. The Davidson lawsuit also names Decoy and certain entities involved in the Merger as defendants. Intec Israel cannot preclude the possibility that these complaints and any lawsuit brought relating to any alleged federal law violations or other alleged violations of law in connection with the Merger could result in a delay of the Merger, as well as the potentially significant expenditures of time and resources to defend any such lawsuit. As a result, Intec Israel’s management and board of directors may have less time to devote to Intec Israel’s business, the consummation of the Merger and the successful integration of the business of Intec Israel and Decoy.

Intec Israel is subject to anti-kickback laws and regulations. Its failure to comply with these laws and regulations could have adverse consequences to it.

There are extensive U.S. federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry that can result in significant criminal and civil penalties. These federal laws include: the Anti-Kickback Statute, which prohibits certain business practices and relationships, including the payment or receipt of compensation for the referral of patients whose care will be paid by Medicare or other federal healthcare programs; the physician self-referral prohibition, commonly referred to as the Stark Law; the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program; the civil False Claims Act in 1986, or the False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose civil penalties administratively for fraudulent or abusive acts. In addition, the Sunshine Act requires device and drug manufacturers to report to the government any payments to physicians for consulting services, research activities, educational programs, travel, food, entertainment and the like.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, monetary penalties, imprisonment, integrity obligations and other oversight, denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs, or both, and debarment. As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to reduce or eliminate waste and to control fraud and abuse in governmental healthcare programs. Private enforcement of healthcare fraud has also increased, due in large part to amendments to the False Claims Act that were designed to encourage private persons, known as relators, to file qui tam actions on behalf of the government. The Fraud Enforcement and Recovery Act of 2009 further encouraged whistleblowers to file suit under the qui tam provisions of the False Claims Act. A violation of any of these federal and state fraud and abuse laws and regulations could have a material adverse effect on our liquidity and financial condition. An investigation into the use by physicians of any of our products, if ever commercialized, may dissuade physicians from either purchasing or using them, and could have a material adverse effect on its ability to commercialize those products.

In addition, Intec Israel is subject to analogous foreign laws and regulations, which may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; foreign laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers; foreign laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and foreign laws governing the privacy and security of health information in certain circumstances. Many of these laws differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Intec Israel’s AP-CBD/THC, AP-THC and AP-CBD product candidates (collectively “AP-Cannabinoids”) use Cannabidiol and 9-Tetrahydrocannabinol individually or in combination, which are subject to U.S. and international controlled substance laws and regulations; its ability to commercialize any product containing these substances will depend, in part, on the ultimate classification of the product under these laws and regulations.

Intec Israel’s AP-Cannabinoids product candidates for treatment of various pain indications, use pharmaceutically pure CBD, and THC, the latter of which is synthetically derived. These products are quite distinct from crude herbal “medical marijuana,” and Intec Israel intends to seek FDA approval for these products in accordance with the customary FDA approval process and based on adequate and well-controlled clinical studies. However, the active ingredients in its products are defined as controlled substances under the federal Controlled Substances Act. Under the CSA, the DEA may place each drug that has abuse potential into one of five categories. The five categories, referred to as Schedules I-V, carry different degrees of restriction. Each schedule is associated with a distinct set of controls that affect manufacturers, researchers, healthcare providers, and patients. The controls include registration with the DEA, labeling and packaging, production quotas, security, recordkeeping, and dispensing. Schedule I is the most restrictive, covering drugs that have “no accepted medical use” in the United States and that have high abuse potential.

If and when any of its product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Accordingly, its ability to ultimately commercialize the product will depend in part on the ultimate scheduling classification determination by DEA for its product.

The FDA has stated that it will continue to facilitate the work of companies interested in bringing safe, effective, and quality products to market, including scientifically-based research concerning the medical uses of products derived from marijuana and the FDA has approved synthetic compositions of the active ingredients found in marijuana. However, the use and abuse of controlled substances is currently subject to political and social pressures from certain constituencies related to their usage which could result in additional difficulty with respect to the approval of AP-Cannabinoids as a prescription pharmaceutical. For example, the FDA or DEA may require us to generate more clinical data about the potential for abuse than that which is currently anticipated, which could increase the cost and/or delay the launch of our product. In addition, DEA scheduling may limit our ability to achieve market share in the United States due to restricted access and the disinclination of some physicians to prescribe more restrictive scheduled controlled substances. For example, Schedule II drugs may not be refilled without a new prescription. These factors may limit the commercial viability of AP-Cannabinoids in the United States.

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Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including the compounds in our AP-Cannabinoids product candidates. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining approval to market our AP-Cannabinoids product candidates. Approval to market in these countries could require amendments or modifications to existing laws and regulations that such countries would be unwilling to undertake or may cause material delays in any marketing approval.

Reimbursement may not be available for its products, which could make it difficult for it to sell its products profitably.

Market acceptance and sales of our products will depend on coverage and reimbursement policies and may be affected by healthcare reform measures. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which products they will pay for and establish reimbursement levels. Intec Israel cannot be sure that coverage and reimbursement will be available for our products. Intec Israel also cannot be sure that the amount of reimbursement available, if any, will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only at limited levels, Intec Israel may not be able to successfully compete through sales of our proposed products.

Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could affect its ability to sell its products profitably. In the United States, MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and certain others. Prior to MMA, Medicare did not cover most outpatient prescription drugs. MMA created a new voluntary Part D, which covers outpatient drugs for Medicare beneficiaries and is administered by private insurance plans that operate partially at-risk under contract with the CMS. These private Part D plans have incentives to keep costs down. MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of certain outpatient drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, Intec Israel expects that there will be additional pressure to contain and reduce costs. These and future cost-reduction initiatives could decrease the coverage and price that Intec Israel receives for its products, if approved, and could seriously harm its business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policies and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement under Medicare may result in a similar reduction in payments from private payors.

In March 2010, PPACA became law in the United States. The goal of PPACA is to reduce the cost of healthcare and substantially change the way healthcare is financed by both governmental and private insurers. Among other measures, PPACA imposes increased rebates on manufacturers for certain covered drug products reimbursed by state Medicaid programs. The PPACA remains subject to continuing legislative scrutiny, including efforts by Congress to repeal and amend a number of its provisions, as well as administrative actions delaying the effectiveness of key provisions. In addition, there have been lawsuits filed by various stakeholders pertaining to certain portions of the PPACA that may have the effect of modifying or altering various parts of the law. Efforts to date to amend or repeal the PPACA have generally been unsuccessful. Intec Israel ultimately cannot predict with any assurance the ultimate effect of the PPACA or changes to the PPACA on its Company, nor can Intec Israel provide any assurance that its provisions will not have a material adverse effect on its business, financial condition, results of operations, cash flows and the trading price of our ordinary shares. In addition, Intec Israel cannot predict whether new proposals will be made or adopted, when they may be adopted or what impact they may have on it if they are adopted.

Intec Israel expects to experience pricing pressures in connection with the sale of our products generally due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative proposals. If Intec Israel fails to successfully secure and maintain adequate coverage and reimbursement for its future products or are significantly delayed in doing so, Intec Israel will have difficulty achieving market acceptance of our products and its business will be harmed.

Intec Israel expects the healthcare industry to face increased limitations on reimbursement, rebates and other payments as a result of healthcare reform, which could adversely affect third-party coverage of its products and how much or under what circumstances healthcare providers will prescribe or administer its products.

In both the United States and other countries, sales of our products will depend in part upon the availability of reimbursement from third-party payors, which include governmental authorities, managed care organizations and other private health insurers. Third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services.

Increasing expenditures for healthcare have been the subject of considerable public attention in the United States. Both private and government entities are seeking ways to reduce or contain healthcare costs. Numerous proposals that would effect changes in the U.S. healthcare system have been introduced or proposed in Congress and in some state legislatures, including reducing reimbursement for prescription products and reducing the levels at which consumers and healthcare providers are reimbursed for purchases of pharmaceutical products.

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In the United States, the MMA changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In recent years, Congress has considered further reductions in Medicare reimbursement for drugs administered by physicians. CMS has issued and will continue to issue regulations to implement the law which will affect Medicare, Medicaid and other third-party payors. Medicare, which is the single largest third-party payment program and which is administered by CMS, covers prescription drugs in one of two ways. Medicare part B covers outpatient prescription drugs that are administered by physicians and Medicare part D covers other outpatient prescription drugs, but through private insurers. Medicaid, a health insurance program for the poor, is funded jointly by CMS and the states, but is administered by the states; states are authorized to cover outpatient prescription drugs, but that coverage is subject to caps and to substantial rebates. CMS also has the authority to revise reimbursement rates and to implement coverage restrictions for some drugs. Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products, which in turn would affect the price Intec Israel can receive for those products. While the MMA and implementing regulations apply primarily to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from federal legislation or regulation may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the PPACA, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. As amended, the PPACA expanded manufacturers’ rebate liability to include covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations, increased the minimum rebate due for innovator drugs (both single source drugs and innovator multiple source drugs) from 15.1% of average manufacturer price, or AMP, to 23.1% of AMP or the difference between the AMP and best price, whichever is greater. The total rebate amount for innovator drugs is capped at 100.0% of AMP. The PPACA and subsequent legislation also narrowed the definition of AMP. Furthermore, the PPACA imposes a significant annual, nondeductible fee on companies that manufacture or import certain branded prescription drug products. Substantial new provisions affecting compliance have also been enacted, which may affect our business practices with healthcare practitioners, and a significant number of provisions are not yet, or have only recently become, effective. The PPACA likely will continue to put pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs. Intec Israel ultimately cannot predict with any assurance the ultimate effect of the PPACA or changes to the PPACA on our Company, nor can Intec Israel provide any assurance that its provisions will not have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of Intec Israel’s ordinary shares. In addition, Intec Israel cannot predict whether new proposals will be made or adopted, when they may be adopted or what impact they may have on us if they are adopted.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. In August 2011, then President Obama signed into law the Budget Control Act of 2011, which, among other things, creates the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of an amount greater than $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to healthcare providers of up to 2.0% per fiscal year, starting in 2013. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several categories of healthcare providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Bipartisan Budget Act of 2015, signed into law on November 2, 2015, increased the rebates that generic drug manufacturers are obligated to pay under the Medicaid program by applying an inflation-based rebate formula to generic drugs that previously only applied to brand name drugs. If Intec Israel ever obtains regulatory approval and commercialization of any of our product candidates, these new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on its customers and accordingly, our financial operations. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities or to lower prices for pharmaceutical products. Intec Israel cannot be sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of its product candidates may be.

In November 2020, Joseph Biden was elected President and, in January 2021, the Democratic Party obtained control of the Senate. Intec Israel is not able to state with certainty what the impact of potential legislation will be on its business.

Various states, such as California, have also taken steps to consider and enact laws or regulations that are intended to increase the visibility of the pricing of pharmaceutical products with the goal of reducing the prices at which Intec Israel is able to sell our products. Because these various actual and proposed legislative changes are intended to operate on a state-by-state level rather than a national one, Intec Israel cannot predict what the full effect of these legislative activities may be on its business in the future.

Although Intec Israel cannot predict the full effect on its business of the implementation of existing legislation, including the PPACA or the enactment of additional legislation pursuant to healthcare and other legislative reform, Intec Israel believes that legislation or regulations that would reduce reimbursement for or restrict coverage of its products could adversely affect how much or under what circumstances healthcare providers will prescribe or administer its products. This could materially and adversely affect its business by reducing our ability to generate revenue, raise capital, obtain additional collaborators and market its products. In addition, Intec Israel believes the increasing emphasis on managed care in the United States has and will continue to put pressure on the price and usage of pharmaceutical products, which may adversely impact product sales.

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Governments outside the United States tend to impose strict price controls, which may adversely affect its revenues, if any.

In some countries, particularly the countries comprising the EU, the pricing of pharmaceuticals and certain other therapeutics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, Intec Israel may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, its business could be materially harmed.

Changes in regulatory requirements and guidance or unanticipated events during its clinical trials may occur, which may result in necessary changes to clinical trial protocols, which could result in increased costs to Intec Israel, delay its development timeline or reduce the likelihood of successful completion of its clinical trials.

Changes in regulatory requirements and guidance or unanticipated events during its clinical trials may occur, as a result of which Intec Israel may need to amend clinical trial protocols. Amendments may require Intec Israel to resubmit its clinical trial protocols to IRBs for review and approval, which may adversely affect the cost, timing and successful completion of a clinical trial. If Intec Israel experiences delays in the completion of, or if Intec Israel terminates, any of its clinical trials, the commercial prospects for its affected product candidates would be harmed and its ability to generate product revenue would be delayed, possibly materially.

Intec Israel may be subject to extensive environmental, health and safety, and other laws and regulations in multiple jurisdictions.

Intec Israel’s business involves the controlled use, directly or indirectly through our service providers, of hazardous materials, various biological compounds and chemicals; therefore, Intec Israel, its agents and its service providers may be subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous, radioactive and biological materials and wastes and the cleanup of contaminated sites. The risk of accidental contamination or injury from these materials cannot be eliminated. If an accident, spill or release of any regulated chemicals or substances occurs, Intec Israel could be held liable for resulting damages, including for investigation, remediation and monitoring of the contamination, including natural resource damages, the costs of which could be substantial. Intec Israel is also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials and chemicals. Although Intec Israel maintains workers’ compensation insurance to cover the costs and expenses that may be incurred because of injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. Additional or more stringent federal, state, local or foreign laws and regulations affecting its operations may be adopted in the future. Intec Israel may incur substantial capital costs and operating expenses and may be required to obtain consents to comply with any of these or certain other laws or regulations and the terms and conditions of any permits or licenses required pursuant to such laws and regulations, including costs to install new or updated pollution control equipment, modify our operations or perform other corrective actions at our respective facilities or the facilities of our service providers. For instance, Intec Israel has undergone inspections and obtained approvals from various governmental agencies. Intec Israel holds a business license with respect to testing, developing, storing and manufacturing pharmaceutical products at our current location from the municipality of Jerusalem, which is accompanied by additional terms and conditions approved by the Israeli Ministry of Environmental Protection, or the Ministry of Environmental Protection. Intec Israel’s business license is valid until December 31, 2023 and Intec Israel also holds a toxic substances permit from the Ministry of Environmental Protection (the Hazardous Material Division) and a Certificate of GMP Compliance of a Manufacturer from the Israeli Ministry of Health – Pharmaceutical Administration. Failure to renew any of the foregoing licenses and permits may harm its on-going and future operations. In addition, fines and penalties may be imposed for noncompliance with environmental, health and safety and other laws and regulations or for the failure to have, or comply with the terms and conditions of its business license or, required environmental or other permits or consents.

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Risks Related to Intec Israel’s Intellectual Property

If Intec Israel fails to comply with its obligations in the agreements under which Intec Israel licenses intellectual property rights from third parties or these agreements are terminated or Intec Israel otherwise experiences disruptions to its business relationships with its licensors, Intec Israel could lose intellectual property rights that are important to its business.

Intec Israel licenses its core intellectual property from Yissum, an affiliate of Hebrew University and may need to obtain additional licenses from others to advance our research and development activities or allow the commercialization of the Accordion Pill. Intec Israel initially entered into an exclusive license agreement with Yissum in 2000 and, in 2004 and 2005, Intec Israel amended the license, which Intec Israel refers to, as amended, as the License Agreement. According to the License Agreement, Intec Israel holds an exclusive license for developing, manufacturing and/or world marketing of products that are directly or indirectly based on the patent owned by Yissum and/or other related intellectual property (including any information, research results and related know-how). Yissum is not permitted to transfer such intellectual property to third parties without our prior written consent. Yissum may obtain future financing from other entities for its research, provided that such entities will not be granted rights in its results (including other intellectual property rights) in a way prejudicing the rights granted to us in accordance with the License Agreement. Intec Israel is entitled to grant perpetual sublicenses of this intellectual property to third parties, and such third parties will not be required to assume any undertaking towards Yissum. Intec Israel is obligated to research and develop products that are based on the intellectual property of Yissum and to pay Yissum from the date of first sale an amount equal to 3% of our net sales of products based on the intellectual property and 15% from all other payments or benefits received from any such sublicense. In addition, also in consideration of the exclusive license granted to us pursuant to the License Agreement, Intec Israel issued 5,618 ordinary shares to Yissum. As of the date of this proxy statement/prospectus, no payments were paid and/or are due under the License Agreement. The License Agreement will be in effect until 15 years from the date of the first commercial sale. Intec Israel also contracted with Yissum for laboratory services. In January 2008, Intec Israel signed an addendum to the License Agreement to conduct an additional joint development and study regarding a technology, different from the Accordion Pill, for GR, of a drug. This addendum provides that the intellectual property rights produced as a result of the joint development and study will be jointly owned and Intec Israel is entitled to receive a license for Yissum’s share in these rights in return for payment of royalties. One patent application has been filed by Yissum and Intec Israel as a result of the development related to that joint project, but this patent application was abandoned.

The License Agreement imposes certain payment, reporting, confidentiality and other obligations on Intec Israel. In the event that Intec Israel was to breach any of its obligations under the License Agreement and fail to cure such breach, Yissum would have the right to terminate the License Agreement upon 30 days’ notice. In addition, Yissum has the right to terminate the License Agreement upon its bankruptcy or receivership.

In spite of Intec Israel’s efforts, Yissum or any future licensor might conclude that Intec Israel has materially breached its obligations under such license agreements and might therefore terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. Most of its current product candidates are partly based on the intellectual property licensed under the License Agreement, and therefore if the License Agreement with Yissum was terminated, Intec Israel may be required to cease our development and commercialization of the Accordion Pill. Any of the foregoing could have a material adverse effect on its business, financial condition or results of operations.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;

●	the extent to which its product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

●	the sublicensing of patent and other rights under our collaborative development relationships;

●	its diligence obligations under the license agreement and what activities satisfy those diligence obligations;

●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by its licensors and Intec Israel and our partners; and

●	the priority of invention of patented technology.

If Intec Israel fails to adequately protect, enforce or secure rights to the patents which were licensed to it or any patents Intec Israel owns or may own in the future, the value of our intellectual property rights would diminish and its business and competitive position would suffer.

Intec Israel’s success, competitive position and future revenues, if any, depend in part on its ability to obtain and successfully leverage intellectual property covering its products and product candidates, know-how, methods, processes and other technologies, to protect its trade secrets, to prevent others from using its intellectual property and to operate without infringing the intellectual property rights of third parties.

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The risks and uncertainties that Intec Israel faces with respect to its intellectual property rights include, but are not limited to, the following:

●	the degree and range of protection any patents will afford it against competitors;

●	if and when patents will be issued;

●	whether or not others will obtain patents claiming aspects similar to those covered by its own or licensed patents and patent applications;

●	it may be subject to interference proceedings;

●	it may be subject to opposition or post-grant proceedings in foreign countries;

●	any patents that are issued may not provide sufficient protection;

●	it may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to the company or its customers;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies Intec Israel has licensed or developed;

●	enforcement of patents is complex, uncertain and expensive; and

●	Intec Israel may need to initiate litigation or administrative proceedings that may be costly whether Intec Israel wins or loses.

If patent rights covering Intec Israel’s products and methods are not sufficiently broad, they may not provide Intec Israel with any protection against competitors with similar products and technologies. Furthermore, if the U.S. Patent and Trademark Office (“USPTO”), or foreign patent offices issue patents to Intec Israel or its licensors, others may challenge the patents or design around the patents, or the patent office or the courts may invalidate the patents. Thus, any patents Intec Israel owns or licenses from or to third parties may not provide any protection against its competitors.

Intec Israel cannot be certain that patents will be issued as a result of any pending applications, and Intec Israel cannot be certain that any of its issued patents or patents licensed from Yissum (or any other third party in the future), will give is adequate protection from competing products. For example, issued patents, including the patents licensed by Intec Israel, may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope.

In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, Intec Israel cannot be certain that Intec Israel was the first to make its inventions or to file patent applications covering those inventions.

It is also possible that others may obtain issued patents that could prevent Intec Israel from commercializing its products or require it to obtain licenses requiring the payment of significant fees or royalties in order to enable it to conduct its business. As to those patents that Intec Israel has licensed, its rights depend on maintaining our obligations to the licensor under the applicable license agreement, and Intec Israel may be unable to do so.

In addition to patents and patent applications, Intec Israel depends upon trade secrets and proprietary know-how to protect its proprietary technology. Intec Israel requires our employees, consultants, advisors and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. Intec Israel also requires its employees and consultants to disclose and assign to it their ideas, developments, discoveries and inventions. These agreements may not, however, provide adequate protection for its trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and its patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, its competitors might be able to enter the market, which could have a material adverse effect on our business.

Costly litigation may be necessary to protect its intellectual property rights, and Intec Israel may be subject to claims alleging the breach of license or other agreements that Intec Israel has entered into with third parties or the violation of the intellectual property rights of others.

Intec Israel may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of ours and others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by Intec Israel in pending applications, Intec Israel may be required to participate in an interference proceeding declared by the USPTO to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome were favorable to it. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require it to cease using the technology or to license rights from prevailing third parties.

Intec Israel has entered into license and collaboration agreements with other parties, including other pharmaceutical companies, and intend to continue to do so in the future. Intec Israel and its counterparties to these agreements have granted and may grant each other, and have or may claim against each other, certain rights with respect to the other party’s intellectual property and the intellectual property that Intec Israel has or may jointly develop, including rights of co-ownership and rights of first refusal in the event that Intec Israel or its counterparties seek to subsequently license or sell such intellectual property. For instance, a former partner under a terminated collaboration agreement previously indicated to Intec Israel after the termination of such agreement that it believed it had a right of first offer with respect to a future license by us of certain intellectual property that existed in 2008 and is contained in AP-CD/LD. Intec Israel does not believe that this party has any such right. However, the cost to it of any litigation or other proceeding relating to our license and collaboration agreements, its licensed patents or patent applications or other intellectual property, even if resolved in its favor, could be substantial, divert management’s resources and attention and delay or impair its ability to license or sell such intellectual property. Intec Israel’s ability to enforce its intellectual property protection could be limited by its financial resources, and may be subject to lengthy delays. A third party may claim that Intec Israel is using inventions claimed by their intellectual property and may go to court to stop us from engaging in its normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume time and other resources. There is a risk that the court will decide that Intec Israel is infringing the third party’s intellectual property and will order it to stop the activities claimed by the intellectual property, redesign its products or processes to avoid infringement or obtain licenses (which may not be available on commercially reasonable terms or at all). In addition, there is a risk that a court will order Intec Israel to pay the other party damages for having infringed their patents. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of its confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of its ordinary shares.

Moreover, there is no guarantee that any prevailing patent or other intellectual property owner would offer us a license so that Intec Israel could continue to engage in activities claimed by the patent or other intellectual property, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future assert other intellectual property infringement claims against it with respect to our product candidates, technologies or other matters. Any claims of infringement or other breach of license or collaboration agreement asserted against it, whether or not successful, may have a material adverse effect on it.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Intec Israel’s commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that Intec Israel infringes or otherwise violates patents or other intellectual property rights owned or controlled by third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions and inter parties re-examination proceedings before the USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Intec Israel is pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that the Accordion Pill or its product candidates may be subject to claims of infringement of the patent rights of third parties.

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Third parties may assert that Intec Israel is employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of the Accordion Pill or our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that the Accordion Pill or our product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the patents protecting the Accordion Pill or our product candidates, the holders of any such patents may be able to block our ability to commercialize such product candidate unless Intec Israel obtained a license under the applicable patents, or until such patents expire.

Similarly, if any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patents may be able to block its ability to develop and commercialize the applicable product candidate unless Intec Israel obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all, or it may be non-exclusive, which could result in its competitors gaining access to the same intellectual property.

Parties making claims against Intec Israel may obtain injunctive or other equitable relief, which could effectively block its ability to further develop and commercialize the Accordion Pill or its product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against it, Intec Israel may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Parties making claims against us may be able to sustain the costs of complex patent litigation more effectively than Intec Israel can because they have substantially greater resources. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or administrative proceedings, there is a risk that some of our confidential information could be compromised by disclosure. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have material adverse effect on its ability to raise additional funds or otherwise have a material adverse effect on its business, results of operations, financial condition and prospects.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, Intec Israel may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide Intec Israel with sufficient rights to exclude others from commercializing products similar or identical to Intec Israel’s. For example, the patent family, IN-1, which Intec Israel exclusively licenses from Yissum (i.e., Gastroretentive Controlled Release Pharmaceutical Dosage Forms), has expired in November 2020. This patent family relates to the foldable pharmaceutical gastroretentive drug delivery system for the controlled release of an active agent in the GI tract, which can be folded into a single capsule.

If Intec Israel is not able to obtain patent term extension or non-patent exclusivity in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the term of its marketing exclusivity for the Accordion Pill or any product candidates, its business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval, one of the U.S. patents covering its product candidates or the use thereof may be eligible for up to five years of patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act allows a maximum of one patent to be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension also may be available in certain foreign countries upon regulatory approval of our product candidates. Nevertheless, Intec Israel may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than Intec Israel requests.

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If Intec Israel is unable to obtain patent term extension or restoration, or the term of any such extension is less than Intec Israel requests, the period during which Intec Israel will have the right to exclusively market our product may be shortened and our competitors may obtain approval of competing products following its patent expiration sooner, and its revenue could be reduced, possibly materially.

It is possible that Intec Israel will not obtain patent term extension under the Hatch-Waxman Act for a U.S. patent covering any of its product candidates even where that patent is eligible for patent term extension, or if Intec Israel obtains such an extension, it may be for a shorter period than Intec Israel had sought. Further, for its licensed patents, Intec Israel does not have the right to control prosecution, including filing with the USPTO, a petition for patent term extension under the Hatch-Waxman Act. Thus, if one of its licensed patents is eligible for patent term extension under the Hatch-Waxman Act, Intec Israel may not be able to control whether a petition to obtain a patent term extension is filed, or obtained, from the USPTO.

Also, there are detailed rules and requirements regarding the patents that may be submitted to the FDA for listing in the Approved Drug Products with Therapeutic Equivalence Evaluations, or the Orange Book. Intec Israel may be unable to obtain patents covering our product candidates that contain one or more claims that satisfy the requirements for listing in the Orange Book. Even if Intec Israel submits a patent for listing in the Orange Book, the FDA may decline to list the patent, or a manufacturer of generic drugs may challenge the listing. If one of its product candidates is approved and a patent covering that product candidate is not listed in the Orange Book, a manufacturer of generic drugs would not have to provide advance notice to Intec Israel of any abbreviated new drug application filed with the FDA to obtain permission to sell a generic version of such product candidate.

Issued patents covering its product candidates could be found invalid or unenforceable if challenged in court.

If Intec Israel or one of its licensing partners initiated legal proceedings against a third party to enforce a patent covering the Accordion Pill or our product candidates, the defendant could counterclaim that the patent covering its product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in revocation or amendment to our patents in such a way that they no longer cover the Accordion Pill or our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, Intec Israel cannot be certain that there is no invalidating prior art, of which Intec Israel and the patent examiner were unaware of during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, Intec Israel would lose at least part, and perhaps all, of the patent protection on its product candidates. Such a loss of patent protection would have a material adverse impact on its business.

Intec Israel may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that its employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industry, Intec Israel employs individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although Intec Israel tries to ensure that its employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for Intec Israel, Intec Israel may be subject to claims that Intec Israel or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employee’s former employer or other third parties. Litigation may be necessary to defend against these claims. If Intec Israel fails in defending any such claims, in addition to paying monetary damages, Intec Israel may lose valuable intellectual property rights or personnel, which could adversely impact its business. Even if Intec Israel is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Intec Israel may become subject to claims for remuneration or royalties for assigned service invention rights by its employees, which could result in litigation and adversely affect its business.

A significant portion of Intec Israel’s intellectual property has been developed by our employees in the course of their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, will determine whether the employee is entitled to remuneration for his inventions. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration (but rather uses the criteria specified in the Patent Law). Although Intec Israel generally enters into assignment-of-invention agreements with its employees pursuant to which such individuals assign to it all rights to any inventions created in the scope of their employment or engagement with it, Intec Israel may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, Intec Israel could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such claims, which could negatively affect our business. Further, litigation may be necessary to defend against these and other claims challenging inventorship of our or of our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If Intec Israel or its licensors fail in defending any such claims, in addition to paying monetary damages, Intec Israel may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to its product candidates. Even if Intec Israel is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. Any of the foregoing could have a material adverse effect on its business, financial condition and results of operations.

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Intec Israel relies on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using its intellectual property to compete against it.

Although Intec Israel believes that Intec Israel takes reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of its employees and consultants while Intec Israel employs them, the agreements can be difficult and costly to enforce. Although Intec Israel seeks to obtain these types of agreements from its contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of its projects, Intec Israel cannot be certain that such agreements have been entered into with all relevant parties, and Intec Israel cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, disputes may arise as to the intellectual property rights associated with our products. If a dispute arises, a court may determine that the right belongs to a third party. Intec Israel also relies on trade secrets and proprietary know-how that Intec Israel seeks to protect in part by confidentiality agreements with our employees, contractors, consultants, advisors or others. Despite the protective measures Intec Israel employs, Intec Israel still faces the risk that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

●	its trade secrets or proprietary know-how will otherwise become known; or

●	its competitors will independently develop similar technology or proprietary information.

Intec Israel also seeks to preserve the integrity and confidentiality of its confidential proprietary information by maintaining physical security of our premises and physical and electronic security of its information technology systems, but it is possible that these security measures could be breached. If any of Intec Israel’s confidential proprietary information were to be lawfully obtained or independently developed by a competitor, Intec Israel would have no right to prevent such competitor from using that technology or information to compete with it, which could harm its competitive position.

International patent protection is particularly uncertain, and if Intec Israel is involved in opposition proceedings in foreign countries, Intec Israel may have to expend substantial sums and management resources.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive, and Intec Israel’s intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Intec Israel may not be able to prevent third parties from practicing its inventions in all countries outside the United States, or from selling or importing products made using its inventions in and into the United States or other jurisdictions. Competitors may use its technologies in jurisdictions where Intec Israel has not obtained patent protection to develop their own products and may also export infringing products to territories where Intec Israel has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Intec Israel’s products and its patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for Intec Israel to stop the infringement of our patents or marketing of competing products in violation of its proprietary rights generally. Proceedings to enforce Intec Israel’s patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert its efforts and attention from other aspects of its business, could put its patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing and could provoke third parties to assert claims against Intec Israel. Intec Israel may not prevail in any lawsuits that Intec Israel initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Intec Israel’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Intec Israel develops or licenses.

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Changes in U.S. patent law could diminish the value of patents in general, thereby impairing Intec Israel’s ability to protect its products.

Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before them could therefore be awarded a patent covering an invention of Intec Israel’s even if Intec Israel had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Intec Israel cannot be certain that they or their licensors were the first to either (i) file any patent application related to its product candidates or (ii) invent any of the inventions claimed in their or their licensor’s patents or patent applications.

The America Invents Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter parties review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Intec Israel’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of its owned or in-licensed patent applications and the enforcement or defense of Intec Israel’s owned or in-licensed issued patents, all of which could have a material adverse effect on its business, financial condition, results of operations, and prospects.

In addition, the patent positions of companies in the development and commercialization of pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on Intec Israel’s existing patent portfolio and its ability to protect and enforce its intellectual property in the future.

Risks Related to Ownership of Intec Israel’s Ordinary Shares

The market price of Intec Israel’s ordinary shares is volatile and you may sustain a complete loss of your investment.

Intec Israel’s ordinary shares currently trade on the Nasdaq Capital Market. The market price of its ordinary shares has been, and is likely to continue to be, volatile. The market price of its ordinary shares may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the successful completion of the Merger;

●	inability to obtain the approvals necessary to commence further clinical trials;

●	results of clinical and preclinical studies;

●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

●	announcements of technological innovations, new products or product enhancements by us or others;

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●	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

●	changes or developments in laws, regulations or decisions applicable to its product candidates or patents;

●	any adverse changes to our relationship with manufacturers, suppliers or partners;

●	announcements concerning our competitors or the pharmaceutical or biotechnology industries in general;

●	achievement of expected product sales and profitability or its failure to meet expectations;

●	its commencement of or results of, or involvement in, litigation, including, but not limited to, any product liability actions or intellectual property infringement actions;

●	any major changes in our board of directors, management or other key personnel;

●	legislation in the United States, Europe and other foreign countries relating to the sale or pricing of pharmaceuticals;

●	announcements by Intec Israel of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

●	expiration or terminations of licenses, research contracts or other collaboration agreements;

●	public concern as to the safety of therapeutics Intec Israel, its licensees or others develop;

●	success of research and development projects;

●	developments concerning intellectual property rights or regulatory approvals;

●	variations in Intec Israel’s and its competitors’ results of operations;

●	changes in earnings estimates or recommendations by securities analysts, if its ordinary shares are covered by analysts;

●	future issuances of ordinary shares or other securities;

●	general market conditions, including the volatility of market prices for shares of biotechnology companies generally, and other factors, including factors unrelated to its operating performance;

●	political and economic instability, war or acts of terrorism or natural disasters, emergence of a pandemic, or other widespread health emergencies (or concerns over the possibility of such an emergency, including for example, the recent COVID-19 pandemic); and

●	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of its ordinary shares, which would result in substantial losses by its investors.

Further, the stock market in general, the Nasdaq Capital Market and the market for biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like theirs. Broad market and industry factors may negatively affect the market price of our ordinary shares regardless of our actual operating performance. In addition, a systemic decline in the financial markets and related factors beyond its control may cause its share price to decline rapidly and unexpectedly. Price volatility of our ordinary shares might be worse if the trading volume of their ordinary shares is low. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation. If it was involved in securities litigation, it could have a substantial cost and divert resources and attention of management from their business, even if Intec Israel is successful. Future sales of its ordinary shares could also reduce the market price of such shares.

Moreover, the liquidity of our ordinary shares will be limited, not only in terms of the number of ordinary shares that can be bought and sold at a given price, but by potential delays in the timing of executing transactions in its ordinary shares and a reduction in security analyst and media’s coverage of our Company, if any. These factors may result in lower prices for our ordinary shares than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for its ordinary shares. In addition, without a large float, its ordinary shares will be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of its ordinary shares may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our ordinary shares. Trading of a relatively small volume of our ordinary shares may have a greater impact on the trading price of its ordinary shares than would be the case if its public float were larger. It cannot predict the prices at which its ordinary shares will trade in the future.

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If securities or industry analysts do not publish or cease publishing research or reports about Intec Israel, its business or its market, or if they adversely change their recommendations or publish negative reports regarding its business or its ordinary shares, its share price and trading volume could be negatively impacted.

The trading market for its ordinary shares could be influenced by the research and reports that industry or securities analysts may publish about Intec Israel, its business, its market or its competitors. Intec Israel does not have any control over these analysts, and cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover Intec Israel adversely change their recommendation regarding its ordinary shares, or provide more favorable relative recommendations about its competitors, its share price would likely decline. If any analyst who may cover Intec Israel were to cease coverage of the company or fail to regularly publish reports on it, it could lose visibility in the financial markets, which in turn could negatively impact its share price or trading volume.

Intec Israel has not paid, and does not intend to pay, dividends on its ordinary shares and, therefore, unless its ordinary shares appreciate in value, its investors may not benefit from holding its ordinary shares.

Intec Israel has not paid any cash dividends on its ordinary shares since inception. Intec Israel does not anticipate paying any cash dividends on its ordinary shares in the foreseeable future. Moreover, the Israeli Companies Law, 5759-1999, or the Companies Law, imposes certain restrictions on its ability to declare and pay dividends. As a result, investors in its ordinary shares will not be able to benefit from owning its ordinary shares unless the market price of its ordinary shares becomes greater than the price paid for the shares by such investors and they are able to sell such shares. Intec Israel cannot assure you that Intec Israel shareholders will ever be able to resell its ordinary shares at a price in excess of the price paid for the shares.

It may be difficult for Intec Israel to sell their ordinary shares at or above the purchase price therefor or at all.

Although its ordinary shares now trade on the Nasdaq Capital Market, an active trading market for Intec Israel’s ordinary shares may not be sustained. The market price of its ordinary shares is highly volatile and could be subject to wide fluctuations in price as a result of various factors, some of which are beyond its control. It may be difficult for Intec Israel shareholders to sell their ordinary shares without depressing the market price for the ordinary shares or at all. As a result of these and other factors, Intec Israel shareholders may not be able to sell their ordinary shares at current market price or at all. Further, an inactive market may also impair Intec Israel’s ability to raise capital by selling its ordinary shares and may impair its ability to enter into strategic partnerships or acquire companies or products by using its ordinary shares as consideration.

The tax benefits that are available to Intec Israel requires it to continue to meet various conditions and may be terminated or reduced in the future, which could increase its costs and taxes.

Intec Israel has obtained tax rulings from the Israeli Tax Authority according to which its activity has been qualified as an “industrial activity,” as defined in the Law for the Encouragement of Capital Investments, 1959, generally referred to as the Investment Law, and is eligible for tax benefits as a “Benefited Enterprise,” which will apply to the turnover attributed to such enterprise, for a period of up to ten years from the first year in which it generated taxable income. The tax benefits under the Benefited Enterprise status are scheduled to expire at the end of 2023.

In order to remain eligible for the tax benefits of a Benefited Enterprise, Intec Israel must continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. In addition, in order to remain eligible for the tax benefits available to the Benefited Enterprise, Intec Israel must also comply with the conditions set forth in the tax ruling. These conditions include, among other things, that the production, directly or through subcontractors, of all its products should be performed within certain regions of Israel. If Intec Israel does not meet these requirements, the tax benefits would be reduced or canceled.

There is no assurance that its future taxable income will qualify as Benefited Enterprise income or that the benefits described above will be available to Intec Israel in the future.

Future changes to tax laws could have a material adverse effect on Intec Israel and reduce net returns to its shareholders.

Intec Israel’s tax treatment is subject to changes in tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which it operates, as well as tax policy initiatives and reforms related to the Organization for Economic Co-Operation and Development’s, or OECD, Base Erosion and Profit Shifting, or BEPS Project, the European Commission’s state aid investigations and other initiatives.

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Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or, in the specific context of withholding tax, dividends paid. Intec Israel is unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect its financial position and overall or effective tax rates in the future in countries where it has operations, reduces post-tax returns to its shareholders, and increases the complexity, burden and cost of tax compliance.

In addition, on December 22, 2017, U.S. federal income tax legislation was signed into law (H.R. 1, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018”), informally titled the Tax Cuts and Jobs Act, that significantly revised the U.S. Internal Revenue Code of 1986, as amended, or the Code. The Tax Cuts and Jobs Act, among other things, contains significant changes to U.S. corporate income taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for business interest expense to business interest income plus 30% of adjusted taxable income (except with respect to certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and the modification or repealing of many business deductions and credits.

In November 2020, Joseph Biden was elected President and, in January 2021, the Democratic Party obtained control of the U.S. Senate. These electoral developments could result in modifications to some or all of the effects of the Tax Cuts and Jobs Act. The overall impact of the Tax Cuts and Jobs Act, including possible modification thereto, is uncertain, and its business and financial condition could be adversely affected. The impact on holders of its ordinary shares is also uncertain and could be adverse. Further, changes to the U.S. federal income tax laws are proposed regularly and there can be no assurance that, if enacted, any such changes would not have an adverse impact on Intec Israel. For example, President Biden has suggested the reversal or modification of some portions of the Tax Cuts and Jobs Act and certain of these proposals, if enacted, could increase the effective tax rate of Intec Israel. There can be no assurance that any such proposed changes will be introduced as legislation or, if introduced, later enacted, and, if enacted, what form such enacted legislation would take. Such changes could potentially have retroactive effect.

Intec Israel urges its shareholders to consult with their legal and tax advisors with respect to the potential tax consequences of investing in or holding its ordinary shares, including those stemming from recent and anticipated changes to tax laws.

Tax authorities may disagree with Intec Israel’s positions and conclusions regarding certain tax positions, resulting in unanticipated costs, taxes or non-realization of expected benefits.

A tax authority may disagree with tax positions that Intec Israel has taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service or another tax authority could challenge its allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including amounts paid with respect to its intellectual property development. Similarly, a tax authority could assert that Intec Israel is subject to tax in a jurisdiction where Intec Israel believes it has not established a taxable nexus, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase its expected tax liability in one or more jurisdictions. A tax authority may take the position that material income tax liabilities, interest and penalties are payable by Intec Israel, in which case, Intec Israel expects that it might contest such assessment. Contesting such an assessment may be lengthy and costly and if it were unsuccessful in disputing the assessment, the implications could increase its anticipated effective tax rate, where applicable.

If the Domestication Merger, taken together with the Merger, fails to qualify as a Section 351(a) Exchange, U.S. holders of Intec Israel Shares may recognize taxable gain as a result of the Domestication Merger.

Intec Israel intends for the merger to qualify as a Section 351(a) Exchange. The position of Intec Israel is not binding on the IRS or the courts, and Intec Israel does not intend to request a ruling from the IRS with respect to the merger. Accordingly, there can be no assurance that the IRS will not challenge the qualification of the Domestication Merger and the Merger as a Section 351(a) Exchange or that a court will not sustain such a challenge. If the IRS were to be successful in any such contention, or if for any other reason the Domestication Merger was not treated as part of a Section 351(a) Exchange, the Domestication Merger could be a taxable event to the U.S. holders of Intec Israel Shares. Holders of Intec Israel Shares is urged to consult with their own tax advisors with respect to the tax consequences of the Domestication Merger.

Notwithstanding that the Domestication Merger and the Merger together are intended to qualify as a Section 351(a) Exchange, the Domestication Merger could be a taxable event for certain U.S. Holders of Intec Israel Shares.

Subject to the limitations and qualifications described in “The Merger —  Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger,” including the application of the PFIC rules, the Domestication Merger is intended to qualify, taken together with the Merger, as a Section 351(a) Exchange. Nonetheless, certain U.S. Holders of Intec Israel Shares are likely to be taxed under the PFIC rules of the Code because of the likelihood that Intec Israel is classified as a PFIC.

See “The Merger —  Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Intec Israel’s potential PFIC status and certain tax implications thereof.

Intec Israel expects to be characterized as a passive foreign investment company for the taxable year ended December 31, 2020 and, as such, its U.S. shareholders may suffer adverse tax consequences.

Generally, if for any taxable year 75% or more of Intec Israel’s gross income is passive income, or at least 50% of Intec Israel’s assets are held for the production of, or produce, passive income, Intec Israel would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For the taxable year ended December 31, 2020, Intec Israel believes that it was a PFIC. If the Merger is not completed, Intec Israel also expects to be classified as a PFIC for 2021. Furthermore, because PFIC status is determined annually and is based on its income, assets and activities for the entire taxable year, it is not possible to determine with certainty whether Intec Israel will be characterized as a PFIC for the 2021 taxable year until after the close of the year, and there can be no assurance that Intec Israel will not be classified as a PFIC in any future year. If Intec Israel is characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder owns Intec Israel Shares, such U.S. Holder could face adverse U.S. federal income tax consequences as a result of the Domestication Merger. Certain elections exist that may alleviate some adverse consequences of PFIC status and would result in an alternative treatment (such as “qualified electing fund” and “mark-to-market” treatment) of its ordinary shares. Upon request, Intec Israel expects to provide the information necessary for U.S. Holders to make “qualified electing fund elections” if Intec Israel is classified as a PFIC. Each investor is urged to consult its tax advisor with respect to the application of the PFIC rules.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares of Intec Israel that, for U.S. federal income tax purposes, is or is treated as any of the following: (a) an individual who is a citizen or resident of the United States; (b) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust that (1) is subject to the supervision of a U.S. court and where applicable

e control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

See The Merger —  Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Intec Israel’s potential PFIC status and certain tax implications thereof.

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U.S. persons who own 10% or more of the ordinary shares of Intec Israel may be subject to adverse U.S. tax consequences under the U.S. controlled foreign corporation rules.

If Intec Israel is or becomes a controlled foreign corporation, or “CFC,” “10% U.S. Shareholders” (as defined below) of Intec Israel may be taxed on their pro rata share of certain of the earnings of Intec Israel, even if those earnings are not distributed by Intec Israel. A non-U.S. corporation is a “CFC” if more than 50% of its shares (by vote or value) are owned by “10% U.S. Shareholders.” A U.S. person is a “10% U.S. Shareholder” if such person owns (directly, indirectly and/or constructively) 10% or more of the total combined voting power of all classes of shares entitled to vote of such corporation or 10% or more of the total value of shares of all classes of stock of such corporation.

In general, if a U.S. person sells or exchanges stock in a foreign corporation and such person is a “10% U.S. Shareholder” at any time during the 5-year period ending on the date of the sale or exchange when such foreign corporation was a CFC, any gain from such sale or exchange may be treated as a dividend to the extent of the corporation’s earnings and profits attributable to such shares that were accumulated during the period that the shareholder held the shares while the corporation was a CFC (with certain adjustments).

The CFC rules are complex. The foregoing is merely a summary of certain potential applications of these rules. No assurances can be given that Intec Israel is not or will not become a CFC, and certain changes to the CFC constructive ownership rules introduced by the Tax Cuts and Jobs Act could, under certain circumstances, cause it to be classified as a CFC. Each investor is urged to consult its tax advisor with respect to the possible application of the CFC rules.

Your percentage ownership in Intec Israel may be diluted by future issuances of share capital, which could reduce your influence over matters on which shareholders vote.

Intec Israel’s board of directors has the authority, in most cases without action or vote of its shareholders, to issue all or any part of our authorized but unissued shares, including ordinary shares issuable upon the exercise of outstanding warrants and options. Issuances of additional shares would reduce your influence over matters on which its shareholders vote.

The sale of a substantial number of its ordinary shares may cause the market price of our ordinary shares to decline.

Sales of a substantial number of ordinary shares in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. Intec Israel had 4,502,578 ordinary shares outstanding as of March 1, 2021. All of its ordinary shares outstanding as of December 31, 2020 are freely tradable, without restriction, in the public market in the United States. Any sales of its ordinary shares or any perception in the market that such sales may occur could cause the trading price of its ordinary shares to decline.

In addition, as of March 1, 2021, up to 908,601 ordinary shares are issuable upon exercise of outstanding registered warrants. Furthermore, as of March 1, 2021 and up to 444,107 ordinary shares that are subject to outstanding options and reserved options for future issuance under our 2015 Incentive Compensation Plan, or the 2015 Plan, will be eligible for sale in the public market. Intec Israel has filed registration statements on Form S-8 under the Securities Act to register such ordinary shares under the 2015 Plan.

If these additional ordinary shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our ordinary shares could decline.

Raising additional capital would cause dilution to its existing shareholders, and may restrict its operations or require it to relinquish rights.

Intec Israel may seek additional capital through a combination of private and public equity offerings, “at-the-market” issuances, equity-linked and structured transactions, debt (straight, convertible, or otherwise) financings, collaborations and licensing arrangements. To the extent that Intec Israel raises additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If Intec Israel raises additional funds through collaboration, strategic alliance and licensing arrangements with third parties, Intec Israel may have to relinquish valuable rights to its technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to it. Depending upon market liquidity at the time, additional sales of shares registered at any given time could cause the trading price of its ordinary shares to decline.

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Because Intec Israel’s ordinary shares may be, or become, a “penny stock,” it may be more difficult for investors to sell their ordinary shares, and the market price of our ordinary shares may be adversely affected.

Intec Israel’s ordinary shares may be, or become, a “penny stock” if, among other things, the share price is below $5.00 per share, they are not listed on a national securities exchange or they have not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their ordinary shares. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our ordinary shares may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their ordinary shares publicly at times and prices that they feel are appropriate and the market price of our ordinary shares may be adversely affected.

Intec Israel must meet the Nasdaq Capital Market’s continued listing requirements and comply with the other Nasdaq rules, or it may risk delisting. Delisting could negatively affect the price of our ordinary shares, which could make it more difficult for it to sell securities in a financing and for you to sell your ordinary shares.

Intec Israel is required to meet the continued listing requirements of the Nasdaq Capital Market and comply with the other Nasdaq rules, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, minimum share price and certain other corporate governance requirements. If Intec Israel does not meet these continued listing requirements of the Nasdaq Capital Market, its ordinary shares may be delisted and the price of its ordinary shares and its ability to access the capital markets could be negatively impacted. On September 3, 2019, Intec Israel was notified by Nasdaq that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notification provided that Intec Israel had 180 calendar days, or until March 2, 2020, to regain compliance with Nasdaq Listing Rule 5550(a)(2). On March 3, 2020, Intec Israel was notified by Nasdaq that Intec Israel is eligible for an additional 180 calendar day period, or until August 31, 2020, to regain compliance. On April 17, 2020, Intec Israel was notified by Nasdaq that as a result of tolling of compliance periods by Nasdaq, its term to regain compliance was extended until November 13, 2020. Following a 1-for-20 reverse share split of its ordinary shares which was effective for Nasdaq marketplace purposes at the open of business on October 30, 2020, Intec Israel regained compliance with the minimum bid price requirement. In any event, other factors unrelated to the number of ordinary shares outstanding, such as negative financial or operational results, could adversely affect the market price of our ordinary share to fall below the minimum $1.00 bid price again and could result in a delisting of its ordinary shares. Delisting of its ordinary shares from the Nasdaq Capital Market would cause it to pursue eligibility for trading on other markets or exchanges, or on the pink sheets. In such case, its shareholders’ ability to trade, or obtain quotations of the market value of, our ordinary shares would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for its securities. There can be no assurance that its ordinary shares, if delisted from the Nasdaq Capital Market in the future, would be listed on a national securities exchange or quoted on a national quotation service, the OTCQB or OTC Pink. Delisting from the Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for Intec Israel to raise additional capital, adversely affect the market liquidity of its ordinary shares, reduce security analysts’ coverage of Intec Israel and diminish investor, supplier and employee confidence. In addition, as a consequence of any such delisting, its share price could be negatively affected and its shareholders would likely find it more difficult to sell, or to obtain accurate quotations as to the prices of, its ordinary shares.

Intec Israel incurs significant costs as a result of the listing of its ordinary shares for trading on the Nasdaq Capital Market and thereby being a public company in the United States, and its management is required to devote substantial additional time to new compliance initiatives as well as to compliance with ongoing U.S. reporting requirements.

As a public company in the U.S., Intec Israel incurs significant accounting, legal and other expenses in order to comply with requirements of the SEC, and the Nasdaq Capital Market, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. These rules and regulations have increased its legal and financial compliance costs, introduced new costs such as investor relations, stock exchange listing fees and shareholder reporting, and made some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the Nasdaq Capital Market, for so long as they apply to it, will result in increased costs to Intec Israel as it responds to such changes.

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Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business, results of operation or financial condition. In addition, current and potential shareholders could lose confidence in our financial reporting, which could have a material adverse effect on the price of its ordinary shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Intec Israel is required to document and test its internal control procedures in order to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. If Intec Israel fails to maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, it may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404. Disclosing deficiencies or weaknesses in our internal controls, failing to remediate these deficiencies or weaknesses in a timely fashion or failing to achieve and maintain an effective internal control environment may cause investors to lose confidence in its reported financial information, which could have a material adverse effect on the price of its ordinary shares. If Intec Israel cannot provide reliable financial reports or prevent fraud, its operating results could be harmed.

Intec Israel is a smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, its ordinary shares may be less attractive to investors.

Intec Israel is a smaller reporting company, (i.e. a company with “public float” held by non-affiliates with a market value of less than $250 million) and Intec Israel is eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Intec Israel has elected to adopt these reduced disclosure requirements. Intec Israel cannot predict if investors will find its ordinary shares less attractive as a result of its taking advantage of these exemptions. If some investors find its ordinary shares less attractive as a result of its choices, there may be a less active trading market for its ordinary shares and its stock price may be more volatile.

Risks Related to Intec Israel’s Operations in Israel

Potential political, economic and military instability in the State of Israel, where some of its senior management, its head executive office, research and development, and manufacturing facilities are located, may adversely affect its results of operations.

Intec Israel’s head executive office, its research and development facilities, its current manufacturing facility, as well as some of its clinical sites are located in Israel. Some of its officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect its business and operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, as well as terrorist acts committed within Israel by hostile elements. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect Intec Israel’s operations and results of operations. During November 2012 and from July through August 2014, Israel was engaged in an armed conflict with a militia group and political party who controls the Gaza Strip, and during the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. In December 2008 and January 2009 there was an escalation in violence among Israel, Hamas, the Palestinian Authority and other groups, as well as extensive hostilities along Israel’s border with the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern Israel. Similar hostilities accompanied by missiles being fired from the Gaza Strip into Southern Israel, as well at areas more centrally located near Tel Aviv and at areas surrounding Jerusalem, occurred during November 2012 and July through August 2014. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which Intec Israel’s employees and some of its consultants are located, and negatively affected business conditions in Israel.

Since February 2011, Egypt has experienced political turbulence and an increase in terrorist activity in the Sinai Peninsula following the resignation of Hosni Mubarak as president. This included protests throughout Egypt, and the appointment of a military regime in his stead, followed by the elections to parliament which brought groups affiliated with the Muslim Brotherhood (which had been previously outlawed by Egypt), and the subsequent overthrow of this elected government by a military regime. Such political turbulence and violence may damage peaceful and diplomatic relations between Israel and Egypt, and could affect the region as a whole. Similar civil unrest and political turbulence has occurred in other countries in the region, including Syria which shares a common border with Israel, and is affecting the political stability of those countries. Since April 2011, internal conflict in Syria has escalated, and evidence indicates that chemical weapons have been used in the region. Intervention may be contemplated by outside parties in order to prevent further chemical weapon use. This instability and any intervention may lead to deterioration of the political and economic relationships that exist between the State of Israel and some of these countries, and may have the potential for additional conflicts in the region. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, and various rebel militia groups in Syria. These situations may potentially escalate in the future to more violent events which may affect Israel and Intec Israel. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm Intec Israel’s results of operations and could make it more difficult for Intec Israel to raise capital. Parties with whom Intec Israel does business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing Intec Israel to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom Intec Israel has agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

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Intec Israel’s commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, Intec Israel cannot assure you that this government coverage will be maintained or that it will sufficiently cover its potential damages. Any losses or damages incurred by us could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm Intec Israel’s results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on Intec Israel’s operating results, financial condition or the expansion of its business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact its business.

The legislative power of the State resides in the Knesset, a unicameral parliament that consists of 120 members elected by nationwide voting under a system of proportional representation. Israel’s most recent general elections were held on April 9, 2019, September 17, 2019 and March 2, 2020, following which a process of composing and approving a new government has commenced. This uncertainty surrounding future elections and/or the results of such elections in Israel may continue and the political situation in Israel may further deteriorate. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, Intec Israel’s business, financial condition, results of operations and prospects.

Intec Israel’s operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform up to 36 days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Intec Israel’s operations could be disrupted by such call-ups, which may include the call-up of members of its management. Such disruption could materially adversely affect its business, financial condition and results of operations.

Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws against Intec Israel, or its executive officers and directors or asserting U.S. securities laws claims in Israel.

Not all of Intec Israel’s directors or officers are residents of the United States. Most of Intec Israel’s assets and those of our non-U.S. directors and officers are located outside the United States. Service of process upon Intec Israel or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against us or our non-U.S. directors and executive officers may be difficult to obtain within the United States. Intec Israel has been informed by its legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against Intec Israel or its non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against Intec Israel or its non-U.S. officers and directors.

Moreover, among other reasons, including but not limited to, fraud or absence of due process, or the existence of a judgment which is at variance with another judgment that was given in the same matter if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

Under current Israeli law, Intec Israel may not be able to enforce employees’ covenants not to compete and therefore may be unable to prevent its competitors from benefiting from the expertise of some of its former employees.

Intec Israel generally enters into non-competition agreements with its key employees, in most cases within the framework of their employment agreements. These agreements prohibit Intec Israel’s key employees, if they cease working for them, from competing directly with Intec Israel or working for its competitors for a limited period. Under applicable Israeli law, Intec Israel may be unable to enforce these agreements or any part thereof. If Intec Israel cannot enforce its non-competition agreements with its employees, then Intec Israel may be unable to prevent its competitors from benefiting from the expertise of its former employees, which could materially adversely affect its business, results of operations and ability to capitalize on its proprietary information.

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Shareholder rights and responsibilities as Intec Israel’s shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

Intec Israel is incorporated under Israeli law. The rights and responsibilities of holders of its ordinary shares are governed by the company’s articles of association and the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law, each shareholder of an Israeli company has to act in good faith in exercising his or her rights and fulfilling his or her obligations toward Intec Israel and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and class meetings, on amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers, and transactions requiring shareholders’ approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power to appoint or prevent the appointment of a director or officer in the company, or has other powers toward the company has a duty of fairness toward the company. However, Israeli law does not define the substance of this duty of fairness. There is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Provisions of Israeli law and Intec Israel’s articles of association may delay, prevent or make undesirable an acquisition of all or a significant portion of its shares or assets.

Certain provisions of Israeli law and Intec Israel’s articles of association could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire Intec Israel or for its shareholders to elect different individuals to its board of directors, even if doing so would be beneficial to its shareholders, and may limit the price that investors may be willing to pay in the future for its ordinary shares. For example, Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased. Further, Israeli tax considerations may make potential transactions undesirable to Intec Israel or to some of its shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. With respect to certain mergers, Israeli tax law may impose certain restrictions on future transactions, including with respect to dispositions of shares received as consideration, for a period of two years from the date of the merger.

Furthermore, under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 and the regulations guidelines, rules, procedures and benefit tracks thereunder, or the Innovation Law, to which Intec Israel is subject due to our receipt of grants from the Israel Innovation Authority, or IIA (formerly known as the Office of the Chief Scientist of the Ministry of Economy and Industry, or the OCS), a recipient of IIA grants such as us must report to IIA regarding any change of control or any change in the holding of its means of control of our Company which transforms any non-Israeli citizen or resident into an “interested party”, as defined in the Israeli Securities Law 5728-1968, or the Israeli Securities Law, and in the latter event, the non-Israeli citizen or resident will execute an undertaking in favor of IIA, in a form prescribed by IIA.

Intec Israel has received Israeli government grants for certain of its research and development activities. The terms of these grants may require the company to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. Intec Israel may be required to pay penalties in addition to the repayment of the grants. Such grants may be terminated or reduced in the future, which would increase its costs.

Under the Innovation Law, research and development programs that meet specified criteria and are approved by a committee of the IIA are eligible for grants. The grants awarded are typically up to 50% of the project’s expenditures, as determined by the IIA committee and subject to the benefit track under which the grant was awarded. A company that receives a grant from the IIA, or a Participating Company, is typically required to pay royalties to IIA on income generated from products incorporating know-how developed using such grants (including income derived from services associated with such products), until 100% of the U.S. dollar-linked grant plus annual LIBOR interest (or any other interest rate that the IIA may choose to apply in the future) is repaid. The rate of royalties to be paid may vary between different benefits tracks, as will be determined by IIA. In general, the rate of royalties varies between 3% to 5% of the income generated from the IIA supported products.

The obligation to pay royalties is contingent on actual income generated from such products and services. In the absence of such income, no payment of royalties is required. It should be noted that the restrictions under the Innovation Law will continue to apply even after the repayment of such royalties in full by the Participating Company, including restrictions on the sale, transfer or assignment outside of Israel of know-how developed as part of the programs under which the grants were given.

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The terms of the grants under the Innovation Law also (generally) require that the products developed as part of the programs under which the grants were given be manufactured in Israel and that the know-how developed thereunder may not be transferred outside of Israel, unless prior written approval is received from the IIA (such approval is not required for the transfer of a portion of the manufacturing capacity which does not exceed, in the aggregate, 10% of the portion declared to be manufactured outside of Israel in the applications for funding (in which case only notification is required), and additional payments are required to be made to IIA, as described below. It should be noted that this does not restrict the export of products that incorporate the funded know-how.

Ordinarily, as a condition to obtaining approval to manufacture outside Israel, the company may be required to pay royalties at an increased rate and up to an increased cap amount of three times the total amount of the IIA grants, plus interest accrued thereon, depending on the manufacturing volume to be performed outside Israel. The IIA approved Intec Israel’s request to transfer 100% of the manufacturing rights of its AP-CD/LD product candidate that was developed under the IIA funded program to a non-Israeli manufacturer. As a result, the company will be required to pay the IIA royalties from revenue generated from the AP-CD/LD product candidate at an increased rate, and up to an increased cap amount. The IIA noted that the approval granted was exceptional and that the IIA will not approve manufacturing of additional product candidates out of Israel.

The Innovation Law restricts the ability to transfer know-how funded by IIA outside of Israel. Transfer of IIA-funded know-how outside of Israel requires prior approval of the IIA and is subject to payment of a redemption fee to the IIA calculated according to a formula provided under the Innovation Law. A transfer for the purpose of the Innovation Law is generally interpreted very broadly and includes, inter alia, any actual sale of the IIA-funded know-how, any license to develop the IIA-funded know-how or the products resulting from such IIA-funded know-how or any other transaction, which, in essence, constitutes a transfer of the IIA-funded know-how. Generally, a mere license solely to market products resulting from the IIA-funded know-how would not be deemed a transfer for the purpose of the Innovation Law.

The IIA approval to transfer know-how created, in whole or in part, in connection with an IIA-funded project, to a third party outside Israel, is subject to payment of a redemption fee to IIA calculated according to a formula provided under the Innovation Law that is based, in general, on the ratio between the aggregate IIA grants received by the company (including the accrued interest) and the company’s aggregate investments in the project that was funded by these IIA grants, multiplied by the transaction consideration (taking into account any depreciation in accordance with a formula set forth in the Innovation Law) less any royalties already paid to the IIA. The Innovation Law establishes a maximum payment amount of the redemption fee paid to the IIA under the above mentioned formulas and differentiates between two situations: (i) in the event that the company sells its IIA-funded know-how, in whole or in part, or is sold as part of certain merger and acquisition transactions, and subsequently ceases to conduct business in Israel, the maximum redemption fee under the above mentioned formulas will be no more than six times the amount of grants received (plus accrued interest) for the applicable know-how being transferred; and (ii) in the event that following the transactions described above (i.e., asset sale of IIA-funded know-how or transfer as part of certain merger and acquisition transactions), the company continues to conduct its research activity in Israel (for at least three years following such transfer, keeps on staff at least 75% of the number of research and development employees it had for the six months before the know-how was transferred and keeps the same scope of employment of such research and development staff), then the company is eligible for a reduced cap of the redemption fee of no more than three times the amounts of grants received (plus accrued interest) for the applicable know-how being transferred. The obligation to pay royalties mentioned above will no longer apply following the payment of the redemption fee, as described above.

Subject to prior approval of the IIA, the company may transfer the IIA-funded know-how to another Israeli company. If the IIA-funded know-how is transferred to another Israeli entity, the transfer would still require IIA approval but will not be subject to the payment of the redemption fee (although there will be an obligation to pay royalties to the IIA from the income of such sale transaction as part of the royalty payment obligation). In such case, the acquiring company would have to assume all of the selling company’s restrictions and obligations towards the IIA (including the restrictions on the transfer of know-how and manufacturing capacity outside of Israel) as a condition to IIA approval.

Intec Israel’s research and development efforts have been financed, partially, through grants that it received from the IIA. Intec Israel’s therefore must comply with the requirements of the Innovation Law and related regulations. As of December 31, 2020, the company received approximately NIS 42.3 million of such grants for research and development programs in the years 2009 through 2016. Intec Israel did not apply for any grants from the IIA since January 1, 2017. For more information see note 6c in the company’s consolidated financial statements for the year ended December 31, 2020. The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA-funded know-how outside of Israel requires the prior approval of the IIA and, under certain circumstances, is subject to significant payments to IIA (calculated according to a formula set forth under the Innovation Law), as further described above. Therefore, the discretionary approval of an IIA committee will be required for any transfer to third parties outside of Israel of rights related to Intec Israel’s Accordion Pill, which has been developed with IIA-funding. The restrictions under the Innovation Law may impair the company’s ability to enter into agreements which involve IIA-funded products or know-how without the approval of IIA. Intec Israel cannot be certain that any approval of IIA will be obtained on terms that are acceptable to it, or at all. Intec Israel may not receive the required approvals should it wish to transfer IIA-funded know-how, manufacturing and/or development outside of Israel in the future. Furthermore, in the event that Intec Israel undertakes a transaction involving the transfer to a non-Israeli entity of know-how developed with IIA-funding pursuant to a merger or similar transaction, the consideration available to its shareholders may be reduced by the amounts Intec Israel is required to pay to IIA. Any approval, if given, will generally be subject to additional financial obligations. Failure to comply with the requirements under the Innovation Law may subject the company to mandatory repayment of grants received by it (together with interest and penalties), as well as expose it to criminal proceedings. In addition, IIA may from time to time conduct royalties audits and such audits may lead to additional royalties being payable on additional products. Such grants may be terminated or reduced in the future, which would increase the company’s costs. IIA approval is not required for the marketing of products resulting from the IIA-funded research or development in the ordinary course of business.

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Risks Related to Decoy

Risks Related to Decoy’s Financial Position and Capital Requirements

Decoy is a pre-clinical-stage company, has a limited operating history, is not currently profitable, does not expect to become profitable in the near future and may never become profitable.

Decoy is a pre-clinical-stage biotechnology company. Since Decoy’s incorporation, it has focused primarily on developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. All of Decoy’s product candidates are in the pre-clinical development stage and none of Decoy’s product candidates have been approved for marketing or are being marketed or commercialized.

As a result, Decoy has no meaningful historical operations upon which to evaluate Decoy’s business and prospects and has not yet demonstrated an ability to obtain marketing approval for any of its product candidates or successfully overcome the risks and uncertainties frequently encountered by companies in the biopharmaceutical industry. As a result, Decoy has not been profitable and has incurred significant operating losses in every reporting period since its inception. For the years ended December 31, 2020 and 2019, Decoy reported net losses of $3,584,151 and $2,565,207, respectively, and had an accumulated deficit of $7,959,501 as of December 31, 2020.

For the foreseeable future, Decoy expects to continue to incur losses, which will increase significantly from historical levels as Decoy expands its development activities, seeks regulatory approvals for its product candidates, and begins to commercialize them if they are approved by the FDA, the European Medicines Agency (the “EMA”) or comparable foreign authorities. Even if Decoy succeeds in developing and commercializing one or more product candidates, Decoy may never become profitable.

Decoy’s independent registered public accounting firm has expressed substantial doubt regarding Decoy’s ability to continue as a going concern.

Based on its cash balances, recurring losses since inception, and the inadequacy of existing capital resources to fund planned operations for a twelve-month period, Decoy’s independent registered public accounting firm has included an explanatory paragraph in its report on Decoy’s financial statements as of and for the years ended December 31, 2020 and 2019 expressing substantial doubt about its ability to continue as a going concern. Decoy will, during 2021, require significant additional funding to continue operations. If Decoy is unable to raise additional funds when needed, it will not be able to continue development of its product candidates, or Decoy will be required to delay, scale back or eliminate some or all of its development programs or cease operations. Any additional equity or debt financing that Decoy is able to obtain may be dilutive to its current stockholders and debt financing, if available, may involve restrictive covenants or unfavorable terms. If Decoy raises funds through collaborative or licensing arrangements, it may be required to relinquish, on terms that are not favorable to Decoy, rights to some of its technologies or product candidates that it would otherwise seek to develop or commercialize. Moreover, if Decoy is unable to continue as a going concern, it may be forced to liquidate its assets and the values it receives for its assets in liquidation or dissolution could be significantly lower than the values reflected in its financial statements.

Given Decoy’s lack of current cash flow, Decoy will need to raise additional capital; however, it may be unavailable to Decoy or, even if capital is obtained, may cause dilution or place significant restrictions on Decoy’s ability to operate its business.

Since Decoy will be unable to generate sufficient, if any, cash flow to fund its operations for the foreseeable future, Decoy will need to seek additional equity or debt financing to provide the capital required to maintain or expand its operations.

There can be no assurance that Decoy will be able to raise sufficient additional capital on acceptable terms or at all. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, Decoy may be required to delay, limit or eliminate the development of business opportunities and its ability to achieve its business objectives, its competitiveness, and its business, financial condition and results of operations may be materially adversely affected. In addition, Decoy may be required to grant rights to develop and market product candidates that it would otherwise prefer to develop and market itself. Decoy’s inability to fund its business could lead to the loss of your investment.

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Decoy’s future capital requirements will depend on many factors, including, but not limited to:

●	the scope, rate of progress, results and cost of its clinical trials, preclinical studies and other related activities;

●	the timing of, and the costs involved in, obtaining regulatory approvals for any of its current or future product candidates;

●	the number and characteristics of the product candidates it seeks to develop or commercialize;

●	the cost of manufacturing clinical supplies, and establishing commercial supplies, of its product candidates;

●	the cost of commercialization activities if any of its current or future product candidates are approved for sale, including marketing, sales and distribution costs;

●	the expenses needed to attract and retain skilled personnel;

●	the costs associated with being a public company;

●	the amount of revenue, if any, received from commercial sales of its product candidates, should any of its product candidates receive marketing approval; and

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing possible patent claims, including litigation costs and the outcome of any such litigation.

If Decoy raises additional capital by issuing equity securities, the percentage ownership of its existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. Decoy may also issue equity securities that provide for rights, preferences and privileges senior to those of its common stock. Given Decoy’s need for cash and that equity issuances are the most common type of fundraising for similarly situated companies, the risk of dilution is particularly significant for Decoy’s stockholders.

Risks Related to Decoy’s Business, Industry and Regulatory Requirements

Decoy is dependent on the success of one or more of Decoy’s current product candidates and Decoy cannot be certain that any of them will receive regulatory approval or be commercialized.

Decoy has spent significant time, money and effort on the development of its lead product candidate, Decoy20. As a result, Decoy’s business is largely dependent on the commencement of and success of the Decoy20 and its ability to complete the development of, obtain regulatory approval for, and successfully commercialize Decoy20 in a timely manner. The commencement of a Phase 1 clinical trial with solid tumor and lymphoma patients for Decoy20 is dependent, in part, upon the success of an Investigational New Drug (“IND”) application that Decoy plans to file with the FDA in the second half of 2021. There can be no assurance regarding the outcome of the IND. The process to develop, obtain regulatory approval for and commercialize Decoy20 is long, complex, costly and uncertain as to its outcome.

To date, no clinical trials designed to provide proof of efficacy, or to provide sufficient evidence of safety, have been completed with any of Decoy’s product candidates. All of Decoy’s product candidates will require additional development, including clinical trials as well as further preclinical studies to evaluate their toxicology and optimize their formulation and regulatory clearances before they can be commercialized. Positive results obtained during early development do not necessarily mean later development will succeed or that regulatory clearances will be obtained. Decoy’s development efforts may not lead to commercial products, either because Decoy’s product candidates fail to be safe and effective or because Decoy has inadequate financial or other resources to advance Decoy’s product candidates through the clinical development and approval processes. If any of Decoy’s product candidates fail to demonstrate safety or efficacy at any time or during any phase of development, Decoy would experience potentially significant delays in, or be required to abandon, development of the product candidate.

Decoy does not anticipate that any of its current product candidates will be eligible to receive regulatory approval from the FDA, the EMA or comparable foreign authorities and begin commercialization for a number of years, if ever. Even if Decoy ultimately receives regulatory approval for any of these product candidates, Decoy or its potential future partners, if any, may be unable to commercialize them successfully for a variety of reasons. These include, for example, the availability of alternative treatments, lack of cost-effectiveness, the cost of manufacturing the product on a commercial scale and competition with other products. The success of Decoy’s product candidates may also be limited by the prevalence and severity of any adverse side effects. If Decoy fails to commercialize one or more of its current product candidates, Decoy may be unable to generate sufficient revenues to attain or maintain profitability, and Decoy’s financial condition may decline.

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If development of Decoy’s product candidates does not produce favorable results, Decoy and its collaborators, if any, may be unable to commercialize these products.

To receive regulatory approval for the commercialization of product candidates that Decoy may develop, adequate and well-controlled clinical trials must be conducted to demonstrate safety and efficacy in humans to the satisfaction of the FDA, the EMA and comparable foreign authorities. In order to support marketing approval, these agencies typically require successful results in one or more Phase 2 and/or Phase 3 clinical trials, which Decoy’s current product candidates have not yet reached and may never reach. The development process is expensive, can take many years and has an uncertain outcome. Failure can occur at any stage of the process. Decoy may experience numerous unforeseen events during, or as a result of, the development process that could delay or prevent commercialization of Decoy’s current or future product candidates, including the following:

●	clinical trials may produce negative or inconclusive results;

●	preclinical studies conducted with product candidates during clinical development to, among other things, further evaluate their toxicology, carcinogenicity and pharmacokinetics and optimize their formulation may produce unfavorable results;

●	patient recruitment and enrollment in clinical trials may be slower than Decoy anticipates;

●	costs of development may be greater than Decoy anticipates;

●	Decoy’s product candidates may cause undesirable side effects that delay or preclude regulatory approval or limit their commercial use or market acceptance, if approved;

●	collaborators who may be responsible for the development of Decoy’s product candidates may not devote sufficient resources to these clinical trials or other preclinical studies of these candidates or conduct them in a timely manner; or

●	Decoy may face delays in obtaining regulatory approvals to commence one or more clinical trials.

Success in early development does not mean that later development will be successful because, for example, product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy despite having progressed through initial clinical trials.

In the future, Decoy or any potential future collaborative partner will be responsible for establishing the targeted endpoints and goals for development of its product candidates. These targeted endpoints and goals may be inadequate to demonstrate the safety and efficacy levels required for regulatory approvals. Even if Decoy believes data collected during the development of its product candidates are promising, such data may not be sufficient to support marketing approval by the FDA, the EMA or comparable foreign authorities. Further, data generated during development can be interpreted in different ways, and the FDA, the EMA or comparable foreign authorities may interpret such data in different ways than Decoy or Decoy’s collaborators. Decoy’s failure to adequately demonstrate the safety and efficacy of Decoy’s product candidates would prevent Decoy’s receipt of regulatory approval, and ultimately the potential commercialization of these product candidates.

Since Decoy does not currently possess the resources necessary to independently develop and commercialize its product candidates or any other product candidates that Decoy may develop, Decoy may seek to enter into collaborative agreements to assist in the development and potential future commercialization of some or all of these assets as a component of Decoy’s strategic plan. However, Decoy’s discussions with potential collaborators may not lead to the establishment of collaborations on acceptable terms, if at all, or it may take longer than expected to establish new collaborations, leading to development and potential commercialization delays, which would adversely affect Decoy’s business, financial condition and results of operations.

Decoy expects to continue to incur significant research and development expenses, which may make it difficult for Decoy to attain profitability.

Decoy expects to expend substantial funds in research and development, including preclinical studies and clinical trials of its product candidates, and to manufacture and market any product candidates in the event they are approved for commercial sale. Decoy also may need additional funding to develop or acquire complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Moreover, Decoy’s planned increases in staffing will dramatically increase Decoy’s costs in the near and long-term.

However, Decoy’s spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. Due to Decoy’s limited financial and managerial resources, Decoy must focus on a limited number of research programs and product candidates and on specific indications. Decoy’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities.

Because the successful development of Decoy’s product candidates is uncertain, Decoy is unable to precisely estimate the actual funds Decoy will require to develop and potentially commercialize them. In addition, Decoy may not be able to generate sufficient revenue, even if Decoy is able to commercialize any of its product candidates, to become profitable.

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Decoy’s product candidates may cause undesirable side effects that could delay or prevent their regulatory approval or commercialization or have other significant adverse implications on Decoy’s business, financial condition and results of operations.

Undesirable side effects observed in supportive preclinical studies or in clinical trials with Decoy’s product candidates could interrupt, delay or halt their development and could result in the denial of regulatory approval by the FDA, the EMA or comparable foreign authorities for any or all targeted indications or adversely affect the marketability of any such product candidates that receive regulatory approval. In turn, this could eliminate or limit Decoy’s ability to commercialize its product candidates. Since the mechanism of action of Decoy’s product candidates depends on stimulation of the immune system, there is the potential for over-stimulation or undesirable immune reactions.

Decoy’s product candidates may exhibit adverse effects in preclinical toxicology studies and adverse interactions with certain drugs. There are also risks associated with additional requirements the FDA, the EMA or comparable foreign authorities may impose for marketing approval with regard to a particular disease.

Decoy’s product candidates may require a risk management program that could include patient and healthcare provider education, usage guidelines, appropriate promotional activities, a post-marketing observational study, and ongoing safety and reporting mechanisms, among other requirements. Prescribing could be limited to physician specialists or physicians trained in the use of the product, or could be limited to a more restricted patient population. Any risk management program required for approval of Decoy’s product candidates could potentially have an adverse effect on Decoy’s business, financial condition and results of operations.

Undesirable side effects involving Decoy’s product candidates may have other significant adverse implications on Decoy’s business, financial condition and results of operations. For example:

●	Decoy may be unable to obtain additional financing on acceptable terms, if at all;

●	Decoy’s collaborators may terminate any development agreements covering these product candidates;

●	if any development agreements are terminated, Decoy may determine not to further develop the affected product candidates due to resource constraints and may not be able to establish additional collaborations for their further development on acceptable terms, if at all;

●	if Decoy were to later continue the development of these product candidates and receive regulatory approval, earlier findings may significantly limit their marketability and thus significantly lower Decoy’s potential future revenues from their commercialization;

●	Decoy may be subject to product liability or stockholder litigation; and

●	Decoy may be unable to attract and retain key employees.

In addition, if any of Decoy’s product candidates receive marketing approval and Decoy or others later identify undesirable side effects caused by the product:

●	regulatory authorities may withdraw their approval of the product, or Decoy or Decoy’s partners may decide to cease marketing and sale of the product voluntarily;

●	Decoy may be required to change the way the product is administered, conduct additional clinical trials or preclinical studies regarding the product, change the labeling of the product, or change the product’s manufacturing facilities; and

●	Decoy’s reputation may suffer.

Any of these events could prevent Decoy from achieving or maintaining market acceptance of the affected product and could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent Decoy from generating significant revenues from the sale of the product.

Decoy’s efforts to discover product candidates beyond Decoy’s current product candidates may not succeed, and any product candidates Decoy recommends for clinical development may not actually begin clinical trials.

Decoy intends to expand its existing pipeline of core assets. However, the process of researching and developing new product candidates is expensive, time-consuming and unpredictable. Data from Decoy’s current preclinical programs may not support the clinical development of its lead product, Decoy20, and Decoy may not identify any additional products suitable for recommendation for clinical development. Moreover, any product Decoy recommends for clinical development may not demonstrate, through preclinical studies, indications of safety and potential efficacy that would support advancement into clinical trials. Such findings would potentially impede Decoy’s ability to maintain or expand Decoy’s clinical development pipeline. Decoy’s ability to develop new product candidates and advance them into clinical development also depends upon Decoy’s ability to fund its research and development operations, and Decoy cannot be certain that additional funding will be available on acceptable terms, or at all.

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Delays in the commencement or completion of clinical trials could result in increased costs to Decoy and delay Decoy’s ability to establish strategic collaborations.

Delays in the commencement or completion of clinical trials could significantly impact Decoy’s development costs. Decoy plans to file an IND (or a foreign equivalent) for Decoy20 in the second half of 2021 and then initiate a Phase 1 clinical trial with solid tumor and lymphoma patients. Decoy does not know whether this or any other clinical trial will begin on time or be completed on schedule, if at all. The commencement of clinical trials can be delayed for a variety of reasons, including, but not limited to, delays related to:

●	obtaining regulatory approval to commence one or more clinical trials;

●	reaching agreement on acceptable terms with prospective third-party contract research organizations (“CROs”) and clinical trial sites;

●	manufacturing sufficient quantities of a product candidate or other materials necessary to conduct clinical trials;

●	obtaining institutional review board approval to conduct one or more clinical trials at a prospective site;

●	recruiting and enrolling patients to participate in one or more clinical trials; and

●	the failure of Decoy’s collaborators to adequately resource Decoy’s product candidates due to their focus on other programs or as a result of general market conditions.

In addition, once a clinical trial has begun, it may be suspended or terminated by Decoy, Decoy’s collaborators, the institutional review boards or data safety monitoring boards charged with overseeing Decoy’s clinical trials, and/or relevant governing authorities due to a number of factors, including:

●	failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols;

●	inspection of the clinical trial operations or clinical trial site by relevant governing authorities resulting in the imposition of a clinical hold;

●	unforeseen safety issues; or

●	lack of adequate funding to continue the clinical trial.

If Decoy experiences delays in the completion or termination of any clinical trial of its product candidates, the commercial prospects of Decoy’s product candidates will be harmed, and Decoy’s ability to commence product sales and generate product revenues from any of Decoy’s product candidates will be delayed. In addition, any delays in completing Decoy’s clinical trials will increase Decoy’s costs and slow down its product candidate development and approval process. Delays in completing Decoy’s clinical trials could also allow Decoy’s competitors to obtain marketing approval before Decoy does or shorten the patent protection period during which Decoy may have the exclusive right to commercialize its product candidates. Any of these occurrences may harm Decoy’s business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Decoy’s product candidates.

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect Decoy’s business and operations.

The outbreak of a novel coronavirus (COVID-19) originated in Wuhan, China in December 2019. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect Decoy’s operations and those of third parties on which Decoy relies, including by causing disruptions in the supply of its product candidates and the conduct of current and future clinical trials. For example, the pandemic has caused Decoy’s GMP process to take longer than expected. In addition, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, which could result in delays of reviews and approvals, including with respect to Decoy’s product candidates. Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce Decoy’s ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. While it is unknown how long these conditions will last and what the complete financial effect will be to Decoy, capital raise efforts and additional development of Decoy’s technologies may be negatively affected.

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Decoy intends to rely on third parties to conduct its preclinical studies and clinical trials and perform other tasks. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, Decoy may not be able to obtain regulatory approval for or commercialize its product candidates and its business, financial condition and results of operations could be substantially harmed.

Decoy intends to rely upon third-party CROs, medical institutions, clinical investigators and contract laboratories to monitor and manage data for Decoy’s ongoing preclinical and clinical programs. Nevertheless, Decoy maintains responsibility for ensuring that each of Decoy’s clinical trials and preclinical studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and Decoy’s reliance on these third parties does not relieve Decoy of its regulatory responsibilities. Decoy and its CROs and other vendors are required to comply with requirements for cGMP, good clinical practice (“GCP”), and good laboratory practice (“GLP”) which are a collection of laws and regulations enforced by the FDA, the EMA and comparable foreign authorities for all of Decoy’s product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of preclinical study and clinical trial sponsors, principal investigators, preclinical study and clinical trial sites, and other contractors. If Decoy or any of its CROs or vendors fails to comply with applicable regulations, the data generated in Decoy’s preclinical studies and clinical trials may be deemed unreliable and the FDA, the EMA or comparable foreign authorities may require Decoy to perform additional preclinical studies and clinical trials before approving Decoy’s marketing applications. Decoy cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of Decoy’s clinical trials comply with GCP regulations. In addition, Decoy’s clinical trials must be conducted with products produced consistent with cGMP regulations. Decoy’s failure to comply with these regulations may require it to repeat clinical trials, which would delay the development and regulatory approval processes.

Decoy may not be able to enter into arrangements with CROs on commercially reasonable terms, or at all. In addition, Decoy’s CROs will not be Decoy’s employees, and except for remedies available to Decoy under its agreements with such CROs, Decoy will not be able to control whether or not they devote sufficient time and resources to Decoy’s ongoing preclinical and clinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to Decoy’s protocols, regulatory requirements, or for other reasons, Decoy’s clinical trials may be extended, delayed or terminated and Decoy may not be able to obtain regulatory approval for or successfully commercialize Decoy’s product candidates. CROs may also generate higher costs than anticipated. As a result, Decoy’s business, financial condition and results of operations and the commercial prospects for Decoy’s product candidates could be materially and adversely affected, its costs could increase, and its ability to generate revenue could be delayed.

Switching or adding additional CROs, medical institutions, clinical investigators or contract laboratories involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work replacing a previous CRO. As a result, delays occur, which can materially impact Decoy’s ability to meet its desired clinical development timelines. There can be no assurance that Decoy will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse effect on Decoy’s business, financial condition or results of operations.

Decoy’s product candidates are subject to extensive regulation under the FDA, the EMA or comparable foreign authorities, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize Decoy’s product candidates.

The clinical development, manufacturing, testing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of Decoy’s product candidates are subject to extensive regulation by the FDA and other U.S. regulatory agencies, the EMA or comparable authorities in foreign markets. In the U.S., neither Decoy nor Decoy’s collaborators are permitted to market Decoy’s product candidates until Decoy or Decoy’s collaborators receive approval of an NDA or Biologics License Applications (“BLA”) from the FDA or receive similar approvals abroad. The process of obtaining these approvals is expensive, often takes many years, and can vary substantially based upon the type, complexity and novelty of the product candidates involved. Approval policies or regulations may change and may be influenced by the results of other similar or competitive products, making it more difficult for Decoy to achieve such approval in a timely manner or at all. Any guidance that may result from recent FDA advisory panel discussions may make it more expensive to develop and commercialize such product candidates. In addition, as a company, Decoy has not previously filed any NDAs or BLAs with the FDA or filed similar applications with other foreign regulatory agencies. This lack of experience may impede Decoy’s ability to obtain FDA or other foreign regulatory agency approval in a timely manner, if at all, for Decoy’s product candidates for which development and commercialization is Decoy’s responsibility.

Despite the time and expense invested, regulatory approval is never guaranteed. The FDA, the EMA or comparable foreign authorities can delay, limit or deny approval of a product candidate for many reasons, including:

●	a product candidate may not be deemed safe or effective;

●	agency officials of the FDA, the EMA or comparable foreign authorities may not find the data from non-clinical or preclinical studies and clinical trials generated during development to be sufficient;

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●	the FDA, the EMA or comparable foreign authorities may not approve Decoy’s third-party manufacturers’ processes or facilities; or

●	the FDA, the EMA or a comparable foreign authority may change its approval policies or adopt new regulations.

Decoy’s inability to obtain these approvals would prevent Decoy from commercializing its product candidates.

Even if Decoy’s product candidates receive regulatory approval in the U.S., it may never receive approval or commercialize Decoy’s products outside of the U.S.

In order to market any products outside of the U.S., Decoy must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the U.S. as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay seeking or obtaining such approval would impair Decoy’s ability to develop foreign markets for its product candidates.

Even if any of Decoy’s product candidates receive regulatory approval, its product candidates may still face future development and regulatory difficulties.

If any of Decoy’s product candidates ever receive regulatory approval, the FDA, the EMA or comparable foreign authorities may still impose significant restrictions on the indicated uses or marketing of the product candidates or impose ongoing requirements for potentially costly post-approval studies and trials. In addition, regulatory agencies subject a product, its manufacturer and the manufacturer’s facilities to continual review and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, Decoy’s collaborators or Decoy, including requiring withdrawal of the product from the market. Decoy’s product candidates will also be subject to ongoing FDA, the EMA or comparable foreign authorities’ requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the product. If Decoy’s product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

●	issue warning letters or other notices of possible violations;

●	impose civil or criminal penalties or fines or seek disgorgement of revenue or profits;

●	suspend any ongoing clinical trials;

●	refuse to approve pending applications or supplements to approved applications filed by Decoy or Decoy’s collaborators;

●	withdraw any regulatory approvals;

●	impose restrictions on operations, including costly new manufacturing requirements, or shut down Decoy’s manufacturing operations; or

●	seize or detain products or require a product recall.

If Decoy’s competitors have product candidates that are approved faster, marketed more effectively, are better tolerated, have a more favorable safety profile or are demonstrated to be more effective than Decoy’s, Decoy’s commercial opportunity may be reduced or eliminated.

The industry in which Decoy operates is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. While Decoy believes that its technology, knowledge, experience and scientific resources provide it with competitive advantages, Decoy faces potential competition from many different sources, including commercial biotechnology enterprises, academic institutions, government agencies and private and public research institutions. Any product candidates that Decoy successfully develops and commercializes will compete with existing immunotherapies and new immunotherapies that may become available in the future.

Many of Decoy’s competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical studies, clinical trials, regulatory approvals and marketing approved products than Decoy does. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Decoy’s competitors may succeed in developing technologies and therapies that are more effective, better tolerated or less costly than any which Decoy is developing, or that would render Decoy’s product candidates obsolete and noncompetitive. Even if Decoy obtains regulatory approval for any of its product candidates, Decoy’s competitors may succeed in obtaining regulatory approvals for their products earlier than Decoy does. Decoy will also face competition from these third parties in recruiting and retaining qualified scientific and management personnel, in establishing clinical trial sites and patient registration for clinical trials, and in acquiring and in-licensing technologies and products complementary to Decoy’s programs or advantageous to Decoy’s business.

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The key competitive factors affecting the success of each of Decoy’s product candidates, if approved, are likely to be its efficacy, safety, tolerability, frequency and route of administration, convenience and price, the level of branded and generic competition and the availability of coverage and reimbursement from government and other third-party payors.

Decoy is subject to a multitude of manufacturing risks, any of which could substantially increase Decoy’s costs and limit supply of its product candidates.

The process of manufacturing Decoy’s product candidates is complex, highly regulated, and subject to several risks. For example, the process of manufacturing Decoy’s product candidates is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, or vendor or operator error. Even minor deviations from normal manufacturing processes for any of Decoy’s product candidates could result in reduced production yields, product defects, and other supply disruptions. If microbial, viral, or other contaminations are discovered in Decoy’s product candidates or in the manufacturing facilities in which its product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. In addition, the manufacturing facilities in which its product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

In addition, any adverse developments affecting manufacturing operations for Decoy’s product candidates may result in shipment delays, inventory shortages, lot failures, withdrawals or recalls, or other interruptions in the supply of Decoy’s product candidates. Decoy also may need to take inventory write-offs and incur other charges and expenses for product candidates that fail to meet specifications, undertake costly remediation efforts, or seek costlier manufacturing alternatives.

The commercial success of Decoy’s product candidates depends upon their market acceptance among physicians, patients, healthcare payors and the medical community.

Even if Decoy’s product candidates obtain regulatory approval, Decoy’s products, if any, may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any of Decoy’s approved product candidates will depend on a number of factors, including:

●	the effectiveness of Decoy’s approved product candidates as compared to currently available products;

●	patient willingness to adopt Decoy’s approved product candidates in place of current therapies;

●	Decoy’s ability to provide acceptable evidence of safety and efficacy;

●	relative convenience and ease of administration;

●	the prevalence and severity of any adverse side effects;

●	restrictions on use in combination with other products;

●	availability of alternative treatments;

●	pricing and cost-effectiveness assuming either competitive or potential premium pricing requirements, based on the profile of Decoy’s product candidates and target markets;

●	effectiveness of Decoy’s or its partners’ sales and marketing strategy;

●	Decoy’s ability to obtain sufficient third-party coverage or reimbursement; and

●	potential product liability claims.

In addition, the potential market opportunity for Decoy’s product candidates is difficult to precisely estimate. Decoy’s estimates of the potential market opportunity for its product candidates include several key assumptions based on Decoy’s industry knowledge, industry publications, third-party research reports and other surveys. Independent sources have not verified all of Decoy’s assumptions. If any of these assumptions proves to be inaccurate, then the actual market for Decoy’s product candidates could be smaller than Decoy’s estimates of its potential market opportunity. If the actual market for Decoy’s product candidates is smaller than Decoy expects, Decoy’s product revenue may be limited, it may be harder than expected to raise funds and it may be more difficult for Decoy to achieve or maintain profitability. If Decoy fails to achieve market acceptance of Decoy’s product candidates in the U.S. and abroad, Decoy’s revenue will be limited and it will be more difficult to achieve profitability.

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Healthcare Reform/Regulatory reform in the United States.

In the United States, there have been, and continue to be, a number of legislative and regulatory changes and proposed changes to the healthcare system that could affect the future results of Decoy and others in the biotechnology industry. In particular, there have been and continue to be a number of initiatives at the federal and state levels that seek to reduce healthcare costs. For example, the PPACA, was enacted in March 2010, which includes measures to significantly change the way healthcare is financed by both governmental and private insurers.

Some of the provisions of the PPACA have yet to be implemented, and there have been legal and political challenges to certain aspects of the PPACA. Many of the details regarding the implementation of the PPACA are yet to be determined, and at this time, the full effect that the PPACA would have on a pharmaceutical manufacturer remains unclear.

Individual states have become increasingly aggressive in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, and marketing cost disclosure and transparency measures, and to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm a pharmaceutical manufacturer’s business, results of operations, financial condition and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce ultimate demand for certain products or put pressure product pricing, which could negatively affect a pharmaceutical manufacturer’s business, results of operations, financial condition and prospects.

It is also possible that President Biden will further reform the PPACA and other federal programs in manner that may impact Decoy’s operations. The Biden Administration has indicated that a goal of its administration is to expand and support Medicaid and the PPACA and to make high-quality healthcare accessible and affordable. The potential increase in patients covered by government funded insurance may impact Decoy’s pricing of its products should they be approved for commercial use and sale. Further, it is possible that the Biden Administration may further increase the scrutiny on drug pricing.

In addition, given recent federal and state government initiatives directed at lowering the total cost of healthcare, the executive branch, Congress and state legislatures will likely continue to focus on healthcare reform, the cost of prescription drugs and biologics and the reform of the Medicare and Medicaid programs. For example, there have been several recent U.S. congressional inquiries and proposed federal and proposed and enacted state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the costs of drugs under Medicare and reform government program reimbursement methodologies for drug products. Further, in July 2020, President Trump issued a number of executive orders that are intended to lower the costs of prescription drug products including one that directs HHS to finalize the rulemaking process on modifying the anti-kickback law safe harbors for discounts for plans, pharmacies, and pharmaceutical benefit managers. It remains to be seen whether these orders will remain in effect in the Biden Administration. While no one can predict the full outcome of any such legislation, it may result in decreased reimbursement for drugs and biologics, which may further exacerbate industry-wide pressure to reduce prescription drug prices. This could harm a drug manufacturer’s ability to generate revenue. Increases in importation or re-importation of drug products from foreign countries into the United States could put competitive pressure on a drug manufacturer’s ability to profitably price products, which, in turn, could adversely affect business, results of operations, financial condition and prospects. A drug manufacturer might elect not to seek approval for or market products in foreign jurisdictions in order to minimize the risk of re-importation, which could also reduce the revenue generated from product sales. It is also possible that other legislative proposals having similar effects will be adopted.

Furthermore, regulatory authorities’ assessment of the data and results required to demonstrate safety and efficacy can change over time and can be affected by many factors, such as the emergence of new information, including on other products, changing policies and agency funding, staffing and leadership. Decoy cannot be sure whether future changes to the regulatory environment will be favorable or unfavorable to its business prospects. For example, average review times at the FDA for marketing approval applications can be affected by a variety of factors, including budget and funding levels and statutory, regulatory and policy changes.

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Changes in government funding for the FDA and other government agencies could hinder Decoy’s ability to hire and retain key leadership and other personnel, or prevent Decoy’s product candidates from being developed or commercialized, which could negatively impact Decoy’s business, financial condition and results of operations.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including budget and funding levels, ability to hire and retain key personnel, and statutory, regulatory and policy changes. In addition, government funding of other agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

In December 2016, the 21st Century Cures Act was signed into law. This new legislation is designed to advance medical innovation and empower the FDA with the authority to directly hire positions related to drug and device development and review. However, government proposals to reduce or eliminate budgetary deficits may include reduced allocations to the FDA and other related government agencies. These budgetary pressures may result in a reduced ability by the FDA to perform their respective roles; including the related impact to academic institutions and research laboratories whose funding is fully or partially dependent on both the level and timing of funding from government sources.

Disruptions at the FDA and other agencies may also slow the time necessary for Decoy’s product candidates to be reviewed or approved by necessary government agencies, which could adversely affect its business, financial condition and results of operations.

Decoy is subject to “fraud and abuse” and similar laws and regulations, and a failure to comply with such regulations or prevail in any litigation related to noncompliance could harm Decoy’s business, financial condition and results of operations.

In the U.S., Decoy is subject to various federal and state healthcare “fraud and abuse” laws, including anti-kickback laws, false claims laws and other laws intended, among other things, to reduce fraud and abuse in federal and state healthcare programs. The federal Anti-Kickback Statute makes it illegal for any person, or a party acting on its behalf, to knowingly and willfully solicit, receive, offer or pay any remuneration that is intended to induce the referral of business, including the purchase, order or prescription of a particular drug, or other good or service for which payment in whole or in part may be made under a federal healthcare program, such as Medicare or Medicaid. Although Decoy seeks to structure its business arrangements in compliance with all applicable requirements, these laws are broadly written, and it is often difficult to determine precisely how the law will be applied in specific circumstances. Accordingly, it is possible that Decoy’s practices may be challenged under the federal Anti-Kickback Statute.

The federal False Claims Act prohibits anyone from, among other things, knowingly presenting or causing to be presented for payment to the government, including the federal healthcare programs, claims for reimbursed drugs or services that are false or fraudulent, claims for items or services that were not provided as claimed, or claims for medically unnecessary items or services. Under the Health Insurance Portability and Accountability Act of 1996, Decoy is prohibited from knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services to obtain money or property of any healthcare benefit program. Violations of fraud and abuse laws may be punishable by criminal or civil sanctions, including penalties, fines or exclusion or suspension from federal and state healthcare programs such as Medicare and Medicaid and debarment from contracting with the U.S. government. In addition, private individuals have the ability to bring actions on behalf of the government under the federal False Claims Act as well as under the false claims laws of several states.

Many states have adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not just governmental payors. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state. There are ambiguities as to what is required to comply with these state requirements and if Decoy fails to comply with an applicable state law requirement, it could be subject to penalties.

Neither the government nor the courts have provided definitive guidance on the application of fraud and abuse laws to Decoy’s business. Law enforcement authorities are increasingly focused on enforcing these laws, and it is possible that some of Decoy’s practices may be challenged under these laws. Efforts to ensure that Decoy’s business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. If Decoy is found in violation of one of these laws, Decoy could be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from governmental funded federal or state healthcare programs and the curtailment or restructuring of Decoy’s operations. If this occurs, Decoy’s business, financial condition and results of operations may be materially adversely affected.

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Decoy is highly dependent on its current senior management. If Decoy fails to retain current members of Decoy’s senior management and scientific personnel, or to attract and keep additional key personnel, Decoy may be unable to successfully develop or commercialize Decoy’s product candidates.

Decoy is highly dependent on its chief executive officer, Michael J. Newman, Ph.D. Decoy’s success depends on Decoy’s continued ability to attract, retain and motivate highly qualified management and scientific personnel. However, competition for qualified personnel is intense. Decoy may not be successful in attracting qualified personnel to fulfill Decoy’s current or future needs and there is no guarantee that any of these types of individuals will join the Combined Company after the completion of the Merger on a full-time employment basis, or at all. In the event the Combined Company is unable to fill critical open employment positions, the company may need to delay its operational activities and goals, including the development of the company’s product candidates, and may have difficulty in meeting its obligations as a public company. Decoy does not currently maintain “key person” insurance on any of its employees.

In addition, competitors and others are likely in the future to attempt to recruit Decoy’s employees. The loss of the services of any of Decoy’s key personnel, the inability to attract or retain highly qualified personnel in the future or delays in hiring such personnel, particularly senior management and other technical personnel, could materially and adversely affect Decoy’s business, financial condition and results of operations. In addition, the replacement of key personnel likely would involve significant time and costs, and may significantly delay or prevent the achievement of Decoy’s business objectives.

From time to time, Decoy’s management seeks the advice and guidance of certain scientific advisors and consultants regarding clinical and regulatory development programs and other customary matters. These scientific advisors and consultants are not Decoy’s employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to Decoy. In addition, Decoy’s scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with Decoy’s.

Decoy will need to increase the size of Decoy’s organization and may not successfully manage Decoy’s growth.

Decoy is a pre-clinical-stage biotechnology company with a small number of employees, and Decoy’s management systems currently in place are not likely to be adequate to support Decoy’s future growth plans. Decoy’s ability to grow and to manage its growth effectively will require Decoy to hire, train, retain, manage and motivate additional employees and to implement and improve its operational, financial and management systems. These demands also may require the hiring of additional senior management personnel or the development of additional expertise by Decoy’s senior management personnel. Hiring a significant number of additional employees, particularly those at the management level, would increase Decoy’s expenses significantly. Moreover, if Decoy fails to expand and enhance its operational, financial and management systems in conjunction with Decoy’s potential future growth, it could have a material adverse effect on Decoy’s business, financial condition and results of operations.

Decoy is exposed to product liability, non-clinical and clinical liability risks which could place a substantial financial burden upon Decoy, should lawsuits be filed against Decoy.

Decoy’s business exposes it to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of medical products. In addition, the use in Decoy’s clinical trials of medical products and the subsequent sale of these products by Decoy or its potential collaborators may cause Decoy to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against Decoy could have a material adverse effect on Decoy’s business, financial condition and results of operations.

Decoy’s research and development activities may involve the use of hazardous materials, which subject Decoy to regulation, related costs and potential delays and potential liabilities.

Decoy’s research and development activities may involve the controlled use of hazardous materials, chemicals or various radioactive compounds. If an accident occurs, Decoy could be held liable for resulting damages, which could be substantial. Decoy is also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Additional federal, state and local laws and regulations affecting Decoy’s operations may be adopted in the future. Decoy may incur substantial costs to comply with, and substantial fines or penalties if Decoy violates any of these laws or regulations.

Decoy relies significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm Decoy’s ability to operate Decoy’s business effectively.

Despite the implementation of security measures, Decoy’s internal computer systems and those of third parties with which Decoy contracts are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in Decoy’s operations, and could result in a material disruption of Decoy’s product development and clinical activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of product development or clinical trial data could result in delays in Decoy’s regulatory approval efforts and significantly increase Decoy’s costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, Decoy’s data or applications, or inappropriate disclosure of confidential or proprietary information, Decoy could incur liability and its development programs and the development of its product candidates could be delayed.

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Decoy may engage in strategic transactions that could impact its liquidity, increase its expenses and present significant distractions to its management.

From time to time, Decoy may consider strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products, product candidates or technologies. Additional potential transactions that Decoy may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any such transaction may require Decoy to incur non-recurring or other charges, may increase Decoy’s near- and long-term expenditures and may pose significant integration challenges or disrupt Decoy’s management or business, which could adversely affect Decoy’s business, financial condition and results of operations. For example, these transactions may entail numerous operational and financial risks, including:

●	exposure to unknown liabilities;

●	disruption of Decoy’s business and diversion of Decoy’s management’s time and attention in order to develop acquired products, product candidates or technologies;

●	incurrence of substantial debt or dilutive issuances of equity securities to pay for any of these transactions;

●	higher-than-expected transaction and integration costs;

●	write-downs of assets or goodwill or impairment charges;

●	increased amortization expenses;

●	difficulty and cost in combining the operations and personnel of any acquired businesses or product lines with Decoy’s operations and personnel;

●	impairment of relationships with key suppliers or customers of any acquired businesses or product lines due to changes in management and ownership; and

●	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that Decoy will undertake or successfully complete any transactions of the nature described above, any transactions that Decoy does complete may be subject to the foregoing or other risks, and could have a material adverse effect on Decoy’s business, financial condition and results of operations.

Risks Relating to Decoy’s Reliance on Third Parties

Decoy relies completely on third parties to manufacture Decoy’s preclinical and clinical supplies, and Decoy’s business, financial condition and results of operations could be harmed if those third parties fail to provide Decoy with sufficient quantities of product, or fail to do so at acceptable quality levels or prices.

Decoy does not currently have, nor does Decoy plan to acquire, the infrastructure or capability internally to manufacture Decoy’s preclinical and clinical supplies for use in its clinical trials, and Decoy lacks the resources and the capability to manufacture any of Decoy’s product candidates on a clinical or commercial scale. Decoy relies on its manufacturers to purchase from third-party suppliers the materials necessary to produce Decoy’s product candidates for Decoy’s clinical trials. There are a limited number of suppliers for raw materials that Decoy uses to manufacture its product candidates, and there may be a need to identify alternate suppliers to prevent a possible disruption of the manufacture of the materials necessary to produce Decoy’s product candidates for its clinical trials, and, if approved, ultimately for commercial sale. Decoy does not have any control over the process or timing of the acquisition of these raw materials by Decoy’s manufacturers. Any significant delay or discontinuity in the supply of a product candidate, or the raw material components thereof, for a clinical trial in the future due to the need to replace a third-party manufacturer could considerably delay completion of Decoy’s clinical trials, product testing and potential regulatory approval of Decoy’s product candidates, which could harm Decoy’s business, financial condition and results of operations.

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Any collaboration arrangement that Decoy may enter into in the future may not be successful, which could adversely affect Decoy’s ability to develop and commercialize Decoy’s current and potential future product candidates.

Decoy may seek collaboration arrangements with biopharmaceutical companies for the development or commercialization of its current and potential future product candidates. To the extent that Decoy decides to enter into collaboration agreements, Decoy will face significant competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, execute and implement. Decoy may not be successful in its efforts to establish and implement collaborations or other alternative arrangements should Decoy choose to enter into such arrangements, and the terms of the arrangements may not be favorable to Decoy. If and when Decoy collaborates with a third party for development and commercialization of a product candidate, Decoy can expect to relinquish some or all of the control over the future success of that product candidate to the third party. The success of Decoy’s collaboration arrangements will depend heavily on the efforts and activities of its collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations.

Disagreements between parties to a collaboration arrangement can lead to delays in developing or commercializing the applicable product candidate and can be difficult to resolve in a mutually beneficial manner. In some cases, collaborations with biopharmaceutical companies and other third parties are terminated or allowed to expire by the other party. Any such termination or expiration would adversely affect Decoy’s business, financial condition and results of operations.

If Decoy is unable to develop its own commercial organization or enter into agreements with third parties to sell and market Decoy’s product candidates, Decoy may be unable to generate significant revenues.

Decoy does not have a sales and marketing organization, and Decoy has no experience as a company in the sales, marketing and distribution of pharmaceutical products. If any of Decoy’s product candidates are ever approved for commercialization, Decoy may be required to develop its sales, marketing and distribution capabilities, or make arrangements with a third party to perform sales and marketing services. Developing a sales force for any resulting product or any product resulting from any of Decoy’s product candidates is expensive and time consuming and could delay any product launch. Decoy may be unable to establish and manage an effective sales force in a timely or cost-effective manner, if at all, and any sales force Decoy does establish may not be capable of generating sufficient demand for Decoy’s product candidates. To the extent that Decoy enters into arrangements with collaborators or other third parties to perform sales and marketing services, Decoy’s product revenues are likely to be lower than if Decoy marketed and sold its product candidates independently. If Decoy is unable to establish adequate sales and marketing capabilities, independently or with others, Decoy may not be able to generate significant revenues and may not become profitable.

Risks Relating to Decoy’s Intellectual Property

Decoy may not be able to protect its proprietary or licensed technology in the marketplace.

Decoy depends on its ability to protect its proprietary or licensed technology. Decoy intends to rely on trade secret, patent, copyright and trademark laws, confidentiality, license, and other agreements with employees and third parties to protect its intellectual property. Decoy’s success depends in large part on Decoy’s ability and any licensor’s or licensee’s ability to obtain and maintain patent protection in the U.S. and other countries with respect to Decoy’s proprietary or licensed technology and products. Decoy cannot be certain that patent enforcement activities by future licensors will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. Decoy also cannot be certain that future licensors will allocate sufficient resources or prioritize their or Decoy’s enforcement of such patents. Even if Decoy is not a party to these legal actions, an adverse outcome could prevent Decoy from licensing intellectual property that Decoy may need to operate its business, which would have a material adverse effect on its business, financial condition and results of operations.

Decoy believes it will be able to obtain, through prosecution of patent applications covering Decoy’s owned technology, adequate patent protection for Decoy’s proprietary technology. If Decoy is compelled to spend significant time and money protecting or enforcing its patents and future patents that Decoy may own, designing around patents held by others or licensing or acquiring, potentially for large fees, patents or other proprietary rights held by others, Decoy’s business, financial condition and results of operations may be materially and adversely affected. If Decoy is unable to effectively protect the intellectual property that Decoy owns or in-licenses, other companies may be able to offer the same or similar products for sale, which could materially adversely affect Decoy’s business, financial condition and results of operations. The patents of others from whom Decoy may license technology, and any future patents Decoy may own, may be challenged, narrowed, invalidated or circumvented, which could limit Decoy’s ability to stop competitors from marketing the same or similar products or limit the length of term of patent protection that Decoy may have for its products.

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Decoy may not be successful in obtaining or maintaining necessary rights to its product candidates through acquisitions and in-licenses.

Decoy may be unable to acquire or in-license any compositions, methods of use, processes or other intellectual property rights from third parties that Decoy identifies as necessary for its current or future product candidates. Decoy may face competition with regard to acquiring and in-licensing third-party intellectual property rights, including from a number of more established companies. These established companies may have a competitive advantage over Decoy due to their size, cash resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Decoy to be a competitor may be unwilling to assign or license intellectual property rights to Decoy. Decoy also may be unable to acquire or in-license third-party intellectual property rights on terms that would allow it to make an appropriate return on Decoy’s investment.

Decoy may enter into collaboration agreements with U.S. and foreign academic institutions to accelerate development of Decoy’s current or future preclinical product candidates. Typically, these agreements include an option for the company to negotiate a license to the institution’s intellectual property rights resulting from the collaboration. Even with such an option, Decoy may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to Decoy. If Decoy is unable to license rights from a collaborating institution, the institution may offer the intellectual property rights to other parties, potentially blocking Decoy’s ability to pursue its desired program.

If Decoy is unable to successfully obtain required third-party intellectual property rights or maintain Decoy’s existing intellectual property rights, Decoy may need to abandon development of the related program and Decoy’s business, financial condition and results of operations could be materially and adversely affected.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Decoy’s patent protection for licensed patents, pending patent applications and potential future patent applications and patents could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or patent applications will be due to be paid to the USPTO and various governmental patent agencies outside of the U.S. in several stages over the lifetime of the applicable patent and/or patent application. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If this occurs with respect to Decoy’s in-licensed patents or patent applications Decoy may file in the future, Decoy’s competitors might be able to use its technologies, which would have a material adverse effect on Decoy’s business, financial condition and results of operations.

The patent positions of products are often complex and uncertain. The breadth of claims allowed in patents in the U.S. and many jurisdictions outside of the U.S. is not consistent. Changes in either the patent laws or interpretations of patent laws in the U.S. and other countries may diminish the value of Decoy’s licensed or owned intellectual property or create uncertainty. In addition, publication of information related to Decoy’s current product candidates and potential products may prevent Decoy from obtaining or enforcing patents relating to these product candidates and potential products, including without limitation composition-of-matter patents, which are generally believed to offer the strongest patent protection.

Patents that Decoy may own now or may own or license in the future do not necessarily ensure the protection of Decoy’s licensed or owned intellectual property for a number of reasons, including, without limitation, the following:

●	the patents may not be broad or strong enough to prevent competition from other products that are identical or similar to Decoy’s product candidates;

●	there can be no assurance that the term of a patent can be extended under the provisions of patent term extensions afforded by U.S. law or similar provisions in foreign countries, where available;

●	the issued patents and patents that Decoy may own now or may obtain or license in the future may not prevent generic entry into the market for Decoy’s product candidates;

●	Decoy, or third parties from whom Decoy in-license or may license patents, may be required to disclaim part of the term of one or more patents;

●	there may be prior art of which Decoy is not aware that may affect the validity or enforceability of a patent claim;

●	there may be prior art of which Decoy is aware, which Decoy does not believe affects the validity or enforceability of a patent claim, but which, nonetheless, ultimately may be found to affect the validity or enforceability of a patent claim;

●	there may be other patents issued to others that will affect Decoy’s freedom to operate;

●	if the patents are challenged, a court could determine that they are invalid or unenforceable;

●	there might be a significant change in the law that governs patentability, validity and infringement of Decoy’s licensed patents or any future patents Decoy may own that adversely affects the scope of Decoy’s patent rights;

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●	a court could determine that a competitor’s technology or product does not infringe Decoy’s licensed patents or any future patents Decoy may own; and

●	the patents could irretrievably lapse due to failure to pay fees or otherwise comply with regulations or could be subject to compulsory licensing. If Decoy encounters delays in Decoy’s development or clinical trials, the period of time during which Decoy could market its potential products under patent protection would be reduced.

Decoy’s competitors may be able to circumvent future patents that Decoy may own by developing similar or alternative technologies or products in a non-infringing manner. Decoy’s competitors may seek to market generic versions of any approved products by submitting abbreviated new applications to the FDA in which Decoy’s competitors claim that Decoy’s licensed patents or any future patents Decoy may own are invalid, unenforceable or not infringed. Alternatively, Decoy’s competitors may seek approval to market their own products similar to or otherwise competitive with Decoy’s products. In these circumstances, Decoy may need to defend or assert Decoy’s licensed patents or any future patents Decoy may own, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or other agency with jurisdiction may find Decoy’s licensed patents or any future patents Decoy may own invalid or unenforceable. Decoy may also fail to identify patentable aspects of its research and development before it is too late to obtain patent protection. Even if Decoy owns or in-licenses valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve Decoy’s business objectives.

The issuance of a patent is not conclusive as to its inventorship, scope, ownership, priority, validity or enforceability. In this regard, third parties may challenge Decoy’s patents or any future patents Decoy may own in the courts or patent offices in the U.S. and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit Decoy’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of Decoy’s technology and potential products. In addition, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such product candidates might expire before or shortly after such product candidates are commercialized.

Decoy may infringe the intellectual property rights of others, which may prevent or delay its product development efforts and prevent Decoy from commercializing or increase the costs of commercializing Decoy’s products.

Decoy’s commercial success depends significantly on Decoy’s ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which Decoy is not aware that Decoy’s current or potential future product candidates infringe. There also could be patents that Decoy believes Decoy does not infringe, but that Decoy may ultimately be found to infringe.

Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which Decoy is unaware that may later result in issued patents that Decoy’s product candidates or potential products infringe. For example, pending applications may exist that claim or can be amended to claim subject matter that Decoy’s product candidates or potential products infringe. Competitors may file continuing patent applications claiming priority to already issued patents in the form of continuation, divisional, or continuation-in-part applications, in order to maintain the pendency of a patent family and attempt to cover Decoy’s product candidates.

Third parties may assert that Decoy is employing their proprietary technology without authorization and may sue Decoy for patent or other intellectual property infringement. These lawsuits are costly and could adversely affect Decoy’s business, financial condition and results of operations and divert the attention of managerial and scientific personnel. If Decoy is sued for patent infringement, Decoy would need to demonstrate that its product candidates, potential products or methods either do not infringe the claims of the relevant patent or that the patent claims are invalid, and Decoy may not be able to do this. Proving invalidity is difficult. For example, in the U.S., proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if Decoy is successful in these proceedings, Decoy may incur substantial costs and the time and attention of Decoy’s management and scientific personnel could be diverted in pursuing these proceedings, which could have a material adverse effect on Decoy. In addition, Decoy may not have sufficient resources to bring these actions to a successful conclusion. If a court holds that any third-party patents are valid, enforceable and cover Decoy’s products or their use, the holders of any of these patents may be able to block Decoy’s ability to commercialize its products unless it acquires or obtains a license under the applicable patents or until the patents expire.

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Decoy may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of Decoy’s products or lead to prohibition of the manufacture or sale of products by Decoy. Even if Decoy is able to obtain a license, it may be non-exclusive, thereby giving Decoy’s competitors access to the same technologies licensed to Decoy. Decoy could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, in any such proceeding or litigation, Decoy could be found liable for monetary damages, including treble damages and attorneys’ fees, if Decoy is found to have willfully infringed a patent. A finding of infringement could prevent Decoy from commercializing its product candidates or force Decoy to cease some of its business operations, which could materially and adversely affect Decoy’s business, financial condition and results of operations. Any claims by third parties that Decoy has misappropriated their confidential information or trade secrets could have a similar material and adverse effect on Decoy’s business, financial condition and results of operations. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Decoy’s ability to raise the funds necessary to continue Decoy’s operations.

Any claims or lawsuits relating to infringement of intellectual property rights brought by or against Decoy will be costly and time consuming and may adversely affect its business, financial condition and results of operations.

Decoy may be required to initiate litigation to enforce or defend its licensed and owned intellectual property. Lawsuits to protect Decoy’s intellectual property rights can be very time consuming and costly. There is a substantial amount of litigation involving patent and other intellectual property rights in the biopharmaceutical industry generally. Such litigation or proceedings could substantially increase Decoy’s operating expenses and reduce the resources available for development activities or any future sales, marketing or distribution activities.

In any infringement litigation, any award of monetary damages Decoy receives may not be commercially valuable. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Decoy’s confidential information could be compromised by disclosure during litigation. Moreover, there can be no assurance that Decoy will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are resolved. Further, any claims Decoy asserts against a perceived infringer could provoke these parties to assert counterclaims against Decoy alleging that Decoy has infringed their patents. Some of Decoy’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Decoy can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Decoy’s ability to compete in the marketplace.

In addition, Decoy’s licensed patents and patent applications, and patents and patent applications that Decoy may apply for, own or license in the future, could face other challenges, such as interference proceedings, opposition proceedings, re-examination proceedings and other forms of post-grant review. Any of these challenges, if successful, could result in the invalidation of, or in a narrowing of the scope of, any of Decoy’s licensed patents and patent applications and patents and patent applications that Decoy may apply for, own or license in the future subject to challenge. Any of these challenges, regardless of their success, would likely be time consuming and expensive to defend and resolve and would divert Decoy’s management and scientific personnel’s time and attention.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing Decoy’s ability to protect Decoy’s products.

As is the case with other biotechnology companies, Decoy’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involves both technological and legal complexity and is costly, time-consuming and inherently uncertain. For example, the U.S. previously enacted and is currently implementing wide-ranging patent reform legislation. Specifically, on September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) was signed into law and included a number of significant changes to U.S. patent law, and many of the provisions became effective in March 2013. However, it may take the courts years to interpret the provisions of the Leahy-Smith Act, and the implementation of the statute could increase the uncertainties and costs surrounding the prosecution of Decoy’s licensed and future patent applications and the enforcement or defense of Decoy’s licensed and future patents, all of which could have a material adverse effect on Decoy’s business, financial condition and results of operations.

In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Decoy’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken Decoy’s ability to obtain new patents or to enforce patents that Decoy might obtain in the future.

Decoy may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates throughout the world would be prohibitively expensive. Competitors may use Decoy’s licensed and owned technologies in jurisdictions where Decoy has not licensed or obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Decoy may obtain or license patent protection, but where patent enforcement is not as strong as that in the U.S. These products may compete with Decoy’s products in jurisdictions where Decoy does not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

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Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for Decoy to stop the infringement of Decoy’s licensed patents and future patents Decoy may own, or marketing of competing products in violation of Decoy’s proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the U.S. As a result, Decoy may encounter significant problems in protecting and defending its licensed and owned intellectual property both in the U.S. and abroad. Proceedings to enforce Decoy’s future patent rights, if any, in foreign jurisdictions could result in substantial cost and divert its efforts and attention from other aspects of Decoy’s business.

Decoy may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect Decoy’s proprietary technology and processes, Decoy relies in part on confidentiality agreements with its corporate partners, employees, consultants, manufacturers, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of Decoy’s confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover Decoy’s trade secrets and proprietary information. Failure to obtain or maintain trade secret protection could adversely affect Decoy’s competitive business position.

Decoy may be subject to claims challenging the inventorship of its patents, any future patents Decoy may own, and other intellectual property.

Although Decoy is not currently experiencing any claims challenging the inventorship of its patents or Decoy’s owned intellectual property, Decoy may in the future be subject to claims that former employees, collaborators or other third parties have an interest in Decoy’s patents or other owned intellectual property as an inventor or co-inventor. For example, Decoy may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing Decoy’s product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If Decoy fails in defending any such claims, in addition to paying monetary damages, Decoy may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on Decoy’s business, financial condition and results of operations. Even if Decoy is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Related to the Combined Company

The Combined Company does not anticipate paying any cash dividends on the Combined Company’s shares of common stock in the foreseeable future.

Neither Intec Israel nor Decoy have ever declared or paid cash dividends on their respective shares. Neither Intec Israel nor Decoy anticipate paying any cash dividends on the Combined Company’s ordinary shares in the foreseeable future. It is anticipated that the Combined Company will retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Combined Company’s ordinary shares will be the Combined Company’s shareholders’ sole source of gain for the foreseeable future.

Maintaining and improving the Combined Company’s financial controls and the requirements of being a public company may strain the Combined Company’s resources, divert management’s attention and affect its ability to attract and retain qualified board members.

As a public company, the Combined Company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and Nasdaq rules. The requirements of these rules and regulations will increase the Combined Company’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and place strain on its personnel, systems and resources. The Exchange Act requires, among other things, that the Combined Company file annual, quarterly and current reports with respect to its business and financial condition.

The Sarbanes-Oxley Act requires, among other things, that the Combined Company disclose whether it maintains effective disclosure controls and procedures and internal control over financial reporting. Ensuring that the Combined Company will have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently.

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The Combined Company may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to the Combined Company’s internal controls may require specific compliance training for the Combined Company’s directors, officers and employees, entail substantial costs, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of the Combined Company’s internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase the Combined Company’s operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the Combined Company to produce reliable financial reports and are important to help prevent fraud.

In accordance with Nasdaq rules, the Combined Company will be required to maintain a majority independent board of directors. The various rules and regulations applicable to public companies make it more difficult and more expensive for the Combined Company to maintain directors’ and officers’ liability insurance, and the Combined Company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the Combined Company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

Intec Israel expects that the rules and regulations applicable to public companies will result in the Combined Company incurring substantial legal and financial compliance costs. These costs will decrease the Combined Company’s net income or increase its net loss and may require it to reduce costs in other areas of its business.

If securities or industry analysts do not publish research or publish unfavorable research about the Combined Company’s business, its share price and trading volume could decline.

The trading market for the Combined Company’s securities will depend in part on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company may never obtain sufficient research coverage by securities and industry analysts. If no sufficient securities or industry analysts commence coverage of the Combined Company, the trading price for the Combined Company’s shares could be negatively impacted. If the Combined Company obtains sufficient securities or industry analyst coverage and if one or more of the analysts who covers it downgrades the Combined Company’s shares or publishes inaccurate or unfavorable research about the Combined Company’s business, its share price would likely decline. If one or more of these analysts ceases coverage of the Combined Company or fails to publish reports regularly, demand for the Combined Company’s shares could decrease, which could cause its share price and trading volume to decline.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on the Combined Company’s share price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require an annual management assessment of the effectiveness of our internal control over financial reporting. Decoy is currently a private company with limited accounting personnel to adequately execute accounting processes and other supervisory resources with which to address internal control over financial reporting and, as a result, the Combined Company may experience difficulty in meeting these reporting requirements in a timely manner. To date, Decoy has never conducted a review of internal controls over financial reporting for the purpose of providing the reports required by the Sarbanes-Oxley Act. During review and testing, Decoy may identify deficiencies and be unable to remediate them on a timely basis.

If the Combined Company fails to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, it may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC. If the Combined Company cannot in the future favorably assess the effectiveness of its internal control over financial reporting, investor confidence in the reliability of its financial reports may be adversely affected, which could have a material adverse effect on the Combined Company’s share price.

Sales of a substantial number of shares of the Combined Company in the public market by its existing shareholders could cause its share price to decline.

Sales of a substantial number of shares of the Combined Company in the public market or the perception that these sales might occur, could depress the market price of its securities and could impair its ability to raise capital through the sale of additional equity securities. Neither Intec Israel nor Decoy is able to predict the effect that sales may have on the prevailing market price of the Combined Company’s securities.

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The Combined Company’s securities could be delisted from Nasdaq if it does not comply with Nasdaq’s listing standards.

Pursuant to Nasdaq rules, consummation of the Merger requires the Combined Company to submit an initial listing application and, at the time of the Merger, meet all of the criteria applicable to a company initially requesting listing. While Intec Israel and Decoy intend to obtain listing status for the Combined Company and maintain the same, no guarantees can be made about the Combined Company’s ability to do so. If the Combined Company’s security is delisted by Nasdaq, its security may be eligible to trade on the OTC or another over-the-counter market. Any such alternative would likely result in it being more difficult for the Combined Company to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, the Combined Company’s securities. In addition, there can be no assurance that the Combined Company’s securities would be eligible for trading on any such alternative exchange or markets.

Future sales and issuances of the Combined Company’s shares of common stock or rights to purchase shares of common stock by it, including pursuant to its equity incentive plan, could result in additional dilution of the percentage ownership of its stockholders and could cause its share price to decline.

The Combined Company will not be generally restricted from issuing additional shares of common stock including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock. The market price of the Combined Company’s shares of common stock, as applicable, could decline as a result of sales of shares or securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Combined Company or the perception that such sales could occur.

Intec Israel and Decoy expect that significant additional capital will be needed in the future to continue the Combined Company’s planned operations, including conducting clinical studies, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To the extent the Combined Company raises additional capital by issuing equity or convertible securities, its existing shareholders may experience substantial dilution. The Combined Company may sell shares of common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner determined from time to time by its board of directors. If the Combined Company sells shares of common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to its existing shareholders, and new investors could gain rights superior to its existing shareholders.

In addition, the Combined Company may grant or provide for the grant of rights to purchase shares of its shares of common stock pursuant to the Combined Company’s equity incentive plans. Increases in the number of shares available for future grant or purchase pursuant to the Combined Company’s equity incentive plan may result in additional dilution, which could cause the Combined Company’s share price to decline.

Changes in tax law could have a material impact on the Combined Company

Changes to the U.S. federal income tax laws are proposed regularly and there can be no assurance that, if enacted, any such changes would not have an adverse impact on the Combined Company. For example, President Biden has suggested the reversal or modification of some portions of the 2017 U.S. tax legislation and certain of these proposals, if enacted, could result in a higher U.S. corporate income tax rate than is currently in effect and thereby increase the effective tax rate of the Combined Company following the Merger compared to current expectations. There can be no assurance that any such proposed changes will be introduced as legislation, or if they are introduced that they would be enacted, or if enacted what form they would take.

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as neither Intec Israel, Intec Parent nor Decoy can assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “anticipates,” “believes,” “continue,” “could,” “design,” “estimates,” “expects,” “intends,” “may,” “plans,” “potentially,” “predict,” “pro forma” “seeks,” “should,” “will” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements of the plans, strategies and objectives of management with respect to the approval and the closing of the merger, Intec Israel’s ability to solicit a sufficient number of proxies to approve the merger and other matters related to the closing of the merger.

For a discussion of the factors that may cause Intec Israel, Decoy or the Intec Parent (after the merger) actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Intec Israel and Decoy to complete the merger and the effect of the merger on the business of Intec Israel, Decoy and the Combined Company, see the section titled “Risk Factors.”

These forward-looking statements include, but are not limited to, statements concerning the following:

●	likelihood of the satisfaction of certain conditions to the completion of the Merger and whether and when the Merger will be completed;
●	any statements concerning the attraction and retention of highly qualified personnel;
●	any statements concerning the Intec Parent’s financial performance;
●	any statements regarding expectations concerning Decoy’s relationships and actions with third parties; and
●	future regulatory, judicial and legislative changes in Decoy’s industry.

You should not rely upon forward-looking statements as predictions of future events. Neither Intec Israel nor Decoy can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

All forward-looking statements in this proxy statement/prospectus are current only as of the date on which the statements were made, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, neither Intec Israel nor Decoy undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement/prospectus or to conform these statements to actual results or to changes in expectations.

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THE SPECIAL MEETING OF INTEC ISRAEL’S SHAREHOLDERS

Date, Time and Place

The special meeting of Intec Israel’s shareholders will be held on June 21, 2021, at the offices of Meitar | Law Offices, 16 Abba Hillel Road, Ramat Gan 52506, Israel, at 5:00 p.m. Israel time (10:00 a.m. Eastern time), which is referred to as the “Meeting”. Intec Israel is sending this proxy statement/prospectus to its shareholders in connection with the solicitation of proxies by the Intec Israel board of directors for use at the Meeting and any adjournments or postponements of the Meeting. This proxy statement/prospectus is first being furnished on May 22, 2021 to Intec Israel shareholders on the record date of May 20, 2021.

Purposes of the Meeting

The purposes of the Meeting are to vote on the following Proposals: (i) a proposal to approve and adopt the Merger Agreement; (ii) a proposal to approve the Domestication Merger, including the Domestication Merger Agreement, and certain matters related thereto, including the approval of the amended and restated certificate of incorporation of Intec Parent (the “Amended and Restated Certificate of Incorporation”), (iii) a proposal to grant discretionary authority to the board of directors of Intec Parent to amend the articles of association of Intec Israel to effect a reverse stock split of ordinary shares of Intec Israel (the “Reverse Split”) at a ratio within the range between 1-for-2 and 1-for-4 to be effective at the ratio and on a date to be determined by the board of directors of Intec Israel in its sole discretion, prior to the effectiveness of the Domestication Merger (the “Reverse Split Proposal”), (iv) a proposal to approve the election of the Intec Parent board of directors (the “Directors Proposal”), (v) a proposal to approve the 2021 Plan, and the proposal, the “Option Plan Proposal”); (vi) a proposal to approve the issuance of Intec Israel ordinary shares or shares of Intec Parent common stock in a Closing Financing (the “Closing Financing Proposal”); and (vii) a proposal to approve to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above (the “Adjournment Proposal”).

Recommendation of the Intec Israel Board of Directors

The board of directors of Intec Israel unanimously: (i) has determined that the Merger Agreement and the Transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Intec Israel and its shareholders; (ii) has approved the Merger Agreement and the other Transactions contemplated thereby; (iii) has approved the Domestication Merger, including the Domestication Merger Agreement and the Amended and Restated Certificate of Incorporation, (iv) has approved the Reverse Split, (v) has approved the directors to be elected, (vi) has approved the 2021 Plan; (vii) has recommended the shareholders approve the Closing Financing Proposal; and (viii) has approved the proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above.

The board of directors of Intec Israel recommends that the Intec Israel shareholders (i) vote “FOR” the proposal to approve and adopt the Merger Agreement and the actions contemplated thereby; (ii) vote “FOR” the proposal to approve the Domestication Merger, including the Domestication Merger Agreement and the Amended and Restated Certificate of Incorporation, (iii) vote “FOR” the proposal to approve the Reverse Split, (iv) vote “FOR” the proposal to elect the directors, (v) vote “FOR” the proposal to approve and adopt the 2021 Plan; (vi) vote “FOR” the proposal to approve the Closing Financing and (vii) vote “FOR” the proposal to authorize the Intec Israel board of directors, in its discretion, to adjourn the Meeting.

Record Date and Voting Power

Only holders of record of Intec Israel at the close of business on the record date, May 20, 2021 are entitled to notice of, and to vote at, the Meeting. At May 11, 2021, 4,821,971 ordinary shares of Intec Israel were issued and outstanding. Each ordinary share entitles the holder thereof to one vote on each matter submitted for stockholder approval. See the section titled “Principal Shareholders of Intec Israel” for information regarding persons known to the management of Intec Israel to be the beneficial owners of more than 5% of the outstanding ordinary shares of Intec Israel.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Intec Israel board of directors for use at the Meeting. If you are a shareholder of record of Intec Israel as of the record date referred to above, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, Intec Israel urges you to vote by proxy to ensure your vote is counted.

You may vote in any of the manners below:

In Person —To vote in person, come to the Meeting and Intec Israel will give you a ballot when you arrive;

By mail—If you are a shareholder of record, you can submit a proxy by completing, dating, signing and returning your proxy card or voting instruction card in the postage-paid envelope provided. You should sign your name exactly as it appears on the enclosed proxy card or voting instruction card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your proxy card or voting instruction card in the postage-paid envelope provided by your brokerage firm, bank or other similar organization;

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By telephone—If you are a shareholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the enclosed proxy card or voting instruction card, entering your control number located on the enclosed proxy card or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone; or

By Internet—If you are a shareholder of record, you can submit a proxy over the Internet by logging on to the website listed on the enclosed proxy card or voting instruction card, entering your control number located on the enclosed proxy card or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

If your Intec Israel Shares are held by your broker as your nominee, that is, in “street name,” the enclosed voting instruction card is sent by the institution that holds your shares. Please follow the instructions included on that proxy card regarding how to instruct your broker to vote your Intec Israel Shares.

If you do not give instructions to your broker, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal even in the absence of your instruction. Intec Israel believes Proposals 3, 6 and 7 will be considered “routine”. For any proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the Intec Israel Shares will be treated as broker non-votes. Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” A broker non-vote on a non-routine proposal on the ballot does not count as a vote for or against such proposal and shall therefore have no effect on the outcome of the vote on that proposal.

All properly executed proxies that are not revoked will be voted at the Meeting and at any adjournments or postponements of the Meeting in accordance with the instructions contained in the proxy. If a holder of Intec Israel Shares executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted:

●	“FOR” the Merger Proposal;
●	“FOR” the Domestication Merger Proposal
●	“FOR” the Reverse Split Proposal
●	“FOR” the Directors Proposal
●	“FOR” the Option Plan Proposal
●	“FOR” the Closing Financing Proposal
●	“FOR” the Adjournment Proposal.

Intec Israel shareholders of record may change their vote at any time before their proxy is voted at the Meeting in one of three ways. First, a shareholder of record of Intec Israel can send a written notice to Intec Israel stating that the shareholder would like to revoke its proxy. Second, a shareholder of record of Intec Israel can submit new proxy instructions either on a new proxy card or via the Internet. Third, a shareholder of record of Intec Israel can attend the Meeting and vote in person. Attendance alone will not revoke a proxy. If a shareholder of record of Intec Israel or a shareholder who owns Intec Israel Shares in “street name” has instructed a broker to vote its ordinary shares of Intec Israel, the shareholder must follow directions received from its broker to change those instructions.

Required Vote

A quorum is necessary to hold a valid meeting. According to Intec Israel’s articles of association, the quorum required for a special meeting of shareholders consists of two or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 331/3% of the voting rights in Intec Israel. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned for one week to the same day, time and place. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Proxies with only broker non-votes are not counted towards the quorum. Abstentions and broker non-votes will be counted towards a quorum.

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●	Proposal 1 - The Merger Proposal requires the affirmative vote of the majority of the Intec Israel Shares present in person or represented by proxy. Abstentions will have no effect on the vote for Proposal 1. Abstentions and broker non-votes will have no effect on the vote for Proposal 1.

●	Proposal 2 - The Domestication Proposal requires the affirmative vote of the majority of the Intec Israel Shares present in person or represented by proxy. Abstentions will have no effect and broker non-votes and abstentions will have no effect on the vote for Proposal 2.

●

Proposal 3 – The Reverse Split Proposal requires the affirmative vote of the Intec Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect of the vote for Proposal 3.

●	Proposal 4 – The Directors Proposal requires the affirmative vote of the Intec Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect of the vote for Proposal 4.

●	Proposal 5 – The Option Plan Proposal requires the affirmative vote of the Intec Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect of the vote for Proposal 5.

●	Proposal 6 – The Closing Financing Proposal requires the affirmative vote of the majority of the Intec Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect of the vote for Proposal 6.

●	Proposal 7 - The Adjournment Proposal requires the affirmative vote of the majority of the Intec Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have the effect of a vote for Proposal 7.

The approval of Proposal 1 is a condition to the completion of the Merger. Therefore, the Merger cannot be consummated without the approval of Proposal 1. In addition, the Domestication Merger and the consummation of the Closing Financing are conditions to the completion of the Merger and therefore if Proposals 2 and 6 are not approved then the Merger cannot close. If the Merger is not completed, then Proposals 4 and 5 will not be implemented. Therefore, if Intec Israel is to complete the Merger with Decoy, shareholders must approve Proposal 1, Proposal 2, Proposal 4, Proposal 5 and Proposal 6. However, Proposal 2 and Proposal 3 are not conditioned upon the completion of the Merger, and as such, the Domestication Merger may be implemented by the Intec Israel board even if the Merger does not take place.

The information above with respect to the effect of broker non-votes may be incorrect or change before the Meeting. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the Proposals, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

If on the date of the Meeting, or a date preceding the date on which the Meeting is scheduled, Intec Israel reasonably believes that (i) it will not receive proxies sufficient to obtain the required vote to approve the Proposals, whether or not a quorum would be present or (ii) it will not have sufficient ordinary shares of Intec Israel represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting, Intec Israel may postpone or adjourn, or make one or more successive postponements or adjournments of, the Meeting as long as the date of the Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers and employees of Intec Israel and Intec Israel’s proxy solicitor, Kingsdale Advisors, may solicit proxies from Intec Israel shareholders personally, by telephone, facsimile, email or otherwise. Intec Israel will pay the costs of printing and filing this proxy statement/prospectus and proxy card. Directors, officers and employees of Intec Israel will not be paid any additional compensation for soliciting proxies. Kingsdale Advisors will be paid its customary fee of approximately $10,500, plus out-of-pocket expenses if it solicits proxies. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of ordinary shares of Intec Israel for the forwarding of solicitation materials to the beneficial owners of ordinary shares of Intec Israel. Intec Israel will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Other Matters

As of the date of this proxy statement/prospectus, the Intec Israel board of directors does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

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THE DOMESTICATION MERGER

The following is a description of the material aspects of the Domestication Merger. While Intec Israel believes that the following description covers the material terms of the domestication, the description may not contain all of the information that is important to Intec Israel’s shareholders. Intec Israel encourages the Intec Israel shareholders to carefully read this entire proxy statement/prospectus, including the Domestication Merger Agreement attached to this proxy statement/prospectus as Annex B and incorporated herein by reference, for a more complete understanding of the domestication.

General

As set forth in the Merger Agreement, prior to the date of the Closing Date, Intec Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Intec Israel, with Intec Israel surviving the merger and becoming a wholly owned subsidiary of Intec Parent. To effect the Domestication Merger, Intec Israel, Intec Parent and Domestication Merger Sub entered into the Domestication Merger Agreement pursuant to which all Intec Israel Shares outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent.

Immediately following the Domestication Merger, Intec Israel will be a wholly owned subsidiary of Intec Parent, and (i) Intec Israel will continue to possess all of Intec Israel’s assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Intec Israel will continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; (iii) each issued and outstanding Intec Israel Share will be deemed converted into the right to receive one share of Intec Parent Common Stock

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.”

How will the Domestication Merger be effected?

The Domestication Merger will be effected by the merger of Domestication Merger Sub with and into Intec Israel, pursuant to the Domestication Merger Agreement, resulting in Intec Israel becoming a wholly owned subsidiary of Intec Parent that has been recently incorporated under the DGCL for purposes of the domestication. The existing holders of ordinary shares of Intec Israel will own all of the outstanding shares of Intec Parent Common Stock prior to the completion of the Merger with Decoy. If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Intec Israel shareholders and approval of the Domestication Merger by the shareholder of the Domestication Merger Sub have been obtained.

At the effective time of the Domestication Merger, each ordinary share of Intec Israel will be converted automatically into the right to receive one share of Intec Parent Common Stock. Your percentage ownership of Intec Israel will not be affected by the Domestication Merger, except that following the Domestication Merger your interest in Intec Israel will be held indirectly through Intec Parent. However, there will be the issuance of additional shares of Intec Parent Common Stock as Merger Consideration for the Transactions and in the Closing Financing.

You do not need to replace the current certificate representing your Intec Israel securities after the Domestication Merger. Do not destroy your current certificates issued by Intec Israel. The issued and outstanding security certificates of Intec Israel will represent the rights that Intec Israel’s shareholders will have in Intec Parent. Shareholders, however, may submit their certificates to our transfer agent, VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598, for new certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

If you have lost your certificate, you can contact our transfer agent to have a new certificate issued. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.

At the effective time of the Domestication Merger, Intec Parent will be governed by the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL. Although the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws contain many provisions that are similar to the provisions of the Intec Israel articles of association, they do include certain provisions that are different. See “Proposal 2 – The Domestication Merger Proposal – Differences in Shareholder Rights.”

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THE MERGER

This section and the section titled “The Merger Agreement” in this proxy statement/prospectus describe the material aspects of the Transactions, including the Merger Agreement. While Intec Israel believes that this description covers the material terms of the Transactions and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus for a more complete understanding of the Transactions and the Merger Agreement, attached as Annex A and the other documents to which you are referred. See the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to document every discussion among the Intec Israel board of directors, representatives of Intec Israel or other parties.

From time to time the Intec Israel board of directors, together with Intec Israel management, has considered various strategic business initiatives intended to strengthen its business and enhance stockholder value. These have included licensing or acquiring rights to product candidates, divesting the Accordion Pill business, or acquiring or merging with other companies that have other products, product candidates or technologies.

In July 2019, Intec Israel announced top-line results from its pivotal Phase III clinical study for AP-CD/LD for the treatment of advanced Parkinson’s disease (also known as the ACCORDANCE study), which did not meet its target endpoints. On July 22, 2019, the closing price of Intec Israel’s ordinary shares was $11.00, which represented an 82% decline from the previous trading day’s closing price of $59.80.

During September 2019, the Intec Israel board of directors held a meeting at which it reviewed the ACCORDANCE study results and discussed business development opportunities of its Accordion Pill business, as well as the strategic, financial and operational challenges of operating Intec Israel’s business given that the Phase III study did not meet its target endpoints. The Intec Israel board of directors also discussed its strategic alternatives with Jefferies LLC (the “Financial Advisor”). The Financial Advisor was initially engaged by Intec Israel in December 2018 with respect to potential strategic opportunities or business combinations for Intec Israel during 2019 in anticipation of potential positive results from the ACCORDANCE study. Following the discussions, the Intec Israel board of directors instructed Intec Israel management to engage in very early exploratory discussions to identify strategic transactions or opportunities that would enhance shareholder value. The terms of the Financial Advisor’s engagement are described below under “—Intec Israel’s Reasons for the Merger—The Role of the Financial Advisor.”

From September 2019 through December 2019, as authorized by the Intec Israel board of directors, Intec Israel management engaged in discussions with Novartis Pharmaceutical regarding a partnership for the Accordion Pill business and planning for scenarios with and without the establishment of such a partnership. In addition, there were concurrent exploratory discussions, although less active, with various investment banks and companies to assess the interest in partnerships for the Accordion Pill business, the potential for in-licensing new technology, or selling the Accordion Pill business. The confidentiality agreements signed with the potentially interested companies did not contain any “Don’t Ask, Don’t Waive” (“DADW”) provisions, except for a confidentiality agreement with a private aggregator and licensor of healthcare technologies with whom Intec Israel had a preliminary discussion that never moved forward.

In January 2018, Intec Israel entered into a feasibility and option agreement with Novartis Pharmaceutical to explore using the Accordion Pill platform for a proprietary Novartis compound. Under the agreement, following potentially successful feasibility studies, including a Phase I PK study, Novartis had the option to enter into negotiations with respect to a potential licensing agreement for employing Intec Israel Accordion Pill technology. In December 2018, Intec Israel reported that it successfully developed an Accordion Pill for the Novartis proprietary compound that met the required in vitro specifications set forth in a feasibility and option agreement with Novartis. In December 2019, Novartis, following an internal and revised commercial strategic assessment, advised Intec Israel that Intec Israel’s program for the development of an Accordion Pill for a Novartis proprietary compound no longer met Novartis’ mid to long-term strategic goals. As a consequence, Intec Israel restructured its clinical manufacturing planned to support this program in order to reduce costs. This restructuring also accounted for reductions in research and development as Intec Israel at the time only had a research program with Merck for the development of a custom-designed AP for one of Merck’s proprietary compounds and an internal clinical development program for its Accordion Pill platform with the two primary cannabinoids contained in cannabis sativa.

In January 2020, the Intec Israel board of directors held a meeting at which it reviewed its business development opportunities and financing alternatives as well as the continued strategic, financial and operational challenges of operating Intec Israel’s business. A presentation by the Financial Advisor was made to the Intec Israel board of directors with respect to Intec Israel’s financing and strategic alternatives and a strategic discussion followed. Following these discussions, the Intec Israel board of directors instructed Intec Israel management to continue exploring various strategic actions, including preserving cash available, and authorized Intec Israel management to explore strategic alternatives, including partnership and in-licensing product opportunities, as well as potential business combinations. However, beginning in March 2020 and continuing through March 2021, the COVID-19 pandemic began to disrupt Intec Israel’s partnering efforts and negatively impact its commercial prospects and its ability to raise capital.

During April 2020, Intec Israel management discussed potential strategic opportunities with investment banks and companies, including with respect to partnership opportunities, in-licensing product opportunities and potential business combinations. Ultimately, no proposals were received that Intec Israel management believed would enhance shareholder value. The confidentiality agreements signed with the potentially interested companies did not contain any DADW provisions.

Dr. Michael Newman, the Chief Executive Officer of Decoy, and Jeffrey Meckler, the Chief Executive Officer of Intec Israel knew each other professionally and were in contact from time to time. On May 7, 2020, Dr. Newman sent to Mr. Meckler a non-confidential presentation about Decoy and its interest in raising capital.

On May 13, 2020, Mr. Meckler and Dr. Newman held a telephonic meeting in which Mr. Meckler learned more about Decoy’s pre-clinical pipeline and capabilities and market opportunity and it was agreed that Intec Israel and Decoy would enter into a mutual confidentiality agreement to facilitate discussions. No proposals were made during this discussion, which was focused on Decoy’s financing needs and how Intec Israel might be able to help generally.

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On May 18, 2020, Intec Israel and Decoy entered into a mutual confidentiality agreement to further the discussions between the two parties.

On May 19, 2020, Intec Israel’s and Decoy’s business development personnel began to exchange information and during May 2020, Intec Israel engaged a consultant to advise Intec Israel on the potential commercialization opportunities of the Decoy technology. The discussions with the consultant were of a general nature and the consultant did not prepare any analyses or report regarding the potential commercialization opportunities of the Decoy technology, other than identifying the types of cancer for the application of the Decoy technology.

On June 25, 2020, the Intec Israel board of directors held a meeting in which it conducted a broad review of its business development opportunities of its Accordion Pill business, including its Parkinson’s program, the Merck program and other near-term and long-term opportunities. In addition, at the meeting, the Intec Israel board of directors conducted a review of its commercial-scale manufacturing with LTS as well as Intec Israel’s financial status, its financing alternatives and its assessments regarding human resources. At the meeting, the Financial Advisor provided an update regarding current trends and forecasts for the capital markets as well as potential business and financial alternatives. Mr. Meckler provided an update regarding the challenges that Intec Israel was facing and presented Intec Israel’s various strategic options including continuing current operations “as-is”, initiation of a liquidation process, or a hybrid approach of creating additional value by acquiring new technologies. In particular, Mr. Meckler indicated that the ongoing Accordion Pill business did not have any major near-term revenues, there was a need to raise capital in multiple dilutive equity raises, there was a need to resolve the future of the LTS manufacturing line, and the general expenses of being a public company. The Intec Israel board of directors considered various approaches to creating additional shareholder value including the in-licensing of a new asset and a reverse merger. At the Intec Israel board meeting, Mr. Meckler informed the Intec Israel board of directors that Intec Israel management had started to search for potential strategic opportunities and presented four potential strategic opportunities for consideration that were considered the best candidates thus far, including Decoy. There were no financial or commercial analyses of the four potential strategic opportunities for consideration either prepared for or presented at the June 25, 2020 Intec Israel board meeting or any prior or subsequent Intec Israel board meeting.

The three other potential strategic opportunities for consideration, which were only discussed at very high level, were a private clinical stage company focused on allogeneic cellular therapies with at the time Phase 2 clinical trial for acute myeloid leukemia (AML), multiple myeloma and various hard tumors (“Company A”), a private company with a microbiome focus on Crohn’s disease, immuno-oncology and autoimmune diseases with at the time a Phase 2 clinical trial for Crohn’s disease (“Company B”) and a private company focused on the hepatitis B virus (HBV) with at the time a Phase 1 clinical trial (“Company C”). Intec Israel did not further consider or pursue the three other potential strategic opportunities after the June 25, 2020 Intec Israel board meeting. Intec Israel did not believe that Company A was promising or made sense as a merger candidate because Intec Israel believed that Company A’s technology was unproven. Intec Israel did not believe that Company B was promising or made sense as a merger candidate because Company’s B’s technology and clinical approach were not viewed favorably by Intec Israel. Intec Israel did not believe that Company C was promising or made sense as a merger candidate because Company C’s only asset was the prodrug of a previously failed compound.

On June 29, 2020, Dr. Newman contacted Mr. Meckler to inform him that the Decoy board of directors did not wish to progress in discussing any potential business combination.

On July 9, 2020, Mr. Meckler facilitated the introduction of Dr. Pomerantz, a member of the Intec Israel board of directors, to Dr. Newman as Dr. Newman was interested in speaking with Dr. Pomerantz in light of Dr. Pomerantz’s work and reputation in the field. Dr. Newman and Dr. Pomerantz subsequently spoke at least two more times and during the course of these conversations Dr. Pomerantz suggested to Dr. Newman that they discuss a potential business combination involving Intec Israel and Decoy.

On August 5, 2020, Intec Israel announced that its research collaboration with Merck, which commenced in May 2019, was not expected to proceed to an in vivo study in 2020, despite meeting the in vitro specifications for the compound. Subsequently, in October 2020, Intec Israel entered into a new research collaboration agreement with Merck for another compound.

In September 2020, Intec Israel continued its due diligence review of Decoy and hired professional advisers to conduct a manufacturing and clinical development review.

On September 30, 2020, Intec Israel presented Decoy with a non-binding letter of intent for a proposed reverse merger transaction with Intec Israel as the acquirer of all shares of Decoy Common Stock and all rights to Decoy’s bacteria-based therapeutics (the “LOI”). The main terms of the initial draft of the LOI were the following: (1) total consideration of a fixed 100 million shares of Intec Parent Common Stock, which had an approximate value on such date of $25 million, and (2) four main covenants (the domestication of Intec Israel to the United States from Israel, the sale or liquidation of the Accordion Pill business, the raising of at least $30 million in an equity financing transaction to be consummated at closing and the continued listing of Intec Israel on the Nasdaq Capital Market). Between September 30, 2020 and November 4, 2020, Intec Israel management negotiated with Decoy’s management regarding the LOI and the contemplated transactions. The main focus of the negotiations regarding the LOI were the purchase consideration (including whether it should be fixed or based on a formula), specific requirements for the sale or liquidation of the Accordion Pill business, specific requirements for the equity financing transaction to be consummated at closing, additional closing conditions, and termination rights (termination rights were not provided in the initial draft of the LOI).

The Intec Israel board of directors met on November 4, 2020 to, among other things, discuss the proposed LOI and contemplated transactions, and Intec Israel management led a presentation providing details on the proposed LOI and contemplated transactions, whereupon the Intec Israel board of directors, after discussion and determination that the terms of the proposed LOI, including the merger consideration, were fair to, and in the best interests of Intec Israel and Intec Israel shareholders, determined to authorize Intec Israel management to execute the LOI with such modifications as discussed at such meeting.

Between November 4, 2020 and November 11, 2020, Intec Israel and Decoy continued to negotiate the terms of the LOI and contemplated transactions.

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On November 11, 2020, a revised version of the LOI incorporating the modifications discussed with the Intec Israel board of directors at the last meeting was executed by Intec Israel and Decoy. Under the final version of the LOI, the amount of shares of Intec Parent Common Stock issued as consideration is based on an imputed valuation of Decoy (on a fully diluted basis) of $30 million, plus the value of unrestricted cash and cash equivalents, less indebtedness, and an imputed valuation of Intec (on a fully diluted basis) of $10 million, plus the value of unrestricted cash and cash equivalents (excluding cash received in the equity financing transaction to be consummated at closing), less indebtedness. Under the final version of the LOI, the definitive agreement may be terminated (1) by Intec Israel if (a) Intec Israel is not in material breach and there is a material breach by Decoy such that the closing obligations cannot be satisfied by the date which is 150 days from the date of the definitive agreement (the “Drop Dead Date”) or (b) the conditions to the obligations of both parties or of Intec Israel to closing, including the requisite approval of shareholders of Intec Israel and Decoy, have not been satisfied by the Drop Dead Date, other than as a result of Intec Israel’s breach; or (2) by Decoy if (a) Decoy is not in material breach and there is a material breach by Intec Israel such that the closing conditions cannot be satisfied by the Drop Dead Date or (b) the conditions to the obligations of both parties or of Decoy to closing, including the requisite approval of shareholders of Intec Israel and Decoy and the four main covenants, have not been satisfied by the Drop Dead Date, other than as a result of Decoy’s breach. Under the final version of the LOI, Decoy is entitled to a reverse break-up fee of $1,000,000 under certain conditions. The four main covenants did not substantively change and the closing conditions under the final version of the LOI were standard and customary, other than the satisfaction of the four main covenants by the closing.

On December 7, 2020, Intec Israel provided an initial draft of the Merger Agreement to Decoy. Decoy’s legal advisors provided comments to the draft Merger Agreement on December 30, 2020. The Merger Agreement was negotiated by the parties, along with their respective legal advisors, and subsequent to December 30, 2020, several drafts of the Merger Agreement were exchanged. The parties and their legal teams also drafted and negotiated ancillary agreements, including a lock-up agreement and support agreement.

In parallel with the negotiation of the Merger Agreement, each of Intec Israel and Decoy management and other employees, as well as legal advisors, conducted continued due diligence on each other through access to confidential data rooms, phone calls, review of legal, financial and other due diligence materials, due diligence inquiries and follow-ups and assessments of the competitive landscape.

On March 2, 2021, the Intec Israel board of directors held a meeting in which Intec Israel’s legal counsel were present. At the meeting, Mr. Meckler provided an update about the chemistry, manufacturing and controls and IP due diligence that was performed, permitted financing by both Decoy and Intec Israel prior to the Closing of the Merger, the mechanism of the Exchange Ratio including the imputed valuations of Decoy ($30 million plus net cash) and Intec Israel ($10 million plus net cash and cash proceeds from the disposition of the Accordion Pill business), and the strategic options for disposition of the Accordion Pill business. In addition, Intec Israel’s counsel presented a detailed summary of the key provisions of the transaction documents. Intec Israel’s board engaged in discussions related to Decoy, its business and the terms of the proposed Merger. After discussion, the Intec Israel board of directors unanimously determined that it was advisable and fair to, and in the best interests of Intec Israel and Intec Israel’s shareholders, for Intec Israel to enter into the Merger Agreement, and, accordingly, Intec Israel approved the Merger Agreement and the transactions contemplated thereby.

Between March 2, 2021 and March 15, 2021, Intec Israel and Decoy and their respective legal counsel worked on negotiating and finalizing the Merger Agreement.

On March 15, 2021, Intec Israel and Decoy entered into the Merger Agreement.

Intec Israel’s Reasons for the Merger

The Intec Israel board of directors considered the following factors, among others, in reaching its conclusion to approve and adopt the Merger Agreement, the Merger, the issuance of shares of Intec Parent Common Stock in the Merger and the other transactions contemplated thereby and to recommend that the Intec Israel shareholders approve the Merger Agreement, the Domestication Merger, the Merger, the issuance of shares of Intec Parent Common Stock in the Merger and the other transactions contemplated by the Merger Agreement:

●	the Intec Israel board of directors believes that a “go it alone” scenario was not without significant risk and dilution to the Intec Israel shareholders, taking into account Intec Israel’s business, operational and financial prospects, including its cash position, the substantially diminished price of the Intec Israel’s ordinary shares following the Phase III ACCORDANCE study results, the inability to successfully enter into long-term partnering or collaboration arrangements for the Accordion Pill business despite substantial effort, and the need to raise significant additional financing for future clinical and commercial development of the Accordion Pill business;

●	the Intec Israel board of directors believes that, as a result of arm’s length negotiations with Decoy, Intec Israel negotiated the most favorable Exchange Ratio for Intec Israel that Decoy was willing to agree to, and that the terms of the Merger Agreement include the most favorable terms to Intec Israel in the aggregate to which Decoy was willing to agree; and the agreed upon formula for the Exchange Ratio was intended to allocate to the existing Decoy stockholders (on a fully diluted basis, referred to below as Decoy’s fully-diluted outstanding shares) a percentage of Intec Israel based on the valuations of Intec Israel and Decoy, which were agreed in the Merger Agreement to be $10.0 million and $30.0 million, respectively;

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●	the Intec Israel board of directors believes, after discussions with Intec Israel’s senior management and legal counsel, that the Merger is more favorable to the shareholders of Intec Israel than the potential value that might have resulted from other strategic options that may have been available to Intec Israel, including remaining a stand-alone public company;

●	the Intec Israel board of directors believes, based in part on scientific diligence and analysis of Decoy’s product pipeline, the potential market opportunity for Decoy’s product candidates and the expertise of its scientific team, which was conducted over several months by Intec Israel’s management and reviewed with the Intec Israel board of directors, that Decoy’s product candidates represent a sizeable potential market opportunity, and may therefore create value for the shareholders of the Combined Company and an opportunity for Intec Israel’s shareholders to participate in the potential growth of the Combined Company;

●	the Intec Israel board of directors of directors also considered that the Combined Company will have a highly experienced board of directors with relevant pharmaceutical, business development, financial reporting and capital markets experience with Dr. Roger Pomerantz as Chairman;

●	the Intec Israel board of directors also considered that the Combined Company will be led by an experienced senior management team, including Intec Israel’s Chief Executive Officer, Chief Financial Officer and Chief Business Officer and Decoy’s Chief Executive Officer, all of whom will remain in their respective current positions with respect to the Combined Company except for Decoy’s Chief Executive Officer who will become Chief Scientific Officer of the Combined Company; and

●	the Intec Israel board of directors also reviewed, with the management of Intec Israel and the management of Decoy, the current plans of Decoy for developing its product candidates to confirm the likelihood that the Combined Company would possess sufficient financial resources to allow the management team to focus on the continued development and potential commercialization of those development candidates. The Intec Israel board of directors also considered the possibility that the Combined Company would be able to take advantage of the potential benefits resulting from the combination of the Intec Israel public company structure with the Decoy business to raise additional funds in the future, if necessary.

The Intec Israel board of directors also reviewed the recent financial condition, results of operations and financial condition of Intec Israel, including, but not limited to, the following:

●	the risks associated with continuing to operate Intec Israel on a stand-alone basis, including liquidity needs and cash-burn;

●	the consequences of current market conditions, Intec Israel’s current liquidity position, the depressed stock price of Intec Israel and its deemed peer group, continuing net operating losses, and the likelihood that the resulting circumstances for Intec Israel, on a stand-alone basis, would not change for the benefit of the Intec Israel shareholders in the foreseeable future;

●	Intec Israel management’s belief that it would be difficult to obtain sufficient equity or debt financing on acceptable terms, if at all; and

●	the risks, costs, timing and limited amount, if any, that would be distributed to Intec Israel stockholders associated with a potential liquidation of Intec Israel.

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The Intec Israel board of directors also reviewed the terms of the Merger and associated transactions, including, but not limited to, the following:

●	the determination that the expected relative percentage ownership of Intec Israel’s shareholders and Decoy’s stockholders in the Combined Company was appropriate based, in the judgment of the Intec Israel board of directors, on the board’s assessment of the approximate valuations of Intec Israel (including the value of the net cash Intec Israel is expected to provide to the Combined Company) and Decoy (including the value of the net cash Decoy is expected to provide to the Combined Company); however, there were no analyses prepared by or for the Intec Israel board of directors regarding the approximate valuations of Intec Israel and Decoy;

●	the respective rights of, and limitations on, Intec Israel and Decoy under the Merger Agreement to consider certain unsolicited acquisition proposals under certain circumstances should Intec Israel or Decoy receive a superior offer;

●	the support agreements, pursuant to which certain directors, officers and shareholders of Decoy and Intec Israel, respectively, have agreed, solely in their capacity as shareholders of Decoy and Intec Israel, respectively, to vote all of their Decoy Common Stock or Intec Israel ordinary shares in favor of the adoption or approval, respectively, of the Merger Agreement and against competing transactions;

●	the Equity Financing Condition (as defined and described in the Merger Agreement), which requires that immediately following the closing of the Merger, unless otherwise agreed to in writing by Decoy, the aggregate Combined Net Cash (as defined in the Merger Agreement), shall be not less than $30,000,000 nor more than $50,000,000; and

●	the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, and their reasonableness under the circumstances.

In the course of its deliberations, the Intec Israel board of directors also considered a variety of risks and other countervailing factors related to entering into the Merger, including, but not limited to, the following:

●	the substantial expenses to be incurred in connection with the Merger, including the costs associated with any related litigation;

●	the up to $1,000,000 termination fee payable by Intec Israel to Decoy upon the occurrence of certain events and the potential forfeiture of a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses;

●	the possible volatility, at least in the short term, of the trading price of the Intec Israel ordinary shares resulting from the Merger announcement;

●	the risk that the Merger might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Merger or the delay or failure to complete the Merger on the reputation of Intec Israel;

●	the risk to Intec Israel’s business, operations and financial results in the event that the Merger is not consummated, including the diminution of Intec Israel’s cash and its likely inability to raise additional capital through the public or private sale of equity securities;

●	the strategic direction of the Combined Company following the completion of the Merger, which will be determined by the board of the Combined Company, a majority of which will be initially comprised of members designated by Intec Israel;

●	the conclusion of the Intec Israel board of directors that the potential termination fee of $1,000,000 payable by Decoy to Intec Israel and the circumstances when such fee may be payable, were reasonable;

●	the fact that additional capital will be needed following the consummation of the Merger to fund the Combined Company; and

●	various other risks associated with the Combined Company and the Merger, including those described in the section entitled “Risk Factors” in this proxy statement/prospectus.

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Financial Projections, Forecasts and Analyses; and Fairness Opinion

There were no financial projections or forecasts regarding the Merger, including cash flow projections and projected revenues, either prepared by the Financial Advisor or Intec Israel or received by Intec Israel. Because the Combined Company will be a pre-clinical stage biotechnology company with no current revenues and no expected revenues for the foreseeable future, the Intec Israel board of directors did not believe that financial projections or forecasts for the Combined Company would be feasible to prepare or request or helpful or meaningful for Intec Israel shareholders.

Similarly, there were no financial analyses regarding the Merger prepared by the Financial Advisor or Intec Israel or received by Intec Israel, including, but not limited to, any liquidation analysis, assessment or valuation of Intec Israel’s assets or analysis of strategic opportunities or potential business combinations.

Further, Intec Israel did not receive from Decoy or any other person or entity any financial projections or forecasts or financial analyses regarding Decoy or its assets because Decoy is a pre-clinical stage biotechnology company with no current revenues and no expected revenues for the foreseeable future, except for cost projections regarding Decoy’s Phase 1 clinical program.

The Intec Israel board of directors also did not obtain a fairness opinion for the Merger and related transactions because there were no alternative strategic opportunities or business combinations to evaluate and time was of the essence in negotiating the Merger Agreement as Intec Israel had limited cash and desired to undertake a strategic transaction or business combination in the near term in order to preserve and create shareholder value rather than risk its destruction.

Role of the Financial Advisor

Under the terms of the engagement letter, as amended, between the Financial Advisor and Intec Israel, the Financial Advisor must provide to Intec Israel (1) as reasonably requested by Intec Israel, financial advice and assistance in connection with a possible sale, disposition or other business transaction or series of transactions involving all or a portion of the equity or assets of one or more entities comprising Intec Israel, whether directly or indirectly and through any form of transaction, including, without limitation, merger, reverse merger, liquidation, tender or exchange offer, stock sale, asset sale, asset swap, recap, reorg, consolidation, amalgamation, spin-off, split-off, joint venture, strategic partnership, license or other transaction, and (2) as requested by Intec Israel, a fairness opinion regarding the consideration to be paid in a transaction. During the term of the engagement, the Financial Advisor is the exclusive financial advisor for Intec Israel. The fees owed to the Financial Advisor consist of (1) a fixed fee of $1.5 million for a fairness opinion to be paid upon delivery and (2) a transaction fee based on the value of the transaction equal to (i) 1.95% of the transaction value for a transaction value up to $400 million, plus 3.0% of that portion of the transaction value in excess of $400 million but less than or equal to $600 million, plus 4.0% of that portion of the transaction value in excess of $600 million but less than or equal to $900 million, plus 5% of that portion of the transaction value in excess of $900 million but less than or equal to $1.1 billion, subject to a minimum fee of $2.5 million, to be paid at closing, provided that no transaction fee is owed for a transaction involving Intec Israel’s Cannabinoid assets. The Financial Advisor is also entitled to a break-up fee in the event that the agreement for a transaction is terminated and Intec Israel is entitled to a break-up fee, termination fee or other fee as a result of such termination. The engagement of the Financial Advisor will continue until terminated by either party upon five days’ written notice to the other party.

The extent of the Financial Advisor’s actual involvement in the evaluation of strategic opportunities and potential business combinations for Intec Israel was limited, as the Financial Advisor’s advisory services were of a general nature. As discussed above, the Financial Advisor did not prepare a fairness opinion or any financial analyses for Intec Israel, and the Financial Advisor was not involved in any of the discussions or negotiations regarding Decoy, the Merger or the Merger Agreement. Since the signing of the Merger Agreement, the Financial Advisor has been advising Intec Israel on the disposition of the Accordion Pill business, including reaching out to a number of potential purchasers, assisting and coordinating activities including developing materials describing the Accordion Pill business, assembling an electronic data room and various other activities usually associated with the disposition/divestiture of a business.

The Financial Advisor has not performed financial advisory or other services for Decoy or any of its affiliates and has not performed financial advisory or other services for Intec Israel or any of its affiliates prior to December 2018. As of the date hereof, no fees have been paid by Intec Israel to the Financial Advisor.

Conflicts of Interest

There was no transaction committee formed, or other steps or procedures taken, for purposes of addressing potential conflicts of interest with those members of the Intec Israel management or the board of directors continuing in their roles with the Combined Company. Intec Israel does not believe that there were or are any such conflicts of interest. All of the members of the Intec Israel board of directors are independent under Israeli law, except for the Chief Executive Officer, Jeffrey Meckler, and Intec Israel is currently in compliance with all applicable Nasdaq listing rules and corporate governance requirements.

The foregoing information and factors considered by the Intec Israel board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by Intec Israel board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Intec Israel board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Intec Israel board of directors may have given different weight to different factors. The Intec Israel’s board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Intec Israel management and the legal advisors of Intec Israel, and considered the factors overall to be favorable to, and to support, its determination.

Decoy’s Reasons for the Merger

In the course of reaching its decision to approve the Merger, the Decoy board of directors consulted with Decoy’s senior management, financial and tax advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others:

●	the potential increased access to new sources of capital and a broader range of investors to support the long-term clinical development of its therapeutic candidates following consummation of the Merger compared to if Decoy continued to operate as a privately-held company;

●	the potential to provide its current stockholders with greater liquidity by owning stock in a public company;

●	the board’s belief that few alternatives, if any, to the Merger were reasonably likely to create greater value for Decoy’s stockholders, after reviewing the various financing and other strategic options to enhance stockholder value that were considered by the Decoy board of directors;

●	the availability of appraisal rights under the DGCL to holders of Decoy’s capital stock who comply with the required procedures under the DGCL, which allow such holders to seek appraisal of the fair value of their shares of Decoy capital stock as determined by the Delaware Court of Chancery;

●	the expectation that the Merger would be a more time- and cost-effective means to access new sources of capital than other previous sources and/or options considered by the Decoy board of directors, including additional private financings or an initial public offering;

●	the terms and conditions of the Merger Agreement, including, but not limited to, the following:

●	the determination that the expected relative percentage ownership of Intec Israel’s shareholders and Decoy’s stockholders in the Combined Company was appropriate based, in the judgment of the Decoy board of directors, on the Decoy board of directors’ assessment of the approximate valuations of Intec Israel (including the value of the net cash Intec Israel is expected to provide to the Combined Company) and Decoy (including the value of the net cash Decoy is expected to provide to the Combined Company);

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●	the expectation that the Merger will be treated as a tax-deferred reorganization for U.S. federal income tax purposes;

●	the rights of Decoy under the Merger Agreement to consider certain unsolicited acquisition proposals under certain circumstances should Decoy receive a superior offer;

●	the conclusion of the Decoy board of directors that the potential termination fee of $1,000,000, or in some situations the reimbursement of certain transaction expenses incurred in connection with the Merger of up to $350,000, and the circumstances when such fee may be payable, were reasonable; and

●	the Equity Financing Condition (as defined and described in the Merger Agreement), which requires that immediately following the closing of the Merger, unless otherwise agreed to in writing by Decoy, the aggregate Combined Net Cash (as defined in the Merger Agreement), shall be not less than $30,000,000 nor more than $50,000,000;

●	the belief that the other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were reasonable in light of the entire transaction;

●	the fact that shares of Intec Parent Common Stock issued to Decoy’s stockholders will be registered on a registration statement on Form S-4 and listed on the Nasdaq Capital Market and accordingly will become freely tradable for Decoy’s stockholders who are not affiliates of Decoy and who are not parties to lock-up agreements;

●	the support agreements, pursuant to which certain directors, officers and shareholders of Decoy and Intec Israel, respectively, have agreed, solely in their capacity as shareholders of Decoy and Intec Israel, respectively, to vote all of their Decoy Common Stock or Intec Israel ordinary shares in favor of the adoption or approval, respectively, of the Merger Agreement and against competing transactions;

●	the fact that the proposed Merger may enable certain shareholders of Intec Israel and Decoy to increase the value of their current shareholding; and

●	the likelihood that the Merger will be consummated on a timely basis.

The Decoy board of directors also considered a number of uncertainties and risks in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

●	the possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of Decoy and the ability of Decoy to obtain financing in the future in the event the Merger is not completed;

●	the Exchange Ratio used to establish the number of shares of Intec Parent Common Stock to be issued to Decoy’s stockholders in the Merger is not subject to adjustment based on trading prices, and thus the relative percentage ownership of Intec Israel’s shareholders and Decoy’s stockholders in the Combined Company immediately following the completion of the Merger is not subject to market volatility;

●	the termination fee of $1,000,000, or in some situations the reimbursement of certain transaction expenses incurred in connection with the Merger of up to $350,000 payable by Decoy to Intec Israel upon the occurrence of certain events, and the potential effect of such termination fee in deterring other potential acquirers from proposing an alternative transaction that may be more advantageous to Decoy’s stockholders;

●	the risk that the Merger might not be consummated in a timely manner or at all;

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●	the expenses to be incurred in connection with the Merger and related administrative challenges associated with combining Intec Israel and Decoy;

●	the additional expenses and obligations to which Decoy’s business will be subject following the Merger that Decoy has not previously been subject to, and the operational changes to Decoy’s business, in each case that may result from being a public company;

●	the fact that the representations and warranties in the Merger Agreement do not survive the closing of the Merger and the potential risk of liabilities that may arise post-closing; and

●	various other risks associated with the Combined Company and the Merger, including the risks described in the section entitled “Risk Factors” in this proxy statement/prospectus/information statement.

Form of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, and as promptly as practicable following the Domestication Merger, Merger Sub will be merged with and into Decoy in accordance with the DGCL. At the Closing of this Merger, the separate corporate existence of Merger Sub will cease and Decoy will continue as the surviving corporation under the DGCL and as a wholly owned subsidiary of Intec Parent.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger, which will occur on the Closing Date:

●	each outstanding share of Decoy Common Stock (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock into Decoy Common Stock) will be converted into shares of Intec Parent Common Stock, based on the Exchange Ratio as described below, and

●	each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that number of shares of Intec Parent Common Stock equal to the product of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the Exchange Ratio.

The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares.”

Decoy stockholders who would be entitled to a fractional share after applying the Exchange Ratio will automatically be entitled to receive an additional fractional share of the corresponding class of Intec Parent shares to round up to the next whole share.

Under the Exchange Ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of Intec Israel and Decoy, which will result in an adjustment to such Exchange Ratio (and without giving effect to the Reverse Split), following the Closing, the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent, and the securityholders of Intec Israel immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent, calculated in each case on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and Intec Israel’s net cash balance (including, in the case of Intec Israel, any proceeds from any disposition of the Accordion Pill business), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on a financing by Intec Israel or Intec Parent, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions.

The Exchange Ratio was determined using a formula (which is further described in “The Merger Agreement” on page 108 below) intended to allocate to the existing Decoy stockholders (on a fully diluted basis, referred to below as Decoy’s fully-diluted outstanding shares) a percentage of Intec Parent based on the valuations of Intec Israel and Decoy, which were agreed in the Merger Agreement to be $10.0 million and $30.0 million, respectively.

The Merger Agreement provides that, promptly after the Effective Time, Intec Parent will mail to each record holder of Decoy capital stock immediately prior to the Effective Time a letter of transmittal and instructions for surrendering and exchanging the record holder’s Decoy stock certificates for shares of Intec Parent Common Stock. Upon surrender of a Decoy stock certificate for exchange to Intec Parent, together with a duly executed letter of transmittal and such other documents as Intec Parent or Intec Israel may reasonably require, the Decoy stock certificate surrendered will be cancelled and the holder of the Decoy stock certificate will be entitled to receive the following a certificate or certificates or book-entry account representing the number of whole shares of Intec Parent Common Stock that such holder has the right to receive pursuant to the provisions of the Merger Agreement.

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At the Effective Time of the Merger, all holders of certificates representing shares of Decoy capital stock that were outstanding immediately prior to the Effective Time of the Merger will cease to have any rights as stockholders of Decoy other than the right to receive Intec Parent capital stock based on the Exchange Ratio. In addition, no transfer of Decoy capital stock after the Effective Time of the Merger will be registered on the stock transfer books of Decoy, as the surviving corporation.

If any Decoy stock certificate has been lost, stolen or destroyed, upon the delivery of an affidavit claiming such certificate has been lost, stolen or destroyed, the surviving corporation may, in its discretion, and as a condition precedent to the delivery of any shares of Intec Parent Common Stock, and unpaid dividends and distributions on shares of Intec Israel Shares, require the owner of such lost, stolen or destroyed certificate to post bond in a reasonable amount set by the surviving corporation as indemnity against any claim suffered by it related to the lost, stolen or destroyed certificate or any Intec Parent Common Stock, cash, or dividends and distributions issued in exchange for such certificate as the surviving corporation may reasonably request.

From and after the Effective Time, until it is surrendered, each certificate that previously evidenced Decoy capital stock will be deemed to represent only the right to receive shares of Intec Parent Common Stock or Preferred Stock, as the case may be, and/or any dividends or distributions. There will be no dividends or other distributions paid on any shares of Intec Parent Common Stock to be issued in exchange for any unsurrendered Decoy stock certificate until the Decoy stock certificate is surrendered as provided in the Merger Agreement.

Effective Time of the Domestication Merger and the Merger

If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Intec Israel shareholders and approval of the Domestication Merger by the shareholder of the Domestication Merger Sub have been obtained.

If the Merger Proposal is approved (together with the Domestication Merger Proposal, Directors Proposal, Option Plan Proposal and Closing Financing Proposal), the Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

The closing of the Merger will occur on a date specified by Intec Israel and Decoy which will be no later than the second business day after the conditions to effect all Transactions set forth in the Merger Agreement have been satisfied or waived, or such other date and time as Intec Israel and Decoy may agree to in writing.

Regulatory Approvals

In the U.S., Intec Israel and Intec Parent must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Intec Parent Common Stock pursuant to the Merger Agreement and the Domestication Merger, the issuance of shares Intec Israel or Intec Parent in connection with the Closing Financing and the filing of this proxy statement/prospectus with the SEC. As of the date hereof, the registration statement, of which this proxy statement/prospectus is a part, has not become effective. In Israel, Intec Israel is required to receive tax rulings from the Israel Tax Authority with respect to the Domestication Merger as a condition to the closing of the Merger under the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, and the regulations, guidelines, rules, procedures, and benefit tracks thereunder (collectively, “the Innovation Law”), to which Intec Israel is subject due to its receipt of grants from the Israeli National Authority for Technological Innovation, or the Israeli Innovation Authority (the “IIA”), a recipient of IIA grants such as Intec must report to the IIA regarding any change in the holding of means of control of the company which transforms any non-Israeli citizen or resident into an “interested party,” as defined in the Israeli Securities Law (e.g., a non-Israeli entity that acquires more than 5% of the capital of Intec as a result of the Merger), and such non-Israeli citizen or resident shall execute an undertaking in favor of IIA, in a form prescribed by IIA. Further, in accordance with the terms of the Merger Agreement, Intec Israel agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment, or that it would otherwise take steps related to the divestment or disposal and satisfaction of liabilities of, Intec Israel’s Accordion Pill business (which was partially funded by IIA grants), to be effected immediately after the Closing, and the consummation of any such sale, transfer or assignment, may also require the approval of the IIA and also payment of a redemption fee to the IIA calculated according to a formula provided under the Innovation Law.

In the United States, Intec Israel must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Intec Parent Common Stock pursuant to the Merger Agreement and the filing of this proxy statement/prospectus with the SEC.

Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger

The following is a general discussion of the material U.S. federal income tax consequences of (i) the Domestication Merger to U.S. Holders and Non-U.S. Holders (each as defined below) of Intec Israel Shares, (ii) the Merger to U.S. and Non-U.S. Holders of Decoy Common Stock (the “Decoy Securities”), and (iii) the ownership and disposition of Intec Parent Common Stock (the “Intec Parent Securities”).

This discussion is based upon the Code, its legislative history, U.S. Treasury regulations promulgated under the Code (the “Treasury Regulations”) and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only holders of Intec Israel Shares, Decoy Securities, or Intec Parent Securities that hold their Intec Israel Shares or Decoy Securities or after the Transactions, Intec Parent Securities, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the Domestication Merger and Merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax enacted pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

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●	a bank, thrift, mutual fund, or other financial institution;
●	a tax-exempt organization or government organization;
●	a real estate investment trust or real estate mortgage investment conduit;
●	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);
●	an insurance company;
●	a regulated investment company or a mutual fund;
●	a dealer or broker in stocks and securities, or currencies;
●	a grantor trust;
●	a trader in securities that elects mark-to-market treatment;
●	a person subject to the alternative minimum tax provisions of the Code;
●	a person that received Intec Israel Shares or Decoy Securities through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
●	a person that has a functional currency other than the U.S. dollar;
●	a person required to accelerate the recognition of any item of gross income with respect to Intec Israel Shares or Decoy securities as a result of such income being recognized on an applicable financial statement;
●	a holder holding Intec Israel Shares or Decoy Securities, or, after the Transactions, Intec Parent Securities as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
●	certain former citizens or long-term residents of the United States;
●	a controlled foreign corporation, a passive foreign investment company, or a foreign corporation with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or
●	a person who owns (directly or through attribution) 5% or more (by vote or value) of the outstanding Intec Israel Shares or shares of Decoy Securities, or, after the Transactions, the issued Intec Parent Common Stock (excluding treasury shares).

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Intec Israel Shares or Decoy Securities, and, after the Transactions, Intec Parent Securities received in the Domestication Merger and Merger, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Intec Israel Shares or Decoy Securities, and, after the Transactions, Intec Parent Securities received in the Transactions, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Intec Israel Shares or Decoy Securities, and, after the completion of the Transactions, Intec Parent Securities received in the Transactions, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Transactions and the subsequent ownership and disposition of Intec Parent Securities received in the Transactions.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF INTEC ISRAEL SHARES, DECOY SECURITIES OR INTEC PARENT SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF INTEC ISRAEL SHARES OR DECOY SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS AND OF THE OWNERSHIP AND DISPOSITION OF INTEC PARENT SECURITIES AFTER THE TRANSACTIONS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

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U.S. HOLDERS

General U.S. Federal Income Tax Consequences of the Domestication Merger to U.S. Holders of Intec Israel Shares

If the Domestication Merger, Taken Together with the Merger, Qualifies as a Section 351(a) Exchange

It is intended that the Domestication Merger, taken together with the Merger, qualify as a Section 351(a) Exchange, and Intec Israel and Intec Parent intend to report the Domestication Merger consistent with such qualification. Receipt of a written opinion to the effect that the Domestication Merger and the Merger should so qualify is not a condition to the obligations of Intec Israel, Intec Parent, and Decoy to complete the Transactions under the Merger Agreement or the Domestication Merger Agreement. Such qualification depends, in part, upon the conclusion that the Disposition does not disqualify the Domestication Merger as a Section 351(a) Exchange. It is anticipated that the Disposition will result in one of three scenarios: an Asset Disposition, a Business Termination, or a Share Disposition. In an Asset Disposition or Share Disposition, Intec Israel and Intec Parent intend to invest the proceeds therefrom in research and development activities, for working capital and for general corporate purposes, and currently do not have any plan or intention to distribute the cash proceeds to holders of Intec Parent Securities. In a Business Termination, Intec Israel and Intec Parent do not expect there to be material surplus cash proceeds after satisfaction of outstanding liabilities. In all three scenarios, the Domestication Merger is not expected to qualify as a Section 368(a) Reorganization because Intec Israel will dispose of or otherwise divest its Accordion Pill business, which represents substantially all of its business assets, and therefore, the Transactions would not satisfy the continuity of business enterprise requirement for a Section 368(a) Reorganization (the “COBE Requirement”). It is also noted that if the Domestication Merger, taken together with the Merger, does qualify as a Section 351(a) Exchange, because Intec Israel will be treated as a wholly-owned Israeli subsidiary of Intec Parent, the Disposition may give rise to immediate U.S. federal income tax consequences for Intec Parent, potentially including (without limitation) income inclusions under Section 951 or Section 951A of the Code, corporate level gain, or other items relevant to the U.S. federal tax liability of Intec Parent (depending on the form of the Disposition).

In the event of an Asset Disposition or a Business Termination, Intec Israel and Intec Parent intend to report the Domestication Merger and the Merger together as a Section 351(a) Exchange followed by a complete liquidation described in Section 332 of the Code (a “Section 332 Liquidation”). As described above, the Asset Disposition or a Business Termination is not expected to qualify as a Section 368(a) Reorganization because Intec Parent will not retain or otherwise use the Accordion Pill business, which represents substantially all the business assets of Intec Israel prior to the Transactions, and therefore, the Transactions would not satisfy the COBE Requirement. Moreover, it is not entirely clear that a purported Section 351(a) Exchange followed by a purported Section 332 Liquidation would be respected in its form when taken together. Rather, it is conceivable that the Transactions could be recast as a transfer by Intec Israel of its assets directly to Intec Parent in exchange for Intec Parent Securities followed by a distribution of Intec Parent Securities to holders of Intec Israel Shares in a complete liquidation of Intec Israel. In the event of such recast, the deemed transfer of assets by Intec Israel to Intec Parent in exchange for Intec Parent Securities, together with the Merger, could still qualify as a tax-deferred asset transfer by Intec Israel to Intec Parent, but the deemed exchange by the holders of Intec Israel Shares for Intec Parent Securities would be a taxable exchange for Intec Israel and the holders of the Intec Israel Shares. Such holders would recognize gain or loss equal to the difference between (i) fair market value of the Intec Parent Securities received and (ii) the holder’s adjusted tax basis in the Intec Israel Shares surrendered. Moreover, the U.S. Holders would be also subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status. In the event of an Asset Disposition or a Business Termination, Intec Israel and Intec Parent intend to take the position that no such recast should apply and report the Domestication Merger as part of a Section 351(a) Exchange. The matter is not, however, free from doubt, and there is no controlling authority on the question. As a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, such recast in the event of an Asset Disposition or a Business Termination.

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In the event of a Share Disposition, Intec Israel and Intec Parent intend to report the Domestication Merger as part of a Section 351(a) Exchange, which generally provides nonrecognition treatment of the exchange, subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status. Nonetheless, in view of the fact that the Share Disposition would be negotiated before the Domestication Merger, there is a risk that certain U.S. federal income tax principles such as section 482 and the step transaction doctrine could apply to recast the Domestication Merger followed by the Share Disposition as if the holders of the Intec Israel Shares sold their Intec Israel Shares for cash in a taxable exchange and contributed the cash proceeds to Intec Parent in exchange for Intec Parent Securities. If the Domestication Merger and the Share Disposition were so recast, subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status, the U.S. Holders of Intec Israel Shares would recognize gain or loss for U.S. federal income tax purposes upon the taxable exchange equal to the difference between (i) fair market value of the Intec Israel Shares at the time of the Share Disposition, and (ii) the U.S. Holder’s adjusted tax basis in the Intec Israel Shares. The subsequent deemed contribution of cash proceeds to Intec Parent, together with the Merger, would be expected to qualify as part of a Section 351(a) Exchange. Intec Israel and Intec Parent intend to take the position that the Domestication Merger and the Share Disposition would not be recast as a sale of Intec Israel Shares by holders of Intec Israel Shares for cash followed by a contribution of the cash proceeds by holders of Intec Israel Shares to Intec Parent. The matter is not, however, free from doubt, and there is no controlling authority on the question. As a result, there can be no assurance that the IRS would not assert, or that a court would not sustain such recast in the event of a Share Disposition.

Accordingly, in all three scenarios discussed above, Intec Israel and Intec Parent intend to report the Domestication Merger, taken together with the Merger, as a Section 351(a) Exchange, which generally provides tax-deferred treatment upon the exchange, subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status.” Nonetheless, the qualification for the tax-deferred treatment as a Section 351(a) Exchange in the three scenarios is not free from doubt, and there is no controlling authority on the question. If the IRS were successfully to assert that the Disposition disqualifies the Domestication Merger as part of a Section 351(a) Exchange, the Domestication Merger would generally be treated as a taxable transaction in which U.S. Holders of Intec Israel Shares would recognize gain or loss for U.S. federal income tax purposes. Intec Israel and Intec Parent have not sought, and will not seek, any ruling from the IRS regarding any matters related to the transactions, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein. Furthermore, even if the Domestication Merger, taken together with the Merger, qualifies as a Section 351(a) Exchange, certain U.S. Holders of Intec Israel Shares are likely to be taxed under the PFIC rules of the Code because of the likelihood that Intec Israel is classified as a PFIC. See the section under the heading “— Passive Foreign Investment Company Status” for a detailed discussion of the PFIC rules.

If the Domestication Merger, taken together with the Merger, qualifies as a Section 351(a) Exchange and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Intec Israel Shares pursuant to the Domestication Merger should not recognize gain or loss on the exchange of Intec Israel Shares for Intec Parent Securities. The aggregate adjusted tax basis of a U.S. Holder in the shares of Intec Parent Securities received as a result of the Domestication Merger should equal the aggregate adjusted tax basis of the Intec Israel Shares surrendered in the exchange. A U.S. Holder’s holding period for the Intec Parent Securities received in the exchange should include the holding period for the Intec Israel securities surrendered in the exchange.

If the Domestication Merger Does Not Qualify as a Section 351(a) Exchange

If the Domestication Merger fails to qualify as a Section 351(a) Exchange, subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Intec Israel Shares for shares of Intec Parent Securities will recognize gain or loss equal to the difference between (i) fair market value of the Intec Parent Securities received and (ii) the U.S. Holder’s adjusted tax basis in the Intec Israel Shares exchanged therefor. A U.S. Holder’s aggregate tax basis in the Intec Parent Securities received will be the fair market value of the Intec Parent Securities on the date of the Domestication Merger. The U.S. Holder’s holding period for the Intec Parent Securities received pursuant to the Domestication Merger will begin on the day after the date of the Domestication Merger.

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Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Intec Israel Shares exceeds one year at the time of the Domestication Merger. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Even if the Domestication Merger and the Merger together qualify as a Section 351(a) Exchange, the Domestication Merger may be a taxable event to U.S. Holders of Intec Israel Shares under the passive foreign investment company, or “PFIC,” provisions of the Code, to the extent that Section 1291(f) of the Code applies. Generally, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain (but not loss) notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the U.S. Tax Code were proposed in 1992 with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require certain U.S. Holders of Intec Israel Shares to recognize gain (which would generally be subject to the special tax and interest charge) upon the Domestication Merger.

Based on the current PFIC rules and the proposed regulations, if a U.S. Holder of Intec Israel Shares did not make a qualified electing fund (“QEF”) election that resulted in Intec Israel being treated as a pedigreed QEF, or a “mark-to-market” election with respect to his Intec Israel Shares, then notwithstanding the qualification of the Domestication Merger and the Merger as a Section 351(a) Exchange, such U.S. Holder of Intec Israel Shares may recognize gain pursuant to Section 1291(f) of the Code and proposed Treasury Regulation Section 1.1291-6(b)(1). As Section 351(a) of the Code does not allow losses to be recognized, such shareholder may not be entitled to recognize loss pursuant to proposed Treasury Regulation Section 1.1291-6(b)(3).

The rules governing nonrecognition transfers of PFIC stock with QEF and mark-to-market elections in place is not clear.  U.S. Holders of Intec Israel Shares that previously made QEF or mark-to-market elections may have their elections terminated upon the Domestication Merger, because they will no longer own Intec Israel Shares and Intec Israel Shares will no longer be marketable.  However, U.S. Holders of Intec Israel Shares that have mark-to-market elections in place may still receive nonrecognition treatment under Section 351(a) of the Code, because the default rules applicable to Section 1291 funds do not apply pursuant to Treasury Regulation Section 1.1291-1(c)(3). Moreover, U.S. Holders of Intec Israel Shares that are “pedigreed” QEFs (a PFIC for which a U.S. Holder has made a QEF election for each year held or for which a purging election under Section 1291(d)(2) or Section 1298(b)(1) of the Code is made for each year in which no QEF election made) may  also receive nonrecognition treatment under Section 351(a) of the Code pursuant to proposed Treasury Regulation Sections 1.1291-1(c)(1) and 1.1291-6(a)(3). The tax treatment of unpedigreed QEF shareholders is unclear with respect to the Section 351(a) Exchange. The PFIC regulations specifically describe the nonrecognition treatment of transfers of pedigreed QEFs pursuant to proposed Treasury Regulation Section 1.1291-6(a)(3); however, the regulations do not address the nonrecognition treatment of unpedigreed QEF shareholders. Proposed Treasury Regulation Section 1.1291-1(c)(2) suggests that unpedigreed QEF shareholders are subject to the default PFIC rules governing dispositions of PFICs.  Therefore, unpedigreed QEF shareholders may be required to recognize gain, but not loss, in the Section 351(a) Exchange.

For any U.S. Holders of Intec Israel Shares that do not recognize gain in the Section 351 Exchange under the PFIC rules, it is likely that the Disposition will not then result in a trigger of gain under the PFIC rules.  However, this conclusion is not free from doubt in all cases, and each U.S. Holder should consult its tax advisor for a full understanding of the tax consequences of the Section 351 Exchange to it, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws.

Should the U.S. Holders be treated as disposing of their Intec Israel Shares in a taxable exchange, (because the Domestication Merger fails to qualify as a Section 351(a) Exchange) then, any gain that the U.S. Holders recognize with respect to the Intec Israel Shares may either be subject to the “excess distribution” rules in Section 1291 of the Code, the QEF rules in Section 1293 of the Code, or the mark-to-market rules in Section 1296 of the Code, and taxed accordingly. With respect to the excess distribution treatment, each U.S. Holder will generally allocate such gain to each day in its holding period and will owe an aggregate increase in tax based on the highest prevailing tax rate under Section 1 or Section 11 of the Code, as applicable, for each year to which such gain is allocated. Further, each U.S. Holder will owe interest based on the amount of the aggregate increases in tax deferred, compounded at the interest rate used for underpayment of tax under Section 6621 of the Code from the due date of the return of the relevant taxable year.

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U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Decoy Securities

It is intended that the Merger and the Domestication Merger, taken together, qualify as an “exchange” described in a Section 351(a) Exchange and/or that the Merger, taken alone, qualify as a Section 368(a) Reorganization. If the Merger, taken together with the Domestication Merger, qualifies as a Section 351(a) Exchange, or, taken alone, qualifies as a Section 368(a) Reorganization, or qualifies as both, a U.S. Holder of Decoy Securities generally would not recognize any gain or loss for U.S. federal income tax purposes upon the Merger. Intec Israel, Intec Parent, and Decoy intend to report the Merger, taken together with the Domestication Merger, as a Section 351(a) Exchange and/or, taken alone, as a Section 368(a) Reorganization.

Assuming that the Merger is treated as a part of a Section 351(a) Exchange and/or a Section 368(a) Reorganization, the material U.S. federal income tax consequences of the Merger to U.S. Holders of Decoy Securities are intended to be as follows:

●	A U.S. Holder generally will not recognize any gain or loss, and no amount will be includible in the income of such U.S. Holder, as a result of the receipt of Intec Parent Securities in the Merger (except for any gain recognized with respect to cash received in lieu of a fractional share of Intec Parent Securities, as described below).
●	The aggregate tax basis of the Intec Parent Securities received by a U.S. Holder in the Merger (including any fractional share of Intec Parent Securities deemed received and exchanged for cash, as discussed below) will equal the aggregate adjusted tax basis of such U.S. Holder’s Decoy Securities exchanged therefor.
●	A U.S. Holder’s holding period in the Intec Parent Securities received in exchange for shares of Decoy Securities (including a fractional share of Intec Parent Securities deemed to be received and exchanged for cash, as discussed below) will include the holding period of the shares of Decoy Securities exchanged for such Intec Parent Securities.

If a U.S. Holder of Decoy Securities acquired different blocks of Decoy Securities at different times or at different prices, such U.S. Holder’s basis and holding period in its shares of Intec Parent Securities may be determined separately with reference to each block of Decoy Securities. Any such U.S. Holder should consult its tax advisor regarding the holding periods of the particular shares of Intec Parent Securities received in the Merger.

A U.S. Holder who receives cash instead of a fractional share of Intec Parent Securities generally will be treated as having received such fractional share pursuant to the Merger, and then as having sold such fractional share for cash. Gain or loss generally will be recognized based on the difference between the amount of such cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis of its Decoy Securities.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Intec Parent Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Intec Parent Securities to U.S. Holders who receive such Intec Parent Securities pursuant to the Transactions.

Distributions on Intec Parent Securities

The gross amount of any distribution on Intec Parent Securities that is made out of Intec Parent’s current and accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for the dividends received deduction if the requisite holding period is satisfied. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

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Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by Intec Parent on the Intec Parent Securities exceeds Intec Parent’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s Intec Parent Securities, and to the extent the amount of the distribution exceeds the U.S. Holder’s adjusted tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Intec Parent Securities.”

Sale, Exchange, Redemption or Other Taxable Disposition of Intec Parent Securities

A U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Intec Parent Securities in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Intec Parent Securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Intec Parent Securities will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Intec Parent Securities exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains recognized by non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Intec Parent Securities will generally be treated as U.S. source gain or loss.

ALL U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE DOMESTICATION MERGER, THE MERGER AND THE DISPOSITION.

NON-U.S. HOLDERS

This section applies to any beneficial owner of Intec Israel Shares or Decoy Securities and, after the Transactions, Intec Parent Securities that is a Non-U.S. Holder.

U.S. Federal Income Tax Consequences of the Domestication Merger to Non-U.S. Holders of Intec Israel Shares

Intec Israel and Intec Parent do not expect the Domestication Merger to result in any material U.S. federal income tax consequences to Non-U.S. Holders of Intec Israel Shares.

U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders of Decoy Securities

Intec Israel and Intec Parent do not expect the Merger to result in any material U.S. federal income tax consequences to Non-U.S. Holders of Decoy Securities.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Intec Parent Securities to Non-U.S. Holders of Intec Parent Securities

Distributions on Intec Parent Securities

Distributions of cash or property (including a constructive distribution) to a Non-U.S. Holder in respect of Intec Parent Securities received in the Transactions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from Intec Parent’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Intec Parent’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the Intec Parent Securities. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Intec Parent Securities.”

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Dividends paid to a Non-U.S. Holder of Intec Parent Securities generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS Form W-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Intec Parent Securities who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of Intec Parent Securities are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of Intec Parent Securities eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of Intec Parent Securities

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the taxable disposition of Intec Parent Securities generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	Intec Parent is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and either (A) shares of Intec Parent Securities are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of Intec Parent Securities. There can be no assurance that shares of Intec Parent Securities will be treated as regularly traded on an established securities market for this purpose.

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A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of Intec Parent Securities generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Intec Parent Securities from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Intec Parent will generally be classified as a “U.S. real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Intec Parent does not expect to be classified as a “U.S. real property holding corporation” following the Transactions. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether Intec Parent is or will be a U.S. real property holding corporation with respect to a Non-U.S. Holder following the Transactions or at any future time.

ALL NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE DOMESTICATION MERGER, THE DISPOSITION, AND THE MERGER.

Backup Withholding and Information Reporting Requirements

Payments of cash made to a holder of Decoy Securities may, under certain circumstances, be subject to information reporting and backup withholding at a current rate of 24%, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from cash payments made to a holder of Decoy Securities under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service.

Material Israeli Tax Consequences of the Domestication Merger

The following is a discussion of certain tax consequences of the Domestication Merger under Israeli tax laws to holders of Intec Israel Shares. This summary is limited to the shareholders for whom disposition of their shares is treated as a capital gain within the meaning of Part E of the ITO and does not discuss all the aspects of Israeli tax law that may be relevant to any particular shareholder with specific investment circumstances or to some types of shareholders subject to special treatment under Israeli law such as traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion are based on tax legislation which has not been subject to judicial or administrative interpretation. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

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Israeli Capital Gains Tax

As a consequence of the Domestication Merger, Intec Israel Shareholders will be treated under Israeli tax laws as having sold their Intec Israel Shares.

When the shares in an Israeli company are sold, regardless of whether the consideration in the sale is cash or stock, the selling shareholders are generally subject to Israeli capital gains tax.

Capital gain tax is imposed on the disposition of assets by an Israeli resident, and on the disposition of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel. The ITO distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price attributable to the increase in the Israeli Costumer Price Index (“CPI”) or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

The capital gains tax rate applicable to the Real Capital Gain is 25% for individuals (and if such individual is holding or is entitled to purchase, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Intec Israel Shares, (ii) at least 10% of the voting rights of Intec Israel, (iii) the right to receive at least 10% of Intec Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing (a “Substantial Shareholder”) on the date of sale or on any date falling within the 12 month period preceding that date of sale, such Substantial Shareholder would be subject to Israeli capital gains tax at a rate of 30%). The capital gains tax rate on the Real Capital Gain for corporations is the standard Israeli corporate tax rate (currently 23%). An additional tax at a rate of three percent (3%) on the Real Capital Gain may be imposed on individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain threshold (NIS 647,640 for 2021, linked to the annual change in the Israeli Consumer Price Index), including, but not limited to income derived from, dividends, interest and capital gains. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

Notwithstanding the foregoing, non-Israeli residents (individuals or corporations) will generally be exempt from Israeli capital gains tax on the sale of Intec Israel Shares purchased on or after January 1, 2009, provided that each of the following cumulative conditions are satisfied: (i) the gain from the sale is not attributed to a permanent establishment of the Intec Israel shareholder maintained in Israel (so long as neither the shareholder nor the particular capital gain is otherwise subject to the Israeli Income Tax Law (Inflationary Adjustments), 5745-1985), and (ii) the shareholder did not purchase the Intec Israel Shares from a related party of such shareholder nor as part of a tax-free reorganization. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, the sale of Intec Israel Shares by a non-Israeli resident may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty between Israel and the seller’s country of residence (subject to the receipt of a valid certificate from the ITA allowing for an exemption or a reduced tax rate). For example, under the Convention between the Government of the State of Israel and the Government of the United States of America with Respect to Taxes on Income (the “U.S.-Israel Tax Treaty”), Israeli capital gains tax generally will not apply to the disposition of securities by a “resident of the United States” (as defined below) (a “U.S. Treaty Resident”) who holds the securities as a capital asset and is entitled to claim the benefits afforded to such person by the treaty. However, such exemption will not apply if (i) the capital gain arising from such disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such disposition is attributed to royalties; (iii) the capital gains from such disposition may be attributed to a permanent establishment of such U.S. Treaty Resident that is maintained in Israel, under certain terms, (iv) the U.S. Treaty Resident holds, directly or indirectly, securities representing 10% or more of the voting rights during any part of the 12-month period preceding the effective time of the sale, subject to certain conditions; or (v) the U.S. Treaty Resident, if an individual, was physically present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year. Pursuant to the U.S.-Israel Tax Treaty the term “resident of the United States” means: (i) a United States corporation; and (ii) any other person (except a corporation or any entity treated as a corporation for United States tax purposes) resident in the United States for purposes of United States tax, but in the case of a partnership, estate, or trust only to the extent that the income derived by such partnership, estate, or trust is subject to United States tax as the income of a resident either in the hands of the respective entity or of its partners or beneficiaries. For purposes of the preceding sentence, a United States citizen or an alien admitted to the United States for permanent residence (a “green card” holder) who is not a resident of Israel (as defined in the U.S.-Israel Tax Treaty), is a resident of the United States only if the individual has a substantial presence, permanent home or habitual abode in the United States. If such individual is a resident of Israel, the individual shall be considered a resident of both Israel and the United States and his or her residence for purposes of the U.S.-Israel Tax Treaty shall be determined under the tie-breaker rules listed in the U.S.-Israel Tax Treaty.

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You are urged to consult with your own tax advisor for a full understanding of the Israeli tax consequences of the Domestication Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws or tax treaties. If you believe that you are entitled to an exemption from Israeli taxation (or a reduced tax rate), you may apply to the ITA to obtain a certificate of exemption (or a reduced tax rate) and should submit it to the exchange agent at least five business days prior to the date that is 180 days following the Closing Date.

Israeli Tax Withholding

As noted, Intec Israel expects to obtain tax rulings from the ITA (i) with respect to holders of Intec Israel Shares that are non-Israeli residents (as defined in the ITO) or as will be determined by the ITA), (A) exempting Intec Parent, Intec and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger or clarifying that no such obligation exists, or (B) instructing Intec Parent, Intec and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; and (ii) with respect to holders of Intec Ordinary Shares that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than Intec Ordinary Shares subject to Section 102 of the Ordinance) (x) exempting Intec Parent, Intec and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger, or clarifying that no such obligation exists, or (y) instructing Intec Parent, Intec and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied.

Whether or not a particular shareholder, Israeli resident or non-Israeli resident, is actually subject to Israeli capital gains tax in connection with the Domestication Merger, absent receipt by Intec Israel of tax rulings from the ITA prior to Closing, all Intec Israel Shareholders will be subject to Israeli tax withholding at the rate of 25% (for individuals) and 23% (for corporations) on the gross Merger Consideration (unless the shareholder requests and obtains a specific certificate of exemption or a reduced tax rate from the ITA, as described below). To the extent that Intec Israel or Intec Parent and their respective agents (each, a “Payor”) are obliged to withhold Israeli Taxes, the shareholder shall provide Intec Parent or the exchange agent with the amount due with regards to such Israeli Taxes, prior to the release of the Domestication Merger consideration payable to the shareholder. In the event that a shareholder fails to timely provide Payor with the full amount necessary to satisfy such Israeli Taxes, the Payor shall be entitled to sell the shareholder’s shares to the extent necessary to satisfy the full amount due with regards to such Israeli Taxes, and the shareholder waives, releases and absolutely and forever discharges the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of the shares otherwise deliverable to such Payee in compliance with the withholding requirements under this section. Regardless of whether Intec Israel obtains the requested tax rulings from the ITA, any holder of Intec Israel Shares who believes that it is entitled to such an exemption (or a reduced tax rate) may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or a specific tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the Payor at least five business days prior to the release of the Domestication Merger consideration date. If the Payor receives a valid exemption certificate or a tax ruling (as determined by the Payor discretion) at least five business days prior to the Domestication Merger consideration, then the withholding (if any) of any amounts under the ITO, from the consideration payable shall be made only in accordance with the provisions of such Israeli tax certificate or tax ruling. The validity of such certificate of exemption or ruling will be determined by the Payor discretion.

The Israeli tax withholding consequences of the Domestication Merger to Intec Israel shareholders and holders of Intec Israel options and shares issued subject to Section 102 of the ITO may vary depending upon the particular circumstances of each shareholder or holder of Intec Israel options and shares issued subject to Section 102 of the ITO, as applicable, and the final tax rulings issued by the ITA. To the extent that tax is withheld on payments to U.S. taxpayers, it is possible that such withheld taxes may not be able to be credited against such taxpayers’ U.S. income tax liability.

The determination of whether a person is deemed a “resident of Israel” may be based on a Declaration of Status form for Israeli tax purposes to be completed by each shareholder. If so required by the tax ruling, a form of such Declaration of Status shall be provided to each shareholder.

Shareholders who received or acquired their Intec Israel Ordinary Shares or were granted options or shares under one or more of the Intec Israel equity-based incentive plans, or otherwise as compensation for employment or services provided to Intec Israel, may be subject to different tax rates.

The Israeli tax ruling mentioned above may not be obtained or may contain such provisions, terms and conditions as the ITA may prescribe, which may be different from those detailed above. Certain categories of shareholders are expected to be excluded from the scope of any eventual ruling granted by the ITA, and the final determination of the type of holders of Intec Israel Shares who will be included in such categories will be based on the outcome of the ongoing discussions with the ITA. If Intec Parent or the exchange agent deducts any amount from the Domestication Merger consideration payable to you in respect of Israeli withholding tax obligations, you should consult your tax advisor concerning the possibility of obtaining a refund from the ITA of any such withheld amounts.

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Material Israeli Tax Consequences of the Merger

The Merger between two non-Israeli companies while Intec Parent is also non-Israeli entity, should not have any material Israeli tax consequences for the Intec Israel Shareholders or the U.S. Holders of Decoy Securities.

Any shareholders of Decoy deemed an Israeli resident for tax purposes should consult with a tax advisor for a full understanding of the Israeli tax consequences of the Merger.

Nasdaq Stock Market Listing

The approval by Nasdaq of (i) the initial listing of the Intec Parent Common Stock to be issued in connection with the Domestication Merger on the Nasdaq Capital Market following the Effective Time, and (ii) the listing of the shares of Intec Parent Common Stock being issued in connection with the Merger on the Nasdaq Capital Market at or prior to the Effective Time are conditions to the closing of the Merger. Decoy has agreed to cooperate with Intec Parent to furnish to Intec Parent all information concerning Decoy and its stockholders that may be required or reasonably requested in connection with the Nasdaq listing. Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.” In addition, subject to the approval of Nasdaq, following the closing of the Merger, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Indaptus Therapeutics, Inc.” and trading symbol “INDP.”

Anticipated Accounting Treatment

The transaction is expected to be accounted for as a “reverse merger” since immediately upon the completion of the Merger, the Decoy stockholders prior to the Merger will hold a majority of the voting interest of the Combined Company. However, the board of directors of the Combined Company will include a majority of Intec Israel members and the Combined Company’s senior management will be primarily comprised of Intec Israel’s senior management. Based on an evaluation of these factors, among others, management believes that, for accounting purposes, Decoy will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a reverse merger. Accordingly, Decoy’s assets, liabilities and results of operations will become the historical financial statements of the Combined Company, and any proceeds that are related to the sale, transfer or assignment of Intec Israel’s Accordion Pill business by way of an Asset Disposition or Share Disposition or the divestment or disposal of assets and satisfaction of liabilities of the Accordion Pill business by way of Liquidation, will be included in the Combined Company’s assets effective as of the Closing Date. No step-up in basis or goodwill will be recorded in this transaction. The determination of the accounting acquirer in a merger transaction involves significant judgment and there is no assurance that management’s conclusion in this regard will not change.

Appraisal Rights

Intec Israel shareholders are not entitled to appraisal rights in connection with the Proposals. Under the DGCL, only Decoy stockholders are entitled to appraisal rights in connection with the Merger. Unless otherwise waived by Intec Israel, not more than 5% of the outstanding shares of Decoy Securities shall be shares in respect of which the holders have asserted dissenters or appraisal rights.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Merger Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about Intec Israel, Intec Parent, Merger Sub or Decoy. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that Intec Israel, each Intec Israel subsidiary, Domestication Merger Sub, Intec Parent and Merger Sub, on the one hand, and Decoy, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While Intec Israel and Decoy do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Intec Israel or Decoy, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Intec Israel and Merger Sub, and Decoy and are modified by the disclosure schedules.

Merger; Merger Consideration

Upon the Closing of the Transactions contemplated in the Merger Agreement, Merger Sub will be merged with Decoy, with Decoy surviving, in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub shall cease, and Decoy will continue as the surviving corporation incorporated in the State of Delaware.

Immediately prior to the Effective Time, (i) each share of Decoy common stock or Decoy preferred stock held as treasury stock or held or owned by Decoy, Intec Israel, any Intec Israel Subsidiary or Merger Sub shall be cancelled and retired, (ii) each share of each series of Decoy preferred stock issued and outstanding immediately prior to the Effective Time shall be converted into Decoy common stock (the “Preferred Stock Conversion”) and (iii) each Decoy SAFE (Simple Agreements for Future Equity) outstanding immediately prior to the Effective Time shall be treated in accordance with the terms of the relevant agreements governing the Decoy SAFEs and converted into Decoy common stock (the “SAFE Conversion”).

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following shall occur:

●	by virtue of the Merger without any further action on the part of the parties to the Merger Agreement, each outstanding share of Decoy Common Stock (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock into Decoy Common Stock) will be converted into shares of Intec Parent Common Stock, based on the Exchange Ratio as described below, and

●	Decoy, as well as Intec, Intec Parent and Merger Sub, are required to take all actions necessary so as to ensure that each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that number of shares of Intec Parent Common Stock equal to the product of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the Exchange Ratio.

The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares” (and such aggregate number of shares of Intec Parent Common Stock being the “Merger Consideration”).

For purposes of calculating the Merger Consideration, “Exchange Ratio” refers to the quotient obtained by dividing (A/C) / (B/D) where:

●	“A” is determined as: (a) US$30,000,000; plus (b) the Decoy Net Cash (as defined in the Merger Agreement); minus (c) the Deposit Amount (which means $650,000);

●	“B” is determined as: (a) US$10,000,000; plus (b) the Intec Net Cash (as defined in the Merger Agreement); plus (c) the Deposit Amount;

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●	“C” is the number of shares of Decoy common stock outstanding immediately prior to the Effective Time expressed on an as-converted to Decoy common stock basis and assuming (a) such number of shares of Decoy common stock underling Decoy SAFEs that will be converted immediately prior to the Effective Time, (ii) the effectiveness of the Preferred Stock Conversion; and (iii) the number of shares of Decoy Common Stock underling all Decoy options; and

●	“D” is the number of shares of Intec Parent Common Stock outstanding immediately prior to the Effective Time assuming the exercise of each Intec Israel option, using the treasury stock method and (i) including any Intec Parent Common Stock issued pursuant to a Pre-Closing Financing Transaction (as defined in the Merger Agreement) and (ii) excluding any Intec Parent Common Stock issued or to be issued pursuant to the Closing Financing.

Under the Exchange Ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of Intec Israel and Decoy, which will result in an adjustment to such Exchange Ratio (and without giving effect to the Reverse Split), following the Closing the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent, and the securityholders of Intec Israel immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent, calculated on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and Intec Israel’s net cash balance (including, in the case of Intec Israel, any proceeds from the Disposition), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on a Closing Financing by Intec Israel or Intec Parent, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions.

No certificates or scrip representing fractional shares of Intec Parent Common Stock will be issued pursuant to the Merger. Decoy stockholders who would be entitled to a fractional share after applying the Exchange Ratio will, in lieu of such fractional share and upon surrender of a letter of transmittal, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Intec Parent Common Stock on The Nasdaq Capital Market (or such other Nasdaq market on which the Intec Parent Common Stock then trades) on the date that is the third trading day prior to the Closing Date.

Intec Parent’s Post-Closing Board of Directors

In connection with the Merger, the post-closing board of directors of Intec Parent shall consist of eight directors, of which five shall be designated by Intec Parent and the remaining directors shall be designated by Decoy.

Shareholder Approval

Prior to the consummation of the Transactions contemplated by the Merger Agreement, the holders of a majority of the voting power of Intec Israel Shares present in person or by proxy at a special meeting of the holders of its ordinary shares must approve the Transactions.

The affirmative vote of the holders of (i) a majority of the shares of Decoy Common Stock and Decoy preferred stock, on an as-converted to Decoy Common Stock basis, voting as a single class; and (ii) a majority of the shares of Decoy preferred stock, voting as separate classes, in each case is required to approve the Merger. In order to request that its stockholders adopt the Merger Agreement and approve the Merger and the Transactions contemplated by the Merger Agreement, Decoy plans to distribute a stockholder consent solicitation and notice of appraisal/dissenters’ rights to its stockholders. A form of such consent solicitation is attached as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Representations and Warranties

In the Merger Agreement, Decoy makes certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Decoy and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, the Intec entities made certain representations and warranties (with certain exceptions set forth in Intec Israel’s disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c)on-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) government grants; (u) SEC filings; and (v) other customary representations and warranties.

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Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of Decoy and Intec Israel, including, among others, the following:

●	Intec Israel has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions, which includes the right of Intec Israel raise up to $10 million through its equity line facility or by way of a private placement) and not to take certain specified actions without the prior written consent of Intec Israel.

●	Decoy has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions, which includes the right of Decoy to sell Decoy SAFEs for an aggregate purchase price of up to $5 million) and not to take certain specified actions without the prior written consent of Intec Israel;

●	Decoy, Intec Israel, and each of their subsidiaries have agreed to not solicit, initiate, respond or take any action to encourage any inquiries or communications relating to any proposals with respect to, or engaging in discussions with, or providing confidential information to, any person concerning a merger, consolidation or other similar transaction.

Conditions to Closing

General Conditions

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) no court, arbitrator or other authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable law restraining or prohibiting the consummation of the Closing, or the effective operation of Decoy’s business after the Closing Date, (ii) the statutory waiting periods under the Companies Law required for the consummation of the Domestication Merger shall have elapsed, (iii) approval of certain matters related to the Merger by the shareholders of Intec Israel and approval of the Merger by the stockholders of Decoy, and (iv) the approval of the Merger by those stockholders of Decoy that have not executed Decoy Stockholder Support Agreements (as defined in the Merger Agreement). The Merger Agreement requires Intec Israel to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger, and Decoy to solicit written consent for the purposes of obtaining the necessary stockholder approvals in connection with the Merger.

Intec Israel’s Conditions to Closing

The obligations of Intec Israel to complete the Transactions, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●

The representations and warranties of Decoy shall be true and correct as of the Closing Date (or such other date to which they refer) except to the extent that such failure does not result in a Decoy material adverse effect, and certain fundamental representations and warranties shall be true and correct as of the Closing Date, other than for any breaches with a de minimis effect.

●	Decoy shall have duly performed all of its obligations under the Merger Agreement required to be performed by it at or prior to Closing, in all material respects.

●	The conversion of the Preferred Stock and the Decoy SAFEs to Common Stock shall have been completed.
●	There shall have been no Decoy material adverse effect.
●	Dr. Michael Newman shall have executed and delivered his agreed form Employment Agreement with Intec Parent, and the required stockholders of Decoy shall have delivered Lock-Up Agreements.
●	Not more than 5% of the outstanding shares of Decoy Common Stock shall be shares in respect of which the holders have asserted dissenters or appraisal rights.
●	Decoy shall be in compliance in all material respects with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement.

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Decoy’s Conditions to Closing

The obligation of Intec Israel and Decoy to complete the Merger is conditioned on, among other things, (i) the representations and warranties of the Intec entities shall be true and correct as of the Closing Date (or such other date to which they refer) except to the extent that such failure does not result in an Intec Material Adverse Effect, and certain fundamental representations and warranties shall be true and correct as of the Closing Date, other than for any breaches with a de minimis effect, (ii) each of Intec Parent, Merger Sub and Domestication Merger Sub shall have duly performed all of its obligations under the Merger Agreement required to be performed by it at or prior to Closing, in all material respects, (iii) the effectiveness of this registration statement on Form S-4, (iv) the continued listing of Intec Israel’s ordinary shares (or shares of Intec Parent Common Stock) on Nasdaq and the approval (subject to official notice of issuance) for listing on Nasdaq of the Merger Shares, (v) the directors of Intec Parent to be nominated by Decoy shall have been appointed, (vi) prior to the Closing Date, Intec Israel entering into one or more agreements providing for the sale, transfer or assignment or otherwise taking steps related to the divestment of assets or disposal and satisfaction of liabilities of the Accordion Pill business, to be effected immediately after the Closing and (vii) prior to the Closing Date, Intec Israel will use commercially reasonable efforts to effect a closing financing by Intec Israel or Intec Parent such that upon Closing of the Merger (taking into account of the proceeds to be received with respect to such financing), the combined net cash of Intec Parent shall be not less than $30 million and not more than $50 million and which represents an agreed minimum valuation derived from the exchange ratio for Intec Parent following the Closing.

Indemnification of Officers and Directors

From the Effective Time through the sixth anniversary of the Closing, Intec Parent and Decoy have agreed to indemnify and hold harmless any existing director or officer of Intec Israel, Intec Parent or Decoy (“D&O Indemnified Party”) against any claims or losses actually incurred in connection with any claim arising out of the fact that the D&O Indemnified Party is or was a director or officer of Intec Israel, Intec Parent or Decoy prior to the Effective Time, which is claimed after the Effective Time.

Termination

The Merger Agreement contains certain termination rights for both Intec Israel and Decoy, including the right to terminate the Merger Agreement by:

●	either Intec Israel or Decoy if the Merger is not consummated on or before the date that is 155 days following the delivery of the Decoy audited financial statements for the fiscal years ended December 31, 2020 and 2019 which date may be extended in certain circumstances; or

●	mutual consent of Intec Israel and Decoy; or

●	a court of competent jurisdiction or other Governmental Body (as defined in the Merger Agreement) if such court or other Governmental Body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

In connection with the termination of the Merger Agreement under specified circumstances, Decoy may be required to pay to Intec Israel a break-up fee of $1,000,000, or Intec Israel may be required to pay to Decoy a reverse break-up fee of $1,000,000 and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses.

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AGREEMENTS RELATED TO THE MERGER

Closing Financing

The Closing is conditioned on the Closing Financing such that upon Closing of the Merger (taking into account of the proceeds to be received with respect to such financing), the combined net cash of Intec Parent shall be not less than $30 million and not more than $50 million and which represents an agreed minimum valuation derived from the Exchange Ratio for Intec Parent following the Closing.

Lock-Up Agreements

In accordance with the terms of the Merger Agreement, certain stockholders of Decoy and the officers and directors of Intec have each entered into a lock-up agreement with Intec Israel, Intec Parent and Decoy (the “Lock-Up Agreements”). The Lock-Up Agreements place certain restrictions on the transfer of shares of common stock of Intec Parent held by the respective signatories thereto for 180 days after the Closing Date.

Support Agreements

In connection with the execution of the Merger Agreement, certain shareholders of Decoy entered into support agreements with Intec Israel, Intec Parent and Merger Sub covering approximately 74% of the outstanding shares of Decoy relating to the Merger (the “Decoy Stockholder Support Agreements”). The Decoy Stockholder Support Agreements provide, among other things, that the stockholders party to the Decoy Stockholder Support Agreements will vote all of the shares of Decoy held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement, provided that they will vote such shares in the same manner as the vote in respect of the Merger Agreement and the Merger of the holders of a majority of the outstanding shares of Decoy’s capital stock who do not sign a Decoy Stockholder Support Agreement, and (ii) against any adverse proposal, for up to eighteen (18) months following the date of the Decoy Stockholder Support Agreements (depending on the manner of termination of the Merger Agreement).

In accordance with the terms of the Merger Agreement, the officers and directors of Intec Israel have each entered into support agreements with Decoy relating to the Merger (the “Intec Shareholder Support Agreements”). The Intec Shareholder Support Agreements provide, among other things, that the officers and directors party to the Intec Shareholder Support Agreements will vote all of the ordinary shares of Intec Israel held by them: (i) in favor of the adoption of the Merger Agreement, the approval of the Merger Agreement and other transactions contemplated by the Merger Agreement, and (ii) against any adverse proposal.

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MATTERS BEING SUBMITTED TO A VOTE OF INTEC ISRAEL SHAREHOLDERS

PROPOSAL NO. 1

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Transactions and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan of Merger is attached hereto as Annex A, which is incorporated by reference herein.

Overview

On March 15, 2021, Intec Israel, Intec Parent, Merger Sub, Domestication Merger Sub and Decoy entered into the Merger Agreement pursuant to which, following the merger of the Domestication Merger Sub with and into Intec Israel, with Intec Israel being the surviving entity and a wholly-owned subsidiary of Intec Parent, and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly owned subsidiary of Intec Parent. The Merger is expected to be completed in the third calendar quarter of 2021 and if it is completed then the business of Decoy will become the business of Intec Parent.

Intec Israel is proposing the Merger Proposal in order to, among other things, comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain shareholder approval prior to the issuance of common shares, among other things, in connection with the acquisition of another company’s stock, if the number of common shares to be issued is in excess of 20% of the number of shares of common stock then outstanding. The potential issuance of the Intec Parent Common Stock in the Merger will exceed 20% under the Nasdaq Listing Rule. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(a)(1), Intec Israel must obtain the approval of Intec Israel shareholders for the issuance of these common shares in the Merger. Under Nasdaq Listing Rule 5635(b), a company listed on Nasdaq is required to obtain shareholder approval prior to an issuance of stock that will result in a “change of control” of the listed company. Intec Israel believes the Merger constitutes a “change of control” of the listed company. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(b), Intec Israel must obtain the approval of Intec Israel shareholders of the change of control resulting from the Merger.

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity. As a result of the Merger, Decoy will become a wholly-owned subsidiary of Intec Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger, which shall occur on the Closing Date:

●	each outstanding share of Decoy Common Stock (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock into Decoy Common Stock) will be converted into shares of Intec Parent Common Stock, based on the Exchange Ratio as described below, and

●	each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that number of shares of Intec Parent Common Stock equal to the product of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the Exchange Ratio.

The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares” (and such aggregate number of shares of Intec Parent Common Stock being the “Merger Consideration”).

For purposes of calculating the Merger Consideration, “Exchange Ratio” refers to the quotient obtained by dividing (A/C) / (B/D) where

●	“A” is determined as: (a) US$30,000,000; plus (b) the Decoy Net Cash (as defined in the Merger Agreement); minus (c) the Deposit Amount (which means $650,000);

●	“B” is determined as: (a) US$10,000,000; plus (b) the Intec Israel Net Cash (as defined in the Merger Agreement); plus (c) the Deposit Amount;

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●	“C” is the number of Decoy common stock outstanding immediately prior to the Effective Time expressed on an as-converted to Decoy common stock basis and assuming (a) such number of shares of Decoy common stock underling Decoy SAFEs that will be converted immediately prior to the Effective Time, (ii) the effectiveness of the Preferred Stock Conversion; and (iii) the number of shares of Decoy common stock underling all Decoy options; and

●	“D” is the number of Intec Parent Common stock outstanding immediately prior to the Effective Time assuming the exercise of each Intec Israel option, using the treasury stock method and (i) including any Intec Parent Common Stock issued pursuant to a Pre-Closing Financing Transaction (as defined in the Merger Agreement) and (ii) excluding any Intec Parent Common Stock issued or to be issued pursuant to the Closing Financing.

Under the Exchange Ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of Intec Israel and Decoy, which will result in an adjustment to such Exchange Ratio (and without giving effect to the Reverse Split), following the Closing, the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent, and the securityholders of Intec Israel immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent, calculated on a fully diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and Intec Israel’s net cash balance (including, in the case of Intec Israel, any proceeds from any disposition of the Accordion Pill business), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on a Closing Financing by Intec Israel or Intec Parent, which will dilute securityholders of both Intec Israel and Decoy on a pro-rata basis, subject to certain exceptions.

Breakup Fee

If the Merger Agreement is terminated under specified circumstances, Decoy may be required to pay to Intec Israel a break-up fee of $1,000,000, or Intec Israel may be required to pay to Decoy a reverse break-up fee of $1,000,000 and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses.

What Happens If Shareholders Do Not Approve This Proposal?

Because of their mutual dependence, if any of the Proposals, save for the Domestication Merger Proposal or the Adjournment Proposal, is not approved, then the Merger will not proceed.

Required Vote; Recommendation of the Board of Directors

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Intec Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal 1.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

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PROPOSAL NO. 2

THE DOMESTICATION MERGER PROPOSAL

Overview

Upon the terms and subject to the conditions set forth in the Domestication Merger Agreement, Intec Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Intec Israel with Intec Israel surviving the merger and becoming a wholly-owned subsidiary of Intec Parent, in accordance with the Companies Law. As a result of this merger, which is referred to as the “Domestication Merger,” the separate existence of Domestication Merger Sub will cease to exist, and Intec Israel will continue as the surviving company incorporated in the State of Israel. Immediately following the Domestication Merger, Intec Israel will be a wholly-owned subsidiary of Intec Parent, and (i) Intec Israel will continue to possess all of Intec Israel’s assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Intec Israel will continue to be subject to all of Intec Israel’s debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; (iii) Intec Israel will be subject to all actions previously taken by the board of directors of Intec Israel prior to the Domestication Merger; and (iv) each issued and outstanding ordinary share of Intec Israel shall be deemed converted into the right to receive one fully paid and non-assessable share of Intec Parent Common Stock. The full text of the Domestication Merger Agreement is attached hereto as Annex B, which is incorporated by reference herein.

The Intec Israel board of directors may determine to effect the Reverse Split, if it is approved by the stockholders, even if the other proposals to be acted upon at the Meeting are not approved.

Purpose of the Domestication Merger Proposal

The purpose of the Domestication Merger is to establish a Delaware corporation as the parent entity of Decoy. As a result of the Domestication Merger, the Intec Israel shareholders will no longer be shareholders of Intec Israel and will become stockholders of Intec Parent. The principal reasons for the Domestication Merger are to give Intec Parent the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. Intec Israel believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. Also, Decoy is a Delaware corporation and requires the domestication for these reasons and based on its favorable experience with Delaware corporate law. The Domestication Merger is a condition to consummation of the Merger.

Domestication Merger

In connection with the Domestication Merger, all Intec Israel Shares outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent.

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.”

Amended and Restated Certificate of Incorporation

As mentioned above, as part of the Domestication Merger Proposal, the Intec Israel shareholders will be asked to approve the Intec Parent Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), and the Intec Parent Amended and Restated Bylaws (the “Amended and Restated Bylaws”), that will be adopted by the Intec Parent shortly before completion of the Transactions. This summary is qualified by reference to the complete text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

Corporate name. The Amended and Restated Certificate of Incorporation provides that the name of Intec Parent will be “Intec Parent, Inc.”

Authorized Capital Stock/Share Capital. Intec Parent will be authorized to issue up to 205 million shares, divided into two classes consisting of: (i) 200 million shares of common stock, par value $0.01 per share; and (ii) 5 million shares of undesignated preferred stock, par value $0.01 per share.

Intec Parent’s board of directors will be authorized to issue additional preferred stock in one or more series, subject to the rights of the holders of any outstanding series of preferred stock.

The number of authorized common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of entitled to vote, without a separate class vote.

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Voting Rights. Each share of common stock outstanding shall be entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Holders of preferred stock shall be entitled only to such voting rights as are expressly granted in the Amended and Restated Certificate of Incorporation or a certificate of designations.

The Amended and Restated Bylaws provide that, except as required by law, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or the rules of any stock exchange upon which shares of Intec Parent’s capital stock are listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a plurality (as discussed below).

Rights of Preferred Stock. The Amended and Restated Certificate of Incorporation will expressly authorize Intec Parent’s board of directors, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for series of preferred stock. Intec Parent’s board of directors may fix the number of shares constituting such series and the designation of such series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

Special Meetings of Stockholders. The Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders for any purpose or purposes may be called at any time only by Intec Parent’s board of directors, the chairperson of Intec Parent’s board of directors, the chief executive officer of Intec Parent, or the president of Intec Parent (in the absence of a chief executive officer), and may not be called by any other person or persons.

Notice of Meetings of Stockholders. The Amended and Restated Bylaws will provide that notice of the place, day and time, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose for which the meeting is called, shall be given to the stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. In addition, notice may be given in any manner permitted by the DGCL.

Proxies. The Amended and Restated Bylaws will provide that a stockholder entitled to vote may vote in person, or by remote communication, if applicable, or by proxy.

Quorum. The Amended and Restated Bylaws will provide that, unless required by law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, at any meeting of Intec Parent’s stockholders, one-third of the shares entitled to vote, represented in person, by remote communication, if applicable, or by proxy, shall constitute a quorum for the transaction of business.

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will provide that the greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by Intec Parent’s board of directors pursuant to the Amended and Restated Bylaws shall constitute a quorum of Intec Parent’s board of directors for the transaction of business.

Stockholder Action by Written Consent. The Amended and Restated Certificate of Incorporation will provide that stockholders of Intec Parent may not take any action by written consent in lieu of a meeting.

Stockholder Rights Plans. Intec Parent currently has no stockholder rights plan. Intec Parent has no present intention to adopt a stockholder rights plan.

Number of Directors. The Amended and Restated Certificate of Incorporation will provide that the number of directors shall be determined by Intec Parent’s board of directors from time to time.

Intec Parent’s board of directors shall be divided into three classes, designated as Class I, Class II and Class III, with each such class consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Board of Directors. Intec Parent’s board of directors is authorized to assign members of Intec Parent’s board of directors to Class I, Class II or Class III.

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Election of Directors. The Amended and Restated Bylaws will provide that directors will be elected by a plurality of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present.

The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director is elected; provided that each director initially assigned to Class I shall serve for a term expiring at the first annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the second annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the third annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

The election of directors need not be by written ballot. No decrease in the number of directors constituting Intec Parent’s board of directors shall shorten the term of any incumbent director.

Cumulative Voting. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not provide for cumulative voting.

Filling Director Vacancies. The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, any vacancy occurring on Intec Parent’s board of directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum, or by the sole remaining director, and will not be filled by the stockholders, unless Intec Parent’s board of directors determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders.

Stockholder Proposals. The Amended and Restated Bylaws will provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to Intec Parent’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this proxy statement/prospectus forms a part, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by Intec Parent.

The Amended and Restated Bylaws will provide that such stockholder notice shall set forth, among other things:

(i) the name and address of such stockholder proposing such business and the class, series and number of shares beneficial owned by such Proposing Person (as defined below); and,

(ii) as to each (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert (a “Proposing Person”):

(a) (1) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of Intec Parent and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (2) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of Intec Parent and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting;

(b) any derivative, swap or similar contract or agreement engaged in, directly or indirectly by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of Intec Parent;

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(c) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), arrangement, agreement or understanding pursuant to which such Proposing Person has a right to vote any shares of class or series of Intec Parent;

(d) any agreement, arrangement, understanding or relationship, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of Intec Parent by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of Intec Parent or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of Intec Parent;

(e) any rights to dividends on the shares of any class or series of Intec Parent owned beneficially by such Proposing Person that are separated or separable from the underlying shares of Intec Parent;

(f) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to base on any increase or decrease in the price or value of shares of any class or series of Intec Parent;

(g) any significant equity interests in any principal competitor of Intec Parent held by such Proposing Persons;

(h) any direct or indirect interest of such Proposing Person in any contract with Intec Parent, any affiliate of Intec Parent or any principal competitor of Intec Parent;

(i) any pending or threatened litigation in which such Proposing Person is a party or material participant involving Intec Parent or any of its officers or directors, or any affiliate of Intec Parent,

(j) any material transaction occurring during the prior 12 months between such Proposing Person, on the one hand, and Intec Parent, any affiliate or any principal competitor of Intec Parent, on the other hand;

(k) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of Intec Parent; and

(l) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (ii) through (xii) are referred to as “Disclosable Interests”); and

(ii) As to each item of business to be brought before the meeting:

(a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person;

(b) the text of the proposal or business;

(c) a detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity in connection with the proposal of such business by such stockholder,

(d) a representation that the stockholder is a holder of record of stock of Intec Parent entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business,

(e) a representation whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Intec Parent’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(f) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

In addition, in accordance with the Commission Rule 14a-8 under the Exchange Act, stockholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by Intec Parent at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to stockholders. As provided in the Commission rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before Intec Parent begins to print and mail its proxy materials.

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Director Nominations by Stockholders. In the case of nominations for election at an annual meeting, notice must be delivered to Intec Parent’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this proxy statement/prospectus forms a part, not more than 120 days nor less than 190 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by Intec Parent.

Such stockholder’s notice shall set forth:

(i) As to the (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert (a “Nominating Person”):

(a) the information in clause (i) in Stockholder Proposals above, except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i) of the Amended and Restated Bylaws; and

(b) Any Disclosable Interests (as defined above), except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears and any other information relating to the director nominees that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and

(ii) As to each person whom a Nominating Person proposes to nominate for election as a director:

(a) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice if such proposed nominee were a Nominating Person;

(b) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(d) a representation that the Nominating Person is a holder of record of stock of Intec Parent entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(e) a representation whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Intec Parent’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination;

(f) a completed and signed questionnaire, representation and agreement as provided in the Amended and Restated Bylaws; and

(g) additional information as may reasonably be required by Intec Parent to determine the eligibility of such proposed nominee to serve as an independent director of Intec Parent in accordance with the listing standards of the principal U.S. exchange upon which Intec Parent’s capital stock is listed, any applicable rules of the Commission and any publicly disclosed standards used by Intec Parent’s board of directors in determining and disclosing the independence of Intec Parent’s directors or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

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Amendments to Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will provide that Intec Parent reserves the right to amend, alter or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner prescribed by statute or the Amended and Restated Certificate of Incorporation, and all rights conferred to Intec Parent stockholders in the Amended and Restated Certificate of Incorporation are granted subject to this reservation.

Pursuant to Section 242(b) of the DGCL, to amend the Amended and Restated Certificate of Incorporation, Intec Parent’s board of directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the stockholders or directing that the amendment proposed be considered at the next annual meeting of the stockholders.

At the meeting, the affirmative vote of the requisite percentage of the outstanding stock entitled to vote thereon called for by statute or the Amended and Restated Certificate of Incorporation, plus, if the amendment adversely affects the powers, rights or preferences of any class of shares, the affirmative vote of a majority of the outstanding stock of such class, is required to adopt the amendment.

Amendments to Bylaws. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will provide that the Amended and Restated Bylaws may be adopted, repealed, altered or amended by an affirmative vote of a majority of Intec Parent’s board of directors. The stockholders may not adopt, amend, alter or repeal the Amended and Restated Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the Amended and Restated Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of Intec Parent entitled to vote thereon.

Limitation of Personal Liability of Directors/Officers. The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of Intec Parent directors made a party to any proceeding (other than any action or suit by or in the right of Intec Parent to procure a judgment in its favor) to Intec Parent or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to Intec Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers. The Amended and Restated Bylaws will provide that Intec Parent shall indemnify (and provide advancement of expenses to) any person who is or was a director or officer of Intec Parent or any person who is or was a director or officer of Intec Parent and who is or was serving at the request of Intec Parent as a director, officer, employee or agent of another entity, to the full extent permitted by the DGCL.

Exclusive Forum. The Amended and Restated Certificate of Incorporation will provide that, subject to certain exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Intec Parent, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee of Intec Parent to Intec Parent or Intec Parent’s stockholders, creditors or other constituents, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware.

This exclusive forum provision, however, is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act. In addition, the Amended and Restated Certificate of Incorporation does not relieve Intec Parent of its duties to comply with federal securities laws and the rules and regulations thereunder, and Intec Parent stockholders will not be deemed to have waived Intec Parent’s compliance with these laws, rules and regulations. The Amended and Restated Certificate of Incorporation also provide that any person or entity purchasing or otherwise acquiring any interest in shares of Intec Parent capital stock will be deemed to have notice of and consented to this exclusive forum provision.

What Happens If Shareholders Do Not Approve This Proposal?

If the Domestication Proposal is presented at the Meeting and such proposal is not approved by its shareholders, Intec Israel may not domesticate to Delaware.

Required Vote; Recommendation of the Board of Directors

Approval of the Domestication Merger Proposal requires the affirmative vote of the holders of a majority of the Intec Israel Shares as of the record date represented in person or by proxy at the Meeting. Adoption of the Domestication Merger Proposal is not conditioned upon the adoption of any of the other Proposals.

Unless marked otherwise, proxies received will be voted FOR Proposal 2.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE DOMESTICATION PROPOSAL.

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PROPOSAL NO. 3

THE REVERSE SPLIT PROPOSAL

The Reverse Split

Intec Israel is proposing to grant authority to its board of directors that would permit (but not require) its board of directors to effect a reverse share split of its ordinary shares by a ratio of not less than 1-for-2 and not more than 1-for-4 (the “Reverse Split”), to be effective at the ratio and on a date to be determined by the board of directors of Intec Israel in its sole discretion, prior to the effectiveness of the Domestication Merger.

Reducing the number of authorized and outstanding shares should, absent other factors, generally increase the per share market price of Intec Israel ordinary shares. Although the intent of the Reverse Split is to increase the per share price of Intec Israel ordinary shares, if the Reverse Split is effected, there is no assurance that the bid price of Intec Israel ordinary shares will be sufficient for Intec Israel to maintain compliance with the Nasdaq minimum bid price requirement in the event that the Intec Israel ordinary shares does not, in the future, comply with the minimum bid price requirement.

Intec Israel also believes that the continued listing of Intec Israel ordinary shares on the Nasdaq Capital Market will enable Intec Israel to have better access to the public capital markets while providing for greater liquidity for its stockholders. In addition, Intec Israel believes that the Reverse Split is advisable in order to make Intec Israel ordinary shares more attractive to a broader range of investors, including professional investors, institutional investors and the general investing public. The Intec Israel board of directors believes that the anticipated increased price resulting from the Reverse Split may generate additional interest and trading in the Intec Israel ordinary shares. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the share price than commissions on higher-priced stocks, the current average price per share of Intec Israel ordinary shares can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The principal effects of the Reverse Split would be that:

●	depending on the ratio for the Reverse Split determined by the Intec Israel board of directors, a minimum of two and a maximum of four shares in aggregate of existing shares will be combined into one new share of Intec Israel ordinary shares. Based on 4,821,971 shares of Intec Israel ordinary shares issued and outstanding as of the record date of the Meeting, immediately following the Reverse Split Intec Israel would have approximately 2,410,985 shares of Intec Israel ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 1-for-2, and approximately 1,205,492 shares of Intec Israel ordinary shares issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Split is 1-for-4 which is the aggregate ratio allowed under this proposal.

●	the number of shares of Intec Israel ordinary shares authorized for future issuance under Intec Israel’s equity plans would be proportionately reduced to the Reverse Split ratio and other similar adjustments will be made under the equity plans to reflect the Reverse Split;

●	the Reverse Split would likely increase the number of shareholders who own odd lots (less than 100 shares). Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares; and

●	after the effective time of the Reverse Split, the Intec Israel ordinary shares would have a new CUSIP number, which is a number used to identify the Intec Israel ordinary shares.

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The Reverse Split will affect all holders of Intec Israel ordinary shares uniformly and will not affect any shareholder’s percentage ownership interest in Intec Israel, except that as described below in “— Fractional Shares,” record holders of Intec Israel ordinary shares otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

Fractional Shares

All fractional shares to which a shareholder would be entitled will be rounded up to the nearest whole number.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following is a general discussion of the material U.S. federal income tax consequences of the Reverse Split to holders of Intec Israel Shares outstanding immediately before the Reverse Split.

This discussion is based upon the Code, its legislative history, U.S. Treasury regulations promulgated under the Code (the “Treasury Regulations”) and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only holders of Intec Israel Shares that hold their Intec Israel Shares immediately before the Reverse Split as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the Reverse Split and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax enacted pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

●	a bank, thrift, mutual fund, or other financial institution;
●	a tax-exempt organization or government organization;
●	a real estate investment trust or real estate mortgage investment conduit;
●	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);
●	an insurance company;
●	a regulated investment company or a mutual fund;
●	a dealer or broker in stocks and securities, or currencies;
●	a grantor trust;
●	a trader in securities that elects mark-to-market treatment;
●	a person subject to the alternative minimum tax provisions of the Code;
●	a person that received Intec Israel Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;
●	a person that has a functional currency other than the U.S. dollar;
●	a person required to accelerate the recognition of any item of gross income with respect to Intec Israel Shares as a result of such income being recognized on an applicable financial statement;
●	a holder holding Intec Israel Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
●	certain former citizens or long-term residents of the United States;
●	a controlled foreign corporation, a passive foreign investment company, or a foreign corporation with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or
●	a person who owns (directly or through attribution) 5% or more (by vote or value) of the outstanding Intec Israel Shares (excluding treasury shares).

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Further, this discussion is limited to U.S. Holders of Intec Israel Shares. For this purpose, the term “U.S. Holder” means a beneficial owner of Intec Israel Shares received in the Reverse Split, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, hold Intec Israel Shares received in the Reverse Split, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Reverse Split.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF INTEC ISRAEL SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF INTEC ISRAEL SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Reverse Split

Intec Israel intends for the Reverse Split to qualify as a “recapitalization” within the meaning of Section 368(a) of the Code. If the Reverse Split so qualifies, U.S. Holders of Intec Israel Shares outstanding immediately before the Reverse Split generally should not recognize gain or loss upon the Reverse Split except to the extent of cash received in lieu of fractional Intec Israel Shares, if any. A U.S. holder’s aggregate tax basis in the Intec Israel Shares received pursuant to the Reverse Split should equal the aggregate tax basis of the Intec Israel Shares surrendered (excluding any portion of such basis that is allocated to any fractional Intec Israel Shares), and such U.S. holder’s holding period in the Intec Israel Shares received should include the holding period in the shares of Intec Israel Shares surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the Intec Israel Shares surrendered to the Intec Israel Shares received in a “recapitalization”. U.S. holders of shares of Intec Parent Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The Reverse Split is not expected to have any impact on the material U.S. federal income tax consequences of the Domestication Merger and the Merger discussed in the section entitled “The Merger —  Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger.”

Cash in Lieu of Fractional Shares

A U.S. Holder of Intec Israel Shares that receives cash in lieu of a fractional Intec Israel Shares pursuant to the Reverse Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Intec Israel Shares surrendered that is allocated to such fractional Intec Israel Shares, unless the distribution of cash is treated as having the effect of a distribution of dividend, in which case the gain will be treated as ordinary dividend income to the extent of the current and accumulated earnings and profits of Intec Israel as calculated for U.S. federal income tax purposes. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Intec Israel Shares surrendered exceeded one year at the closing of the Reverse Split. U.S. Holders of Intec Israel Shares are urged to consult their own tax advisors to determine whether a stockholder’s receipt of cash has the effect of a distribution of a dividend

Information Reporting and Backup Withholding

A U.S. Holder of Intec Israel Shares may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Split. The current backup withholding rate is 24 percent. Backup withholding will not apply, however, to a holder who (i) furnishes a correct taxpayer identification number and certifies the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, (ii) provides a certification of foreign status on an appropriate IRS Form W-8 or successor form or (iii) certifies the holder is otherwise exempt from backup withholding. U.S. Holders of Intec Israel Shares should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. If a U.S. Holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the U.S. Holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. In the event of backup withholding, holders of Intec Israel Shares are strongly urged to consult with their tax advisors to determine if you are entitled to any tax credit, tax refund or other tax benefit as a result of such backup withholding.

ALL U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT.

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Material Israeli Income Tax Consequences of the Reverse Split

The Reverse Split is not expected to be a taxable event for shareholders under Israeli tax laws. Intec Israel expects to obtain a tax ruling from the Israel Tax Authority with respect to the Domestication Merger in which disclosure will be given to the Reverse Split. There is no assurance that such ruling will be obtained and it may contain such provisions, terms and conditions as the ITA may prescribe, which may be different from the above.

YOU ARE STRONGLY URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE REVERSE SPLIT TO YOU.

Implementation of the Reverse Split

Beneficial Holders of Shares

Upon the implementation of the Reverse Split, we intend to treat Intec Israel ordinary shares held by shareholders in “street name” (that is, through a bank, broker, custodian or other nominee) in the same manner as registered shareholders whose Intec Israel ordinary shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding Intec Israel ordinary shares in street name. However, these banks, brokers, custodians or other nominees may have their own procedures for processing the Reverse Split and making payment for fractional shares. If a shareholder holds Intec Israel ordinary shares with a bank, broker, custodian or other nominee and has any questions in this regard, shareholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Ordinary Shares

Intec Israel’s registered shareholders may hold some or all of their Intec Israel ordinary shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership. They are provided with a statement reflecting the number of Intec Israel ordinary shares registered in their accounts. If a shareholder holds registered Intec Israel ordinary shares in a book-entry form, the shareholder does not need to take any action to receive their Intec Israel ordinary shares post-Reverse Split in registered book-entry form. Such a shareholder entitled to post-Reverse Split Intec Israel ordinary shares will automatically be sent a transaction statement at the shareholder’s address of record as soon as practicable after the Reverse Split indicating the whole number of Intec Israel ordinary shares held.

Holders of Certificated Intec Israel ordinary shares

Some registered shareholders may hold their Intec Israel ordinary shares in certificate form or a combination of certificate form and book-entry form. If any of a shareholder’s Intec Israel ordinary shares are held in certificate form, that shareholder will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective time of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how the shareholder may exchange their certificates representing the pre-reverse-split Intec Israel ordinary shares for a statement of holding. When that shareholder submits their certificates representing the pre-Reverse Split Intec Israel ordinary shares, the post-Reverse Split Intec Israel ordinary shares will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, that shareholder will receive a statement of holding that indicates the number of post-Reverse Split Intec Israel ordinary shares held in book-entry form. The Company will no longer issue physical share certificates unless a shareholder makes a specific request for a physical share certificate representing the shareholder’s post-Reverse Split share ownership interest.

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Beginning at the effective time of the Reverse Split, each certificate representing pre-Reverse Split Intec Israel ordinary shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split Intec Israel ordinary shares. Shareholders will need to exchange their old certificates in order to effect transfers of shares on the Nasdaq. If an old certificate bears a restrictive legend, the registered shares in book-entry form will bear the same restrictive legend.

What Happens If Shareholders Do Not Approve This Proposal?

If the Reverse Split Proposal is not approved, then the Reverse Split will not be implemented.

Required Vote; Recommendation of the Board of Directors

Approval of the Reverse Split Proposal requires the affirmative vote of the majority of Intec Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal 3.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

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PROPOSAL NO. 4

DIRECTORS PROPOSAL

Upon the Effective Time, the Combined Company’s Board of Directors will consist of eight members who will have terms that are staggered until the first, second and third annual meeting of stockholders and until their respective successors are duly elected and qualified.

The Combined Company’s initial directors will be divided among the three classes each serving staggered three-year terms until their respective successors are duly elected and qualified as follows:

●	the Class I directors will be Hila Karah and Hoonmo Lee and their terms will expire at the annual meeting of stockholders to be held in 2022;

●	the Class II directors will be Anthony Maddauluna, Brian O’Callaghan and William B. Hayes and their terms will expire at the annual meeting of stockholders to be held in 2023; and

●	the Class III directors will be Jeffrey Meckler, Michael Newman and Roger Pomerantz and their terms will expire at the annual meeting of stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Upon completion of the Merger, the board of directors of the Combined Company is expected to be comprised of Dr. Roger J. Pomerantz, Jeffrey Meckler, Hila Karah, Anthony J. Maddaluna, William B. Hayes, Michael J. Newman, Ph.D., Hoonmo Lee and Brian O’Callaghan.

Dr. Roger J. Pomerantz has served on our board of directors since March 2018. Since November 2013, Dr. Pomerantz served as Chairman of Seres Therapeutics (Nasdaq: MCRB) and since February 2020 served as Chairman of Collplant Biotechnologies (Nasdaq: CLPT) and from June 2014 until January 2019, Dr. Pomerantz served as the President and Chief Executive Officer of Seres. Since July 2014, Dr. Pomerantz has been a Senior Partner at Flagship Pioneering, formerly known as Flagship Ventures, an early-stage venture capital firm. Prior to joining Seres, Dr. Pomerantz was Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc., where he oversaw all licensing and acquisitions at Merck Research Laboratories, including external research, out-licensing regional deals, and academic alliances. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for J&J. He has served on the board of directors of ContraFect Corporation (Nasdaq: CFRX) and Rubius Therapeutics (Nasdaq: RUBY) since 2014. Dr. Pomerantz earned his B.A. in biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He completed his internal medicine internship and residency training, and his subspecialty clinical and research training in infectious diseases and virology at the Massachusetts General Hospital of Harvard Medical School. His post-doctoral research training in molecular retrovirology was obtained at both Harvard Medical School and the Whitehead Institute of the Massachusetts Institute of Technology (MIT). Dr. Pomerantz also served as the Chief Resident at the Massachusetts General Hospital. Following his medical-scientist training, he was an Endowed, Tenured Professor of Medicine and Molecular Pharmacology and Chairman of the Infectious Diseases Department of Thomas Jefferson University in Philadelphia. Dr. Pomerantz is an internationally recognized expert in HIV molecular pathogenesis and latency. He has developed ten approved infectious disease drugs in important diseases including HIV, HCV, tuberculosis, and Clostridium difficile infection. Intec Israel believes that Dr. Pomerantz is qualified to serve on the Combined Company’s board of directors because of his significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry.

Jeffrey A. Meckler has served as Intec Israel’s Vice Chairman of the board of directors since April 2017 and as Intec Israel’s Chief Executive Officer since July 2017. Mr. Meckler has served on numerous public and private corporate boards and since October 2014 has served as a director of Retrophin, Inc. (Nasdaq: RTRX). Mr. Meckler recently served as Chief Executive Officer and a director of CoCrystal Pharma, Inc., a pharmaceutical company, from April 2015 to July 2016. He has also served as a director of QLT, Inc. (Nasdaq: QLTI), a biotechnology company, from June 2012 to November 2016, as well as the Managing Director of The Andra Group, a life sciences consulting firm since 2009. Mr. Meckler also served as Chief Executive Officer of Trieber Therapeutics from January 2017 to July 2017. Earlier in his career, Mr. Meckler held a series of positions at Pfizer Inc. in manufacturing systems, market research, business development, strategic planning and corporate finance, which included playing a significant role in acquisitions and divestitures. Mr. Meckler is the past President and continues to serve on the board of directors of Children of Bellevue, a non-profit organization focused on advocating and developing pediatric programs at Bellevue Hospital Center. Mr. Meckler holds a B.S. in Industrial Management and M.S. in Industrial Administration from Carnegie Mellon University. In addition, Mr. Meckler received his J.D. from Fordham University School of Law. Intec Israel believes that Mr. Meckler is qualified to serve on the Combined Company’s board of directors because of his extensive executive leadership experience in the biopharmaceutical industry, including his service at Pfizer, and his experience serving on public company boards.

Hila Karah has served as a member of Intec Israel’s board of directors since December 2009. Ms. Karah is an experienced board director and since 2013 serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a healthcare-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Cyren Ltd., a cyber security company (Nasdaq, TASE: CYRN), since 2008 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB – UCSF Joint Medical Program. Intec Israel believes Ms. Karah is qualified to serve on the Combined Company’s board of directors because of her longstanding service with us, her investment career in life science companies, her scientific background and experience serving on public company boards.

Anthony J. Maddaluna has served on Intec Israel’s board of directors since December 2017. Mr. Maddaluna has more than 40 years of experience in the pharmaceutical manufacturing industry, including leadership positions in plants, regions and globally. From January 2011 to December 2016, Mr. Maddaluna held a series of positions at Pfizer Inc., most recently serving as the Executive Vice President and President of Pfizer Global Supply. Prior to that Mr. Maddaluna served as Senior Vice President of Pfizer Global Manufacturing Strategy and Supply Network Transformation from 2008 until 2011, and as Vice President of Pfizer Global Manufacturing Europe Area from 1998 until 2008. Mr. Maddaluna served as a director of Albany Molecular Research Inc. from February 2016 until its acquisition by The Carlyle Group and GTCR in August 2017 and currently serves on the board of managers for the private company. Mr. Maddaluna holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. from Southern Illinois University. Intec Israel believes that Mr. Maddaluna is qualified to serve on the Combined Company’s board of directors because of his extensive experience in the pharmaceutical manufacturing industry, including his service at Pfizer, and his experience serving on company boards.

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William B. Hayes has served on Intec Israel’s board of directors since June 2018. Most recently, Mr. Hayes was Executive Vice President, Chief Financial Officer and Treasurer of Laboratory Corporation of America Holdings (LabCorp) (NYSE: LH), a diagnostics laboratory company. Mr. Hayes joined LabCorp in 1996, where he was responsible for day-to-day operations of the revenue cycle function. He rose through a series of promotions and in 2005 was named Executive Vice President, Chief Financial Officer and Treasurer of LabCorp, a role he held until his retirement in 2014. Prior to LabCorp, Mr. Hayes was at KPMG for nine years in their audit department. Since October 2019, Mr. Hayes has served on the board of Builders FirstSource, a supplier and manufacturer of building materials (Nasdaq: BLDR), and currently chairs its audit committee. Previously, Mr. Hayes served as a director from March 2016 for Patheon N.V. (NYSE: PTHN), a pharmaceutical manufacturing company, until its acquisition by Thermo Fisher in late 2017. Mr. Hayes holds a Bachelor of Science in accounting from the University of North Carolina at Greensboro. Intec Israel believes Mr. Hayes is qualified to serve on the Combined Company’s board of directors because of his accounting background and experience serving on public company boards.

Michael J. Newman, Ph.D. will be the Combined Company’s Chief Scientific Officer and a member of the board of directors upon completion of the Merger. Dr. Newman is a pharmaceutical/biotechnology executive with over 35 years of experience carrying out and managing oncology research and development, in addition to undergraduate and graduate research and training in microbiology. He is the Founder, President, Chief Executive Officer and a member of the board of directors of Decoy (from August 2013 to present). His previous positions include faculty appointments in Biochemistry at Brandeis University (from 1984 to 1987) and the Roche Institute of Molecular Biology (from 1987 to 1992), Senior Associate Director of Oncology at Sandoz Pharmaceuticals (world-wide head of Cancer Biology), and Executive Director of Oncology at Novartis Pharmaceuticals (Head of Cancer Biology in the U.S.) (from 1992 to 1997), and senior management at several Biotechnology companies (from 1998 to 2012). Dr. Newman received a bachelor’s degree in Biology from the University of California at San Diego, a Ph.D. in Cell and Developmental Biology from Harvard Medical School (National Science Foundation Pre-Doctoral Fellow), and carried out post-doctoral research at Cornell University. Intec Israel believes that Dr. Newman is qualified to serve on the Combined Company’s board of directors because of his extensive scientific and research background as well as his experience as founder and CEO of Decoy.

Hoonmo Lee is a current member of Decoy’s board of directors and will be a member of the Combined Company’s board of directors upon completion of the Merger. Mr. Hoonmo is a pharmaceutical/biotechnology executive with over 10 years of experience, specializing in company building and fund raising. Since July 2018 he has been the Chief Executive Officer of TY Bio Investment, Inc., an investment firm that focuses on the biotechnology and healthcare sectors. Since January 2019, Mr. Lee has also been the Chief Executive Officer of REDNVIA Co., Ltd., a late stage pharmaceutical company that has conducted a Phase 2b/3a clinical trial in United States to treat Calcific Aortic Valve Disease. His previous positions include Finance Planning Manager at Eli Lilly (from March 2012 to April 2014), Strategy Planning Manager at Cha Health Systems (a hospital group that operates 15 hospitals worldwide, including Hollywood Presbyterian Medical Center located in Los Angeles, from April 2014 to March 2015), and Business Development Director at Korea Drug Development Fund (the equivalent of the National Institute of Health in Korea, from May 2016 to December 2017). Mr. Lee received a master’s of business administration degree from Columbia Business School in 2012. Intec Israel believes that Mr. Lee is qualified to serve on the Combined Company’s board of directors because of his business and science background.

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Brian O’Callaghan is a current member of Decoy’s board of directors and will be a member of the Combined Company’s board of directors upon completion of the Merger. Mr. O’Callaghan is a life science executive with extensive experience within the biotech, big pharma and contract research organization (CRO) sectors. Since November 2020, Mr. O’Callaghan has been the Chief Executive Officer of ObsEva, a clinical stage biopharmaceutical company developing novel therapies to improve women’s health, leading the company through its future development, regulatory filings and product launches. Prior to joining ObsEva, Brian has held Chief Executive Officer positions at Petra Pharma (May 2017 to June 2020), Sonrgy (May 2015 to May 2017), Acucela, Sangart and BioPartners, as well as having held senior management positions at Pfizer, Merck Serono, Novartis, Covance and NPS Pharmaceuticals. Mr. O’Callaghan has experience running both public and private companies, mergers and acquisitions, initial public offerings, fundraising, divestments, spin-outs, and strategic alliances. His operational experience is also wide ranging, having managed multiple businesses and programs, across many therapeutic areas, from concept through to commercialization. He also has extensive board of director experience, having served on numerous biotech and 501(c)(3) nonprofit boards. Mr. O’Callaghan earned a Masters of Business Administration from the Henley School of Business at the University of Reading. Intec Israel believes that Mr. O’Callaghan is qualified to serve on the combined company’s board of directors because of his extensive executive management experience.

For information on Decoy directors’ business and professional experiences, see the sections titled “Information About Decoy — Executive Officers of Decoy” and “Management Following the Merger” of this proxy statement/prospectus.

If the Merger Proposal and each of the other proposals contained in this proxy statement/prospectus upon which it is conditioned are approved, each of Intec Israel’s existing directors will resign from the Intec Israel board of directors upon the Closing. See the section titled “Management Following the Merger” of this proxy statement/prospectus for more information.

What Happens If Shareholders Do Not Approve This Proposal?

Because of their mutual dependence, if any of the Proposals, save for the Domestication Merger Proposal, the Reverse Split Proposal or the Adjournment Proposal, is not approved, then the Merger will not proceed and the Director Proposal will not be implemented.

Required Vote; Recommendation of the Board of Directors

Approval of the Directors Proposal requires the affirmative vote of the majority of the Intec Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal 4.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE DIRECTORS PROPOSAL

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PROPOSAL NO. 5

THE OPTION PLAN PROPOSAL:

APPROVAL OF THE INTEC PARENT, INC. 2021 STOCK INCENTIVE PLAN

Overview

The Intec Israel board of directors is asking its shareholders to approve the proposed Intec Parent, Inc. 2021 Stock Incentive Plan (the “2021 Plan”), that will be effective at the closing of the Transactions. On April 29, 2021, the Intec Israel board of directors approved the 2021 Plan for submission to the shareholders at the Meeting, to be effective upon consummation of the Transactions, provided that it is approved by the Intec Israel shareholders.

The Intec Israel board of directors is seeking to reserve 7,459,852 shares of the Combined Company’s Common Stock for issuance pursuant to the 2021 Plan, with an annual increase beginning on January 1, 2022 and ending on and including January 1, 2024, equal to the lesser of (A) 3% of the aggregate number of shares of Intec Parent Common Stock outstanding on the final day of the immediately preceding calendar year or (B) such smaller number of shares as is determined by the Board. No awards shall be made from the 2021 Plan without stockholder approval.

The following summary of the 2021 Plan is qualified in its entirety by the complete text of the 2021 Plan contained in Annex E. For the purposes of this Proposal 4, please note that certain references to Intec Parent and shares of Intec Parent Common Stock, will mean the Combined Company and the shares of common stock of the Combined Company, assuming the Transactions are approved. Intec Israel and Decoy have agreed to adopt the 2021 Plan and have it approved by the Intec Israel shareholders now, so that it will be in place and effective for awards by the Combined Company immediately upon the Closing of the Transactions.

Purpose of the 2021 Plan

Equity awards are an important component of the future executive, employee and director compensation programs of the Combined Company. We believe it aligns employee and director compensation with shareholder interests and motivates participants to achieve long-range goals. Shareholder approval of the 2021 Plan would permit shares of Intec Parent Common Stock to be awarded as compensation, allowing the Combined Company’s board of directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for the Combined Company’s growth.

Summary of the Material Terms of the 2021 Plan

Set forth is a summary of the other provisions in the 2021 Plan. This summary does not purport to be a complete description of all of the provisions of the 2021 Plan. It is qualified in its entirety by reference to the full text of the 2021 Plan.

Types of Awards. The 2021 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), restricted stock awards, restricted stock units (“RSUs”), unrestricted stock awards, stock appreciation rights and other forms of stock based compensation. The 2021 Plan permits Intec Parent’s board to change the type, terms and conditions of awards as circumstances may change. This flexibility to adjust the type of compensation to be granted is particularly important given current economic and world events.

Eligibility and Administration. Employees, officers, consultants directors, and other service providers of the Combined Company and its affiliates are eligible to receive awards under the 2021 Plan. The 2021 Plan is administered by the board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of the company’s directors and/or officers (all such bodies and delegates referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or other applicable law or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2021 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2021 Plan, including any vesting and vesting acceleration conditions.

Share Reserve. As noted above, the share reserve available for awards granted under the 2021 Plan is 7,459,852 shares. The share reserve available for awards granted under the 2021 Plan will be adjusted for any reverse share split of Intec Israel ordinary shares prior to the effectiveness of the Domestication Merger. The share reserve is also subject to the following adjustments:

●	The share limit is increased by the number of shares subject to awards granted that later are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares.
●	Shares that are withheld upon exercise to pay the exercise price of a stock option or satisfy any tax withholding requirements are added back to the share reserve and again are available for issuance under the 2021 Plan.
●	Awards issued in substitution for awards previously granted by a company that merges with, or is acquired by, the company do not reduce the share reserve limit under the 2021 Plan.

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Director Compensation. The 2021 Plan provides for an annual limit on non-employee director compensation of $750,000, increased to $1,000,000 in the fiscal year of a non-employee director’s initial service as a non-employee member of the board of directors of Intec Parent, Intec Israel or Decoy. This limit applies to the sum of both equity grants that could be awarded to non-employee directors during a fiscal year (based on their value under ASC Topic 718 on the grant date) and cash compensation, such as cash retainers and meeting fees earned during a fiscal year, Notwithstanding the foregoing, the Board reserves the right to make an exception to these limits due to extraordinary circumstances without the participation of the affected director receiving the additional compensation.

Stock Options. Both ISOs (which are entitled to potentially favorable tax treatment) and nonqualified stock options (“NQSOs”) may be granted under the 2021 Plan. The committee will determine the vesting schedule and number of shares covered by each stock option granted to a participant. The stock option exercise price is determined at grant by the committee and must be at least 100% of the fair market value of a share of common stock on the date of grant (110% for ISOs granted to stockholders who own more than 10% of the total outstanding shares of the company, its parent or any of its subsidiaries). The term of a stock option shall not exceed 10 years from the date of grant (or 5 years for ISOs granted to stockholders who own more than 10% of the total outstanding shares of the company, its parent or any of its subsidiaries).

Restricted Stock and Restricted Stock Units. The committee may award restricted stock and RSUs under the 2021 Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified vesting conditions are not satisfied. RSU awards result in the transfer of shares of stock to the participant only after specified vesting conditions are satisfied. A holder of restricted stock is treated as a current shareholder and shall be entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a shareholder with respect to the award only when the shares are delivered in the future. RSUs may include dividend equivalents. Specified vesting conditions may include performance goals to be achieved during any performance period and the length of the performance period. The committee may, in its discretion, make adjustments to performance goals based on certain changes in the company business operations, corporate or capital structure or other circumstances. When the participant satisfies the conditions of an RSU award, the Combined Company may settle the award (including any related dividend equivalent rights) in shares, cash or other property, as determined by the committee, in its sole discretion.

Awards to Israeli Participants. The ITO provides certain incentives to Israeli grantees that are granted with equity awards under the capital gains track of Section 102 of the ITO (“Section 102”). To the extent all conditions set forth in Section 102 are met, grantees that were granted with awards under Section 102 shall be (i) entitled to a reduced capital gains tax rate (which is currently 25% plus surcharge of 3% in applicable) rather than ordinary income tax rates (which are up to 47%, plus social security taxes and surcharge, if applicable), and (ii) required to pay such tax upon the earlier of the sale of such awards and the release of such awards from trust (one of Section 102 conditions is to keep the granted awards in trust), in each case after the end of a statutory holding period (24 months in the capital gains track). The committee may award to Israeli participants awards under the capital gains track of Section 102.

Other Shares or Share-Based Awards. The committee may grant other forms of equity-based or equity-related awards other than stock options, restricted stock or restricted stock units. The terms and conditions of each stock-based award shall be determined by the committee.

Clawback Rights. Awards granted under the 2021 Plan will be subject to recoupment or clawback under the company’s clawback policy or applicable law, both as in effect from time to time.

Sale of the Company. Awards granted under the 2021 Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a Sale of the company. The company does not use a “liberal” definition of change in control as defined in Institutional Shareholder Services’ proxy voting guidelines. The 2021 Plan provides flexibility to the committee to determine how to adjust awards at the time of a Sale of the company.

No Repricing. The 2021 Plan prohibits the amendment of the terms of any outstanding award, and any other action taken in a manner to achieve (i) the reduction of the exercise price of NQSOs, ISOs or stock appreciation rights (collectively, “Stock Rights”); (ii) the cancellation of outstanding Stock Rights in exchange for cash or other awards with an exercise price that is less than the exercise price or base price of the original award; (iii) the cancellation of outstanding Stock Rights with an exercise price or base price that is less than the then current fair market value of a share of Common Stock in exchange for other awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for the purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted without stockholder approval.

Transferability of Awards. Except as described below, awards under the 2021 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The committee has discretion, however, to permit certain transfer of awards to other persons or entities.

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2021 Plan and any outstanding awards, as well as the exercise price or base price of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, reverse stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination. The board of directors may amend, modify or terminate the 2021 Plan without stockholder approval, except that stockholder approval must be obtained for any amendment that, in the reasonable opinion of the board or the committee, constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a stock exchange on which shares of common stock are then listed. The 2021 Plan will terminate at the earliest of (1) termination of the 2021 Plan by the board of directors, or (2) the tenth anniversary of the board adoption of the 2021 Plan. Awards outstanding upon expiration of the 2021 Plan shall remain in effect until they have been exercised or terminated, or have expired.

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the 2021 Plan will be determined in the discretion of Intec Parent’s board or Compensation Committee, as applicable, in the future. Neither the board nor the Compensation Committee have made any determination regarding the future grants to be granted under the 2021 Plan. The Combined Company has committed to making a sign on equity award to, Dr. Newman, the Combined Company’s founder and Chief Scientific Officer. The size of the award and its terms will only be determined after receiving a report from a compensation consultant taking into account factors that it deems relevant. While the third party recommendation shall not be binding on Intec Parent, the company agrees to evaluate in good faith the consultant’s recommendation. It is not possible to determine the future benefits that will be received by eligible grantees under the 2021 Plan.

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United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply to different types of awards available under the 2021 Plan, post completion of the Transactions, based on current U.S. income taxation with respect to participants who are subject to U.S. income tax. Participants subject to taxation in other countries should consult their tax advisor.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in any U.S. federal income tax to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of shares of common stock of the Combined Company acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares of common stock of the Combined Company equal to the fair market value of the shares at the time of exercise. The Combined Company is entitled to an income tax deduction in the amount of the income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Incentive Stock Options. The grant of an incentive stock option will not result in U.S. federal income tax to the participant. The exercise of an incentive stock option will not result in U.S. federal income tax to the participant provided that the participant was an employee of the Combined Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is “disabled,” as that term is defined in the Code).

The excess of the fair market value of the shares of common stock of the Combined Company at the time of the exercise of an incentive stock option over the exercise price generally will constitute an item which increases the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired under the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares of common stock of the Combined Company at the time of exercise.

If a participant does not sell or otherwise dispose of the shares of common stock of the Combined Company within two years from the date of the grant of the incentive stock option or within one year after the transfer of the shares of common stock of the Combined Company to the participant, then, upon disposition of such shares of common stock of the Combined Company, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the above holding period requirements are not met, a participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock of the Combined Company on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, a participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of common stock at the time the restriction lapses over any amount paid for the ordinary shares. Alternatively, a participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares of common stock of the Combined Company at the time of grant. The Combined Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the participant, subject to the $1 million deduction limitation under Section 162(m) of the Code.

Restricted Stock Units and Unrestricted Stock Awards. A participant generally does not recognize income on the receipt of a restricted stock unit award or unrestricted stock award until a cash payment or a distribution of shares of common stock of the Combined Company is received thereunder. At such time, the participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares of common stock of the Combined Company or the amount of cash received over any amount paid therefor, and the Combined Company generally will be entitled to deduct such amount at such time.

Withholding of Taxes. The Combined Company may withhold amounts from awards to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may satisfy withholding requirements through cash payment, by having the shares of common stock of the Combined Company withheld from awards or by tendering previously owned shares of common stock of the Combined Company to the Combined Company. Shares withheld from awards may be used to satisfy not more than the maximum individual tax rate for the participant in the applicable jurisdiction for such participant.

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ERISA. The 2021 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.

Tax Advice The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2021 Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the 2021 Plan. In addition, if a participant resides outside the U.S., the Participant may be subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

What Happens If Shareholders Do Not Approve This Proposal?

Because of their mutual dependence, if any of the Proposals, save for the Domestication Merger Proposal, the Reverse Split Proposal or the Adjournment Proposal, is not approved, then the Merger will not proceed and the Option Plan Proposal will not be implemented.

Required Vote; Recommendation of the Board of Directors

Approval of the Option Plan Proposal requires the affirmative vote of the majority of Intec Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal 5.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE OPTION PLAN PROPOSAL.

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PROPOSAL NO. 6

THE CLOSING FINANCING PROPOSAL

The Closing is conditioned on the Closing Financing such that upon Closing of the Merger (taking into account the proceeds to be received with respect to such financing), the combined net cash of Decoy and the Intec entities will be not less than $30 million and not more than $50 million and which incorporates an agreed minimum valuation for Intec Parent following the Closing. The upper limit of the foregoing range for the gross offering size of the Closing Financing may be increased to up to $100 million upon the agreement of Intec Israel, Intec Parent and Decoy. Other than the foregoing $30.0 million to $50.0 million range for the post transaction combined net cash and subject to the immediately foregoing sentence, Intec Israel and Decoy have not placed an upper limit on the number of Intec Israel or Intec Parent shares that may be issued pursuant to the Closing Financing. The Closing Financing will be conducted upon such terms and conditions (including price per Intec Israel or Intec Parent share) as the board of directors of Intec Israel may approve, all in accordance with the Merger Agreement. The larger the size of the Closing Financing, the greater than the dilutive effect on the securityholders of both Intec Israel and Decoy. Additionally, the price per share sold in the Closing Financing could be at a discount to the closing price of the Intec Israel ordinary shares as reported on Nasdaq on the execution date of the share purchase agreements for the Closing Financing, which would also have a dilutive effect on the existing securityholders of both Intec Israel and Decoy.

The Intec Israel ordinary shares or Intec Parent common stock to be issued in the Closing Financing will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act. Appropriate restrictive legends will be affixed to the shares issued in the Closing Financing.

Intec Israel is proposing the Closing Financing Proposal in order to, among other things, comply with Nasdaq Listing Rule 5635(d). Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common shares (or securities convertible into or exercisable for common shares) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common shares for the five trading days immediately preceding the signing of the binding agreement, if the number of common shares (or securities convertible into or exercisable for common shares) to be issued equals to 20% or more of the common shares, or 20% or more of the voting power, outstanding before the issuance. The potential issuance of the Intec Parent common stock in the Closing Financing will potentially exceed 20% under the Nasdaq Listing Rule.

What Happens If Shareholders Do Not Approve This Proposal?

Because of their mutual dependence, if any of the Proposals, save for the Domestication Merger Proposal, the Reverse Split Proposal or the Adjournment Proposal, is not approved, then the Merger will not proceed and the Closing Financing will not be implemented.

Required Vote; Recommendation of the Board of Directors

Approval of the Closing Financing Proposal requires the affirmative vote of the majority of Intec Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal 6.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE CLOSING FINANCING PROPOSAL.

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PROPOSAL NO. 7

The ADJOURNMENT PROPOSAL

The adjournment proposal allows Intec Israel’s board of directors to submit a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the consummation of the Transactions. In no event will Intec Israel solicit proxies to adjourn the Meeting or complete the Transactions beyond the date by which it may properly do so under Delaware law and its Certificate of Incorporation. The purpose of the adjournment proposal would be to provide more time for the Intec Israel’s shareholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on each of the Proposals.

In addition to an adjournment of the Meeting upon approval of an adjournment proposal, Intec Israel’s board of directors is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Intec Israel will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its shareholders of the postponement.

What Happens If Shareholders Do Not Approve This Proposal?

If an adjournment proposal is presented at the Meeting and such proposal is not approved by its shareholders, Intec Israel’s board of directors may not be able to adjourn the Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the consummation of the Transactions. In such event, the Transactions would not be completed.

Required Vote; Recommendation of the Board of Directors

Approval of the proposal to adjourn the Meeting, whether or not a quorum is present, requires the affirmative vote of the majority of the shares of the Intec Israel Shares as of the record date represented in person or by proxy at the Meeting. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Unless marked otherwise, proxies received will be voted FOR Proposal 7.

THE INTEC ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE INTEC ISRAEL SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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BUSINESS OF INTEC ISRAEL

Historical Background and Corporate Structure

Intec Pharma Ltd. was established and incorporated in Israel on October 23, 2000 as a private Israeli company under the name Orly Guy Ltd. In February 2001, Intec Israel’s name was changed to Intec Pharmaceuticals (2000) Ltd. Intec Israel’s research and development activities began originally through a private partnership, Intec Pharmaceutical Partnership I.P.P, a general Israeli partnership, formed on September 21, 2000. Its operations were transferred in full to Intec Israel at the beginning of 2002 in return for the allocation of shares in Intec Israel to the partners in the partnership, pro-rata with their ownership in the partnership. In March 2004, Intec Israel changed its corporate name to Intec Pharma Ltd. In February 2010, it successfully completed an initial public offering in Israel on the Tel Aviv Stock Exchange, or TASE and in August 2015 Intec Israel completed an initial public offering in the U.S. In September 2017, Intec Israel incorporated a wholly-owned subsidiary, Intec Pharma Inc., in the State of Delaware. In August 2018, Intec Israel voluntarily delisted from the TASE.

Effective January 1, 2019, Intec Israel ceased reporting as a “foreign private issuer” as defined in Rule 3b-4 of the Exchange Act, and became subject to the rules and regulations under the Securities Exchange Act of 1934, as amended, or Exchange Act, applicable to U.S. domestic issuers. As a result, Intec Israel has been filing an Annual Report on Form 10-K beginning with the fiscal year ended December 31, 2018. Its annual reports for prior years were filed on Form 20-F.

Intec Israel is a smaller reporting company, and it will remain a smaller reporting company until the fiscal year following the determination that its ordinary shares held by non-affiliates is more than $250 million measured on the last business day of its second fiscal quarter, or its annual revenues are more than $100 million during the most recently completed fiscal year and its ordinary shares held by non-affiliates is more than $700 million measured on the last business day of its second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosure, are exempt from the auditor attestation requirements of Section 404, and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Intec Israel’s principal executive offices are located in Har Hotzvim at 12 Hartom Street, Jerusalem, Israel 9777512 and the company’s telephone number is (+972) (2) 586-4657. Intec Israel’s website address is http://www.intecpharma.com. The information contained on, or that can be accessed through, its website is neither a part of nor incorporated into this proxy statement/prospectus. Intec Israel has included its website address in this proxy statement/prospectus solely as an inactive textual reference.

Intec Israel uses its investor relations website (http://ir.intecpharma.com) as a channel of distribution of company information. The information Intec Israel posts through this channel may be deemed material. Accordingly, investors should monitor its website, in addition to following its press releases, SEC filings and public conference calls and webcasts. The contents of its website are not, however, a part of this proxy statement/prospectus.

Accordion Pill Business

As discussed above, on March 15, 2021, Intec Israel entered into the Merger Agreement. As a result, Intec Israel shareholders should not place undue reliance on the plans discussed below relating to its Accordion Pill business as they are subject to change.

Intec Israel is a clinical stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology, which it refers to as the Accordion Pill, or AP. The company’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention, or, GR and specific release mechanism. Intec Israel’s product pipeline currently includes several product candidates in various stages. Its most advanced product candidate, Accordion Pill Carbidopa/Levodopa, or, AP-CD/LD, was being developed for the indication of treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients.

In July 2019, Intec Israel announced top-line results from its pivotal Phase 3 clinical for AP-CD/LD for the treatment of advanced Parkinson’s disease known as the ACCORDANCE study in which the ACCORDANCE study did not meet its target endpoints. While AP-CD/LD provided treatment for Parkinson’s disease symptoms, it did not demonstrate statistically superiority over immediate release CD/LD on the primary endpoint of OFF time reduction under the conditions established in the protocol. Treatment-emergent adverse effects observed with AP-CD/LD were generally consistent with the known safety profile of CD/LD formulations and no new safety issues were observed throughout the double-blinded study, during the gastroscopy safety sub-study or the 12-month open-label extension study. From its review of the data, Intec Israel has observed a meaningful reduction in OFF time in certain subsets of patients. Intec Israel has completed the analysis of the full data set. In February 2021, the company entered into a non-binding term sheet for the sale or license of the AP-CD/LD program to an undisclosed third party and is currently negotiating the terms of a definitive agreement. There is no assurance that this will result in a definitive agreement.

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Previously, Intec Israel successfully completed a Phase 2 clinical trial for AP-CD/LD for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients and in February 2019, the company announced that AP-CD/LD met the primary endpoint in a pharmacokinetic, or PK study, comparing the AP-CD/LD 50/500mg dosed three times daily, the most common dose used in its ACCORDANCE study, to 1.5 tablets of CD/LD immediate release (Sinemet™) 25/100 dosed five times per day in Parkinson’s disease patients.

Intec Israel has invested in the commercial scale manufacture of AP-CD/LD, for which Intec Israel is in partnership with LTS Lohmann Therapie-Systeme AG (LTS) in Andernach, Germany. In October 2019, the company completed the qualification studies for the commercial scale manufacture of the Accordion Pill and Intec Israel has initiated the validation and stability studies of certain batches which are expected to serve as the clinical material for the next Phase 3 clinical trial plan. Intec Israel has suspended further validation and stability studies and it intends to initiate the validation and stability studies of the remaining batches upon partnering the AP-CD/LD program.

In addition, Intec Israel has initiated a clinical development program for its Accordion Pill platform with the two primary cannabinoids contained in cannabis sativa, which the company refers to as AP-Cannabinoids. Intec Israel is formulating and testing CBD and THC for the treatment of various pain indications. AP-Cannabinoids are designed to extend the absorption phase of CBD and THC, with the goal of more consistent levels for an improved therapeutic effect, which may address several major drawbacks of current methods of treatment, such as short duration of effect, delayed onset, variability of exposure, variability of the administered dose and adverse events that correlate with peak levels. In March 2017, Intec Israel initiated a Phase 1 single-center, single-dose, randomized, three-way crossover clinical trial in Israel to compare the safety, tolerability and PK of AP-THC/CBD with Sativex®, an oral buccal spray containing CBD and THC that is commercially available outside of the United States. Initial results demonstrated that the Accordion Pill platform is well suited to safely deliver CBD and THC with significant improvements in exposure compared with Sativex®. In December 2018, the company initiated a PK study of AP-THC and the results of the study demonstrate that the custom designed AP delivery system in the AP-THC PK study did not meet its expectations. In December 2020, Intec Israel initiated a clinical trial in Israel evaluating the safety, tolerability and PK of an optimized AP-THC. Initial results demonstrated that the optimized AP-THC was able to achieve better controlled release profile with prolonged exposure and shorter lag time compared with Marinol which is a prescription medicine in the United States. The active ingredient in Marinol is Dronabinol, which is synthetic THC.

While the ACCORDANCE results were not what Intec Israel expected, Intec Israel continues to believe in the potential of the Accordion Pill platform. In December 2018, Intec Israel reported that it successfully developed an Accordion Pill for a Novartis proprietary compound that met the required in vitro specifications set forth in a feasibility agreement with Novartis. In 2019 Intec Israel completed the human PK study and its results demonstrated that the AP met the technical requirements set forth by Novartis. In December 2019, Novartis, following an internal and revised commercial strategic assessment, advised the company that this program no longer meets Novartis’ mid to long-term strategic goals. Novartis paid us $1.5 million on conclusion of the program. Intec Israel restructured its clinical manufacturing planned to support this program in order to reduce costs.

In May 2019, Intec Israel reported entering into a research collaboration agreement with Merck for the development of a custom-designed AP for one of Merck’s proprietary compounds. Intec Israel met the required in vitro specifications for that compound but does not anticipate an in-vivo study. In October 2020, Intec Israel entered into a confidential research collaboration agreement with Merck for another compound. In May 2021, based on decisions it made for its pipeline and resource allocation, Merck terminated the collaboration with Intec.

In December 2020, the company entered into a cannabinoid research collaboration agreement with GW Research Limited, or GW to explore using the AP platform for an undisclosed research program.

In March 2021, Intec Israel entered into a feasibility agreement on a confidential basis with a pharmaceutical company to develop a custom-designed AP for a rare disease indication.

In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to countries across the globe, including in Israel and the United States. Many countries around the world, including in Israel and the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. Intec Israel implemented remote working and work place protocols for its employees in accordance with government requirements. The implementation of measures to prevent the spread of COVID-19 have resulted in disruptions to its partnering efforts which depend, in part, on attendance at in-person meetings, industry conferences and other events. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on its operations, as the impact will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact.

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Intec Israel’s Accordion Pill Platform Technology

Intec Israel believes that its Accordion Pill technology has the potential to improve the performance of approved drugs and drugs in development, including Levodopa, by providing several distinct advantages, including, but not limited to:

●	increasing efficacy of the drug incorporated into the Accordion Pill;

●	improving safety of the drug incorporated into the Accordion Pill by reducing the side effects of such drugs;

●	reducing the number of daily administrations required to achieve the same or superior therapeutic effect as the non-Accordion Pill version of such drugs; and

●	expanding the intellectual protection period of the drug incorporated into the Accordion Pill.

The company’s anticipated ability to submit NDAs pursuant to Section 505(b)(2) for its existing pipeline and future products increases the likelihood of accelerating the time to commercialization of its products and decreasing costs when compared to those typically associated with new chemical entities, or NCEs.

Intec Israel’s Accordion Pill platform technology is designed to increase the time that drugs are retained in the stomach as compared to other oral dosage forms, such as tablets and capsules. This capability is particularly important to drugs with a narrow absorption window, or NAW, which are absorbed mainly in the upper part of the gastrointestinal, or GI, tract. Regular controlled-release formulations of such drugs currently on the market sometimes fail to provide an efficient solution, as once the regular dosage form has passed the drug’s NAW in the upper gastrointestinal, or GI, tract, the drug is not, or is very poorly, absorbed in the distal parts of the GI tract. The Accordion Pill platform technology is also designed for drugs with low solubility, which do not efficiently dissolve in the GI tract, and drugs with low permeability, which do not efficiently penetrate the intestinal wall and reach the blood stream, such as Biopharmaceutics Classification System, or BCS, Class II (low solubility, high permeability) and Class IV (low solubility, low permeability) drugs. According to The AAPS Journal published by the American Association of Pharmaceutical Scientists, of the top 200 oral drugs in the United States, Great Britain, Spain and Japan in 2006, approximately 30% to 35% were BCS Class II drugs and approximately 5% to 10% were BCS Class IV drugs. Further, according to The AAPS Journal in 2011 approximately 90% of new molecular entities in development were either Class II or Class IV drugs. Poorly soluble drugs are sometimes characterized by low bioavailability, which is strongly affected by the drug’s solubility. In addition, the extent of absorption of poorly soluble drugs can be dose dependent, leading to non-linear PK behavior. The Accordion Pill’s efficient GR and specific release mechanism prolongs the absorption phase of drugs with an NAW, which can result in significantly more stable plasma levels. In addition, the Accordion Pill has demonstrated an enhancement of the absorption of a poorly soluble, BCS Class II/IV drug in a crossover PK clinical study in 12 healthy volunteers. For poorly soluble drugs, Intec Israel believes that its technology acts through the gradual delivery of an undissolved drug by the Accordion Pill in the stomach, which allows for the complete dissolution of the drug dose in the stomach over the delivery period. The gradual passage of the drug from the stomach to the upper part of the GI tract enables an increase in the amount of the drug that can be dissolved and thus absorbed, in the upper small bowel. In addition, the company believes that bile secretion in the upper part of the GI tract also improves the intestinal environment for better absorption. Finally, the significant dilution of the drug solution in the small bowel caused by prolonged delivery increases the amount of the drug available for absorption.

Intec Israel’s clinical trials to date have demonstrated that the Accordion Pill is retained in the stomach for eight to 12 hours, as compared to significantly shorter time periods, typically as little as two to three hours, when using other solid dosage forms. The efficient GR and the predetermined release profile for each specific drug associated with its Accordion Pill technology demonstrated a significant improvement in PK, which is the drug plasma level over time and a corresponding improvement in efficacy and safety.

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The following chart depicts the Accordion Pill’s capability to improve the PK of Levodopa, which is a drug characterized by a narrow absorption window:

AP-CD/LD Phase 2 clinical trial — more stable Levodopa levels with statistically significant reduced peak-to-trough fluctuations

Levodopa plasma levels in n=8 advanced Parkinson’s disease patients following twice daily, or b.i.d., administration (eight hours apart) of AP-CD/LD 50/375 versus four times daily, or q.i.d., administration (four hours apart) of a commercial Carbidopa/Levodopa formulation (equivalent daily Levodopa dose). The PK study was performed on day seven, following six days of drug administration at home. No Levodopa medication was allowed for ten hours before the first administration at day seven. The PK results showed that the peak to trough ratio, which measures the maximum average concentration relative to the minimum average concentration of LD plasma levels, was reduced from 29.9 to 3.2 with the AP-CD/LD.

The following chart depicts the Accordion Pill’s capability to improve the PK of a BCS Class II/IV drug combined with its Accordion Pill technology that is currently on the market and is characterized with poor solubility:

PK results with the Accordion Pill with a BCS Class II/IV drug that is currently available on the market in 12 healthy volunteers

The results of the company’s clinical trial have demonstrated approximately a 100% increase in bioavailability in 12 healthy volunteers with its Accordion Pill technology, as compared to the commercial formulation of the drug. Furthermore, the results demonstrated that the increase in bioavailability obtained when administering one Accordion Pill and two Accordion Pills was proportional to the increase in dosage, or linear absorption, whereas the commercial formulation does not show linear absorption in these dosage ranges.

Although there is no assurance that these results will be repeated in other instances, Intec Israel believes that these results are important because the enhancement of bioavailability of poorly soluble drugs is one of the main challenges facing the pharmaceutical industry.

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Intec Israel’s Accordion Pill technology enables it to combine active pharmaceutical ingredients, or APIs, which are also referred to as drugs, and inactive ingredients that are included in the U.S. Food and Drug Administration’s, or FDA’s, list of approved inactive ingredients, into pharmaceutical-grade, biodegradable polymeric films, welded into a planar structure, folded into the shape of an accordion and placed inside of a capsule. While in the stomach, the capsule dissolves and the Accordion Pill unfolds and releases the drug in a predetermined profile. In order to provide optimum results for each drug, each Accordion Pill drug differs and will likely differ in several ways, including composition, structure and properties.

The diagram below illustrates the general structure of the Accordion Pill:

All of the ingredients in the Accordion Pill (active and inactive) are combined physically, not chemically, thus maintaining the chemical composition of the active ingredients.

The Accordion Pill has a drug release mechanism that is independent of the gastric retention mechanism. It can combine both immediate and controlled release profiles, as well as more than one drug. Intec Israel has demonstrated that the Accordion Pill has the ability to carry a drug load of up to 550 mg. Intec Israel has also demonstrated that the Accordion Pill fully degrades in the intestine once it is expelled from the stomach.

Intec Israel’s Product Pipeline

Intec Israel’s product pipeline currently includes several product candidates in various stages of development.

The company’s most advanced product candidate, AP-CD/LD, was being developed for the indication of treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients. In February 2021, Intec Israel entered into a non-binding term sheet for the sale or license of the AP-CD/LD program to an undisclosed third party and is currently negotiating the terms of a definitive agreement. There is no assurance that this will result in a definitive agreement.

In July 2019, Intec Israel announced top-line results from its pivotal Phase 3 clinical for AP-CD/LD for the treatment of advanced Parkinson’s disease known as the ACCORDANCE study in which the ACCORDANCE study did not meet its target endpoints. While AP-CD/LD provided treatment for Parkinson’s disease symptoms, it did not demonstrate statistically superiority over immediate release CD/LD on the primary endpoint of OFF time reduction under the conditions established in the protocol. Treatment-emergent adverse effects observed with AP-CD/LD were generally consistent with the known safety profile of CD/LD formulations and no new safety issues were observed throughout the double-blinded study, during the gastroscopy safety sub-study or the 12-month open-label extension study. From its review of the data, Intec Israel has observed a meaningful reduction in OFF time in certain subsets of patients. Intec Israel has completed the analysis of the full data set.

Previously, the company successfully completed a Phase 2 clinical trial for AP-CD/LD for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients and in February 2019, Intec Israel announced that AP-CD/LD met the primary endpoint in a pharmacokinetic, or PK study, comparing the AP-CD/LD 50/500mg dosed three times daily, the most common dose used in its ACCORDANCE study, to 1.5 tablets of CD/LD immediate release (Sinemet™) 25/100 dosed five times per day in Parkinson’s disease patients.

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Intec Israel has invested in the commercial scale manufacture of AP-CD/LD, for which it is in partnership with LTS Lohmann Therapie-Systeme AG (LTS) in Andernach, Germany. In October 2019, the company completed the qualification studies for the commercial scale manufacture of the Accordion Pill and has initiated the validation and stability studies of certain batches which are expected to serve as the clinical material for the next Phase 3 clinical trial plan. Intec Israel has suspended further validation and stability studies and it intends to initiate the validation and stability studies of the remaining batches upon partnering the AP-CD/LD program.

In addition, Intec Israel has initiated a clinical development program for its Accordion Pill platform with the two primary cannabinoids contained in cannabis sativa, which it refers to as AP-Cannabinoids. Intec Israel is formulating and testing CBD and THC for the treatment of various pain indications. AP-Cannabinoids are designed to extend the absorption phase of CBD and THC, with the goal of more consistent levels for an improved therapeutic effect, which may address several major drawbacks of current methods of treatment, such as short duration of effect, delayed onset, variability of exposure, variability of the administered dose and adverse events that correlate with peak levels. In March 2017, Intec Israel initiated a Phase 1 single-center, single-dose, randomized, three-way crossover clinical trial in Israel to compare the safety, tolerability and PK of AP-THC/CBD with Sativex®, an oral buccal spray containing CBD and THC that is commercially available outside of the United States. Initial results demonstrated that the Accordion Pill platform is well suited to safely deliver CBD and THC with significant improvements in exposure compared with Sativex®. In December 2018, Intec Israel initiated a PK study of AP-THC and the results of the study demonstrate that the custom designed AP delivery system in the AP-THC PK study did not meet its expectations. In December 2020, the company initiated a PK clinical trial in Israel evaluating the safety, tolerability and PK of an optimized AP-THC. Initial results demonstrated that the optimized AP-THC was able to achieve better controlled release profile with prolonged exposure and shorter lag time compared with Marinol which is a prescription medicine in the United States. The active ingredient in Marinol is Dronabinol, which is synthetic THC.

While the ACCORDANCE results were not what Intec Israel expected, Intec Israel continues to believe in the potential of the Accordion Pill platform. In December 2018, the company reported that it successfully developed an Accordion Pill for a Novartis proprietary compound that met the required in vitro specifications set forth in a feasibility agreement with Novartis. In 2019 Intec Israel completed the human PK study and its results demonstrated that the AP met the technical requirements set forth by Novartis. In December 2019, Novartis, following an internal and revised commercial strategic assessment, advised the company that this program no longer meets Novartis’ mid to long-term strategic goals. Novartis paid Intec Israel $1.5 million on conclusion of the program. The company restructured its clinical manufacturing planned to support this program in order to reduce costs.

In May 2019, Intec Israel reported entering into a research collaboration agreement with Merck for the development of a custom-designed AP for one of Merck’s proprietary compounds. Intec Israel met the required in vitro specifications for that compound but does not anticipate an in-vivo study. In October 2020, Intec Israel entered into a confidential research collaboration agreement with Merck for another compound. In May 2021, based on decisions it made for its pipeline and resource allocation, Merck terminated the collaboration with Intec.

In December 2020, Intec Israel entered into a cannabinoid research collaboration agreement with GW to explore using the AP platform for an undisclosed research program.

In March 2021, the company entered into a feasibility agreement on a confidential basis with a pharmaceutical company to develop a custom-designed AP for a rare disease indication.

AP-CD/LD for the Treatment of Parkinson’s Disease Symptoms in Advanced Parkinson’s Disease Patients

Parkinson’s disease

Parkinson’s disease is a progressive, degenerative disease characterized by movement symptoms such as involuntary tremor or trembling in the hands, arms and legs; muscle rigidity of the limbs and trunk; slowness of and a decline in movement; and impaired balance and coordination. In its advanced stages, the disease causes comprehensive dysfunction of the patient’s bodily systems, including difficulties in swallowing, speech disorders and significant mental decline. Parkinson’s disease results from a continuing loss of dopamine-producing nerve cells. Dopamine is required for normal functioning of the central nervous system and smooth, coordinated function of the body’s muscles and movement. According to the National Parkinson’s Foundation, the symptoms of Parkinson’s disease appear when approximately 60–80% of dopamine-producing cells are damaged.

Although there is presently no cure for Parkinson’s disease, there are a number of medications that provide relief from the symptoms. Dopamine replacement therapy with Levodopa is generally considered to be the most effective treatment for Parkinson’s disease. After 50 years of clinical use, Levodopa therapy still offers the best symptomatic control of Parkinson’s disease and is the most widely used therapy. Levodopa is converted into dopamine in the brain and is usually administered with Carbidopa, which helps prevent Levodopa from converting to dopamine outside the brain. Levodopa helps reduce tremor, stiffness and slowness and helps improve muscle control, balance and walking. Virtually all Parkinson’s disease patients will require Levodopa therapy during the course of their disease.

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Parkinson’s disease patients typically experience a satisfactory response to initial treatment with Levodopa. However, at later stages of Parkinson’s disease, there is a decline in the capacity of the nigrostriatal dopaminergic system, or the brain pathways that moderate control of voluntary movement, to synthesize, store, and release dopamine. Therefore, the dopaminergic system becomes more and more dependent on dopamine from external sources, such as Levodopa treatment.

As the disease progresses, it becomes increasingly difficult to control the symptoms adequately by Levodopa treatment, and patients develop motor complications, for the following reasons:

●	The duration of the response after each Levodopa dose declines, resulting in a “wearing off” effect, wherein the clinical benefits of Levodopa are lost until the next dose reaches therapeutic levels.

●	The patients suffer from longer periods in which Levodopa does not provide symptom relief and patients’ movements are severely restricted (i.e., off time).

●	When Levodopa doses are increased to address the loss of clinical benefit, involuntary movements or troublesome dyskinesia emerges.

Recent studies have reported that up to 50% of patients show the onset of motor fluctuations within two years of starting conventional Levodopa therapy. For many patients with advanced Parkinson’s disease, the repeated emergence of off states can occupy up to one-third or more of a typical waking day. The loss of consistent symptomatic control from Levodopa is a major challenge for the long-term management of Parkinson’s disease. When Parkinson’s disease patients experience “wearing off” between Levodopa doses, this short-duration response occurs in parallel to the drug’s peripheral PK profile. Therefore, with the evolution of these short-duration responses, improving the consistency in Levodopa’s plasma levels becomes the major factor for improving symptom control.

Oral Levodopa formulations currently on the market do not provide satisfactory consistent Levodopa plasma levels. There are two major challenges to maintaining consistency in Levodopa plasma levels: (i) the very short half-life of Levodopa (approximately 90 minutes) and (ii) the fact that Levodopa’s absorption is confined to the upper part of the GI tract (i.e., it has an NAW). For drugs with an NAW, conventional controlled release formulations are limited in providing long-acting performance, as once the drug has passed through the upper GI tract, it will no longer be absorbed. These factors result in high peak-to-trough ratios of Levodopa in the plasma, namely high variability of the concentration of the drug in the blood, rather than a consistent level being maintained, reducing the clinical benefits of Levodopa therapy. Providing stable Levodopa plasma levels is therefore a major unmet need for the long-term management of Parkinson’s disease.

Key opinion leaders interviewed by Global Data, a market research provider, summarized the unmet needs in Parkinson’s disease treatment to include, among others, greater efficacy in reducing motor complications, reducing side effects and reducing pill burden.

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Market. According to a 2018 report by Global Data, Parkinson’s disease is the second most common chronic progressive neurodegenerative disorder in the elderly after Alzheimer’s disease, affecting 1%–2% of individuals worldwide over the age of 65 and the annual growth of Parkinson’s disease cases in individuals over the age of 65 from 2016 to 2026, in the Seven Major Markets, is estimated to be 2.28%. According to Global Data, in 2016 the market for pharmaceutical treatments for Parkinson’s disease was approximately $3.1 billion a year in the Seven Major Markets growing to $8.8 billion by 2026. According to a 2016 Global Burden of Disease Study there are approximately 6.1 million people worldwide who suffer from Parkinson’s disease.

Intec Israel has also conducted, together with leading consultants, market assessment of AP-CD/LD for the treatment of the symptoms associated with advanced Parkinson’s disease. The assessment indicates there is a substantial market for AP-CD/LD with hundreds of thousands of patients suffering with Parkinson’s disease appropriate for AP-CD/LD treatment.

Intec Israel’s Solution — AP-CD/LD

AP-CD/LD, the company’s lead product candidate, is in development for the treatment of Parkinson’s disease symptoms. AP-CD/LD is an Accordion Pill that contains the generic drugs Carbidopa and Levodopa, which are currently approved for the treatment of Parkinson’s disease symptoms. Intec Israel has successfully completed a Phase 2 clinical trial, and it completed a Phase 3 clinical trial of AP-CD/LD, top-line results of which were announced in July 2019.

AP-CD/LD – Clinical Trials

Phase 3 ACCORDANCE Study

The Phase 3 ACCORDANCE clinical trial of AP-CD/LD was a multi-center, global, randomized, double-blind, double-dummy, active-controlled, parallel-group study in adult subjects with advanced PD. The study was evaluating the safety and efficacy of AP-CD/LD compared with immediate release CD/LD (IR-CD/LD; Sinemet) as a treatment for the symptoms of PD.

The study enrolled a total of 462 patients into the Sinemet titration period. After the multiple titration and optimization steps, 320 patients were then randomized into the 13-week double-blinded portion of the study. The study was conducted at approximately 90 clinical sites throughout the U.S., Europe and Israel.

Preliminary analysis of the baseline data for the enrolled population shows:

●	Average age at study entry was 63 and 65% of enrolled patients were male;

●	Entering patients had a diagnosis of PD for 8.8 years on average;

●	The average daily levodopa dose for patients upon entering the blinded portion of the study was in excess of 800 mg and the most common Accordion Pill dose was AP-CD/LD 50/500mg three times per day;

●	Average daily OFF time for patients upon entering the study was approximately 6.1 hours; and

●	Approximately 31% of patients were enrolled in the U.S.

Prior to the 13-week randomized portion of the study, the ACCORDANCE study had two open label periods of 6 weeks each during which all patients in these open label periods were first stabilized and optimized on the active comparator, Sinemet, and then on AP-CD/LD. All patients who completed the 13-week randomized period were eligible to continue in an Open Label Extension study, or the OLE study, in which they received treatment with AP-CD/LD for up to an additional 12 months.

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The following is an illustration of the study design:

The primary efficacy endpoint of the study was the change from baseline to endpoint in the percentage of daily off time during waking hours based on Hauser home diaries. The study was 90% powered to be statistically significant for a one-hour difference in off time between Sinemet and AP-CD/LD.

Secondary endpoints included change from baseline to endpoint in “on time” without troublesome dyskinesia during waking hours, CGI-I at endpoint as recorded by physician and patient and change from baseline through endpoint in the Unified Parkinson’s Disease Rating Scale (UPDRS) Score parts 2 and 3.

In July 2019, Intec Israel announced top-line results from its pivotal Phase 3 clinical for AP-CD/LD for the treatment of advanced Parkinson’s disease known as the ACCORDANCE study in which the ACCORDANCE study did not achieve its primary objective. The ACCORDANCE study featured two open-label titration steps where patients were first optimized on immediate release CD/LD, and then optimized on the AP-CD/LD formulation. Patients entered the study with an average OFF time of 6.0 hours per 16-hour day. After the initial open-label titration, the average OFF time was reduced to 5.02 hours. Double blinded treatment for 13 weeks with either immediate release or AP CD/LD led to further improvements in OFF time, with the final OFF time for the IR treated group at 4.76 hours and the OFF time for the AP group at 4.53 hours. Therefore, while AP-CD/LD provided treatment for Parkinson’s disease symptoms comparable to the immediate release preparation, it did not achieve the primary objective of demonstrating statistically superiority over immediate release CD/LD under the conditions established in the protocol.

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The following figure displays the average hours of “off” time of the AP-CD/LD treated group and the IR treated group:

From the company’s review of the data, it observed a meaningful reduction in OFF time in certain subsets of patients and from a safety perspective, treatment-emergent adverse effects observed with AP-CD/LD were generally consistent with the known safety profile of CD/LD formulations and no new safety issues were observed throughout the double-blinded study, during the gastroscopy safety sub-study or the 12-month open-label extension study. Intec Israel believes that both dosing was suboptimal and titration targets in the protocol were suboptimal.

The following figures display the post hoc analysis of a subset of patients that did not require the maximal AP dose of 1500 mg LD and who received 1.6 to 2.0 dose ratio of AP LD to IR LD.

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Intec Israel has completed the analysis of the full data set and is currently seeking to partner AP-CD/LD as the basis for the strategy for AP-CD/LD moving forward.

Phase 2 Clinical Trial

The company’s Phase 2 clinical trial with AP-CD/LD was a multi-center, open-label, randomized, crossover, active control trial that included five groups. Overall, 60 patients completed the trial per protocol, in several medical centers in Israel. The Phase 2 clinical trial assessed safety, PK and pharmacodynamics/efficacy in patients with various stages of Parkinson’s disease compared with their current Levodopa treatment. Each group of the clinical trial was deemed to initiate upon the first patient enrolling in a group and to be completed upon the conclusion of data analysis. The initiation and completion dates for groups 1, 3, 4, 5 and 6 were August 2009 – December 2009, April 2010 – August 2010, December 2010 – July 2011, August 2011 – November 2011 and December 2011 – October 2012, respectively. The following table details the structure, design and purpose of the Phase 2 clinical trial:

Group Number	Trial Design	Trial Purpose	Population	N (PP)	Test Treatment	Treatment and Duration*
Group 1	Open-label, multi-dose, multi-center, randomized	2-way crossover comparative PK trial	Early-stage PD patients	12	AP-CD/LD 50/250 mg	b.i.d. for 7 days
Group 2	This trial was originally planned in early non-fluctuators with a dose of 50/375 mg b.i.d. In light of the satisfactory PK results with 50/250 mg b.i.d. in this population, the higher dose was considered unnecessary and therefore the trial was not performed.
Group 3	Open-label, multi-dose, multi-center, randomized	2-way crossover comparative PK and PHDS trial	Advanced PD patients	10[a]	AP-CD/LD 50/375 mg	b.i.d. for 7 days
Group 4**	Open-label, multi-dose, multi-center, randomized	2-way crossover comparative PHDS trial	Advanced PD patients	16	AP-CD/LD 50/375 mg	b.i.d. for 21 days
Group 5[b]**	Open-label, multi-dose, multi-center, randomized	2-way crossover comparative PHDS trial	Advanced PD patients	4	AP-CD/LD 50/500 mg	b.i.d. for 21 days
Group 6**	Open-label, multi-dose, multi-center, randomized	2-way crossover comparative PHDS trial	Advanced PD patients	18	AP-CD/LD 50/500 mg	b.i.d. for 21 days

a	Eight patients completed the PK trial.
b	Group 5 was terminated early due to low enrollment.
d = days; PP = Per Protocol; N = number of subjects; PD = Parkinson’s disease; PHDS = pharmacodynamics.

*	Not including add-on dosing of immediate release Carbidopa/Levodopa, if needed.
**	Compared against each patient’s optimized current Levodopa treatment.

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Pharmacokinetic Results

Group 1 of the company’s Phase 2 clinical trial with AP-CD/LD was conducted with 12 male and female patients with non-fluctuating Parkinson’s disease. The crossover design included the following treatment arms: (i) AP-CD/LD 50/250 mg administered two times a day, or b.i.d. and (ii) immediate release CD/LD 25/250 mg administered by half tablet q.i.d, resulting in a total daily dosage of 50/500mg. The treatments were administered for six days, with the seventh day consisting of PK testing. On the PK day of the control period, patients were given an additional 50 mg of Carbidopa (12.5 mg four times a day, or q.i.d.) to achieve the recommended daily 70 – 100 mg dose of Carbidopa. Immediately following the PK testing on day seven, the patients crossed over to the other treatment to repeat the seven day process. This study concluded that (i) the bioavailability of Levodopa when administered via AP-CD/LD was similar to the immediate release reference; (ii) AP-CD/LD provided more stable plasma levels of Levodopa, with reduced peak-to-trough ratio, when compared to the immediate release reference; and (iii) AP-CD/LD provided higher morning Levodopa plasma levels than the immediate release reference.

Group 3 of its Phase 2 clinical trial with AP-CD/LD was conducted with ten male and female patients with advanced, fluctuating Parkinson’s disease, of which eight completed the PK trial per protocol. The crossover design included the following treatment arms: in the AP-CD/LD treatment arm, the AP-CD/LD 50/375 mg was administered b.i.d. for six at home days of treatment with up to an additional three add-on immediate release Carbidopa/Levodopa, as needed, and on day seven, b.i.d. administration of AP-CD/LD 50/375 mg. In the control arm, the patient’s current treatments were administered for six at home days and, on the seventh day, they were given immediate release Carbidopa/Levodopa 18.75/187.5 mg q.i.d., resulting in a total dosage of 75/750 mg. On the seventh day of each treatment regime, Intec Israel conducted PK testing. Immediately following the PK testing on day seven, the patients were crossed over to the other treatment to repeat the seven day process.

These trials concluded that (i) the PK of AP-CD/LD demonstrated an efficient controlled-release profile, with significantly more stable Levodopa levels; (ii) the Levodopa absorption phase was increased more than six-fold versus the control treatment; (iii) the b.i.d. administration of AP-CD/LD provided daily coverage of therapeutic Levodopa plasma levels; (iv) the peak-to-trough ratio in Levodopa plasma levels was half of those of the control; (v) the morning, or pre-first dose, Levodopa plasma levels of AP-CD/LD, were significantly higher than the control; and (vi) Levodopa’s high bioavailability was preserved when using AP-CD/LD.

The following figure displays the concentrations of Levodopa in plasma of patients over time, comparing AP-CD/LD (pink) to the reference treatment (blue):

AP-CD/LD Phase 2 clinical trial — more stable Levodopa levels with statistically significant reduced peak-to-trough fluctuations

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The PK results showed that peak to trough ratio, which measures the maximum average concentration relative to the minimum average concentration of LD plasma levels, was reduced from 29.9 to 3.2 with the AP-CD/LD. Cmax/Cmin with the AP-CD/LD was 5.8. The average LD plasma levels during time 0-16 hours was 1,038 ng/ml.

Pharmacodynamics Results

The following figure sets forth the structure of the Phase 2 clinical trial for Groups 4 and 6:

*	Patient’s optimized CD/LD regimen.

CD/LD = Carbidopa/Levodopa

Groups 3, 4 and 6 of its Phase 2 clinical trial examined the pharmacodynamic effects of AP-CD/LD. Each group assessed the effects in patients with advanced Parkinson’s disease; ten, 16 and 18 patients completed the trials per protocol in Groups 3, 4 and 6, respectively. Groups 3 and 4 tested AP-CD/LD in the 50/375 mg strength, administered b.i.d. with additional CD/LD immediate release tablets if needed; Group 6 tested the 50/500 mg strength administered b.i.d. with additional CD/LD immediate release tablets if needed. In these three trials, AP-CD/LD was compared to the patients’ current Levodopa treatment (including a dopamine decarboxylase inhibitor, such as Carbidopa). All three groups were cross-over, with Group 3 receiving the treatments as described above and Groups 4 and 6 receiving each of their current treatment and AP-CD/LD for 21 days, with the second tested treatment starting immediately after completion of the first. In Groups 4 and 6, off time, on time and dyskinesia were assessed by patient-completed home diaries during days 18 through 20 of each arm.

Because Levodopa is usually prescribed for long-term treatment, three weeks of treatment with AP-CD/LD was sufficient to demonstrate statistically significant improvements in the primary endpoint, as well as most of the secondary endpoints. The statistical significance of a result was captured by the associated “p-value”, or the estimated probability that the observed effect was by chance. A “p-value” of less than 0.05 implied that there was less than a 5% probability that the observed effect was by chance, and was generally accepted as a statistically significant event.

These studies demonstrated that (i) total off time was decreased when taking AP-CD/LD versus the control, by 44% and 45% in Groups 4 and 6, respectively (statistically significant p<0.0001); (ii) improvements in off time and on time without troublesome dyskinesia did not come at the expense of an increase of on time with troublesome dyskinesia, and, moreover, with the AP-CD/LD 50/500 mg troublesome dyskinesia was decreased by 0.5 hours (statistically significant p = 0.002); (iii) the effect of AP-CD/LD on total off time and on time with troublesome dyskinesia resulted in a total increase of “good” on time (i.e., without troublesome dyskinesia) of 2.1 and 2.7 hours per day in Groups 4 and 6, respectively (statistically significant p<0.0001); (iv) the improvements in treating symptoms with AP-CD/LD were achieved with fewer daily doses; and (v) the improvements in treating symptoms with AP-CD/LD correlate with stable Levodopa plasma levels throughout the day with appropriate therapeutic levels of the drug.

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The figure below reflects the mean total off time in hours over a 24 hour period during days 18 through 20 of Groups 4 and 6. The average total off time was reduced by 1.9 hours and 2.3 hours with AP-CD/LD 50/375 mg (Group 4) and 50/500 mg (Group 6), respectively. This reduction is statistically significant (p<0.0001).

AP-CD/LD – Significant reduction of total off time compared to current Levodopa treatment

The figure below reflects the mean total “good” on time (on time without troublesome dyskinesia) in hours over a 24 hour period during days 18 through 20 of Groups 4 and 6. The average total “good” on time was increased by 2.1 hours and 2.7 hours with AP-CD/LD 50/375 mg (Group 4) and 50/500 mg (Group 6), respectively. This reduction is statistically significant (p<0.0001).

AP-CD/LD – Increase of total “good” on time compared to current Levodopa treatment

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The figure below reflects the mean total on time with troublesome dyskinesia in hours over a 24 hour period during days 18 through 20 of Groups 4 and 6. On time with troublesome dyskinesia was not changed and decreased by 0.5 hours (p = 0.002) with AP-CD/LD 50/375 mg (Group 4) and 50/500 mg (Group 6), respectively.

AP-CD/LD – Reduction of total on time with dyskinesia compared to current Levodopa treatment

Finally, the figure below displays the mean number of daily Levodopa administrations of the treatments in Groups 4 and 6.

AP-CD/LD –Number of daily Levodopa administrations* compared to current Levodopa treatment

*	In the administration of the AP-CD/LD arm, patients received b.i.d. AP-CD/LD pills and were allowed to take additional commercially available immediate release Carbidopa/Levodopa formulations, as add-ons when needed. As seen in the figure above, patients took, in addition to the b.i.d. AP-CD/LD pills, one-and-a-half to two commercially available immediate-release Carbidopa/Levodopa formulations, in Groups 4 and 6, respectively.

Demonstration of the clinical benefits of these peak to trough ratios will be further studied and confirmed in the ACCORDANCE study.

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Phase 1 Clinical Trials

Intec Israel conducted five Phase 1 clinical trials - four to assess the PK profile of Levodopa when administered in several formulations and one to measure the GR time of its Accordion Pill without an active ingredient.

The first PK trial was conducted with early formulations in 24 healthy volunteers to assess the PK profile of Levodopa when administered in the following three forms: (i) in an Accordion Pill with a dosage of 75/300 mg; (ii) in the immediate release form currently on the market, Sinemet; and (iii) in the controlled release form currently on the market, Sinemet CR. This group underwent a partially randomized open trial compared with immediate release Sinemet and controlled release Sinemet. The trial results indicated a significant prolongation of Levodopa’s mean residence time, or MRT, in the blood when administered with the Accordion Pill compared with the Sinemet and Sinemet CR. Furthermore, the study showed the level of Levodopa received with the Accordion Pill reached treatment-relevant levels.

The second PK trial was conducted with early formulations in 23 healthy volunteers to assess the PK profile of Levodopa when administered in the following two forms: (i) an Accordion Pill in two formulations, 75/300 mg and 50/200 mg; and (ii) in the currently marketed immediate release form, Sinemet. This was a randomized open trial, compared with immediate release Sinemet. The trial results indicated a very significant increase in the MRT of Levodopa in the blood when administered with the Accordion Pill in both formulations, and a very significant prolongation of the absorption phase (up to 12 hours) of Levodopa was demonstrated when administered with the Accordion Pill compared with Sinemet (two hours).

The third PK trial was conducted with the AP-CD/LD 50/500 mg Phase 2 formulation in 18 healthy volunteers to assess the PK profile of Levodopa when administered in the following two forms: (i) AP-CD/LD 50/500 mg; and (ii) the currently marketed immediate release form, Sinemet. This was a randomized open trial, compared with immediate release Sinemet. The trial results indicated that the absorption phase of Levodopa was increased to approximately ten hours when administered with the Accordion Pill compared to approximately two hours with Sinemet.

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The fourth PK trial was conducted in order to determine the performance of the to-be-marketed formulation of AP-CD/LD when dosed three time per day (t.i.d). The objective of this open-label, crossover PK study was to compare the plasma levodopa variability in 12 Parkinson’s disease patients treated with standard levodopa therapy and with AP-CD/LD 50/500 mg t.i.d. On day one, all participants received 1.5 tablets of standard Sinemet 25/100 mg five times at approximately three-hour intervals. Plasma was collected for PK determination at 30-minute intervals for 16 hours in the clinic. This period provided the reference PK profile for Sinemet. On days two through seven, PD patients were treated at home with AP-CD/LD 50/500 mg capsules dosed t.i.d., at approximately five-hour intervals. On day eight, participants returned to the clinic and PK assessments were repeated as described above. The primary outcome measure in this study was the fluctuation index [(Cmax-Cmin)/Cavg] in plasma levodopa concentration at steady state (between hours four and 16.) The key secondary endpoint was the levodopa coefficient of variation. AP-CD/LD 50/500 mg t.i.d. met its primary endpoint demonstrating significantly less variability than standard oral CD/LD when dosed 5x/ day in the levodopa fluctuation index (p<0.005) (see the table below). These results were supported by the findings of significant outcomes on each of the pre-specified sensitivity analyses. Similar results were observed for the key secondary endpoint of coefficient of variation of plasma levodopa levels (p<0.047). AP-CD/LD was very well tolerated with no reported adverse events.

	Primary Endpoint: Levodopa Fluctuation Index at Steady State (4-16 Hours)
Treatment/ Difference	Mean Value	95% Confidence Interval	p-Value
Sinemet (IR-CD/LD)	2.22	1.82 – 2.62	—
Accordion AP-CD/LD	1.59	1.23 – 1.95	—
Difference	0.63	0.24 – 1.03	0.005

The GR Phase I clinical trial was an MRI study conducted with 17 Parkinson’s patients to measure the GR time of the Accordion Pill without an active pharmaceutical ingredient. This trial was a non-randomized open trial comparison of a few formulations. The results indicated that GR of over 13 hours can be achieved in these patients using all three formulations.

Safety

AP-CD/LD was tested for safety on Göttingen minipigs in accordance with the FDA’s guidelines. The study was 180 days and a subgroup of minipigs were kept for recovery for an additional 30 days without receiving any treatments. This study included the following four arms: AP-CD/LD 50/400 mg three times daily, AP-CD/LD 50/500 mg b.i.d., a Carbidopa/Levodopa reference (Sinemet) and a placebo. The study was completed in March 2014. The study evaluated (i) animal wellbeing as represented by behavior, food consumption and weight, (ii) microscopic and macroscopic organ pathology, (iii) ophthalmic evaluation and (iv) electrocardiograms of the miniature pigs, which is the recording of the electrical activity of the heart. This study’s results form an additional basis regarding the safety of AP-CD/LD.

In the Phase 1 and Phase 2 clinical trials, AP-CD/LD was well-tolerated with no serious adverse events that were related to the study drug. Adverse events were generally mild in severity and resolved without intervention. The most common adverse events reported included nausea, vomiting, diarrhea, abdominal pain, chest pain and fatigue, which are known adverse events associated with Levodopa treatment.

In the Phase 3 clinical trial, treatment-emergent adverse effects observed with AP-CD/LD were generally consistent with the known safety profile of CD/LD formulations and no new safety issues were observed throughout the double-blinded study, during the gastroscopy safety sub-study or the 12-month open-label extension study.

Development of Accordion Pills with additional drugs

In August 2016, Intec Israel announced the initiation of a new clinical development program for the Accordion Pill platform with the two primary cannabinoids contained in Cannabis Sativa, Cannabidiol (CBD) and 9-Tetrahydrocannabinol (THC), for treatment of various pain indications. The Cannabis sativa plant is used in treatment of chronic pain and a variety of other indications. Previous clinical studies conducted using the whole plant or specific extracts generated evidence of the cannabis analgesic activity. Furthermore, extracts containing known amounts of the active plant driven compounds (mainly THC and CBD) or diverse synthetic THC derivatives are promising treatments for painful conditions that do not respond properly to currently available treatments, such as chronic, neuropathic, and inflammatory pain.

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Intec Israel believes that AP-Cannabinoids hold the potential to address several major drawbacks of current methods of use and treatment with cannabis and cannabinoids, such as short duration of effect, delayed onset, variability of exposure, variability of the administered dose and adverse events that correlate with peak levels. AP-Cannabinoids are designed to extend the absorption phase of CBD and THC, with the goal of more consistent levels, for an improved therapeutic effect. Intec Israel believes that the cannabis market has significant commercial potential and is projected to grow to approximately $90 billion by 2026.

In August 2017, it announced the results of a Phase 1 clinical trial that compared the safety, tolerability and PK of AP-THC/CBD with Sativex®. This Phase 1 trial is a single-center, single-dose, randomized, three-way crossover study in Israel to compare the safety, tolerability and PK of two formulations of AP-CBD/THC with Buccal Sativex® in 21 normal healthy volunteers. The results showed that patients in the Accordion Pill CBD/THC arm demonstrated significant improvements in exposure to CBD (290% to 330%) and THC (25% to 50%) compared with Sativex®. The median time to peak concentration was 2-3 times longer than Sativex and absorption was significantly higher. Additionally, the formation of THC metabolites was meaningfully reduced, and the drug had a good safety profile and was well-tolerated with no serious adverse events reported. Sativex® is a commercially available oral buccal spray containing CBD and THC. Following the Phase 1 clinical trial, Intec Israel evaluated the program and decided as a next step to develop two new Accordion Pills containing only the individual cannabinoid components, namely CBD and THC. In December 2018, Intec Israel initiated a PK study of AP-THC and the results of the study demonstrate that the custom designed AP delivery system in the AP-THC PK study did not meet Intec Israel’s expectations. In December 2020, Intec Israel initiated a PK clinical trial in Israel evaluating the safety, tolerability and PK of an optimized AP-THC. Initial results demonstrated that the optimized AP-THC was able to achieve better controlled release profile with prolonged exposure and shorter lag time compared with Marinol which is a prescription medicine in the United States. The active ingredient in Marinol is Dronabinol, which is synthetic THC.

While the ACCORDANCE results were not what Intec Israel expected, Intec Israel continues to believe in the potential of the Accordion Pill platform. In December 2018, Intec Israel reported that it successfully developed an Accordion Pill for a Novartis proprietary compound that met the required in vitro specifications set forth in a feasibility agreement with Novartis. In 2019 Intec Israel completed the human PK study and its results demonstrated that the AP met the technical requirements set forth by Novartis. In December 2019, Novartis, following an internal and revised commercial strategic assessment, advised Intec Israel that this program no longer meets Novartis’ mid to long-term strategic goals. Novartis paid Intec Israel $1.5 million on conclusion of the program. Intec Israel restructured its clinical manufacturing planned to support this program in order to reduce costs.

In May 2019, Intec Israel reported entering into a research collaboration agreement with Merck for the development of a custom-designed AP for one of Merck’s proprietary compounds. Intec Israel met the required in vitro specifications for that compound but does not anticipate an in-vivo study. In October 2020, Intec Israel entered into a confidential research collaboration agreement with Merck for another compound. In May 2021, based on decisions it made for its pipeline and resource allocation, Merck terminated the collaboration with Intec.

In December 2020, Intec Israel entered into a cannabinoid research collaboration agreement with GW to explore using the AP platform for an undisclosed research program.

In March 2021, Intec Israel entered into a feasibility agreement on a confidential basis with a pharmaceutical company to develop a custom-designed AP for a rare disease indication.

Intec Israel successfully completed a Phase 2 clinical trial for Accordion Pill Zaleplon, or AP–ZP, in November 2011 under an IND that it submitted to the FDA for AP–ZP as a treatment for the induction and maintenance of sleep in patients suffering from insomnia. The FDA also agreed that AP-ZP could also benefit from the streamlined pathway available through filing an NDA pursuant to Section 505(b)(2) of the FDCA. The FDA indicated in written correspondence to Intec Israel that it may be able to design the development program for AP–ZP in a manner that would allow it to obtain sufficient data for the NDA submission for AP–ZP in one pivotal Phase 3 clinical trial. The details of such a trial were not determined or confirmed with the FDA. Intec Israel is not currently developing or seeking a partner to develop AP-ZP and Intec Israel has not presently budgeted any funds toward its development.

In addition, in March 2016, Intec Israel completed a Phase 1 clinical trial for one of its product candidates that is being developed for the prevention and treatment of gastroduodenal and small bowel NSAID induced ulcers. The PK results demonstrated in the Phase 1 trial were within the well-defined safety levels of the drug. At this time, Intec Israel has not presently budgeted any funds toward the development of this product candidate.

Manufacturing

Intec Israel’s production and packaging facility is located in Har Hotzvim, in Jerusalem, Israel, in the same building as its offices. This production and packaging facility was granted the Certificate of GMP Compliance of Manufacturer from the Israeli Ministry of Health in August 2018. This certificate applies in Israel, as well as in the EU, in accordance with the Conformity Assessment and Acceptance of Industrial Products (CAA) agreement between the EU and Israel. The certificate is valid until August 2021.

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Intec Israel’s fully automated assembly line enables it to manufacture approximately two to three million capsules annually. With respect to any future commercialization of the AP-CD/LD, Intec Israel has decided to rely on a third-party manufacturer. Establishing a manufacturing facility to produce commercial quantities of its products will require a substantial investment by any party intending to manufacture its products.

In March 2018, Intec Israel entered into a Term Sheet for Manufacturing Services with LTS, for the commercial manufacture of AP-CD/LD, which was subsequently superseded in December 2018 by a Process Development Agreement. Under the agreement, LTS will exclusively manufacture and supply it with AP-CD/LD capsules using its proprietary Accordion Pill production technology in LTS’ manufacturing facility in Andernach, Germany subject to the execution and terms of a manufacturing and supply agreement to be negotiated and entered into between Intec Israel and LTS. The large-scale automated production line for manufacturing AP-CD/LD capsules, or the Production Line, will be owned by Intec Israel with LTS operating and maintaining the Production Line and owning the other production equipment for AP-CD/LD. Under the agreement, Intec Israel is responsible for compensating LTS for certain development activities and it agreed to bear the costs incurred by LTS to acquire the other production equipment for AP-CD/LD, or Production Equipment, which amounted to approximately $7.8 million and was fully paid; however, such amount is required under the agreement to be later reimbursed to it by LTS in the form of a reduction in the purchase price of the AP-CD/LD capsules. In addition, upon its decision to not continue with the project or commercialization of the product, LTS has the right to (i) purchase the Production Equipment from Intec Israel in which case LTS is required to pay to Intec Israel the share of the cost of the Production Equipment paid by Intec Israel less up to two million Euros for upgrade costs of LTS’s facility invested by LTS or (ii) transfer such Production Equipment to Intec Israel in which case it is required to pay LTS up to two million Euros for upgrade costs of LTS’s facility invested by LTS. The agreement shall continue in force unless earlier terminated or upon the termination of any future manufacturing agreement. The agreement contains several termination rights, including, among others, in the cases of bankruptcy, breach by either party, change of control of either of the parties, or the sale or licensing by Intec Israel of the Accordion Pill to a third party.

In October 2019, Intec Israel completed the qualification studies for the commercial scale manufacture of the Accordion Pill and it has initiated the validation and stability studies of certain batches which are expected to serve as the clinical material for the next Phase 3 clinical trial plan. Intec Israel has suspended further validation and stability studies and it intends to initiate the validation and stability studies of the remaining batches upon partnering the AP-CD/LD program.

Intec Israel has received Israeli government grants for certain of its research and development activities. The terms of these grants may require Intec Israel to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. With respect to the manufacturing of the AP-CD/LD, the Israel Innovation Authority, or IIA (formerly known as the Office of the Chief Scientist of the Ministry of Economy and Industry, or the OCS) approved its request to transfer 100% of the manufacturing rights to such product, which was developed under one of the IIA funded programs, to a non-Israeli manufacturer. As a result, Intec Israel will be required to pay the IIA royalties from revenue generated from the AP-CD/LD product candidate at an increased rate and up to an increased cap amount. The IIA noted that the approval granted was exceptional and that the IIA will not approve manufacturing additional product candidates out of Israel.

The FDA will likely condition granting any marketing and manufacturing approval, if any, on a satisfactory on-site inspection of Intec Israel’s manufacturing facilities. See “Risk Factors — Risks Related to the Clinical Development, Manufacturing and Regulatory Approval of Intec Israel’s Product Candidates — Intec Israel’s product candidates are manufactured through a compounding, film casting and assembly process, and if it or one of its materials suppliers encounters problems manufacturing its products or raw materials, its business could suffer.”

Intec Israel’s manufacturing process consists of the following stages: compounding, which includes manufacturing of solutions and/or suspensions; film casting, which involves manufacturing of specific layers of films, including films containing the applicable drug; assembly and capsulation, which is processing and folding the films into an accordion shape and capsulation; and packaging, which entails packaging the pills in plastic bottles or blister packs.

Raw Materials and Supplies

With the exception of three inactive ingredients, Intec Israel believes the raw materials that it requires to manufacture AP-CD/LD and AP–Cannabinoids, as well as the raw materials that it requires for its research and development operations relating to its products, are widely available from numerous suppliers and are generally considered to be generic pharmaceutical materials and supplies. Except as described below, Intec Israel does not rely on a single supplier for the current production of any product in development or for its research and development operations relating to its products.

Intec Israel usually contracts with suppliers in Israel and worldwide to purchase the materials required for the research and development operations of its products. All the materials required in the research and development operations of its products are off-the-shelf pharmaceutical products; special production or special requirements are not required to order these materials. Intec Israel has no written agreements with most of its suppliers. Rather, it submit purchase orders to its suppliers from time to time and as required.

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Three of Intec Israel’s inactive ingredients used in its products have only one supplier of each such ingredient. The three suppliers are each large, well-established suppliers (BASF, the Dow Chemical Company and Evonik), and most of the pharmaceutical industry relies on these suppliers when they need to purchase certain pharmaceutical products such as these inactive ingredients. To avoid a shortfall of these materials, Intec Israel usually purchases sufficient material in advance for a period of at least one year. The pharmaceutical industry usually relies on these three manufacturers as suppliers of specific materials. The prices of these commonly used raw materials are not volatile.

Competition

The pharmaceutical and drug delivery technologies industries are characterized by rapidly evolving technology, intense competition and a highly risky, costly and lengthy research and development process. Adequate protection of intellectual property, successful product development, adequate funding and retention of skilled, experienced and professional personnel are among the many factors critical to success in the pharmaceutical industry.

Assertio Therapeutics, Inc. (formerly known as Depomed Inc.) has several products on the market based on its GR technology. Several companies have reported research projects related to systems designed for GR including Teva Pharmaceutical Industries, Avadel Pharmaceuticals, Lyndra Therapeutics, Merrion Pharmaceuticals, Sun Pharma and others, all of which develop products delivered orally that are designed for GR. Intec Israel is not aware of any approved drug delivery system currently on the market that is similar to the Accordion Pill.

Other drug delivery technologies, other drugs on the market, new drugs under development (including drugs that are in more advanced stages of development in comparison to Intec Israel’s product pipeline) and additional drugs that were originally intended for other purposes, but were found effective for the indications Intec Israel targets, may all be competitive to the current products in its pipeline. In fact, some of these drug delivery systems and drugs are well-established and accepted among patients and physicians in their respective markets, are orally bioavailable, can be efficiently produced and marketed, and are relatively safe and inexpensive. Moreover, other companies of various sizes engage in activities similar to Intec Israel, including large pharmaceutical companies, such as Pfizer and Novartis, who have established in-house capabilities for the development of drug delivery technologies. Most, if not all, of Intec Israel’s competitors have substantially greater financial and other resources available to them. Competitors include companies with marketed products and/or an advanced research and development pipeline.

Current Treatments on the Market and in Development for Parkinson’s Disease

The current common treatments for Parkinson’s disease include Levodopa (usually used in conjunction with other drugs such as Carbidopa), which is currently the standard and most efficient Parkinson’s medication used, and dopamine agonists, such as bromocriptine, pergolide, pramipexole and ropinirole, as well as MAO inhibitors and COMT inhibitors. However, Levodopa therapy is associated with “wearing-off”, a condition in which a treatment’s effects diminish over time as the disease progresses, and dyskinesia, or involuntary disturbing movements.

Intec Israel believes its direct competition will include other technologies designed to address the need for more stable Levodopa levels. Intec Israel’s initial approach with the AP-CD/LD program did not meet a statistically significant endpoint against Sinemet, a combination of Levodopa and Carbidopa, which is sold by Merck, as well as generic Sinemet, which is sold by various generic manufacturers. Further clinical work will be required to develop the AP-CD/LD if it is going to be competitive against existing treatments for Parkinson’s. In addition, other technologies and drug delivery systems designed to address the Levodopa blood concentration problem currently exist. To Intec Israel’s knowledge, based on publicly-filed documents, press releases and published studies, it believes the companies described below would be the primary competition with respect to AP-CD/LD.

Novartis and Orion combine Levodopa and Carbidopa with Comtan (entacapone), a drug that inhibits the clearance of Levodopa from the blood, thereby slowing the rapid drop in the Levodopa level in the blood. Additional drug candidates that are developed by Bial and Orion are based on the same approach.

Solvay Pharmaceuticals, which has been acquired by AbbVie Inc., introduced a drug delivery system based on implanting a tube in the duodenum area attached to an external pump that releases Levodopa formulation directly to the NAW. This product has been approved for marketing in the United States and Europe. The invasive nature of implanting a tube in patients, most of whom are elderly, as well as various difficulties related to the system, are certain disadvantages of this technology.

Impax Laboratories, which has merged with Amneal Pharmaceuticals, has developed a product, RytaryTM, or IPX066, a continuous release Levodopa capsule formulation. The product was launched in April 2015. In addition, Amneal is developing IPX203, a new extended-release oral capsule formulation of carbidopa and levodopa, as a potential treatment for symptoms of Parkinson’s disease. IPX203 has commenced a Phase 3 clinical trial.

Civitas Therapeutics, Inc., which was acquired by Acorda Therapeutics, Inc. in September 2014, has developed a product, INBRIJATM, or CVT-301, a self-administered, adjunctive, as needed, inhaled oral Levodopa, for the ability to rapidly and predictably treat “off” episodes as they occur. In December 2018, Acorda announced that the FDA approved INBRIJATM for intermittent treatment of OFF episodes in people with Parkinson’s disease treated with carbidopa/levodopa.

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NeuroDerm Ltd., which was acquired by Mitsubishi Tanabe Pharma Corporation in October 2017, has the following subcutaneous product candidates, ND0612H and ND0612L for the treatment of patients suffering from Parkinson’s disease. These product candidates have completed Phase 2 clinical trials. In August 2019, the company announced that it was advancing ND0612 into a Phase 3 trial.

Other technologies for delivering Levodopa, such as through the skin (transdermal administration) using a patch, injections or inhalations, as well as new formulations and chemical modifications of Levodopa and/or complementary drugs, currently exist and might compete with AP-CD/LD as well, but, to Intec Israel’s knowledge, these technologies, formulations and modifications have not yet been submitted for approval.

Government Regulation

In the United States, the FDA regulates pharmaceuticals under Federal Food, Drug, and Cosmetic Act, or the FDCA, and its implementing regulations. These products are also subject to other federal, state, and local statutes and regulations, including federal and state consumer protection laws, laws protecting the privacy of health-related information, and laws prohibiting unfair and deceptive acts and trade practices.

The process required by the FDA before a new drug product may be marketed in the United States generally involves the following: completion of extensive preclinical laboratory tests and preclinical animal studies, performed in accordance with the FDA’s Good Laboratory Practice, or GLP, regulations; submission to the FDA of an IND which FDA must allow to become effective before human clinical trials in the US may begin; performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication; and submission to the FDA of an NDA for the drug, after completion of all pivotal clinical trials. An IND is a request for authorization from the FDA to administer an investigational drug product to humans.

Clinical trials that involve the administration of the investigational drug to human subjects are conducted under the supervision of qualified investigators in accordance with current Good Clinical Practice, or cGCP which is intended to protect the rights, safety and welfare of humans participating in research and assure the quality, reliability and integrity of data collected. A protocol for each clinical trial conducted in the US, or other protocols under IND even not conducted in the US, and any subsequent protocol amendments must be submitted to the FDA as part of the IND. Additionally, approval must also be obtained from each clinical trial site’s Institutional Review Board, or IRB, before the trials may be initiated, and the IRB must monitor the trial until completed. There are also requirements governing the reporting of ongoing clinical trials and clinical trial results to public registries.

Clinical trials are usually conducted in three phases. Phase 1 clinical trials are normally conducted in small groups of healthy volunteers to assess safety and tolerability. After an acceptable dose has been established, the drug is administered to small populations of patients (Phase2) to look for initial signs of efficacy in treating the targeted disease or condition and to continue to assess safety. Phase 3 clinical trials are usually multi-center, double-blind controlled trials in hundreds or even thousands of subjects at various sites to assess as fully as possible both the safety and effectiveness of the drug.

The FDA, the IRB, or the clinical trial sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the trial subjects are being exposed to an unacceptable health risk. Additionally, some clinical trials are overseen by a data safety monitoring board, or DSMB. This group of experts reviews unblinded data from clinical trials and provides authorization for whether or not a trial may move forward at designated check points. A DSMB may order a trial halted if it believes that the risk to subjects is unacceptable or the product is so effective as to make it unethical to administer placebos or alternate treatments to the non-treatment arms. The sponsor may also suspend or terminate a clinical trial based on evolving business reasons.

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, detailed investigational drug product information is submitted to the FDA in the form of an NDA requesting approval to market the product in the US for one or more indications. The NDA must be accompanied by a substantial user fee, which may be waived in certain circumstances. The application includes all relevant data available from pertinent preclinical and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls and proposed labeling, among other things. FDA has sixty days from the applicant’s submission of an NDA to either accept the NDA for filing or issue a refusal-to-file letter if it finds that the application is not sufficiently complete to permit substantive review.

Once the NDA submission has been accepted for filing, the FDA’s goal is to review standard applications within ten months of filing. However, the review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it typically follows such recommendations.

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After the FDA evaluates the NDA and conducts inspections of manufacturing facilities involved in the production of the product, as well as inspections of selected clinical trial sites for data integrity, it may issue an approval letter or, instead, a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. A Complete Response Letter indicates that the application is not ready for approval in its present form. A Complete Response Letter may require additional clinical data or other significant, expensive and time-consuming requirements related to clinical trials, preclinical studies or manufacturing, or any combination thereof. Even if such additional information is submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. The FDA could also approve the NDA with restrictive indications, labeling that includes particular risk information, or a risk evaluation and mitigation strategy, or REMS, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling, development of adequate controls and specifications, or a commitment to conduct one or more post-market studies or clinical trials. Such post-market testing may include Phase IV clinical trials and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

After regulatory approval of a drug product is obtained, Intec Israel would be required to comply with a number of post-approval requirements. As a holder of an approved NDA, Intec Israel would be required to report, among other things, certain adverse reactions and production problems to the FDA, to provide updated safety and efficacy information, and to comply with requirements concerning advertising and promotional labeling for any of its products. Also, quality control and manufacturing procedures must continue to conform to current Good Manufacturing Practices, or cGMP after approval, which includes, among other things, maintenance of a stability program. The FDA periodically inspects manufacturing facilities to assess compliance with cGMP, which imposes extensive procedural, substantive, and record keeping requirements. In addition, changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of product out of specification results and impose reporting and documentation requirements upon Intec Israel and any third-party manufacturers that it may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

Intec Israel produces, and expect to continue to produce, the quantities of its product candidates required for its clinical trials, and Intec Israel does not yet have a need to produce its product candidates for commercial purposes. Future FDA and state inspections may identify compliance issues at Intec Israel’s facilities or at the facilities of its contract manufacturers or licensees that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary withdrawal of the product’s approval, seizure, or FDA-initiated judicial action that could delay or prohibit further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of its products under development.

In addition, as the NDA holder, Intec Israel will be responsible for legal and regulatory compliance for advertising and promotion of the drug product. Intec Israel is required to provide to the FDA copies of all drug promotion at the time of first use, and to ensure that all information disseminated conforms to the product’s approved labeling and other FDA regulations and policies.

505(b)(2) Applications

Intec Israel intends to submit NDAs for its proposed products, assuming that the clinical data justify submission, under Section 505(b)(2) of the FDCA, assuming the FDA agrees with its assessment that a given proposed product qualifies for review under that section. If the FDA disagrees with that assessment or revises its decision at a later date, Intec Israel would be compelled to file under section 505(b)(1), which is the normal route used for traditional new drugs where the data relied upon for the NDA filing have been developed by the sponsor during its clinical trials. In contrast, Section 505(b)(2) permits the filing of an NDA when at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The applicant may rely on published literature and the FDA’s findings of safety and effectiveness based on certain pre-clinical or clinical studies conducted for an approved product. The FDA may also require companies to perform additional studies or measurements to support the changes from the approved product. The FDA may then approve the new product candidate for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant. The abbreviated Section 505(b)(2) approval pathway increases the likelihood that the timeframe and costs associated with commercializing products will be lower than under a typical Section 505(b)(1) approval pathway.

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Upon approval of an NDA or a supplement thereto, NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or an approved method of using the product. Each of the patents listed by the NDA sponsor is published in the Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book) identifies drug products approved on the basis of safety and effectiveness by FDA under the FDCA and related patent and exclusivity information. When an Abbreviated New Drug Application, or ANDA, applicant files its application with the FDA, the applicant is required to certify to the FDA concerning any patents listed for the reference product in the Orange Book, except for patents covering methods of use for which the ANDA applicant is not seeking approval. To the extent that the Section 505(b)(2) applicant is relying on studies conducted for an already approved product, the applicant is required to certify to the FDA concerning any patents listed for the approved product in the Orange Book to the same extent that an ANDA applicant would.

Specifically, the applicant must certify with respect to each patent that:

●	the required patent information has not been filed;

●	the listed patent has expired;

●	the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or

●	the listed patent is invalid, unenforceable or will not be infringed by the new product.

A certification that the new product will not infringe the already approved product’s listed patents or that such patents are invalid or unenforceable is called a Paragraph IV certification. If the applicant does not challenge the listed patents or indicates that it is not seeking approval of a patented method of use, the ANDA application will not be approved until all the listed patents claiming the referenced product have expired.

If the ANDA applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the NDA and patent holders once the ANDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days after the receipt of a Paragraph IV certification automatically prevents the FDA from approving the ANDA until the earlier of 30 months after the receipt of the Paragraph IV notice, expiration of the patent, or a decision in the infringement case that is favorable to the ANDA applicant. This same procedure that applied to an ANDA applicant also applies to an NDA applicant under Section 505(b)(2).

Patent Term Restoration and Extension

A patent claiming a new drug product may be eligible for a limited patent term extension under the Hatch-Waxman Act, which permits a patent restoration of up to five years for the patent term lost during product development and the FDA regulatory review. The restoration period granted is typically one-half the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the ultimate approval date. Patent term restoration cannot be used to extend the remaining term of a patent past a total of 14 years from the product’s approval date. Only one patent applicable to an approved drug product is eligible for the extension, and the application for the extension must be submitted prior to the expiration of the patent in question. A patent that covers multiple drugs for which approval is sought can only be extended in connection with one of the approvals. The USPTO reviews and approves the application for any patent term extension or restoration in consultation with the FDA.

Marketing Exclusivity

A Section 505(b)(2) NDA applicant may be eligible for its own regulatory exclusivity period, such as three-year exclusivity. A Section 505(b)(2) NDA applicant for a new condition of use, or change to a marketed product, such as a new extended release formulation for a previously approved product, may be granted a three-year market exclusivity if one or more clinical studies, other than bioavailability or bioequivalence studies, were essential to the approval of the application and were conducted or sponsored by the applicant. Should this occur, the FDA would be precluded from approving any other application for the same new condition of use or for a change to the drug product that was granted exclusivity until after that three-year exclusivity period has run. Additional exclusivities may also apply.

Reimbursement

Intec Israel faces uncertainties over the pricing of pharmaceutical products. Sales of its product candidates will depend, in part, on the extent to which the costs of its product candidates will be covered by third-party payors, such as federal health programs, commercial insurance and managed care organizations. These third-party payors are increasingly challenging the prices charged for medical products and services. Additionally, the containment of healthcare costs has become a priority of federal and state governments and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures, foreign governments and third-party payors have shown significant interest in implementing cost-containment programs, including price controls, pricing transparency disclosure obligations, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit Intec Israel’s net revenue and results. If these third-party payors do not consider Intec Israel’s products to be cost-effective compared to other therapies, they may not cover any of Intec Israel’s products after approved as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow Intec Israel to sell its product candidates on a profitable basis.

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Specifically, in both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could affect Intec Israel’s ability to sell its product candidates profitably. In the United States, the Medicare Prescription Drug, Improvement and Modernization Act of 2003, also called the Medicare Modernization Act, or MMA, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and certain others. Prior to MMA, Medicare did not cover most outpatient prescription drugs. MMA created a new voluntary Part D, which covers outpatient drugs for Medicare beneficiaries and is administered by private insurance plans that operate partially at-risk under contract with the Centers for Medicare & Medicaid Services, or CMS. These private Part D plans have incentives to keep costs down. MMA also introduced a new reimbursement methodology based on average sales prices for physician-administered drugs. In addition, this legislation provided authority for limiting the number of certain outpatient drugs that will be covered in any therapeutic class.

In recent years, Congress has considered further reductions in Medicare reimbursement for drugs administered by physicians. CMS has issued and will continue to issue regulations to implement the law which will affect Medicare, Medicaid and other third-party payors. Medicare, which is the single largest third-party payment program and which is administered by CMS, covers prescription drugs in one of two ways. Medicare part B covers outpatient prescription drugs that are administered by physicians and Medicare part D covers other outpatient prescription drugs, but through private insurers. Medicaid, a health insurance program for the poor, is funded jointly by CMS and the states, but is administered by the states; states are authorized to cover outpatient prescription drugs, but that coverage is subject to caps and to substantial rebates. CMS also has the authority to revise reimbursement rates and to implement coverage restrictions for some drugs. Cost reduction initiatives and changes in coverage implemented through legislation or regulation could decrease utilization of and reimbursement for any approved products, which in turn would affect the price Intec Israel can receive for those products. While the MMA and implementing regulations apply primarily to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from federal legislation or regulation may result in a similar reduction in payments from private payors.

In March 2010, the Patient Protection and Affordable Care Act, as amended, or the Affordable Care Act, which was amended by the Health Care and Education Affordability Reconciliation Act, or collectively, PPACA became law in the United States, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. As amended, the PPACA expanded manufacturers’ rebate liability to include covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations, increased the minimum rebate due for innovator drugs (both single source drugs and innovator multiple source drugs) from 15.1% of average manufacturer price, or AMP to 23.1% of AMP or the difference between the AMP and best price, whichever is greater. The total rebate amount for innovator drugs is capped at 100.0% of AMP. The PPACA and subsequent legislation also narrowed the definition of AMP. Furthermore, the PPACA imposes a significant annual, nondeductible fee on companies that manufacture or import certain branded prescription drug products. Substantial new provisions affecting compliance have also been enacted, which may affect Intec Israel’s business practices with healthcare practitioners, and a significant number of provisions are not yet, or have only recently become, effective. The PPACA likely will continue to put pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase Intec Israel’s regulatory burdens and operating costs. The PPACA remains subject to continuing legislative scrutiny, including efforts by Congress to repeal and amend a number of its provisions, as well as administrative actions delaying the effectiveness of key provisions. In addition, there have been lawsuits filed by various stakeholders pertaining to certain portions of the PPACA that may have the effect of modifying or altering various parts of the law. Efforts to date to amend or repeal the PPACA have generally been unsuccessful.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. In August 2011, then President Obama signed into law the Budget Control Act of 2011, which, among other things, creates the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee did not achieve a targeted deficit reduction of an amount greater than $1.2 trillion for the years 2013 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to healthcare providers of up to 2.0% per fiscal year, starting in 2013. In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several categories of healthcare providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products or to lower drug prices for pharmaceutical products.

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In November 2020, Joseph Biden was elected President and, in January 2021, the Democratic Party obtained control of the Senate. Intec Israel is not able to state with certainty what the impact of potential legislation will be on its business. Various states, such as California, have also taken steps to consider and enact laws or regulations that are intended to increase the visibility of the pricing of pharmaceutical products with the goal of reducing the prices at which Intec Israel is able to sell its products. Because these various actual and proposed legislative changes are intended to operate on a state-by-state level rather than a national one, Intec Israel cannot predict what the full effect of these legislative activities may be on its business in the future.

Although Intec Israel cannot predict the full effect on its business of the implementation of existing legislation, including the PPACA or the enactment of additional legislation pursuant to healthcare and other legislative reform, Intec Israel believes that legislation or regulations that would reduce reimbursement for or restrict coverage of its products could adversely affect how much or under what circumstances healthcare providers will prescribe or administer its products.

Additionally, in some countries, particularly the countries comprising the EU the pricing of pharmaceuticals and certain other therapeutics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, Intec Israel may be required to conduct a clinical trial that compares the cost-effectiveness of its product candidate to other available therapies.

DEA

Intec Israel’s AP-Cannabinoids product candidates for treatment of various pain indications, uses CBD or THC. These products are quite distinct from crude herbal “medical marijuana,” and Intec Israel intends to seek FDA approval for these products in accordance with the customary FDA approval process and based on adequate and well-controlled clinical studies. However, the active ingredients in its products are defined as controlled substances under the federal Controlled Substances Act of 1970, or CSA. Under the CSA, the Drug Enforcement Administration of the United States Department of Justice, or DEA, places each drug that has abuse potential into one of five categories. The five categories, referred to as Schedules I-V, carry different degrees of restriction. Each schedule is associated with a distinct set of controls that affect manufacturers, researchers, healthcare providers, and patients. The controls include registration with the DEA, labeling and packaging, production quotas, security, recordkeeping, and dispensing. Schedule I is the most restrictive, covering drugs that have “no accepted medical use” in the United States and that have high abuse potential.

If and when any of Intec Israel’s product candidates receive FDA approval, the DEA will make a scheduling determination and place the product in a schedule other than Schedule I in order for it to be prescribed to patients in the United States. Accordingly, its ability to ultimately commercialize the product will depend in part on the ultimate scheduling classification determination by DEA for its product.

The FDA has stated that it will continue to facilitate the work of companies interested in bringing safe, effective, and quality products to market, including scientifically-based research concerning the medical uses of products derived from marijuana and the FDA has approved synthetic compositions of the active ingredients found in marijuana. However, the use and abuse of controlled substances is currently subject to political and social pressures from certain constituencies related to their usage which could result in additional difficulty with respect to the approval of AP-Cannabinoids as a prescription pharmaceutical. For example, the FDA or DEA may require Intec Israel to generate more clinical data about the potential for abuse than that which is currently anticipated, which could increase the cost and/or delay the launch of its product. In addition, DEA scheduling may limit Intec Israel’s ability to achieve market share in the United States due to restricted access and the disinclination of some physicians to prescribe more restrictive scheduled controlled substances. For example, Schedule II drugs may not be refilled without a new prescription. These factors may limit the commercial viability of AP-Cannabinoids in the United States.

Most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including the compounds in Intec Israel’s AP-Cannabinoids product candidates. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to Intec Israel’s obtaining approval to market its AP-Cannabinoids product candidates. Approval to market in these countries could require amendments or modifications to existing laws and regulations that such countries would be unwilling to undertake or may cause material delays in any marketing approval.

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Other U.S. Healthcare Laws and Compliance Requirements

In the United States, Intec Israel’s current and future activities with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers are subject to healthcare regulation and enforcement by the federal government and the states in which it conduct its business. Applicable federal and state healthcare laws and regulations include the following:

●	The federal healthcare Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving, or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order, or recommendation of, any good, item, facility or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid.

●	The federal Anti-Inducement Act which prohibits persons from offering remuneration to beneficiaries to induce them to use a particular item or service payable in whole or in part by Medicare or Medicaid.

●	The Ethics in Patient Referrals Act of 1989, commonly referred to as the Stark Law, and its corresponding regulations, prohibit physicians from referring patients for designated health services (including outpatient drugs) reimbursed under the Medicare or Medicaid programs to entities with which the physicians or their family members have a financial relationship or an ownership interest, subject to narrow regulatory exceptions, and prohibits those entities from submitting claims to Medicare or Medicaid for payment of items or services provided to a referred beneficiary.

●	The federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government claims for payment that are false or fraudulent or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government.

●	Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.

●	The federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items, or services.

●	Analogous state laws and regulations, such as state anti-kickback and false claims laws, apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government.

●	A PPACA provision, generally referred to as the Physician Payments Sunshine Act or Open Payments Program, imposes reporting requirements for applicable drug and device manufacturers of covered products with regard to payments or other transfers of value made to physicians and teaching hospitals, and certain investment/ownership interests held by physicians and their immediate family members in the reporting entity. These disclosures are publicly disclosed by the Centers for Medicare & Medicaid Services, or CMS.

●	In the European Union, the General Data Protection Regulation, or GDPR, —Regulation EU 2016/679— was adopted in May 2016 and became applicable on May 25, 2018, or GDPR. The GDPR further harmonizes data protection requirements across the European Union member states by establishing new and expanded operational requirements for entities that collect, process or use personal data generated in the European Union, including consent requirements for disclosing the way personal information will be used, information retention requirements, and notification requirements in the event of a data breach.

●	The California Consumer Privacy Act of 2018, or CCPA, effective as of January 1, 2020, that gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation.

●	In addition, failure to comply with the Israeli Privacy Protection Law 1981, and its regulations as well as the guidelines of the Israeli Privacy Protection Authority, may expose Intec Israel to administrative fines, civil claims (including class actions) and in certain cases criminal liability. Current pending legislation may result in a change of the current enforcement measures and sanctions.

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Efforts to ensure that Intec Israel’s business arrangements with third parties comply with applicable healthcare laws and regulations could be costly. Although Intec Israel believes its business practices are structured to be compliant with applicable laws, it is possible that governmental authorities will conclude that Intec Israel’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Intec Israel’s past or present operations, including activities conducted by its sales team or agents, are found to be in violation of any of these laws or any other governmental regulations that may apply to it, Intec Israel may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, exclusion from third party payor programs, such as Medicare and Medicaid, debarment, imprisonment, integrity obligations and other compliance oversight, and the curtailment or restructuring of its operations. If any of the physicians, providers or entities with whom Intec Israel does business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusion from government funded healthcare programs.

Many aspects of these laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations which increases the risk of potential violations. In addition, these laws and their interpretations are subject to change. Any action against Intec Israel for violation of these laws, even if Intec Israel successfully defends against it, could cause Intec Israel to incur significant legal expenses, divert its management’s attention from the operation of its business, and damage its reputation.

In addition, from time to time in the future, Intec Israel may become subject to additional laws or regulations administered by the U.S. Federal Trade Commission, or FTC, or by other federal, state, local or foreign regulatory authorities, to the repeal of laws or regulations that it generally considers favorable or to more stringent interpretations of current laws or regulations. Intec Israel is not able to predict the nature of such future laws, regulations, repeals or interpretations, and it cannot predict what effect additional governmental regulation, if and when it occurs, would have on its business in the future. Such developments could, however, require reformulation of certain products to meet new standards, recalls or discontinuance of certain products not able to be reformulated, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, additional personnel or other new requirements. Any such developments could have a material adverse effect on Intec Israel’s business.

The growth and demand for electronic commerce, or eCommerce, could result in more stringent consumer protection laws that impose additional compliance burdens on online retailers. These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of Intec Israel’s business.

There is currently great uncertainty in many states whether or how existing laws governing issues such as property ownership, sales and other taxes, and libel and personal privacy apply to the Internet and commercial online retailers. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce and new state tax regulations may subject Intec Israel to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to Intec Israel’s business, or a change in application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on Intec Israel’s business. These taxes could have an adverse effect on Intec Israel’s results of operations.

Intellectual Property

Intec Israel’s success depends, at least in part, on its ability to protect its proprietary technology and intellectual property, and to operate without infringing or violating the proprietary rights of others. Intec Israel relies on a combination of patent, trademark, trade secret and copyright laws, know-how, intellectual property licenses and other contractual rights (including confidentiality and invention assignment agreements) to protect its proprietary technology and intellectual property, including related intellectual property rights.

Patents

As of February 28, 2021, Intec Israel owns or exclusively licenses five families of patents to use within its field of business (families IN-3, IN-7, IN-11, IN-21 and IN-23). Three of the patent families (IN-3, IN-7 and IN-11) have granted patents registered in various countries, as detailed below. Four families (IN-3, IN-7, IN-11 and IN-23) have active pending application/s under examination. The fifth patent family (IN-23) currently comprises of a pending PCT or application, filed on December 31, 2020. Intec Israel’s patents and patent applications generally relate to gastroretentive drug delivery devices for oral intake, the integration of the drugs into Intec Israel’s delivery devices and their production, and its patents and any patents that issue from its pending patent applications are expected to expire at various dates between 2027 and 2041. Intec Israel also relies on trade secrets to protect certain aspects of its technology. The following discussion describes certain patents/patent applications which Intec Israel considers to be its material patents and patent applications.

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IN-1 and Yissum License Agreement

Members of the patent family, IN-1, that Intec Israel exclusively licensed from Yissum (i.e., Gastroretentive Controlled Release Pharmaceutical Dosage Forms) pursuant to the license agreement described below, or the License Agreement covers gastroretentive system/device for controlled release of an active ingredient in the GI tract expired in 2020.

In the License Agreement, Yissum granted Intec Israel an exclusive license for developing, manufacturing and marketing of products based, directly or indirectly, on the IN-1 patent, the know-how and research results defined therein. Under the provisions of the License Agreement, as amended, Yissum may not transfer its rights in the patent without Intec Israel’s prior written consent. In consideration of the license, Intec Israel has undertaken to pay Yissum royalties equaling 3% of the total net revenues from the sale of products based on Yissum’s patent and royalties equal to 15% of any payment or benefit whatsoever received by Intec Israel from any sublicensee. At the current time Intec Israel has not commenced sales and has not granted any sublicenses to any third parties. The parties to the License Agreement are entitled to terminate the agreement in case of bankruptcy or receivership of the other party, or a material breach (including in respect of any payment obligations) that is not cured within 30 days. The License Agreement will remain in effect until the later of the expiration date of the patent or 15 years from the first commercial sale on the basis of the license. Intec Israel has the right to assign its rights in the License Agreement with the prior consent of Yissum, not to be unreasonably withheld, and Intec Israel is entitled to grant sublicenses under the licensed intellectual property of Yissum to third parties in its sole discretion, and any sublicensee(s) thereunder will not be required to assume any undertaking towards Yissum.

IN-3

An additional patent family (i.e., Method and Apparatus for Forming Delivery Devices for Oral Intake of an Agent), which Intec Israel refers to as IN-3, covers various methods for making and folding the gastroretentive drug delivery system, and for folding it in an accordion configuration allowing its integration into an ordinary oral capsule, which are suitable for commercial manufacturing in mass quantities. The IN-3 family patents, will expire in 2027, except for the first United States patent of this family, which will expire in 2028. Intec Israel considers its proprietary process for folding and cutting the films forming the drug delivery system for integration in an accordion-like configuration into an ordinary oral capsule to be material to its business. Intec Israel has five granted patents in the U.S. and an additional pending patent application in connection with IN-3, as well as granted patents in Israel (four patents), Europe (two granted patents validated in more than 15 countries and a pending divisional application), Canada and Japan. Importantly, the second IN-3 patents granted in the U.S. and in Europe cover a specific embodiment of the Accordion Pill, particularly suitable for insoluble or poorly soluble drugs. Similar divisional applications have been filed in other countries and patents for these have already been granted in Israel and Japan.

IN-7

An additional patent family (for “frameless” Accordion Pill, specifically but not limited to Levodopa as the active drug) that Intec Israel considers material to its business is referred to as IN-7. The accordion technology covered by Intec Israel’s other patents may sometimes need to be specifically adapted for a given drug that might benefit from prolonged gastroretentive release. Thus, the layered structure of an Accordion Pill may be varied and specially designed by reference to factors that are unique to any given drug and indication, such as the quantity of active ingredient desired to be released, the length of time over which the active drug is released, the relative solubility of a particular drug molecule, and other factors. IN-7 patents/patent applications relate to a special Accordion Pill, which is “frameless”, and is suitable for carrying various active drugs, including but not limited to Levodopa, optionally in combination with Carbidopa. The IN-7 patent family relates to the Accordion Pill dosage form, the main feature of which is the uniform inner drug-containing layer, which allows for, but does not require, high load of the drug, while maintaining the requisite structural or mechanical strength of the Accordion Pill. This patent family includes patents/patent applications filed in the United States, the European Patent Office, Japan and several other countries in April 2009. Intec Israel has four granted U.S. patents for an Accordion Pill with specific claims to Carbidopa/Levodopa as the active ingredient(s) (IN-7), which will be in force until April 17, 2029, and have been granted IN-7 patents in China, Japan, Hong Kong, Canada, Europe, (validated in over 30 countries), Israel, South Africa and South Korea. Application in Europe (divisional) and in India are pending.

An additional patent family, related to IN-7, which Intec Israel refers to as IN-11, seeks protection for an Accordion Pill containing Levodopa that is specifically formulated for treatment of Parkinson’s disease in a specific treatment regimen. Intec Israel has been granted two United States patents and one Canadian patent, and have pending applications in the EPO, India and Israel. Any granted patent of IN-11 will expire in November 2031.

IN-21

This patent family is directed to Accordion Pill comprising cannabinoid/s as active drugs (including THC and CBD, separately or in combination) and currently includes pending patent applications in 21 jurisdictions, including the US, EPO, Israel, China, Republic of Korea, Canada, India, Japan, Australia, New Zealand, Russia, Brazil, Mexico and others. Patents to be granted on these applications will expire in 2037.

IN-23

This patent family is directed to a novel Accordion Pill, with a new platform for delivering active pharmaceutical agents. A PCT application was filed on December 31, 2020. National phase entry is in July 2022.

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General

Intec Israel intends to submit patent applications for each Accordion Pill and/or drug combination that it develops. The patent outlook for companies like Intec Israel is generally uncertain and may involve complex legal and factual questions. Intec Israel’s ability to maintain and consolidate its proprietary position for its technology will depend on its success in obtaining effective claims and enforcing those claims once granted. Intec Israel does not know whether any of its patent applications or any patent applications that it licenses will result in the issuance of any patents. Intec Israel’s issued patents and those that may be issued in the future, or patents that it exclusively licenses, may be challenged, narrowed, circumvented or found to be invalid or unenforceable, which could limit its ability to stop competitors from marketing related products or the length of term of patent protection that Intec Israel may have for its products. Intec Israel cannot be certain that it was the first to invent the inventions claimed in its owned patents or patent applications, or that Yissum was the first to invent the invention claimed in the patent that Intec Israel exclusively licenses from Yissum. In addition, Intec Israel’s competitors may independently develop similar technologies or duplicate any technology developed by Intec Israel, and the rights granted under any issued patents may not provide Intec Israel with any meaningful competitive advantages against these competitors. Furthermore, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of Intec Israel’s products can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent.

Trademarks

Intec Israel relies on trade names, trademarks and service marks to protect its name brands. Its trademark/service mark ACCORDION PILL is registered in Israel in Classes 5, 40 and 42. The ACCORDION PILL trademark/service mark is also registered in the United States and in the UK.

Trade Secrets and Confidential Information

In addition to patents, Intec Israel relies on trade secrets and know-how to develop and maintain its competitive position. Trade secrets and know-how can be difficult to protect. Intec Israel relies on, among other things, confidentiality and invention assignment agreements to protect its proprietary know-how and other intellectual property that may not be patentable, or that it believes is best protected by means that do not require public disclosure. For example, Intec Israel requires its employees to execute confidentiality agreements in connection with their employment relationships with Intec Israel, and to disclose and assign to Intec Israel inventions conceived in connection with their services to Intec Israel. However, there can be no assurance that these agreements will be enforceable or that they will provide Intec Israel with adequate protection. Intec Israel also seeks to preserve the integrity and confidentiality of its data, trade secrets and know-how by maintaining physical security of its premises and physical and electronic security of its information technology systems.

Intec Israel may be unable to obtain, maintain and protect the intellectual property rights necessary to conduct its business, and may be subject to claims that it infringes or otherwise violates the intellectual property rights of others, which could materially harm its business. For a more comprehensive summary of the Risks Related to Intec Israel’s intellectual property, see “Risk Factors — Risks Related to Intec Israel’s Intellectual Property.”

Insurance

Intec Israel maintains directors’ and officers’ liability insurance with a coverage limit of $5.0 million for the benefit of its office holders and directors. Such directors’ and officers’ liability insurance contains certain standard exclusions.

Intec Israel also maintains insurance for its premises for a maximum of NIS 40.0 million, including coverage of equipment and lease improvements against risk of loss (fire, natural hazard and allied perils, excluding damage from theft - hereinafter “named perils”) and business interruption insurance coverage caused by named perils out of which up to NIS 20.0 million for fixed cost. In addition, Intec Israel maintains the following insurance: employer liability with coverage of NIS 20.0 million and third-party liability with coverage of NIS 20.0 million.

Intec Israel also procures additional insurance for each specific clinical trial which covers a certain number of trial participants and which varies based on the particular clinical trial. Certain of such policies are based on the Declaration of Helsinki, which is a set of ethical principles regarding human experimentation developed for the medical community by the World Medical Association, and certain protocols of the Israeli Ministry of Health.

Intec Israel believes its insurance policies are adequate and customary for a business of its kind. However, because of the nature of its business, Intec Israel cannot assure you that it will be able to maintain insurance on a commercially reasonable basis or at all, or that any future claims will not exceed its insurance coverage.

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Research Grants

Grants under the Israeli Innovation Law

Under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984, and the regulations, guidelines, rules, procedures and benefit tracks thereunder, or the Innovation Law, research and development programs that meet specified criteria and are approved by a committee of the IIA are eligible for grants. The grants awarded are typically up to 50% of the project’s expenditures, as determined by the IIA committee and subject to the benefit track under which the grant was awarded. A company that receives a grant from the IIA, or a Participating Company, is typically required to pay royalties to the IIA on income generated from products incorporating know-how developed using such grants (including income derived from services associated with such products), until 100% of the U.S. dollars-linked grant plus annual LIBOR interest (or any other interest rate that the IIA may choose to apply in the future) is repaid. The rate of royalties to be paid may vary between different benefits tracks, as shall be determined by the IIA. Under the regular benefits tracks the rate of royalties varies between 3% to 5% of the income generated from the IIA-supported products. The obligation to pay royalties is contingent on actual income generated from such products and services. In the absence of such income, no payment of such royalties is required.

The terms of the grants under the Innovation Law also (generally) require that the products developed as part of the programs under which the grants were given be manufactured in Israel and that the know-how developed thereunder may not be transferred outside of Israel, unless a prior written approval is received from the IIA (such approval is not required for the transfer of a portion of the manufacturing capacity which does not exceed, in the aggregate, 10% of the portion declared to be manufactured outside of Israel in the applications for funding, in which case only notification is required) and additional payments are required to be made to the IIA. It should be noted, that this does not restrict the export of products that incorporate the funded know-how. See “Risk Factors — Risks Related to Intec Israel’s Operations in Israel” for additional information.

The IIA approved Intec Israel’s request to transfer 100% of the manufacturing rights of AP-CD/LD that was developed under one of the IIA funded programs to LTS. As a result, Intec Israel will be required to pay the IIA royalties from revenue generated from the AP-CD/LD product candidate at an increased rate and up to an increased cap amount. The IIA noted that the approval granted was exceptional and that the IIA will not approve manufacturing additional product candidates out of Israel.

Intec Israel received from the IIA grants in the total amount of approximately NIS 42.3 million (approximately $11.3 million) for research and development programs in the years 2009 through 2016. Intec Israel did not apply for any grants from the IIA since January 1, 2017. For more information see note 6c in Intec Israel’s consolidated financial statements for the year ended December 31, 2020.

Environmental Matters

Intec Israel is subject to various environmental, health and safety laws and regulations, including those governing air emissions, water and wastewater discharges, noise emissions, the use, management and disposal of hazardous materials and wastes and the cleanup of contaminated sites. In addition, all of Intec Israel’s laboratory personnel participate in instruction on the proper handling of chemicals, including hazardous substances before commencing employment, and during the course of their employment with Intec Israel. In addition, all information with respect to any chemical substance that Intec Israel uses is filed and stored as a Material Safety Data Sheet, as required by applicable environmental regulations. Based on information currently available to Intec Israel, Intec Israel does not expect environmental costs and contingencies to have a material adverse effect on it. The operation of Intec Israel’s facilities, however, entails risks in these areas. Significant expenditures could be required in the future if Intec Israel is required to comply with new or more stringent environmental or health and safety laws, regulations or requirements.

Intec Israel holds a business license from the Jerusalem Municipality with respect to manufacturing pharmaceutical products at 12 Hartom Street, Har Hotzvim in Jerusalem. The license is currently valid until December 31, 2023. The business license was granted after an inspection of Intec Israel’s raw materials inventory, which it is permitted to maintain in its facilities and warehouses located at 12 Hartom Street. Intec Israel also holds a toxic substance permit from July 26, 2018, which is valid until July 30, 2021.

Intec Israel believes that its business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations.

Human Capital Management

As of December 31, 2020, Intec Israel had 45 employees, 36 of whom are full-time employees, four of whom were employed in management, six of whom were employed in finance and administration, 29 of whom were employed in research and development and operations, one of whom was employed in clinical trials and regulatory affairs and five of whom were employed in quality assurance. As of December 31, 2020, all of these employees are located in Israel or the United States, where Intec Israel’s U.S. subsidiary employs two employees.

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Israeli labor laws principally govern the length of the workday, minimum wages for employees, procedures for hiring and dismissing employees, determination of severance pay, annual leave, sick days, advance notice of termination of employment, equal opportunity and anti-discrimination laws and other conditions of employment. Subject to certain exceptions, Israeli law generally requires severance pay upon the retirement, death or dismissal of an employee, and requires Intec Israel and its employees to make payments to the National Insurance Institute, which is similar to the U.S. Social Security Administration. Intec Israel’s employees have defined benefit pension plans that comply with applicable Israeli legal requirements, which also include the mandatory pension payments required by applicable law and allocations for severance pay.

While none of Intec Israel’s employees are party to any collective bargaining agreements, certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordination Bureau of Economic Organizations (including the Industrialists’ Associations) are applicable to its employees by extension orders issued by the Israel Ministry of Economy and Industry. These provisions primarily concern the length of the workweek, pension fund benefits for all employees and for employees in the industry section, insurance for work-related accidents, travel expenses reimbursement, holiday leave, convalescent payments and entitlement for vacation days. Intec Israel generally provides its employees with benefits and working conditions beyond the required minimums.

The success of Intec Israel’s business is fundamentally connected to the well-being of its people. Accordingly, it is committed to the health and safety of its employees. In response to the COVID-19 pandemic, Intec Israel implemented changes that it determined were in the best interest of its employees, as well as the communities in which it operate, and which comply with government regulations. This includes having employees work from home, while implementing additional safety measures for employees continuing critical on-site work.

Intec Israel have never experienced any employment-related work stoppages and believe its relationship with its employees is good.

Legal Proceedings:

As of May 12, 2021, Intec Israel is not involved in any pending or threatened legal actions or proceedings against Intec Israel, other than in the paragraph set forth below.

Four lawsuits have been filed against Intec Israel and the members of the Intec Israel board of directors in federal court: St Hilarie v. Intec Pharma Ltd, et al., 1:21-cv-04000-JSR (filed May 5, 2021, Southern District of New York); Minh Tran v. Intec Pharma Ltd., et al., 1:21-cv-04026-JSP (filed May 5, 2021, Southern District of New York); Craig Davidson v. Intec Pharma Ltd. et al., 1:21-cv-00673-UNA (filed May 7, 2021, District of Delaware); and Jordan Sanchez Figueroa v. Intec Pharma Ltd. et al., 1:21-cv-02621 (filed May 11, 2021, Eastern District of New York). The Davidson lawsuit also names Decoy and certain entities involved in the Merger as defendants. All four complaints allege that Intec Israel and its board violated federal securities laws by allegedly failing to disclose all material information in connection with the Merger. Although it is still too early to assess and predict the probable outcome of these complaints, Intec Israel believes that these lawsuits are without merit and intends to defend vigorously against them.

Available Information

Intec Israel maintains a corporate website at www.intecpharma.com. Copies of its reports on Forms 10-K, Forms 10-Q and Forms 8-K, may be obtained, free of charge, electronically through its corporate website at www.intecpharma.com as soon as reasonably practicable after it files such material electronically with, or furnish to, the SEC. All of Intec Israel’s SEC filings are also available on its website at http://www.intecpharma.com, as soon as reasonably practicable after having been electronically filed or furnished to the SEC. The public may read and copy any materials filed by Intec Israel with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information on Intec Israel’s website is not, and will not be deemed, a part of this proxy statement/prospectus or incorporated into any other filings Intec Israel makes with the SEC.

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INTEC ISRAEL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Intec Israel is a clinical stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology, which Intec Israel refers to as the Accordion Pill. Intec Israel’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention, or, GR and specific release mechanism. Intec Israel’s product pipeline currently includes several product candidates in various stages. Its most advanced product candidate, AP-CD/LD was being developed for the indication of treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients. For further information regarding Intec Israel’s business and operations, see “Business of Intec Israel.”

History of Losses

Since Intec Israel’s inception, it has generated significant losses in connection with its research and development, including the clinical development of AP-CD/LD. As of December 31, 2020, Intec Israel had an accumulated deficit of $203.6 million. Intec Israel expects that additional losses will be accumulated in the near future as a result of its research and development activities. Such research and development activities will require further resources if it is to be successful. As a result, Intec Israel will continue to incur operating losses, and it will need to obtain additional funds to further develop its research and development programs and its product candidates.

Because of, among other things, Intec Israel’s research and development activities, as well as the fact that it has not generated revenues since its inception, for the year ended December 31, 2020, Intec Israel’s net loss was approximately $14.1 million.

Intec Israel has funded its operations primarily through the sale of equity securities (both in private placements and in public offerings on the Nasdaq Capital Market and the Tel Aviv Stock Exchange as described above), funding received from the IIA and other funds, and reimbursements received pursuant to collaborations with multinational pharmaceutical companies in connection with certain research and development activities. Since its inception, Intec Israel has raised approximately $216.4 million in various investment rounds, private placements, an initial public offering in Israel in February 2010, various rights issuances, an initial public offering on the Nasdaq Capital Market in August 2015, follow-on public offerings on the Nasdaq Capital Market in August 2017, April 2018, February 2020 and through registered direct offerings in May 2020 and August 2020. As of December 31, 2020, Intec Israel had approximately $14.7 million of cash and cash equivalents.

On December 2, 2019, Intec Israel entered into the Purchase Agreement with Aspire Capital, pursuant to which, upon the terms and conditions set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of its ordinary shares over the 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, Intec Israel issued to Aspire Capital 30,626 of its ordinary shares, or the Commitment Shares. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Aspire Capital Financing Arrangement”.

Operating Expenses

Intec Israel’s current operating expenses consist of two components, research and development expenses and general and administrative expenses.

Research and Development Expenses

Intec Israel’s research and development expenses during the years ended December 31, 2019 and 2020 relate primarily to the development of AP–CD/LD and advancing the development of other custom designed APs. Intec Israel records expenses for each product candidate on a direct cost basis only, rather than on a project basis. Direct costs, which include contract research organization expenses, clinical trials and pre-clinical trials, expenses related to the establishment of the commercial scale production capabilities for AP-CD/LD, consulting expenses, APIs, and other similar expenses are recorded to the product candidate for which such expenses are incurred. However, salaries and related personnel expenses, indirect materials and costs for facilities and equipment are considered overhead, are shared among all of Intec Israel’s product candidates, and are not recorded on a product-by-product basis. Intec Israel expects its research and development expense to remain its primary expense in the near future as it continues to develop its products. Increases or decreases in research and development expenditures are primarily attributable to the number and/or duration of the clinical studies that Intec Israel will conduct.

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Intec Israel expects that a large percentage of its research and development expense in the future will be incurred in support of its current and future clinical development projects. Due to the inherently unpredictable nature of clinical development processes, Intec Israel is unable to estimate with any certainty the costs it will incur in the continued development of its product candidates in its pipeline for potential commercialization. Clinical development timelines, the probability of success and development costs can differ materially from expectations. Intec Israel expects to complete the clinical trials for its product candidates that are currently in process prior to completion of the Merger.

While Intec Israel is currently focused on advancing its product development, its future research and development expenses will depend on the clinical success of its product candidates, as well as ongoing assessments of the candidates’ commercial potential. As Intec Israel obtains results from clinical studies, it may elect to discontinue or delay clinical studies for one or more of its product candidates in certain indications in order to focus its resources on more promising product candidates. Completion of clinical studies may take several years or more, but the length of time generally varies according to the type, complexity, novelty and intended use of a product candidate.

Intec Israel expects to invest additional significant research and development expenses in the future, as it continues the advancement of its clinical products development. The lengthy process of completing clinical studies and seeking regulatory approval for its product candidates requires the expenditure of substantial resources. Any failure or delay in completing clinical studies, or in obtaining regulatory approvals, could cause a delay in generating product revenue and cause Intec Israel’s research and development expenses to increase and, in turn, have a material adverse effect on its operations. Because of the factors set forth above, Intec Israel is not able to estimate with any certainty when it would recognize any net cash inflows from its projects.

Under applicable accounting rules, Intec Israel deducts from research and development expenses grants and other participation in research and development expenses as incurred.

General and Administrative Expenses

Intec Israel’s general and administrative expenses consist primarily of salaries and expenses related to employee benefits, including share-based compensation, for its general and administrative employees, which includes employees in executive and operational roles, including finance and human resources, as well as consulting, legal and professional services related to its general and administrative operations.

Financial Expense and Income

Financial expense and income consist of interest earned on its cash, cash equivalents and short-term bank deposits; bank fees and other transactional costs; gains/losses from changes in fair value of marketable securities and expenses or income resulting from fluctuations of the NIS and other currencies, in which a portion of its assets and liabilities are denominated, against the U.S. dollar (its functional currency).

Income Tax

During 2019 and 2020, the standard corporate tax rate in Israel was 23%. During 2019 and 2020, the U.S. statutory tax rate was 21%.

Intec Israel has not yet generated taxable income in Israel. Intec Israel has historically incurred operating losses resulting in carry forward tax losses totaling approximately $173.6 million as of December 31, 2020. Intec Israel anticipates that it will continue to generate tax losses for the foreseeable future and that it will be able to carry forward these tax losses indefinitely to future taxable years. Accordingly, Intec Israel does not expect to pay taxes in Israel until it has taxable income after the full utilization of its carry forward tax losses. Intec Israel has provided a full valuation allowance with respect to the deferred tax assets related to these carry forward losses.

During 2019 and 2020, Intec Israel incurred tax expenses of approximately $638,000 and approximately $124,000, respectively, in its U.S. subsidiary.

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Results of Operations

The table below provides its results of operations for the periods indicated.

	Year ended December 31
	2019	2020
	(dollars in thousands)
Research and development expenses, net	$(26,659)	$(6,740)
General and administrative expenses	(8,287)	(7,089)
Impairment of long-lived assets	(13,663)	-
Other Income	1,500	-
Operating loss	(47,109)	(13,829)
Financial income (expenses), net	148	(175)
Loss before income tax	(46,961)	(14,004)
Income tax	(638)	(124)
Net loss	$(47,599)	$(14,128)

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

Research and Development Expenses, Net

Intec Israel’s research and development expenses, net, for the year ended December 31, 2020 amounted to approximately $6.7 million, a decrease of $20.0 million, or approximately 75%, compared to approximately $26.7 million for the year ended December 31, 2019. The decrease was primarily due to the completion of its ACCORDANCE study and Open Label Extension study during 2019, a decrease in expenses related to the scale up activities of the commercial scale manufacturing line, a decrease in payroll and related expenses, mostly due to reduction in headcount and a decrease in share-based compensation.

General and Administrative Expenses

Intec Israel’s general and administrative expenses for the year ended December 31, 2020 amounted to approximately $7.1 million, a decrease of $1.2 million, or approximately 14%, compared to approximately $8.3 million for the year ended December 31, 2019. The decrease was primarily related to a decrease in payroll and related expenses, including reduction in headcount, a decrease in share-based compensation and reduction in associated expenses.

Operating Loss

Because of the foregoing, for the year ended December 31, 2020 Intec Israel’s operating loss was approximately $13.8 million, a decrease of $33.3 million, or approximately 71%, compared to its operating loss for the year ended December 31, 2019 of approximately $47.1 million. The decrease was mainly due to a decrease in research and development expenses, net, as detailed above. In addition, for the year ended December 31, 2019, Intec Israel recorded an impairment charge of approximately $13.7 million of its Production Line and Equipment, net, from the liability described in note 6e(1) to the consolidated financial statements, together “AP-CD/LD Assets, net”, which represents the excess carrying value compared to the fair value of the AP-CD/LD Assets, net.

Financial Income (expenses), Net

For the year ended December 31, 2020, Intec Israel had financial income from interest on cash and cash equivalents in the amount of approximately $39,000 and financial income from change in fair value of marketable securities in the amount of approximately $2,000, offset by financial expenses from foreign currency exchange expenses in the amount of approximately $206,000 and bank fees.

For the year ended December 31, 2019, Intec Israel had financial income from interest on cash and cash equivalents in the amount of approximately $333,000 and financial income from change in fair value of marketable securities in the amount of approximately $13,000, offset by financial expenses from foreign currency exchange expenses in the amount of approximately $183,000 and bank fees.

Income tax

During 2020 and 2019, Intec Israel has not generated taxable income in Israel. However, in 2020 and 2019 Intec Israel incurred tax expenses in its U.S. subsidiary in the amount of approximately $124,000 and approximately $638,000, respectively.

Net Loss

Because of the foregoing, for the year ended December 31, 2020 Intec Israel’s net loss was approximately $14.1 million, a decrease of $33.5 million, or approximately 70%, compared to its net loss for the year ended December 31, 2019 of approximately $47.6 million. The decrease was mainly due to a decrease in research and development expenses, net, as detailed above. In addition, for the year ended December 31, 2019, Intec Israel recorded an impairment charge of approximately $13.7 million of its Production Line and Equipment, net, from the liability described in note 6e(1) to the consolidated financial statements, together “AP-CD/LD Assets, net”, which represents the excess carrying value compared to the fair value of the AP-CD/LD Assets, net.

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Liquidity and Capital Resources

Since Intec Israel’s inception, it has funded its operations primarily through public and private offerings (in Israel and in the U.S.) of its equity securities, grants from the IIA and other grants from organizations such as the Michael J. Fox Foundation, and payments received under the feasibility and related agreements it has entered into with multinational pharmaceutical companies, pursuant to which it is entitled to full coverage of its development costs with regard to the projects specified in those agreements.

As of December 31, 2020, Intec Israel had cash and cash equivalents of approximately $14.7 million. As of December 31, 2019, it had cash and cash equivalents and marketable securities of approximately $10.1 million.

In February 2020, Intec Israel completed an underwritten public offering, pursuant to which it issued 764,000 ordinary shares, pre-funded warrants to purchase 48,500 ordinary shares and warrants to purchase 812,500 ordinary shares. Each pre-funded warrant was exercisable at an exercise price of $0.002 per share. All the pre-funded warrants were exercised following the closing of the offering. Each ordinary share and warrant or pre-funded warrant and warrant were sold together at a combined price of $8.00. Each warrant is exercisable at an exercise price of $8.00 per share and has a term of five years from the date of issuance. The total net proceeds were approximately $5.7 million, after deducting underwriting discounts, commissions and other offering expenses in the amount of approximately $800,000. In addition, in May 2020, Intec Israel completed a registered direct offering with certain institutional investors pursuant to which it sold 814,598 ordinary shares and in a concurrent private placement, it issued to the investors in the offering warrants to purchase up to 407,299 ordinary shares. The warrants are immediately exercisable and expire five and one-half years from issuance at an exercise price of $4.90 per share, subject to adjustment as set forth therein. The total net proceeds were approximately $4.5 million, after deducting placement agent and other offering expenses in the amount of approximately $500,000. In August 2020, Intec Israel completed a further registered direct offering with Aspire Capital, pursuant to which it sold 356,250 ordinary shares at a purchase price of $7.022 per share and pre-funded warrants to purchase 356,250 ordinary shares at a purchase price of $6.822 per warrant to Aspire Capital. Each pre-funded warrant was exercisable at an exercise price of $0.20 per share. All pre-funded warrants were exercised in December 2020. The total net proceeds were approximately $4.7 million, after deducting offering expenses.

Net cash used in operating activities was approximately $11.5 million for the year ended December 31, 2020 compared with net cash used in operating activities of approximately $29.0 million for the year ended December 31, 2019. This decrease resulted primarily from a decrease in company activity, mostly related to reduction in activities related to clinical trials following the completion of Intec Israel’s ACCORDANCE study and Open Label Extension study during 2019 and activities related to scale up activities of the commercial scale manufacturing line.

Intec Israel had positive cash flow from investing activities of approximately $750,000 for the year ended December 31, 2020 compared to negative cash flow from investing activities of approximately $3.2 million for the year ended December 31, 2019. This change resulted primarily from an investment in the establishment of the commercial scale manufacturing line in the amount of approximately $2.9 million in 2019 and a decrease in purchase of property and equipment in the amount of approximately $900,000.

Net cash provided by financing activities for the year ended December 31, 2020 was approximately $16.0 million, which was provided primarily by the proceeds from Intec Israel’s registered direct offering in August 2020 that resulted in net proceeds of approximately $4.7 million, proceeds from its registered direct offering in May 2020 that resulted in net proceeds of approximately $4.5 million, proceeds from its underwritten public offering in February 2020 that resulted in net proceeds of approximately $5.7 million and proceeds from exercise of warrants in the amount of approximately $769,000. Net cash provided by financing activities for the year ended December 31, 2019 was approximately $2.4 million, which was provided by funds received from the sale of its ordinary shares under its “at-the-market” equity offering program and proceeds from the exercise of options by employees.

At-the-Market Equity Offering Program

Pursuant to that certain Sales Agreement, dated March 1, 2019, or the Sales Agreement, by and between Intec Israel and Cowen and Company, LLC, Intec Israel may elect from time to time, to offer and sell ordinary shares through an “at the market offering” as defined in Rule 415(a)(4), or the ATM Offering, promulgated under the Securities Act having an aggregate offering price of up to $75,000,000. Under a prospectus supplement dated March 28, 2019, Intec Israel sold an aggregate of 138,794 ordinary shares for gross proceeds of $2.6 million. On March 13, 2020, Intec Israel updated the aggregate amount that may be issued and sold under the ATM Offering and filed a prospectus supplement pursuant to which it may offer and sell, from time to time, ordinary shares having an aggregate offering price of up to $9.8 million. From March 13, 2020 to May 4, 2020, Intec Israel did not issue or sell any of its ordinary shares under the ATM Offering. On May 4, 2020, Intec Israel terminated the prospectus supplement dated March 13, 2020, but the Sales Agreement remains in full force and effect.

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Aspire Capital Financing Arrangement

On December 2, 2019, Intec Israel entered the Purchase Agreement with Aspire Capital, pursuant to which provides that, upon the terms and conditions set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of Intec Israel’s ordinary shares over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, Intec Israel also entered into a registration rights agreement with Aspire Capital, or the Registration Rights Agreement, in which Intec Israel agreed to file with the SEC one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register for sale under the Securities Act for the sale of its ordinary shares that have been and may be issued to Aspire Capital under the Purchase Agreement.

Intec Israel filed with the SEC a prospectus supplement to its effective shelf registration statement on Form S-3 (File No. 333-230016) registering all of the ordinary shares that may be offered to Aspire Capital from time to time. Under the Purchase Agreement, on any trading day selected by Intec Israel, Intec Israel has the right, in its sole discretion, to present Aspire Capital with a purchase notice, each, a Purchase Notice, directing Aspire Capital (as principal) to purchase up to 10,000 of its ordinary shares in an amount no greater than $500,000 per business day, up to $10.0 million of its ordinary shares in the aggregate at a per share price, or the Purchase Price, equal to the lesser of:

●	the lowest sale price of its ordinary shares on the purchase date; or

●	the arithmetic average of the three (3) lowest closing sale prices for its ordinary shares during the ten (10) consecutive trading days ending on the trading day immediately preceding the purchase date.

Intec Israel and Aspire Capital also may mutually agree to increase the dollar amount to greater than $500,000 and the number of ordinary shares that may be sold to as much as an additional 100,000 ordinary shares per business day, respectively.

In addition, on any date on which Intec Israel submits a Purchase Notice to Aspire Capital in an amount equal to at least 10,000 ordinary shares, Intec Israel also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, each, a VWAP Purchase Notice, directing Aspire Capital to purchase an amount of ordinary shares equal to up to 30% of the aggregate of its ordinary shares traded on its principal market on the next trading day, or the VWAP Purchase Date, subject to a maximum number of 12,500 ordinary shares. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for Intec Israel’s ordinary shares traded on its principal market on the VWAP Purchase Date.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. Intec Israel may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that Intec Israel and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of Intec Israel’s ordinary shares is less than $0.25. There are no trading volume requirements or restrictions under the Purchase Agreement, and Intec Israel will control the timing and amount of sales of its ordinary shares to Aspire Capital. Aspire Capital has no right to require any sales by Intec Israel, but is obligated to make purchases from Intec Israel as directed by Intec Israel in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, Intec Israel issued to Aspire Capital the Commitment Shares. The Purchase Agreement may be terminated by Intec Israel at any time, at its discretion, without any cost to it. Aspire Capital has agreed that neither Intec Israel nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of its ordinary shares during any time prior to the termination of the Purchase Agreement. Any proceeds from Intec Israel received under the Purchase Agreement are expected to be used to fund its research and development activities, for working capital and for general corporate purposes.

The Purchase Agreement provides that the number of ordinary shares that may be sold pursuant to the Purchase Agreement will be limited to 350,120 ordinary shares, or the Exchange Cap, which represents 19.99% of Intec Israel’s outstanding ordinary shares on December 2, 2019, unless shareholder approval or an exception pursuant to the rules of the Nasdaq Capital Market is obtained to issue more than 19.99%. This limitation will not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all ordinary shares issued under the Purchase Agreement is equal to or greater than $9.7956, which is the price equal to the closing sale price of Intec Israel’s ordinary shares immediately preceding the execution of the Purchase Agreement. Intec Israel is not required or permitted to issue any ordinary shares under the Purchase Agreement if such issuance would breach its obligations under the rules or regulations of the Nasdaq Capital Market or other applicable law (including, without limitation, the Israeli Companies Law – 1999, as amended, or the Israeli Companies Law). Intec Israel may, in its sole discretion, determine whether to obtain shareholder approval to issue more than 19.99% of its outstanding ordinary shares hereunder if such issuance would require shareholder approval under the rules or regulations of the Nasdaq Capital Market or the Israeli Companies Law.

In April 2021, Intec Israel sold 319,393 ordinary shares under the Purchase Agreement at a purchase price of $3.7767 per share, for a total consideration of approximately $1.2 million.

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Current Outlook

Intec Israel believes that it has adequate cash to fund its ongoing activities through the completion of the Merger and into the first quarter of 2022. However, changes may occur that would cause it to consume its existing cash prior to that time, including the costs to consummate the Merger. Intec Israel agreed, among other things, that prior to the Closing it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment or that it would otherwise take steps related to the divestment of assets or disposal and satisfaction of liabilities of its Accordion Pill business, to be effected immediately after Closing. The Closing is also conditioned on a Closing Financing by Intec Israel or Intec Parent such that upon Closing (taking into account of the proceeds to be received with respect to such financing), the combined net cash of Intec Parent will be not less than $30 million and not more than $50 million and which represents an agreed minimum valuation derived from the Exchange Ratio for Intec Parent following the Closing. Although Intec Israel has entered into the Merger Agreement and intend to consummate the Merger, there is no assurance that it will be able to successfully complete the Merger on a timely basis, or at all. If, for any reason, the Merger is not consummated and Intec Israel is unable to continue to operate the Accordion Pill business or identify and complete an alternative strategic transaction like the Merger, Intec Israel may be required to dissolve and liquidate its assets. In such case, Intec Israel would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left to distribute to its shareholders after paying its debts and other obligations and setting aside funds for reserves.

Intec Israel is also closely monitoring ongoing developments in connection with the COVID-19 pandemic, which has resulted in disruptions to its partnering efforts and may negatively impact its commercial prospects and its ability to raise capital. As of the date of issuance of these consolidated financial statements, the extent to which the COVID-19 pandemic may materially impact Intec Israel’s financial condition, liquidity, or results of operations is uncertain. As a result of these uncertainties, there is substantial doubt about Intec Israel’s ability to continue as a going concern within one year after the issuance date of these financial statements. For more information, see note 1(b) in its consolidated financial statements for the year ended December 31, 2020.

Developing drugs, conducting clinical trials, obtaining commercial manufacturing capabilities and commercializing products is expensive and Intec Israel will need to raise substantial additional funds to achieve its strategic objectives. Intec Israel will require significant additional financing in the future to fund its operations, including if and when it progresses into additional clinical trials, obtain regulatory approval for one or more of its product candidates, obtain commercial manufacturing capabilities and commercialize one or more of its product candidates. Intec Israel’s future capital requirements will depend on many factors, including, but not limited to:

●	the timing of and its ability to complete the Merger;

●	the progress and costs of its clinical trials and other research and development activities;

●	the scope, prioritization and number of its clinical trials and other research and development programs;

●	the amount of revenues and contributions it receives under future licensing, collaboration, development and commercialization arrangements with respect to its product candidates;

●	the impact of the COVID-19 pandemic;

●	the costs of the development and expansion of its operational infrastructure;

●	the costs and timing of obtaining regulatory approval for one or more of its product candidates;

●	the ability of it, or its collaborators, to achieve development milestones, marketing approval and other events or developments under its potential future licensing agreements;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the costs and timing of securing manufacturing arrangements for clinical or commercial production;

●	the costs of contracting with third parties to provide sales and marketing capabilities for it or establishing such capabilities itself;

●	the costs of acquiring or undertaking development and commercialization efforts for any future products, product candidates or technology;

●	the magnitude of its general and administrative expenses;

●	market conditions; and

●	any cost that it may incur under future in- and out-licensing arrangements relating to one or more of its product candidates.

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Until Intec Israel can generate significant recurring revenues, Intec Israel expects to satisfy its future cash needs through capital raising. Intec Israel cannot be certain that additional funding will be available to it on acceptable terms, if at all. If funds are not available, Intec Israel may be required to delay, reduce the scope of or eliminate research or development plans for, or commercialization efforts with respect to, one or more of its product candidates and make necessary change to its operations to reduce the level of its expenditures in line with available resources.

Contractual Obligations

Intec Israel’s significant contractual obligations as of December 31, 2020 included the following:

	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Operating Lease Obligations in thousands of $ (payments due by June 1, 2023)	$976	$625	$351	—	—

(1)	Operating lease obligations consist of lease of its facilities and lease of vehicles.

Off-Balance Sheet Arrangements

Intec Israel has no off-balance sheet arrangements that have had or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Trend Information

Intec Israel is a development stage company and it is not possible for it to predict with any degree of accuracy the outcome of its research and development efforts. As such, it is not possible for Intec Israel to predict with any degree of accuracy any significant trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on its net loss, liquidity or capital resources, or that would cause financial information to not necessarily be indicative of future operating results or financial condition. However, to the extent possible, certain trends, uncertainties, demands, commitments and events are in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Critical Accounting Policies

This discussion and analysis of Intec Israel’s financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires Intec Israel to make estimates that affect the reported amounts of its assets, liabilities and expenses. Significant accounting policies employed by it, including the use of estimates, are presented in the notes to the consolidated financial statements included elsewhere in this proxy statement/prospectus. Intec Israel periodically evaluates its estimates, which are based on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Critical accounting policies are those that are most important to the portrayal of its financial condition and results of operations and require its subjective or complex judgments, resulting in the need to make estimates about the effect of matters that are inherently uncertain. If actual performance should differ from historical experience or if the underlying assumptions were to change, Intec Israel’s financial condition and results of operations may be materially impacted.

Share-based payments

The fair value of equity-based payment transactions is recognized as an expense over the requisite service period and computed using the Black-Scholes model. Intec Israel recognizes compensation costs for awards conditioned only on continued service and which have a graded vesting schedule using the straight-line method based on the multiple-option award approach. Performance based awards are expensed over the vesting period when the achievement of performance criteria is probable.

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Long-Lived Assets

Intec Israel evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s assumptions and market conditions. If any of its long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

As of December 31, 2020, Intec Israel performed an impairment assessment on production equipment for commercial scale manufacturing of AP-CD/LD at LTS since the uncertainty that the company will initiate operation for commercial manufacturing in the foreseeable future. Based on this assessment, as of December 31, 2020, the fair value of these assets was higher than its net book value and no impairment was recorded for the year ended December 31, 2020. The fair value was determined using the combination of market approach and cost approach (level 3). This method utilized significant estimates and assumptions which include adjustments to the historical cost that derived from brokers or manufacturers who are active in the used equipment market and other relevant market data.

Intec Israel believes the assumptions used in its impairment assessment are reasonable, and any changes in the actual market conditions versus the assumptions used in the model could result in a change in estimated future cash flows, which may result in an additional impairment charge on these assets in the future. Intec Israel intends to continue to evaluate these assets for additional impairment whenever events or changes in circumstances indicate that the fair value amount of such assets may not be recoverable.

Government Policies and Factors

Intec Israel believes certain governmental policies and factors could materially affect, directly or indirectly, its operations or your investment. Please see “Risk Factors — Risks Related to Intec Israel’s Business Strategy and Operations” and “Risk Factors — Clinical Development, Manufacturing and Regulatory Approval of Intec Israel’s Product Candidates”.

Recently Issued Accounting Pronouncements

Certain recently issued accounting pronouncements are discussed in Note 2, Summary of Significant Accounting Policies, to the consolidated financial statements included in “Financial Statements and Supplementary Data” of this proxy statement/prospectus.

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BUSINESS OF DECOY

Business Overview

Decoy Biosystems, Inc. is a privately-held, San Diego, California-based, pre-clinical biotechnology company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy.

Decoy’s approach utilizes attenuated and killed, non-pathogenic bacteria, which safely activate anti-tumor and anti-viral immune responses by briefly tricking the body into thinking that an infection is present. Decoy is dedicated to enhancing and expanding curative cancer immunotherapy for patients with unresectable or metastatic solid tumors and lymphomas, which are responsible for approximately 90% of all cancer deaths.

Unlike many competitor products, Decoy’s technology does not depend on targeting with or to a specific antigen, providing broad applicability across multiple indications. Decoy’s products are designed to have a much shorter half-life and produce less systemic exposure than small molecule, antibody or human cell-based therapies, potentially reducing the risk of non-specific auto-immune reactions. Decoy’s technology produces single agent activity and/or combination therapy-based durable responses of lymphoma, hepatocellular, colorectal and pancreatic tumors and is also active against hepatitis B virus (HBV) and HIV infection in standard pre-clinical models. Decoy has carried out a Pre-IND meeting with the US FDA, plans to file an IND in the second half of 2021 and then initiate a Phase 1 clinical trial targeting tumors that exhibit low durable response rates to current immunotherapy. Target indications include colorectal, hepatocellular (± HBV), bladder, cervical, pancreatic carcinoma, and non-Hodgkin’s lymphoma, which account for 26% of yearly cancer cases and over 29% of yearly cancer deaths world-wide.

Historically, Decoy has operated virtually with a team of highly experienced consultants and advisors, carrying out research and development at contract research organizations. Decoy has a broad patent portfolio with 31 issued or granted patents. Decoy was funded initially by its founder, angel investors and The Leukemia and Lymphoma Society. Decoy has raised approximately $14 million to date, is funded through the submission of the Investigational New Drug (IND) stage and is currently working on preparing for its Phase 1 clinical trial.

Background

Approved immunotherapies, such as Interluekin-2, Interferon-alpha and the more recently approved “checkpoint” and CAR-T therapies produce durable responses in a few percent to about fifty percent of patients across about a dozen out of over one hundred different types of cancer. Although checkpoint therapies are able to effectively cure many previously incurable patients, only about 15% of patients receiving this type of therapy respond. The main limitation of existing immunotherapies is that they each activate only one or a small number of key steps in either the innate or adaptive immune system, but there is general agreement that highly efficient cancer immunotherapy will require activation of both innate and adaptive immunity. The human body’s innate and adaptive immune systems are each capable of cell-mediated destruction of tumors if the tumor cells are recognized as foreign or damaged. Activation of innate and adaptive responses is also dependent on immune cells sensing the presence of “danger.” The most potent immune cell activating danger signals are released by bacteria and viruses in the setting of infection, and include agonists of immune cell receptors, such as Toll-Like (TLR), NOD and STING. Bacterial danger signals, including TLR agonists are called pathogen-associated molecular patterns (PAMPs) and can activate both innate and adaptive immune cells, including antigen-presenting cells, promoting innate (NK, macrophage) and adaptive (T cell-mediated) destruction of tumors.

The oldest form of cancer immunotherapy involves the provision of decoy danger signals from bacteria. It was based on the long-standing observation of tumor regression in the setting of bacterial infection. Treatment of cancer patients with heat-killed bacteria (“Coley’s toxins”) was established in 1891, and used for 70 years with significant success. For example, ≥5-year survival was reported for 45% of 432 inoperable sarcoma, lymphoma, melanoma, and carcinoma patients. Despite this success, several limitations led to the abandonment of this approach by the pharmaceutical industry. Although there was an indication that Coley’s toxins worked best when administered intravenously (i.v.), it was too toxic when given by this route, limiting the approach to local administration, which produced highly variable results. Another limitation was lack of knowledge about the mechanism of action, preventing optimization and standardization of manufacturing, leading to another source of variability in clinical response. Due to this high variability, Coley’s toxins was not grandfathered-in as an approved drug by the FDA in 1963 and was supplanted by radiation and chemotherapy, despite the fact that these more modern approaches rarely produce durable responses in advanced cancer patients.

Scientists now understand the mechanism of action of Coley’s toxins. Gram-negative bacteria contain multiple immune-stimulating danger signals, including TLR agonists such as lipopolysaccharide (LPS). Bacteria and purified or mono-specific TLR agonists, including LPS derivatives, have been validated and approved for prevention and treatment of early stage cancer. However, a safe and effective TLR agonist-based approach for advanced cancer has been elusive, possibly due to limitations in the ability of intratumorally administered, mono-specific TLR agonists to induce potent, systemic anti-tumor immune responses. In addition, the intratumoral approach is not feasible with all tumor types or patients. Decoy’s hypothesis is that an effective TLR agonist-based immunotherapy for advanced cancer will require invention of a packaged, multi-TLR agonist or multi-danger signal product that is modified or attenuated to allow safe i.v. administration.

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Decoy’s Approach

Decoy’s patented approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor immune responses can be achieved by using intact bacteria, containing multiple PAMPs, which have been attenuated so that they can be administered safely intravenously. Because LPS appears to be the most important contributor to both toxicity and efficacy, Decoy’s patented products are single strains of killed, non-pathogenic Gram-negative bacteria that have been treated to kill the bacteria and significantly reduce, but not completely eliminate, the cell surface lipopolysaccharide (LPS)-endotoxin activity. Decoy’s products are designed to have enhanced i.v. safety and sufficient residual LPS to synergize with other PAMPs in the bacteria to efficiently prime innate and adaptive immune pathways. This leads to broad anti-tumor responses, including safe, synergistic regressions and durable responses with five different classes of existing anti-tumor agents, including checkpoint therapy, targeted antibody therapy and low-dose chemotherapy. Tumor eradication by Decoy technology produces both innate and adaptive immunological memory and, importantly, does not require provision of an exogenous tumor antigen, probably due to the ability of LPS and other PAMPS to activate dendritic cells that have already captured a tumor antigen.

All immune cells can participate in killing of tumors and viruses. As illustrated below, current therapies activate only one or a small subset of both pathways and cure only a small percentage of patients.

Decoy bacteria, however, are engineered to synergize with existing therapies to activate both innate and adaptive immune cells, inducing efficient anti-tumor immune responses with a wide safety margin. Induction of adaptive anti-tumor immune responses and immunological memory by Decoy bacteria does not require an exogenous tumor antigen.

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Innate and adaptive immune responses require identification of a tumor as foreign or not self. However, most steps required for migration and activation of immune cells are unrelated to the tumor or are tumor non-specific. All innate and adaptive non-specific steps are induced or promoted by immune system “danger signal” molecules, such as those found in Decoy bacteria. Bacteria-derived danger signals are also able to enhance the processing and recognition of tumor antigens, which are frequently present, but not “seen” by the immune system.

Results

Decoy has developed patented treatment methods (and associated patented compositions) for attenuation and killing of non-pathogenic, Gram-negative bacteria (31 issued or granted patents). Decoy-treated bacteria induce significantly less systemic toxicity than untreated bacteria, but are still able to activate innate and adaptive immune responses. Despite exhibiting reduced in vivo pyrogenicity and toxicity, Decoy bacteria are able to induce cytokine and chemokine secretion from mouse and human immune cells at levels comparable to those seen with untreated bacteria. Decoy bacteria are also able to synergize with human immune cells to kill human tumor cells in vitro.

Decoy has observed significant single agent anti-tumor activity and/or combination therapy-mediated regression with durable response of established non-Hodgkin’s lymphoma, as well as colorectal, hepatocellular and pancreatic carcinoma in pre-clinical syngeneic and human tumor xenograft models. Decoy bacteria safely synergize with each of five different classes of approved agents, including checkpoint therapy, targeted antibodies, low-dose chemotherapy, non-steroidal anti-inflammatory drugs (NSAIDs) and cytokines to induce tumor regression, providing significant flexibility for targeting of diverse types of cancer. Decoy technology eradicates tumors via activation of both innate (NK cell) and adaptive (CD4+ and CD8+ T cell) mechanisms, producing both innate and adaptive immunological memory. Tumor eradication occurs at non-toxic doses of Decoy bacteria, with a very wide (10 to ≥33-fold) therapeutic index. Significant mechanism of action information has also been obtained, via gene expression analysis with treated tumors and plasma cytokine analysis, demonstrating that Decoy combination technology turns “cold” tumors into “hot” tumors and induces, activates or recruits innate and adaptive genes, cells and pathways. Immune cell pre-depletion studies have demonstrated that both innate (NK) and adaptive (CD4 T and CD8 T) immune cells are involved in tumor eradication. Decoy has also demonstrated significant single agent activity against chronic Hepatitis B virus (HBV) and human immunodeficiency virus (HIV) infection in standard pre-clinical models.

Decoy has carried out successful GMP manufacturing and stability studies with its lead product, Decoy20. In addition, IND-enabling multi-dose toxicology studies are nearing completion and have not produced sustained induction of factors that are associated with cytokine release syndrome. Decoy plans to file an IND in the second half of 2021 and then initiate a Phase 1 clinical trial with solid tumor and lymphoma patients.

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The chart above demonstrates that Decoy bacteria synergize with Anti-PD-1 Checkpoint therapy to regress established mouse hepatocellular carcinoma (HCC) Tumors. All mice (all groups) received a low-dose, non-steroidal anti-inflammatory drug (NSAID/Indomethacin), which increases the number of regressions in the combination setting. Most regressions were durable, with 5/6 combination regressions stable through termination at Day 91 and in a repeat experiment through termination at Day 143 (see next Figure below) (CR = complete response or complete regression). The repeat experiment also produced safe, 5/6 or 6/6 durable regressions per group over a 33-fold Decoy concentration range, demonstrating a very wide therapeutic index. Similar tumor eradication results have been obtained by combining Decoy bacteria with low-dose chemotherapy in a mouse non-Hodgkin’s lymphoma model. Eradication of established non-Hodgkin’s lymphoma tumors by Decoy technology has also been observed with human tumor xenografts, via activation of the innate immune system. Michael J. Newman. Development and preclinical efficacy characterization of a systemically administered multiple Toll-like receptor (TLR) agonist for antitumor immunotherapy [abstract]. In: Proceedings of the Fourth CRI-CIMT-EATI-AACR International Cancer Immunotherapy Conference: Translating Science into Survival; Sept 30-Oct 3, 2018; New York, NY. Philadelphia (PA): AACR; Cancer Immunol Res 2019;7(2 Suppl):Abstract nr B178.

The chart above illustrates that the synergistic tumor eradication by Decoy and Anti-PD-1 produces immunological memory. Established tumors were regressed in 11 mice by combination treatment as in the Figure above and then the mice were re-challenged with fresh HCC tumor cells, without further treatment. All of the new tumors were rejected. Similar results have been obtained by combining Decoy bacteria with low-dose chemotherapy in a non-Hodgkin’s lymphoma model.

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Business Strategy

Decoy’s mission is to enhance and expand curative cancer immunotherapy for patients with unresectable or metastatic solid tumors and lymphomas, which are responsible for approximately 90% of all cancer deaths. Decoy intends to initiate a Phase 1 clinical trial in 2022 with advanced solid tumor and lymphoma patients. The trial will include a dose escalation to determine the side-effect profile and recommended Phase 2 dose, an expansion with tumor types that may be responsive, and a Phase 1b combination trial with Checkpoint Therapy, targeted antibodies and/or low-dose chemotherapy. Its business strategy includes:

●	Adding operational, financial and management information systems and personnel, including personnel to support its planned product development and commercialization efforts, as well as to support its transition to a public reporting company;

●	Filing an IND in the second half of 2021 and then initiating a Phase 1 clinical trial for Decoy20, targeting solid tumors, lymphoma and possibly also hepatocellular carcinoma-associated HBV infection;

●	Expanding its bacterial product platform to target additional types of cancer, as well as additional infectious diseases;

●	Maintaining, expanding and protecting its intellectual property portfolio; and

●	Seeking regulatory approvals for any product candidates that successfully complete clinical trials.

Competitive Advantages

Decoy bacteria contain multiple constituents, capable of priming or activating many of the cellular components of both innate and adaptive immunity, but have been attenuated by a patented process to reduce the potential for over-stimulation of the immune system and consequential induction of undesirable autoimmune reactions. Decoy bacteria are also likely to be cleared very quickly by the liver and spleen, which may further reduce the risk of non-specific autoimmune side effects, relative to other types of immunotherapy that are designed for continuous exposure. Decoy believes a short Decoy exposure is sufficient to act alone and as a “primer” to enhance other products. Additionally, Decoy’s products can be manufactured by a highly cost-efficient process, potentially providing accelerated patient access in both developed and developing geographical regions.

Governmental Regulation

Decoy operates in a highly regulated industry that is subject to significant federal, state, local and foreign regulation. Its present and future business strategy has been, and will continue to be, subject to a variety of laws including, the FDCA, subject to a variety of laws including, the FDCA and the Public Health Service Act (PHSA), among others.

The FDCA, PHSA, and other federal and state statutes and regulations govern the testing, manufacturing, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of Decoy’s products. As a result of these laws and regulations, product development and product approval processes are very expensive and time-consuming.

FDA Approval Process

In the United States, pharmaceutical products, including biologics, are subject to extensive regulation by the FDA. The FDCA and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacturing, storage, record keeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs or BLAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution.

Pharmaceutical product development in the United States typically involves preclinical laboratory and animal tests, the submission to the FDA of an IND, which must become effective before clinical testing may commence, and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug or biologic for each indication for which FDA approval is sought. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

Pre-clinical tests include laboratory evaluation as well as animal trials to assess the characteristics and potential pharmacology and toxicity of the product. The conduct of the pre-clinical tests must comply with federal regulations and requirements including good laboratory practices. The results of pre-clinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long term pre-clinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has not objected to the IND within this 30-day period, the clinical trial proposed in the IND may begin.

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Clinical trials involve the administration of the investigational drug to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted in compliance with federal regulations and good clinical practices (“GCP”) as well as under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. The clinical trial protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board (“IRB”) for approval. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions.

Clinical trials to support NDAs or BLAs, which are applications for marketing approval, are typically conducted in three sequential Phases, but the Phases may overlap. In oncology Phase 1 trials, the investigational drug candidate is typically given to cancer patients who have failed all approved products in order to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population, to determine the effectiveness of the investigational drug for a particular indication or indications, dosage tolerance and optimum dosage, and identify common adverse effects and safety risks.

If an investigational cancer drug demonstrates significant evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, it may be considered for accelerated approval, although more often, Phase 3 clinical trials are undertaken to obtain additional information about clinical efficacy and safety in a larger number of patients, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the investigational drug and to provide adequate information for its labeling.

After completion of the required clinical testing, an NDA or, in the case of a biologic, a BLA, is prepared and submitted to the FDA. FDA approval of the marketing application is required before marketing of the product may begin in the United States. The marketing application must include the results of all preclinical, clinical and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, and controls.

The FDA has 60 days from its receipt of an NDA or BLA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of marketing applications. Most such applications for non-priority drug products are reviewed within ten months. The review process may be extended by the FDA for three additional months to consider new information submitted during the review or clarification regarding information already provided in the submission. The FDA may also refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving a marketing application, the FDA will typically inspect one or more clinical sites to assure compliance with GCP.

Additionally, the FDA will inspect the facility or the facilities at which the drug product is manufactured. The FDA will not approve the NDA or, in the case of a biologic, the BLA unless compliance with GMP is satisfactory and the marketing application contains data that provide substantial evidence that the product is safe and effective in the indication studied. Manufacturers of biologics also must comply with FDA’s general biological product standards.

After the FDA evaluates the NDA or BLA and the manufacturing facilities, it issues an approval letter or a complete response letter. A complete response letter outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed in a resubmission of the marketing application, the FDA will re-initiate their review. If the FDA is satisfied that the deficiencies have been addressed, the agency will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. It is not unusual for the FDA to issue a complete response letter because it believes that the drug product is not safe enough or effective enough or because it does not believe that the data submitted are reliable or conclusive.

An approval letter authorizes commercial marketing of the drug product with specific prescribing information for specific indications. As a condition of approval of the marketing application, the FDA may require substantial post-approval testing and surveillance to monitor the drug product’s safety or efficacy and may impose other conditions, including labeling restrictions, which can materially affect the product’s potential market and profitability. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

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Other Regulatory Requirements

FDA Post-Approval Requirements

Once an NDA or BLA is approved, a product will be subject to certain post-approval requirements. For instance, the FDA closely regulates the post-approval marketing and promotion of therapeutic products, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet.

Biologics may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new BLA or BLA supplement, before the change can be implemented. A BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing BLA supplements as it does in reviewing BLAs. Decoy cannot be certain that the FDA or any other regulatory agency will grant approval for its product candidate for any other indications or any other product candidate for any indication on a timely basis, if at all.

Adverse event reporting and submission of periodic reports is required following FDA approval of a BLA. The FDA also may require post-marketing testing, known as Phase IV testing, risk evaluation and mitigation strategies, and surveillance to monitor the effects of an approved product or place conditions on an approval that could restrict the distribution or use of the product. In addition, quality control as well as product manufacturing, packaging, and labeling procedures must continue to conform with cGMP after approval. Manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA during which the agency inspects manufacturing facilities to assess compliance with GMP. Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality control to maintain compliance with GMP. Regulatory authorities may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing, or if previously unrecognized problems are subsequently discovered.

Corporate Information

Decoy was incorporated under the laws of the State of Delaware on August 7, 2013. Decoy’s principal executive offices are located at 3210 Merryfield Row, San Diego, California 92121, its telephone number is (858) 492-0485 and its website is www.decoybio.com. Information on or accessed through Decoy’s website is not incorporated into this proxy statement/prospectus.

Employees

As of the date of this proxy statement/prospectus, Decoy had one full-time employee and one part-time employee. None of Decoy’s employees are represented by labor unions or covered by collective bargaining agreements. Decoy considers its relationship with its employees to be good.

Properties

Decoy leases office space in San Diego, California. Decoy believes that its current facilities are adequate to meet its needs for the near future and that suitable additional or alternative space will be available on commercially reasonable terms to accommodate Decoy’s foreseeable future operations.

Legal Proceedings

Decoy may become a party to certain other litigation that is either judged to be not material or that arises in the ordinary course of business from time to time. As of May 12, 2021, Decoy is not involved in any pending or threatened legal actions or proceedings against Decoy, other than in the paragraph set forth below.

Four lawsuits have been filed against Intec Israel and the members of the Intec Israel board of directors in federal court: St Hilarie v. Intec Pharma Ltd, et al., 1:21-cv-04000-JSR (filed May 5, 2021, Southern District of New York); Minh Tran v. Intec Pharma Ltd., et al., 1:21-cv-04026-JSP (filed May 5, 2021, Southern District of New York); Craig Davidson v. Intec Pharma Ltd. et al., 1:21-cv-00673-UNA (filed May 7, 2021, District of Delaware); and Jordan Sanchez Figueroa v. Intec Pharma Ltd. et al., 1:21-cv-02621 (filed May 11, 2021, Eastern District of New York). The Davidson lawsuit also names Decoy and certain entities involved in the Merger as defendants. All four complaints allege that Intec Israel and its board violated federal securities laws by allegedly failing to disclose all material information in connection with the Merger. Although it is still too early to assess and predict the probable outcome of these complaints, Decoy believes that these lawsuits are without merit and intends to defend itself vigorously in the actions in which it is a party.

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DECOY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

DECOY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help you understand Decoy’s financial condition and results of operations for the years ended December 31, 2020 and December 31, 2019. You should read the following discussion and analysis together with Decoy’s audited financial statements and the notes to the financial statements included with this prospectus. Statements in the following discussion that are not historical in nature are forward looking statements, and inherently subject to risk. Decoy’s future financial condition and results of operations will vary from its historical financial condition and results of operations described below based on a variety of factors. You should carefully review the risks described in this prospectus, which identify certain important factors that could cause Decoy’s future financial condition and results of operations to vary from its historical operations and from its current expectations of future results.

Overview

Decoy is a pre-clinical stage biotechnology company dedicated to enhancing and expanding curative cancer immunotherapy for patients with unresectable or metastatic solid tumors and lymphomas, which are responsible for more than 90% of all cancer deaths. Decoy is developing a novel, multi-targeted product that safely activates both innate and adaptive anti-tumor and anti-viral immune responses.

Decoy has not generated revenue to date and has incurred net losses and utilized cash in operations since its inception. Decoy’s current business operations are focused on the clinical testing and commercialization of its lead product candidate, Decoy20.

Decoy has financed its operations during the years ended December 31, 2020 and 2019 primarily through proceeds from the Series Seed preferred stock issued in 2018. Decoy supplemented its cash position during the years ended December 31, 2020 and 2019 and in March and April 2021 through the issuance of Simple Agreements for Future Equity (“SAFEs”), issuing a series of SAFEs with accredited investors in exchange for an aggregate purchase price of $5.9 million. The SAFEs were all issued with a “Valuation Cap” of $25 million.

Decoy’s operations comprise one business segment for financial reporting purposes.

Critical Accounting Policies and Estimates

Decoy’s financial statements included in this report have been prepared in accordance with U.S. GAAP. The preparation of Decoy’s financial statements in accordance with U.S. GAAP requires that Decoy make estimates and assumptions that affect the amounts reported in its financial statements and their accompanying notes. Accounting estimates or assumptions are inherently subject to change, and certain estimates or assumptions are difficult to measure or value. Decoy’s estimates are based on historical experience, industry standards, and various other assumptions that Decoy’s management believe are reasonable under the circumstances. While Decoy’s estimates are based on assumptions that Decoy’s management considered reasonable at the time they were made, actual results may differ from Decoy’s estimates, perhaps significantly.

Decoy believes that the following accounting policies involve the most complex judgments concerning assumptions and estimates with the greatest potential impact on its financial statements. Therefore, Decoy considers these to be its critical accounting policies and estimates. For further information on all of Decoy’s significant accounting policies, see the notes to Decoy’s financial statements included in this prospectus.

Accounting for Research and Development Costs

Decoy records the costs associated with services provided by contract research organizations (“CROs”) and contract manufacturing organizations (“CMOs”) as they are incurred. Though the scope and timing of work are generally based on signed agreements, some judgement is involved in determining periodic expenses because payment flows do not always match the periods over which services and materials are provided to Decoy. As a result, Decoy’s management is required to make estimates of services received and efforts expended pursuant to agreements established with these third-parties at each period-end date. During the year ended December 31, 2020, Decoy incurred $2.7 million of research and development expenses. At December 31, 2020, Decoy recorded an accrued liability of approximately $64,000 for expenses incurred, but not yet invoiced, and a prepaid expense of approximately $84,000 for payments made that relate to future periods. Over or under estimating the services received or efforts expended could cause Decoy to overstate or understate research and development expenses incurred within a reporting period, and related accrued and prepaid expenses.

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Stock-Based Compensation

Decoy measures and records the expense related to stock-based payment awards based on the fair value of those awards on the date of grant. Decoy uses the Black-Scholes-Merton (“Black-Scholes”) option pricing model to establish the fair value. Decoy recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, on a straight-line basis. For stock options with performance conditions, Decoy records compensation expense when it is deemed probable that the performance condition will be met. The Black-Scholes model requires that Decoy’s management make certain estimates regarding the fair value of Decoy’s common stock, expected stock volatility, expected term, the risk–free interest rate, dividend yield, and the expected forfeiture rate, to derive an estimated fair value. The use of different assumptions would increase or decrease the related determination of fair value, increasing or decreasing the compensation expense related to a particular stock-based award.

Recent Accounting Pronouncements

See Note 2 to the financial statements included elsewhere in this prospectus for disclosure and discussion of new accounting standards and their potential impact on Decoy’s financial statements.

Results of Operations

December 31, 2020 Compared to December 31, 2019

The following tables sets forth Decoy’s results of operations for the years ended December 31, 2020 and 2019, and the relative dollar and percentage change between the two years.

	Year Ended December 31,		Change (2020 to 2019)
	2020	2019	($)%
Operating expenses:
Research and development	$2,655,017	$2,089,150	565,867	27.1%
General and administrative	944,248	542,556	401,692	74.0%
Total operating expenses	3,599,265	2,631,706	967,559	36.8%

Loss from operations	(3,559,265)	(2,631,706)	967,559	36.8. %

Other income, net	15,114	66,499	(51,385)	(77.3)%
Net loss	(3,584,151)	(2,565,207)	(1,018,944)	39.7%
Net loss attributable to common stockholders per share, basic and diluted	$(4.89)	$(3.50)

Research and development expenses consist primarily of fees paid to CROs, as well as compensation expenses for certain employees involved in the planning, managing, and analyzing the work of the CROs. Research and development expenses increased in the year ended December 31, 2020 over 2019 primarily as a result of the manufacturing of a batch of Decoy20 under good manufacturing practices. This increase was partially offset by decreases in expenditures related to Hepatitis B and HIV studies.

General and administrative expenses include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, facility costs (including rent), professional service fees, and other general overhead costs, including depreciation, to support the Decoy’s operations. General and administrative expenses increased in the year ended December 31, 2020 over 2019 primarily as a result of legal fees associated with the Merger, as well as employee costs and patent and intellectual property legal costs.

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Other income for the years ended December 31, 2020 and 2019 was comprised of interest earned on deposits. Other income decreased in the year ended December 31, 2020 compared to 2019 as a result of the decreasing balance of said deposits combined with lower interest rates.

Liquidity and Capital Resources

The following table summarizes Decoy’s liquidity and working capital position on December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Cash and cash equivalents	$1,637,499	$3,798,955
Other current assets	94,500	97,311
Total current assets	1,731,999	3,896,266
Accounts payable and accrued expenses	598,365	484,465
Other current liabilities	1,417,129	250,000
Total current liabilities	2,015,494	734,465
Working capital (deficiency)	(283,495)	3,161,801

Other current liabilities at December 31, 2020 and December 31, 2019 are comprised of amounts received under SAFEs. Decoy’s working capital position and liquidity diminished substantially at December 31, 2020 compared to December 31, 2019 primarily as cash used in operating activities of $3.3 million substantially decreased cash and current assets and the classification of SAFEs as current liabilities on the basis of the proposed Merger.

The following table summarizes Decoy’s cash flows from (used in) operating, investing, and financing activities for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Net cash used in operating activities	$(3,324,628)	$(2,131,935)
Net cash used in investing activities	—	(2,555)
Net cash generated from financing activities	1,163,172	250,000
Net decrease in cash and cash equivalents	(2,161,456)	(1,884,490)

Decoy has not generated cash from operating activities, and anticipates that negative cash flows from operating activities will continue for the foreseeable future. Decoy’s net cash used in operating activities increased in the year ended December 31, 2020 compared to the year ended December 31, 2019 as a result of increased research and development expense related to the manufacturing of Decoy20 under good manufacturing practices.

Net cash generated from financing activities increased as a result of the sale of additional SAFEs in 2020. At December 31, 2020, Decoy did not have any significant requirements for capital expenditures.

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In March and April, 2021, Decoy received an additional $5.0 million in SAFE investments with a valuation cap of $25.0 million.

Decoy does not have any unused credit facilities. Decoy anticipates that the proceeds of the recent SAFEs as well as the financing provided in connection with the Merger will be sufficient to sustain its operations for more than twelve months. Decoy intends to secure any additional necessary working capital to support its continued operations through sales of additional equity and debt securities or through other transactions that could include strategic partnering and distribution agreements. Other than the finalization of a $0.5 million SAFE investment by the end of April 2021, there are no agreements or arrangement for any additional financing in place at this time.

Based on its cash balances, recurring losses since inception, and the inadequacy of existing capital resources to fund planned operations for a twelve-month period at the time of the issuance of its financial statements for the year ended December 31, 2020, Decoy’s independent registered public accounting firm has included an explanatory paragraph in its report on Decoy’s financial statements as of and for the years ended December 31, 2020 and 2019 expressing substantial doubt about its ability to continue as a going concern. Decoy will, during 2021, require significant additional funding to continue operations. Decoy’s ability to continue to meet its cash requirements will depend on, among other things, its ability to manage costs and working capital successfully and the continued availability of financing, if needed. Decoy cannot provide any assurance that assumptions used to estimate liquidity requirements will remain accurate. Financial and economic conditions, including those resulting from the COVID-19 pandemic, could limit access to credit and impair its ability to raise capital, if needed, on acceptable terms or at all, and Decoy cannot provide any assurance that it will be able to obtain any additional sources of financing or liquidity on acceptable terms, or at all.

Off-Balance Sheet Arrangements

As of December 31, 2020, Decoy did not have any significant off-balance sheet debt, nor did Decoy have any transactions, arrangements, obligations (including contingent obligations), or other relationships with any unconsolidated entities or other persons that have or are reasonably likely to have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses material to investors.

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DIRECTORS AND OFFICERS OF THE COMBINED COMPANY FOLLOWING THE MERGER

Executive Officers and Directors Following the Merger

Following the Merger, the Combined Company’s board is expected to consist of eight directors with three directors designated by Decoy and five directors designated by Intec Israel. All of the current members of the Intec Israel board, other than John Kozarich, are expected to serve on the Combined Company board and all of the current members of the Decoy board are expected to serve on the Combined Company board. Collectively the board is expected to satisfy the requisite independence requirements for the Combined Company’s board of directors, as well as the sophistication and independence requirements for the required committees pursuant to Nasdaq listing requirements.

The following table lists the names and positions of the individuals currently identified to serve as executive officers and directors of the Combined Company upon the completion of the Merger.

Name	Age	Position
Jeffrey A. Meckler	54	Chief Executive Officer and Director
Nir Sassi	45	Chief Financial Officer
Michael J. Newman, Ph.D.	65	Chief Scientific Officer and Director
Walt Linscott	60	Chief Business Officer
Dr. Roger J. Pomerantz	63	Chairman
Hila Karah	52	Director
Anthony J. Maddaluna	68	Director
William B. Hayes	55	Director
Hoonmo Lee	43	Director
Brian O’Callaghan	51	Director

Executive Officers

Jeffrey A. Meckler has served as Intec Israel’s Vice Chairman of the board of directors since April 2017, as Intec Israel’s Chief Executive Officer since July 2017 and as President and Secretary and director of Intec Parent since March 2021. Mr. Meckler is expected to be the Chief Executive Officer and member of the board of directors of the Combined Company upon completion of the Merger. Mr. Meckler has served on numerous public and private corporate boards and since October 2014 has served as a director of Retrophin, Inc. (Nasdaq: RTRX). Mr. Meckler recently served as Chief Executive Officer and a director of CoCrystal Pharma, Inc., a pharmaceutical company, from April 2015 to July 2016. He has also served as a director of QLT, Inc. (Nasdaq: QLTI), a biotechnology company, from June 2012 to November 2016, as well as the Managing Director of The Andra Group, a life sciences consulting firm since 2009. Mr. Meckler also served as Chief Executive Officer of Trieber Therapeutics from January 2017 to July 2017. Earlier in his career, Mr. Meckler held a series of positions at Pfizer Inc. in manufacturing systems, market research, business development, strategic planning and corporate finance, which included playing a significant role in acquisitions and divestitures. Mr. Meckler is the past President and continues to serve on the board of directors of Children of Bellevue, a non-profit organization focused on advocating and developing pediatric programs at Bellevue Hospital Center. Mr. Meckler holds a B.S. in Industrial Management and M.S. in Industrial Administration from Carnegie Mellon University. In addition, Mr. Meckler received his J.D. from Fordham University School of Law. We believe that Mr. Meckler is qualified to serve on the Combined Company’s board of directors because of his extensive executive leadership experience in the biopharmaceutical industry, including his service at Pfizer, and his experience serving on public company board.

Nir Sassi has served as Intec Israel’s Chief Financial Officer since August 2016 and its President since March 2021. Mr. Sassi is expected to be the Chief Financial Officer of the Combined Company upon completion of the Merger. Prior to serving as Intec Israel’s Chief Financial Officer, Mr. Sassi served as Intec Israel’s VP Finance commencing in January 2015 and as its Chief Financial Officer between March 2010 and January 2015. Prior to his service with Intec Israel, Mr. Sassi served as a Senior Manager at PricewaterhouseCoopers Israel, an accounting firm, from 2002 until 2010, including two years relocation to the PricewaterhouseCoopers New York office. Mr. Sassi is a certified public accountant in Israel and has a bachelor’s degree in economics and accounting from Ben Gurion University in Be’er Sheva, Israel.

Michael J. Newman, Ph.D. is expected to be Intec Parent’s Chief Scientific Officer and a member of the board of directors of the Combined Company upon completion of the Merger. Dr. Newman is a pharmaceutical/biotechnology executive with over 35 years of experience carrying out and managing oncology research and development, in addition to undergraduate and graduate research and training in microbiology. He is the Founder, President, Chief Executive Officer and a member of the board of directors of Decoy Biosystems (from August 2013 to present). His previous positions include faculty appointments in Biochemistry at Brandeis University (from 1984 to 1987) and the Roche Institute of Molecular Biology (from 1987 to 1992), Senior Associate Director of Oncology at Sandoz Pharmaceuticals (world-wide head of Cancer Biology), and Executive Director of Oncology at Novartis Pharmaceuticals (Head of Cancer Biology in the U.S.) (from 1992 to 1997), and senior management at several Biotechnology companies (from 1998 to 2012). Dr. Newman received a bachelor’s degree in Biology from the University of California at San Diego, a Ph.D. in Cell and Developmental Biology from Harvard Medical School (National Science Foundation Pre-Doctoral Fellow), and carried out post-doctoral research at Cornell University. We believe that Dr. Newman is qualified to serve on the Combined Company’s board of directors because of his extensive scientific and research background, as well as his experience as founder and CEO of Decoy.

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Walt A. Linscott, Esq. joined Intec Israel in October 2017 and has served as its Chief Business Officer since July 2018. Mr. Linscott is expected to be the Chief Business Officer of the Combined Company upon completion of the Merger. Previously, from October 2017 to July 2018, Mr. Linscott served as Intec Israel’s Chief Administrative Officer. Prior to his service with Intec Israel, Mr. Linscott co-founded a global consulting enterprise in October 2014 providing strategic advice to developing companies and most recently served as the President and Chief Operating Officer of Treiber Therapeutics, Inc. from March 2017 to October 2017. Mr. Linscott also has held senior level executive positions at public and private medical device and pharmaceutical companies including Cocrystal Pharma, Inc., from July 2015 to March 2017, Carestream Health, Inc., from January 2011 to January, 2015 and Solvay Pharmaceuticals, Inc., from 2001 to 2005. In addition to this experience, he was an associate and partner at Thompson Hine LLP from 1990 to 2001, and again as a partner from 2005 to 2010 where he founded the firm’s Atlanta, Georgia office, served as Partner in Charge and Chair of the firm’s Life Science Practice Group. Mr. Linscott holds a Postgraduate Diploma in Global Business from the University of Oxford and a Postgraduate Diploma in Entrepreneurship from Cambridge University. He earned a bachelor’s degree from Syracuse University and a Juris Doctor from the University of Dayton School of Law. Mr. Linscott served on active duty as an Officer in the United States Marine Corps prior to attending law school.

Non-Employee Directors

Dr. Roger J. Pomerantz has served on Intec Israel’s board of directors since March 2018. Dr. Pomerantz is expected to be the Chairman of the Combined Company upon completion of the Merger. Since November 2013, Dr. Pomerantz served as Chairman of Seres Therapeutics (Nasdaq: MCRB) and since February 2020 served as Chairman of Collplant Biotechnologies (Nasdaq: CLPT) and from June 2014 until January 2019, Dr. Pomerantz served as the President and Chief Executive Officer of Seres. Since July 2014, Dr. Pomerantz has been a Senior Partner at Flagship Pioneering, formerly known as Flagship Ventures, an early-stage venture capital firm. Prior to joining Seres, Dr. Pomerantz was Worldwide Head of Licensing & Acquisitions, Senior Vice President at Merck & Co., Inc., where he oversaw all licensing and acquisitions at Merck Research Laboratories, including external research, out-licensing regional deals, and academic alliances. Previously, he served as Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for J&J. He has served on the board of directors of ContraFect Corporation (Nasdaq: CFRX) and Rubius Therapeutics (Nasdaq: RUBY) since 2014. Dr. Pomerantz earned his B.A. in biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He completed his internal medicine internship and residency training, and his subspecialty clinical and research training in infectious diseases and virology at the Massachusetts General Hospital of Harvard Medical School. His post-doctoral research training in molecular retrovirology was obtained at both Harvard Medical School and the Whitehead Institute of the Massachusetts Institute of Technology (MIT). Dr. Pomerantz also served as the Chief Resident at the Massachusetts General Hospital. Following his medical-scientist training, he was an Endowed, Tenured Professor of Medicine and Molecular Pharmacology and Chairman of the Infectious Diseases Department of Thomas Jefferson University in Philadelphia. Dr. Pomerantz is an internationally recognized expert in HIV molecular pathogenesis and latency. He has developed ten approved infectious disease drugs in important diseases including HIV, HCV, tuberculosis, and Clostridium difficile infection. Intec Israel believes that Dr. Pomerantz is qualified to serve on the Combined Company’s board of directors because of his significant scientific, executive and board leadership experience in drug development and in the pharmaceutical industry.

Hila Karah has served as a member of Intec Israel’s board of directors since December 2009. Ms. Karah is expected to be a member of the Combined Company board upon completion of the Merger. Ms. Karah is an experienced board director and since 2013 serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a healthcare-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Cyren Ltd., a cyber security company (Nasdaq, TASE: CYRN), since 2008 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB – UCSF Joint Medical Program. Intec Israel believes Ms. Karah is qualified to serve on the Combined Company’s board of directors because of her longstanding service with Intec Israel, her investment career in life science companies, her scientific background and experience serving on public company boards.

Anthony J. Maddaluna has served on Intec Israel’s board of directors since December 2017. Mr. Maddaluna is expected to be a member of the Combined Company board upon completion of the Merger. Mr. Maddaluna has more than 40 years of experience in the pharmaceutical manufacturing industry, including leadership positions in plants, regions and globally. From January 2011 to December 2016, Mr. Maddaluna held a series of positions at Pfizer Inc., most recently serving as the Executive Vice President and President of Pfizer Global Supply. Prior to that Mr. Maddaluna served as Senior Vice President of Pfizer Global Manufacturing Strategy and Supply Network Transformation from 2008 until 2011, and as Vice President of Pfizer Global Manufacturing Europe Area from 1998 until 2008. Mr. Maddaluna served as a director of Albany Molecular Research Inc. from February 2016 until its acquisition by The Carlyle Group and GTCR in August 2017 and currently serves on the board of managers for the private company. Mr. Maddaluna holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. from Southern Illinois University. Intec Israel believes that Mr. Maddaluna is qualified to serve on the Combined Company’s board of directors because of his extensive experience in the pharmaceutical manufacturing industry, including his service at Pfizer, and his experience serving on company boards.

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William B. Hayes has served on Intec Israel’s board of directors since June 2018. Mr. Hayes is expected to be a member of the Combined Company board upon completion of the Merger. Most recently, Mr. Hayes was Executive Vice President, Chief Financial Officer and Treasurer of Laboratory Corporation of America Holdings (LabCorp) (NYSE: LH), a diagnostics laboratory company. Mr. Hayes joined LabCorp in 1996, where he was responsible for day-to-day operations of the revenue cycle function. He rose through a series of promotions and in 2005 was named Executive Vice President, Chief Financial Officer and Treasurer of LabCorp, a role he held until his retirement in 2014. Prior to LabCorp, Mr. Hayes was at KPMG for nine years in their audit department. Since October 2019, Mr. Hayes has served on the board of Builders FirstSource, a supplier and manufacturer of building materials (Nasdaq: BLDR), and currently chairs its audit committee. Previously, Mr. Hayes served as a director from March 2016 for Patheon N.V. (NYSE: PTHN), a pharmaceutical manufacturing company, until its acquisition by Thermo Fisher in late 2017. Mr. Hayes holds a Bachelor of Science in accounting from the University of North Carolina at Greensboro. Intec Israel believes Mr. Hayes is qualified to serve on the Combined Company’s board of directors because of his accounting background and experience serving on public company boards.

Hoonmo Lee has served on Decoy’s board of directors since November 2018. Mr. Lee is expected to be a member of the Combined Company board upon completion of the Merger. Mr. Hoonmo is a pharmaceutical/biotechnology executive with over 10 years of experience, specializing in company building and fund raising. Since July 2018 he has been the Chief Executive Officer of TY Bio Investment, Inc., an investment firm that focuses on the biotechnology and healthcare sectors. Since January 2019, Mr. Lee has also been the Chief Executive Officer of REDNVIA Co., Ltd., a late stage pharmaceutical company that has conducted a Phase 2b/3a clinical trial in United States to treat Calcific Aortic Valve Disease. His previous positions include Finance Planning Manager at Eli Lilly (from March 2012 to April 2014), Strategy Planning Manager at Cha Health Systems (a hospital group that operates 15 hospitals worldwide, including Hollywood Presbyterian Medical Center located in Los Angeles, from April 2014 to March 2016), and Business Development Director at Korea Drug Development Fund (the equivalent of the National Institute of Health in Korea, from May 2016 to December 2017). Mr. Lee received a master’s of business administration degree from Columbia Business School in 2012. Intec Israel believes that Mr. Lee is qualified to serve on the Combined Company’s board of directors because of his business and science background.

Brian O’Callaghan has served on Decoy’s board of directors since November 2018. Mr. O’Callaghan is expected to be a member of the Combined Company board upon completion of the Merger. Mr. O’Callaghan is a life science executive with extensive experience within the biotech, big pharma and contract research organization (CRO) sectors. Since November 2020, Mr. O’Callaghan has been the Chief Executive Officer of ObsEva, a clinical stage biopharmaceutical company developing novel therapies to improve women’s health, leading the company through its future development, regulatory filings and product launches. Prior to joining ObsEva, Brian has held Chief Executive Officer positions at Petra Pharma (May 2017 to June 2020), Sonrgy (May 2015 to May 2017), Acucela, Sangart and BioPartners, as well as having held senior management positions at Pfizer, Merck Serono, Novartis, Covance and NPS Pharmaceuticals. Mr. O’Callaghan has experience running both public and private companies, mergers and acquisitions, initial public offerings, fundraising, divestments, spin-outs, and strategic alliances. His operational experience is also wide ranging, having managed multiple businesses and programs, across many therapeutic areas, from concept through to commercialization. He also has extensive board of director experience, having served on numerous biotech and 501(c)(3) nonprofit boards. Mr. O’Callaghan earned a Masters of Business Administration from the Henley School of Business at the University of Reading. Intec Israel believes that Mr. O’Callaghan is qualified to serve on the Combined Company’s board of directors because of his extensive executive management experience.

Family Relationships

There are no family relationships among any of Intec Parent’s proposed directors or executive officers.

The Board of Directors and its Committees

Intec Parent will not have a formal policy requiring members of the board to attend annual meetings of the stockholders.

Board Committees

The board of directors of Intec Parent has the authority to appoint committees to perform certain management and administration functions. Prior to the Closing of the Merger, the board of directors of Intec Parent will establish an audit committee, compensation committee and nominating committee. The board of directors may establish other committees to facilitate the management of the Combined Company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

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All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. Following the closing of the Merger, the charters for each of these committees will be available on the Combined Company’s website. Information contained on or accessible through Decoy’s or Intec Israel’s website is not a part of this proxy statement/prospectus and the inclusion of such website addresses in this proxy statement/prospectus are inactive textual references only.

Audit Committee

Upon the closing of the Merger, the Combined Company will have an Audit Committee which is expected to consist of William Hayes (chair), Hila Karah and Brian O’Callaghan. The primary responsibility of the Audit Committee is to oversee the Combined Company’s financial reporting process on behalf of the board and report the result of its activities to the board. Such responsibilities include, but are not limited to, the selection and, if necessary, the replacement of independent auditors and review and discussion with such independent auditors of (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including a system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in the Combined Company’s Annual Report on Form 10-K.

Each member of the Audit Committee will be “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. Each Audit Committee member will have sufficient knowledge in financial and auditing matters to serve on the Committee. At least one member of the Audit Committee will be an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of Nasdaq. Intec Parent currently expects Mr. Hayes will be the audit committee financial expert.

Compensation Committee

Upon the closing of the Merger, the Combined Company will have a Compensation Committee (the “Compensation Committee”) which is expected to consist of Anthony Maddaluna (chair), William Hayes and Hoonmo Lee. The responsibilities of the Compensation Committee include overseeing the evaluation of executive officers (including the Chief Executive Officer) of the Combined Company, determining the compensation of executive officers of the Combined Company, and overseeing the management of risks associated therewith. The Compensation Committee will determine and approve the Chief Executive Officer’s compensation. The Compensation Committee will also administer the Combined Company’s equity-based plans and make recommendations to the board with respect to actions that are subject to approval of the board regarding such plans. The Compensation Committee will also review and make recommendations to the board with respect to the compensation of directors. The Compensation Committee monitors the risks associated with the Combined Company’s compensation policies and practices as contemplated by Item 402(s) of Regulation S-K.

Each member of the Compensation Committee will be “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq.

Nominating Committee

Upon the Closing of the Merger, the Combined Company will have a Nominating Committee which is expected to consist of Roger Pomerantz (chair), Anthony Maddaluna and Brian O’Callaghan. The responsibilities of the Nominating Committee include overseeing and assisting its board in reviewing and recommending nominees for election as directors, assessing the performance of the members of the board, and establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to the Combined Company.

Code of Business Conduct and Ethics

Upon the closing of the Merger, the Combined Company will have a Code of Business Conduct and Ethics that applies to its directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to the combined company’s directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to the combined company’s culture of honesty and accountability. The Code of Business Conduct and Ethics will be publicly available on the combined company’s website. If the Combined Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to its directors or executive officers, it will disclose the nature of such amendments or waiver on its website or in a current report on Form 8-K.

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Compensation Committee Interlocks and Insider Participation

Upon the closing of the Merger, the Combined Company will have a compensation committee that will be selected from among the directors who are independent under applicable Nasdaq listing standards. None of the members of Combined Company’s compensation committee will have ever been an officer or employee of either company. None of the Combined Company’s executive officers will serve, or will have served during the last fiscal year, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Combined Company’s directors or on the compensation committee.

Combined Company Non-Employee Director Compensation Policy

The Combined Company expects to adopt a non-employee director compensation policy, pursuant to which non-employee directors will be eligible to receive compensation for service on the Combined Company’s board of directors and committees of the board of directors.

Intec Israel Executive Compensation

The following disclosure is being provided for those Intec Israel named executive officers and directors that are expected to be named executive officers and directors of the Combined Company.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to Intec Israel’s named executive officers during 2020 and 2019 who will be executive officers of the Combined Company. In addition, the table below reflects the compensation granted to its most highly compensated office holders (as defined in the Companies Law) who will be named executive officers of the Combined Company during or with respect to the year ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1)($)	Non-equity Incentive Plan Compensation	All Other Compensation ($)		Total ($)
Jeffrey Meckler, CEO	2020	540,000	210,600	-	268,123	-	47,520	(2)	1,066,243
	2019	540,000	199,800	-	519,803	-	47,096	(2)	1,306,699
Walt A. Linscott, Esq.,	2020	340,000	170,000	-	231,251	-	47,932	(3)	789,183
Chief Business Officer	2019	340,000	170,000	-	329,024	-	47,050	(3)	886,074
Nir Sassi,	2020	193,899	87,660		222,381		96,908	(4)	600,848
Chief Financial Officer	2019	186,687	57,361	-	304,363	-	94,065	(4)	642,476

(1)	Represents the share-based compensation expenses recorded in Intec Israel’s consolidated financial statements for the year ended December 31, 2020 and 2019, based on the option’s fair value, calculated in accordance with accounting guidance for equity-based compensation. For a discussion of the assumptions used in reaching this valuation, see note 7 to Intec Israel’s consolidated audited financial statements.
(2)	For 2020 and 2019, referenced amount is for employer contribution to 401k plan and for life insurance and other medical premiums.
(3)	For 2020 and 2019, referenced amount is for life insurance and other medical premiums.
(4)	For 2020, the bulk of the other compensation consisted of $21,451 of automobile expenses, $29,789 deposits to severance funds, $17,648 of gross-up of related tax, $10,832 of social security payments and deposits of $14,480 to an education fund. For 2019, the bulk of the other compensation consisted of $21,804 of automobile expenses, $28,206 deposits to severance funds, $16,943 of gross-up of related tax, $10,419 of social security payments and deposits of $13,945 to an education fund.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards as of December 31, 2020, for each named executive officer who will be a named executive officer of the Combined company:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Jeffrey Meckler, CEO	04 /10/17(1)	6,000	-	106.4	04/10/27
	05 /01/17(2)	3,250	-	106.4	05/01/27
	12 /11/17(3)	19,000	-	134.0	12/11/27
	06 /28/18(4)	4,167	833	88.8	06/28/25
	04 /04/19(5)	3,125	3,125	152.8	04/04/26
	07 /15/20(6)	-	15,000	6.15	07/15/27
Walt A. Linscott, Esq., Chief Business Officer	10 /23/17(7)	3,000	-	171.2	10/23/27
	12 /11/17(8)	7,000	-	171.2	12/11/27
	01 /22/19(9)	2,625	1,875	152.6	01/22/26
	09 /13/19(10)	4,166	5,834	18.0	09/13/26
	02 /17/20(11)	-	4,500	8.58	02/17/27
	09 /16/20(12)	-	5,000	6.43	09/16/27

(1)	The options vest over a period of three years from April 10, 2017, 33.3% on each anniversary of such date, ending April 10, 2020.

(2)	The options vest over a period of nine months from May 1, 2017, 11.1% every month after such date, ending January 31, 2018.

(3)	The options vest over a period of three years from December 11, 2017, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending December 11, 2020.

(4)	The options vest over a period of three years from June 28, 2018, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending June 28, 2021.

(5)	The options vest over a period of three years from April 4, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending April 4, 2022.

(6)	The options vest over a period of three years from July 15, 2020, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending July 15, 2023.

(7)	The options vest over a period of three years from October 23, 2017, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending October 23, 2020.

(8)	The options vest over a period of three years from December 11, 2017, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending December 11, 2020.

(9)	The options vest over a period of three years from January 22, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending January 22, 2022.

(10)	The options vest over a period of three years from September 13, 2019, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending September 13, 2022.

(11)	The options vest over a period of three years from February 17, 2020, 33.3% on the first anniversary of such date and 8.33% every three months thereafter, ending February 17, 2023.

(12)	The options become fully vested on December 31, 2021.

Employment Agreements of Named Executive Officers

Intec Israel employees are employed under the terms prescribed in their respective personal contracts, in accordance with the decisions of its management. Under these employment contracts, the employees are entitled to the social benefits prescribed by law and as otherwise provided in their personal contracts. These employment contracts each contain provisions standard for a company in its industry regarding non-competition, confidentiality of information and assignment of inventions. Under current applicable employment laws, Intec Israel may not be able to enforce covenants not to compete and therefore may be unable to prevent competitors from benefiting from the expertise of some of its former employees. The following are summaries of Intec Israel’s employment agreements with each named executive officer who will be a named executive officer of the Combined Company.

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Employment Agreement with Vice Chairman of the Board of Directors and Chief Executive Officer, Mr. Jeffrey A. Meckler

Mr. Meckler has served as Intec Israel’s Vice Chairman of the Board since April 2017 and has served as Chief Executive Officer since July 2017. On December 11, 2017, Mr. Meckler entered into an employment with Intec Israel’s wholly owned subsidiary, Intec Pharma, Inc., or Intec US, which superseded a services agreement that was previously entered into on August 29, 2017.

Under Mr. Meckler’s employment agreement, which has been revised on April 4, 2019, he is currently entitled to receive a base salary at the annual rate of $540,000. In addition, Mr. Meckler is entitled to (i) paid holidays as generally provided by the company to its personnel and (ii) five weeks of paid vacation each calendar year.

Mr. Meckler is also entitled to an annual bonus. For each calendar year beginning on or after January 1, 2018, during which Mr. Meckler’s term of employment continues through December 31 of each such year, Mr. Meckler will be entitled to receive an annual bonus of up to 50% of his base salary. The annual bonus will be paid, subject to the achievement by Mr. Meckler of certain goals to be set by Intec Israel’s board of directors after consultation with Mr. Meckler and further subject to the terms of the company’s compensation policy then in effect, as approved by its shareholders.

The agreement with Mr. Meckler will terminate upon the earliest to occur of (i) a termination by the company without cause, subject to 30 days’ prior notice, (ii) immediate termination by the company for cause (subject to a reasonable cure period, if curable), (iii) a termination by Mr. Meckler for good reason, subject to 30 days’ prior notice (which will also serve as a cure period) to be provided to the company within 60 days of the occurrence of the event that constitutes good reason, (iv) a termination by Mr. Meckler without good reason, subject to 90 days’ prior notice, (v) Mr. Meckler’s death, or (vi) a termination by the company or Mr. Meckler by reason of Mr. Meckler’s disability.

Upon termination by the company without cause, Mr. Meckler will be entitled to a severance amount payable in six equal monthly instalments, which will be equal to (i) 50% of Mr. Meckler’s annual base salary as in effect prior to the termination date, (ii) 1/12th of Mr. Meckler’s annual bonus for each completed month of such fiscal year provided the termination date is following June 30 of such fiscal year, and (iii) an amount equal to Mr. Meckler’s cost of continued health insurance coverage for six months. In addition, any options that have not previously vested will become vested and exercisable immediately prior to such termination.

If Mr. Meckler’s employment is terminated by the company without cause or by Mr. Meckler for good reason during the one year period immediately following a change in control, then Mr. Meckler will be entitled to receive a lump-sum payment equal of up to two times the severance amount. In addition, subject to Mr. Meckler’s continued employment by Intec Israel, in the event of (i) a change in control or (ii) the entry into a “Material Agreement” (as will be defined by Intec Israel’s compensation committee and the board of directors) the options granted to Mr. Meckler that have not previously vested will become vested and exercisable immediately prior to such event.

Mr. Meckler’s employment agreement includes additional customary provisions, such as non-solicitation, non-competition, confidentiality, intellectual property assignment, participation in our medical and similar insurance plans and reimbursement of expenses.

Under the services agreement which was effective from May 1, 2017 through December 11, 2017, Mr. Meckler was paid $112,532 in fees and a cash bonus of $250,000.

Employment Agreement with Intec Israel’s President and Chief Financial Officer, Nir Sassi

Mr. Sassi has served as Intec Israel’s Chief Financial Officer since August 2016 and its President since March 2021. Prior to serving as Intec Israel’s Chief Financial Officer, he served as its VP Finance commencing in January 2015 and as its Chief Financial Officer between March 2010 and January 2015. Under Mr. Sassi’s current employment agreement (amended most recently as of January 2018), he is entitled to a monthly gross salary of NIS 55,067, which as of March 1, 2021 was increased to NIS 66,667, and to social benefits, such as annual paid vacation days, convalescent payment, manager’s insurance, sick leave vocational studies fund and disability insurance. In addition, Intec Israel provides Mr. Sassi with a leased company car and a mobile phone.

Mr. Sassi is also entitled to an annual bonus of up to 30% of his base salary. The annual bonus is on a discretionary component of not more than 20% and measurable objectives to be determined by Intec Israel’s Chief Executive Officer as approved by its compensation committee.

Mr. Sassi’s employment agreement is terminable by either the company or Mr. Sassi upon 90 days’ prior written notice. Mr. Sassi’s employment agreement contains customary provisions regarding noncompetition, confidentiality of information and assignment of inventions.

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Employment Agreement with Chief Business Officer, Walt Addison Linscott, Esq.

Mr. Linscott has served as Intec Israel’s Chief Administration Officer from October 2017 until July 2018 and as Chief Business Officer since July 9, 2018. On October 23, 2017, Mr. Linscott and Intec US entered into an employment agreement. Mr. Linscott is currently entitled to receive a base salary at the annual rate of $340,000. In addition, Mr. Linscott is entitled to (i) paid holidays as generally provided by the company to its personnel and (ii) four weeks of paid vacation each calendar year.

Mr. Linscott is also entitled to an annual bonus beginning on or after January 1, 2018, during which Mr. Linscott’s term of employment continues through December 31 of each such year, Mr. Linscott will be entitled to receive an annual bonus of up to 50% of his base salary. The annual bonus will be paid, subject to the achievement by Mr. Linscott of certain goals to be set by Intec Israel’s board of directors after consultation with Mr. Linscott and further subject to the terms of the company’s compensation policy then in effect, as approved by its shareholders.

The agreement with Mr. Linscott will terminate upon the earliest to occur of (i) a termination by the company without cause, subject to 30 days’ prior notice, (ii) immediate termination by the company for cause (subject to a reasonable cure period, if curable), (iii) a termination by Mr. Linscott for good reason, subject to 30 days’ prior notice (which will also serve as a cure period) to be provided to the company within 60 days of the occurrence of the event that constitutes good reason, (iv) a termination by Mr. Linscott without good reason, subject to 90 days’ prior notice, (v) Mr. Linscott’s death, or (vi) a termination by the company or Mr. Linscott by reason of Mr. Linscott’s disability.

Upon termination by the company without cause or by Mr. Linscott for good reason, Mr. Linscott will be entitled to a severance of 25% of Mr. Linscott’s annual base salary and an amount equal to Mr. Linscott’s cost of continued health insurance coverage for three months.

If Mr. Linscott’s employment is terminated by the company without cause or by Mr. Linscott for good reason during the one year period immediately following a change in control, then Mr. Linscott will be entitled to receive a lump-sum payment equal to the severance amount. In addition, subject to Mr. Linscott’s continued employment by Intec Israel, in the event of (i) a change in control or (ii) the entry into a “Material Agreement” (as will be defined by the company’s compensation committee and the board of directors) the options granted to Mr. Linscott that have not previously vested will become vested and exercisable immediately prior to such event.

Mr. Linscott’s employment agreement includes additional customary provisions, such as non-solicitation, non-competition, confidentiality, intellectual property assignment, participation in our medical and similar insurance plans and reimbursement of expenses.

Current Compensation Policy

As approved by Intec Israel’s shareholders, and as required by the Companies Law, the company has adopted a compensation policy regarding the terms of office and employment of its “office holders” (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits. Each of the named executive officers is an “office holder” within the meaning of the Companies Law. The compensation policy is reviewed from time to time by Intec Israel’s compensation committee and its board of directors to ensure its appropriateness, and is required to be brought at least once every three years to its shareholders for reassessment and approval.

Intec Israel’s most recent compensation policy was last approved at its annual general meeting of shareholders that was held in July 2020. Following a review of the compensation policy by the company’s compensation committee and board of directors, the compensation committee and board approved, and recommended that Intec Israel’s shareholders approve the compensation policy. As required by the Companies Law, Intec Israel obtained approval for its compensation policy at the annual general shareholders meeting which took place in July 2020.

The compensation policy must be based on certain considerations, must include certain provisions and needs to reference certain matters as set forth in the Companies Law. The compensation policy must be approved by the board of directors after considering the recommendations of the compensation committee. In addition, the compensation policy needs to be approved by its shareholders by a simple majority, provided that (i) such majority includes a majority of the votes cast by the shareholders who are not controlling shareholders and who do not have a personal interest in the matter, present and voting (abstentions are disregarded) or (ii) the votes cast by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted against the compensation policy, constitute 2% or less of the voting power of the company. Such majority determined in accordance with clause (i) or (ii) is hereinafter referred to as the “Compensation Majority.”

To the extent a compensation policy is not approved by shareholders at a duly convened shareholders meeting or by the Compensation Majority, the board of directors of a company may override the resolution of the shareholders following a re-discussion of the matter by the board of directors and the compensation committee and for specified reasons, and after determining that despite the rejection by the shareholders, the adoption of the compensation policy is in the best interest of the company. A compensation policy that is for a period of more than three years must be approved in accordance with the above procedure once in every three years.

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Notwithstanding the above, the amendment of existing terms of office and employment of office holders (other than directors or controlling shareholders and their relatives, who serve as office holders) requires the sole approval of the compensation committee, if such committee determines that the amendment is not material in relation to its existing terms.

The compensation policy must serve as the basis for decisions concerning the consolidated financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the knowledge, skills, expertise and accomplishments of the relevant office holder;

●	the office holder’s roles and responsibilities and prior compensation agreements with him or her;

●	the ratio between the cost of the terms of employment of an office holder and the cost of the compensation of the other employees of the company, including those employed through manpower companies, in particular the ratio between such cost and the average and median compensation of the other employees of the company, as well as the impact such disparities may have on the work relationships in the company;

●	the possibility of reducing variable compensation, if any, at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

●	as to severance compensation, if any, the period of service of the office holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	the link between variable compensation and long-term performance and measurable criteria;

●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

●	the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s consolidated financial statements;

●	the minimum holding or vesting period for variable, equity-based compensation; and

●	maximum limits for severance compensation.

Potential Payments Upon Termination or Change in Control

See “Intec Israel Executive Compensation—Employment Agreements of Intec Israel Named Executive Officers.”

Intec Israel’s compensation policy provides that it may provide certain benefits to its office holders (which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO) upon termination or change in control. Under the compensation policy, office holders may be awarded, subject to the approvals required in each case under the Companies Law (i) severance pay in full (other than in the case of termination for cause), (ii) advance notice of termination of up to six months for office holders or 12 months for the CEO during which the office holder would be eligible to receive bonuses with respect to this period and would also continue to accrue vesting of options awarded, (iii) a bonus upon termination in return for a commitment not to compete with us up to a maximum of six months’ salaries, and (iv) a retirement bonus of up to six months’ salary for office holders that served for more than one year. In addition, to the foregoing, in the case of a change in control, an office holder may be entitled to the following (i) accelerated vesting of outstanding options, (ii) an extension in the exercise period of options or other equity awards for up to five years from termination, (iii) up to 6 months’ base salary and benefits from date of termination (in addition to any pre-approved notice and adjustment period), and (iv) a cash bonus of up to 12 monthly salaries for officer holders or 18 monthly salaries for the CEO.

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Director Compensation

The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our board during the year ended December 31, 2020, other than Mr. Meckler, Intec Israel’s Chief Executive Officer, who did not receive additional compensation for his services as director and whose compensation is set forth in the Summary Compensation Table.

Name	Fees earned ($)	Stock awards ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dr. John W. Kozarich	80,000	-	8,134	-	-	-	88,134
Hila Karah	68,343	-	27,356	-	-	-	95,699
Anthony J. Maddaluna	58,292	-	24,498	-	-	-	82,790
Roger J. Pomerantz	64,792	-	25,926	-	-	-	90,718
William B. Hayes	62,292	-	27,356	-	-	-	89,648

(1)	Represents the share-based compensation expenses recorded in Intec Israel’s consolidated financial statements for the year ended December 31, 2020, based on the option’s fair value, calculated in accordance with accounting guidance for equity-based compensation. For a discussion of the assumptions used in reaching this valuation see note 7 to Intec Israel’s consolidated audited financial statements.

Intec Israel’s independent, non-employee directors’ receive a yearly retainer of US$50,000 with an additional payment of $7,500 (or $15,000 for the chairperson) per membership of the audit committee, $6,000 (or $10,000 for the chairperson) per membership of the compensation committee and $5,000 (or $7,500 for the chairperson) per membership of the nominating and governance committee. Upon first becoming a member of the board (whether appointed by the board or elected by the shareholders) and on each anniversary thereafter (each is referred to below as the “date of grant”), a director is awarded a grant of options to purchase 2,000 ordinary shares of the company, provided the director is still in office at the time of the grant and vesting of the option. The options have the following terms: (i) the options vest over a period of three (3) years, 1/3 of which vest on the first anniversary date of the grant, and the additional 2/3 vest in eight (8) quarterly installments, (ii) the term of the options is seven (7) years after the grant date, unless they have been exercised or cancelled in accordance with the company’s equity incentive plan, and (iii) the exercise price of each option is equal to the average price of the company’s ordinary shares on Nasdaq in the last 30 days prior to the date of grant, but, with respect to U.S. taxpayers, not less than the fair market value under Section 409A of the Code.

Decoy Executive Compensation

Decoy Summary Compensation Table

The following table shows information regarding the compensation of Decoy’s named executive officers during the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Bonus	Salary	Stock Awards	Option Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael J. Newman, Ph.D.,	2020	–	$200,000	–	–	–	–	$200,000
Chief Executive Officer & Director	2019	–	$200,000	–	–	–	–	$200,000

Stella Sung, Ph.D.,	2020	–	$155,556	–	–	–	–	$155,556
Chief Business Officer	2019	–	$66,667	–	$136,548	–	–	$203,215

(1)	Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.

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Narrative Disclosure to Decoy Summary Compensation Table

Employment Agreements

Decoy has not entered into any employment agreements with any of its named executive officers. Thus, all named executive officers are classified as “at-will” employees, meaning that either Decoy or the executive can terminate their employment relationship at any time, for any reason or no reason.

Decoy’s board of directors has approved acceleration benefits for certain Decoy named executive officers to mitigate risks associated with working in a biopharmaceutical company at Decoy’s current stage of development.

Employment Agreement with Michael Newman, Ph.D.

It is expected that, at the closing of the Merger, Michael Newman, Ph.D., will enter into an employment agreement with Intec Parent (the “Newman Employment Agreement”) to serve as Chief Science Officer of Intec Parent after completion of the Merger. The Newman Employment Agreement provides for an annual base salary of $425,000, with paid holidays as generally provided by Intec Parent to its personnel and twenty days of paid vacation each calendar year. Dr. Newman will be eligible to participate in an annual executive bonus plan, pursuant to which he may earn an annual target bonus of up to 50% (but no less than 40%) of his base salary, based on the achievement of certain individual and company-wide objectives, which shall be established by Intec Parent’s board of directors on an annual basis. As further discussed in “Proposal No. 4 – The Option Plan Proposal – New Plan Benefits,” Intec Parent will be granting Dr. Newman a sign-on equity award upon or shortly after the closing of the Merger.

Dr. Newman’s employment under the Newman Employment Agreement will be on an at-will basis and both Intec Parent and Dr. Newman shall have the right to terminate the agreement and his employment at any time, subject to certain notice requirements described herein. The Newman Employment Agreement will terminate upon the earliest to occur of (i) a termination by Intec Parent without cause, subject to 30 days’ written notice, (ii) immediate termination by Intec Parent for cause (in some cases subject to a reasonable cure period, if susceptible to cure), (iii) a termination by Dr. Newman for good reason (subject to Dr. Newman providing written notice within 90 days after he becomes aware of the event or circumstance which he believes constitutes good reason, Intec Parent’s failure to cure within 30 days after such notice, and Dr. Newman’s resignation within 30 days of the expiration of such cure period), (iv) a termination by Dr. Newman without good reason, subject to 30 days’ written notice, (v) Dr. Newman’s death, or (vi) a termination by reason of Dr. Newman’s disability.

In the event that Dr. Newman’s employment terminates by reason of his death or disability, and Dr. Newman is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Dr. Newman (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Dr. Newman was employed relative to the total number of days in the bonus earning period.

Upon termination of Dr. Newman’s employment by Intec Parent without cause or Dr. Newman’s resignation for good reason, Dr. Newman will be entitled to a severance benefit equal to (i) 100% of Dr. Newman’s annual base salary as in effect prior to the termination date, payable in bi-monthly installments and (ii) an amount equal to Dr. Newman’s cost of continued health insurance coverage for twelve months. In addition, if Dr. Newman is entitled to receive a bonus for the year of termination based on the achievement of pre-determined performance goals (and ignoring any continuation of employment requirements), Dr. Newman (or his representatives) shall be entitled to receive such bonus on the same basis as the other participants in the bonus plan, except that the bonus amount shall be prorated based on the percentage of days Dr. Newman was employed relative to the total number of days in the bonus earning period.

If Dr. Newman’s employment is terminated by Intec Parent without cause or by Dr. Newman for good reason during the one year period immediately following a change in control or six months before a change in control, then Dr. Newman will be entitled to receive, in addition to the severance benefits described above, the current year bonus at the target level, which shall be paid within 30 days of termination, and full accelerated vesting of all of outstanding equity incentive awards upon the later of the change in control or Dr. Newman’s termination of employment.

Dr. Newman’s employment agreement also includes provisions regarding confidentiality, the assignment of intellectual property to Intec Parent, participation in our medical and similar insurance plans and reimbursement of expenses.

Decoy Outstanding Equity Awards at December 31, 2020

The following table sets forth specified information concerning outstanding equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2020.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non- Exercisable (#)	Option Exercise Price	Option Expiration Date
Michael J. Newman, Ph.D., Chief Executive Officer & Director	-	-	-	-	-

Stella Sung, Ph.D., Chief Business Officer(1)	December 6, 2019	7,013	15,718	$7.94	December 5, 2029

(1)	Pursuant to Dr. Sung’s award agreement, Dr. Sung’s options vest in 48 equal monthly installments (or approximately 473 shares of Decoy common stock per month), according to the time vesting schedule set forth in her award agreement. Pursuant to action by Decoy’s board of directors, any unvested options held by Dr. Sung will become fully vested upon the closing of the Merger.

Decoy Director Compensation

For the fiscal year ended December 31, 2019, Decoy did not have a director compensation policy in place. This policy did not change in the fiscal year ended December 31, 2020. Certain non-employee directors received equity grants described below prior to 2019, as well as reimbursement for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

Decoy’s non-employee directors received no compensation during the year ended December 31, 2020. The following table provides outstanding options held by each of Decoy’s non-employee directors at December 31, 2020:

Options Outstanding at December 31, 2020
Brian O’Callaghan (1)	7,884
Hoonmo Lee	-

(1)	Includes options to purchase 7,884 shares of Decoy common stock, of which 5,475 shares are fully vested and 2,409 shares are unvested. The options vest in 36 equal monthly installments.

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Following completion of the Merger, it is expected that the Combined Company will provide compensation to non-employee directors that is consistent with Intec Israel’s current practices, however, the director compensation policies may be re-evaluated by the Combined Company and the compensation committee following completion of the Merger and may be subject to change.

The Intec Israel independent, non-employee directors currently receive a yearly retainer of US$50,000 with an additional payment of up to $7,500 (or $15,000 for the chairperson) per membership at the audit committee, $6,000 (or $10,000 for the chairperson) per membership at the compensation committee and $5,000 (or $7,500 for the chairperson) per membership at the nominating and governance committee. It is being clarified that the payment for the chairpersons is in lieu of (and not in addition) to the payments referenced above for committee membership. Upon first becoming a member of the board (whether appointed by the board or elected by the shareholders) and on each anniversary thereafter (each is referred to below as the “date of grant”), a director is awarded a grant of options to purchase 2,000 ordinary shares of Intec Israel, provided the director is still in office at the time of the grant and vesting of the option. The options have the following terms: (i) the options vest over a period of three (3) years, 1/3 of which vest on the first anniversary date of the grant, and the additional 2/3 vest in eight (8) quarterly installments, (ii) the term of the options is seven (7) years after the grant date, unless they have been exercised or cancelled in accordance with the 2015 Intec Israel Equity Incentive Plan, and (iii) the exercise price of each option is equal to the average price of its ordinary shares on Nasdaq in the last 30 days prior to the date of grant, but, with respect to U.S. taxpayers, not less than the fair market value under Section 409A of the Code.

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RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE
COMBINED COMPANY

Described below are any transactions occurring since January 1, 2019, and any currently proposed transactions to which either Intec Israel or Decoy was a party and in which

●	the amount involved exceeded the lesser of (i) $120,000, and (ii) one percent of the average of Intec Israel or Decoy’s total assets at year end for the last two completed fiscal years, and

●	a director, executive officer, holder of more than 5% of the outstanding share capital of Intec Israel or Decoy, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Intec Israel Transactions

Agreements with Officers, Directors and Others

Compensation arrangements for Intec Israel’s executive officers and directors are described in the section entitled “Intec Israel Executive Compensation.”

Compensation arrangements for Intec Israel’s executive officers and directors are described in the section entitled “Directors and Officers of the Combined Company Following the Merger –Intec Israel Executive Compensation.”

Giora Carni served as Intec Israel’s Director of Technology from October 2014 as well as member of Intec Israel’s board of directors from March 2016 to December 2017. In May 2017, following the resignation of Zeev Weiss, Mr. Carni became Intec Israel’s interim Chief Executive Officer until July 2017 when Mr. Meckler, Intec Israel’s current Chief Executive Officer, was appointed. As of Intec Israel’s general meeting of shareholders held on December 11, 2017, Mr. Carni’s services as a director of Intec Israel ended, and he served as a consultant (on a 50% basis) until June 11, 2019. Prior to his resignation Mr. Carni was entitled to a monthly gross salary of NIS 35,000 (70% scope of employment), and to social benefits, such as annual paid vacation days, severance pay, recuperation pay, manager’s insurance, sick leave and studies fund. In addition, Intec Israel provided Mr. Carni with a leased company car and a mobile phone. In December 2017, following the lapse of this tenure as a member our board of directors, Intec Israel entered into a new employment agreement with Mr. Carni. Mr. Carni’s agreement (50% scope of employment) was for a term starting on December 12, 2017 and ending June 11, 2019 for a monthly fee of NIS 35,000.

Additionally, Intec Israel entered into employment agreements with its former directors, Messrs. Zeev Weiss, and Zvi Joseph for their continued service to Intec Israel (on a reduced scope of work and for a limited term). Mr. Weiss’ agreement (40% scope of employment) is for a term starting on October 1, 2017 and ending June 30, 2019 for a monthly fee of NIS 25,000, and Mr. Joseph’s agreement (50% scope of employment) is for a term starting on December 12, 2017 and ending June 11, 2019 for a monthly fee of NIS 25,000.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

Intec Israel’s articles of association permit the company to exculpate, indemnify and insure its directors and officeholders to the fullest extent permitted by the Companies Law. Intec Israel has obtained directors’ and officers’ insurance for each of its officers and directors and have entered into indemnification agreements with all of its current officers and directors.

Intec Israel has entered into indemnification and exculpation agreements with each of its current office holders and directors exculpating them to the fullest extent permitted by the law and our articles of association and undertaking to indemnify them to the fullest extent permitted by the law and its articles of association.

Intec Israel also maintains an insurance policy that insures its directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Decoy’s Transactions

Agreements with Officers, Directors and Others

Compensation arrangements for Decoy’s executive officers and directors are described in the section entitled “Directors and Officers of the Combined Company Following the Merger – Decoy Executive Compensation.”

In March 2021, Decoy’s board of directors authorized the acceleration of the vesting provisions associated with stock options held by Stella M. Sung, Ph.D., Decoy’s Chief Business Officer, such that all options held by Dr. Sung will become vested in full immediately prior to, and conditioned upon, the closing of the Merger.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

Decoy’s third amended and restated certificate of incorporation, as amended, requires Decoy to indemnify to the fullest extent permitted by the DGCL any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Decoy. Decoy has entered into indemnification agreements with each of its current executive officers and directors indemnifying them to the fullest extent permitted by applicable law. Decoy has obtained directors’ and officers’ insurance for each of its officers and directors.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to the Merger but does not give effect to the proposed Reverse Split because the proposed Reverse Split is a range and is not final. The unaudited pro forma condensed combined financial statements were prepared using the reverse merger method of accounting under U.S. GAAP. For accounting purposes, Decoy is considered to be acquiring Intec Israel in the Merger. Decoy was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors. Decoy stockholders prior to the Merger will hold a majority of the voting interest of the Combined Company following closing of the Merger. Accordingly, Decoy’s assets, liabilities and results of operations will become the historical financial statements of Intec Parent, and any proceeds that are related to the sale, transfer or assignment of Intec Israel’s Accordion Pill business by way of an Asset Disposition or Share Disposition or to the divestment or disposal of assets and satisfaction of liabilities of the Accordion Pill business by way of Business Termination will be included in the Combined Company’s assets effective as of the Closing Date. No step-up in basis or goodwill will be recorded as a result of the Merger.

The unaudited pro forma combined condensed balance sheet data as of December 31, 2020 gives effect to the Merger as if it took place on December 31, 2020. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2020 gives effect to the Merger as if it took place on January 1, 2020. The historical financial statements of Intec Israel and Decoy have been adjusted to give pro forma effect to events that reflect the U.S. GAAP accounting for the Merger to illustrate the effects of the reverse merger to the Combined Company’s historical financial statements. The adjustments and the notes presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the Merger.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Merger, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position. In addition, differences between the preliminary and final amounts will likely occur as a result of changes in Exchange Ratio contingent upon the Intec Israel’s and Decoy’s net cash balance (including, in the case of Intec Israel, any proceeds from the Disposition).

The unaudited pro forma condensed combined financial information does not give effect to the potential proceeds that may be received from the sale, transfer or assignment of the Accordion Pill business by way of Asset Disposition or Share Disposition, to be effected immediately after Closing as it is too early to assess the probability of this sale, transfer or assignment and the potential proceeds. However, the unaudited pro forma condensed combined financial information reflects an assumed divestment or disposition of the Accordion Pill business assets by way of Business Termination, to be effected immediately after Closing. In addition, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Intec Israel and Decoy been a combined company during the specified period.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements for the year ended December 31, 2020 of Intec Israel and Decoy, and each company’s respective Management’s Discussion and Analysis of Financial Condition and Results of Operations included in this proxy statement/prospectus.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. The accounting policies of Intec Israel may materially vary from those of Decoy. During the preparation of the unaudited pro forma condensed combined financial information, Intec Israel’s management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the Merger, the Combined Company’s management will conduct a final review of the Combined Company’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Intec Israel’s results of operations or reclassification of assets or liabilities to conform to Decoy’s accounting policies and classifications. As a result of this review, the Combined Company’s management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

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Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2020

(in thousands)

	Decoy	Intec Israel	Business Termination of Intec Israel (*)	Pro Forma Adjustments		Notes	Pro Forma Combined (**)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$1,637	$14,671	$(14,671)	$36,100		C	$37,737
Prepaid expenses and other	95	297	(297)				95
TOTAL CURRENT ASSETS	1,732	14,968	(14,968)	36,100			37,832
NON-CURRENT ASSETS:
Property and equipment, net	1	1,394	(1,394)	—			1
Operating lease right-of-use assets	—	817	(817)	—			—
Other assets	44	3,717	(3,717)	—			44
TOTAL NON-CURRENT ASSETS	45	5,928	(5,928)	—			45
TOTAL ASSETS	$1,777	$20,896	(20,896)	$36,100			$37,877
Liabilities and shareholders’ equity
CURRENT LIABILITIES -
Accounts payable and accruals:
Trade	$156	$368	(368)	$—			$156
Other	442	4,966	(4,966)	3,800		B	4,242
SAFE agreements	1,417	—	—	(1,417)		D	—
TOTAL CURRENT LIABILITIES	2,015	5,334	(5,334)	2,383			4,398
LONG-TERM LIABILITIES:
Operating lease liabilities	—	338	(338)	—			—
Other liabilities	—	691	(691)	—			—
TOTAL LONG-TERM LIABILITIES	—	1,029	(1,029)	—			—
TOTAL LIABILITIES	2,015	6,363	(6,363)	2,383			4,398
SHAREHOLDERS’ EQUITY:
Common stock	1	727	(727)	320		E	321
Preferred Stock; Series seed; $0.001 par value; 366,317 shares authorized, 314,928 shares issued and outstanding as of December 31, 2020	(*** )	—	—	(***	)	A	—
Additional paid-in capital	7,721	217,357	(217,357)	33,397		E	41,118
Accumulated deficit	(7,960)	(203,551)	203,551	—		E	(7,960)
TOTAL SHAREHOLDERS’ EQUITY	(238)	14,533	(14,533)	33,717			33,479
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,777	$20,896	(20,896)	$36,100			$37,877

(*)	Represents the cancellation of Intec Israel assets and liabilities resulting from an assumed Business Termination, to be effected immediately after Closing. The estimated net cash from Business Termination in the amount of $3.2 million was recorded under the Pro Forma Adjustments column. The net cash includes proceeds of $1.2 million following the issuance of 319,393 ordinary shares to Aspire Capital in April 2021.

(**)	Represents the Combined Company balance sheet immediately upon the completion of the Merger.

(***)	Represents an amount less than $1,000.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except per share amounts)

	Decoy	Intec Israel	Business Termination of Intec Israel (*)	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$(2,655)	$(6,740)	$6,740	$—		$(2,655)
General and administrative	(944)	(7,089)	7,089	—		(944)
Total operating expenses	(3,599)	(13,829)	13,829	(1,500)	F	(5,099)
Other income, net	15	—	—			15
Finance (income) expense, net	—	(175)	175	—		-
Loss before income taxes	(3,584)	(14,004)	14,004	(1,500)		(5,084)
Income tax	—	(124)	124	—		—
Net loss	$(3,584)	$(14,128)	$14,128	$(1,500)		$(5,084)
Basic and diluted loss per common share	$(4.89)	$—			G	$(0.17)
Weighted average common shares outstanding, basic and diluted	732,635	—				34,163,404

(*)	To cancel Intec Israel’s operations resulting from the Business Termination.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction

On March 15, 2021, Intec Israel, Intec Parent, Merger Sub, Domestication Merger Sub, and Decoy, entered into the Merger Agreement, pursuant to which, following the merger of the Domestication Merger Sub with and into Intec Israel, with Intec Israel being the surviving entity and a wholly owned subsidiary of Intec Parent, and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly owned subsidiary of Intec Parent.

As set forth in the Merger Agreement, prior to the Closing Date, Intec Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by merging with and into the Domestication Merger Sub, with Intec Israel being the surviving entity and a wholly owned subsidiary of Intec Parent. In connection with the Domestication Merger, all Intec Israel Shares, outstanding immediately prior to the Domestication Merger will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent. After completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity. As a result of the Merger, Decoy will become a wholly owned subsidiary of Intec Parent.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, which shall occur on the Closing Date (the “Effective Time”):

●	each outstanding share Decoy Common Stock (other than any shares held as treasury stock (which will be cancelled) and any dissenting shares and after giving effect to the conversion of Decoy SAFEs (Simple Agreements for Future Equity) and Decoy preferred stock into Decoy Common Stock) will be converted into shares of Intec Parent Common Stock, based on the exchange ratio as described below, and

●	each outstanding and unexercised Decoy stock option, whether vested or unvested, will be converted into a stock option exercisable for that number of shares of Intec Parent Common Stock equal to the product of (x) the aggregate number of shares of Decoy Common Stock for which such stock option was exercisable and (y) the exchange ratio.

The shares of Intec Parent Common Stock issuable in exchange for shares of Decoy Common Stock as described above are referred to as the “Merger Shares” (and such aggregate number of shares of Intec Parent Common Stock being the “Merger Consideration”).

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For purposes of calculating the Merger Consideration, “exchange ratio” refers to the quotient obtained by dividing (A/C) / (B/D) where

●	“A” is determined as: (a) US$30,000,000; plus (b) the Decoy Net Cash (as defined in the Merger Agreement); minus (c) the Deposit Amount (as defined in the Merger Agreement);

●	“B” is determined as: (a) US$10,000,000; plus (b) the Intec Israel Net Cash (as defined in the Merger Agreement); plus (c) the Deposit Amount;

●	“C” is the number of Decoy common stock outstanding immediately prior to the Effective Time expressed on an as-converted to Decoy common stock basis and assuming (a) such number of shares of Decoy common stock underling Decoy SAFEs that will be converted immediately prior to the Effective Time, (ii) the effectiveness of the Preferred Stock Conversion; and (iii) the number of shares of Decoy common stock underling all Decoy options; and

●	“D” is the number of Intec Parent Common stock outstanding immediately prior to the Effective Time assuming the exercise of each Intec Israel option, using the treasury stock method and (i) including any Intec Parent Common Stock issued pursuant to a Pre-Closing Financing Transaction (as defined in the Merger Agreement) and (ii) excluding any Intec Parent Common Stock issued or to be issued pursuant to the Closing Financing.

The Exchange Ratio is calculated using a formula intended to allocate a percentage of the Combined Company to existing Decoy securityholders. The initial estimate of the Exchange Ratio calculation described above is based on a $30.0 million valuation plus $5.65 million net cash for Decoy and a $10.0 million valuation plus $2.55 million net cash for Intec Israel at the effective time of the Merger. Based on the assumptions described above, the Exchange Ratio would be equal to approximately 11.18 shares of Intec Parent Common Stock for each share of Decoy Common Stock. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and Intec Israel’s net cash balances, subject to certain exceptions and as a result, Intec Israel securityholders and Decoy securityholders could own more or less of the Combined Company and that difference could be material. As such, the estimated Merger Consideration reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual Merger Consideration will be when the Merger is completed.

The Closing is conditioned on, among other things, a Closing Financing by Intec Parent such that upon the Closing (taking into account the proceeds to be received with respect to such financing), the combined net cash of Intec Parent will be not less than $30 million and not more than $50 million.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information does not give effect to the proposed Reverse Split, described in Proposal 3 because the proposed Reverse Split is not final.

The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11. The unaudited pro forma combined condensed balance sheet data as of December 31, 2020 gives effect to the Merger as if it took place on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, give effect to the Merger as if it had been consummated on January 1, 2020.

Prior to the completion of the Merger, Intec Israel agreed it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment of the Accordion Pill business by way of Asset Disposition or Share Disposition or that it would otherwise take steps related to the divestment or disposal of its assets and satisfaction of liabilities of the Accordion Pill business by way of Business Termination. Therefore, the unaudited pro forma combined condensed balance sheet data as of December 31, 2020 reflect the assumption of the potential estimated net proceeds from Business Termination.

The following unaudited pro forma condensed combined financial information was prepared under U.S. GAAP. For accounting purposes, Decoy will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a reverse merger of Decoy. The estimated net cash at the effective time of the Merger of Intec Israel following the Business Termination is estimated to be approximately $3.2 million. Further, given the nature of the transaction no step-up in basis or goodwill will be recorded as a result of the Merger.

To the extent there are significant changes to the business of Intec Israel or Decoy following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed consolidated financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurance that these additional analyses will not result in material changes to the estimates of value.

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3. Intec Parent Common Stock and Options to Purchase Intec Parent Common Stock Issued to Decoy Securityholders upon the Closing

Pursuant to the Merger Agreement, at the Closing, Intec Parent expects to issue to Decoy securityholders a number of shares of Intec Parent Common Stock and options to purchase Intec Parent Common Stock representing approximately 73% of the outstanding shares of Intec Parent Common Stock at the time of the Merger (on a fully diluted basis).

Prior to the Merger, all outstanding Decoy SAFEs (Simple Agreements for Future Equity) and preferred shares are expected to be converted into shares of Decoy Common Stock, which will be exchanged for Intec Parent Common Stock as described above. The number of shares of Intec Parent Common Stock to be issued to Decoy securityholders, for purposes of these pro forma financial statements as of December 31, 2020, is calculated pursuant to the Exchange Ratio as described above and to the terms of the Merger Agreement and assuming the conversion of the Decoy SAFEs and preferred shares into shares of Decoy Common Stock all had occurred on December 31, 2020, as follows:

Fully-diluted ordinary shares of Intec Israel(i)	5,962,909
Divided by the assumed Intec Israel ownership percentage of Combined Company	27%
Estimated fully-diluted adjusted total shares of common stock of Combined Company	21,771,709
Less: fully-dilutes ordinary shares of Intec Israel	-5,962,909
Total fully-diluted shares of Combined Company to be allocated to Decoy securityholders*	15,808,800
*Includes:
Total outstanding shares of Combined Company to be allocated to Decoy securityholders in exchange of 1,336,386 outstanding shares of Decoy Common Stock as of December 31, 2020(ii)	14,940,792
Total stock options of Combined Company to be allocated to Decoy securityholders in exchange of 77,639 outstanding Decoy stock options as of December 31, 2020	868,008

(i) Includes all outstanding ordinary shares, warrants and options to employees that are outstanding as of the date of this proxy statement/prospectus.

(ii) Includes all outstanding shares of Decoy Common Stock, assuming the conversion of the preferred shares and Decoy SAFEs agreements (including the additional Decoy SAFEs that were signed in March and April 2021) into shares of Decoy Common Stock.

4. Adjustments to Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020

The unaudited pro forma combined balance sheet includes pro forma adjustments that reflect the U.S. GAAP accounting for the Merger to illustrate the effects of the reverse merger to Decoy’s historical financial statements. Based on Decoy’s management’s review of Intec Israel’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Intec Israel to conform to the accounting policies of Decoy are not expected to be significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

A. To convert Decoy’s 314,928 Series seed preferred shares into shares of Decoy Common Stock immediately prior to the Merger.

B. To record: (i) Intec Israel’s estimated transaction costs of approximately $3.5 million that were not accrued as of December 31, 2020 and include advisory fees and legal and accounting expenses;

(ii) Decoy’s estimated transaction costs that include legal and accounting expenses of $0.5 million that were not accrued as of December 31, 2020. Decoy’s preparations to become a public company, will be charged to expense as incurred and are not reflected in the pro forma statements of operations; and

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(iii) To cancel a liability related to Decoy’s deposit as of December 31, 2020 in the amount of $0.2 million. In December 2020, Intec Israel transferred an amount of $0.2 million to Decoy to cover the transaction expenses which was recorded as a liability in Decoy’s balance sheet. In the combined balance sheet, the liability was cancelled, and this amount was recorded in the additional paid-in capital.

C. To reflect: (i) an assumed amount of $30 million in proceeds to be received by Intec Parent from the Closing Financing, net of $2.1 million in estimated transaction costs. The Merger is contingent upon the Closing Financing and the Closing Financing is expected to close concurrently with the Merger. If the Closing Financing does not close, Intec Israel and Decoy are not required to complete the Merger; (ii) $5.0 million in proceeds from additional Decoy SAFEs that were entered into in March and April 2021. This amount is included in Decoy’s valuation for the calculation of the Exchange Ratio; and (iii) $3.2 million in net proceeds from the assumed Business Termination effective as of the Closing Date. The net cash includes proceeds of approximately $1.2 million following the issuance of 319,393 ordinary shares to Aspire Capital in April 2021. This amount is included in Intec Israel’s valuation for the calculation of the Exchange Ratio.

D. To reflect the conversion of approximately $1.4 million of Decoy SAFEs outstanding as of December 31, 2020 into shares of Decoy Common Stock immediately prior to the Merger.

E. To reflect:

(i) The conversion of outstanding Decoy’s Series seed preferred shares into 314,928 shares of Decoy Common Stock. (ii) The conversion of Decoy SAFEs into 288,823 shares of Decoy Common Stock.

(iii) The payment of transaction costs associated with the Merger.

(iv) The exchange of 4,321,296 Intec Israel ordinary shares that are outstanding as of December 31, 2020, into 4,321,296 shares of Intec Parent Common Stock, 182,500 Intec Israel ordinary shares that were issued following the exercise of warrants in February 2021 into 182,500 shares of Intec Parent Common Stock and 319,393 Intec Israel ordinary shares that were issued to Aspire Capital in April 2021, into 319,393 shares of Intec Parent Common Stock,

(v) The exchange of outstanding shares of Decoy Common Stock into 14,940,792 shares of Intec Parent Common Stock based on the assumed Exchange Ratio for purposes of these pro forma combined financial statements,

(vi) The allocation of equity for the Closing Financing based on the Combined Company’s valuation at the effective time of the Merger and estimated outstanding shares as described above.

	Shares							Additional
	Intec Israel		Decoy			Intec Parent		paid in
	Shares	Amount	Shares	Amount		Shares	Amount	capital	Total
(i) Conversion of outstanding Decoy’s Series seed preferred shares into common stock	—	—	314,928	(*	)	—	—	—	—
(ii) Conversion of SAFE into common stock	—	—	288,823	(*	)	—	—	6,417	6,417
(iii) Accrual of transaction costs	—	—	—	—		—	—	(4,000)	(4,000)
(iv) Exchange of outstanding Intec Israel ordinary shares into Intec Parent Common Stock	(4,821,971)		—	—		4,821,971	48	3,352	3,400
(v) Exchange of outstanding Decoy Common Stock into Intec Parent Common Stock based on the assumed Exchange Ratio	—	—	(1,336,386)	(1)		14,940,792	150	(149)	—
(vi) Closing Financing	—	—	—	—		12,300,475	123	27,777	27,900
Pro forma adjustments	(4,821,971)		(732,635)	(1)		32,063,238	321	33,397	33,717

5. Adjustments to Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2020

The unaudited pro forma combined statements of operations include pro forma adjustments that reflect the U.S. GAAP accounting for the Merger to illustrate the effects of the reverse merger to Intec Israel’s and Decoy’s historical financial statements. Based on Decoy’s management’s review of Intec Israel’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Intec Israel to conform to the accounting policies of Decoy are not expected to be significant. The pro forma adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

F. Costs associated with operating a public company.

G. The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the year ended December 31, 2020. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to include the estimated number of shares of Intec Parent Common Stock that would be issued to Decoy securityholders as of the Closing based on the Exchange Ratio and as a result of the Closing Financing. The following table sets forth the calculation of the pro forma weighted average number of shares outstanding — basic and diluted:

Year ended December 31, 2020
Historical Intec Israel weighted average ordinary shares outstanding	3,461,069
Shares of Intec Parent Common Stock to be issued to Intec Parent shareholders	30,702,335
Total weighted-average shares outstanding	34,163,404

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DESCRIPTION OF SECURITIES

General

The following description of Intec Parent’s capital stock is a summary. This summary is subject to the DGCL and the complete text of Intec Parent Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be in place at the closing of the Transactions which will be substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. We encourage you to read that law and those documents carefully.

There are differences between Intec Israel’s Articles and Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws as they are expected to be in effect after the Transactions, especially relating to changes (i) that are required by Delaware law (i.e., certain provisions of Intec Israel’s Articles were not replicated in Intec Parent’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws because the DGCL would not permit such replication, and certain provisions were included in Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws although they were not in Intec Israel’s Articles because the DGCL requires such provisions to be included in the certificate of incorporation and bylaws of a Delaware corporation or to provide for related provisions customarily provided in respect of publicly-traded Delaware corporations), or (ii) that are necessary in order to preserve the current rights of stockholders and powers of the board of directors of Intec Parent following the Transactions. See “Differences in Shareholder Rights.”

After giving effect to the Amended and Restated Certificate of Incorporation, Intec Parent’s authorized capital stock will consist of shares made up of:

●	200,000,000 shares of common stock, par value $0.01 per share; and
●	5,000,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by Intec Parent’s board of directors.

Common Stock

After the completion of the Merger, each share of Intec Parent Common Stock outstanding will be entitled to one vote on all matters on which stockholders of the Combined Company generally are entitled to vote. However, holders of Intec Parent Common Stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Amended and Restated Bylaws will provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation and/or the Amended and Restated Bylaws, all corporate actions to be taken by vote of the stockholders will be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors will be elected by a plurality of the votes cast at a meeting of Intec Parent’s stockholders for the election of directors at which a quorum is present.

Subject to the rights of holders of any then outstanding class or series of preferred stock, holders of Intec Parent Common Stock will be entitled to receive dividends and other distributions in cash, stock or property of Intec Parent as the board of directors may declare thereon from time to time and will share equally on a per share basis in all such dividends and other distributions. In the event of the Combined Company’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of preferred stock, the remaining assets and funds of the Combined Company available for distribution will be distributed pro rata to the holders of Intec Parent Common Stock in proportion to the number of shares held by them and to the holders of any class or series of preferred stock entitled to a distribution. Holders of Intec Parent Common Stock will not have preemptive rights to purchase shares of Intec Parent Common Stock. All outstanding shares of Intec Parent Common Stock will be fully paid and non- assessable. The rights, preferences and privileges of holders of Intec Parent Common Stock will be subject to those of the holders of any outstanding class or series of Intec Parent preferred stock that Intec Parent may issue in the future.

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Blank Check Preferred Stock

Intec Parent’s board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. The Amended and Restated Certificate of Incorporation will permit Intec Parent to issue up to 5,000,000 shares of preferred stock. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of Intec Parent entitled to vote thereon, without a separate class vote of the holders of preferred stock, or any separate series votes of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock certificate of designations.

Subject to the provisions of the Amended and Restated Certificate of Incorporation and limitations prescribed by law, Intec Parent’s board of directors will be expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for classes and series of preferred stock. The board of directors may fix the number of shares constituting such class or series and the designation of such class or series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. Each class or series will be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The powers (including voting, if any), preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may adversely affect the rights of the Combined Company’s common stockholders by, among other things:

●	restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Intec Parent Common Stock. There is no current intention for Intec Parent to issue any shares of preferred stock.

Anti-takeover Effects of Certain Provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws

General

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Combined Company’s board of directors and that could make it more difficult to acquire control of the Combined Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Delaware Anti-Takeover Law

Upon the consummation of the Merger, Intec Parent will be subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;
●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or
●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by Section 203. The election not to be governed by Section 203 is effective (i) upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware or the adoption of the amendment to the bylaws, as applicable, for a corporation that does not have a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders or (ii) 12 months after such action for all other corporations.

Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not exclude it from the restrictions of Section 203. Intec Parent anticipates that the provisions of Section 203 might encourage companies interested in acquiring it to negotiate in advance with its board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Certificate of Incorporation will not grant stockholders the right to vote cumulatively.

Blank Check Preferred Stock

Intec Parent believes that the availability of the preferred stock under the Amended and Restated Certificate of Incorporation will provide the Combined Company with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow the Combined Company to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by the Combined Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which Intec Parent’s securities may be listed. The board of directors will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

Advance Notice Procedure

The Amended and Restated Bylaws will provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors.

The Amended and Restated Bylaws will provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to Intec Parent secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this proxy statement/prospectus forms a part, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by Intec Parent. In addition, any proposed business other than the nomination of persons for election to the Combined Company’s board of directors must constitute a proper matter for stockholder action.

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The Amended and Restated Bylaws will provide that in the case of nominations for election at an annual meeting, notice must be delivered to, or mailed and received at, the principal executive offices of Intec Parent (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this proxy statement/prospectus forms a part, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made by Intec Parent. In the case of nominations for election at a special meeting of stockholders called for the election of directors, notice must be delivered to, or mailed and received at, the principal executive offices of Intec Parent (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if later, the 10th day following the day on which public announcement of the date of such special meeting is first made by Intec Parent. In addition, each such stockholder’s notice must include certain information regarding the stockholder and the director nominee as set forth in the Amended and Restated Bylaws as described under the section entitled “Differences in Shareholder Rights.”

Staggered Board

Intec Parent’s Amended and Restated Certificate of Incorporation will provide that its board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result approximately one-third of Intec Parent’s directors will be elected each year. The initial term of office of the directors of Class I shall expire as of the first annual meeting of Intec Parent’s stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation; the initial term of office of the directors of Class II shall expire as of the second annual meeting of Intec Parent’s stockholders following the effectiveness of the Amended and Restated Certificate of Incorporation; and the initial term of office of the directors of Class III shall expire as of the third annual meeting of Intec Parent’s stockholders following the effectiveness of the Amended and restated Certificate of Incorporation.

●	The Class I directors will be Hila Karah and Hoonmo Lee;
●	The Class II directors will be Anthony Maddaluna, Brian O’Callaghan and William B. Hayes; and
●	The Class III directors will be Jeffrey Meckler, Michael Newman and Roger Pomerantz.

Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time by a resolution of the majority of its board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the board of directors.

The division of Intec Parent’s board of directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of its management or a change in control.

Action by Written Consent; Special Meetings of Stockholders.

Intec Parent’s Amended and Restated Certificate of Incorporation will provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by the board of directors, the chairperson of the board of directors, the chief executive officer of Intec Parent or the president of Intec Parent (in the absence of a chief executive officer). Except as provided above, stockholders will not be permitted to call a special meeting or to require the board of directors to call a special meeting.

Removal of Directors.

Intec Parent’s Amended and Restated Certificate of Incorporation will not provide for the removal of directors by stockholders.

Exclusive Forum

Intec Parent’s Amended and Restated Certificate of Incorporation will provide that unless Intec Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on its behalf, any action asserting a claim for breach of a fiduciary duty owed by any of its directors and officers to it or its stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or its directors, officers or other team members, which may discourage such lawsuits against Intec Parent and its directors, officers and other team members.

Federal Forum for Securities Act Claims

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, Intec Parent’s Amended and Restated Certificate of Incorporation will contain a federal forum provision which provides that unless Intec Parent consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Intec Parent are deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such a provision, if applicable.

This choice of federal forum for Securities Act claims may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable, which may discourage such lawsuits against Intec Parent and its directors, officers and other team members.

Stock Exchange Listing

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Intec Parent’s common stock will be listed on the Nasdaq Capital Market and will trade under Intec Parent’s name and trading symbol “NTEC.” In addition, subject to the approval of Nasdaq, following the closing of the Merger, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Indaptus Therapeutics, Inc.” and trading symbol “INDP.”

Transfer Agent and Registrar

The transfer agent and registrar for Intec Parent’s common stock will be VStock Transfer, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

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Differences in Shareholder Rights

Upon completion of the Domestication Merger, the rights of Intec Israel shareholders will be governed by the Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and applicable Delaware law. While there will be substantial similarities between their rights after the Domestication Merger and their rights as Intec Israel shareholders prior to the Domestication Merger, there will be some differences.

The following discussion is a summary of material changes in the shareholder rights resulting from the domestication, but does not cover all the differences between the Companies Law and DGCL affecting corporations and their shareholders or all the differences between Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Intec Israel’s articles of association. Please read the complete text of the relevant provisions of the Companies Law, the DGCL, Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Intec Israel’s articles of association. Forms of Intec Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached to this proxy statement/prospectus as Annexes C and D,

	Intec Parent Stockholder Rights	Intec Israel Shareholder Rights
Authorized Capital Stock/Share Capital

Intec Parent will be authorized to issue up to 205 million shares, divided into two classes consisting of: (i) 200 million shares of common stock, par value $0.01 per share; and (ii) 5 million shares of undesignated preferred stock, par value $0.01 per share.

Intec Parent’s board of directors will be authorized to issue additional preferred stock in one or more series, subject to the rights of the holders of any outstanding series of preferred stock.

The number of authorized common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of entitled to vote, without a separate class vote.

The authorized share capital of Intec Israel consists of 17,500,000 ordinary shares, no par value per share.

Intec Israel may, from time to time, via a shareholders’ resolution, increase its authorized share capital by increasing the number of shares it is authorized to issue. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide. Subject to applicable law, Intec Israel may, from time to time, via or pursuant to authorization provided by a shareholders’ resolution, reduce its share capital in any manner.

Voting Rights

Each share of common stock outstanding shall be entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Holders of preferred stock shall be entitled only to such voting rights as are expressly granted in the Amended and Restated Certificate of Incorporation or a certificate of designations.

Every shareholder has one vote for each share held of record, on every resolution (subject to any provisions under Intec Israel’s Articles of Association (the “Articles”) conferring special rights as to voting).

Any shareholder entitled to vote may vote either in person or by proxy, or if the shareholder is a company or other corporate body, by representative duly authorized by it.

Except as required by the Companies Law or the Articles, a resolution of the shareholders is adopted if approved by the holders of a simple majority of the voting power represented at a shareholder meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

208

The Amended and Restated Bylaws provide that, except as required by law, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or the rules of any stock exchange upon which shares of Intec Parent’s capital stock are listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a plurality (as discussed below).

Quorum

The Amended and Restated Bylaws will provide that, unless required by law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, at any meeting of Intec Parent’s stockholders, one-third of the shares entitled to vote, represented in person, by remote communication, if applicable or by proxy, shall constitute a quorum for the transaction of business.

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will provide that the greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by Intec Parent’s board of directors pursuant to the Amended and Restated Bylaws shall constitute a quorum of Intec Parent’s board of directors for the transaction of business.

Two shareholders holding at least 33 and 1/3;% of the voting rights of Intec Israel, constitutes a quorum at shareholder meetings.

In the event that one half hour after the time scheduled for the meeting to begin legal quorum shall not have been formed at a general meeting, the meeting shall stand adjourned for one week, to the same day, time and place, or to a later date, if stated in the invitation to the meeting or in the notice of the meeting. Legal quorum for commencement of the Adjourned Meeting will be at least two shareholders holding at least 33⅓% of the voting rights within one half hour from the time scheduled for the opening of the adjourned meeting.

Dividends and Distributions	Under the DGCL, dividends may be declared by a board of directors, subject to any restrictions in a corporation’s certificate of incorporation, and paid out of the corporation’s surplus or, if no surplus is available, out of any net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, or both, provided that such payment out of net profits would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation of a corporation.	According to the Israeli Companies Law, a company may make distributions (including dividends and share repurchase) only out of its “profits,” as such term is defined in the Israeli Companies Law. The board of directors of Intec Israel is authorized to declare dividends, provided that there is no reasonable concern that payment of the dividend will prevent Intec Israel from satisfying its existing and foreseeable obligations as they become due. Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that payment of the dividend will prevent Intec Israel from satisfying its existing and foreseeable obligations as they become due. Profits, for purposes of the Israeli Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deduction of previous distributions that were not already deducted from the surpluses, as evidenced by financial statements prepared no more than six months prior to the date of distribution.

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Shareholder Rights Plans	Intec Parent currently has no stockholder rights plan. Intec Parent has no present intention to adopt a stockholder rights plan.	The validity of a shareholder rights plan is questionable under Israeli law. Intec Israel does not have a shareholder rights plan, nor does it have the intent to adopt one.

Interested Shareholder Transactions; Anti-Takeover Effects

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested” stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested” stockholder is a person who, alone or together with his affiliates and associates, owns 15 percent or more of the corporation’s voting stock.

The Amended and Restated Certificate of Incorporation does not opt out of this provision.

Under the Israeli Companies Law, the acquisition of shares in a public company whereby the acquiring person would obtain a controlling interest (an interest of 25% or more) is not permitted if the company does not already have a shareholder that has a controlling interest, and an acquisition whereby the acquiring shareholder would thereafter hold more than 45% of the voting rights in the company is not permitted if there is no other 45% shareholder in the company, in each case, except by way of a tender offer in accordance with the provisions of special tender offer. These anti-takeover limitations do not apply to a purchase of shares by way of a private placement in certain circumstances provided under the Israeli Companies Law.

Approval of M&A Transactions

The DGCL generally requires that a merger and consolidation, or sale, lease, or exchange of all or substantially all of a corporation’s assets be approved by the board of directors and by the stockholders in a simple majority.

Under the DGCL, unless required by its certificate of incorporation, a surviving corporation need not obtain stockholder approval for a merger if:

●     each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger;

●     such merger agreement does not amend in any respect the certificate of incorporation of the surviving corporation; and

●     either no shares of common stock of the surviving corporation are to be issued or delivered in the merger or, if common stock will be issued or delivered, the number of shares of common stock issued will not exceed 20% of the shares of common stock outstanding prior to the merger.

The Amended and Restated Certificate of Incorporation does not specifically require this provision.

Under the Israeli Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies.

A merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting, after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or any other person on behalf of such other party and by the relatives of and corporations controlled by these persons. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies, or the Registrar, and 30 days have passed from the time that shareholder resolutions were adopted in each of the merging companies and 50 days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

Rights of Preferred Stock	The Amended and Restated Certificate of Incorporation will expressly authorize Intec Parent’s board of directors, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for series of preferred stock. Intec Parent’s board of directors may fix the number of shares constituting such series and the designation of such series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.	Intec Israel may, from time to time, by a shareholders’ resolution, provide for shares with such preferred or deferred rights or other special rights and/or such restrictions. The rights attached to any class may be modified or cancelled by Intec Israel by a resolution of the general meeting of holders of all shares as one class, without any required separate resolution of any class of shares.

Number of Directors

The Amended and Restated Certificate of Incorporation will provide that the number of directors shall be determined by Intec Parent’s board of directors from time to time.

Intec Parent’s board of directors shall be divided into three classes, designated as Class I, Class II and Class III, with each such class consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Board of Directors. Intec Parent’s board of directors is authorized to assign members of Intec Parent’s board of directors to Class I, Class II or Class III.

Intec Israel’s Articles provide that the number of directors of Intec Israel (including external directors – to the extent external directors are required to be elected under applicable law or should Intec Israel elect to have external directors serve on the board of directors of Intec Israel) shall be determined from time to time by the annual general meeting, provided that it is no less than four and no more than nine.

Director Independence	The DGCL does not impose any specific requirement regarding the independence of directors.	Under the Israeli Companies Law, a public company must have at least two statutory external directors. In order to qualify as an external director, the individual must meet certain independence criteria.

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Election of Directors

The Amended and Restated Bylaws will provide that directors will be elected by a plurality of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present.

The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director is elected; provided that each director initially assigned to Class I shall serve for a term expiring at the first annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the second annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the third annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

The election of directors need not be by written ballot. No decrease in the number of directors constituting Intec Parent’s board of directors shall shorten the term of any incumbent director.

Nominees for director (whether recommended by the board of directors or by a shareholder) are elected by a resolution adopted by a simple majority of the voting power present (in person or by proxy, but excluding abstentions) and voting on a resolution electing them at a shareholder meeting at which a quorum is present.

Ordinary directors (other than external directors) are elected at annual general meetings of shareholders for a one-year term, until the next annual general meeting of shareholders, subject to their earlier death, resignation or removal

If required to elect external directors, a public company must elect its initial external directors within the first three months following becoming a public company, for an initial three year term. External directors may be reelected for two additional terms of three years each under certain circumstances. External directors of Israeli companies listed only on certain foreign exchanges (including Nasdaq) may be reelected for an unlimited number of additional terms of three years each, subject to the fulfillment of certain conditions.

Filling Director Vacancies	The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, any vacancy occurring on Intec Parent’s board of directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum, or by the sole remaining director.	Intec Israel’s Articles provide that the board may at any time and from time to time appoint any person as a director to fill a vacancy, subject to the maximum number of directors on the board of directors as provided in the Articles. The office of a director who is elected by the shareholders or appointed by the board of directors to fill any vacancy continues until the next annual general meeting of shareholders.

Cumulative Voting	The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not provide for cumulative voting.	Intec Israel’s Articles do not provide for cumulative voting.

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Removal of Directors	The Amended and Restated Certificate of Incorporation will not provide for the removal of directors by stockholders.	Under the Articles, the office of a director shall be vacated and the director shall be dismissed or removed upon his resignation, removal by the general meeting, if declared incapacitated or bankrupt, in accordance with a court decision as provided by the Israeli Companies Law or if convicted of an offense as stated in the Israeli Companies Law.

Shareholder Proposals

The Amended and Restated Bylaws will provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to Intec Parent’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting or with respect to the first annual meeting held after Intec Parent’s initial public offering of its shares pursuant to a registration statement on Form S-4, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Intec Parent.

The Amended and Restated Bylaws will provide that such stockholder notice shall set forth, among other things:

(i) the name and address of such stockholder proposing such business and the class, series and number of shares beneficial owned by such Proposing Person (as defined below); and,

(ii) as to each (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert (a “Proposing Person”):

Any shareholder holding at least 1% of the voting rights of Intec Israel (“Proposing Shareholder”) may request, subject to the Companies Law, that the board of directors include a matter on the agenda of a general meeting to be held in the future, provided that the board determines that the matter is appropriate to be considered at a general meeting (a “Proposal Request”).

Under Companies Law regulations, the Proposal Request must be submitted within 3 days or 7 days after the notice of the shareholder meeting is published by Intec Israel.(depending on the agenda items included in the notice for the meeting).The board of directors must publish a revised notice for the shareholder meeting that includes the agenda item included in the Proposal Request (assuming the above requirements are met by the Proposing Shareholder) within 7 days after the final day on which the Proposal Request may be submitted. In lieu of the foregoing timeline, Intec Israel can instead publish a preliminary notice of an upcoming shareholder meeting with tentative, prospective agenda items, in which case a Proposing Shareholder will have 14 days thereafter to submit a Proposal Request to Intec Israel.

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(a) (1) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of Intec Parent and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (2) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of Intec Parent and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting;

(b) any derivative, swap or similar contract or agreement engaged in, directly or indirectly by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of Intec Parent;

(c) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), arrangement, agreement or understanding pursuant to which such Proposing Person has a right to vote any shares of class or series of Intec Parent;

(d) any agreement, arrangement, understanding or relationship, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of Intec Parent by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of Intec Parent or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of Intec Parent;

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(e) any rights to dividends on the shares of any class or series of Intec Parent owned beneficially by such Proposing Person that are separated or separable from the underlying shares of Intec Parent;

(f) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to base on any increase or decrease in the price or value of shares of any class or series of Intec Parent;

(g) any significant equity interests in any principal competitor of Intec Parent held by such Proposing Persons;

(h) any direct or indirect interest of such Proposing Person in any contract with Intec Parent, any affiliate of Intec Parent or any principal competitor of Intec Parent;

(i) any pending or threatened litigation in which such Proposing Person is a party or material participant involving Intec Parent or any of its officers or directors, or any affiliate of Intec Parent,

(j) any material transaction occurring during the prior 12 months between such Proposing Person, on the one hand, and Intec Parent, any affiliate or any principal competitor of Intec Parent, on the other hand;

(k) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of Intec Parent; and

(l) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (ii) through (xii) are referred to as “Disclosable Interests”); and

(ii) As to each item of business to be brought before the meeting:

(a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person;

(b) the text of the proposal or business;

(c) a detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity in connection with the proposal of such business by such stockholder,

(d) a representation that the stockholder is a holder of record of stock of Intec Parent entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business,

(e) a representation whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Intec Parent’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(f) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

In addition, in accordance with the Commission Rule 14a-8 under the Exchange Act, stockholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by Intec Parent at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to stockholders. As provided in the Commission rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before Intec Parent begins to print and mail its proxy materials.

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Director Nominations by Shareholders

In the case of nominations for election at an annual meeting, notice must be delivered to Intec Parent’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, not more than 120 days nor less than 190 days prior to the date of such annual meeting or, if less than 120 days’ notice is given of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by Intec Parent.

Such stockholder’s notice shall set forth:

(i) As to the (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert (a “Nominating Person”):

(a) the information in clause (i) in Stockholder Proposals above, except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i) of the Amended and Restated Bylaws; and

(b) Any Disclosable Interests (as defined above), except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears and any other information relating to the director nominees that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and

(ii) As to each person whom a Nominating Person proposes to nominate for election as a director:

(a) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice if such proposed nominee were a Nominating Person;

The required timing for submission of nomination of an Alternate Nominee by a Proposing Shareholder, and Intec Israel’s required response, matches what is described under “Shareholder Proposals” above.

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(b) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(d) a representation that the Nominating Person is a holder of record of stock of Intec Parent entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(e) a representation whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Intec Parent’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination;

(f) a completed and signed questionnaire, representation and agreement as provided in the Amended and Restated Bylaws; and

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(g) additional information as may reasonably be required by Intec Parent to determine the eligibility of such proposed nominee to serve as an independent director of Intec Parent in accordance with the listing standards of the principal U.S. exchange upon which Intec Parent’s capital stock is listed, any applicable rules of the Commission and any publicly disclosed standards used by Intec Parent’s board of directors in determining and disclosing the independence of Intec Parent’s directors or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Shareholder Action by Written Consent	The Amended and Restated Certificate of Incorporation will provide that stockholders of Intec Parent may not take any action by written consent in lieu of a meeting.	The Companies Law does not allow action of shareholders of a public company by written consent in lieu of a meeting.

Amendments to Certificate of Incorporation

The Amended and Restated Certificate of Incorporation will provide that Intec Parent reserves the right to amend, alter or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner prescribed by statute or the Amended and Restated Certificate of Incorporation, and all rights conferred to Intec Parent stockholders in the Amended and Restated Certificate of Incorporation are granted subject to this reservation.

Pursuant to Section 242(b) of the DGCL, to amend the Amended and Restated Certificate of Incorporation, Intec Parent’s board of directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the stockholders or directing that the amendment proposed be considered at the next annual meeting of the stockholders.

At the meeting, the affirmative vote of the requisite percentage of the outstanding stock entitled to vote thereon called for by statute or the Amended and Restated Certificate of Incorporation, plus, if the amendment adversely affects the powers, rights or preferences of any class of shares, the affirmative vote of a majority of the outstanding stock of such class, is required to adopt the amendment.

Under the Companies Law, the articles of association set forth substantially all of the provisions that under Delaware law are split between the charter and the bylaws of a company.

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Amendments to Bylaws	The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will provide that the Amended and Restated Bylaws may be adopted, repealed, altered or amended by an affirmative vote of a majority of Intec Parent’s board of directors. The stockholders may not adopt, amend, alter or repeal the Amended and Restated Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of Intec Parent entitled to vote thereon.	Under the Companies Law, a company may amend its articles of association by a resolution adopted at a general meeting of shareholders by the majority of the voting power present and voting on the resolution, excluding abstentions (provided a proper quorum is present), unless explicitly stated otherwise under the articles of association.

Special Meetings of Shareholders	The Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders for any purpose or purposes may be called at any time only by Intec Parent’s board of directors, the chairperson of Intec Parent’s board of directors, the chief executive officer of Intec Parent, or the president of Intec Parent (in the absence of a chief executive officer), and may not be called by any other person or persons.	Under the Companies Law, special general meetings of shareholders may be called by the board of directors at any time and shall be called at the request of (a) two directors, (b) one-quarter of the directors in office, (c) shareholder(s) holding at least 5% of the outstanding ordinary shares of Intec Israel and at least 1% of Intec Israel’s voting rights, or (d) shareholder(s) holding at least 5% of Intec Israel’s voting rights.

Notice of Meetings of Shareholders	The Amended and Restated Bylaws will provide that notice of the place, day and time, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose for which the meeting is called, shall be given to the stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. In addition, notice may be given in any manner permitted by the DGCL.	Under Companies Law regulations to which Intec Israel is subject as a public company, notice of an annual or special shareholder meeting must be provided at least 21 days or 35 days (depending on the agenda items for the meeting) prior to the date of the meeting and at least two days or five days (depending on the agenda items) prior to the record date. Because Intec Israel’s shares are listed on Nasdaq, the record date for its shareholder meetings may be between 4 and 40 days prior to the date of the shareholder meeting.

Proxies	The Amended and Restated Bylaws will provide that a stockholder entitled to vote may vote in person or by proxy.	Intec Israel’s Articles provide that a shareholder may vote in person or by proxy.

Concurrent Office of Chairman and CEO	The DGCL does not restrict the concurrent holding of the office of chairman of the board of directors and chief executive officer.	The concurrent office of chairperson of the board of directors and a chief executive officer requires approval by a special majority of the shareholders, for periods of up to three years each.

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Limitation of Personal Liability of Directors/Officers

The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of Intec Parent directors made a party to any proceeding (other than any action or suit by or in the right of Intec Parent to procure a judgment in its favor) to Intec Parent or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to Intec Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Companies Law provides that an office holder’s (that is, an executive officer’s or director’s) fiduciary duties consist of a duty of care and a duty of loyalty. A company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Intec Israel’s Articles include such a provision. A company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Indemnification of Directors and Officers

The DGCL allows a corporation to indemnify any person who is or was a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Amended and Restated Bylaws will provide that Intec Parent shall indemnify (and provide advancement of expenses to) any person who is or was a director or officer of Intec Parent or any person who is or was a director or officer of Intec Parent and who is or was serving at the request of Intec Parent as a director, officer, employee, trustee or agent of another entity, to the full extent permitted by the DGCL.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification (Intec Israel’s Articles authorize such indemnification):

● financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court; however, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

● reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding, and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

● reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Pursuant to the Companies Law, indemnification of, exculpation of and procurement of insurance coverage for, office holders in a public company that are not directors must be approved by the audit committee, the board of directors and, if the office holder is a director, the chief executive officer or a controlling shareholder, also by the company’s shareholders.

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Conflict of Interest; Interested Party Transactions

Under the DGCL, no contract or transaction between Intec Parent and one or more of its directors or officers, or between Intec Parent and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee of the board of directors that authorizes the contract or transaction or solely because the director’s or officer’s vote was counted for such purpose, if:

●       the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

●      the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

●      the contract or transaction is fair to Intec Parent as of the time it is authorized, approved, or ratified by the board of directors, a committee of the board of directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes the contract or the transaction.

The Israeli Companies Law requires that an office holder promptly disclose any “personal interest” that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

In the case of a transaction with an office holder or with another person in which an office holder has a “personal interest” which is not an extraordinary transaction, subject to the office holder’s disclosure of his or her interest, board approval is sufficient for the approval of the transaction. The transaction must not be adverse to the company’s interest. If the transaction is an extraordinary transaction (a transaction not in the ordinary course, which is not on market terms, or that is likely to have a material impact on the company’s profitability, properties or obligations), it must be approved by the audit committee and the board of directors. Generally, an office holder who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at the meeting or vote thereon.

Under the Israeli Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. In addition, extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the engagement of a controlling shareholder as an office holder or employee (including compensation therefor), generally require the approval of the audit committee (or compensation committee with respect to engagement as an office holder or employee), the board of directors and the shareholders, in that order. The shareholder approval must include at least a majority of the shares of non-interested shareholders voted on the matter. However, the transaction can be approved by shareholders without this special approval if the total shares of non-interested shareholders that voted against the transaction do not represent more than 2% of the voting rights in the company. In addition, any such extraordinary transaction whose term is longer than three years may require further shareholder approval every three years, unless, where permissible under the Israeli Companies Law, the audit committee approves that a longer term is reasonable under the circumstances.

In addition, under the Israeli Companies Law, each shareholder has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his or her power in the company, such as in shareholder votes. In addition, specified shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of the articles of association, has the power to appoint or prevent the appointment of an office holder or any other power with respect to the company.

220

Executive Compensation

In accordance with the Amended and Restated Bylaws, the board of directors of Intec Parent will determine the employment terms of the directors.

Under the DGCL, the Board of Directors determines the employment terms of the CEO.

For details regarding compensation of controlling shareholders, see above under “Conflict of Interest; Interested Party Transactions”.

Under the Israeli Companies Law, a public company is obligated to determine a compensation policy regarding the terms of office and employment of officers in the company. The compensation policy must be approved (subject to a number of exceptions) by the compensation committee, the board of directors and the general meeting of the shareholders by a special majority.

The terms of office of officer holders shall be in accordance with the compensation policy (subject to certain exceptions). The compensation terms of directors, the chief executive officer, and any employee or service provider who is considered a controlling shareholder must, subject to certain exceptions, be approved separately by the compensation committee, the board of directors and by a special majority of the shareholders, in that order. The compensation terms of other executive officers require the approval of the compensation committee and the board of directors.

Internal Auditor	There is no requirement under the DGCL for a corporation to appoint an Internal Auditor.	According to the Israeli Companies Law, the board of directors of a public company shall appoint an Internal Auditor who shall be appointed at the proposal of the audit committee. The Internal Auditor shall examine, inter alia, whether the company’s acts are correct in terms of compliance with the law and of orderly business practice.

Dissenters’ or Appraisal Rights

Under the DGCL, stockholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares as determined in action brought before the Delaware Court of Chancery. However, unless the certificate of incorporation otherwise provides, the DGCL states that stockholders do not have a right to dissent from any plan of merger or consolidation with respect to shares:

● listed on a national securities exchange or held of record by more than 2,000 holders; and

● for which, pursuant to the plan of merger or consolidation, stockholders will receive only (1) shares or depository receipts of another corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (2) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (3) cash for fractional shares or (4) any combination of (1) – (3).

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer for the purchase of all of the issued and outstanding shares of the company. Shareholders may request an appraisal in connection with such a tender offer for a period of six months following the consummation of the tender offer, however the purchaser may stipulate that any tendering shareholder surrender its appraisal rights.

221

In addition, the DGCL provides that, unless the certificate of incorporation provides otherwise, stockholders of a surviving corporation do not have the right to dissent from a plan of merger if the merger did not require for its approval the vote of the stockholders.

The DGCL also provides that all appraisal actions with respect to shares that were listed on a national securities exchange immediately before the merger shall be dismissed by the Delaware Court of Chancery unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (3) the merger was approved without a stockholder vote pursuant to Sections 253 or 267 of the DGCL.

Exclusive Forum	The Amended and Restated Certificate of Incorporation will provide that, subject to certain exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Intec Parent, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Intec Parent to Intec Parent or Intec Parent’s stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, (iv) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware.	Intec Israel’s Articles do not contain any provision with respect to the forum for any shareholder to bring an action.

This exclusive forum provision, however, is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act. In addition, the Amended and Restated Certificate of Incorporation does not relieve Intec Parent of its duties to comply with federal securities laws and the rules and regulations thereunder, and Intec Parent stockholders will not be deemed to have waived Intec Parent’s compliance with these laws, rules and regulations. The Amended and Restated Certificate of Incorporation also provide that any person or entity purchasing or otherwise acquiring any interest in shares of Intec Parent capital stock will be deemed to have notice of and consented to this exclusive forum provision.

222

PRINCIPAL STOCKHOLDERS OF DECOY

The following table sets forth information with respect to the beneficial ownership of Decoy as of May 11, 2021, unless indicated below, by:

●	each person or entity known by Decoy to beneficially own 5% or more of its outstanding common stock;

●	each of its executive officers;

●	each of its directors; and

●	all of its executive officers and directors as a group.

The information in the table below is based on 1,336,386 shares of Decoy common stock, which represents the total number of outstanding shares of Decoy common stock immediately prior to the Merger, including (i) 732,635 shares of common stock outstanding as of May 11, 2021; (ii) 314,928 shares of Decoy common stock issuable upon the conversion of Decoy’s Series Seed Preferred Stock; and (iii) 288,823 shares of Decoy common stock issuable upon the conversion of SAFEs. The table additionally incorporates, to the extent applicable, beneficial ownership of stock options for certain officers of Decoy where the vesting provisions related to the same have been accelerated by Decoy’s board of directors in connection with the Merger.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after the date of this proxy statement/prospectus are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to Decoy’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under community property laws. Unless otherwise indicated, the address of each beneficial owner is c/o Decoy Biosystems, Inc., 3210 Merryfield Row, San Diego, CA 92121.

Decoy is not owned or controlled, directly or indirectly, by another corporation or by any foreign government. Decoy is not aware of any arrangement that may, at a subsequent date, result in a change of control of Decoy.

Name of Beneficial Owner	Shares of Decoy Common Stock Beneficially Owned		Percentage
Persons or entities holding 5% or more of Decoy’s outstanding common stock
TY Bio Investment, Inc.	261,654	(1)	19.6%
Philip and Donna Harris Revocable Trust 3/1/2005	77,150	(2)	5.8%
Anderson Family Trust	145,920	(3)	10.9%
Funds affiliated with Savantus Ventures, LLC	99,850	(4)	7.5%

Executive officers and directors of Decoy
Michael J. Newman, Ph.D., Chief Executive Officer and Director	523,049	(5)	39.1%
Stella M. Sung, Ph.D., Chief Business Officer	22,731	(6)	1.7%
Hoonmo Lee, Director	261,654	(7)	19.6%
Brian O’Callaghan, Director	6,879	(8)	*
All executive officers and directors of Decoy as a group (4 persons)	814,313		59.6%

*	Less than 1%

(1)	TY Bio Investment, Inc. is a California corporation (“TY Bio”). TY Bio is controlled by Hoonmo Lee, a director of Decoy. As such, Mr. Lee may be deemed to beneficially own such shares of Decoy common stock. Represents 261,654 shares of common stock issuable upon the conversion of Series Seed Preferred Stock.

(2)	Share are held by the Philip and Donna Harris Revocable Trust 3/1/2005, Philip and Donna Harris, Trustees. Consists of (i) 68,958 shares of common stock and (ii) 8,192 shares of common stock issuable upon the conversion of Series Seed Preferred Stock.

(3)

Shares are held by the Anderson Family Trust, Glen R. Anderson, Trustee. Consists of (i) 26,165 shares of common stock issuable upon conversion of Series Seed Preferred Stock; and (ii) 119,755 shares of common stock issuable upon conversion of outstanding SAFEs.

(4)	Savantus Ventures, LLC (“Savantus Ventures”) is a New York limited liability company. Includes (i) 52,884 shares of common stock issuable upon conversion of outstanding SAFEs held by Savantus DEC III LLC, a New York limited liability company (“Savantus III”); (ii) 35,556 shares of common stock issuable upon conversion of outstanding SAFEs held by Savantus DEC II LLC, a New York limited liability company (“Savantus II”); and (iii) 11,410 shares of common stock issuable upon conversion of Series Seed Preferred Stock held by Savantus DEC LLC, a New York limited liability company (“Savantus,” and collectively with Savantus II and Savantus III, the “Savantus Entities”). Savantus Ventures has the investment discretion and voting power over the shares held by each of the Savantus Entities. Ryan Flynn is the controlling partner of Savantus Ventures. As such, Mr. Flynn may be deemed to beneficially own shares of common stock held by the Savantus Entities.

(5)	Consists of (i) 512,940 shares of common stock held by the Michael J. Newman Trust, dated January 21, 2008, Michael J. Newman, Trustee, (ii) 7,493 shares of common stock held by Janet Lee Harris, Trustee of the Janet Harris Living Trust, executed on March 25, 2009 (the “Harris Trust”); and (iii) 2,616, shares of Decoy common stock issuable upon conversion of Series Seed Preferred Stock held by the Harris Trust. Ms. Harris is the spouse of Dr. Newman, and as such, Dr. Newman is deemed to beneficially own such shares.

(6)	Consists of (i) 8,997 shares of common stock issuable upon exercise of outstanding options, including 947 shares underlying options that will vest within 60 days of May 11, 2021; and (ii) 13,734 shares of common stock underlying options that will become vested immediately before the consummation of the Merger.

(7)	Consists of 261,654 shares of common stock issuable upon the conversion of outstanding Series Seed Preferred Stock held by TY Bio. Mr. Lee controls TY Bio and may therefore be deemed to beneficially own such shares of Decoy common stock.

(8)	Consists of 6,879 shares of common stock issuable upon exercise of outstanding options of which 438 shares will vest within 60 days of May 11, 2021.

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PRINCIPAL SHAREHOLDERS OF INTEC ISRAEL

The following table sets forth information with respect to the beneficial ownership of Intec Israel Shares as of May 11, 2021, unless indicated below, by:

●	each person or entity known by Intec Israel to beneficially own 5% or more of its outstanding ordinary shares;

●	each of its executive officers;

●	each of its directors; and

●	all of its executive officers and directors as a group.

Applicable percentage ownership is based on 4,821,971 ordinary shares outstanding as of May 11, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares issuable under options or warrants that are exercisable within 60 days after May 11, 2021 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to Intec Israel’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under community property laws. Unless otherwise indicated, the address of each beneficial owner is c/o Intec Pharma Ltd., 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel.

Intec Israel is not owned or controlled, directly or indirectly, by another corporation or by any foreign government. Intec Israel is not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

	Shares Beneficially Owned
Name of Beneficial Owner	Ordinary Shares		Percentage(%)
Persons or entities holding 5% or more our outstanding ordinary shares
Intracoastal Capital LLC (1)	245,927	(1)	5.1%

Executive officers and directors
Jeffrey A. Meckler	47,776	(2)	1.0%
John W. Kozarich	19,315	(3)	*
Walt A. Linscott	21,082	(4)	*
Nir Sassi	18,247	(5)	*
Anthony J. Maddaluna	4,345	(6)	*
Hila Karah	2,791	(7)	*
Roger J. Pomerantz	1,666	(8)	*
William B. Hayes	1,666	(9)	*
All executive officers and directors as a group (8 persons)	116,888	(10)	2.7%

*	Less than 1%

(1)	Based partially on information contained in a Schedule 13G filed with the SEC on January 29, 2021 jointly by Intracoastal Capital LLC, or Intracoastal, Mitchell P. Kopin and Daniel B. Asher. Each of Intracoastal, Mr. Kopin and Mr. Asher may have been deemed to have beneficial ownership of 245,927 ordinary shares, which consisted of (i) 5,000 ordinary shares held by Intracoastal and (ii) 220,000 ordinary shares issuable upon exercise of a warrant held by Intracoastal and (iii) 20,927 ordinary shares issuable upon exercise of a second warrant held by Intracoastal. The address of Intracoastal and Mr. Kopin is 245 Palm Trail, Delray Beach, Florida 33483 and Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.

(2)	Consists of (i) 9,839 ordinary shares, and (ii) 37,937 ordinary shares issuable upon exercise of outstanding options, of which 937 will vest within 60 days of May 11, 2021.

(3)	Consists of (i) 7,589 ordinary shares, and (ii) 11,726 ordinary shares issuable upon exercise of outstanding options, of which 84 will vest within 60 days of May 11, 2021.

(4)	Consists of 21,082 ordinary shares issuable upon exercise of outstanding options of which 1,208 will vest within 60 days of May 11, 2021.

(5)	Consists of 18,247 ordinary shares issuable upon exercise of outstanding options of which 1,208 will vest within 60 days of May 11, 2021.

(6)	Consists of (i) 2,679 ordinary shares, and (ii) 1,666 ordinary shares issuable upon exercise of outstanding options, of which 84 will vest within 60 days of May 11, 2021.

(7)	Consists of 2,791 ordinary shares issuable upon exercise of outstanding options, of which 168 will vest within 60 days of May 11, 2021.

(8)	Consists of 1,666 ordinary shares issuable upon exercise of outstanding options, of which 84 will vest within 60 days of May 11, 2021.

(9)	Consists of 1,666 ordinary shares issuable upon exercise of outstanding options, of which 168 will vest within 60 days of May 11, 2021.

(10)	Consists of (i) 20,107 ordinary shares, and (ii) 96,781 ordinary shares issuable upon exercise of outstanding options, of which 3,941 will vest within 60 days of days of May 11, 2021.

224

PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY

Except where specifically noted, the following information and all other information contained in this proxy statement/prospectus do not give effect to the proposed Reverse Split described in Proposal No. 3.

The following table and the related notes present information on the beneficial ownership of the Combined Company’s ordinary shares immediately after the consummation of the Merger, applying an estimated Exchange Ratio, which may be adjusted based on the amount of Intec Israel and Decoy net cash prior to the closing of the Merger, and based on beneficial ownership as of May 11, 2021, by:

●	each person, or group of affiliated persons, expected by Intec Israel and Decoy to become the beneficial owner of more than 5% of the outstanding common stock of the Combined Company;
●	each executive officer and director of the Combined Company; and
●	all of the Combined Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible, as the case may be, within 60 days of the date of this proxy statement/prospectus. Shares of common stock issuable pursuant to such securities are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, management believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

The percentage of shares beneficially owned is based on 32,063,238 shares of Combined Company Common Stock, which assumes $30 million raised in the Closing Financing, expected to be outstanding upon the closing of the Merger.

Based on the assumptions described herein, immediately following the Merger, the former Decoy stockholders will hold approximately 75% of the outstanding shares of Combined Company Common Stock, the former shareholders of Intec Israel will retain ownership of approximately 25% of the outstanding shares of Combined Company Common Stock. The following table and the related notes assume that, at the effective time of the Merger, each share of Decoy Common Stock will convert into the right to receive an estimated 11.18 shares of Intec Parent Common Stock and to account for the occurrence of certain events discussed elsewhere in this proxy statement/prospectus. The estimated Exchange Ratio calculation contained herein is based upon, among other things, Intec Israel’s and Decoy’s shares outstanding at the date of this proxy statement/prospectus on a fully diluted basis and assumed net cash at Closing. Pursuant to the Merger Agreement the actual allocation will be subject to adjustment based on, among other things, the respective net cash balances of Decoy and the consolidated Intec entities (including, in the case of Intec Israel, any proceeds from the Disposition), subject to certain exceptions. See “The Merger Agreement — Merger Consideration” for more information regarding the Exchange Ratio.

Name of Beneficial Owner	Shares of Intec Parent Common Stock Beneficially Owned		Percentage (%)
Persons or entities holding 5% or more our outstanding common stock
TY Bio Investment, Inc.	2,925,292	(1)	9.1%
Anderson Family Trust	1,631,384	(2)	5.1%

Executive officers and directors
Jeffrey A. Meckler	47,776	(3)	*
Nir Sassi	18,247	(4)	*
Michael J. Newman, Ph.D.	5,847,688	(5)	18.2%
Walt A. Linscott	21,082	(6)	*
Hila Karah	2,791	(7)	*
Anthony J. Maddaluna	4,345	(8)	*
William B. Hayes	1,666	(9)	*
Roger J. Pomerantz	1,666	(10)	*
Hoonmo Lee	2,925,292	(11)	9.1%
Brian O’Callaghan	76,907	(12)	*
All executive officers and directors as a group (10 persons)	8,947,460	(13)	27.9%

*	Less than 1%

(1)

Shares are held by TY Bio Investment, Inc. (“TY Bio”). TY Bio is a California corporation that is controlled by Hoonmo Lee, a director nominee of Intec Parent. As such, Mr. Lee may be deemed to beneficially own such shares of Intec Parent common stock.

(2)	Shares are held by the Anderson Family Trust, Glen R. Anderson, Trustee.
(3)	Consists of (i) 9,839 shares of common stock, and (ii) 37,937 shares of common stock issuable upon exercise of outstanding options, of which 937 will vest within 60 days of May 11, 2021.

(4)	Consists of 18,247 shares of common stock issuable upon exercise of outstanding options of which 1,208 will vest within 60 days of May 11, 2021.

(5)	Consists of (i) 5,734,669 shares of common stock held by the Michael J. Newman Trust, dated January 21, 2008, Michael J. Newman, Trustee, (ii) 83,772 shares of common stock held by Janet Lee Harris, Trustee of the Janet Harris Living Trust, executed on March 25, 2009 (the “Harris Trust”); and (iii) 29,247, shares of common stock held by the Harris Trust. Ms. Harris is the spouse of Dr. Newman, and as such, Dr. Newman is deemed to beneficially own such shares.

(6)	Consists of 21,082 shares of common stock issuable upon exercise of outstanding options of which 1,208 will vest within 60 days of May 11, 2021.

(7)	Consists of 2,791 shares of common stock issuable upon exercise of outstanding options, of which 168 will vest within 60 days of May 8, 2021.

(8)	Consists of (i) 2,679 shares of common stock, and (ii) 1,666 shares of common stock issuable upon exercise of outstanding options, of which 84 will vest within 60 days of May 8, 2021.

(9)	Consists of 1,666 shares of common stock issuable upon exercise of outstanding options, of which 168 will vest within 60 days of May 8, 2021.

(10)	Consists of 1,666 shares of common stock issuable upon exercise of outstanding options, of which 84 will vest within 60 days of May 8, 2021.
(11)	Consists of 2,925,292 shares of common stock. The shares are held by TY Bio. Mr. Lee controls TY Bio and may therefore be deemed to beneficially own such shares of common stock.

(12)	Consists of 76,907 shares of common stock issuable upon exercise of outstanding options of which 4,897 shares will vest within 60 days of May 11, 2021.
(13)

Consists of (i) 8,785,498 shares of common stock, and (ii) 161,962 shares of common stock issuable upon exercise of outstanding options, of which 8,754 will vest within 60 days of days of May 11, 2021.

225

LEGAL MATTERS

McDermott Will & Emery LLP, New York, New York will pass upon the validity of the Intec Parent Common Stock offered by this proxy statement/prospectus.

226

EXPERTS

The consolidated financial statements of Intec Pharma Ltd. as of December 31, 2020 and 2019 and for the years then ended included in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Intec Pharma Ltd.’s ability to continue as a going concern as described in Note 1(b) to the consolidated financial statements) of Kesselman & Kesselman, Certified Public Accountant (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Decoy Biosystems, Inc. (“Decoy”) as of December 31, 2020 and 2019, and for each of the years then ended, have been included in this proxy statement/prospectus in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 and 2019 financial statements contains an explanatory paragraph that states that Decoy has limited liquidity and has incurred recurring losses and negative cash flows from operations since inception, and that these conditions, among others, raise substantial doubt about Decoy’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

227

WHERE YOU CAN FIND MORE INFORMATION

Prior to January 1, 2019, Intec Israel was subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, Intec Israel filed reports, including annual reports on Form 20-F, with the SEC. Intec Israel also furnished to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. Intec Israel was also exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and its officers, directors and principal shareholders were exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

Effective January 1, 2019, Intec Israel was required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive in certain respects, and which must be filed more promptly, than the forms available to a foreign private issuer. In addition, Intec Israel is now required to comply with U.S. proxy requirements and Regulation FD (Fair Disclosure) and our officers, directors and principal shareholders are subject to the beneficial ownership reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act.

Intec Parent has filed a registration statement under the Securities Act with the SEC with respect to the securities of Intec Parent to be issued pursuant to the Merger Agreement. This proxy statement/prospectus constitutes the prospectus of Intec Parent filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as Intec Israel, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s web site is not part of this proxy statement/prospectus, and any references to this web site or any other web site are inactive textual references only.

Decoy does not have a class of equity securities registered under the Exchange Act and does not file reports or other information with the SEC.

228

OTHER MATTERS

Shareholder Proposals

Intec Israel is not aware of any other matter that may be brought before the Meeting. If any matter other than the Proposals or related matters should properly come before the Meeting; however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who meet the conditions set out in that section, specifically – holding, in the aggregate, at least 1% of the voting power in Intec Israel – may submit a request to include an item to the agenda of the Meeting within 7 days following our notice of the Meeting, provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders. Proposals should be addressed to: Intec Pharma Ltd., attention: Nir Sassi, Chief Financial Officer, 12 Hartom St., Har Hotzuim Jerusalem 9777512, Israel.

Future Stockholder Proposals

If the Merger is completed, you will be entitled to attend and participate in Intec Parent’s annual meetings of stockholders. If Intec Parent holds a 2021 annual meeting of stockholders, Intec Parent will provide notice of or otherwise publicly disclose the date on which the 2021 annual meeting will be held. If the 2021 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for Intec Parent’s 2021 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

Householding of Proxy Statement/Prospectus

Under rules adopted by the SEC, Intec Israel is permitted to deliver a single set of proxy materials to any household at which two or more shareholders reside if Intec Israel reasonably believes the shareholders are members of the same family. This process, called householding, allows Intec Israel to reduce the number of copies of these materials it must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instruction.

Intec Israel is not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Intec Israel shareholder who also holds his or her shares directly, and you would each like to start householding for our annual reports and proxy statements, please contact us at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, or by calling Intec Israel at +972-2-586-4657.

This year, some brokers and nominees who hold our shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact Intec Israel as stated above, and Intec Israel will promptly send you a copy. If a broker or nominee holds Intec Israel Shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Intec Israel Shares, and together both of you would like to receive only a single set of our disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

229

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement/prospectus, the Intec Israel board does not intend to present at the Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Intec Israel board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

230

Intec Pharma LTD. AND SUBSIDIARIES

F-1

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of Intec Pharma Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Intec Pharma Ltd and its subsidiary (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the consolidated financial statements, the Company has suffered recurring losses from operations and cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(b). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel, P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

F-2

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment assessment of the production equipment for AP-CD/LD (“Equipment”)

As described in Note 6e to the consolidated financial statements, the Company’s equipment balance was $3.7 million as of December 31, 2020. The Company performed an impairment assessment due to impairment indicators. As a result of the impairment assessment no impairment of the equipment was recorded for the year ended December 31, 2020. As part of the assessment, the Company calculated the value of the equipment, using a combination of market approach and cost approach. The fair value has been compared to the carrying amount in the books. If the equipment is considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

The principal considerations for our determination that performing procedures relating to the equipment impairment is a critical audit matter were based on significant estimates and assumptions required in determining the fair value of the equipment, which includes, among others adjustments to the historical cost that derived from brokers or manufacturers who are active in the used equipment market and other relevant market data. This led to a high degree of auditor judgment, effort and subjectivity in performing procedures and evaluating the estimates and assumptions required in determining the fair value of the equipment. In addition, the audit effort involved the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing management’s process for determining the fair value estimate of the equipment; testing the completeness, accuracy and relevance of underlying data used in the valuation;

Evaluating management’s assumptions related to the fair value of the equipment involved evaluating whether the assumptions used by management were reasonable considering whether these assumptions were consistent with evidence obtained in other areas of the audit and using professionals with specialized skill and knowledge to assist in the evaluation of the equipment.

/s/ Kesselman & Kesselman

Certified Public Accountants (lsr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 16, 2021

We have served as the Company’s auditor since 2006.

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel, P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

F-3

INTEC PHARMA LTD.

CONSOLIDATED BALANCE SHEETS

	December 31
	2020	2019
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	$14,671	$9,292
Investment in marketable securities (Note 3)	—	770
Prepaid expenses and other receivables (Note 8a)	297	3,683
TOTAL CURRENT ASSETS	14,968	13,745

NON-CURRENT ASSETS:
Property and equipment, net (Note 4)	1,394	2,575
Operating lease right-of-use assets (Note 6d)	817	1,243
Other assets (Note 6e(1))	3,717	3,717
TOTAL NON-CURRENT ASSETS	5,928	7,535

TOTAL ASSETS	$20,896	$21,280

Liabilities and shareholders’ equity
CURRENT LIABILITIES -
Accounts payable and accruals:
Trade	$368	$3,507
Other (Note 8b)	4,966	4,835
TOTAL CURRENT LIABILITIES	5,334	8,342
LONG-TERM LIABILITIES:
Operating lease liabilities (Note 6d)	338	799
Other liabilities (Note 9)	691	604
TOTAL LONG-TERM LIABILITIES	1,029	1,403
TOTAL LIABILITIES	6,363	9,745

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
SHAREHOLDERS’ EQUITY:
Ordinary shares, with no par value - authorized: 17,500,000 and 5,000,000 Ordinary Shares as of December 31, 2020 and December 31, 2019, respectively; issued and outstanding: 4,321,296 and 1,811,431 Ordinary Shares as of December 31, 2020 and December 31, 2019, respectively	727	727
Additional paid-in capital	217,357	200,231
Accumulated deficit	(203,551)	(189,423)
TOTAL SHAREHOLDERS’ EQUITY	14,533	11,535
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,896	$21,280

The accompanying notes are an integral part of these consolidated financial statements.

F-4

INTEC PHARMA LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT EXPENSES, net	$(6,740)	$(26,659)
GENERAL AND ADMINISTRATIVE EXPENSES	(7,089)	(8,287)
IMPAIRMENT OF LONG-LIVED ASSETS (Note 6e(2))	—	(13,663)
OTHER INCOME	—	1,500
OPERATING LOSS	(13,829)	(47,109)
FINANCIAL INCOME (EXPENSES), net (Note 8c)	(175)	148
LOSS BEFORE INCOME TAX	(14,004)	(46,961)
INCOME TAX (Note 9)	(124)	(638)
NET LOSS	$(14,128)	$(47,599)

LOSS PER ORDINARY SHARE - BASIC AND DILUTED	$(4.08)	$(28.18)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER ORDINARY SHARE IN THOUSANDS	3,461	1,689

The accompanying notes are an integral part of these consolidated financial statements.

F-5

INTEC PHARMA LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional paid-in	Accumulated
	Number of		capital	Deficit	Total
	shares	Amounts	Amounts
	U.S. dollars in thousands
BALANCE AT JANUARY 1, 2019	1,678,469	$727	$194,642	$(141,824)	53,545
CHANGES DURING 2019:
Issuance of ordinary shares, net of issuance costs (Note 7b(1))	97,226	—	2,086	—	2,086
Issuance of ordinary shares per equity line agreement (Note 7b(2))	30,626	—	—	—	—
Exercise of options by employees (Note 7c)	5,110	—	282	—	282
Share-based compensation (Note 7c)	—		3,221		3,221
Net loss	—	—	—	(47,599)	(47,599)
BALANCE AT DECEMBER 31, 2019	1,811,431	$727	$200,231	$(189,423)	11,535
CHANGES DURING 2020:
Issuance of ordinary shares, net of issuance costs (Note 7b(1))	41,569	—	421	—	421
Issuance of ordinary shares and warrants, net of issuance costs (Note 7b(3))	812,500	—	5,692	—	5,692
Issuance of ordinary shares and warrants, net of issuance costs (Note 7b(4))	814,598	—	4,426	—	4,426
Issuance of ordinary shares and pre-funded warrants, net of issuance costs (Note 7b(6))	356,250	—	4,599	—	4,599
Exercise of pre-funded warrants (Note 7b(6))	356,250	—	71		71
Exercise of warrants (Note 7b(3) and 7b(4))	128,698		769		769
Share-based compensation (Note 7c)	—	—	1,148	—	1,148
Net loss	—	—	—	(14,128)	(14,128)
BALANCE AT DECEMBER 31, 2020	4,321,296	$727	$217,357	$(203,551)	14,533

The accompanying notes are an integral part of these consolidated financial statements.

F-6

INTEC PHARMA LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,128)	$(47,599)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	1,203	854
Impairment of long-lived assets	—	13,663
Exchange differences on cash and cash equivalents	(162)	67
Change in right of use asset	509	967
Change in lease liabilities	(492)	(713)
Gains on marketable securities	(2)	(13)
Share-based compensation	1,148	3,221
Changes in operating asset and liabilities:
Decrease (increase) in prepaid expenses and other receivables	3,386	(747)
Decrease in deferred tax assets	—	281
Increase (decrease) in accounts payable and accruals	(3,060)	679
Increase in other liabilities	87	295
Net cash used in operating activities	(11,511)	(29,045)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(22)	(921)
Investment in other assets	—	(2,865)
Proceeds from disposal of marketable securities	772	576
Net cash provided by (used in) investing activities	750	(3,210)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares, net of issuance costs	421	2,086
Proceeds from issuance of ordinary shares and warrants, net of issuance costs (Note 7b(3))	5,692	—
Proceeds from issuance of ordinary shares and warrants, net of issuance costs (Note 7b(4))	4,426	—
Proceeds from issuance of ordinary shares and pre-funded warrants, net of issuance costs (Note 7b(6))	4,599	—
Proceeds from exercise of pre-funded warrants (Note 7b(6))	71	—
Proceeds from exercise of warrants (Note 7b(3) and 7b(4))	769	—
Proceeds from exercise of options by employees	—	282
Net cash provided by financing activities	15,978	2,368
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,217	(29,887)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	9,292	39,246
EXCHANGE DIFFERENCES ON CASH AND CASH EQUIVALENTS	162	(67)
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$14,671	$9,292

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$9	$75
Interest received	$39	$327
SUPPLEMENTARY DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Acquisition of right-of-use assets by means of lease liabilities	$83	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-7

NOTE 1 - NATURE OF OPERATIONS:

a.	Intec Pharma Ltd. (“Intec”) is engaged in the development of proprietary technology which enables the gastric retention of certain drugs. The technology is intended to significantly improve the efficacy of the drugs and substantially reduce their side-effects or the effective doses.

Intec is a limited liability public company incorporated in Israel.

Intec’s ordinary shares are traded on the Nasdaq Capital Market (“Nasdaq”).

In September 2017, Intec incorporated a wholly owned subsidiary in the United States of America in the State of Delaware – Intec Pharma Inc. (the “Subsidiary”, together with Intec - “the Company”). The Subsidiary was incorporated mainly to provide Intec executive and management services, including business development and investor relationship activities outside of Israel.

On March 15, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Intec Parent, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Intec Parent”) that was incorporated in March 2021, Dillon Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Intec Parent (“Merger Sub”) that was incorporated in March 2021, Domestication Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of Intec Parent (the “Domestication Merger Sub”) that was incorporated in March 2021 and Decoy Biosystems, Inc., a Delaware corporation (“Decoy”). Under the terms of the Merger Agreement, following the merger of the Domestication Merger Sub with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Intec Parent (the “Domestication Merger”), and subject to satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly owned subsidiary of Intec Parent (the “Merger”). For more details see note 10c.

b.	The Company engages in research and development activities and has not yet generated revenues from operations. On July 22, 2019, the Company announced top-line results according to which its Phase III clinical trial for AP-CD/LD did not achieve its primary and secondary endpoints. Accordingly, there is no assurance that the Company’s operations will generate positive cash flows. As of December 31, 2020, the cumulative losses of the Company were approximately $203.6 million. Management expects that the Company will continue to incur losses from its operations, which will result in negative cash flows from operating activities.

The Company believes that it has adequate cash to fund its ongoing activities through the completion of the Merger and into the first quarter of 2022. However, changes may occur that would cause the Company to consume its existing cash prior to that time, including the costs to consummate the Merger. Prior to closing of the Merger, the Company agreed, among other things, that it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment or that it would otherwise take steps related to the divestment or disposal and satisfaction of liabilities of the Company’s Accordion Pill business, to be effected immediately after closing. Although the Company has entered into the Merger Agreement and intends to consummate the Merger, there is no assurance that it will be able to successfully complete the Merger on a timely basis, or at all. If, for any reason, the Merger is not consummated and the Company is unable to continue to operate its ongoing activities or identify and complete an alternative strategic transaction like the Merger, the Company may be required to dissolve and liquidate its assets. In such case, the Company would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left to distribute to its shareholders after paying its debts and other obligations and setting aside funds for reserves.

F-8

NOTE 1 - NATURE OF OPERATIONS (continued):

In addition, the COVID-19 pandemic, that has spread globally, has resulted in significant financial market volatility and uncertainty in the past year. Many countries around the world, including in Israel and the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. The Company has implemented remote working and work place protocols for its employees in accordance with government requirements. The implementation of measures to prevent the spread of COVID-19 pandemic have resulted in disruptions to the Company’s partnering efforts which depend, in part, on attendance at in-person meetings, industry conferences and other events. It is not possible at this time to estimate the full impact that COVID-19 could have on the Company’s operation, as the impact will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact. As of the date of issuance of these consolidated financial statements, the extent to which the COVID-19 pandemic may materially impact the Company’s financial condition, liquidity, or results of operations is uncertain.

As a result of these uncertainties, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of these financial statements.

These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

c.	On September 3, 2019, the Company was notified by Nasdaq that it was not in compliance with the minimum bid price requirements for continued listing on the Nasdaq. The notification provided that the Company had 180 calendar days, or until March 2, 2020, to regain compliance. On March 3, 2020, the Company was notified that it is eligible for an additional 180 calendar day period, or until August 31, 2020, to regain compliance. As a result of tolling of compliance periods by Nasdaq, on April 17, 2020, the Company was notified that the term to regain compliance was extended until November 13, 2020.

The Company implemented a 1-for-20 reverse share split of its outstanding ordinary shares that was effective for Nasdaq purposes at the open of business on October 30, 2020, which resulted in the Company regaining compliance with the minimum bid price requirement. As a result of the reverse share split, every 20 outstanding ordinary shares was combined into one ordinary share. All fractional shares created by the reverse share split were rounded up to the nearest whole share. The number of authorized shares was proportionately reduced from 350,000,000 ordinary shares to 17,500,000 ordinary shares. The reverse share split decreased the Company’s outstanding ordinary shares from 78,964,492 shares to 3,965,046 shares as of that date. All share and per share amounts in these consolidated financial statements have been retroactively adjusted to reflect the reverse share split.

d.	The Company’s effective “shelf” registration statement on Form S-3 is under General Instruction I.B.6 to Form S-3, or the Baby Shelf Rule. The amount of funds the Company can raise through primary public offerings of securities in any 12-month period using its registration statement on Form S-3 is limited to one-third of the aggregate market value of the ordinary shares held by non-affiliates of the Company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.    Basis of presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (‘U.S. GAAP’).

b.    Principles of consolidation

The consolidated financial statements include the accounts of Intec and its Subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

c.    Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the impairment assessment on certain long-lived assets and fair value of share-based compensation.

d.    Functional and presentation currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of Intec and the Subsidiary are conducted. Accordingly, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

e.    Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

F-9

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

f.    Marketable securities

The Company’s marketable securities included bonds issued by the State of Israel and corporate bonds with a minimum of A rating by global rating agencies. These assets are recorded at fair value with changes recorded in the statement of operations as “financial income, net”, as the Company chooses to apply the fair value option. The Company elected the fair value option to measure and recognize its investments in debt securities in accordance with ASC 825, Financial Instruments as the Company manages its portfolio and evaluates the performance on a fair value basis.

g.    Property and equipment:

1)	Property and equipment are stated at cost, net of accumulated depreciation.

2)	The Company’s property and equipment are depreciated by the straight-line method on the basis of their estimated useful lives.

Annual rates of depreciation are as follows:

%
Computers and peripheral equipment	33
Production and laboratory equipment	10-14
Office furniture and equipment	7-10

Leasehold improvements are depreciated by the straight-line method over the shorter of the expected lease term and the estimated useful life of the improvements.

h.    Impairment of long-lived assets

The Company’s long-lived assets include property, equipment and long-term other assets. The Company evaluates its long-lived assets for impairment in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When necessary, the Company calculates the undiscounted value of the projected cash flows associated with the asset, or asset group, and compares this estimated amount to the carrying amount. If any of its long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s assumptions and market conditions. Changes in assumptions or market conditions could result in a change in estimated future cash flows and the likelihood of materially different reported results.

No impairment on long-lived assets was recorded for the year ended December 31, 2020. During the year ended December 31, 2019, the Company recorded an impairment loss related to certain of its long-lived assets in the amount of $13.7 million. The impairment charge is recorded as an operating expense. For more details, see note 6e(2).

i.    Share-based compensation

The Company accounts for employees’ and directors’ share-based payment awards classified as equity awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the accelerated method based on the multiple-option award approach. Performance based awards are expensed over the vesting period when the achievement of performance criteria is probable.

The Company has elected to recognize forfeitures as they occur.

F-10

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

j.    Research and development expenses, net

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of salaries, share-based compensation expenses, payroll taxes and other employee benefits, subcontractors and materials used for research and development activities, including clinical trials, manufacturing costs and professional services. All costs associated with research and developments are expensed as incurred.

Grants received from the Israel Innovation Authority, formerly known as the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor (the “IIA”), were recognized when the grant becomes receivable, provided there was reasonable assurance that the Company will comply with the conditions attached to the grant and there was reasonable assurance the grant will be received. The grant is deducted from the research and development expenses as the applicable costs are incurred, see note 6c.

Research and development expenses, net for the year ended December 31, 2019, include participation in research and development expenses in the amount of approximately $1.1 million. The Company had no participation in research and development expenses for the year ended December 31, 2020.

Clinical trial expenses are charged to research and development expense as incurred. The Company accrues for expenses resulting from obligations under contracts with clinical research organizations (CROs). The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. The Company’s objective is to reflect the appropriate trial expense in the consolidated financial statements by matching the appropriate expenses with the period in which services and efforts are expended. In the event advance payments are made to a CRO, the payments are recorded as other assets, which will be recognized as expenses as services are rendered.

k.    Loss contingencies:

The Company may become involved, from time to time, in various lawsuits and legal proceedings which arise in the ordinary course of business. The Company records accruals for loss contingencies to the extent that it concludes their occurrence is probable and that the related liabilities are estimable.

l.    Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future.

2)	Uncertainty in income taxes

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the position will be sustained based on technical merits. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

F-11

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

m.    Loss per share

Loss per share, basic and diluted, is computed on the basis of the net loss for the year divided by the weighted average number of ordinary shares outstanding during the year. Diluted loss per share is based upon the weighted average number of ordinary shares and of ordinary shares equivalents outstanding when dilutive. Ordinary share equivalents include outstanding stock options and warrants which are included under the treasury stock method when dilutive.

The following share options were excluded from the calculation of diluted loss per ordinary share because their effect would have been anti-dilutive for the years presented (share data):

	December 31
	2020	2019
Outstanding stock options	237,288	216,255
Warrants	948,044	-

n.    Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

o.    Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, marketable securities and certain receivables. The Company deposits cash and cash equivalents with highly rated financial institutions (Israeli banks). In addition, all marketable securities carry a high rating or are government insured. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

F-12

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

p.    Leases

The Company is a lessee in several noncancelable operating leases primarily for office and operational spaces and vehicles. The Company currently has no finance leases.

The Company accounts for leases in accordance with ASC Topic 842, “Leases”. The Company determines if an arrangement is a lease at inception. Right-of-use, or ROU, assets and operating lease liabilities are recognized based on the present value of lease payments over the lease term as of the commencement date. Operating lease ROU assets are presented as operating lease right of use assets on the consolidated balance sheets.

The current portion of operating lease liabilities is included in other current liabilities and the long-term portion is presented separately as operating lease liabilities on the consolidated balance sheets.

Lease expense is recognized on a straight-line basis for operating leases. The Company’s leases may include variable payments based on measures that include changes in price index. Change to index based variable lease payments is expensed in the period of the change. Variable lease payments are presented as operating expense on the consolidated statements of operations in the same line item as expense arising from fixed lease payments.

The Company elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, the Company does not recognize ROU assets or lease liabilities. Instead, the Company recognizes the lease payments for those leases in profit or loss on a straight-line basis over the lease term.

The Company’s lease terms may include options of the Company as the lessee to extend the lease. The lease extensions are included in the measurement of the right of use asset and lease liability if it is reasonably certain that it will exercise that option.

Because the Company’s leases do not provide an implicit rate of return, an incremental borrowing rate is used based on the information available at the commencement date in determining the present value of lease payments on an individual lease basis. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

The Company has lease agreements with lease and non-lease components and has elected the practical expedient to combine lease and non-lease components for all underlying classes of assets. All fixed payments of non-lease components are included in the measurement of lease payments, the ROU asset, and the lease liability. All variable payments for non-lease components and executory costs will be recognized and disclosed as variable lease payments.

We applied the modified retrospective transition method and elected the transition option to use the effective date of January 1, 2019 as the date of initial application (“Transition Date”).

Topic 842 provides for a number of optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permits not to reassess under Topic 842 its prior conclusions about lease identification, lease classification, and initial direct costs.

ROU assets for operating leases are periodically reviewed for impairment losses under ASC 360-10, “Property, Plant, and Equipment”, to determine whether a ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

F-13

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

q.    Newly issued accounting pronouncements

New accounting pronouncements effective in future periods

Financial Instruments - Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326)-Measurement of Credit Losses on Financial Instruments. This guidance replaces the current incurred loss impairment methodology. Under the new guidance, on initial recognition and at each reporting period, an entity is required to recognize an allowance that reflects its current estimate of credit losses expected to be incurred over the life of the financial instrument based on historical experience, current conditions and reasonable and supportable forecasts. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments - Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates (“ASU 2019-10”). The purpose of this amendment is to create a two tier rollout of major updates, staggering the effective dates between larger public companies and all other entities. This granted certain classes of companies, including Smaller Reporting Companies (“SRCs”), additional time to implement major FASB standards, including ASU 2016-13. Larger public companies will have an effective date for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All other entities are permitted to defer adoption of ASU 2016-13, and its related amendments, until the earlier of fiscal periods beginning after December 15, 2022. Under the current SEC definitions, the Company meets the definition of an SRC and is adopting the deferral period for ASU 2016-13. The guidance requires a modified retrospective transition approach through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements but does not expect that the adoption of this standard will have a material impact on its consolidated financial statements.

NOTE 3 - MARKETABLE SECURITIES

The Company’s marketable securities included bonds issued by the State of Israel and corporate bonds with a minimum of A rating by global rating agencies. These assets are recorded as fair value with changes recorded in the statement of operations as “financial income, net”, as the Company chose to apply the fair value option. These assets are categorized as Level 1.

As of December 31, 2020, the Company had no marketable securities. As of December 2019, the amount of the marketable securities is approximately $770 thousand.

The gain, net from changes in marketable securities for the years ended December 31, 2020 and 2019 amounted to approximately $2 thousand and $13 thousand, respectively.

F-14

NOTE 4 - PROPERTY AND EQUIPMENT, NET:

	December 31
	2020	2019
	U.S. dollars in thousands
Cost:
Computers and communications equipment	$259	$248
Production and laboratory equipment	7,297	7,286
Office furniture and equipment	208	208
Leasehold improvements	2,029	2,029
	9,793	9,771
Less:
Accumulated depreciation	(8,399)	(7,196)
Property and equipment, net	$1,394	$2,575

Depreciation expense totaled approximately $1,203 thousand, and approximately $854 thousand for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 - EMPLOYEE SEVERANCE BENEFITS

The Company is required by Israeli law to make severance payments to Israeli employees upon dismissal or upon termination of employment in certain other circumstances.

The Company operates a number of post-employment defined contribution plans. A defined contribution plan is a program that benefits an employee after termination of employment, under which the Company regularly makes fixed payments to a separate and independent entity so that the Company has no legal or constructive obligation to pay additional contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods. The fund assets are not included in the Company’s financial position.

The Company operates pension and severance compensation plans subject to Section 14 of the Israeli Severance Pay Law. The plans are funded through payments to insurance companies or pension funds administered by trustees. In accordance with its terms, the plans meet the definition of a defined contribution plan, as defined above.

Contribution plan expenses totaled approximately $360 thousand and approximately $610 thousand for the years ended December 31, 2020 and 2019, respectively.

The Company expects contribution plan expenses in 2021 to amount to approximately $400 thousand.

F-15

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES:

a.	Joint venture and exclusive license agreement

In June 2000, the Company engaged in a joint venture and exclusive license agreement with Yissum Research and Development Company, owned by the Hebrew University of Jerusalem (“Yissum”). Under the license agreement, the Company has been granted a perpetual and exclusive license to develop, manufacture and market products globally, which are based directly or indirectly on a patent owned by Yissum and based on the intellectual property that has been created as a result of the research that has been conducted by Yissum and financed by the Company under the license agreement.

The Company is entitled to grant sub-licenses to third parties and said sub-licenses may be perpetual, and any sublicensee thereunder will not be required to assume any undertaking towards Yissum.

Under the license agreement, the Company committed to act for the future development of products that are based on Yissum’s patent and on the initial research activity that was undertaken under the license agreement (the “Products”). Several pending patents have resulted from the development work done by the Company, on its behalf or on behalf of the Company and Yissum jointly. Further, the Company assumed in the license agreement all costs of submitting and managing patent applications, as well as maintaining pending and granted patents.

In accordance with an amendment to the license agreement dated July 13, 2005 (which reduced royalty rates), and in exchange for the license, the Company agreed to pay 3% royalties on its overall net income (as defined in the license agreement) from the sale of the Products, to Yissum from the time of the first commercial sale. Furthermore, the Company agreed to pay 15% royalties on sub-licenses on any payment or benefit whatsoever that the Company may receive from sub-licenses.

As of the date of issuance of these consolidated financial statements, the Company has not yet begun to sell its product candidates and has not yet granted sub-licenses to any party, and, accordingly, no obligation has yet to arise to pay royalties in accordance with the license agreement.

The parties are entitled to cancel the license agreement in the following cases: (a) the appointment of a liquidator or a receiver or the submission of an application for liquidation in relation to the other party, which is not cancelled within 180 days; (b) attachment proceedings, debt collecting agency proceedings and similar proceedings in connection with a significant portion of the other party’s assets; (c) the liquidation or bankruptcy of the other party; or (d) a significant breach that is not cured within 30 days from the time notice is given. If the license agreement is cancelled except in the case of its cancellation as a result of a breach by Yissum, the rights that were granted under the license will return to Yissum.

In accordance with the license agreement, the agreement will remain in force until the later of the expiry of the last patent that partially underlies the Products on a global basis or 15 years from the time of the first commercial sale under the license agreement.

b.	Cooperation agreements

As part of its operations, the Company entered into feasibility agreements with multinational companies for the development of products that combine the Company’s proprietary Accordion Pill platform technology with certain drugs for the treatment of various indications. These agreements sometimes include a mutual possibility of entering into negotiations for the acquisition of a future license for the commercial use of the products that are being developed by the multinational companies under the feasibility agreements. In addition, the multinational companies agreed to reimburse the Company for its expenses, based on milestones that are detailed in the feasibility agreements.

F-16

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

This funding is recognized in the statements of operations as a deduction from research and development expenses, as they are incurred.

1)	In December 2020, the Company entered into cannabinoid research collaboration agreement with GW Research Limited (“GW”) to explore using the Accordion Pill platform for an undisclosed research program.

2)	In May 2019, the Company entered into a research collaboration agreement with Merck Sharp & Dohme (“Merck”) for the development of a custom-designed Accordion Pill for one of Merck’s proprietary compounds. Under the agreement, the Company’s activities will be funded by Merck subject to the achievement of agreed milestones. In October 2020, the Company entered into a new research collaboration agreement with Merck for another compound.

3)	In January 2018, the Company entered into a feasibility and option agreement with Novartis Pharmaceuticals (“Novartis”) to explore using the Accordion Pill platform for a proprietary Novartis compound. Under the agreement and the research plan, the Company’s activities were to be funded by Novartis subject to the achievement of agreed milestones. In December 2019, the Company received notice from Novartis of the termination of the agreement, since this program no longer meets Novartis’ mid to long-term strategic goals. Novartis agreed to pay to the Company $1.5 million on conclusion of the program. The Company recorded this amount in the statements of operations for the year ended December 31, 2019 as ‘Other income’, which was paid in February 2020.

c.	Grants from the IIA

The Company has received grants from the IIA for research and development funding and therefore is subject to the provisions of the Israeli Law for the Encouragement of Research, Development and Technological Innovation in the Industry and the regulations and guidelines thereunder (the “Innovation Law”, formerly known as the Law for the Encouragement of Research and Development in Industry). Under the Innovation Law, the rate of royalties varies between 3% to 5% computed based on the revenues from the products that their development was also funded by grants from the IIA. Such commitment is up to the amount of grants received (dollar linked), plus interest at annual rate based on LIBOR. Pursuant to the Innovation Law there are restrictions regarding intellectual property and manufacturing outside of Israel, unless approval is received, and additional payments are made to the IIA.

At the time the Company received the grants, successful development of the program was not assured and, accordingly, no liability has been recognized in the financial statements.

In February 2018, the Company received an approval from the IIA to manufacture its AP-CD/LD product outside of Israel. As such, the royalties to the IIA will be paid at an increased rate and up to an increased cap amount of three times the total amount of the IIA grants, plus interest accrued thereon, depending on the manufacturing volume to be performed outside Israel. The Company received from the IIA grants in the total amount of approximately NIS 42.3 million (approximately $11.3 million) for research and development programs in the years 2009 through 2016. The Company did not apply for any grants from the IIA since January 1, 2017.

F-17

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

d.	Lease Agreements:

1)	The Company is a tenant under a lease agreement in respect of offices and operational spaces in Jerusalem until June 30, 2022. Rent payments are denominated in NIS and linked to the Israeli CPI.

To secure the Company’s obligations to the lease agreement in Jerusalem, the Company has granted a bank guarantee to the lessor, which amounted to approximately $157 thousand and $147 thousand approximately as of December 31, 2020 and 2019, respectively.

2)	The Company has entered into operating lease agreements for vehicles used by its employees. The lease periods are generally for three years and the payments are linked to the Israeli CPI. To secure the terms of the lease agreements, the Company has made certain prepayments to the leasing company, representing approximately three months of lease payments.

Lease expense for the years ended December 31, 2020 and 2019 was comprised of the following:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Operating lease expense	$501	$743
Short-term lease expense	15	102
Variable lease expense	-	2
	$516	$847

Supplemental information related to leases are as follows:

	December 31
	2020	2019
	U.S. dollars in thousands
Operating lease right-of-use assets	$817	$1,243
Current Operating lease liabilities	596	544
Non-current operating lease liabilities	$338	$799

Other information:

Operating cash flows from operating leases (cash paid in thousands)	$547	$743
Weighted Average Remaining Lease Term (years)	1.59	2.43
Weighted Average Discount Rate of operating leases	5.40%	5.45%

F-18

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

Maturities of lease liabilities are as follows:

Year	Amount
U.S. dollars in thousands
2021	625
2022	329
2023	22
Total lease payments	976
Less imputed interest	(42)
Total	934

e.	Establishment of the Commercial Scale Production Capabilities for AP-CD/LD:

1)	LTS Process Development Agreement

In December 2018, the Company entered into a Process Development Agreement for Manufacturing Services with LTS for the manufacture of AP-CD/LD (the “Agreement”). Under the Agreement, the Company will bear the costs incurred by LTS to acquire the production equipment for AP-CD/LD (“Equipment”) which amounted to approximately €6.8 million (approximately $7.8 million), and this amount will later be reimbursed to the Company by LTS in the form of a reduction in the purchase price of the AP-CD/LD product. The Company paid in full all the consideration. The Company has recognized the Equipment as non-current other assets.

In 2019, the Company performed an impairment assessment on certain of its long-lived assets which resulted an impairment charge of the Equipment in the amount of approximately $4.1 million. As of December 31, 2019, the fair value of the Equipment was approximately $3.7 million. As of December 31, 2020, the Company performed an impairment assessment on the Equipment which determined that there is no need to record an additional impairment charge of the Equipment. For more details, see note 6e(2) below.

The Agreement also contains several termination rights, including, among others, in the cases of bankruptcy, breach by either party, change of control of either of the parties, or the sale or licensing by us of the Accordion Pill to a third party, and as of December 31, 2020 and 2019, the Company has a liability in the amount of €2.0 million (as of December 31, 2020 approximately $2.45 million) for LTS’s facility upgrading costs. This liability will be paid to LTS only if the Company decides not to continue with the project or commercialization of AP-CD/LD.

2)	Impairment Assessment

(i)	On July 22, 2019, the Company announced top-line results from its pivotal Phase III clinical for AP-CD/LD for the treatment of advanced Parkinson’s which did not meet its target endpoints. The Company determined that the Phase III clinical trial results constituted a triggering event that required the Company to evaluate its large-scale automated production line for manufacturing Accordion Pills (the “Production Line”) and Equipment net from the liability described in note 6e(1), together “AP-CD/LD Assets, net” for impairment test.

For the year ended December 31, 2019, the Company recorded an impairment charge of approximately $13.7 million of its AP-CD/LD Assets, net which represents excess carrying value compared to the fair value of the AP-CD/LD Assets, net.

F-19

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

The following table illustrates the effect of the impairment assessment on the AP-CD/LD Assets, net, as of December 31, 2019:

	Cost/ Liability	Impairment Charge	Fair Value
	U.S. dollars in thousands
Production Line	$9,568	$(9,568)	$-
Equipment	7,812	(4,095)	3,717
Liability for LTS’s facility upgrading costs	(2,244)	-	(2,244)
AP-CD/LD Assets, net	$15,136	$(13,663)	$1,473

The fair value was determined using the discounted cash flow method (level 3) which utilized significant estimates and assumptions surrounding the amount and timing of the projected net cash flows, which includes the probability of out-licensing the AP-CD/LD program to a third-party, the probability of obtaining FDA approval, the expected impact of competition, the discount rate, which seeks to reflect the various risks inherent in the projected cash flows, and the tax rate.

(ii)	As of December 31, 2020, the Company performed an additional impairment assessment on its Equipment since the uncertainty that the Company will initiate operation for commercial manufacturing in the foreseeable future. Based on this assessment, as of December 31, 2020, the fair value of the Equipment was higher than its net book value and no impairment was recorded for the year ended December 31, 2020. As of December 31, 2020, the net book value of the Equipment is approximately $3.7 million. The fair value was determined using a combination of market approach and cost approach (level 3). This method utilized significant estimates and assumptions which include adjustments to the historical cost that derived from brokers or manufacturers who are active in the used equipment market and other relevant market data.

While management believes the assumptions used in their impairment assessments are reasonable, any changes in the actual market conditions versus the assumptions used in the models could result in a change in estimated future cash flows, which may result in an additional impairment charge on Equipment in the future.

f.	Lawsuit

In December 2019, two former directors and officers (the “plaintiffs”) filed a statement of claim with the Jerusalem District Labor Court alleging breach of contract related to a purported vesting of certain options issued to the plaintiffs pursuant to the execution of the LTS Agreement and further alleging payments due for unredeemed vacation days.

The plaintiffs sought pecuniary damages of NIS 2.4 million (as of December 31, 2020 approximately $750 thousand) plus interest and linkage to the Israeli CPI.

On February 17, 2021, the Company entered into a settlement agreement (the “Settlement Agreement”) with each of the plaintiffs, pursuant to which the Company agreed to pay to each plaintiff NIS 400 thousand (approximately $125 thousand) in cash (the “Settlement Amount”) in return for the complete settlement of all past and future claims by each plaintiff. The Settlement Amount was recorded under accounts payable and accruals as of December 31, 2020. On February 18, 2021, the Jerusalem District Labor Court agreed to dismiss the case.

F-20

NOTE 7 - SHARE CAPITAL:

a.	Rights of the Company’s ordinary shares

Each ordinary share is entitled to one vote. The holders of ordinary shares are also entitled to receive dividends whenever funds are legally available, when and if declared by the Board of Directors. Since its inception, the Company has not declared any dividends.

b.	Changes in share capital:

1)	On March 1, 2019, the Company entered into a Sales Agreement with Cowen and Company, LLC (“Cowen”) which provides that, upon the terms and subject to the conditions and limitations in the Sales Agreement, the Company may elect from time to time, to offer and sell ordinary shares through an “at-the-market” equity offering program through Cowen acting as sales agent.

The issuance and sale of ordinary shares by the Company under the offering program was made pursuant to the Company’s effective “shelf” registration statement on Form S-3 filed with the SEC on March 1, 2019 and declared effective on March 28, 2019, as amended by a prospectus supplement filed on March 13, 2020. On May 4, 2020, the Company terminated the prospectus supplement, but the sales agreement remains in full force and effect.

During September and December 2019, the Company sold 97,226 ordinary shares under the Sales Agreement at an average price of $22.6 per share for aggregate net proceeds of approximately $2.1 million, net of issuance expenses of approximately $112 thousand.

During January 2020, the Company sold 41,569 ordinary shares under the Sales Agreement at an average price of $10.50 per share for aggregate net proceeds of approximately $421 thousand, net of issuance expenses of approximately $15 thousand.

2)	On December 2, 2019, the Company entered into an ordinary shares purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (Aspire Capital) which provides that, upon the terms and subject to the conditions and limitations in the Purchase agreement, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of the Company’s ordinary shares over the 30-month term of the Purchase Agreement. The Company will control the timing and amount of sales of the Company’s ordinary shares to Aspire Capital. In consideration for entering into the Purchase Agreement, the Company issued to Aspire Capital 30,626 ordinary shares.

3)	On February 3, 2020, the Company completed an underwritten public offering, pursuant to which the Company issued 764,000 ordinary shares, pre-funded warrants to purchase 48,500 ordinary shares and warrants to purchase 812,500 ordinary shares. Each pre-funded warrant was exercisable at an exercise price of $0.002 per share. All the pre-funded warrants were exercised following the closing of the offering. Each ordinary share and warrant or pre-funded warrant and warrant was sold together at a combined price of $8.00. Each warrant shall is exercisable at an exercise price of $8.00 per share and has a term of five years from the date of issuance. The Company concluded that the warrants are classified as equity, since they meet all criteria for equity classification. The total net proceeds were approximately $5.7 million, after deducting underwriting discounts, commissions and other offering expenses in the amount of $800 thousand. In June and July 2020, warrants to purchase 44,625 ordinary shares were exercised for consideration of $357 thousand. As of December 31, 2020, warrants to purchase 767,875 ordinary shares remained outstanding. In February 2021, warrants to purchase 20,000 ordinary shares were exercised for consideration of $160 thousand.

F-21

NOTE 7 - SHARE CAPITAL (continued):

4)	On May 6, 2020, the Company completed a registered direct offering, pursuant to which the Company sold and issued to certain institutional investors 814,598 ordinary shares at a purchase price per share of $6.138. In addition, in a concurrent private placement, the Company also sold and issued to the purchasers in the offering unregistered warrants to purchase 407,299 ordinary shares. Each warrant is exercisable at an exercise price of $4.90 per share and has a term of five and one-half years from the date of issuance. The Company concluded that the warrants are classified as equity, since they meet all criteria for equity classification. The total net proceeds were approximately $4.5 million, after deducting placement agent and other offering expenses in the amount of approximately $500 thousand. In July 2020, warrants to purchase 84,073 ordinary shares were exercised for consideration of approximately $412 thousand. As of December 31, 2020, warrants to purchase 323,226 ordinary shares remained outstanding. In February 2021, warrants to purchase 162,500 ordinary shares were exercised for consideration of $796 thousand.

5)	On July 15, 2020, the Company increased its authorized share capital from 5,000,000 ordinary shares to 17,500,000 ordinary shares.

6)	On August 10, 2020, the Company completed a registered direct offering, pursuant to which the Company sold and issued to Aspire Capital Fund LLC (Aspire Capital), 356,250 ordinary shares at a purchase price per share of $7.022. In addition, the Company also sold and issued to Aspire Capital pre-funded warrants to purchase 356,250 ordinary shares at a purchase price per share of $6.822. Each pre-funded warrant was exercisable at an exercise price of $0.20 per share. The pre-funded warrants were exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Company concluded that the pre-funded warrants are classified as equity, since they meet all criteria for equity classification. The total net proceeds were approximately $4.6 million, after deducting commitment fee and other offering expenses in the amount of approximately $330 thousand. In December 2020, the pre-funded warrants were exercised in full for consideration of approximately $71 thousand. The total net proceeds were approximately $4.7 million, after deducting offering expenses.

c.	Share-based compensation:

1)	In September 2005, the Company’s board of directors approved a share option plan for grants to directors, employees and consultants (the “2005 Plan”). The 2005 plan expired in September 2015.

In January 2016, the Company’s board of directors approved a new option plan (the”2015 Plan”). Originally, the maximum number of ordinary shares reserved for issuance under the 2015 Plan was 35,000 ordinary shares for grants to directors, employees and consultants. In July 2016, an increase of 35,000 ordinary shares was approved by the board of directors.

In December 2017, June 2018 and December 2019, an increase of 105,000, 50,000 and 50,000 ordinary shares, respectively, was approved by the Company’s shareholders at a general meeting of shareholders. In July 2020, the Company’s shareholders approved a further increase of 175,000 ordinary shares.

As of December 31, 2020, 181,027 shares remain available for grant under the Plan.

The 2015 Plan is designed to enable the Company to grant options to purchase ordinary shares under various and different tax regimes including, without limitation: pursuant and subject to Section 102 of the Israeli Tax Ordinance and pursuant and subject to Section 3(i) of the Israeli Tax Ordinance.

F-22

NOTE 7 - SHARE CAPITAL (continued):

The awards may be exercised after vesting and in accordance with vesting schedules which will be determined by the Company’s board of directors for each grant. The maximum term of the awards is 10 years. The fair value of each option granted under the 2015 Plan is estimated using the Black-Scholes option pricing method. Expected volatility is based on the Company’s historical volatility. The risk-free interest rate was determined on the basis of the yield rates to maturity of unlinked government bonds bearing a fixed interest rate, whose maturity dates correspond to the expected exercise dates of the options.

The Company’s management uses the contractual term or its expectations, as applicable, of each option as its expected life. The expected term of the options granted represents the period that granted options are expected to remain outstanding.

2)	On August 22, 2019, the Company reduced the exercise price of 63,183 options previously granted to employees (excluding executive officers and directors) to $8.94 (determined based on the closing price of the Company’s ordinary shares on Nasdaq on August 21, 2019). The total incremental fair value of these options amounted to $253 thousand and was determined based on the Black-Scholes pricing options model using the following assumptions: risk free interest rate of 1.5%, expected volatility of 99% - 122%, expected term of 2.6-4.4 years and dividend yield of 0%. The incremental fair value of the fully vested options as of August 22, 2019 in the amount of $62 thousand was recognized immediately. The remaining incremental fair value will be recognized over the remaining vesting period and until January 2022.

3)	During the years ended December 31, 2020 and December 31, 2019, the Company granted options to employees and directors as follows:

	Year ended December 31, 2020
	Number of options granted	Exercise price	Vesting period	Expiration
Employees	85,000	$6.15-$8.57	1.29-3 years	7 years
Directors	10,000	$6.15	3 years	7 years

	Year ended December 31, 2019
	Number of options granted	Exercise price range	Vesting period	Expiration
Employees	73,250	$8.94-$152.8	3 years	7 years
Directors	7,000	$12.4-$97.2	3 years	7 years

The weighted average fair value of options granted during the years was generally estimated by using the Black-Scholes option-pricing model as follows:

	Year ended December 31
	2020	2019

Weighted average fair value	$4.38	$55.28

F-23

NOTE 7 - SHARE CAPITAL (continued):

The underlying data used for computing the fair value of the options are as follows:

	Year ended December 31
	2020	2019
Value of ordinary share	$5.60-$6.20	$10.2-$149.2
Dividend yield	0%	0%
Expected volatility	102.58%-110.4%	53.32%-100.04%
Risk-free interest rate	0.28%-1.42%	1.65%-2.57%
Expected term	5 years	5 years

The following table summarizes the number of options outstanding with exercise price in NIS, which were granted under the 2005 Plan, for the years ended December 31, 2020 and December 31, 2019, and related information:

	Employees and directors		Consultants
	Number of options	NIS (1)	Number of options	NIS (1)

Outstanding at January 1, 2019	14,773	550.4	402	10.0
Exercised	(1)	10.0	(127)	10.0
Forfeited	(4,295)	465.0	-	-
Expired	(6,343)	437.8	(275)	10.0
Outstanding at December 31, 2019	4,134	812.0	-	-
Forfeited	-	-	-	-
Expired	(4,134)	812.0	-	-
Outstanding at December 31, 2020	-	-	-	-

The following table summarizes the number of options outstanding with exercise price in USD, which were granted under the 2015 Plan, for the years ended December 31, 2020 and December 31, 2019, and related information:

	Employees and directors
	Number of options	USD(2)

Outstanding at January 1, 2019	156,909	117.0
Granted	80,250	69.0
Exercised	(4,982)	56.6
Forfeited	(22,537)	80.0
Expired	(13,495)	140.0
Outstanding at December 31, 2019	196,145	82.6
Granted	95,000	7.09
Forfeited	(18,249)	39.47
Expired	(9,816)	41.18
Outstanding at December 31, 2020	263,080	59.87

(1)	Weighted average price in NIS per share.
(2)	Weighted average price in USD per share.

F-24

NOTE 7 - SHARE CAPITAL (continued):

The following table summarizes information concerning outstanding and exercisable options with exercise prices in USD as of December 31, 2020:

December 31, 2020
Options outstanding			Options exercisable
Exercise price per share (USD)	Number of options outstanding at the end of year	Weighted average remaining contractual life	Number of options exercisable at the end of year	Weighted average remaining contractual life

6.15-6.67	60,750	6.64	-	-
8.58-8.94	60,416	4.93	28,810	3.91
11.1-18.0	21,000	5.71	8,668	5.71
70.52	11,224	5.37	11,224	5.37
82.8-89.3	20,440	5.05	14,692	4.95
97.2	4,000	5.49	1,996	5.49
103.8-109.2	21,750	4.85	21,188	4.87
120.0-122.0	11,542	0.60	11,542	0.60
134.0	19,000	6.95	19,000	6.95
152.6-152.8	22,958	4.42	14,207	3.98
171.2	10,000	6.91	10,000	6.91
	263,080		141,327

As of December 31, 2020, the total outstanding and exercisable options have no intrinsic value.

The following table illustrates the effect of share-based compensation on the statements of operations:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Research and development expenses, net	$289	$1,634
General and administrative expenses	859	1,587
	$1,148	$3,221

F-25

NOTE 8 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

	December 31
	2020	2019
	U.S. dollars in thousands
a. Prepaid expenses and other receivable:
Institutions	$25	$1,836
Termination fee, Novartis (see note 6b(1))	-	1,500
Prepaid expenses	212	194
Advances to suppliers	-	3
Interest receivable	-	3
Other receivables	60	147
	$297	$3,683
b. Accounts payable and accruals - other:
Expenses payable	2,859	2,838
Salary and related expenses, including social security and other taxes	1,057	1,277
Current operating lease liabilities (see note 6d)	596	544
Accrual for vacation days and recreation pay for employees	180	154
Other	274	22
	$4,966	$4,835

Statements of operations:

c. Financial income (expenses), net:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Financial income:
Interest on cash and cash equivalents	$39	$330
Gains from changes in fair value of marketable securities	2	13
	$41	$343
Financial expenses -
Loss from changes in exchange rates	$(206)	$(180)
Bank fees	(10)	(15)
	$(216)	$(195)
Financial income (expenses), net	$(175)	$148

F-26

NOTE 9 - TAXES ON INCOME:

a.	Tax rates:

1)	Income from Israel is taxed according to the Israeli tax laws. Capital gains are taxed at the standard corporate tax rate.

Israeli tax rate relevant to the Company is 23%. For tax benefits in Israel see note b below.

2)	Income of the subsidiary is taxed according to the federal tax laws in the US and the relevant state laws. The relevant U.S. statutory tax rates for 2020 and 2019 were 21%. The relevant state tax rate for 2020 and 2019 was approximately 7%.

The U.S. Tax Cuts and Jobs Act (“Tax Act”) was enacted on December 22, 2017 and introduced significant changes to U.S. income tax law. Effective in 2018, the Tax Act reduced the U.S. federal statutory tax rate from 35% to 21% and created new taxes on certain foreign-sourced earnings and certain related-party payments, which are referred to as the global intangible low-taxed income tax and the base erosion tax, respectively.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 in Israel (the “ECI Law”)

Under the ECI Law, Intec may be entitled to tax benefits, by virtue of its status as a “Benefited Enterprise”, which was awarded to Intec in October 2007.

Intec received the status of a “plant under establishment” in Development Area A in a tax-exempt track, subject to compliance with the applicable requirements by the Law.

As of December 31, 2020, Intec has not yet generated operating income that will allow it to benefit from the tax benefits under the ECI Law.

The tax benefits under the ECI Law will apply for a period of up to ten years from the first year in which taxable income will be generated and are scheduled to expire at the end of 2023.

c.	Tax assessments

Intec has tax assessments that are considered to be final through tax year 2016.

d.	Losses for tax purposes carried forward to future years

As of December 31, 2020, Intec had approximately $173.6 million of net carry forward tax losses which are available to reduce future taxable income with no limited period of use.

e.	Subsidiary tax expenses

During 2020 and 2019, the Subsidiary incurred a tax expense in the amount of approximately $124 thousand and approximately $638 thousand, respectively. In 2020 and 2019, the Company has provided full valuation allowance with respect to the subsidiary’s share-based compensation expenses and accordingly recorded in 2020 and 2019 tax expenses of approximately $87 thousand and approximately $562 thousand, respectively.

F-27

NOTE 9 - TAXES ON INCOME (continued):

f.	Deferred income taxes:

	December 31
	2020	2019
	U.S. dollars in thousands
In respect of:
Net operating loss carry forward	$39,924	$33,316
Research and Development expenses	2,910	6,209
Impairment of long-lived assets	3,143	3,143
Issuance costs	274	216
Other	1,246	1,138
Less—valuation allowance	(47,497)	(44,022)
Net deferred tax assets	$-	$-

The change in valuation allowance for the years ended December 31, 2020 and 2019 were as follows:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Balance at the beginning of the year	$44,022	$32,684
Changes during the year	3,475	11,338
Balance at the end of the year	$47,497	$44,022

g.	Loss before income tax:

The components of loss before income tax are as follows:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Income (loss) before income tax:
Intec	$(14,180)	$(47,331)
Subsidiary	176	370
	$(14,004)	$(46,961)

h.	Current taxes on income

The main reconciling item between the statutory tax rates of the Company and the effective rate is the provision for valuation allowance in respect of tax benefits from carryforward tax losses and research and development expenses due to the uncertainty of the realization of such tax benefits.

i.	ASC No. 740, Income Taxes, requires significant judgment in determining what constitutes an individual tax position as well as assessing the outcome of each tax position. Changes in judgment as to recognition or measurement of tax positions can materially affect the estimate of the effective tax rate and consequently, affect the operating results of the Company.

The following table summarizes the activity of the Company unrecognized tax benefits:

	Year ended December 31
	2020	2019
	U.S. dollars in thousands
Balance at the beginning of the year	$604	$309
Increase in uncertain tax positions for the current year	87	295
Balance at the end of the year	$691	$604

F-28

The Company does not expect unrecognized tax expenses to change significantly over the next 12 months.

NOTE 10 - EVENTS SUBSEQUENT TO DECEMBER 31, 2020:

a.	In February 2021, warrants to purchase 182,500 ordinary shares were exercised for consideration of approximately $956 thousand.

b.	In February 2021, the Company entered into a non-binding term sheet for the sale or license of the AP-CD/LD program to an undisclosed third party and are currently negotiating the terms of a definitive agreement. There is no assurance that this will result in a definitive agreement.

c.	On March 15, 2021, the Company entered into a Merger Agreement with Intec Parent, Merger Sub, Domestication Merger Sub, and Decoy, pursuant to which, following the Domestication Merger, and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly owned subsidiary of Intec Parent. If the Merger is completed then the business of Decoy will become the business of Intec Parent.

Under the exchange ratio formula in the Merger Agreement, without taking into consideration the effect of the respective levels of cash and liabilities of each of the Company and Decoy, which will result in an adjustment to such exchange ratio, following the closing of the Merger (the “Closing”), the former Decoy securityholders immediately before the Merger are expected to own approximately 75% of the aggregate number of the outstanding securities of Intec Parent (based on a valuation of $30 million), and the securityholders of the Company immediately before the Domestication Merger are expected to own approximately 25% of the aggregate number of the outstanding securities of Intec Parent (based on a valuation of $10 million), calculated on a fully-diluted basis. The actual allocation will be subject to adjustment based on, among other things, Decoy’s and the Company’s net cash balance (including, in the case of the Company, any proceeds from any disposition of the Company’s Accordion Pill business), subject to certain exceptions. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on a financing by the Company or Intec Parent, which will dilute securityholders of both the Company and Decoy on a pro-rata basis.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and Decoy, including covenants relating to (i) the conduct of their respective businesses prior to the Closing, (ii) the preparation and filing of a registration statement on Form S-4 registering the Merger Shares and the shares of Intec Parent Common Stock to be issued in connection with the Domestication Merger (the “Registration Statement”) and the preparation and/or filing, as applicable, of a proxy statement/information statement for the special meeting or approval by written consent, as applicable, of shareholders of each of the Company and Decoy, (iii) holding a meeting or approval by written consent, as applicable, of shareholders of each of the Company and Decoy to obtain their requisite approvals in connection with the Domestication Merger and Merger, as applicable, including, among other approvals, the approval by the Company’s shareholders of the issuance of the Merger Shares, and (iv) subject to certain exceptions, the recommendation of the board of directors of each party to the Merger Agreement to its shareholders that such approvals be given.

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) consummation of the Domestication Merger, (ii) approval of certain matters related to the Merger by the shareholders of the Company and approval of the Merger by the stockholders of Decoy, (iii) the effectiveness of the Registration Statement, (iv) the continued listing of the Company’s ordinary shares on the Nasdaq Capital Market (and following the Domestication Merger, the shares of Intec Parent Common Stock) and the authorization for listing on the Nasdaq Capital Market of the Merger Shares, (v) the receipt of a tax ruling from the Israel Tax Authority with respect to the Domestication Merger, (vi) disposition of the Company’s Accordion Pill business, as further described below, and (vii) a closing financing by the Company or Intec Parent such that upon Closing of the Merger (taking account of the proceeds to be received with respect to such financing), the combined net cash of Intec Parent shall be not less than $30 million and not more than $50 million, and which represents an agreed minimum valuation derived from the Exchange Ratio for Intec Parent following the

F-29

NOTE 10 - EVENTS SUBSEQUENT TO DECEMBER 31, 2020 (continued)

Closing. The Merger Agreement requires the Company to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger.

The Merger Agreement contains certain termination rights for both the Company and Decoy, including, but not limited to, the right of the Company and Decoy to terminate the Merger Agreement by mutual written consent or if a court of competent jurisdiction or other Governmental Body (as defined in the Merger Agreement) has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger. In addition, either the Company or Decoy may terminate the Merger Agreement if the Merger is not consummated on or before the date that is 155 days following the delivery of the Decoy audited financial statements for the fiscal years ended December 31, 2020 and 2019, which date may be extended in certain circumstances. In connection with the termination of the Merger Agreement, under specified circumstances, Decoy may be required to pay to the Company a break-up fee of $1,000,000, or the Company may be required to pay to Decoy a reverse break-up fee of $1,000,000 and forfeit a deposit in the amount of $350,000 in favor of Decoy to cover transaction expenses.

As set forth in the Merger Agreement, prior to the date of the closing date (the “Closing Date”), the Company shall re-domesticate as a Delaware corporation by merging with and into the Domestication Merger Sub, with the Company surviving the merger and becoming a wholly owned subsidiary of Intec Parent. In connection with the Domestication Merger, all the Company’s ordinary shares, having no par value per share (the “Intec Israel Shares”), outstanding immediately prior to the Domestication Merger, will convert, on a one-for-one basis, into shares of Intec Parent Common Stock and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent.

In accordance with the terms of the Merger Agreement, the Company agreed that prior to the Closing Date it would use commercially reasonable efforts to enter into one or more agreements providing for the sale, transfer or assignment, or that it would otherwise take steps related to the divestment or disposal and satisfaction of liabilities of, the Company’s Accordion Pill business, to be effected immediately after the Closing.

NOTE 11 - EVENTS SUBSEQUENT TO DECEMBER 31, 2020 (UNAUDITED):

a.	As of March 31, 2021, the Company has transferred $650 thousand to Decoy for transaction expenses, of which $350 thousand was recorded in the statement of operation as general and administrative expenses.
b.	In April 2021, the Company sold to Aspire Capital Fund LLC (“Aspire Capital”) 319,393 ordinary shares for total consideration of approximately $1.2 million under the Purchase Agreement entered into with Aspire Capital in December 2019.
c.

Four lawsuits have been filed against the Company and its board of directors in federal court:  St Hilarie v. Intec Pharma Ltd, et al., 1:21-cv-04000-JSR (filed May 5, 2021, Southern District of New York); Minh Tran v. Intec Pharma Ltd., et al., 1:21-cv-04026-JSP (filed May 5, 2021, Southern District of New York); and Craig Davidson v. Intec Pharma Ltd. et al., 1:21-cv-00673-UNA (filed May 7, 2021, District of Delaware); and Jordan Sanchez Figueroa v. Intec Pharma Ltd. et al., 1:21-cv-02621 (filed May 11, 2021, Eastern District of New York). All four allege that the Company l and its board violated federal securities laws by allegedly failing to disclose all material information in connection with the Merger. The Davidson lawsuit also names Decoy and certain entities involved in the Merger as defendants. Although it is still too early to assess and predict the probable outcome of these complaints, the Company believes that these lawsuits are without merit and intends to defend vigorously against them and any loss or range of loss, if any, cannot be estimated at this time.

F-30

DECOY BIOSYSTEMS, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2020 and 2019

F-31

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Decoy Biosystems, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Decoy Biosystems, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited liquidity and has incurred recurring losses and negative cash flows from operations since inception. The Company requires significant capital to further its business plan and management believes the Company does not currently possess sufficient working capital to fund its operations for a period of at least twelve months. These conditions, along with other matters described in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-33

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the board of directors and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Accounting for Research and Development Costs

Critical Audit Matter Description

As described in Note 2 to the financial statements, the Company records the costs associated with services provided by contract research organizations (“CROs”) and contract manufacturing organizations (“CMOs”). Though the scope and timing of work are generally based on signed agreements, the complexity involved in determining periodic expenses arise from (i) payment flows that do not match the periods over which services and materials are provided to the Company, and (ii) estimates of services received and efforts expended pursuant to agreements established with these third-parties at each period-end date.

During the year ended December 31, 2020, the Company incurred $2.7 million of research and development expenses. The Company recorded an accrued liability of $64,000 for expenses incurred, but not yet invoiced, and a prepaid expense of $84,000 for payments made that relate to future periods.

Given the significant judgments and estimates in accounting for research and development costs, we have determined this area, specifically period-end cutoff, to be a critical audit matter.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures related to the Company’s research and development costs included the following:

●	We obtained an understanding, and evaluated the design and implementation, of controls relating to research and development costs, including controls over the review of third-party contracts, the process of gathering information from external parties and management’s review thereof, and the determination of prepaid positions and period-end accruals.

●	On a sample basis, we evaluated the reasonableness of management’s methods and assumptions used in determining research and development expenses, including period-end accrued and prepaid research and development costs, by:

○	Agreeing key milestones and completion terms, activities, timing, costs and Company payments per management-provided schedules to signed third-party contracts;

○	Obtaining evidence from third-parties of the research and development activities performed during the period under audit and available subsequent periods; and

○	Inquiring of management and other financial personnel on the status of the contracted work, progress to completion, including estimated start and finish dates, method of allocating contractual charges to specific tasks, and the existence of potential change orders.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

We have served as the Company’s auditor since 2021.

Irvine, California

March 17, 2021

F-34

Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
Assets
Current assets
Cash and cash equivalents	$1,637,499	$3,798,955
Prepaid expenses and other current assets	94,500	97,311

Total current assets	1,731,999	3,896,266

Property and equipment, net	1,349	2,201
Other assets	44,445	46,445

Total assets	$1,777,793	$3,944,912

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and other current liabilities	$598,365	$484,465
SAFE agreements	1,417,129	250,000

Total current liabilities	2,015,494	734,465

Commitments and contingencies (Notes 8 and 10)

Stockholders’ equity
Preferred stock; Series Seed; $0.01 par value; 366,317 shares authorized, 314,928 shares issued and outstanding as of December 31, 2020 and 2019	315	315
Common stock; $0.01 par value, 1,200,000 shares authorized; 732,635 shares issued and outstanding as of December 31, 2020 and 2019	733	733
Additional paid in capital	7,720,752	7,584,749
Accumulated deficit	(7,959,501)	(4,375,350)

Total stockholders’ equity	(237,701)	3,310,447

Total liabilities and stockholders’ equity	$1,777,793	$3,944,912

See accompanying notes to the financial statements and Report of Independent Registered Public Accounting Firm

F-35

Statements of Operations

For the Years Ended December 31, 2020 and 2019

	2020	2019
Operating expenses
Research and development	$2,655,017	$2,089,150
General administrative	944,248	542,556

Total operating expenses	3,599,265	2,631,706

Loss from operations	(3,599,265)	(2,631,706)

Other income, net	15,114	66,499

Net loss	$(3,584,151)	$(2,565,207)

Net loss available to common stockholders per share of common stock, basic and diluted	$(4.89)	$(3.50)

Weighted average number of shares used in calculating net loss per share, basic and diluted	732,635	732,635

See accompanying notes to the financial statements and Report of Independent Registered Public Accounting Firm

F-36

Statements of Stockholders’ Equity

For the Years Ended December 31, 2020 and 2019

	Series Seed Preferred		Common Stock		Additional paid in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance, January 1, 2019	314,928	315	732,635	733	$7,460,382	$(1,180,143)	$5,651,287
Stock-based compensation	-	-	-	-	124,367	-	124,367
Net loss	-	-	-	-	-	(2,565,207)	(2,565,207)
Balance, December 31, 2019	314,928	315	732,635	733	7,584,749	(4,375,350)	3,210,447

Stock-based compensation	-	-	-	-	139,960	-	139,960
Financing costs	-	-	-	-	(3,957)	-	(3,957)
Net loss	-	-	-	-	-	(3,584,151)	(3,584,151)

Balance, December 31, 2020	314,928	$315	732,635	$733	$7,720,752	$(7,959,501)	$237,701)

See accompanying notes to the financial statements and Report of Independent Registered Public Accounting Firm

F-37

Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net loss	$(3,584,151)	$(2,565,207)
Adjustments to reconcile net loss to net cash used in
Operating activities
Depreciation and amortization	852	355
Stock-based compensation	139,960	124,367
Changes in operating assets and liabilities
Prepaid expenses and other current assets	2,811	(66,172)
Accounts payable and accrued expenses	113,900	376,722
Other assets	2,000	(2,000)

Net cash used in operating activities	(3,324,628)	(2,131,935)

Cash flows from investing activities
Purchases of property and equipment	-	(2,555)

Net cash flows from financing activities:	-	(2,555)

Cash flows from financing activities:
Proceeds from SAFEs, net	1,163,172	250,000

Net cash flows provided by financing activities	1,163,172	250,000

Net decrease in cash and cash equivalents	(2,161,456)	(1,884,490)

Cash and cash equivalents at beginning of year	3,798,955	5,683,445

Cash and cash equivalents at end of year	$1,637,499	$3,798,955

Supplemental cash flow disclosures
Cash paid for income taxes	$800	$800
Cash received for interest earned on deposits	$14,260	$66,720

See accompanying notes to the financial statements and Report of Independent Registered Public Accounting Firm

F-38

Notes to the Financial Statements

NOTE 1: DESCRIPTION OF BUSINESS

Decoy Biosystems, Inc. (the “Company” or “Decoy”) was incorporated in Delaware in 2013. The Company is a biotechnology company dedicated to enhancing and expanding curative cancer immunotherapy for patients with unresectable or metastatic solid tumors and lymphomas, which are responsible for more than 90% of all cancer deaths. The Company is developing a novel, multi-targeted product that safely activates both innate and adaptive anti-tumor and anti-viral immune responses.

The Company has taken advantage of the world’s first immunotherapy, developed in 1894, to produce a systemically administered, killed and intact, non-pathogenic bacterial product that is able to synergistically and safely activate both innate and adaptive anti-tumor immune responses. Decoy’s broadly patented technology, including its first clinical candidate, Decoy20, produces significant pre-clinical single agent activity against orthotopic colorectal and metastatic pancreatic carcinoma, and synergizes with existing immunotherapies, including anti-PD-1 checkpoint therapy, targeted therapy and low-dose chemotherapy, to eradicate established colorectal and hepatocellular carcinoma and non-Hodgkin’s lymphoma tumors, with induction of innate and adaptive immunological memory. These initial target indications make up 20% of yearly world-wide cancer cases and 24% of cancer deaths. Decoy technology is also active against chronic hepatitis B virus (“HBV”) and human immunodeficiency virus (“HIV”) infection in standard pre-clinical models. Decoy20 is expected to enter clinical development for cancer, and potentially hepatocellular carcinoma-associated HBV, in the first half of 2021.

The Company operates in one business segment with the Company’s chief executive officer reviewing all activities.

The Company is located and headquartered in San Diego, California.

Risks and uncertainties

The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, and dependence on key individuals.

In March 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and known now as COVID-19, the outbreak has impacted millions of individuals worldwide. In response, many countries have implemented measures to combat the outbreak which have impacted global business operations. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted; however, the Company continues to monitor the situation. No impairments were recorded in the year ended December 31, 2020; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

F-39

Going concern and management’s plans

The Company has incurred net losses and utilized cash in operations since inception, has an accumulated deficit as of December 31, 2020 of $8.0 million, and expects to incur future additional losses as clinical testing and commercialization of Decoy20 will require significant additional financing. Management anticipates cash on hand as of December 31, 2020 will not be sufficient to continue development of Decoy20 and additional funding will be required over the next twelve months to support upcoming clinical trials and other development activities. There can be no assurance the Company will be able to obtain such funds or that additional funding will be available on acceptable terms.

In March 2021, the Company issued safe agreements for future equity in the amount of $1.0 million (Refer to Notes 5 and 10). Additionally, in March 2021, the Company executed a definitive merger agreement with a publicly traded counterparty to effect a public listing of its stock (refer to Note 10). However, the consummation of the merger and subsequent ability to raise capital are not within management’s control. Regardless, the Company’s ability to continue to meet its cash requirements and continue as a going concern will depend on, among other things, management’s ability to raise equity or debt financing, the degree of success the Company experiences in further development of its technologies, and management’s ability to manage costs and working capital successfully. Further, financial and economic conditions, including those resulting from the COVID-19 pandemic, could limit access to capital sources and impair the Company’s ability to raise capital. Thus, management cannot provide assurance that it will be able to obtain additional sources of financing or liquidity on acceptable terms, or at all. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of estimates

The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expense during the reporting periods. The most significant estimates relate to the determination of the fair value of the Company’s common stock, the fair value of stock option grants, and the determination of year-end obligations to certain contract research organizations. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Loss per share

The basic loss per share is calculated by dividing the Company’s net loss attributable to common stockholders by the weighted average number of common shares outstanding during the year. The diluted loss per share is calculated by dividing the Company’s net loss attributable to common stockholders by the diluted weighted average number of shares outstanding during the year. The potentially dilutive stock options on the Company’s common stock were not considered in the computation of diluted net loss per share as they would be anti-dilutive. No dilutive effective was calculated for the years ended December 31, 2020 and 2019 as the Company reported a net loss for each period.

F-40

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. As of December 31, 2020 and 2019, cash and cash equivalents consist primarily of checking and money market deposits. The Company’s cash balances exceed those that are federally insured; however, the Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the cash and cash equivalents are held. To date, the Company has not recognized any losses caused by uninsured balances.

Property and equipment

Property and equipment assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of three years for employee-related computers and other office equipment and five years for furniture. Leasehold improvements are amortized over the shorter of the lease-term or the estimated useful life of the related asset. The Company recognized $852 and $355 of depreciation expense for the years ended December 31, 2020 and 2019, respectively.

Patents

The Company expenses patent costs, including related legal costs, as incurred and records such costs within general and administrative expense in the accompanying statements of operations.

Accrued research and development costs

The Company records the costs associated with research, nonclinical and clinical trials, and manufacturing development as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s on-going research and development activities conducted by third-party service providers, including contract research and manufacturing organizations.

The Company accrues for expenses resulting from obligations under agreements with contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”), and other outside service providers for which payment flows do not match the periods over which services or materials are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements with CROs, CMOs, and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. In the event advance payments are made to a CRO, CMO, or outside service provider, the payments will be recorded as a prepaid asset, which will be amortized or expensed as the contracted services are performed.

Research and development expenses

Research and development costs that do not meet the criteria for capitalization are expensed as incurred. Research and development expenses consist primarily of fees paid to CROs as well as compensation expenses for certain employees involved in the planning, managing, and analyzing the work of the CROs.

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General and administrative expenses

General and administrative expenses include compensation, employee benefits, and stock-based compensation for executive management, finance administration and human resources, facility costs (including rent), professional service fees, and other general overhead costs, including depreciation, to support the Company’s operations.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2020 and 2019, the Company has recorded a full valuation allowance against its deferred tax assets (see Note 9).

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in general and administrative expenses.

Stock-based compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined using the Black-Scholes-Merton (“Black-Scholes”) option pricing model as of the date of grant. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period, on a straight-line basis. For stock options with performance conditions, the Company records compensation expense when it is deemed probable that the performance condition will be met.

The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the option’s expected term and the price volatility of the underlying stock. The Company estimates the fair value of options granted by using the Black-Scholes model with the following assumptions:

Expected Volatility—The Company estimated volatility for option grants by evaluating the historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term—The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has elected to use the contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the options’ expected term at the grant date.

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Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

The Company adopted Accounting Standards Update 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) on January 1, 2018. The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact and classification on the statement of cash flows. Upon adoption, the Company elected to record forfeitures as they occur. The Company adopted the guidance prior to issuing share-based payments.

The Company adopted Accounting Standards Update 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting (“ASU 2018-07”) on January 1, 2018. The standard expands the scope of ASC 718 to include share-based payments issued to nonemployees for goods or services, aligning the accounting for share-based payments to nonemployees and employees. The Company adopted the guidance prior to issuing share-based payments.

Fair value measurements

Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company follows the established framework for measuring fair value and providing disclosures about fair value measurements.

The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.
Level 3:	Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

Accounting Standards Codification (“ASC”) 820 – Fair Value Measurement requires all entities to disclose the fair value of financial instruments, both assets and liabilities, for which it is practicable to estimate fair value, and defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2020 and 2019, the recorded values of cash and cash equivalents, prepaid expenses, and accounts payable and other current liabilities approximate their fair values due to the short-term nature of these items.

As of December 31, 2020 and 2019, the carrying value of outstanding simple agreements for future equity (refer to Note 5) approximates the estimated aggregate fair value of the instruments as the valuation cap provided in the SAFEs is a reasonable approximation of the Company’s enterprise value.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company invests its excess cash in low-risk, highly liquid money market funds with a major financial institution.

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Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board (“the FASB”) issued ASU No. 2016-02, Leases (Topic 842), and has since issued amendments thereto, related to the accounting for leases (collectively referred to as “ASC 842”). ASC 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company adopted ASU 2016-02 on January 1, 2019 with no material impact to the financial statements.

In July 2017, the FASB issued Accounting Standards Update No. 2017-11, Accounting for financial instruments with down round features (“ASU 2017-11”), which addressed (i) accounting for certain financial instruments with down round features, and (ii) replacement of the indefinite deferral for mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests with a scope exception. The main provision of Part I of ASU 2017-11 is to change the classification analysis of certain equity-linked financial instruments and embedded features with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument or embedded conversion option no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (“EPS”) to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Under previous US GAAP, the existence of down round features often resulted in an accounting conclusion that the evaluated feature or instrument is not indexed to the entity’s own stock, which results in classification as a derivative liability. The Company early-adopted ASU 2017-11 as of January 1, 2018 with no impact to the financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted ASU 2018-13 as of January 1, 2020 with no impact on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (“ASU 2019-12”), which simplifies the accounting for income taxes by eliminating certain exceptions to the guidance in ASC 740 related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The guidance is effective for fiscal years beginning after December 31, 2021 and interim periods within that year. Early adoption is permitted. The Company does not expect adoption of this new guidance will have a material impact on its financial statements and related disclosures.

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NOTE 3: PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets as of December 31, 2020 and 2019 are comprised of the following:

	2020	2019

Prepaid research and development	$83,550	$38,430
Prepaid insurance	6,972	7,006
Other prepaid expenses	3,978	51,875
Total prepaid expenses and other current assets	$94,500	$97,311

NOTE 4: ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES

Accounts payable and other current liabilities as of December 31, 2020 and 2019 are comprised of the following:

	2020	2019
Accounts payable	$155,857	$25,272
Accrued research and development	63,763	432,539
Accrued legal fees	171,630	9,974
Deposit	200,000	-
Other accrued expenses	7,025	16,780
Total accounts payable and other current liabilities	$598,365	$484,465

NOTE 5: SIMPLE AGREEMENTS FOR FUTURE EQUITY

The Company issued a series of eight Simple Agreements for Future Equity (“SAFEs”) with accredited investors during the years ended December 31, 2020 and 2019. The total (“Purchase Amount”) of the SAFEs is $1.4 million. The SAFEs contemplate four settlement scenarios as described below. In all scenarios, the (“Valuation Cap”) is $25 million, the (“Capitalization”) is defined as all shares of capital stock issued and outstanding on an as-converted basis including the exercise or conversion of outstanding stock options, and the (“SAFE Price”) is the price per share derived by dividing the Valuation Cap by the Capitalization.

Equity Financing

An (“Equity Financing”) is defined as a transaction for the purpose of raising capital pursuant to which the Company issues preferred stock at a fixed pre-money valuation. Upon an Equity Financing, the Company will issue to the investor either (a) if the pre-money valuation is less than or equal to $25.0 million, a number of shares of preferred stock equal to the Purchase Amount divided by the price per share of the preferred stock or (b) if the pre-money valuation is greater than $25.0 million, a number of shares of preferred stock equal to the Purchase Amount divided by the SAFE Price.

Liquidity Event

A (“Liquidity Event”) is a change of control or initial public offering. Upon a Liquidity Event, the holder, at its option, will either (a) receive a cash payment equal to the Purchase Amount of each SAFE (refer to Note 10), or (b) receive from the Company a number of shares of common stock equal to the Purchase Amount divided by (i) the price per share equal to the Valuation Cap divided by (ii) the Capitalization.

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Dissolution Event

A (“Dissolution Event”) is (i) a voluntary termination of operations, (ii) general assignment for the benefit of the Company’s creditors, or (iii) any other liquidation dissolution, or winding up of the Company except a Liquidity Event, whether voluntary or involuntary. In the event of a Dissolution Event, the Company will pay an amount equal to the Purchase Amount immediately prior to or concurrent with the consummation of the Dissolution Event. The Purchase Amount will be paid in preference to any distribution of the Company’s assets to holders of outstanding capital stock.

Termination

The SAFEs terminate upon either (i) the issuance of stock to the holders pursuant to an Equity Financing or Liquidity Event or (ii) the payment of amounts due to the holders pursuant to a Liquidity Event or Dissolution Event.

As of December 31, 2020, the Company was the target of a potential acquisition by a publicly traded company and concluded it was appropriate to include the SAFEs in current liabilities in anticipation of their conversion pursuant to a Liquidity Event (Refer to Note 10).

NOTE 6: SHARE-BASED COMPENSATION

In 2018, the Company adopted the Decoy Biosystems, Inc. 2018 Equity Incentive Plan (the “Plan”) pursuant to which the board of directors may grant nonstatutory stock options to purchase shares of the Company’s common stock to outside directors and consultants and either nonstatutory or incentive stock options to purchase shares of the Company’s common stock to employees. The Plan was amended in December 2019 to authorize additional shares reserved for stock option grants. The Plan, as amended, authorizes grants of options up to 89,004 shares. Stock options must be granted with an exercise price equal to the underlying stock’s fair market value at the date of grant. Stock options generally have a ten-year contractual term and vest over a three-year or four-year period starting from the date specified in each agreement.

A summary of the status of the stock options as of December 31, 2020 and 2019 and changes during the years then ended is presented in the table below:

		Weighted average
	Shares	Exercise price	Remaining contractual life	Intrinsic value
Outstanding January 1, 2019	32,379	$7.43	9.9	$-
Granted	56,625	$7.74		$-
Forfeited and cancelled	-
Outstanding December 31, 2019	89,004	7.63	9.2	$28,003
Granted	-
Forfeited and cancelled	(11,365)
Outstanding December 31, 2020	77,639	7.58	8.2	$28,003
Exercisable at December 31, 2020	46,461
Vested and expected to vest
December 31, 2020	77,639	$7.58	8.2	$28,003

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The weighted-average grant date fair value of options granted during the year ended December 31, 2019 was $5.96.

The Company recognized share-based compensation expense of $139,960 and $124,367 during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, total compensation cost not yet recognized related to unvested stock options was $178,721, which is expected to be recognized over a weighted-average period of 2.4 years.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. The assumptions used to estimate the fair value of stock options granted during the year ended December 31, 2019 are as follows:

2019
Stock price	$7.69
Exercise price	$7.69
Expected term	10.0
Volatility	73.0%
Risk free rate	2.0%

NOTE 7: CAPITALIZATION

Series Seed Preferred stock

In August 2018, the Company entered into the Series Seed Preferred Stock Purchase Agreement (“Series Seed SPA”), under which 314,928 (“Series Seed Preferred”) shares were purchased in exchange for cash consideration of $6.0 million. The purchase price of Series Seed Preferred shares was $19.11 per share.

The Series Seed Preferred shares contain the following rights and privileges:

Dividends

Holders of Series Seed Preferred are entitled to receive dividends on a pro rata basis when and as declared by the board of directors out of any assets of the Company legally available for such purpose.

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Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, the assets of the Company shall be distributed among the holders of Series Seed Preferred and common stock pro rata based on the number of shares held by each shareholder on an as-converted to common basis.

A liquidation transaction is defined as an acquisition of the Company, including a merger, acquisition, or consolidation of the corporation provided that the Company’s stockholders of the Company do not hold more than 50% of the voting power of the surviving entity. If at least 60% of the common and preferred shareholders, voting together as a single class on an as-converted to common basis, elect not to treat the transaction as a liquidation transaction, an acquisition of the Company will not be deemed to constitute a liquidation transaction.

Redemption

The Series Seed Preferred stock is not redeemable, except as to allow the operation of the liquidation rights discussed above.

Conversion rights

Optional conversion

Each share of preferred stock is convertible, at the option of the holder, at any time after the issuance date into a number of common shares determined by dividing the (“Original Issue Price”) defined as $19.109106, by the (“Conversion Price”), initially equal to the Original Issue Price and subject to adjustment as described below.

Mandatory conversion

Each share of preferred stock will automatically convert into shares of common stock at the then-current Conversion Price upon the earlier of (a) the date specified by a vote or written consent of a majority of the shareholders of Series Seed Preferred stock then outstanding or (b) immediately prior to the closing of the Company’s common stock to the public in a firm commitment underwritten public offering pursuant to a registration under the Securities Act of 1933 which values the Company at $30.0 million or more and which results in aggregate gross proceeds to the Company of at least $15.0 million.

Adjustment to conversion prices

The Conversion Price for the Series Seed Preferred stock is subject to adjustments from time to time in the event of stock splits and dividends, reverse stock splits, and the issuance of additional shares below the Conversion Price.

In the event the Company declares a distribution other than a subdivision, combination, merger, or sale of assets, the holders of Series Seed Preferred stock are entitled to a proportionate share of any such distribution on an as-converted to common basis.

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In the event of a recapitalization of common stock or the merger or consolidation of the Company with or into another corporation, provision shall be made so the holders of Series Seed Preferred are thereafter entitled to receive the number of shares of stock or other securities or property of the Company on an as-converted to common basis.

The Company must at all times reserve and keep available sufficient authorized but unissued shares of common stock to effect the conversion of the Series Seed Preferred stock. If at any time the number of authorized but unissued shares of common stock is insufficient to effect such conversion, the Company must take corporation actions as may be necessary to increase the number of authorized but unissued common shares.

Voting

Each holder of outstanding shares of preferred stock shall have the same right to vote or act on all matters on which the holders of common stock have the right to vote or act. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting or action as to such matters on the same basis as the holders of common stock. Holders of common and preferred stock shall vote together or act together as if a single class on all such matters.

Common stock

As of December 31, 2020 and 2019, the Company had 1,200,000 shares of common stock authorized and 732,635 common shares issued and outstanding.

NOTE 8: COMMITMENTS AND CONTINGENCIES

Litigation

As of December 31, 2020 and 2019, there were no pending legal proceedings against the Company that are expected to have a material adverse effect on cash flows, financial condition or results of operations. From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation. As of December 31, 2020, the Company has not recognized any losses related to such legal proceedings.

Leases

The Company leases office space under a short-term operating lease agreement that automatically renews for successive three-month periods. Either the Company or the landlord can terminate the lease with 60 days written notice, whereupon the lease agreement termination will be effective the last day of the last three-month extension period. The Company accounts for the lease pursuant to the short-term practical expedient available under ASC 842-20.

The Company recognized rent expense of $27,554 and $28,103 during the years ended December 31, 2020 and 2019, respectively.

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NOTE 9: INCOME TAXES

As of December 31, 2020, the Company had net operating loss carry forwards that may be available to reduce future years’ taxable income.

The Company’s provision for income taxes consisted of the following:

	Year ended December 31,
	2020	2019
Computed “expected” tax expense (benefit)	$(753,335)	$(538,526)
State taxes, net of federal benefit	(249,886)	(208,179)
Non-deductible items	16	69
Change in deferred tax asset valuation allowance	1,004,005	747,436
Income tax expense	$800	$800

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

The Company’s net deferred tax assets were comprised of the following as of December 31, 2020 and 2019:

	2020	2019
Deferred tax assets
Accrual to cash	$139,034	$103.644
Stock options	79,208	40,042
Property and equipment	10	-
Net operating loss carryforwards	2,021,774	1,092,334
Total gross deferred tax assets	2,240,026	1,236,020
Less: Deferred tax asset valuation allowance	(2,240,026)	(1,236,020)
Total net deferred tax assets	$-	$-

ASC 740 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carryforward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a full valuation allowance.

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As of December 31, 2020 and 2019, the Company has federal net operating loss carryforwards of $7,187,000 and $3,865,000, respectively, and state net operating loss carryforwards of $5,798,000 and $3,175,000, respectively. The Company’s ability to utilize its net operating losses may be limited under Section 382 and 383 of the Internal Revenue Code. The limitations apply if an ownership change, as defined by Section 382, occurs. Generally, an ownership change occurs when certain shareholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). Although the Company has not undergone a Section 382 analysis, it is possible that the utilization of the net operating losses, could be substantially limited. Additionally, U.S. tax laws limit the time during which these carryforwards may be utilized against future taxes. As a result, the Company may not be able to take full advantage of these carryforwards for federal and state tax purposes. Future changes in stock ownership may also trigger an ownership change and, consequently, a Section 382 limitation.

The effective tax rate of the Company’s provision (benefit) for income taxes differs from the federal statutory rate as follows for the years ended December 31, 2020 and 2019:

	2020	2019
Federal tax	-21%	-21%
State tax	-7%	-8%
Valuation allowance	28%	29%
Total	0%	0%

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities. The Company is not currently under audit by the Internal Revenue Service or other similar state and local authorities. All tax years remain open to examination by major taxing jurisdictions to which the Company is subject.

On December 22, 2017, the 2017 Tax Cut and Jobs Act (the Act) was enacted into law and the new legislation contains several key tax provisions, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company was required to recognize the effect of the tax law changes in the period of enactment, such as re-measuring deferred tax assets and liabilities at a 21% rate as well as reassessing the net realizability of the Company’s deferred tax assets and liabilities. Due to the corresponding valuation allowance fully offsetting deferred taxes, there was no impact on the statement of operations.

NOTE 10: SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2020, the date of these financial statements, through March 17, 2021, which represents the date the financial statements were issued, for events requiring recognition or disclosure in the financial statements for the year ended December 31, 2020. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements except as described below:

Merger agreement

In March 2021, the Company entered into a definitive merger agreement with a counterparty and its publicly traded parent. In connection with the merger, the Company’s outstanding common stock, preferred stock, and SAFEs will be converted in the business combination into the right to receive shares of the counterparty’s stock at a calculated exchange ratio. Decoy will emerge from the merger as the surviving corporation and will become a wholly owned subsidiary of the counterparty’s parent entity. Additionally, outstanding stock options will be exchanged for equivalent securities in the counterparty on their existing terms (with standard adjustments to exercise price and underlying shares, consistent with the foregoing exchange rate). The vesting of certain outstanding stock options will be accelerated upon the change in control.

The merger is expected to close in the third quarter of 2021, subject to approval by the counterparty’s shareholders, required regulatory approvals, and other customary closing conditions.

Financing transactions

In February 2021, the Company increased the number of authorized shares of its common stock from 1,200,000 to 1,300,000.

In March 2021, the Company modified its outstanding SAFEs to require share settlement upon a liquidity event.

In March 2021, the Company issued two additional SAFEs totaling $1,000,000 to existing SAFE investors. The SAFE contains the same material terms as the agreements discussed in Note 5 and requires share settlement upon a liquidity event.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article XI of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibit Index

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

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Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, to any Intec Parent: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to an Intec Parent with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any Intec Parent in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the Intec Parent, if the securities are offered or sold to such Intec Parent by means of any of the following communications, the undersigned registrant will be a seller to the Intec Parent and will be considered to offer or sell such securities to such Intec Parent:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the Intec Parent.

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(b)	The undersigned registrant hereby undertakes as follows:

(1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) That, every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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EXHIBIT INDEX

Exhibit Number	Description

2.1**	Agreement and Plan of Merger and Reorganization, dated as of March 15, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc., Dillon Merger Sub Inc, Domestication Merger Sub, Ltd., and Decoy Biosystems, Inc. Agreement and Plan of Merger and Reorganization, dated as of March 15, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc., Dillon Merger Sub Inc, Domestication Merger Sub, Ltd., and Decoy Biosystems, Inc., (incorporated herein by reference to Exhibit 2.1 to the Company’s Report on Form 8-K filed with the SEC on March 15, 2021)++

2.2**	Agreement and Plan of Merger, dated as of April 27, 2021, by and among Intec Pharma Ltd., Intec Parent, Inc. and Domestication Merger Sub, Ltd. (included as Annex B in this registration statement)

3.1	Certificate of Incorporation of Orly Guy Ltd., dated October 23, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

3.2	Certificate of Name Change of Orly Guy Ltd. to Intec Pharmaceutical (2000) Ltd., dated February 7, 2001 (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

3.3	Certificate of Name Change of Intec Pharmaceutical (2000) Ltd. to Intec Pharma Ltd., dated March 15, 2004 (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

3.4	Articles of Association of Intec Pharma Ltd., as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed with the SEC on October 29, 2020)

4.1	Specimen share certificate (incorporated herein by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F filed with the SEC on March 9, 2018)

4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company’s Report on Form 8-K filed with the SEC on February 3, 2020)

4.3	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed with the SEC on May 6, 2020)

4.4	Description of Securities Registered under Section 12 (incorporated herein by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020)

5.1**	Opinion of McDermott Will & Emery LLP regarding the validity of the securities.

233

10.1†	Joint Venture for R&D, dated June 1, 2000, by and between Yissum Research Development Company of the Hebrew University of Jerusalem and Intec Pharmaceutical Partnership Ltd. (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

10.2†	Notice of Extension Letter, dated October 5, 2004, from Intec Pharma Ltd. to Yissum Research Development Company of the Hebrew University of Jerusalem (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

10.3	Amendment, dated July 13, 2005, by and between Yissum Research Development Company of the Hebrew University of Jerusalem and Intec Pharma Ltd., to the Joint Venture for R&D Agreement dated June 1, 2000 (incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

10.4	Research Agreement, dated January 15, 2008, by and between Yissum Research Development Company of the Hebrew University of Jerusalem and Intec Pharma Ltd. (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

10.5	Compensation Policy for Intec Pharma Ltd.’s Directors and Officers, as amended (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on July 17, 2020)

10.6+	Intec Pharma Ltd. 2005 Share Option Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on June 9, 2015)

10.7+	Intec Pharma Ltd. 2015 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on February 25, 2016)

10.8	Form of Intec Pharma Ltd. Grant Letter – Section 102 (incorporated herein by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020)

10.9	Form of Intec Pharma Ltd. 2015 Equity Incentive Plan Notice Of Non-Qualified Stock Option Award (incorporated herein by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020)

10.10	Unprotected Lease Agreement between Intec Pharma Ltd. and R.M.P.A. Assets Ltd., dated June 2, 2003, together with supplements thereto dated as of April 21, 2004, January 1, 2006, December 15, 2009, January 18, 2011, October 28, 2015 and December 31, 2017 (incorporated herein by reference to Exhibit 4.8 to the Company’s Annual Report on Form 20-F filed with the SEC on March 9, 2018)

10.11+	Employment Agreement, dated December 11, 2017, between Intec Pharma Inc., Intec Pharma Ltd. and Jeffrey A. Meckler (incorporated herein by reference to Exhibit 4.11 to the Company’s Annual Report on Form 20-F filed with the SEC on March 9, 2018)

10.12+	Employment Agreement, dated January 15, 2006, between Intec Pharma Ltd. and Nadav Navon, as amended on May 29, 2011, March 2012, October 21, 2013 and January 1, 2018 (incorporated herein by reference to Exhibit 4.12 to the Company’s Annual Report on Form 20-F filed with the SEC on March 9, 2018)

10.13+	Employment Agreement, dated February 23, 2010, between Intec Pharma Ltd. and Nir Sassi, as amended on March 28, 2012, October 21, 2013 and January 1, 2018 (incorporated herein by reference to Exhibit 4.13 to the Company’s Annual Report on Form 20-F filed with the SEC on March 9, 2018)

234

10.14	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 28, 2015)

10.15	Form of Exemption from Liability (incorporated herein by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 28, 2015)

10.16†	Amendment, dated March 12, 2015, by and between Yissum Research Development Company of the Hebrew University of Jerusalem and Intec Pharma Ltd., to the Joint Venture of R&D Agreement dated June 1, 2000 (incorporated herein by reference to Exhibit 10.17 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 16, 2015)

10.17+	Employment Agreement dated October 23, 2017 between Intec Pharma, Inc. and Walt Addison Linscott, Esq. (incorporated herein by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019)

10.18†	Process Development Agreement dated as of December 17, 2018 by and between Intec Pharma Ltd. and LTS LOHMANN Therapie-Systeme AG (incorporated herein by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2019)

10.19	Ordinary Shares Purchase Agreement, dated December 2, 2019 between Intec Pharma Ltd. and Aspire Capital Fund, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on December 3, 2019)

10.20	Registration Rights Agreement, dated December 2, 2019, between Intec Pharma Ltd. and Aspire Capital Fund, LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed with the SEC on December 3, 2019)

10.21	Underwriting Agreement, dated January 30, 2020, by and between the Company and H.C. Wainwright & Co., LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2020)

10.22	Securities Purchase Agreement, dated May 4, 2020, between Intec Pharma Ltd. and the Purchasers (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2020)

10.23	Securities Purchase Agreement, dated August 7, 2020, between Intec Pharma Ltd. and Aspire Capital Fund, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2020)

10.24	Form of Decoy Stockholder Support Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed with the SEC on March 15, 2021)

10.25	Form of Intec Shareholder Support Agreement (incorporated herein by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed with the SEC on March 15, 2021)

10.26	Form of Lock-Up Agreement (incorporated herein by reference to Exhibit 10.3 to the Company’s Report on Form 8-K filed with the SEC on March 15, 2021)

21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2021)

23.1**	Consent of Kesselman & Kesselman, Certified Public Accountant (Isr.), independent registered public accounting firm, a member of PricewaterhouseCoopers International Limited, to Intec Pharma Ltd.

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23.2**	Consent of Haskell & White LLP independent registered public accounting firm to Decoy Biosystems, Inc.

23.3**	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1**	Form of Proxy Card for the Intec Pharma Ltd. Special Meeting of Shareholders

99.2*	Proposed Amended and Restated Certificate of Incorporation of Intec Parent, Inc. (included as Annex C in this registration statement)

99.3*	Proposed Amended and Restated Bylaws of Intec Parent, Inc. (included as Annex D in this registration statement)

99.4*	Proposed Employment Agreement between Intec Parent, Inc. and Michael J. Newman, Ph.D.

99.5*	Consent of Michael Newman, Ph.D. to be named as director

99.6*	Consent of Hoonmo Lee, to be named as director

99.7*	Consent of Brian O’Callaghan to be named as director

99.8**	Form of Decoy Stockholder Consent Solicitation & Notice of Appraisal/Dissenters’ Rights

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed
**	Filed herewith
†	Certain portions of this agreement have been omitted under a confidential treatment order pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and filed separately with the SEC.
+	Indicates management contract or compensatory plan.
++	The schedules to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, State of Israel, on May 12, 2021.

Intec Pharma LTD.

By:	/s/ Jeffrey Meckler
Name:	Jeffrey Meckler
Title:	Vice Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Meckler	Vice Chairman and Chief Executive Officer	May 12, 2021

*	Chairman of the Board of Directors	May 12, 2021

*	Director	May 12, 2021

*	Director	May 12, 2021

*	Director	May 12, 2021

*	Director	May 12, 2021

* By:	/s/ Jeffrey Meckler
Jeffrey Meckler
as Attorney-in-Fact

237

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

AND REORGANIZATION

among

INTEC PHARMA LTD.

INTEC PARENT, INC.

DILLON MERGER SUBSIDIARY, INC.,

DOMESTICATION MERGER SUB LTD., and

DECOY BIOSYSTEMS, INC.

Dated as of March 15, 2021

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

v

Schedules:

Intec Disclosure Schedule

Decoy Disclosure Schedule

Exhibits:

Exhibit A	Definitions

Exhibit B1	Form of Intec Shareholder Support Agreements

Exhibit B2	Form of Decoy Stockholder Support Agreements

Exhibit C	Form of Lock-Up Agreements

Exhibit D	Preliminary Allocation Schedule

Exhibit E	Form of Newman Employment Agreement

Exhibit F	Form of Escrow Agreement

Exhibit G	Form of Decoy SAFE for Decoy Pre-Closing Financing Transaction

1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of March 15, 2021 by and among INTEC PHARMA LTD., an Israeli company (“Intec”), INTEC PARENT, INC., a Delaware corporation and a wholly owned subsidiary of Intec (“Intec Parent”), DILLON MERGER SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Intec Parent (“Merger Sub”), DOMESTICATION MERGER SUB LTD., an Israeli company and a wholly owned subsidiary of Intec Parent (“Domestication Merger Sub”), and DECOY BIOSYSTEMS, INC., a Delaware corporation (“Decoy”). Intec, Intec Parent, Merger Sub, Domestication Merger Sub, and Decoy may each be referred to herein individually as a “Party” and collectively as the “Parties”. Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Immediately prior to the Closing (as defined herein), Intec intends to effect the Domestication (as described and defined herein), pursuant to which Intec would become a wholly owned, direct subsidiary of Intec Parent, which is a new corporation duly organized and validly existing under the laws of the State of Delaware.

B. Intec and Decoy intend to effect a merger of Merger Sub into Decoy (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and Decoy will become a wholly owned subsidiary of Intec Parent.

C. The Parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and Treasury Regulation Section 1.368-3(a), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and a tax-deferred exchange pursuant to Section 351(a) of the Code and the Treasury Regulations promulgated thereunder.

D. The Intec Board of Directors: (i) has determined that the Merger and Domestication Merger are fair to, and in the best interests of, Intec and the Intec Shareholders; (ii) has deemed advisable and approved this Agreement, the Merger, and the other actions contemplated by this Agreement; and (iii) has determined to recommend that the Intec Shareholders vote to approve this Agreement, the Merger, Domestication Merger, and the other actions contemplated by this Agreement.

E. The Board of Directors of Merger Sub: (i) has determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder; (ii) has deemed advisable and approved this Agreement, the Merger, and the other actions contemplated by this Agreement; and (iii) has determined to recommend that the stockholder of Merger Sub vote to approve this Agreement, the Merger, and the other actions contemplated by this Agreement.

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F. The Board of Directors of Intec Parent: (i) has determined that the Merger and Domestication Merger are fair to, and in the best interests of, Intec and the Intec Shareholders; (ii) has deemed advisable and approved this Agreement, the Merger, and the other actions contemplated by this Agreement; and (iii) has determined to recommend that the Intec Shareholders vote to approve this Agreement, the Merger, Domestication Merger, and the other actions contemplated by this Agreement.

G. The Board of Directors of Intec Parent: (i) has determined that the Merger is advisable and fair to, and in the best interests of, Intec Parent and its sole stockholder; (ii) has deemed advisable and approved this Agreement, the Merger, and the other actions contemplated by this Agreement; and (iii) has determined to recommend that the stockholder of Intec Parent vote to approve this Agreement, the Merger, and the other actions contemplated by this Agreement.

H. The Decoy Board of Directors: (i) has determined that the Merger is advisable and fair to, and in the best interests of, Decoy and the Decoy Stockholders; (ii) has deemed advisable and approved this Agreement, the Merger, the Preferred Stock Conversion, and the other actions contemplated by this Agreement; and (iii) has determined to recommend that the Decoy Stockholders vote to adopt this Agreement and thereby approve this Agreement, the Merger, the Preferred Stock Conversion and the other actions contemplated by this Agreement.

I. In order to induce Decoy to enter into this Agreement, the directors and officers of Intec listed on Section A of Intec Disclosure Schedule are executing concurrently with the execution and delivery of this Agreement irrevocable undertakings in favor of Decoy in substantially the form attached hereto as Exhibit B1.

J. In order to induce Intec to enter into this Agreement, the Decoy Stockholders and the directors and officers of Decoy listed on Section A of Decoy Disclosure Schedule (solely in their capacity as actual or potential stockholders of Decoy) are executing concurrently with the execution and delivery of this Agreement support agreements in favor of Intec in substantially the form attached hereto as Exhibit B2 (the “Decoy Stockholder Support Agreements”).

K. As a condition to the willingness of, and an inducement to, Intec to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Decoy Stockholders and the directors and officers of Decoy listed on Section A of Decoy Disclosure Schedule are entering into lock-up agreements, in the form substantially attached hereto as Exhibit C (the “Lock-Up Agreements”).

L. As a condition to the willingness of, and an inducement to, Decoy to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, each of the directors and officers of Intec listed on Section A of Intec Disclosure Schedule is entering into a Lock-Up Agreement.

3

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

Article 1 DESCRIPTION OF TRANSACTION

1.1 Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into Decoy, and (b) the separate existence of Merger Sub shall cease and Decoy will continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, Decoy will become a wholly owned subsidiary of Intec Parent.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, Article 7 and Article 8, the closing of the Merger (the “Closing”) shall take place at the offices of Meitar Law Offices, 16 Abba Hillel Rd., Ramat-Gan, Israel, as promptly as practicable (but in no event later than the fifth Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6, Article 7 and Article 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Intec and Decoy may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date”. At the Closing, the Parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the applicable requirements of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Intec and Decoy (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms of such certificate of incorporation, the certificate of incorporation of the Surviving Corporation and the DGCL, provided however that with effect from the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: ‘The name of the corporation is Decoy Biosystems, Inc.’;

(b) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms of such bylaws, the certificate of incorporation of the Surviving Corporation and the DGCL; and

(c) the directors and officers of the Surviving Corporation and of Intec Parent, shall be the directors and officers set forth in Schedule 5.16 (subject to Section 5.16), each of which shall include up to six (6) directors selected by Intec Parent, and three (3) directors selected by Decoy.

4

1.5 Conversion of Decoy Securities.

(a) At the Effective Time, by virtue of the Merger and the other transactions contemplated under this Agreement and without any further action on the part of Intec, Intec Parent, Merger Sub, Domestication Merger Sub, Decoy or any Decoy Stockholder:

(i) each share of Decoy Common Stock or Decoy Preferred Stock held as treasury stock or held or owned by Decoy, Intec, any Intec Subsidiary or Merger Sub, immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(c), each share of Decoy Common Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and Dissenting Shares, and after giving effect to the Preferred Stock Conversion and the SAFE Conversion) shall be converted solely into the right to receive a number of shares of Intec Parent Common Stock equal to the Exchange Ratio (such aggregate number of shares of Intec Parent Common Stock being the “Merger Consideration”).

(b) Reserved.

(c) No fractional share of Intec Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Decoy Common Stock who would otherwise be entitled to receive a fraction of a share of Intec Parent Common Stock (after aggregating all fractional shares of Intec Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender by such holder of a letter of transmittal in accordance with Section 1.8 and accompanying documents as required therein, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Intec Parent Common Stock on The Nasdaq Capital Market (or such other Nasdaq market on which the Intec Parent Common Stock then trades) on the date that is the third trading day prior to the Closing Date.

5

(d) At the Effective Time, each Decoy Option that is outstanding and unexercised immediately prior to the Effective Time under the Decoy Option Plan, whether or not vested, shall be assumed by Intec Parent and converted into an option granted under the Intec Parent Option Plan (each being an “Assumed Option”) to purchase such number of shares of Intec Parent Common Stock as is determined by multiplying: (i) the number of shares of Decoy Common Stock that were subject to such Decoy Option, as in effect immediately prior to the Effective Time; by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of Intec Parent Common Stock. All rights with respect to Decoy Common Stock under Decoy Options assumed by Intec shall thereupon be converted into rights with respect to shares of Intec Parent Common Stock. The per share exercise price for each share of Intec Parent Common Stock issuable upon exercise of each Assumed Option shall be determined by dividing: (A) the per share exercise price of the applicable Decoy Option, as in effect immediately prior to the Effective Time; by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent. The term, exercisability, vesting schedule and all other provisions of such Decoy Option shall otherwise remain unchanged, mutatis mutandis, and any restriction on the exercise of any Decoy Option assumed by Intec Parent shall continue in full force and effect and shall apply to the applicable Assumed Option. Notwithstanding anything to the contrary in this Section 1.5(d), the conversion of each Decoy Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Intec Parent Common Stock shall be made in a manner consistent with Treasury Regulation Sections 1.424-1 and 1.409A-1(b)(5), such that the conversion of a Decoy Option shall not constitute a “modification” of such Decoy Option for purposes of Section 409A or Section 424 of the Code. Subject to and in accordance with Section 5.5, each Assumed Option (and the underlying shares of Intec Parent Common Stock) is intended to be covered under an effective registration statement on Form S-8 (or other applicable form) that shall be filed with the SEC.

(e) At the Effective Time, each share of common stock, par value $0.01 per share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(f) Immediately prior to the Effective Time, the Decoy SAFEs shall be treated in accordance with the terms of the relevant agreements governing the Decoy SAFEs and converted into Decoy Common Stock (the “SAFE Conversion”) and treated in accordance with Section 1.5(a)(ii).

(g) If, between the time of calculating the Exchange Ratio and the Effective Time, the outstanding shares of Decoy Capital Stock or Intec Parent Common Stock have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split (including the Reverse Split to the extent such split has not previously been taken into account in calculating the Exchange Ratio), combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted as mutually agreed upon by Decoy and Intec, acting reasonably and in good faith, to provide the holders of Decoy Capital Stock, Decoy Options and Decoy SAFEs the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 1.5(g) will be construed to permit Decoy or any Intec Entity to take any action with respect to Decoy Common Stock or Intec Parent Common Stock or Intec Ordinary Shares, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

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1.6 Calculation of Net Cash and Exchange Ratio.

(a) Not more than seven (7) and not less than five (5) Business Days prior to the anticipated Closing Date (as mutually agreed in good faith by Intec and Decoy) (the “Delivery Date”), each of Intec and Decoy shall provide the other Party with a statement (the “Calculation Schedule”) setting forth, in each case as of the date that is three (3) Business Days prior to the Delivery Date (the “Determination Date”), their respective Net Cash (the “Net Cash Calculation”), as prepared and certified by such Party’s Chief Financial Officer (or if there is no Chief Financial Officer, the principal accounting officer) (such Party delivering a Net Cash Calculation, a “Delivering Party”). Each Party shall make available the work papers and back-up materials used or useful in preparing their respective Calculation Schedule, as reasonably requested by the other Party. In the event that the actual Closing Date is a later date than anticipated by fifteen (15) Business Days or more, then each Party shall deliver an updated Calculation Schedule, at least five (5) Business Days prior to the actual Closing Date and all the provisions of this Section 1.6 shall apply to such updated Calculation Schedule and the delivery of the updated Calculation Schedule shall be deemed the Delivery Date.

(b) Within three (3) Business Days after the later of the Delivery Date, and the delivery of the Calculation Schedule to such Party (the “Response Date”), the Party receiving such Calculation Schedule (the “Receiving Party”) will have the right to dispute any part of such Net Cash Calculation included in the applicable Calculation Schedule by delivering a written notice to that effect to the Delivering Party (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail the nature of any proposed revisions to the Net Cash Calculation.

(c) If on or prior to the Response Date, the Receiving Party: (i) notifies the Delivering Party in writing that it has no objections to the Net Cash Calculation; or (ii) fails to deliver a Dispute Notice as provided in Section 1.6(b), then the Net Cash Calculation as set forth in the Calculation Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent Intec Net Cash or Decoy Net Cash (as applicable) at the Determination Date for purposes of this Agreement.

(d) If a Party delivers a Dispute Notice on or prior to the Response Date, then Representatives of both Parties shall promptly attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Intec Net Cash or Decoy Net Cash (as applicable), which agreed amounts shall be deemed to have been finally determined for purposes of this Agreement and to represent Intec Net Cash or Decoy Net Cash (as applicable), at the Determination Date for purposes of this Agreement.

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(e) If Representatives of Intec and Decoy are unable to negotiate an agreed-upon determination of Intec Net Cash or Decoy Net Cash (as applicable), pursuant to Section 1.6(d) within three (3) Business Days after delivery of the Dispute Notice (or such other period as Intec and Decoy may mutually agree upon), then Intec and Decoy shall engage RSM US LLP, or if such firm is unavailable, a Neutral Accounting Firm selected by mutual agreement of Intec and Decoy to resolve any remaining disagreements as to the applicable Net Cash Calculation; provided that (i) if Intec and Decoy are unable to agree on such Neutral Accounting Firm within three (3) Business Days after notice that RSM US LLP is unavailable, then Intec and Decoy shall each promptly select a Neutral Accounting Firm and such firms together shall select a third Neutral Accounting Firm for purposes of resolving such remaining disagreements, and (ii) if either Party does not select a Neutral Accounting Firm within three (3) Business Days of written demand therefor by the other Party, then the Neutral Accounting Firm selected by such other Party shall resolve such remaining disagreements (the “Accounting Firm”). The Delivering Party shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Calculation Schedule, and Intec and Decoy shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within 10 calendar days of accepting its selection. Decoy and Intec shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Decoy and Intec. The determination of the Accounting Firm shall be limited to the disagreements included in a Dispute Notice and submitted to the Accounting Firm. The determination of the amount of Intec Net Cash or Decoy Net Cash (as applicable), made by the Accounting Firm shall be deemed to have been finally determined for purposes of this Agreement and to represent Intec Net Cash or Decoy Net Cash (as applicable), at the Determination Date for purposes of this Agreement, and the Parties shall delay the Closing until the resolution of the matters described in this Section 1.6(e). The fees and expenses of the Accounting Firm shall be allocated between Intec and Decoy (and such allocation shall be deducted from their respective amounts of Net Cash, as determined by the Accounting Firm) in the same proportion (which shall be determined by the Accounting Firm) that the aggregate disputed amount that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount. If this Section 1.6(e) applies as to the determination of Intec Net Cash or Decoy Net Cash (as applicable), upon resolution of the matter in accordance with this Section 1.6(e), the Parties shall not be required to determine Intec Net Cash or Decoy Net Cash (as applicable), again even though the Closing Date may occur more than fifteen (15) Business Days after the Delivery Date, except that either Party may request a re-determination of Intec Net Cash or Decoy Net Cash, if the Closing Date is more than fifteen (15) Business Days after the Delivery Date.

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(f) Following the final determination of Intec Net Cash and Decoy Net Cash pursuant to this Section 1.6, the Parties shall concurrently therewith mutually determine the Exchange Ratio (subject to Section 1.5(g)).

1.7 Closing of Decoy’s Transfer Books. At the Effective Time (a) all shares of Decoy Capital Stock outstanding immediately prior to the Effective Time (after giving effect to the Preferred Stock Conversion and SAFE Conversion) shall be treated in accordance with Section 1.5, and: (i) all holders of certificates representing shares of Decoy Capital Stock that were outstanding; or (ii) holders of shares of Decoy Capital Stock that were deemed issued immediately prior to the Effective Time shall cease to have any rights as stockholders of Decoy, and (b) the stock transfer books of Decoy shall be closed with respect to all shares of Decoy Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Decoy Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Decoy Capital Stock, including (i) any valid certificate representing any shares of Decoy Preferred Stock previously converted into shares of Decoy Common Stock in connection with the Preferred Stock Conversion; or (ii) any valid certificate representing any shares of Decoy Common Stock in connection with the SAFE Conversion or any Decoy SAFEs deemed converted or exercised pursuant to Section 1.5, outstanding immediately prior to the Effective Time (an “Decoy Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Decoy Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.5 and Section 1.6(a).

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1.8 Exchange of Securities.

(a) VStock Transfer, LLC shall act as exchange agent in the Merger (the “Exchange Agent”). In the event VStock Transfer, LLC is unable or unwilling to serve as Exchange Agent, or upon mutual agreement of Intec and Decoy, on or prior to the Closing Date, Intec and Decoy shall agree upon and select a reputable bank, transfer agent or trust company to act as Exchange Agent in the Merger. At the Effective Time, Intec Parent shall deposit with the Exchange Agent: (i) the aggregate number of book-entry shares representing the Merger Consideration issuable to Decoy Stockholders pursuant to Section 1.5; and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c), together with irrevocable instructions to the Exchange Agent to cause the Exchange Agent to deliver the Exchange Fund as promptly as reasonably practicable upon receipt of the documents described in Section 1.8(b). The book-entry shares of Intec Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund”.

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Decoy Capital Stock immediately prior to the Effective Time, as set forth on the Allocation Schedule: (i) a letter of transmittal in customary form; (ii) instructions for effecting the surrender of Decoy Stock Certificates in exchange for book-entry shares of Intec Parent Common Stock; and (iii) instructions for effecting the surrender of uncertificated Decoy Capital Stock issued in connection with the SAFE Conversion, in exchange for book-entry shares of Intec Parent Common Stock. Upon surrender of the Decoy Capital Stock to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent: (A) the holder of such Decoy Capital Stock shall be entitled to receive in exchange therefor one or more book-entry shares representing the portion of the Merger Consideration (in a number of whole shares of Intec Parent Common Stock) that such holder has the right to receive pursuant to the provisions of Section 1.5, and as indicated in the Allocation Schedule (and cash in lieu of any fractional share of Intec Parent Common Stock pursuant to the provisions of Section 1.5(c)); and (B) if applicable, upon delivery of such consideration to the applicable holder in accordance with Section 1.5, the Decoy Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each share of Decoy Capital Stock shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Intec Parent Common Stock (and cash in lieu of any fractional share of Intec Parent Common Stock). If any Decoy Stock Certificate has been lost, stolen or destroyed, Intec may, in its discretion and as a condition precedent to the delivery of any Intec Parent Common Stock, require the owner of such lost, stolen or destroyed Decoy Stock Certificate to provide an applicable affidavit with respect to such Decoy Stock Certificate.

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(c) No dividends or other distributions declared or made with respect to shares of Intec Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Decoy Stock Certificate with respect to the shares of Intec Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Decoy Stock Certificate or an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund that remains undistributed to holders of Decoy Capital Stock six months after the Closing Date shall be delivered to Intec Parent upon demand, and any holders of Decoy Capital Stock who have not theretofore surrendered their Decoy Stock Certificates (if applicable) and/or delivered a letter of transmittal in accordance with this Section 1.8 shall thereafter look only to Intec Parent for satisfaction of their claims for shares of Intec Parent Common Stock, cash in lieu of fractional shares of Intec Parent Common Stock and any dividends or distributions with respect to shares of Intec Parent Common Stock.

(e) The parties intend that no withholding shall be required with respect to the Merger. However, each of the Exchange Agent, Decoy, Intec, Intec Parent, Merger Sub, the Surviving Corporation and their respective agents shall be entitled to deduct and withhold, or cause to be withheld and deducted, from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration if such withholding is required pursuant to any applicable Legal Requirement. To the extent such amounts are so deducted or withheld, and remitted to the appropriate Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Party to this Agreement shall be liable to any holder of any Decoy Stock Certificate or to any other Person with respect to any shares of Intec Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.9 Appraisal Rights.

(a) Notwithstanding any other provision of this Agreement to the contrary, shares of Decoy Capital Stock held by a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Section 262 of the DGCL with respect to such shares), will not be converted into or represent the right to receive cash in accordance with Section 1.5, but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL); provided, however, that if a holder of Dissenting Shares (a “Dissenting Stockholder”) withdraws, has failed to perfect or otherwise loses such holder’s demand for such payment and appraisal or becomes ineligible for such payment and appraisal then, as of the later of the Effective Time or the date on which such Dissenting Stockholder withdraws such demand or otherwise becomes ineligible for such payment and appraisal and such Dissenting Stockholder’s Dissenting Shares cease to be Dissenting Shares, such shares of Decoy Capital Stock will be converted into the right to receive a portion of the Merger Consideration in accordance with and subject to the provisions of Section 1.5 upon their surrender in the manner provided in Section 1.8, without interest thereon.

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(b) Decoy shall give Intec: (i) prompt notice of: (A) any written demand received by Decoy prior to the Effective Time to appraisal rights pursuant to Section 262 of the DGCL; (B) any withdrawal of any such demand; and (C) any other demand, notice or instrument delivered to Decoy prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Decoy shall not, except with the prior written consent of Intec, make any payment with respect to any such demands or offer to settle or settle any such demands.

1.10 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Decoy, then the officers and directors of the Surviving Corporation are hereby fully authorized, and shall use their commercially reasonable efforts (in the name of Decoy, in the name of Merger Sub and otherwise), to take such action.

1.11 Tax Consequences. For federal income Tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and a tax-deferred exchange pursuant to Section 351(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and Treasury Regulation Section 1.368-3(a). From and after the date of this Agreement and until the Closing, each party hereto shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and a tax-deferred exchange pursuant to Section 351(a) of the Code and the Treasury Regulations thereunder. Each of the Parties agrees to prepare and file all Tax Returns in accordance with this Section 1.11 and shall not take any position inconsistent therewith in the course of any audit, litigation, or other Legal Proceeding with respect to Taxes; provided that nothing contained herein shall prevent any Party from settling any proposed deficiency or adjustment by any Governmental Body based upon or arising out of such treatment, and no Party shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Body challenging such treatment.

1.12 Certificates.

(a) Intec will prepare and deliver to Decoy, at least five (5) Business Days prior to the Closing Date, a certificate signed by the Chief Financial Officer of Intec or Intec Parent (or if there is no Chief Financial Officer, the principal accounting officer of Intec or Intec Parent) in a form reasonably acceptable to Decoy, which sets forth a true and complete list, as of immediately prior to the Effective Time, of the number of Intec Parent Outstanding Shares and each component thereof (broken down by outstanding Intec Parent Common Stock, Intec Parent Options, Intec Parent Warrants, and any other relevant securities) (“Intec Outstanding Shares Certificate”).

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(b) Attached hereto as Exhibit D is a schedule (the “Preliminary Allocation Schedule”) setting forth, as of the date hereof (a) the record holders of Decoy Common Stock, Decoy Preferred Stock, Decoy Options and Decoy SAFEs, and (b) the number of shares of Decoy Common Stock or Decoy Preferred Stock owned and/or underlying the Decoy Options or Decoy SAFEs held by such holders and the per share exercise price for each such Decoy Option and Decoy SAFE. Decoy will prepare and deliver to Intec as soon as practicable, but in any event not later than within one (1) Business Day, after the final determination of Intec Net Cash and Decoy Net Cash pursuant to Section 1.6 a certificate signed by the Chief Financial Officer of Decoy (or if there is no Chief Financial Officer, the principal accounting officer of Decoy) in a form reasonably acceptable to Intec, which sets forth a true and complete list, as of immediately prior to the Effective Time (giving effect to the Preferred Stock Conversion and SAFE Conversion) of (a) the updated information provided in the Preliminary Allocation Schedule as of immediately prior to the Effective Time, and (b) based upon the Exchange Ratio as finally determined pursuant to Section 1.6, (x) in the case of the holders of Decoy Capital Stock and Decoy SAFEs, the portion of the Merger Consideration that each such holder is entitled to receive pursuant to Section 1.5, and (y) in the case of the holders of Decoy Options, the number of Assumed Options that Intec Parent will be obligated to grant to such holder (the “Allocation Schedule”).

Article 2 REPRESENTATIONS AND WARRANTIES OF DECOY

Decoy represents and warrants to the Intec Entities as follows, except as set forth in the written disclosure schedule delivered by Decoy to Intec (the “Decoy Disclosure Schedule”) (it being understood that the representations and warranties in this Article 2 are only qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the Decoy Disclosure Schedule corresponding to the particular section or subsection in this Article 2 in which such representation and warranty appears (including by cross-reference); and (b) any exceptions or disclosures set forth in any other section or subsection of the Decoy Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such other representation and warranty).

2.1 Due Organization; Organizational Documents; Subsidiaries.

(a) Decoy is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently owned and used, and (iii) to perform its obligations under all Decoy Contracts.

(b) Decoy is qualified to do business as a foreign corporation and is in good standing under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Decoy Material Adverse Effect.

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(c) Each director and officer of Decoy as of the date of this Agreement is set forth in Section 2.1(c) of the Decoy Disclosure Schedule.

(d) Decoy has made available to Intec accurate and complete copies of its certificate of incorporation, bylaws and other charter and organizational documents, including all currently effective amendments thereto. Decoy has not taken any action in breach or violation of any of the provisions of its certificate of incorporation, bylaws or other charter or organizational documents nor is it in breach or violation of any of the provisions of its certificate of incorporation, bylaws or other charter or organizational documents, other than any breach or violation which is not material to Decoy.

(e) Decoy has no Subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Entity. Decoy has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Decoy has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

2.2 Authority; Vote Required.

(a) Decoy has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The Decoy Board of Directors has: (i) determined that the Merger is fair to, and in the best interests of, Decoy and the Decoy Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Transactions; and (iii) determined to recommend the approval of this Agreement, the Merger and the other Transactions by the Decoy Stockholders and directed that the approval of this Agreement, the Merger and the other Transactions be submitted for consideration by Decoy Stockholders in connection with the solicitation of the Required Decoy Stockholder Vote. This Agreement has been duly executed and delivered by Decoy and, assuming the due authorization, execution and delivery by Intec, Intec Parent, and Merger Sub, constitutes the legal, valid and binding obligation of Decoy, enforceable against Decoy in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) Without limitation to the condition set forth in Section 6.5, the affirmative vote of the holders of (i) a majority of the shares of Decoy Common Stock and Decoy Preferred Stock, on an as-converted to Decoy Common Stock basis, voting as a single class; and (ii) a majority of the shares of Decoy Preferred Stock, voting as separate classes, in each case, as outstanding on the record date for the written consent in lieu of a meeting pursuant to Section 228 of the DGCL and entitled to vote thereon, approving this Agreement, the Merger and the other Transactions (collectively, the “Required Decoy Stockholder Vote”), are the only votes (including any veto rights provisions granted to any person, including any of the Decoy Stockholders) of the holders of any class or series of Decoy Capital Stock or other right or security necessary to approve this Agreement, the Merger and the other Transactions.

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2.3 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by Decoy does not, and the performance of this Agreement by Decoy will not, subject to obtaining the Required Decoy Stockholder Vote, (i) conflict with or violate the certificate of incorporation or bylaws of Decoy; (ii) subject to compliance with the requirements set forth in Section 2.3(b) below, conflict with or violate any Legal Requirement applicable to Decoy or by which its properties is bound or affected; or (iii) except as listed on Section 2.3(a) of the Decoy Disclosure Schedule, require Decoy to make any filing with or give any notice or make any payment to a Person, or obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Decoy’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of Decoy pursuant to, in each case, any Decoy Material Contract.

(b) No material Consent, order of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Decoy in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (ii) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws.

2.4 Capitalization.

(a) The authorized capital stock of Decoy as of the date of this Agreement consists of: (i) 1,300,000 shares of common stock, par value $0.001 per share (the “Decoy Common Stock”), of which 732,635 shares are issued and outstanding as of the date of this Agreement; and (ii) 366,317 shares of preferred stock, par value $0.001 per share, of which 366,317 shares are designated as Series Seed Preferred Stock and 314,928 are issued and outstanding as of the date of this Agreement (the “Decoy Preferred Stock” and together with the Decoy Common Stock, “Decoy Capital Stock”). Decoy does not hold any of its capital stock in treasury. All of the outstanding shares of Decoy Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Preliminary Allocation Schedule lists, as of the date of this Agreement (i) each record holder of issued and outstanding Decoy Capital Stock and the number and type of shares of Decoy Capital Stock held by such holder; and (ii)(A) each holder of issued and outstanding Decoy SAFEs, (B) the number and type of shares subject to such Decoy SAFEs, and (C) the maturity date of each such Decoy SAFEs. Each share of Decoy Preferred Stock is convertible into one share of Decoy Common Stock.

(b) Except for Decoy’s 2018 Stock Incentive Plan, as amended and/or restated (the “Decoy Option Plan”), Decoy does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Decoy has reserved 89,004 shares of Decoy Common Stock for issuance under the Decoy Option Plan. As of the date of this Agreement, of such reserved shares of Decoy Common Stock, options to purchase 77,639 shares have been granted and are currently outstanding, and 11,365 shares of Decoy Common Stock remain available for future issuance pursuant to the Decoy Option Plan. The Preliminary Allocation Schedule sets forth the following information with respect to each Decoy Option outstanding, as of the date of this Agreement: (A) the name of the optionee; (B) the number of shares of Decoy Common Stock subject to such Decoy Option as of the date of this Agreement; (C) the exercise price of such Decoy Option; (D) the date on which such Decoy Option was granted; (E) the date on which such Decoy Option expires; (F) the vesting schedule of such Decoy Option, and (G) whether the vesting of such Decoy Option will be accelerated as a result of the consummation of the Transactions.

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(c) Except for the Decoy SAFEs set forth on the Preliminary Allocation Schedule (including any conversion thereof in accordance with their terms), any Decoy SAFEs covered by the Decoy Pre-Closing Financing Transaction (including any conversion thereof in accordance with their terms), and the Decoy Options set forth on the Preliminary Allocation Schedule (including any vesting or exercise thereof in accordance with their terms), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Decoy; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Decoy; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Decoy is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Decoy; or (v) outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock unit, equity-based award or other similar rights with respect to Decoy.

(d) Except as provided in the Investor Agreements, (i) none of the outstanding shares of Decoy Capital Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) there are no outstanding bonds, debentures, notes or other indebtedness of Decoy having a right to vote on any matters on which the Decoy Stockholders have a right to vote; (iii) there is no Decoy Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Decoy Capital Stock. Decoy is not under any obligation, and no Decoy Contract includes any provision, pursuant to which Decoy may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Decoy Capital Stock or other securities, or to register such shares with the SEC.

(e) All outstanding shares of Decoy Capital Stock, as well as all Decoy Options, and the Decoy SAFEs, have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

2.5 Financial Statements.

(a) Section 2.5(a) of the Decoy Disclosure Schedule includes true and complete copies of Decoy’s (i) unaudited balance sheets as at December 31, 2018 and December 31, 2019 and Decoy’s unaudited statements of operations, cash flows and stockholders’ equity (deficit) for the years ended December 31, 2018 and December 31, 2019 (the “Decoy Unaudited Annual Financials”), and (ii) unaudited balance sheet as at December 31, 2020 (the “Decoy Balance Sheet Date”) and unaudited statement of operations for the period from January 1, 2020 until such date (the “Decoy Unaudited Interim Financials”, and together with the Decoy Unaudited Annual Financials, the “Decoy Financials”). The Decoy Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis unless otherwise noted therein throughout the periods indicated, and except for the absence of notes and for normal year-end adjustments consistent with prior annual periods; and (B) fairly present, in all material respects, the financial condition and operating results of Decoy as of the dates and for the periods indicated therein.

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(b) Decoy has not applied for or received any loans, payments or advances under the Paycheck Protection Program, or any similar or equivalent funding program or facility (including any amounts wholly or in part forgiven prior to the date hereof).

2.6 Undisclosed Liabilities. As of the date of this Agreement, Decoy has no material Liability except for: (a) Liabilities disclosed, reflected or reserved against on the Decoy Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by Decoy since the Decoy Balance Sheet Date in the Ordinary Course of Business; (c) Liabilities for performance under Decoy Contracts (excluding any instances of breach or claims for indemnification); (d) Liabilities incurred in connection with the Transactions; (e) Liabilities listed in Section 2.6 of the Decoy Disclosure Schedule; or (f) Liabilities for Taxes incurred since the Decoy Balance Sheet Date that are not yet delinquent (taking into account any applicable due date extensions) or for any Taxes that are being contested in good faith and for which adequate reserves have been made in the Decoy Unaudited Interim Financial Statements.

2.7 Absence of Changes. Except as set forth in Section 2.7 of the Decoy Disclosure Schedule, between the Decoy Balance Sheet Date and the date of this Agreement, Decoy has conducted its business in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been: (a) any event that has had a Decoy Material Adverse Effect or (b) or any action, event or occurrence that would have required consent of Intec pursuant to Section 4.3(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.8 Title to Assets. Decoy owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for (x) Taxes that are being contested in good faith and for which adequate reserves have been made in the Decoy Unaudited Interim Financial Statements, or (y) current Taxes not yet delinquent (taking into account any applicable due date extensions); (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Decoy; and (iii) liens listed in Section 2.8 of the Decoy Disclosure Schedule.

2.9 Real Property; Leaseholds. Decoy does not currently own and has never owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereto) identified in Section 2.9 of the Decoy Disclosure Schedule (the “Decoy Leases”), which are each in full force and effect, with no existing material default thereunder. Decoy’s use and operation of each property leased under the Decoy Leases conforms to all applicable Legal Requirements in all material respects, and Decoy has exclusive possession of each such leased property and has not granted occupancy rights to tenants or licensees with respect to such leased property or any portion thereof.

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2.10 Intellectual Property.

(a) Section 2.10(a) of the Decoy Disclosure Schedule is an accurate, true and complete listing of (i) Decoy Registered IP that is owned by Decoy, and sets forth therefor: (A) the name of the applicant/registrant; (B) the jurisdiction and date of application/registration; (C) the application or registration number; and (D) any other co-owners; and (ii) all other Decoy IP Rights that are material to the Decoy Business. To the Knowledge of Decoy, each of the patents and patent applications included in the Decoy Registered IP properly identifies by name each and every inventor of the inventions claimed therein as determined in accordance with applicable Legal Requirements. As of the date of this Agreement, no interference, opposition, reissue, reexamination, inter partes review, post-grant review or other proceeding of any nature (other than initial examination proceedings) is pending or, to the Knowledge of Decoy, threatened, in which the scope, validity, enforceability or ownership of any Decoy Registered IP listed on Section 2.10(a) of the Decoy Disclosure Schedule is being or has been contested or challenged.

(b) Decoy has taken commercially reasonable measures to protect the confidentiality of the material trade secrets or any other material non-public, proprietary information included in the Decoy IP Rights, and such trade secrets have not been disclosed by Decoy to any Person except pursuant to written non-disclosure agreements.

(c) Section 2.10(c) of the Decoy Disclosure Schedule accurately identifies: (i) all material Intellectual Property licensed to Decoy (other than: (A) any non-customized software that: (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software; or (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Decoy’s products or services; (B) any Intellectual Property licensed ancillary to the purchase or use of equipment or other materials; (C) non-disclosure agreements, materials transfer agreements and template agreements entered into in the Ordinary Course of Business; and (D) agreements between Decoy and its employees and consultants) (“Decoy Licensed IP Rights”); (ii) the corresponding Decoy Contracts pursuant to which such Decoy Licensed IP Rights are licensed to Decoy; and (iii) whether the license or licenses granted to Decoy are exclusive or non-exclusive.

(d) Section 2.10(d) of the Decoy Disclosure Schedule accurately identifies each Decoy Contract pursuant to which any Person (other than Decoy) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Decoy IP Rights (in each case, other than non-disclosure agreements, materials transfer agreements or non-exclusive licenses entered into in the Ordinary Course of Business). Decoy is not bound by, and no Decoy IP Rights (and to the Knowledge of Decoy, no Decoy Licensed IP Rights) are subject to, any Contract containing any covenant or contractual obligation that in any way limits or restricts the ability of Decoy to use, exploit, assert or enforce any Decoy IP Rights or Decoy Licensed IP Rights anywhere in the world, in each case as would materially limit the conduct of the Decoy Business.

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(e) Decoy solely owns all right, title, and interest to and in the Decoy Registered IP listed on (or required to be listed on) Section 2.10(a) of the Decoy Disclosure Schedule free and clear of any Encumbrances. Without limiting the generality of the foregoing:

(i) To the Knowledge of Decoy, all documents and instruments necessary to register or apply for or renew registration of all Decoy Registered IP has been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body.

(ii) Each Person who is or was an employee or contractor of Decoy and who is or was involved in the creation or development of any Decoy IP Rights has signed a written agreement containing an assignment of such Intellectual Property to Decoy, and confidentiality provisions protecting trade secrets and confidential information of Decoy. No current or former stockholder, officer, director, employee or contractor of Decoy has, to the Knowledge of Decoy, any claim, right (whether or not currently exercisable), or interest to or in any Decoy IP Rights, and Decoy has not received any written notice alleging any such claim, right or interest. To the Knowledge of Decoy, no employee or contractor of Decoy is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Decoy; or (B) in breach of any Contract with any current or former employer or other Person concerning Decoy IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising Decoy IP Rights.

(iii) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Decoy IP Rights.

(iv) Decoy has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Decoy IP Rights to any other Person.

(v) To the Knowledge of Decoy, the Decoy IP Rights together with the Decoy Licensed IP Rights constitute all Intellectual Property necessary for the conduct of the Decoy Business as presently conducted.

(f) The manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Decoy does not, to the Knowledge of Decoy, infringe or misappropriate any Intellectual Property right of any third party, and Decoy has not received any written notice alleging any such violation, infringement or misappropriation, including any notice asserting that Decoy must acquire a license to any Intellectual Property of a third party. To the Knowledge of Decoy, no third party is infringing upon or misappropriating, or violating any license or agreement with Decoy relating to, any Decoy IP Rights.

(g) Each item of Decoy IP Rights that is Decoy Registered IP is and at all times has been filed and maintained in substantial compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of Decoy Registered IP in full force and effect have been or will be made by the applicable deadline.

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(h) Decoy, and the operation of Decoy’s business, are in substantial compliance with all obligations under Decoy Contracts, all applicable data privacy and data security policies under which any personally identifiable information (“Personal Data”) was provided to Decoy, and all applicable Legal Requirements pertaining to data privacy and data security of any such Personal Data. To the Knowledge of Decoy, there have been: (i) no material losses or thefts of data or security breaches relating to Personal Data held or used by Decoy; (ii) no violations of any security policy of Decoy regarding any such Personal Data; (iii) no unauthorized access or unauthorized use of any such Personal Data; and (iv) no unintended or improper disclosure of any Personal Data in the possession, custody or control of Decoy, or an employee, contractor or agent acting on behalf of Decoy.

2.11 Material Contracts.

(a) Section 2.11(a) of the Decoy Disclosure Schedule lists the following Decoy Contracts in effect (or under which Decoy has any material Liabilities) as of the date of this Agreement (each such listed Decoy Contract, together with any other Decoy Contract required to be listed therein, together with each Decoy IP Rights Agreement or Decoy Lease, a “Decoy Material Contract” and collectively, the “Decoy Material Contracts”):

(i) each Decoy Contract constituting a material bonus, deferred compensation, severance, change in control, retention, incentive compensation, pension, profit-sharing or retirement plan;

(ii) each Decoy Contract relating to (x) the employment of any Person, other than any employment agreement, employment contract, offer letter, or similar arrangement that is terminable “at-will” without penalty, Liability or severance (statutory, contractual, or otherwise), or (y) the provision by a Person of individuals to provide services to Decoy as contractors or consultants that can be terminated without penalty, Liability or premium upon notice of thirty (30) days or less;

(iii) each Decoy Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan with any employee or other individual consultant, independent contractor or director, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

(iv) each collective bargaining agreement or other agreement with any union (trade, labor, or otherwise);

(v) each Decoy Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

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(vi) each Decoy Contract containing: (A) any covenant limiting the freedom of Decoy to engage in any line of business or compete with any Person; (B) any most-favored pricing arrangement; (C) any exclusivity provision where Decoy is the party that is subject to such exclusivity provisions; or (D) any non-solicitation provision;

(vii) each Decoy Contract requiring capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 pursuant to its express terms and not cancelable without penalty;

(viii) each Decoy Contract relating to the disposition or acquisition of material assets with a fair market value exceeding $50,000, other than in the Ordinary Course of Business or listed on Section 2.10(c) or Section 2.10(d) of the Decoy Disclosure Schedule;

(ix) each Decoy Contract relating to any mortgages, indentures, loans (other than trade credit in the Ordinary Course of Business), notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000 or creating any material Encumbrances with respect to any assets of Decoy or any loans or debt obligations with officers or directors of Decoy (other than the advancement or reimbursement of expenses in the Ordinary Course of Business); or

(x) each Decoy Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing financial advisory services to Decoy in connection with the Transactions.

(b) Decoy has made available to Intec accurate and complete copies of all Decoy Material Contracts, including all amendments thereto. There are no Decoy Material Contracts that are not in written form. Decoy has not, and to the Knowledge of Decoy, as of the date of this Agreement no other party to a Decoy Material Contract has, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Decoy Material Contract in such manner as would permit any other party to cancel or terminate any such Decoy Material Contract, or would permit any other party to seek damages. As to Decoy, as of the date of this Agreement, each Decoy Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.12 Compliance; Permits; Restrictions.

(a) Decoy is, and for the past 5 years has been, in material compliance with all applicable Legal Requirements. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of Decoy, threatened against Decoy. There is no Contract, judgment, injunction, order or decree binding upon Decoy which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Decoy, any acquisition of material property by Decoy or the conduct of the Decoy Business, (ii) would reasonably be expected to have an adverse effect on Decoy’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Transactions.

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(b) Decoy holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of Decoy as currently conducted, and the development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Decoy Product Candidates”). Decoy holds all required Governmental Authorizations issuable by any Governmental Body necessary for the conduct of its business as currently conducted (the “Decoy Permits”), and Section 2.12(b) of the Decoy Disclosure Schedule identifies each Decoy Permit. No such Decoy Permit has been: (i) revoked, withdrawn, suspended, canceled or terminated; or (ii) modified in any materially adverse manner. Decoy has not received any written notice or other written communication from any Governmental Body regarding any revocation, withdrawal, suspension, cancelation, termination or material modification of any Decoy Permit. Decoy has made available to Intec all material information in its possession or control concerning the development, clinical testing, manufacturing, importation and exportation of the Decoy Product Candidates, including complete copies of the following (to the extent there are any): adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency. The rights and benefits of each material Decoy Permit will be available to Decoy immediately after the Effective Time on terms substantially identical to those enjoyed by Decoy immediately prior to the Effective Time.

(c) There are no proceedings pending or, to the Knowledge of Decoy, threatened with respect to an alleged violation by Decoy of the Federal Food, Drug, and Cosmetic Act (“FDCA”), the Public Health Service Act (“PHSA”), Food and Drug Administration (“FDA”) regulations adopted thereunder, the Controlled Substances Act or any other similar Legal Requirements promulgated by the FDA or other comparable Governmental Body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products (“Drug Regulatory Agency”).

(d) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Decoy were, and if still pending are being, conducted in all material respects in compliance with the applicable regulations of the Drug Regulatory Agencies and other applicable Legal Requirements, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. No preclinical or clinical trial conducted by or on behalf of Decoy has been terminated or suspended prior to completion for safety or non-compliance reasons. Decoy has not received any notices, correspondence or other communications from any Drug Regulatory Agency requiring, or to the Knowledge of Decoy threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by Decoy or, in which Decoy or its current products or product candidates, including the Decoy Product Candidates, have participated.

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(e) Decoy has complied in all material respects with all Legal Requirements relating to patient, medical or individual health information, including the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations promulgated thereunder, all as amended from time to time (collectively “HIPAA”), including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time. Decoy has entered into, where required, and is in compliance in all material respects with the terms of all Business Associate (as defined in HIPAA) agreements to which Decoy is a party or otherwise bound. Decoy has created and maintained written policies and procedures to protect the privacy of all protected health information, provide training to all employees and agents as required under HIPAA, and have implemented security procedures, including physical, technical and administrative safeguards, to protect all personal information and Protected Health Information stored or transmitted in electronic form. Decoy has not received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Body of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. All capitalized terms in this Section 2.12(e) not otherwise defined in this Agreement shall have the meanings set forth under HIPAA.

2.13 Tax Matters.

(a) Decoy has timely filed (taking into account any applicable extensions of the due date) all income Tax Returns and other material Tax Returns that it was required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. Decoy is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions obtained in the Ordinary Course of Business. No claim that remains unresolved on the date hereof has ever been made by an authority in a jurisdiction where Decoy does not file Tax Returns that it is subject to taxation by that jurisdiction.

(b) All material Taxes (whether or not shown on any Tax Return) due and owing by Decoy on or before the date hereof (taking into account any applicable extensions of the due date) have been timely paid. The unpaid Taxes of Decoy through the date of the Decoy Unaudited Interim Balance Sheet have been reserved for in the Decoy Unaudited Interim Financial Statements. Since the date of the Decoy Unaudited Interim Financial Statements, Decoy has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c) Decoy has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party (for the avoidance of doubt, such payments include all payments and deemed payments for the exercise, conversion, repayment and cancellation of stock options, warrants, convertible securities, SAFEs and convertible debt and equity equivalents of Decoy). Decoy is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and withholding requirements under all applicable Tax laws.

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(d) There are no Encumbrances for Taxes (other than Taxes not yet delinquent or Taxes that are being contested in good faith and for which adequate reserves have been made in the Decoy Unaudited Interim Financial Statements) upon any of the assets of Decoy.

(e) Other than with respect to Taxes that are being contested in good faith and for which adequate reserves have been made in the Decoy Unaudited Interim Financial Statements: (a) No material deficiencies for Taxes with respect to Decoy that remain outstanding have been claimed, proposed or assessed by any Governmental Body in writing, (b) there are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any Liability in respect of Taxes of Decoy, and (c) no issues relating to Taxes of Decoy were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Decoy has delivered or made available to Intec complete and accurate copies of all federal income Tax and all other material Tax Returns of Decoy filed for all taxable periods for which the applicable Tax authorities are able to review, challenge or audit such Tax Returns, and complete and accurate copies of all examination reports and statements of deficiencies assessed for any such taxable periods, against or agreed to by Decoy (or predecessors), with respect to federal income Taxes and all other material Taxes. Decoy (and its predecessors) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. Decoy has provided Intec with copies of all and any private Tax rulings, or applications or requests for private Tax rulings, that apply or were made with respect to Decoy.

(f) Decoy has not agreed, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Decoy elected to be treated an S corporation within the meaning of Sections 1361 and 1362 of the Code effective January 1, 2015, and subsequently revoked that election beginning January 1, 2016.

(g) Decoy has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Decoy is not a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords, the primary purpose of which does not relate to Taxes.

(i) Decoy has never been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is Decoy) for federal, state, local or foreign Tax purposes. Decoy does not have any Liability for the Taxes of any Person (other than Decoy) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor.

(j) Decoy has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-deferred treatment, in whole or in part under Section 355 of the Code.

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(k) Decoy will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) installment sale or other open transaction disposition made prior to Closing, (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into prior to Closing, (iii) prepaid amount received outside the Ordinary Course of Business prior to Closing, (iv) election under Section 108(i) or Section 965(h) of the Code (or any similar provisions of any applicable Legal Requirement) made prior to Closing, or (v) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date.

(l) Decoy is not a partner for U.S. federal income Tax purposes with respect to any joint venture, partnership, or to the Knowledge of Decoy, other arrangement or Contract which is treated as a partnership for U.S. federal income Tax purposes.

(m) Decoy has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n) Decoy has not taken any action, nor has any Knowledge of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or a tax-deferred exchange pursuant to Section 351(a) of the Code.

(o) Decoy has made available to Intec, with respect to all taxable periods for which the applicable Tax authorities are able to review, challenge or audit such Tax Returns, complete and correct copies of all private letter rulings, revenue agent reports, material information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, gain recognition agreements and any similar documents, submitted by, received by or agreed to by or on behalf of Decoy.

(p) All related party transactions involving Decoy and its subsidiaries have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other state, local and non-U.S. Tax Law.

(q) Except as set forth on Section 2.13(q) to the Decoy Disclosure Schedule, Decoy is not subject to income Tax in any jurisdiction outside the United States of America by virtue of (i) having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business or (ii) otherwise having a taxable presence in that jurisdiction.

(r) Decoy is not a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(s) Nothing in this Section 2.13 or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount or availability of any net operating loss, capital loss, Tax credits, Tax basis or other Tax asset or attribute of Decoy in any taxable period (or portion thereof) beginning after the Closing Date, or (ii) any Tax position that Decoy or its Affiliates (including the Surviving Corporation) may take in respect of any taxable period (or portion thereof) beginning after the Closing Date.

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(t) Decoy has not deferred any payroll Taxes pursuant to the provisions of the CARES Act or any executive order, or has otherwise availed itself of any Tax benefits or deferrals provided under the CARES Act.

(u) Decoy uses the accrual method of accounting for U.S. federal income Tax purposes.

2.14 Employee and Labor Matters; Benefit Plans.

(a) Section 2.14(a) of the Decoy Disclosure Schedule lists, as of the date of this Agreement, all “employee benefit plans” (as defined in Section 3(3) of ERISA) and all other material bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, change in control, golden parachute, disability, life or accident insurance, paid time off or vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit plans, programs, agreements or arrangements, which are currently in effect relating to any present or former employee, independent contractor or director of Decoy or any Decoy Affiliate, or which is maintained by, administered or contributed to by, or required to be contributed to by, Decoy or any Decoy Affiliate, or under which Decoy or any Decoy Affiliate has any current or may incur any future Liability (each, a “Decoy Employee Plan”) (other than offer letters with non-officer employees which are materially consistent with forms delivered or made available to Intec; equity grant notices, and related documentation, with respect to the employees of Decoy; and agreements with consultants entered into in the Ordinary Course of Business and which are materially consistent with forms delivered or made available by Decoy prior to the execution of this Agreement).

(b) With respect to each Decoy Employee Plan, Decoy has made available to Intec a true and complete copy of, to the extent applicable: (i) the governing plan document or agreement, including any amendments thereto, and a written summary of the material terms of any such plan that is not in writing; (ii) the three (3) most recent annual reports (Form 5500) as filed with the United States Department of Labor, including any financial statements and actuarial reports; (iii) the currently effective trust agreement; (iv) the most recent summary plan description, with any summary of material modifications or prospectus; (v) the most recent United States Internal Revenue Service determination or opinion letter or analogous ruling under foreign law; (vi) all material and non-routine notices, letters or other correspondence to or from any Governmental Body or agency thereof within the last three (3) years; (vii) all non-discrimination and compliance tests for the most recent three (3) plan years; and (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.

(c) Each Decoy Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the United States Internal Revenue Service. To the Knowledge of Decoy, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Decoy Employee Plan or the exempt status of any related trust.

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(d) Each Decoy Employee Plan has been operated and maintained in compliance, in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA. Neither Decoy nor any Decoy Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Decoy Employee Plans. All contributions required to be made by Decoy or any Decoy Affiliate to any Decoy Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business consistent with past practice).

(e) Neither Decoy nor any Decoy Affiliate has (i) engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or (ii) knowingly violated the provisions of Part 4 of Title I, Subtitle B of ERISA.

(f) No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of Decoy, is threatened, against or with respect to any Decoy Employee Plan, including any audit or inquiry by the United States Internal Revenue Service, United States Department of Labor or other Governmental Body.

(g) No Decoy Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Decoy nor any Decoy Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or Liability with respect to, any such plan. No Decoy Employee Plan is a Multiemployer Plan, and neither Decoy nor any Decoy Affiliate has ever contributed to or had an obligation to contribute, or incurred any Liability in respect of a contribution, to any Multiemployer Plan.

(h) No Decoy Employee Plan provides for medical, welfare, retirement or death benefits beyond termination of service or retirement, other than: (i) pursuant to COBRA or an analogous state law requirement; or (ii) death or retirement benefits under an Decoy Employee Plan qualified under Section 401(a) of the Code. Except as provided in Section 2.14(h) of the Decoy Disclosure Schedule and identified as a self-funded plan, neither Decoy nor any Decoy Affiliate sponsors or maintains any self-funded employee welfare benefit plan. No Decoy Employee Plan is subject to any Legal Requirement of any jurisdiction outside of the United States.

(i) No payment made pursuant to any Decoy Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the regulations and guidance thereunder) from Decoy, including the grant, vesting or exercise of any stock option, would subject any Person to Tax pursuant to Section 409A of the Code, whether pursuant to the Transactions or otherwise.

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(j) Each Decoy Option grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Decoy.

(k) No Decoy Options are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the regulations and guidance thereunder) maintained by or under which makes, is obligated to make or promises to make, payments (each, a “Decoy 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the regulations and guidance thereunder. No payment to be made pursuant to the terms of any Decoy 409A Plan is, or to the Knowledge of Decoy will be, subject to the penalties of Section 409A(a)(1) of the Code.

(l) Decoy is in material compliance with all applicable foreign, federal, state and local laws, rules, regulations, orders, rulings, judgments, decrees or arbitration awards respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, hours of work, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration and wrongful discharge. There are no actions, suits, claims or administrative matters pending, or to the Knowledge of Decoy, threatened or reasonably anticipated against Decoy relating to any employee, employment agreement, independent contractor, independent contractor agreement or Decoy Employee Plan. There are no pending or, to the Knowledge of Decoy, threatened or reasonably anticipated claims or actions against Decoy under any worker’s compensation policy or long term disability policy. Decoy is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Body with respect to employment practices.

(m) Except as set forth on Section 2.14(m) of the Decoy Disclosure Schedule, no independent contractor or contractor is eligible to participate in any Decoy Employee Plan. Decoy does not have any material Liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee; or (B) any employee currently or formerly classified as exempt from overtime wages.

(n) Within the past four years, Decoy has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any Liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of Decoy prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(o) No Decoy employee is covered by an effective or pending collective bargaining agreement or similar labor agreement, and within the last four years there has not been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, or any similar activity or dispute, affecting Decoy.

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(p) There is no Contract or arrangement to which Decoy or any Decoy Affiliate is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise Taxes paid pursuant to Sections 409A or 4999 of the Code.

(q) Except as set forth in Section 2.14(q) of the Decoy Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event: (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of Decoy; (ii) materially increase or otherwise enhance any benefits otherwise payable by Decoy; (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code; (iv) increase the amount of compensation due to any Person by Decoy; or (v) result in the forgiveness in whole or in part of any outstanding loans made by Decoy to any Person.

(r) Except as noted on Section 2.14(r) of the Decoy Disclosure Schedule, all individuals employed by Decoy are employed at-will and Decoy has no employment or other agreements that contain any severance, change in control, termination pay liabilities, or advance notice requirements, and all agreements with independent contractors or consultants may be terminated by Decoy without penalty or Liability with thirty (30) days or less notice.

(s) Decoy has paid all earned wages, bonuses, commissions, severance and other benefits and sums due (and all required Taxes, insurance, social security and withholding thereon), other than accrued amounts representing wages, bonuses, or commission entitlements due for the current pay period or for the reimbursement of legitimate expenses.

2.15 Environmental Matters. Decoy is and has at all times been, in material compliance with all applicable Environmental Laws, which compliance includes the possession by Decoy of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Decoy has not received since January 1, 2019 (or prior to that time, if still pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Decoy is not in compliance with any Environmental Law, and, to the Knowledge of Decoy, there are no circumstances that may prevent or interfere with Decoy’s compliance with any Environmental Law in the future. To the Knowledge of Decoy: (i) no current or (during the time a prior property was leased or controlled by Decoy) prior owner of any property leased or controlled by Decoy has received since January 1, 2019 (or prior to that time, if still pending and unresolved), any written notice or other communication relating to property owned or leased at any time by Decoy, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Decoy is not in compliance with or has violated any Environmental Law relating to such property and (ii) Decoy has no material Liability under any Environmental Law.

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2.16 Insurance.

(a) Decoy has made available to Intec accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Decoy, as of the date of this Agreement (other than relating to any Decoy Employee Plan). Each of such insurance policies is in full force and effect and Decoy is in compliance with the terms thereof. Decoy has not received any notice or other communication regarding any actual or possible: (i) cancelation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy (other than annual premium increases in the Ordinary Course of Business). There is no pending workers’ compensation or other claim under or based upon any insurance policy of Decoy. Decoy has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against Decoy, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Decoy of its intent to do so.

(b) Decoy made available to Intec accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by Decoy as of the date of this Agreement (the “Existing Decoy D&O Policies”). Section 2.16(b) of the Decoy Disclosure Schedule accurately sets forth, as of the date of this Agreement, the most recent annual premiums paid by Decoy with respect to the Existing Decoy D&O Policies. All premiums for the current policy period for the Existing Decoy D&O Policies have been paid as of the date hereof.

2.17 Legal Proceedings; Orders.

(a) Other than any Legal Proceedings with respect to Taxes that are being contested in good faith and for which adequate reserves have been made in the Decoy Unaudited Interim Financial Statements, there is no pending Legal Proceeding, and, to the Knowledge of Decoy, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Decoy, or to the Knowledge of Decoy, any director or officer of Decoy (in his or her capacity as such) or any of the material assets owned or used by Decoy; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions. To the Knowledge of Decoy, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no material outstanding order, writ, injunction, judgment or decree to which Decoy, or any of the material assets owned or used by Decoy, is subject. To the Knowledge of Decoy, no officer of Decoy is subject to any order, writ, injunction, judgment or decree that prohibits such officer of Decoy from engaging in or continuing any conduct, activity or practice relating to the business of Decoy or to any material assets owned or used by Decoy.

2.18 Inapplicability of Anti-takeover Statutes. The Decoy Board of Directors has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Decoy Stockholder Support Agreements and to the consummation of the Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Decoy Stockholder Support Agreements or any of the other Transactions.

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2.19 No Financial Advisor. Except as set forth on Section 2.19 of the Decoy Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Decoy.

2.20 Disclosure. The information relating to Decoy to be supplied by or on behalf of Decoy for inclusion or incorporation by reference in the Registration Statement and/or the Proxy Statement will not, on the date the Registration Statement or Proxy Statement, as applicable, is first filed with the SEC or mailed to the Intec Shareholders (as applicable), contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading at the time and in light of the circumstances under which such statement is made.

2.21 Anti-Corruption. Neither Decoy nor any of its directors, managers or employees or, to the Knowledge of Decoy, any of its agents, Representatives, sales intermediaries, or any other third party, in each case, acting on behalf of Decoy or in connection with the business of Decoy, has in the last five (5) years: (i) directly or indirectly offered, promised, authorized, provided, solicited, or accepted any corrupt or improper payment (such as a bribe or kickback) or benefit (such as an excessive gift, hospitality, favor, or advantage) to or from any Person in exchange for business, a license or permit, a favorable inspection or other decision, or any other financial or other advantage or purpose; or (ii) otherwise violated any Anti-Corruption/AML Laws.

2.22 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 2 or in any certificate delivered by Decoy to Intec, Intec Parent and/or Merger Sub pursuant to this Agreement, neither Decoy nor any Person on behalf of Decoy has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, with respect to Decoy and its business, assets and operations, and any other such representations and warranties are hereby expressly disclaimed.

(b) Decoy acknowledges and agrees that, except for the representations and warranties of Intec, Intec Parent, and Merger Sub set forth in Article 3, neither Decoy nor its Representatives is relying on any other representation or warranty of Intec, Intec Parent, Merger Sub, or any other Person made outside of Article 3 of this Agreement, with regard to Intec, Intec Parent, Merger Sub and their respective businesses, assets and operations.

2.23 No Disqualification Event. Neither Decoy nor any Decoy Stockholder, nor any of their respective directors, executive officers, general partners, managing members or other officers is subject to any Disqualification Event except for a Disqualification Event that: (i) is contemplated by Rule 506(d)(2) of the Securities Act; and (ii) a description of which has been furnished in writing to Intec prior to the date hereof.

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Article 3 REPRESENTATIONS AND WARRANTIES OF the INTEC ENTITIES

The Intec Entities, jointly and severally, represent and warrant to Decoy as follows, except as set forth in the written disclosure schedule delivered by the Intec Entities to Decoy (the “Intec Disclosure Schedule”) (it being understood that the representations and warranties in this Article 3 are only qualified by: (i) any exceptions and disclosures set forth in the section or subsection of the Intec Disclosure Schedule corresponding to the particular section or subsection in this Article 3 in which such representation and warranty appears (including by cross-reference); and (ii) any exceptions or disclosures set forth in any other section or subsection of the Intec Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such other representation and warranty).

3.1 Subsidiaries; Due Organization; Organizational Documents.

(a) Section 3.1(a) of the Intec Disclosure Schedule identifies each Subsidiary of Intec, including, without limitation, the Intec Entities (the “Intec Subsidiaries”). Neither Intec nor any Intec Subsidiary owns any capital stock of, or any equity interest of any nature in, any other Entity, except that Intec may hold securities in another corporation in connection with the Specified Business and Assets Disposition. No Intec Entity has agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Intec has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of Intec and each Intec Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (where such concept is applicable) and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Intec Contracts.

(c) Each of Intec and any Intec Subsidiary is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Decoy Material Adverse Effect.

(d) Each director and officer of Intec and each Intec Subsidiary as of the date of this Agreement is set forth in Section 3.1(d) of the Intec Disclosure Schedule.

(e) Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations and liabilities incurred in connection with its incorporation and the Transactions, Merger Sub has not, and will not have, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

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(f) Domestication Merger Sub was formed solely for the purpose of engaging in the Domestication. Except for obligations and liabilities incurred in connection with its incorporation and the Domestication, and this Agreement, Domestication Merger Sub has not, and will not have, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(g) Intec Parent was formed solely for the purpose of engaging in the Transactions. Except for obligations and liabilities incurred in connection with its incorporation and the Transactions, Intec Parent has not, and will not have, incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(h) Intec has made available to Decoy accurate and complete copies of the Articles of Association, certificate of incorporation, bylaws, and other charter and organizational documents, including all currently effective amendments thereto, for Intec and each Intec Subsidiary (as applicable). Neither Intec nor any Intec Subsidiary has taken any action in breach or violation of any of the provisions of its Articles of Association, certificate of incorporation, bylaws, or other charter or organizational documents (as applicable).

3.2 Authority; Vote Required.

(a) Each Intec Entity has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to obtaining the Required Intec Entity Shareholder Votes (as defined below), to consummate the Transactions. The Intec Board of Directors has: (i) determined that the Merger is fair to, and in the best interests of, Intec and Intec Shareholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Transactions; and (iii) determined to recommend the approval of the Intec Shareholder Matters by the Intec Shareholders and directed that the Intec Shareholder Matters be submitted for consideration by Intec Shareholders in connection with the solicitation of the Required Intec Shareholder Vote, as applicable. The board of directors of Merger Sub has (A) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder; (B) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Transactions; and (C) recommended that the sole stockholder of Merger Sub adopt this Agreement and thereby approve the Merger and the applicable Transactions. The board of directors of Intec Parent has (x) determined that the Merger is fair to, and in the best interests of, Intec Parent and its sole stockholder; (y) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Transactions (other than with respect to Domestication Merger, the Reverse Split, the Equity Financing Transactions and the Specified Business and Assets Disposition, which shall be duly authorized and approved by all necessary corporate action prior to the Closing); and (z) recommended that the sole stockholder of Intec Parent adopt this Agreement and thereby approve the Merger and the applicable Transactions. This Agreement has been duly executed and delivered by each Intec Entity and, assuming the due authorization, execution and delivery by Decoy, constitutes the legal, valid and binding obligation of each Intec Entity, enforceable against the Intec Entities in accordance with its terms, subject to: (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (2) rules of law governing specific performance, injunctive relief and other equitable remedies.

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(b) (i) With respect to the items indicated in Section 5.2(a), the affirmative vote of such majority of the holders of the Intec Ordinary Shares required by and voted in accordance with applicable Legal Requirements (in person or by proxy) on the proposed matters at the Intec Shareholders’ Meeting, are the only votes of the holders of the Intec Ordinary Shares necessary to approve such Intec Shareholder Matters (the “Required Intec Shareholder Vote”); (ii) the affirmative vote of the sole stockholder of Merger Sub is the only vote of the holders of any class or series of Merger Sub Capital Stock necessary to adopt this Agreement and approve the Merger and the applicable Transactions (the “Required Merger Sub Stockholder Vote”); and (iii) the affirmative vote of the sole stockholder of Intec Parent is the only vote of the holders of any class or series of Intec Parent Common Stock necessary to adopt this Agreement and approve the Merger and the applicable Transactions (collectively with the Required Intec Shareholder Vote and the Required Merger Sub Stockholder Vote, the “Required Intec Entity Shareholder Votes”).

3.3 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by the Intec Entities does not, and the performance of this Agreement by Intec Entities, subject to obtaining the Required Intec Entity Shareholder Votes will not, (i) conflict with or violate the Articles of Association, certificate of incorporation, bylaws, or organizational documents of Intec or any Intec Subsidiary; (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any Legal Requirement applicable to Intec or the Intec Subsidiaries or by which it or any of their respective properties is bound or affected; or (iii) except as listed on Section 3.3(a) of the Intec Disclosure Schedule, require Intec or any Intec Subsidiary to make any filing with or give any notice to a Person or make any payment, or obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any Intec Entity’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of Intec or any Intec Subsidiary pursuant to, any Intec Material Contract.

(b) Other than in connection with the Domestication, no material Consent, order of, or registration, declaration or filing with any Governmental Body is required by or with respect to Intec or any Intec Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (ii) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws or the rules of Nasdaq, and (iii) any filings and registrations as may be required under the Companies Law and the Israeli Securities Law (1968).

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3.4 Capitalization.

(a) The authorized capital stock of Intec as of the date of this Agreement consists of: 17,500,000 Ordinary Shares with no par value (the “Intec Ordinary Shares”), of which 4,502,578 shares are issued and outstanding as of the date of this Agreement. There are no shares of Intec capital stock that are held by Intec in treasury. All of the issued and outstanding Intec Ordinary Shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are outstanding Intec Warrants to purchase 908,601 Intec Ordinary Shares. Section 3.4(a) of the Intec Disclosure Schedule lists (i) as of March 8, 2021 each record holder of issued and outstanding Intec Ordinary Shares and the number of Intec Ordinary Shares held by each such record holder; and (ii) as of the date of this Agreement, each holder of an issued and outstanding Intec Warrant, the number of shares subject to such Intec Warrant, the exercise price and termination date of such Intec Warrant.

(b) The authorized capital stock of Intec Parent consists of 5,000 shares of common stock, par value US$0.01 each (“Intec Parent Common Stock”), of which 100 are shares are issued and outstanding as of the date of this Agreement and held of record by Intec. The issued and outstanding shares of Intec Parent Common Stock as of the date hereof are duly authorized, validly issued, fully paid and nonassessable. Intec Parent has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights. Following the consummation of the Domestication, the authorized capital stock of Intec Parent shall consist of at least 17,500,000 shares of Intec Parent Common Stock. Section 3.4(a) of the Intec Disclosure Schedule lists, as of the date of this Agreement all Intec Options including the (i) record holder, (ii) amount of Intec Options, (iii) the exercise price of the Intec Options, (iv) the vesting schedule, (v) acceleration provisions, if any, (vi) the tax route applicable to such Intec Option, (vii) the dates of deposit of the Intec Options with the trustee (board resolution and grant agreement), and (viii) expiration date.

(c) The authorized capital of Merger Sub consists of 5,000 shares of common stock, par value $0.01 per share (“Merger Sub Capital Stock”), of which 100 are, and at the Effective Time will be, issued and outstanding and held of record by Intec Parent. The issued and outstanding shares of Merger Sub Capital Stock are duly authorized, validly issued, fully paid and nonassessable. Merger Sub has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights.

(d) Except for the Intec Amended and Restated 2015 Incentive Option Plan (the “Existing Intec Plan”), Intec does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Intec has reserved 450,000 Intec Ordinary Shares for issuance under the Existing Intec Plan. As of the date of this Agreement, of such reserved Intec Ordinary Shares: (i) 6,211 shares have been issued pursuant to the exercise of outstanding options and options to purchase 263,080 shares have been granted and are currently outstanding (including such options that are subject to the approval of the Intec Shareholders); and (ii) 180,709 shares remain available for future issuance pursuant to the Existing Intec Plan.

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(e) Except for the outstanding Intec Warrants set forth on Section 3.4(a) of the Intec Disclosure Schedule, the Intec Options and Intec Parent Options set forth on Section 3.4(d) of the Intec Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Intec or any Intec Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Intec or any Intec Subsidiary; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Intec or any Intec Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Intec or any Intec Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to Intec or any Intec Subsidiary.

(f) Except as set forth in Section 3.4(f) of the Intec Disclosure Schedule, (i) none of the outstanding Intec Ordinary Shares or shares of Merger Sub Capital Stock or Intec Parent Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) there are no outstanding bonds, debentures, notes or other indebtedness of Intec or any Intec Subsidiary having a right to vote on any matters on which the Intec Shareholders or the sole stockholder of Merger Sub or Intec Parent, as applicable, have a right to vote; (iii) there is no Intec Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Intec Ordinary Shares or capital stock of any Intec Subsidiary. Neither Intec nor any Intec Subsidiary are under any obligation, and no Intec Contract includes any provision pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Intec Ordinary Shares, capital stock of an of the Intec Subsidiaries or other securities.

(g) All outstanding Intec Ordinary Shares and shares of Merger Sub Capital Stock and Intec Parent Common Stock, as well as all Intec Warrants, Intec Parent Options and Intec Options, have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

(h) Intec and Intec Parent will comply with the terms of the Option Tax Ruling and the provisions of section 102(b)(2) of the Ordinance including maintaining a trustee as required under section 102 of the Ordinance and due deposit of the equity with such trustee, filing the appropriate plans for approval by the ITA under the trustee capital gains route of section 102(b)(2) of the Ordinance and receipt of all required tax rulings in order to maintain the tax route under which the equity awards were granted.

3.5 SEC Filings; Financial Statements.

(a) Intec has timely filed or furnished to the SEC all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents required to be filed or furnished by Intec with the SEC since January 1, 2019 (the “Intec SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Intec SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be). As of their respective effective dates, in the case of Intec SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, and at the time they were filed with the SEC, in the case of all other Intec SEC Documents, none of the Intec SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Intec is eligible to use a Form S-3 for primary offerings of its securities for cash under Instruction I.B.6. of Form S-3.

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(b) Each of the consolidated financial statements (including any related notes) contained or incorporated by reference in the Intec SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with IFRS (with respect to the periods ended as of December 31, 2018) and GAAP (with respect to the period commencing as of January 1, 2019) (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Item 8.A.5 of Form 20-F of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present in all material respects the consolidated financial position of Intec and the Intec Subsidiaries, as a whole, as of the respective dates thereof and the results of operations and cash flows of Intec for the periods covered thereby, subject to any exemptions or reliefs afforded to a reporting company that qualifies as a foreign private issuer or an emerging growth company. Other than as expressly disclosed in the Intec SEC Documents filed prior to the date hereof, there has been no material change in Intec’s or any Intec Subsidiary’s accounting methods or principles that would be required to be disclosed in Intec’s consolidated financial statements in accordance with GAAP.

(c) Intec’s independent registered accounting firm has at all times since the date Intec become subject to the applicable provisions of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of Intec, “independent” with respect to Intec within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Intec, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. Intec’s independent registered accounting firm has not resigned or been dismissed as independent registered accountants of Intec as a result of any disagreement with Intec or any Intec Subsidiary on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(d) Except as set forth on Section 3.5(d) of the Intec Disclosure Schedule, Intec has not received, since January 1, 2018, any comment letter from the SEC or the staff thereof or any correspondence from officials of Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Intec Ordinary Shares on Nasdaq. Intec has delivered all of such comment letters and correspondence to Decoy. Intec has not disclosed any unresolved comments in the Intec SEC Documents.

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(e) Since January 1, 2018, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of Intec, the Intec Board of Directors or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Intec is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of The Nasdaq Capital Market and the Companies Law. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Intec SEC Documents (collectively, the “Certifications”) in the Intec SEC Documents are accurate and complete and comply in all material respects as to form and content with all applicable Legal Requirements.

(g) Intec maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures designed to provide reasonable assurance: (i) that Intec maintains records that in reasonable detail accurately and fairly reflect Intec’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) all transactions are executed in accordance with authorization of management and/or the Intec Board of Directors, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Intec’s assets that could have a material effect on Intec’s financial statements. Since January 1, 2019, neither Intec nor its independent public accounting firm has identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by Intec and any Intec Subsidiaries, (ii) any fraud, whether or not material, that involves Intec, any Intec Subsidiaries, Intec’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Intec or any Intec Subsidiary or (iii) any claim or allegation regarding any of the foregoing.

(h) Since January 1, 2019, Intec’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Intec in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Intec’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

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3.6 Undisclosed Liabilities. As of the date of this Agreement, Intec has no material Liabilities, except for: (a) Liabilities disclosed, reflected, or reserved against on the Intec Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by Intec since the date of the Intec Unaudited Interim Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance in the Ordinary Course of Business under Intec Contracts (excluding any instances of breach or indemnification); (d) Liabilities incurred in connection with the Transactions; (e) Liabilities listed in Section 3.6 of the Intec Disclosure Schedule; or (f) Liabilities for Taxes incurred since the date of the Intec Unaudited Interim Balance Sheet that are not yet delinquent (taking into account any applicable due date extensions) or for any Taxes that are being contested in good faith and for which adequate reserves have been made in Intec’s most recent financial statements contained or incorporated by referenced in the Intec SEC Documents.

3.7 Absence of Changes. Except as set forth in Section 3.7 of the Intec Disclosure Schedule, between the date of the Intec Unaudited Interim Balance Sheet and the date of this Agreement, each of Intec and the Intec Subsidiaries have conducted its business in the Ordinary Course of Business and there has not been: (a) any event that has had an Intec Material Adverse Effect; or (b) or any action, event or occurrence that would have required consent of Decoy pursuant to Section 4.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.8 Title to Assets. Intec and the Intec Subsidiaries together own, and have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in the Intec Business, in each case, free and clear of any Encumbrances, except for: (i) any lien for (x) Taxes that are being contested in good faith and for which adequate reserves have been made on the Intec Unaudited Interim Balance Sheet, or (y) current Taxes not yet delinquent; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Intec or any Intec Subsidiary; and (iii) liens listed in Section 3.8 of the Intec Disclosure Schedule.

3.9 Real Property; Leaseholds. Neither Intec nor any Intec Subsidiary currently owns or has ever owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereto) identified in Section 3.9 of the Intec Disclosure Schedule (the “Intec Leases”), which are each in full force and effective, with no existing material default thereunder. Intec’s and any Intec Subsidiary’s use and operation of each property leased under the Intec Leases conforms to all applicable Legal Requirements in all material respects, and Intec has exclusive possession of each such leased property and has not granted occupancy rights to tenants or licensees with respect to such leased property or any portion thereof.

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3.10 Material Contracts.

(a) Section 3.10(a) of the Intec Disclosure Schedule lists the following Intec Contracts in effect (or under which an Intec Entity has any material Liabilities) as of the date of this Agreement (each such listed Intec Contract, together with any other Intec Contract required to be listed therein, together with each Intec Lease, an “Intec Material Contract” and collectively, the “Intec Material Contracts”):

(i) each Intec Contract constituting a material bonus, deferred compensation, severance, change in control, retention, incentive compensation, pension, profit-sharing or retirement plan, or any other employee benefit plans or arrangements;

(ii) relating to (x) the employment of any Person, other than any employment agreement, employment contract, offer letter, or similar arrangement that is terminable “at-will” without penalty, Liability or severance (statutory, contractual, or otherwise), or (y) the provision by a Person of individuals to provide services to Intec as contractors or consultants that can be terminated without penalty, Liability or premium upon notice of thirty (30) days or less;

(iii) each Intec Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan with any employee or other individual consultant, independent contractor or director, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions (either alone or in conjunction with any other event, such as termination of employment) or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

(iv) each collective bargaining agreement or other agreement with any union (trade, labor, or otherwise) or similar employee representative or works council;

(v) each Intec Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(vi) each Intec Contract containing (A) any covenant limiting the freedom of Intec, any Intec Subsidiary or the Surviving Corporation to engage in any line of business or compete with any Person; (B) any most-favored pricing arrangement; (C) any exclusivity provision where Intec or any Intec Subsidiary is the party that is subject to such exclusivity; or (D) any non-solicitation provision;

(vii) each Intec Contract requiring capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 pursuant to its express terms and not cancelable without penalty;

(viii) each Intec Contract relating to the disposition or acquisition of material assets with a fair market value exceeding $50,000, other than in the Ordinary Course of Business;

(ix) each Intec Contract relating to any mortgages, indentures, loans (other than trade credit in the Ordinary Course of Business), notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000 or creating any material Encumbrances with respect to any assets of Intec or any Intec Subsidiary or any loans or debt obligations with officers or directors of Intec or any Intec Subsidiary (other than the advancement or reimbursement of expenses in the Ordinary Course of Business); or

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(x) each Intec Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing financial advisory services to Intec in connection with the Transactions.

(b) Intec has made available to Decoy accurate and complete copies of all Intec Material Contracts, including all amendments thereto. There are no Intec Material Contracts that are not in written form. Neither Intec nor any Intec Subsidiary has, nor to the Knowledge of Intec, as of the date of this Agreement has any other party to an Intec Material Contract, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Intec Material Contract in such manner as would permit any other party to cancel or terminate any such Intec Material Contract, or would permit any other party to seek damages. As of the date of this Agreement, each Intec Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.11 Compliance; Permits; Restrictions.

(a) Intec and each of the Intec Subsidiaries is, and for the last 5 years has been, in material compliance with all applicable Legal Requirements. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of Intec, threatened against Intec or any Intec Subsidiary. There is no Contract, judgment, injunction, order or decree binding upon Intec or any Intec Subsidiary which: (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Intec or any Intec Subsidiary, any acquisition of material property by Intec or any Intec Subsidiary or the conduct of the Intec Business; (ii) would reasonably be expected to have an adverse effect on Intec’s ability to comply with or perform any covenant or obligation under this Agreement; or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Transactions.

(b) Intec holds all required Governmental Authorizations issuable by any Governmental Body necessary for the conduct of the Intec Business (the “Intec Permits”), and no such Intec Permit has been: (i) revoked, withdrawn, suspended, canceled or terminated; or (ii) modified in any materially adverse manner. Intec has not received any written notice or other written communication from any Governmental Body regarding any revocation, withdrawal, suspension, cancelation, termination or material modification of any Intec Permit. There are no proceedings pending or, to the Knowledge of Intec, threatened with respect to an alleged violation by Intec or any Intec Subsidiary of the FDCA, PHSA, FDA regulations adopted thereunder, the Controlled Substances Act or any other similar Legal Requirements promulgated by the FDA or other Drug Regulatory Agency.

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3.12 Tax Matters.

(a) Each of Intec, each Intec Subsidiary, Merger Sub, Domestication Merger Sub, and Intec Parent (individually and/or collectively, as the context may require, the “Intec Entities”) has timely filed (taking into account any applicable extensions of the due date) all income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. None of the Intec Entities is currently the beneficiary of any extension of time within which to file any Tax Return (other than extensions obtained in the Ordinary Course of Business). No claim that remains unresolved on the date hereof has ever been made by an authority in a jurisdiction where any Intec Entity does not file Tax Returns that such Intec Entity is subject to taxation by that jurisdiction.

(b) All material Taxes (whether or not shown on any Tax Return) due and owing by any Intec Entity on or before the date hereof (taking into account any applicable extensions of the due date) have been timely paid. The unpaid Taxes of each Intec Entity through the date of the Intec Unaudited Interim Balance Sheet have been reserved for in the Intec Unaudited Interim Balance Sheet. Since the date of the Intec Unaudited Interim Balance Sheet, none of the Intec Entities has incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c) Each Intec Entity has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid, deemed paid or owing to any employee, independent contractor, creditor, stockholder or other third party (for the avoidance of doubt, such payments include all payments and deemed payments for the exercise, conversion, repayment and cancellation of stock options, warrants, convertible securities, SAFEs and convertible debt and equity equivalents of Intec). Each Intec Entity is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and withholding requirements under all applicable Tax laws.

(d) There are no Encumbrances for Taxes (other than Taxes not yet delinquent or Taxes that are being contested in good faith and for which adequate reserves have been made in the Intec Unaudited Interim Balance Sheet) upon any of the assets of the Intec Entity.

(e) Intec and the Intec Subsidiaries which are incorporated under the laws of Israel are duly registered for the purposes of Israeli value added tax and have complied in all respects with all requirements concerning value added Taxes (“VAT”). Intec and the Intec Subsidiaries which are incorporated under the laws of Israel (i) have not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by them, (ii) have collected and timely remitted to the relevant Governmental Body all output VAT which they are required to collect and remit under any applicable law; and (iii) have not received a refund or credit for input VAT for which they are not entitled under any applicable law. The non-Israeli Intec Entities are not required to effect Israeli VAT registration.

(f) No Intec Entity has ever made any election to be treated or claimed any benefits as “Beneficial Enterprise” (Mifaal Mutav) or otherwise nor did it take any position of being a “Preferred Enterprise” (Mifaal Muadaf) or “Preferred Technological Enterprise” (Mifaal Technology Muasaf) or otherwise under the Law for Encouragement of Capital Investments, 1959.

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(g) Other than with respect to Taxes that are being contested in good faith and for which adequate reserves have been made in the Intec Unaudited Interim Balance Sheet: (a) no material deficiencies for Taxes with respect to any Intec Entity that remains outstanding have been claimed, proposed or assessed by any Governmental Body in writing, (b) there are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any Liability in respect of Taxes of any Intec Entity, and (c) no issues relating to Taxes of any Intec Entity were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Intec has delivered or made available to Decoy complete and accurate copies of all federal income Tax and all other material Tax Returns of each of the Intec Entities for all taxable periods for which the applicable Tax authorities are able to review, challenge or audit such Tax Returns, and complete and accurate copies of all examination reports and statements of deficiencies assessed for any such taxable periods, against or agreed to by any Intec Entity (or predecessors) with respect to federal income Tax and all other material Taxes. None of the Intec Entities (nor any respective predecessors) have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver. Intec has provided Decoy with copies of all and any private Tax rulings, or applications or requests for private Tax rulings, that apply or were made with respect to any Intec Entity.

(h) None of the Intec Entities (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; nor (ii) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code.

(i) None of the Intec Entities has been a (i) United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (ii) a real estate company (Igud Mekarkein) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

(j) None of the Intec Entities is a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords, the primary purpose of which does not relate to Taxes.

(k) None of the Intec Entities has ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is Intec Parent) for federal, state, local or foreign Tax purposes. None of the Intec Entities have any Liability for the Taxes of any Person (other than such Intec Entity) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor.

(l) None of the Intec Entities has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying intended to qualify for tax-deferred treatment in whole or in part under Section 355 of the Code.

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(m) None of the Intec Entities is a partner for U.S. federal income Tax purposes with respect to any joint venture, partnership, or to the Knowledge of Intec, other arrangement or Contract which is treated as a partnership for U.S. federal income Tax purposes.

(n) No Intec Entity is subject to any restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made with reference to the provisions of Part E2, other than the Domestication Ruling.

(o) Since its incorporation, no Intec Entity has received or is subject to any Tax ruling, “Tax decision” (Hachlatat Misui) or has entered into any agreements with, any Governmental Body, other than the Domestication Ruling.

(p) Neither Intec nor any Intec Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) installment sale or other open transaction disposition made prior to Closing, (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into prior to Closing, (iii) prepaid amount received outside the Ordinary Course of Business prior to Closing, (iv) election under Section 108(j) or Section 965(h) of the Code (or any similar provisions of applicable Legal Requirements) made prior to Closing, or (v) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date.

(q) None of the Intec Entities (i) has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2), (ii) has ever participated or has engaged in any transaction listed in Section 131(g) of the ITO and the Income Tax Regulations (Reportable Tax Planning), 5767-2006 promulgated thereunder (or any comparable provision of state, local or foreign law), (iii) has ever taken a position that is contrary to a “reportable position” published pursuant to Section 131D of the ITO or 67D of Israel Value Added Tax Law of 1975, or (iv) is or was subject to reporting obligations under Sections 131D or 131E of the ITO or similar provisions of any Tax law, including Israel Value Added Tax Law of 1975 and any state, local or foreign law.

(r) None of the Intec Entities or any Affiliates thereof has taken any action, or has any Knowledge of any fact or circumstance (including, for the avoidance of doubt, any actions that may be otherwise permitted pursuant to Section 4.6), that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or a tax-deferred exchange pursuant to Section 351(a) of the Code.

(s) Intec has made available to Decoy, with respect to all taxable periods beginning on or after January 1, 2017, complete and correct copies of all private letter rulings, revenue agent reports, material information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, gain recognition agreements and any similar documents, submitted by, received by or agreed to by or on behalf of any Intec Entity.

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(t) All related party transactions involving any of the Intec Entities have been conducted at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other state, local and non-U.S. Tax Law. No Intec Entity has received any notice of any claim by a Governmental Body in a jurisdiction where such Intec Entity does not file Tax Returns that any Intec Entity is, or may be, subject to taxation by, or required to file any Tax Return in, that jurisdiction and there is no reasonable basis for any such Governmental Body to assert such a claim against any Intec Entity.

(u) Except as set forth on Section 3.12(u) to the Intec Disclosure Schedule, none of the Intec Entities is subject to Tax in any jurisdiction outside the jurisdiction of its organization by virtue of (i) having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business or (ii) otherwise having a taxable presence in that jurisdiction.

(v) None of the Intec Entities is a stockholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law)other than Intec or Domestication Merger Sub or a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(w) Nothing in this Section 3.12 or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount or availability of any net operating loss, capital loss, Tax credits, Tax basis or other Tax asset or attribute of Intec or any Intec Subsidiary in any taxable period (or portion thereof) beginning after the Effective Time, or (ii) any Tax position that Intec or its Affiliates (including the Surviving Corporation) may take in respect of any taxable period (or portion thereof) beginning after the Closing Date.

(x) None of the Intec Entities has deferred any payroll Taxes pursuant to the provisions of the CARES Act or any executive order, or have otherwise availed themselves of any Tax benefits or deferrals provided under the CARES Act.

(y) Each of the Intec Entities uses the accrual method of accounting for U.S. federal income Tax purposes.

3.13 Employee and Labor Matters; Benefit Plans.

(a) Section 3.13(a) of the Intec Disclosure Schedule lists, as of the date of this Agreement, all “employee benefit plans” (as defined in Section 3(3) of ERISA) and all material bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, change in control, golden parachute, disability, life or accident insurance, paid time off or vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit plans, programs, agreements or arrangements, which are currently in effect relating to any present or former employee, independent contractor or director of Intec or any Intec Affiliate (collectively, “Intec Service Providers”), or which is maintained by, administered or contributed to by, or required to be contributed to by, Intec or any Intec Affiliate, or under which Intec or any Intec Affiliate has any current or may incur any future Liability (each, an “Intec Employee Plan”) (other than offer letters with non-officer employees which are materially consistent with forms delivered or made available by the Intec prior to the execution of this Agreement; equity grant notices and related documentation, with respect to Intec employees; and agreements with consultants entered into in the Ordinary Course of Business and which are materially consistent with forms delivered or made available by Intec prior to the execution of this Agreement) and separately identifies each Intec Employee Plan that is maintained primarily for the benefit of Intec Service Providers outside the United States, including each material old age part time and early retirement scheme, retirement plan, pension plan (funded and unfunded), deferred compensation and life insurance plan (each, an “Intec Foreign Plan”).

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(b) With respect to each Intec Employee Plan, Intec has made available to Decoy a true and complete copy of, to the extent applicable: (i) the governing plan document or agreement, including any amendments thereto, and a written summary of the material terms of any such plan that is not in writing; (ii) the three (3) most recent annual reports (Form 5500) as filed with the United States Department of Labor, including any financial statements and actuarial reports; (iii) the currently effective trust agreement; (iv) the most recent summary plan description, with any summary or material modifications or prospectus; (v) the most recent United States Internal Revenue Service determination or opinion letter with respect to any Intec Employee Plan; (vi) all material and non-routine notices, letters or other correspondence to or from any Governmental Body or agency thereof within the last three (3) years; (vii) all non-discrimination and compliance tests for the most recent three (3) plan years; and (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.

(c) Each Intec Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the United States Internal Revenue Service. To the Knowledge of Intec, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Intec Employee Plan or the exempt status of any related trust.

(d) Each Intec Employee Plan has been operated and maintained in compliance in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA, and all Intec Foreign Plans comply in all material respects with applicable Legal Requirements. Neither Intec nor any Intec Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Intec Employee Plans. All contributions required to be made by Intec, any of its Subsidiaries or any Intec Affiliate to any Intec Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business consistent with past practice).

(e) Neither Intec, nor any Intec Affiliate has (i) engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or (ii) knowingly violated the provisions of Part 4 of Title I, Subtitle B of ERISA.

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(f) No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of Intec, is threatened, against or with respect to any Intec Employee Plan, including any audit or inquiry by the United States Internal Revenue Service, United States Department of Labor or other Governmental Body.

(g) No Intec Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Intec, nor any Intec Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or Liability with respect to, any such plan. No Intec Employee Plan is a Multiemployer Plan, and neither Intec, nor any Intec Affiliate has ever contributed to or had an obligation to contribute, or incurred any Liability in respect of a contribution, to any Multiemployer Plan. No Intec Employee Plan is a Multiple Employer Plan.

(h) No Intec Employee Plan provides for medical, welfare, retirement or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under an Intec Employee Plan qualified under Section 401(a) of the Code. Except as provided in Section 3.13(h) of the Intec Disclosure Schedule and identified as a self-funded plan, neither Intec nor any Intec Affiliate sponsors or maintains any self-funded employee welfare benefit plan.

(i) No payment made pursuant to any Intec Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the regulations and guidance thereunder) from Intec or any Intec Subsidiary, including the grant, vesting or exercise of any stock option, would subject any Person to Tax pursuant to Section 409A of the Code, whether pursuant to the Transactions or otherwise.

(j) Each Intec Option grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of Intec.

(k) No Intec Options or Intec Parent Option are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the regulations and guidance thereunder) maintained by or under which Intec or any of Intec Subsidiary makes, is obligated to make or promises to make, payments (each, an “Intec 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the regulations and guidance thereunder. No payment to be made under any Intec 409A Plan is, or to the Knowledge of Intec will be, subject to the penalties of Section 409A(a)(1) of the Code.

(l) Intec and the Intec Subsidiaries are in material compliance with all applicable foreign, federal, state and local laws, rules, regulations, orders, rulings, judgments, decrees or arbitration awards respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, hours of work, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration and wrongful discharge. There are no actions, suits, claims or administrative matters pending, or to the Knowledge of Intec, threatened or reasonably anticipated against Intec relating to any employee, employment agreement, independent contractor, independent contractor agreement or Intec Employee Plan. There are no pending or, to the Knowledge of Intec, threatened or reasonably anticipated claims or actions against Intec under any worker’s compensation policy or long term disability policy. Intec is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Body with respect to employment practices.

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(m) Except as set forth on Section 3.13(m) of the Intec Disclosure Schedule, no independent contractor is eligible to participate in any Intec Employee Plan. Neither Intec nor any Intec Subsidiary has material Liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee; or (B) any employee currently or formerly classified as exempt from overtime wages.

(n) Within the past four years, neither Intec nor any Intec Subsidiary has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any Liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of Intec prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(o) No employee of Intec or any Intec Subsidiary is covered by an effective or pending collective bargaining agreement or similar labor agreement, and within the last four years there has not been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, or any similar activity or dispute, affecting Intec or any Intec Subsidiary. No union or other collective bargaining unit has been certified or recognized by Intec or any Intec Subsidiary as representing any of its employees, and neither Intec nor any Intec Subsidiary pays any dues to the Israeli General Federation of Labor (or Histadrut) or participates in the expenses of any Workers’ Committee (or Va’ad Ovdim).

(p) There is no Contract or arrangement to which Intec or any Intec Subsidiary is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise Taxes paid pursuant to Sections 409A or 4999 of the Code.

(q) Except as set forth in Section 3.13(q) of the Intec Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Transactions or, if in connection with any of the foregoing, any termination of employment or service or any other event in connection therewith will, individually or together or with the occurrence of some other event: (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of Intec; (ii) materially increase or otherwise enhance any benefits otherwise payable by Intec; (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code; (iv) increase the amount of compensation due to any Person by Intec; or (v) result in the forgiveness in whole or in part of any outstanding loans made by Intec to any Person.

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(r) Except as noted on Section 3.13(r) of the Intec Disclosure Schedule, all individuals employed by Intec and its Subsidiaries are employed at-will and Intec and its Subsidiaries have no employment or other agreements that contain any severance, change in control, termination pay liabilities, or advance notice requirements, and all agreements with independent contractors or consultants may be terminated by Intec without penalty or Liability with thirty (30) days or less notice.

(s) Intec and its Subsidiaries have paid all earned wages, bonuses, commissions, severance, and other benefits and sums due (and all required Taxes, insurance, social security and withholding thereon), other than accrued amounts representing wages, bonuses, or commission entitlements due for the current pay period or for the reimbursement of legitimate expenses.

(t) Solely with respect to employees who reside or work in Israel or are employed by any Intec Entities (“Israeli Employees”): (i) none of the Intec Entities has or is subject to, and no Israeli Employee benefits from, any extension order (tzavei harchava) (other than extension orders applicable to all employers in Israel); (ii) the obligations of any Intec Entities to provide severance pay, vacation and contributions to any Non-US Benefit Plan (including pension plans, managers’ insurance policy, study fund and loss of earning insurance) to its Israeli Employees pursuant to applicable Law and any other source have been fully funded or, if not required to be fully funded, are accrued on such entity’s financial statements; (iii) without derogating from the generality of the above, the Section 14 Arrangement under the Israeli Severance Pay Law – 1963 applies to all Israeli Employees as of their start date of employment with relevant Intec Entity based on their entire determining salary; and (iv) the Intec Entities are in compliance with all applicable Law, regulations, permits and contracts relating to employment, employment practices, wages, bonuses, commissions and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law (5761 2001), The Notice to the Employee and Job Candidate Law (Employment Conditions and Candidate Screening and Selection), 5762-2002, The Prevention of Sexual Harassment Law (5758 1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011 and The Employment of Employee by Manpower Contractors Law (5756 1996). To the Knowledge of Intec, none of the Intec Entities have engaged any Israeli Employees whose employment would require special approvals from any Governmental Body. Except for matters that have not resulted in and would not, individually or in the aggregate, result in material liabilities to the Intec Entities, taken as a whole, (A) all amounts that the Intec Entities are legally or contractually required either (x) to deduct from their Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Body as required by the Israeli Income Tax Ordinance and Israeli National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and (B) the Intec Entities do not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due).

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3.14 Environmental Matters. Intec and each Intec Subsidiary is and at all times has been, in material compliance with all applicable Environmental Laws, which compliance includes the possession by Intec of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Neither Intec nor any Intec Subsidiary has received since January 1, 2019 (or prior to that time, if still pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Intec or any Intec Subsidiary is not in compliance with any Environmental Law, and, to the Knowledge of Intec, there are no circumstances that may prevent or interfere with Intec’s compliance with any Environmental Law in the future. To the Knowledge of Intec: (i) no current or prior (during the time a prior property was leased or controlled by Intec) owner of any property leased or controlled by Intec or any Intec Subsidiary has received since January 1, 2019 (or prior to that time, if still pending and unresolved), any written notice or other communication relating to property owned or leased at any time by Intec, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Intec or any Intec Subsidiary is not in compliance with or has violated any Environmental Law relating to such property and (ii) neither Intec nor any Intec Subsidiary has any material Liability under any Environmental Law.

3.15 Insurance.

(a) Intec made available to Decoy accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Intec and each Intec Subsidiary, as of the date of this Agreement. Each of such insurance policies is in full force and effect and Intec and each Intec Subsidiary is in compliance with the terms thereof. Neither Intec nor any Intec Subsidiary has received any notice or other communication regarding any actual or possible: (i) cancelation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Intec or any Intec Subsidiary. Intec and each Intec Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against Intec or any Intec Subsidiary, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Intec or any Intec Subsidiary of its intent to do so.

(b) Intec has made available to Decoy accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by Intec and each Intec Subsidiary as of the date of this Agreement (the “Existing Intec D&O Policies”). Section 3.15(b) of the Intec Disclosure Schedule accurately sets forth, as of the date of this Agreement, the most recent annual premiums paid by Intec and each Intec Subsidiary with respect to the Existing Intec D&O Policies. All premiums for the current policy period for the Existing Intec D&O Policies have been paid as of the date hereof.

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3.16 Legal Proceedings; Orders.

(a) Other than Legal Proceedings with respect to Taxes which are being contested in good faith and for which adequate reserves have been made on the Intec Unaudited Interim Balance Sheet, there is no pending Legal Proceeding, and, to the Knowledge of Intec, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Intec or any of the Intec Subsidiary, or to the Knowledge of Intec, any director or officer of Intec (in his or her capacity as such) or any of the material assets owned or used by Intec or any Intec Subsidiary; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions. To the Knowledge of Intec, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no material outstanding order, writ, injunction, judgment or decree to which Intec or any Intec Subsidiary, or any of the material assets owned or used by Intec or any Intec Subsidiary, is subject. To the Knowledge of Intec, no officer of Intec or any Intec Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of Intec or any Intec Subsidiary or to any material assets owned or used by Intec or any Intec Subsidiary.

3.17 Inapplicability of Anti-takeover Statutes. The Intec Board of Directors and the board of directors of Merger Sub and Intec Parent have taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the other Transactions.

3.18 No Financial Advisor. Except for the Equity Financing Transactions, the Specified Business and Assets Disposition, and as set forth on Section 3.18 of the Intec Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Intec or any Intec Subsidiary.

3.19 Disclosure. The information relating to Intec or the Intec Subsidiaries to be supplied by or on behalf of Intec for inclusion or incorporation by reference in the Decoy Stockholder Materials will not, on the date the Decoy Stockholder Materials are first mailed to the Decoy Stockholders, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading at the time and in light of the circumstances under which such statement is made.

3.20 Anti-Corruption. Neither Intec or any Intec Subsidiary has, and none of any of Intec’s directors, managers or employees or, to the Knowledge of Intec, any of its agents, Representatives, sales intermediaries, or any other third party, in each case, acting on behalf of Intec or in connection with the business of Intec, has in the last five (5) years, (i) directly or indirectly offered, promised, authorized, provided, solicited, or accepted any corrupt or improper payment (such as a bribe or kickback) or benefit (such as an excessive gift, hospitality, favor, or advantage) to or from any Person in exchange for business, a license or permit, a favorable inspection or other decision, or any other financial or other advantage or purpose; or (ii) otherwise violated any Anti-Corruption/AML Laws.

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3.21 Valid Issuance. The Intec Parent Common Stock to be issued in the Merger as the Merger Consideration will, when issued in accordance with the provisions of this Agreement be validly issued, fully paid and nonassessable.

3.22 Intellectual Property.

(a) The manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Intec has not, to the Knowledge of Intec, infringed or misappropriated any Intellectual Property right of any third party, and Intec has not received any written notice alleging any such violation, infringement or misappropriation, including any notice asserting that Intec must acquire a license to any Intellectual Property of a third party.

(b) Intec, and the operation of the Intec Business, have at all times been in substantial compliance with all obligations under Intec Contracts under which any Personal Data was provided to Intec, and all applicable Legal Requirements pertaining to data privacy and data security of any such Personal Data. To the Knowledge of Intec, there have been: (i) no material losses or thefts of data or security breaches relating to Personal Data held or used by Intec; (ii) no violations of any security policy of Intec regarding any such Personal Data; (iii) no unauthorized access or unauthorized use of any such Personal Data; and (iv) no unintended or improper disclosure of any Personal Data in the possession, custody or control of Intec, or an employee, contractor or agent acting on behalf of Intec.

3.23 Government Grants

(a) Except as set forth in Section 3.23(a) of the Intec Disclosure Schedule, none of the Intec Entities has developed any Intellectual Property to which the Intec Entities have any rights through the application of any financing made available by any Governmental Grants, or through the assistance or use of the facilities of a university, college, other educational institution, research center, hospitals, medical centers or other similar institutions.

(b) Except as set forth on Section 3.23(b) of the Intec Disclosure Schedule, none of the Intec Entities has entered into, applied for, requested, accepted, been notified that it has been approved for, elected to participate in or received or become subject to or bound by any requirement or obligation relating to, any Governmental Grant, or amended or terminated, or waived any right or remedy related to, any Governmental Grant, including, without limitation: (A) Governmental Grants from the IIA, (B) “Approved Enterprise” or similar status granted by the Investment Center, (C) Grants from the Israeli Fund for the Promotion of Marketing and (D) Governmental Grants from the ITA, the State of Israel, the BIRD Foundation, and other bi- or multi-national grant programs for the financing of research and development or other similar funds, the European Union and the Fund for Encouragement of Marketing Activities of the Israeli Government.

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(c) The Intec Entities have delivered to Decoy accurate and complete copies of (i) all applications and material correspondence submitted by or on behalf of the Intec Entities to the applicable Governmental Body in connection with a Governmental Grant or application therefor, or accepted or received by the Intec Entities, and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to any Intec Entity by any Governmental Body in connection with a Governmental Grant or application therefor or accepted or received by any Intec Entity, and any undertakings binding upon the Intec Entities in connection with any such Governmental Grant and (iii) any other material documents or information regarding any Governmental Grant including complete information regarding the amount of any Governmental Grant and any accrued interest or other financial liabilities connected thereto. Except for undertakings set forth in letters of approvals, provided under any applicable law, there are no undertakings which any Intec Entity has given in connection with any Governmental Grant accepted or received by such Intec Entity.

(d) Each of the Intec Entities has been and is in compliance with all the terms, conditions, requirements of all Governmental Grants (including any reporting requirements) and any applicable law in connection therewith, and has duly fulfilled in material all respects all conditions, undertakings and other obligations relating thereto.

(e) Other than arising in connection with the Specified Business and Assets Disposition, no event has occurred, and no circumstance or condition resulting from an action or omission to act of any Intec Entity exists, that would reasonably be expected to give rise to (i) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any Governmental Grant or any benefit available in connection with any Governmental Grant, (ii) the imposition of any limitation on any Governmental Grant or any benefit available in connection with any Governmental Grant or (iii) a requirement that such Intec Entity return or refund any benefits provided under any Governmental Grant, an acceleration or increase of royalty payments obligation, requirement for past royalties, or obligation to pay additional payments in respect to any Governmental Grant (each a “Government Grant Liability”) other than prospective on-going royalty payments in connection with the Government Grants. In the event the Specified Business and Asset Disposition results in any payment or Liability, contingent or otherwise, in connection with any such Government Grant, such Liability shall be satisfied in full on or immediately following the Closing (or shall otherwise be deducted from Intec Net Cash).

(f) Except as set forth on Section 3.23(f) of the Intec Disclosure Schedule, no consent of or notification to any Governmental Body is required to be obtained prior to the consummation of the Closing, or the consummation of the Domestication or the Specified Business and Assets Disposition in order to comply with the applicable law or the terms of the Governmental Grants.

3.24 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 3 or in any certificate delivered to Decoy by Intec, Intec Parent and/or Merger Sub pursuant to this Agreement, neither Intec, Intec Parent, the Intec Subsidiaries and/or Merger Sub, nor any Person on behalf of them has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, with respect to Intec, Intec Parent, the Intec Subsidiaries and their business, assets and operations and any other such representations and warranties are hereby expressly disclaimed.

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(b) Intec, Intec Parent, and Merger Sub acknowledge and agree that, except for the representations and warranties of Decoy set forth in Article 2, none of Intec, Intec Parent, Merger Sub or any of their respective Representatives is relying on any other representation or warranty of Decoy or any other Person made outside of Article 2 of this Agreement with regard to Decoy and its businesses, assets and operations.

Article 4 CERTAIN COVENANTS OF THE PARTIES

4.1 Access and Investigation.

(a) Subject to the terms of the Confidentiality Agreement which the Parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with the terms hereto and the Effective Time (the “Pre-Closing Period”), upon reasonable notice each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to:

(i) upon reasonable notice, provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets (taking into account any restricted access to such property due to the coronavirus (COVID-19) pandemic and the effects thereof) and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries;

(ii) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and

(iii) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or reasonably appropriate. Any investigation conducted by either Party pursuant to this Section 4.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of:

(1) all material operating and financial reports prepared by such Party for its senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for its management;

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(2) any written materials or communications sent by or on behalf of a Party to its stockholders;

(3) any material notice, document or other communication sent by or on behalf of a Party to any party to any Intec Material Contract or Decoy Material Contract, as applicable, or sent to a Party by any party to any Intec Material Contract or Decoy Material Contract in connection the Transactions, as applicable;

(4) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of a Party in connection with the Merger or any of the Transactions;

(5) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party; and

(6) any material notice, report or other document received by a Party from any Governmental Body.

(iv) Notwithstanding the foregoing: (i) any Party may restrict the foregoing access to the extent that (x) any Legal Requirement applicable to such Party requires such Party to restrict or prohibit access to any of such Party’s properties or information, (y) such access to the information would breach such Party’s confidentiality obligations to a third party existing as of the date hereof (provided that upon the other Party’s reasonable request such Party shall use its reasonable efforts to obtain such third party’s consent to permit such other Party access to such information, subject to appropriate confidentiality protections), or (z) such information relates to potential or actual claims relating to the Transactions against a Party by any other Party; and (ii) neither Party nor its respective Representatives or Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client or other legal privilege.

(b) Upon request by either Party, the other Party shall provide an unaudited monthly report setting forth Decoy Net Cash or Intec Net Cash (as applicable), as expected at Closing as of the end of each calendar month, which shall be delivered within thirty (30) calendar days after the end of such calendar month, or such longer periods as the Parties may agree to in writing.

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4.2 Operation of Intec’s Business.

(a) Except as expressly required or permitted by this Agreement, including actions reasonably necessary or advisable in connection with the Specified Business and Assets Disposition and the Domestication, or as required by applicable Legal Requirements, during the Pre-Closing Period, Intec shall: (i) conduct its business and operations in the Ordinary Course of Business; provided that during any period of full or partial suspension of operations related to the coronavirus (COVID-19) pandemic and its effects, Intec and any of its Subsidiaries may, in connection with the coronavirus (COVID-19) pandemic and its effects, take such actions as are reasonably necessary: (x) to protect the health and safety of Intec’s or any of its Subsidiaries’ employees and other individuals having business dealings with Intec or any of its Subsidiaries; or (y) to respond to third-party supply or service disruptions caused by the coronavirus (COVID-19) pandemic and its effects; provided further that following any such suspension, to the extent that Intec or any of its Subsidiaries took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the Ordinary Course of Business consistent with past practice, to resume conducting its business in the Ordinary Course of Business consistent with past practice in all material respects as soon as reasonably practicable; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable; and (iii) conduct its business and operations in compliance with all applicable Legal Requirements and the requirements of all Intec Material Contracts, and Intec Parent, Merger Sub and Domestication Merger Sub shall not conduct any business except as required by this Agreement, or reasonably necessary for the consummation of the Transactions.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.2(b) of the Intec Disclosure Schedule, as required or permitted by this Agreement, including in connection with the Specified Business and Assets Disposition, the Domestication, the Equity Financing Transactions, or the Reverse Split, or as required by applicable Legal Requirements, neither Intec, Intec Parent, Merger Sub, Domestication Merger Sub, nor any other Intec Subsidiary shall, without the prior written consent of Decoy (which consent shall not be unreasonably withheld or delayed):

(i) (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Intec Ordinary Shares and/or Intec Parent Common Stock, as applicable; or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

(ii) sell, issue or grant, or authorize the issuance of: (A) any capital stock or other security (except (x) upon the valid exercise of Intec Options and Intec Parent Options or Intec Warrants outstanding as of the date of this Agreement, or any equivalent options or warrants into which such Intec Options and Intec Parent Options or Intec Warrants are converted in connection with the Domestication, or (y) pursuant to the Intec Pre-Closing Financing Transaction); (B) any option, warrant or right to acquire any capital stock or any other security; (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security; or (D) any debt securities or any rights to acquire any debt securities;

(iii) grant any registration rights;

(iv) amend the Articles of Association or other charter or organizational documents of Intec, or the certificate of incorporation, bylaws or other charter or organizational documents of Merger Sub or Intec Parent, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

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(v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(vi) delay the payment of any Liability, including accounts payable and accrued expenses, beyond the later of its due date or the date when such Liability would have been paid in the Ordinary Course of Business;

(vii) (A) lend money to any Person (except for reasonable advances to employees and consultants for travel and other reasonable business related expenses in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others, or (D) make any capital expenditure or capital commitment in excess of $50,000;

(viii) (A) adopt, establish or enter into any material Intec Employee Plan; (B) cause or permit any Intec Employee Plan to be amended other than as required by Legal Requirement, including in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by Decoy; (C) hire any additional employees or independent contractors or enter into or amend the term of any employment or consulting agreement with any employee or independent contractor other than as reasonably necessary for the completion of the Transactions; (D) enter into any Contract with a labor union or collective bargaining agreement; (E) except as provided in the Intec Disclosure Schedule, pay any bonus or make any profit-sharing or similar payment to (other than in the Ordinary Course of Business), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees, other than in each case in connection with normal periodic pay review processes which are consistent with those of previous periods; (F) except as provided in the Intec Disclosure Schedule, accelerate the vesting of or entitlement to any payment, award, compensation or benefit with respect to any director, officer, employee or contractor of Intec; or (G) except as provided in the Intec Disclosure Schedule, pay or increase the severance or change of control benefits offered to any director, officer, employee or contractor of Intec;

(ix) enter into any material transaction outside the Ordinary Course of Business;

(x) acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(xi) (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

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(xii) enter into, amend or terminate any Intec Contract that, if effective as of the date hereof, would constitute an Intec Material Contract;

(xiii) initiate or settle any Legal Proceeding;

(xiv) adopt any stockholder rights plan or similar arrangement;

(xv) renew, extend or modify any Intec Lease; or

(xvi) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Decoy, directly or indirectly, the right to control or direct Intec’s operations during the Pre-Closing Period.

4.3 Operation of Decoy’s Business.

(a) Except as expressly required or permitted by this Agreement or as required by applicable Legal Requirements, during the Pre-Closing Period, Decoy shall (i) conduct its business and operations in the Ordinary Course of Business; provided that during any period of full or partial suspension of operations related to the coronavirus (COVID-19) pandemic and its effects, Decoy may, in connection with the coronavirus (COVID-19) pandemic and its effects, take such actions as are reasonably necessary: (x) to protect the health and safety of Decoy’s employees and other individuals having business dealings with Decoy; or (y) to respond to third-party supply or service disruptions caused by the coronavirus (COVID-19) pandemic and its effects; provided further that following any such suspension, to the extent that Decoy took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the Ordinary Course of Business consistent with past practice, to resume conducting its business in the Ordinary Course of Business consistent with past practice in all material respects as soon as reasonably practicable; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable; and (iii) conduct its business and operations in compliance with all applicable Legal Requirements and the requirements of all Decoy Material Contracts.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.3(b) of the Decoy Disclosure Schedule, as expressly permitted or required by this Agreement, or as required by applicable Legal Requirements, Decoy shall not, without the prior written consent of Intec (which consent shall not be unreasonably withheld or delayed):

(i) (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Decoy Capital Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

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(ii) except for (1) a Decoy Pre-Closing Financing Transaction, and (2) shares of Decoy Common Stock issued upon the valid exercise of Decoy Options outstanding as of the date of this Agreement or upon the SAFE Conversion or Preferred Stock Conversion, sell, issue or grant, or authorize the issuance of: (A) any capital stock or other security; (B) any option, warrant or right to acquire any capital stock or any other security; (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security; or (D) any debt securities or any rights to acquire any debt securities;

(iii) amend the certificate of incorporation, bylaws or other charter or organizational documents of Decoy, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v) delay the payment of any Liability, including accounts payable and accrued expenses, beyond the later of its due date or the date when such Liability would have been paid in the Ordinary Course of Business;

(vi) (A) lend money to any Person (except for reasonable advances to employees and consultants for travel and other reasonable business related expenses in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others, or (D) make any capital expenditure or capital commitment in excess of $50,000;

(vii) (A) adopt, establish or enter into any material Decoy Employee Plan; (B) cause or permit any Decoy Employee Plan to be amended other than as required by Legal Requirement, including in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by Intec; (C) hire any additional employees or independent contractors or enter into or amend the term of any employment or consulting agreement with any employee or independent contractor other than as reasonably necessary for the completion of the Transactions or as otherwise reasonably necessary in the Ordinary Course of Business; (D) enter into any Contract with a labor union or collective bargaining agreement; (E) except as provided in the Decoy Disclosure Schedule, pay any bonus or make any profit-sharing or similar payment to (other than in the Ordinary Course of Business), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees, other than in each case in connection with normal periodic pay review processes which are consistent with those of previous periods; (F) except as provided in the Decoy Disclosure Schedule, accelerate the vesting of or entitlement to any payment, award, compensation or benefit with respect to any director, officer, employee or contractor of Decoy; or (G) except as provided in the Decoy Disclosure Schedule, pay or increase the severance or change of control benefits offered to any director, officer, employee or contractor of Decoy;

(viii) enter into any material transaction outside the Ordinary Course of Business;

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(ix) acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(x) (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xi) enter into, amend or terminate any Decoy Contract that, if effective as of the date hereof, would constitute a Decoy Material Contract;

(xii) initiate or settle any Legal Proceeding;

(xiii) adopt any stockholder rights plan or similar arrangement;

(xiv) renew, extend or modify any Decoy Lease; provided, however, Decoy may terminate its office lease; or

(xv) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Intec, directly or indirectly, the right to control or direct Decoy’s operations during the Pre-Closing Period.

4.4 Notification of Certain Matters.

(a) During the Pre-Closing Period, Intec shall:

(i) promptly notify Decoy of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions; or (B) any Legal Proceeding against, relating to, involving or otherwise affecting Intec or the Intec Parent, or to the Knowledge of Intec, any director or officer of Intec or the Intec Parent, in their capacity as such, that is commenced or asserted against, or, to the Knowledge of Intec, threatened against, Intec, the Intec Parent, or any of its Subsidiaries, or any director or officer of Intec or the Intec Parent, in their capacity as such; and

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(ii) promptly notify Decoy in writing of: (A) the discovery by Intec of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by Intec in this Agreement that causes the condition set forth in Section 8.1 not to be satisfied; (B) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by Intec in this Agreement that causes the condition set forth in Section 8.1 not to be satisfied if: (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (C) any breach of any covenant or obligation of Intec, Intec Parent, Merger Sub or Domestication Merger Sub hereunder in a manner that causes the condition set forth in Section 8.2 not to be satisfied; and (D) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to Decoy pursuant to this Section 4.4(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Intec contained in this Agreement for purposes of Section 8.1.

(b) During the Pre-Closing Period, Decoy shall:

(i) promptly notify Intec of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions; or (B) any Legal Proceeding against, relating to, involving or otherwise affecting Decoy, or to the Knowledge of Decoy, any director or officer of Decoy, in their capacity as such, that is commenced or asserted against, or, to the Knowledge of Decoy, threatened against, Decoy, or any director or officer of Decoy, in their capacity as such; and

(ii) promptly notify Intec in writing, of: (i) the discovery by Decoy of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by Decoy in this Agreement that causes the condition set forth in Section 7.1 not to be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by Decoy in this Agreement that causes the condition set forth in Section 7.1 not to be satisfied if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation hereunder of Decoy in a manner that causes the condition set forth in Section 7.2 not to be satisfied; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to Decoy pursuant to this Section 4.4(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Decoy contained in this Agreement for purposes of Section 7.1.

4.5 No Solicitation.

(a) Each Party agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the Representatives retained by it or any of its Subsidiaries to directly or indirectly: (i) solicit, initiate, respond to or take any action to facilitate or encourage any inquiries or the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iii) furnish any information regarding such Party to any Person in connection with, in response to, relating to or for the purpose of assisting with or facilitating an Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Sections 5.2(c)); (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (an “Acquisition Agreement”); or (vi) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to the other Party).

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(b) Notwithstanding anything contained in Section 4.5(a), prior to receipt of the Required Intec Shareholder Vote, in the case of any Intec Entity, or the receipt of the Decoy Stockholder Written Consent, in the case of Decoy, such Party: (i) may enter into discussions or negotiations with any Person that has made (and not withdrawn) a bona fide, unsolicited, Acquisition Proposal in writing that was not a result of a breach or violation of this Section 4.5, which such Party’s or such Party’s Board of Directors determines in good faith, after consultation with such Party’s independent financial advisor, if any, and its outside legal counsel, constitutes a Superior Offer, and (ii) thereafter furnish to such Person non-public information regarding such Party pursuant to an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and “standstill” provisions, to the extent not prohibited by applicable Legal Requirements) at least as favorable to such Party as those contained in the Confidentiality Agreement, but in each case of the foregoing clauses (i) and (ii), only if: (A) neither such Party, nor any Representative of such Party, has breached this Section 4.5 in any material respect; (B) the Board of Directors of such Party determines in good faith based on the advice of outside legal counsel, that the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements; (C) the Board of Directors of such party shall have received reasonably satisfactory evidence which demonstrates the financial capability of such Person to consummate the proposed Acquisition Transaction, (D) at least three (3) Business Days prior to furnishing any such non-public information to, or entering into discussions with, such Person, such Party gives to the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; and (E) at least three (3) Business Days prior to furnishing any such non-public information to such Person, such Party furnishes such non-public information to the other Party (to the extent such non-public information has not been previously furnished to the other Party).

(c) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than 24 hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto. Each Party shall provide the other Party with at least three (3) Business Days prior written notice (or such lesser prior notice as provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

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(d) Each Party shall and shall cause its respective Representatives to, cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal. The Parties shall promptly (and in any event within three (3) Business Days following the date hereof) request in writing each Person which as heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of the respective Party, and such Party shall use commercially reasonable efforts to have such information returned or destroyed (to the extent destruction of such information is permitted by such confidentiality agreement).

(e) Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 4.5 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by such Party for purposes of this Agreement.

(f) Nothing in the Section 4.5 shall be deemed to restrict any Party from communications, negotiations and entering into agreements to the extent reasonably necessary for purposes of pursuing and completing for transactions that are specifically authorized by this Agreement related to the Domestication, the Specified Business and Assets Disposition and the Equity Financing Transactions.

4.6 Disposal of the Specified Business and Assets.

(a) Intec shall use commercially reasonable efforts to enter into one or more definitive agreements (each, a “Specified Business Disposition Agreement”) prior to Closing, and to consummate immediately after Closing, a transaction or series of transactions, to sell, transfer, or assign, or otherwise divest or dispose of the Specified Business and Assets, including without limitation by way of (x) an asset sale; or (y) a sale of the entire issued share capital of Intec, as it stands immediately following Closing (the “Specified Business and Assets Disposition”). The Specified Business and Assets Disposition shall be effected in a manner such that:

(i) no Intec Entity, nor any stockholders of an Intec Entity (and provided that if the Specified Business and Assets Disposition is effected through a sale of the entire issued share capital of Intec, the Intec Entities for this purpose shall not include Intec), shall be liable for any breach of any representation, warranty or covenant made by any such party in any Specified Business Disposition Agreement, or any post-closing purchase price adjustment or other Liability relating to the Specified Business and Assets, except (A) to the extent limited to a portion of the purchase price payable in the Specified Business and Assets Disposition which is held back by the applicable purchaser or paid into escrow; (B) for (1) representations and warranties in relation to customary ‘fundamental’ matters (such as authority and due authorization for title, but specifically excluding anything relating to Intellectual Property), and (2) representations, warranties and indemnities relating to pre-closing of the Specified Business and Assets Disposition Taxes (the “Disposition Tax Reps and Indemnity”), provided in each case ((B)(1) and (B)(2) above) that such Liability does not exceed the applicable purchase price for the Specified Business and Assets Disposition (such Liabilities under this sub-clause (B)(1), but not (B)(2), being the “Basic Legacy Liabilities”), (C) for any Liabilities that are Additional Liabilities addressed as set forth in Section 4.6(b)(c), or (D) for any Liabilities to the IIA that satisfy the provisions of Section 4.6(a)(iii) and (iv) below;

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(ii) all regulatory notices, approvals and undertakings required in connection with the Specified Business and Assets Disposition by any applicable Legal Requirement have been provided or obtained, as applicable, including any notice, approval or undertaking required by the IIA (which approval shall, to the extent that payment of a redemption fee is required, include either specification of any amounts, or the basis of calculation thereof, that will be owed to the IIA in connection therewith);

(iii) all payments required to be made to the IIA related to or required in connection with the Specified Business and Assets Disposition, including any expenses or payments incurred in connection therewith or required as a condition to the IIA’s approval thereof, shall have been satisfied prior to the Determination Date (or are otherwise fully reflected as a deduction to Intec Net Cash); and

(iv) all other Liabilities to the IIA of any Intec Entity (and if the Specified Business and Assets Disposition is effected through a sale of the entire issued share capital of Intec, the Intec Entities for this purpose shall not include Intec) shall either be: (A) discharged or satisfied prior to the Determination Date, or (B) fully reflected as a deduction to Intec Net Cash.

(b) If by the date that is five (5) calendar days after the approval of the Intec Shareholder Matters by the Required Intec Shareholder Vote, Intec has not entered into one or more Specified Business Disposition Agreements providing for a Specified Business and Assets Disposition immediately after Closing, Intec shall (x) make and deliver an application to the IIA for the closure of the programs related to the Grant-Funded IP and (y) provide to Decoy a written notice, accompanied with supporting work papers and related documentation, setting forth Intec’s good faith calculation of:

(i) all Liabilities that relate to the Specified Business and Assets;

(ii) all Liabilities reasonably expected to be incurred in connection with the post-Closing wind-up and liquidation of Intec, including the distribution of Cash and Cash Equivalents from Intec to Intec Parent (the “Liquidation”), together with a summary of Intec’s proposed process and indicative timeline for the Liquidation (and which such summary and proposed process shall serve as the basis for the assessment of such Liabilities), which Liquidation shall occur as soon as reasonably practicable (taking into account applicable Legal Requirements and Tax considerations) following the Closing;

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(iii) the aggregate amount of the outstanding Government Grant Liability relating to the Retained Grant-Funded IP;

(iv) the aggregate cost to the Intec Entities of the termination by Intec of the employment and service, as applicable, of each of the Terminating Intec Service Providers, excluding amounts held in any provident fund, third party severance fund or similar and including pay in lieu of notice, statutory severance pay, and any amount payable by an Intec Entity pursuant to any Intec Employee Plan, Contract or applicable Legal Requirement, together with the employer portion of employment Taxes associated with such payments or benefits, any Contract arising from such termination, all Liabilities as referred to in the foregoing sub-clauses (i) to (iv) being the “Specified Business Closure Liabilities”.

(c) To the extent that Liabilities (“Additional Liabilities”) that relate to or arise from the Specified Business and Assets Disposition, are contingent or not otherwise of a type required to be reflected on a balance sheet prepared in accordance with GAAP, other than (1) Liabilities that are less than $10,000 individually or $50,000 in the aggregate, (2) the Basic Legacy Liabilities, or (3) Liabilities to the IIA that satisfy the provisions of Section 4.6(a)(iii) and Section 4.6(a)(iv) above, will be retained by any Intec Entity (other than, if the Specified Business and Assets Disposition is effected through a sale of the entire issued share capital of Intec, Intec) following a Specified Business and Assets Disposition, Intec shall promptly (but no later than five (5) calendar days after the approval of the Intec Shareholder Matters by the Required Intec Shareholder Vote) provide to Decoy a written notice, accompanied with supporting work papers and related documentation, setting forth Intec’s good faith calculation of such Additional Liabilities. For the avoidance of doubt, the mere existence of the Disposition Tax Reps and Indemnity shall not constitute an Additional Liability, without limiting the treatment of any fact or matter which does or may give rise to any Liability thereunder.

(d) After (i) Intec has notified Decoy of Additional Liabilities pursuant to Section 4.6(c) above, and/or (ii) Intec has notified Decoy of Specified Business Closure Liabilities, then Representatives of both Parties shall promptly attempt in good faith to mutually quantify such Additional Liabilities and/or Specified Business Closure Liabilities, based on the ultimate amount of the potential Liability and the likelihood of such Additional Liability and/or Specified Business Closure Liability, if contingent, being crystallized or becoming uncontingent, and negotiate an agreed-upon determination of a dollar-amount of the present value of such Additional Liabilities and/or Specified Business Closure Liabilities, as applicable, for the purposes of calculating Intec Net Cash. If Representatives of Intec and Decoy are unable to negotiate an agreed-upon determination of the Additional Liabilities and/or Specified Business Closure Liabilities, as applicable within 15 days of the applicable notice being received, then the provisions of Section 1.6(e) shall apply mutatis mutandis; provided, that in the event such Additional Liabilities or Specified Business Closure Liabilities relate to Grant-Funded IP (“Retained Grant-Funded IP Liabilities”), (x) the Neutral Accounting Firm shall instead be a Neutral IIA Expert, and (y) the amount of such Retained Grant-Funded IP Liabilities shall be determined assuming that there will be no further commercialization or sale of any Grant-Funded IP or of any products or services which are based on Grant-Funded IP. For purposes of clarity, Additional Liabilities and Specified Business Closure Liabilities shall include (i) contingent Liabilities with respect to any pending or threatened claims or Legal Proceedings; and (ii) any Taxes and expenses that may accrue or become payable by an Intec Entity (other than Intec if the Specified Business and Assets Disposition is effected through a sale of the entire issued share capital of Intec) with respect to the Specified Business and Asset Disposition and, in the event of no Specified Business and Asset Disposition, the Liquidation.

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(e) Intec shall keep Decoy reasonably informed with respect to the status and terms of any Specified Business and Assets Disposition, including any Specified Business Disposition Agreement and any material modification or proposed material modification thereto, and any comment by Decoy shall considered in good faith by Intec (and any comments which are required in order to ensure that the Specified Business Disposition Agreement satisfies the conditions for the Specified Business and Assets Disposition in this Section 4.6 shall be addressed to the reasonable satisfaction of Decoy). Intec shall provide Decoy with at least three (3) Business Days prior written notice (or such lesser prior notice as provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to discuss any Specified Business Disposition Agreement or Specified Business Assets Disposition.

Article 5 ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Registration Statement and Proxy Statement.

(a) Decoy will use commercially reasonable efforts to furnish to Intec: (i) as promptly as practicable following the date of this Agreement, and in any event by March 31, 2021 (the “Audited Financial Statements Deadline”) audited financial statements for the fiscal years ended 2019 and 2020 for inclusion in the Proxy Statement and the Registration Statement (the “Decoy New Audited Financial Statements”) and (ii) no later than forty-five (45) days following the end of the interim period to which they relate, unaudited but reviewed interim financial statements for each interim period completed prior to Closing that would be required to be included in the Registration Statement or any periodic report due prior to the Closing if Decoy were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Decoy Interim Financial Statements”) (each applicable date in (i) or (ii) being the “Financial Statements Delivery Date”). Decoy shall also promptly deliver to Intec copies of any audited consolidated financial statements of Decoy that Decoy’s certified public accountants may issue. Decoy shall ensure that, and hereby undertakes that upon delivery, each of the Decoy New Audited Financial Statements and the Decoy Interim Financial Statements will be suitable for inclusion in the Proxy Statement and the Registration Statement and prepared in accordance with GAAP applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Decoy as of the dates of and for the periods referred to in the Decoy New Audited Financial Statements or the Decoy Interim Financial Statements, as the case may be, except, in the case of the Decoy Interim Financial Statements, subject to year-end audit adjustments.

(b) As promptly as practicable after the delivery of the Decoy New Audited Financial Statements, Intec shall prepare, with the reasonable cooperation of Decoy, and shall cause to be filed with the SEC, the Registration Statement, in which the Proxy Statement (with the proxy card required under the Companies Law) will be included as a prospectus. The Registration Statement and Proxy Statement shall comply with the applicable rules and regulations promulgated by the SEC in all material respects. The Registration Statement and the Proxy Statement shall be subject to review and comment by Decoy prior to filing, which such comments, if any, shall in good faith be taken into account by Intec. Intec shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC.

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(c) Intec covenants and agrees that the Registration Statement and Proxy Statement will not, at the time that the such statement or any amendment or supplement thereto is filed with or submitted to the SEC or is first mailed to the Intec Shareholders (as applicable), or at the time of the Intec Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Intec makes no covenant, representation or warranty with respect to statements made in the Registration Statement and Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information furnished by Decoy or its Representatives, and Decoy covenants and agrees that the information furnished by it and its Representatives will not, at the time that the Registration Statement and Proxy Statement or any amendment or supplement thereto is filed with or submitted to the SEC or is first mailed to the Intec Shareholders, at the time of the Intec Shareholders’ Meeting, cause the Registration Statement and Proxy Statement to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the Parties shall use commercially reasonable efforts to cause the Registration Statement and Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC in all material respects.

(d) Intec shall notify Decoy promptly of the receipt of any comments from the SEC or its staff, if any, and of any request by the SEC or its staff, if any, for amendments or supplements to the Registration Statement or Proxy Statement or for additional information and shall supply Decoy with copies of all material correspondence between Intec or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement or Proxy Statement or the Transactions. Decoy shall use its commercially reasonable efforts to provide Intec with all information in its possession or control which is requested by the SEC or its staff, and Intec shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff with respect to the Registration Statement or Proxy Statement, and shall use commercially reasonable efforts to consult with Decoy and its counsel prior to responding to any such comments of the SEC or its staff.

(e) Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Subsidiaries and such Party’s equityholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1 or any filing due under applicable rules and regulations resulting from any action under this Agreement. If any event relating to Decoy occurs, or if Decoy becomes aware of any information, that should be disclosed in an amendment or supplement to the Registration Statement or Proxy Statement, then Decoy shall promptly inform Intec thereof and shall cooperate fully with Intec in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Intec Shareholders.

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(f) Each of Decoy and Intec (and Intec Parent) agree to provide promptly to the other such information concerning its business and financial statements (if requested by Intec, Decoy shall procure that such information is, as required by Intec, reviewed or audited by Decoy’s auditors) and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Registration Statement or Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Registration Statement or Proxy Statement. Intec shall not include in the Registration Statement or Proxy Statement any information with respect to Decoy or its Affiliates, the form and content of which information shall not have been approved by Decoy prior to such inclusion. In connection with any filing Intec makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, Decoy shall, and shall cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their commercially reasonable efforts to: (i) cooperate with Intec, (ii) respond to questions about Decoy required in any filing or requested by the SEC in a timely fashion; and (iii) promptly provide any information reasonably requested by Intec or Intec’s Representatives in connection with any filing with the SEC.

(g) Prior to the Effective Time, Intec shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Intec Parent Common Stock to be issued in the Merger (to the extent required) shall be registered or qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Decoy Common Stock has an address of record on the applicable record date for determining the holders of Decoy Common Stock entitled to notice of and to consent to the Decoy Stockholder Written Consent; provided, however, that Intec shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction, unless Intec is already subject to service in such jurisdiction and except as may be required by the Securities Act.

5.2 Intec Shareholders’ Meeting.

(a) As promptly as practicable after the Registration Statement becomes effective (and provided that if such date is on or after May 14, 2021, subject to its receipt of the Decoy Interim Financial Statements), Intec shall: (i) establish a record date for, duly call, give notice of and convene a meeting of the Intec Shareholders (such meeting, the “Intec Shareholders’ Meeting”) for the purpose of seeking approval of the following items, (A) the entry into this Agreement, the Merger and the Transactions, (B) the Domestication (and matters ancillary thereto) and, to the extent determined by Intec to be required, the Reverse Split, (C) the appointment of additional directors of Intec Parent (in addition to the directors of Intec, who as a consequence of the Domestication shall be appointed as directors of Intec Parent) pursuant to Section 5.16 (the “Decoy Directors Appointment”); and (D) any other matter required, at the reasonable discretion of the Board of Directors of Intec and agreed to by Decoy, in order to give effect to the Transactions (the matters contemplated by the foregoing clauses (A)-(D), collectively, the “Intec Shareholder Matters”); and (ii) mail to the Intec Shareholders as of the record date established for the Intec Shareholders’ Meeting, the Proxy Statement (the “Intec Shareholders’ Meeting Notice”). In no event shall the Intec Shareholders’ Meeting be convened for a date later than 75 calendar days following the date on which the Proxy Statement is cleared by the SEC for mailing, and any adjournments or postponements of the Intec Shareholders Meeting by more than 30 days shall require the prior written consent of Decoy other than in the case Intec is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which is required by court order or under applicable Legal Requirement and for such supplemental or amended disclosure to be disseminated and reviewed by the Intec Shareholders prior to the Intec Shareholders Meeting.

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(b) Intec agrees that, subject to Section 5.2(c): (i) the Intec Board of Directors shall recommend that the holders of Intec Ordinary Shares vote to approve the Intec Shareholder Matters; (ii) the Proxy Statement shall include a statement to the effect that the Intec Board of Directors recommends that Intec Shareholders vote to approve the Intec Shareholder Matters (the “Intec Board Recommendation”); (iii) the Intec Board of Directors shall use commercially reasonable efforts to solicit such approval; and (iv) (A) the Intec Board Recommendation shall not be withdrawn or modified in a manner adverse to Decoy, and no resolution by the Intec Board of Directors or any committee thereof to withdraw or modify the Intec Board Recommendation in a manner adverse to Decoy shall be adopted or proposed, (B) the Intec Board of Directors shall not recommend any Acquisition Transaction (other than the Specified Business and Assets Disposition and Equity Financing Transactions, to the extent they qualify as Acquisition Transaction), (C) the Intec Board of Directors shall not fail to recommend against any Acquisition Transaction within five (5) Business Days, and (D) the Intec Board of Directors shall not make any public statement that is inconsistent with the Intec Board Recommendation (collectively with any failure to make or include the recommendation as set forth in sub-sections (i) and (ii) above, an “Intec Board Adverse Recommendation Change”).

(c) Notwithstanding the foregoing, at any time prior to the receipt of the Required Intec Shareholder Vote, the Intec Board of Directors may make an Intec Board Adverse Recommendation Change if Intec has complied with each of its obligations under Section 4.5 and this Section 5.2 and the Intec Board of Directors has received an Acquisition Proposal that the Intec Board of Directors has determined, in its reasonable, good faith judgment, after consultation with Intec’s outside legal counsel and any financial advisor, constitutes a Superior Offer, and the Intec Board of Directors determines in its reasonable, good faith judgment, after consultation with Intec’s outside legal counsel, that the failure to make an Intec Board Adverse Recommendation Change would constitute a breach of its fiduciary obligations under applicable Legal Requirements; provided, however, that prior to Intec taking any action permitted under this Section 5.2(c), and without derogating from Decoy’s rights to any remedy under this Agreement, including its termination, Intec must: (1) promptly notify Decoy, in writing, at least three (3) Business Days (or such lesser prior notice as provided to the members of its Board of Directors) before making an Intec Board Adverse Recommendation Change (the “Intec Notice Period”), of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that Intec has received an Acquisition Proposal that the Intec Board of Directors intends to declare a Superior Offer and that the Intec Board of Directors intends to make an Intec Board Adverse Recommendation Change; (2) attach to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Offer; (3) negotiate with Decoy in good faith during the Intec Notice Period regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Decoy, and (4) if Decoy makes a proposal during the Intec Notice Period, receive a new determination from the Intec Board of Directors, in its reasonable, good faith judgment, after consultation with Intec’s outside legal counsel and any financial advisor and consideration of the adjusted terms and conditions of this Agreement as proposed by Decoy, that (x) the Acquisition Proposal still constitutes a Superior Offer, and (y) the failure to make an Intec Board Adverse Recommendation Change would constitute a breach of its fiduciary obligations under applicable Legal Requirements. In the event of any material amendment to any Superior Offer (including any revision in the amount, form or mix of consideration the Intec Shareholders would receive as a result of such potential Superior Offer), Intec shall be required to provide Decoy with notice of such material amendment and the Intec Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Intec Notice Period following such notification during which the Parties shall comply again with the requirements of this Section 5.2(c) and the Intec Board of Directors shall not make an Intec Board Adverse Recommendation Change prior to the end of such Intec Notice Period as so extended.

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(d) Notwithstanding Section 5.2(c), Intec’s obligation to call, give notice of and hold the Intec Shareholders’ Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or an Acquisition Proposal, or by any withdrawal or modification of the Intec Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Intec or the Intec Board of Directors from making any disclosure to the Intec Shareholders if the Intec Board of Directors determines in good faith, after consultation with its outside legal counsel, that such disclosure is required for the Intec Board of Directors to comply with its fiduciary duties to the Intec Shareholders under applicable Legal Requirements.

5.3 Required Decoy Stockholder Vote; Decoy Stockholder Written Consent.

(a) As promptly as practicable and in any event within two (2) Business Days after the Registration Statement becomes effective, Decoy shall prepare and deliver or distribute a notice to every stockholder of Decoy to solicit the written consent (in form reasonably acceptable to Intec) from Decoy Stockholders sufficient to provide the Required Decoy Stockholder Vote in lieu of a meeting (pursuant to Section 228 of the DGCL) and to satisfy the condition set forth in Section 6.5, for purposes of (i) adopting and approving this Agreement and the Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL (the “Decoy Stockholder Written Consent”). Such notice shall (i) subject to Section 5.3(c), be a statement to the effect that the Decoy Board of Directors has determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the Decoy Stockholders and approved and adopted this Agreement, the Merger and the other Transactions, and (ii) include a description of the appraisal rights of Decoy’s Stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Legal Requirement. All material written materials (including any material amendments thereto) submitted to the Decoy Stockholders in accordance with this Section 5.3(a) (“Decoy Stockholder Materials”) shall be subject to Intec’s advance review and reasonable approval (which approval shall be deemed granted if Intec does not provide reasonable comments in writing within two (2) Business Days of receipt of such materials or amendment). Decoy shall use its commercially reasonable efforts to obtain the Required Decoy Stockholder Vote within fifteen (15) days of the date the SEC declares the Registration Statement effective in accordance with the provisions of the Securities Act.

(b) Decoy agrees that, (1) the Decoy Board of Directors shall use commercially reasonable efforts to solicit the vote of the Decoy Stockholders with respect to this Agreement, the Merger and the other Transactions; and (2) subject to Section 5.3(c): (i) the Decoy Board of Directors shall recommend that Decoy Stockholders vote to approve this Agreement, the Merger and the other Transactions (the “Decoy Board Recommendation”); (ii) (A) the Decoy Board Recommendation shall not be withdrawn or modified in a manner adverse to Intec, and no resolution by the Decoy Board of Directors or any committee thereof to withdraw or modify the Decoy Board Recommendation in a manner adverse to Intec shall be adopted or proposed, (B) the Decoy Board of Directors shall not recommend any Acquisition Transaction, (C) the Decoy Board of Directors shall not fail to recommend against any Acquisition Transaction within five (5) Business Days, and (D) the Decoy Board of Directors shall not make any public statement that is inconsistent with the Decoy Board Recommendation (collectively with any failure to make or include the recommendation as set forth in sub-section (i) above, a “Decoy Board Adverse Recommendation Change”).

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(c) Notwithstanding the foregoing, at any time prior to the receipt of the Required Decoy Stockholder Vote, the Decoy Board of Directors may make a Decoy Board Adverse Recommendation Change if Decoy has complied with each of its obligations under Section 4.5 and this Section 5.3 and the Decoy Board of Directors has received an Acquisition Proposal that the Decoy Board of Directors has determined, in its reasonable, good faith judgment, after consultation with Decoy’s outside legal counsel, constitutes a Superior Offer, and the Decoy Board of Directors determines in its reasonable, good faith judgment, after consultation with Decoy’s outside legal counsel, that the failure to make a Decoy Board Adverse Recommendation Change would constitute a breach of its fiduciary obligations under applicable Legal Requirements; provided, however, that prior to Decoy taking any action permitted under this Section 5.3(c), and without derogating from Intec’s rights to any remedy under this Agreement, including its termination, Decoy must: (1) promptly notify Intec, in writing, at least three (3) Business Days before making a Decoy Board Adverse Recommendation Change (the “Decoy Notice Period”), of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that Decoy has received an Acquisition Proposal that the Decoy Board of Directors intends to declare a Superior Offer and that the Decoy Board of Directors intends to make a Decoy Board Adverse Recommendation Change; (2) attach to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Offer; (3) negotiate with Intec in good faith during the Decoy Notice Period regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Intec, and (4) if Intec makes a proposal during the Decoy Notice Period, receive a new determination from the Decoy Board of Directors, in its reasonable, good faith judgment, after consultation with Decoy’s outside legal counsel and consideration of the adjusted terms and conditions of this Agreement as proposed by Intec, that (x) the Acquisition Proposal still constitutes a Superior Offer, and (y) the failure to make a Decoy Board Adverse Recommendation Change would constitute a breach of its fiduciary obligations under applicable Legal Requirements. In the event of any material amendment to any Superior Offer (including any revision in the amount, form or mix of consideration the Decoy Stockholder would receive as a result of such potential Superior Offer), Decoy shall be required to provide Intec with notice of such material amendment and the Decoy Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remain in the Decoy Notice Period following such notification during which the Parties shall comply again with the requirements of this Section 5.3(c) and the Decoy Board of Directors shall not make a Decoy Board Adverse Recommendation Change prior to the end of such Decoy Notice Period as so extended.

(d) Notwithstanding Section 5.3(c) Decoy’s obligation to solicit the consent of its stockholders to sign the Decoy Stockholder Written Consent in accordance with Section 5.3 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or an Acquisition Proposal, or by any withdrawal or modification of the Decoy Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Decoy or the Decoy Board of Directors from making any disclosure to the Decoy Stockholders if the Decoy Board of Directors determines in good faith, after consultation with its outside legal counsel, that such disclosure is required for the Decoy Board of Directors to comply with its fiduciary duties to the Decoy Stockholders under applicable Legal Requirements.

5.4 Regulatory Approvals.

(a) Each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all Legal Requirements that may be imposed on such Party with respect to the Transactions and, subject to the conditions set forth in Article 6 hereof, to consummate the Transactions, as promptly as practicable. In furtherance and not in limitation of the foregoing, each Party hereto agrees to file or otherwise submit, as soon as practicable after the date of this Agreement, but in any event no later than 10 Business Days of the date hereof, all applications, notices, reports, undertakings and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Body with respect to the Transactions, and to submit promptly any additional information requested by any such Governmental Body.

(b) Each of the Parties shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with timely making all required filings and submissions and timely obtaining all related consents, permits, authorizations or approvals pursuant to Section 5.4(a); and (ii) keep Decoy or Intec, as applicable, informed in all material respects and on a reasonably timely basis of any communication received by such Party from, or given by such Party to, any Governmental Body relating to the Transactions. Subject to applicable Legal Requirements relating to the exchange of information, each Party shall, to the extent practicable, give the other Party reasonable advance notice of all material communications with any Governmental Body relating to the Transactions and each Party shall have the right to attend or participate in material conferences, meetings and telephone or other communications between the other Parties and regulators concerning the Transactions.

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5.5 Decoy Options. Prior to the Effective Time, each of Intec Parent, Intec, Merger Sub, and Decoy shall take all actions that may be necessary (under the Decoy Option Plan, the Existing Intec Plan, and otherwise) to effectuate the provisions of Section 1.5(d) and to ensure that, from and after the Effective Time, holders of Decoy Options have no rights with respect thereto other than those specifically provided in Section 1.5(d). Intec Parent shall file with the SEC, as promptly as practicable after the Effective Time, a registration statement on Form S-8 (or any successor form), if available for use by Intec Parent, registering the shares of Intec Parent Common Stock issuable with respect to Decoy Options assumed by Intec Parent in accordance with Section 1.5(d).

5.6 Preferred Stock. Decoy will use commercially reasonable efforts to effect the conversion of all shares of Decoy Preferred Stock into shares of Decoy Common Stock immediately prior to the Effective Time (the “Preferred Stock Conversion”), including by the circulation of such resolutions for approval by the holders of the Decoy Preferred Stock, and the solicitation of such approval, as are required for the Preferred Stock Conversion.

5.7 Redomicile to the US.

(a) The Intec Entities will use commercially reasonable efforts to replace the holding corporate entity of its group with a corporation incorporated in the State of Delaware, such that prior to the Effective Time, Intec would become a wholly owned, direct, subsidiary of Intec Parent (the “Domestication”). It is anticipated that the Domestication shall be effected through the merger of Domestication Merger Sub into Intec subject to and in accordance with the Companies Law, with Intec being the surviving entity and a wholly owned subsidiary of Intec Parent (“Domestication Merger”). Intec shall ensure the Domestication does not result in any material increase of the Liabilities of the Intec Entities, taken as a whole, other than such Liabilities as are either settled prior to the Determination Date or that otherwise are accounted for in the determination of Intec Net Cash. Intec shall be entitled to effect such changes in the foregoing process to the extent that at the end of the aggregate process Intec Parent would be a Delaware corporation, and Intec would be a direct or indirect, wholly owned subsidiary of Intec Parent immediately prior to the Closing, there shall not be any material increase of the Liabilities of the Intec Entities, taken as a whole (other than such Liabilities as are either settled prior to the Determination Date or that otherwise are accounted for in the determination of Intec Net Cash), as a result thereof. The holders of any outstanding securities of Intec immediately prior to the Domestication Merger (including the holders of Intec Options and Intec Warrants) shall by virtue of the Domestication become security holders of Intec Parent (solely by virtue of the respective securities and in the same holding proportions each of them held in Intec as of immediately prior to such Domestication), provided that any Intec Option or Intec Ordinary Share issued under or which is subject to the Existing Intec Plan, shall be assumed or exchanged for equity which either continues to be subject to the Existing Intec Plan following their assumption by Intec Parent or which is subject to the Intec Parent Option Plan.

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(b) Intec shall prior to Closing receive a tax ruling from the ITA according to which the assumption within the scope of the Domestication of Intec Option and Intec Ordinary Share issued under or which are subject to the Existing Intec Plan, and which are subject to tax under the Israeli Income Tax Ordinance, shall not constitute a taxable event and tax continuity shall apply to the Intec Parent Option and Intec Parent Common Stock issued in their place (the “Option Tax Ruling”) provided that the Option Tax Ruling shall not impose any restrictions, costs or obligations on Decoy.

(c) Intec shall prior to Closing receive a tax ruling from the ITA (the application with respect to which and the final ruling shall be approved by Decoy or its Israeli counsel prior to its submission and which approval shall not be unreasonably withheld, conditioned or delayed) (i) with respect to holders of Intec Ordinary Shares that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Intec Parent, Intec and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger or clarifying that no such obligation exists, or (B) instructing Intec Parent, Intec and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; and (ii) with respect to holders of Intec Ordinary Shares that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than Intec Ordinary Shares subject to Section 102 of the Ordinance) (x) exempting Intec Parent, Intec and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger, or clarifying that no such obligation exists, or (y) instructing Intec Parent, Intec and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied.

(d) Each of the Intec Entities shall use their respective commercially reasonable efforts to cause the Domestication Merger to qualify, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Domestication Merger from qualifying, as a tax-deferred exchange under Section 351(a) of the Code. Each of the Intec Entities shall treat and shall not take any tax reporting position inconsistent with the treatment of the Domestication Merger for U.S. federal, state and other relevant Tax purposes as a tax-deferred exchange pursuant to Section 351(a) of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

5.8 Equity Financing Transactions.

(a) Intec will use commercially reasonable efforts to effect Pre-Closing Financing Transactions or Closing Financing Transactions such that immediately following the Closing and the consummation of any Closing Financing Transaction, unless otherwise agreed to in writing by Decoy, the aggregate Combined Net Cash, shall be not less than $30,000,000 nor more than $50,000,000 (the “Equity Financing Condition”).

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(b) Decoy will cooperate with Intec and Intec Parent as reasonably requested by Intec or Intec Parent, and at Intec’s sole expense, with respect to the Equity Financing Transactions and promptly furnish to Intec or Intec Parent all information concerning Decoy that may be reasonably requested in connection with any action taken or proposed to be taken by Intec or Intec Parent with respect to the Equity Financing Transactions, including having appropriate Decoy Representatives available for attendance (which attendance may be virtual via video conference) at road-shows and other related meetings (provided that such requested cooperation does not unreasonably interfere with the operation of Decoy). No written information relating to Decoy or its business shall be disclosed to any potential counterparty to the Equity Financing Transactions unless Dr. Michael Newman has had the opportunity to review such disclosure and any inaccuracies noted by Dr. Newman have been reasonably addressed.

(c) All documents and materials prepared for or furnished in connection with the Equity Financing Transactions shall be furnished to Decoy, and any comment by Decoy shall considered in good faith by Intec (and any comments which are required to ensure the information regarding Decoy is accurate or to ensure that the Closing Financing Transaction satisfies the conditions for the Closing Financing Transaction in this Section 5.8 or the definition of such term, shall be addressed to the reasonable satisfaction of Decoy).

5.9 Additional Agreements. Subject to termination of this Agreement in accordance with Article 9, the Parties shall (a) use commercially reasonable efforts to take or cause to be taken all actions necessary to consummate the Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Corporation to continue to meet its obligations under this Agreement following the Closing. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Transactions; (ii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Transactions; and (iii) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

5.10 Disclosure. The press release and Intec’s Form 8-K announcing the execution and delivery of this Agreement, shall be substantially in the form attached hereto as Schedule 5.10. Without limiting Decoy’s or Intec’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Transactions unless: (a) the other Party has approved such press release or disclosure in writing; (b) such Party has determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Legal Requirements and, to the extent practicable, before such press release or disclosure is issued, filed, or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; (c) such press release or disclosure is consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); or (d) such press release or disclosure is to be issued or made in accordance with the provisions of Sections 5.1 to 5.3.

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5.11 Listing; SEC Filings.

(i) Intec shall use its commercially reasonable efforts to maintain its existing listing on the Nasdaq Capital Market (“Nasdaq”) until the Effective Time and obtain approval of the listing of the combined corporation on Nasdaq. Prior to the Effective Time, Intec shall prepare and submit to Nasdaq a notification form for (a) the listing of the shares of Intec Parent Common Stock to be issued in connection with the Domestication and the Merger Shares and to cause such shares to be approved for listing (subject to official notice of issuance); (b) to effect any Reverse Split which Intec elects to effect; and (c) to the extent required by Nasdaq Marketplace Rule 5110, to file an initial listing application for the Intec Parent Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time.

(ii) The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. Each Party will promptly inform the other Party of all verbal or written communications between Nasdaq and such Party or its Representatives. All fees associated with the Nasdaq Listing Application and the Reverse Split, if any, shall be borne by Intec. Decoy will cooperate with Intec and Intec Parent as reasonably requested by Intec with respect to the Nasdaq Listing Application and promptly furnish to Intec or Intec Parent all information concerning Decoy and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.11.

(iii) From the date of this Agreement to the Effective Time, Intec and Intec Parent shall timely file with the SEC all Intec SEC Documents required to be filed by each of them under the Exchange Act or the Securities Act. Subject to Section 5.1, as of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each Intec SEC Document filed by Intec or Intec Parent with the SEC (a) shall comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that any information relating to Decoy to be supplied by or on behalf of Decoy for inclusion or incorporation by reference in the SEC Documents will not, as of the date such information is prepared or presented, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading at the time and in light of the circumstances under which such statement is made.

5.12 Tax Matters.

(a) Each of the Intec Entities and Decoy shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code and a tax-deferred exchange under Section 351(a) of the Code.

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(b) This Agreement is intended to constitute, and the Parties hereby adopt this Agreement (and upon its accession hereto, Intec Parent will adopt this Agreement) as, a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) and Treasury Regulation Section 1.368-3(a). The Parties shall treat and shall not take any tax reporting position inconsistent with the treatment of the Merger for U.S. federal, state and other relevant Tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and a tax-deferred exchange pursuant to Section 351(a) of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code provided that none of the Parties shall have any liability or obligation to any Decoy Stockholder should the Merger fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and a tax-deferred exchange under Section 351(a) of the Code.

(c) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger (collectively, “Transfer Taxes”) shall be paid when due by the Party upon which such Taxes and fees are imposed under applicable Legal Requirements, and such Party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Legal Requirement, the applicable equityholders and the Parties hereto will, and will cause their applicable Affiliates to, join in the execution of any such Tax Returns and other documentation.

5.13 Legends(i). Intec Parent shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any Merger Shares to be received in the Merger by equityholders of Decoy who may be considered “affiliates” of Intec or Intec Parent for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Merger Shares.

5.14 Takeover Statutes. If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Legal Requirement becomes or is deemed to applicable to Intec, Intec Parent, Decoy, Merger Sub, or the Transactions, then each of Intec, Intec Parent, Decoy, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Legal Requirement inapplicable to the foregoing.

5.15 Termination of Certain Agreements and Rights. Decoy shall use commercially reasonable efforts to terminate, at or prior to the Effective Time, those agreements set forth on Schedule 5.15 (collectively, the “Investor Agreements”).

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5.16 Directors and Officers. The Parties shall use commercially reasonable efforts and take all reasonably necessary action so that the Persons listed in Schedule 5.16 are elected or appointed, as applicable, to the positions of directors and officers of Intec Parent and the Surviving Corporation, as set forth therein, to serve in such positions effective as of the Effective Time (collectively, the “Post-Merger Intec Parent Board”) until their respective successors have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal in accordance with Intec Parent’s certificate of incorporation and bylaws then in effect. If (a) any Person listed in Schedule 5.16 or any intended member of the Post-Merger Intec Parent Board is unable or unwilling to serve as officer or director of Intec Parent or the Surviving Corporation, is disqualified under any applicable Legal Requirement or the rules of Nasdaq from occupying such role, or has been mutually agreed in writing by Decoy and Intec (each acting reasonably and in good faith) to be unsuitable for such role, or (b) the Party who selected an officer or director of Intec Parent or the Surviving Corporation desires to select a different individual to serve in such capacity, the Party appointing such Person (as set forth on Schedule 5.16) shall designate a replacement (having like qualification, if any, in the case of the Post-Merger Intec Parent Board). Without limiting the generality of the foregoing, effective as of the Effective Time, (i) the Intec Parent Board, if necessary, shall resolve to change the number of directors to serve on the Intec Parent Board to equal the number of individuals to serve on the Post-Merger Intec Parent Board, (ii) each director of the Intec Parent Board not included in the Post-Merger Intec Parent Board shall resign, and (iii) to the extent not otherwise effected, the remaining directors of the Intec Parent Board shall fill any vacancies on the Intec Parent Board as necessary to effectuate the Post-Merger Intec Parent Board.

5.17 Section 16 Matters. Prior to the Effective Time, Intec and Decoy shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any acquisitions of Intec Parent Common Stock and any options to purchase Intec Parent Common Stock in connection with the Merger Consideration, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Intec Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act. At least ten (10) calendar days prior to the Closing Date, Decoy shall furnish the following information to Intec for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Intec Parent: (a) the number of shares of Decoy Common Stock owned by such individual and expected to be exchanged for shares of Intec Parent Common Stock pursuant to the Merger, and (b) the number of other derivative securities (if any) with respect to Decoy Common Stock owned by such individual and expected to be converted into shares of Intec Parent Common Stock, restricted stock awards to purchase Intec Parent Common Stock or derivative.

5.18 Post-Closing Employment and Employee Benefits Matters.

(a) For purposes of vesting, eligibility to participate, and level of benefits under the benefit plans, programs, contracts or arrangements of Intec Parent or any of its Subsidiaries (including, following the Closing, the Surviving Corporation) providing benefits to any Continuing Employee (as defined below) after the Closing (the “Post-Closing Plans”), Intec Parent shall use commercially reasonable efforts to ensure that each employee who continues to be employed by Intec Parent, the Surviving Corporation or any of their respective Subsidiaries immediately following the Closing (“Continuing Employees”) shall be credited with his or her years of service with Intec, Decoy or any of their respective Subsidiaries and their respective predecessors; provided that the foregoing shall not apply for benefit accrual purposes under any defined benefit plan, or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical and/or vision benefits to a Continuing Employee, Intec Parent shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing Plan to be waived for such Continuing Employee and his or her covered dependents except to the extent such conditions would not have been waived or satisfied under the employee benefit plan whose coverage is being replaced under the Post-Closing Plan.

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(b) The employees and service providers identified in Schedule 5.18(b) of the Intec Disclosure Schedule shall be the “Terminating Intec Service Providers” for the purposes of Section 4.6.

5.19 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Intec Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is as of the date hereof, or who becomes prior to the Effective Time in accordance herewith, a director or officer of Intec, Intec Parent or Decoy, as the case may be (collectively, the “D&O Indemnified Parties”), and Intec Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each D&O Indemnified Party against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including reasonable attorneys’ fees and disbursements, actually incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Intec, Intec Parent or Decoy prior to the Effective Time, which is asserted or claimed prior to, at, or after the Effective Time, in each case, to the fullest extent permitted under applicable Legal Requirements (a “Covered D&O Matter”). Each D&O Indemnified Party will be entitled to advancement of reasonable expenses actually incurred in the defense of any Covered D&O Matter from Intec Parent and the Surviving Corporation, jointly and severally, upon receipt by Intec Parent or the Surviving Corporation, as the case may be, from the D&O Indemnified Party of a request therefor, such request shall reasonably evidence the expenses incurred by D&O Indemnified Party; provided that any such person to whom expenses are advanced provides an undertaking to, Intec Parent and the Surviving Corporation to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) Notwithstanding any provision in this Section 5.19, none of Intec, Intec Parent, or the Surviving Corporation shall be obligated to provide any indemnification, or advance any expenses, to, or hold harmless, any D&O Indemnified Party in connection with any Covered D&O Matter: (i) for which payment has actually been made to or on behalf of such D&O Indemnified Party under any insurance policy, including any insurance policy referred to in this Section 5.19, or other indemnity provision, except with respect to any excess beyond the aggregate amount paid under any such insurance policy or other indemnity provision; (ii) for an accounting of profits made from the “purchase and sale” (or “sale and purchase”) by such D&O Indemnified Party of securities of Intec Parent or Decoy (within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law)or (iii) in connection with any Covered D&O Matter (or any part of any Covered D&O Matter) initiated by such D&O Indemnified Party, including any Covered D&O Matter (or any part of any Covered D&O Matter) initiated (including by means of cross-claim or counterclaim) by such D&O Indemnified Party against Intec Parent or the Surviving Corporation or its directors, officers, employees or other indemnitees, unless the board of directors of Intec Parent or the Surviving Corporation, as the case may be, authorized such Covered D&O Matter (or any part of any Covered D&O Matter) prior to its initiation.

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(c) Except as may be required by applicable Legal Requirements, the provisions of the certificate of incorporation and bylaws of Intec Parent with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Intec Parent that are presently set forth in the certificate of incorporation and bylaws of Intec Parent shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Intec Parent. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Intec Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Intec Parent.

(d) From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of Decoy to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Decoy’s certificate of incorporation, bylaws and pursuant to any indemnification agreements between Decoy and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time, and (ii) Intec Parent shall fulfill and honor in all respects the obligations of Intec Parent to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Intec Parent’s certificate of incorporation, bylaws and pursuant to any indemnification agreements between Intec Parent and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(e) From and after the Effective Time, Intec Parent shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Intec Parent, and shall not terminate or modify in an manner adverse to the D&O Indemnified Parties the Intec Parent D&O Indemnification Agreements. In addition, Intec Parent (i) may purchase, prior to the Effective Time, a six-year prepaid “tail policy” in form and substance reasonably satisfactory to Decoy for the non-cancellable extension of the directors’ and officers’ liability coverage of Intec Parent’s existing directors’ and officers’ insurance policies, and (ii) shall purchase, prior to the Effective Time, a six-year prepaid “tail policy” in form and substance reasonably satisfactory to Decoy for the non-cancellable extension of the directors’ and officers’ liability coverage of Decoy’s existing directors’ and officers’ insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Intec Parent or Decoy, as applicable, by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions).

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(f) From and after the Effective Time, Intec Parent or the Surviving Corporation, as the case may be, shall pay all reasonable expenses, including reasonable attorneys’ fees, that are incurred by the current or former officers or directors of Intec Parent or Decoy referred to in this Section 5.19 in connection with their enforcement of the rights provided to such persons against Intec Parent or the Surviving Corporation, as the case may be, in this Section 5.19, unless a court of competent jurisdiction determines that each of the material assertions made by such person as a basis for such purported enforcement were not made in good faith or were frivolous.

(g) The provisions of this Section 5.19 are intended to be in addition to the rights otherwise available to the current or former officers or directors of Intec Parent or Decoy by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(h) In the event Intec Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Intec Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.19. Intec Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.19.

5.20 Stockholder Litigation(a). Subject to the restrictions set forth in Section 4.1(a)(iv), each Party shall promptly advise the other Party orally and in writing of the initiation of, and shall keep the other Party reasonably apprised of any material developments in connection with, any Legal Proceeding brought or threatened in writing by any stockholder against such Party or any of its respective directors or officers relating to or challenging this Agreement or any other document or agreement contemplated hereby or the consummation of the Transactions, including any settlement negotiations. Prior to the Closing, each Party shall give the other Party the opportunity to consult with it in connection with the defense of any such Legal Proceeding, in good faith take any comments of the other Party into account with respect to such Legal Proceeding, and give the other Party the right to review and comment in advance on all material filings or responses to be made by it in connection with any such Legal Proceeding. Any settlement or compromise of any such Legal Proceeding shall be subject to the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed, it being clarified that refusal to consent to any settlement that provides solely for (x) monetary settlement which is reduced from Intec Net Cash or Decoy Net Cash, as applicable, and/or (y) any further issuance of shares in the capital of Intec/Intec Parent, or Decoy, as applicable, where such issuance is included in the determination of the number of Intec Parent Outstanding Shares or Decoy Outstanding Shares, as applicable, shall be unreasonable).

Article 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

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6.1 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order (i) preventing the consummation of the Merger, or (ii) materially and adversely affecting the right or ability of any of the Parties to own the assets or operate the businesses of Intec Parent or Decoy or seeking to compel any of the Parties to dispose of or hold separate any material assets as a result of the Merger, has been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect, there shall not be any Legal Requirement in effect which has the effect of preventing or substantially interfering the consummation of the Merger, and no Legal Proceeding by any Governmental Body of competent jurisdiction seeking to prohibit the consummation of the Transactions shall be pending.

6.2 Stockholder Approval. (a) Decoy shall have obtained the Required Decoy Stockholder Vote (which has not thereafter been modified or rescinded); and (b) Intec shall have obtained the Required Intec Shareholder Vote (which has not thereafter been modified or rescinded).

6.3 Net Cash. Intec and Decoy have agreed in writing upon the Net Cash Calculation, or the Accounting Firm has delivered its determination with respect to the Net Cash Calculation, in each case pursuant to Section 1.6.

6.4 Waiting Period for the Domestication. At least 50 (fifty) days shall have elapsed after the filing of the merger proposal in respect of the Domestication Merger with the Israeli Registrar of Companies, and at least 30 (thirty) days shall have elapsed since the approval of the Domestication Merger by the Intec Shareholders.

6.5 Approval of the Non-Support Agreement Decoy Stockholders. Decoy Stockholder Written Consent shall have been adopted and approved by the holders of a majority of the shares of Decoy Common Stock and Decoy Preferred Stock, on an as-converted to Decoy Common Stock basis, voting as a single class; provided that solely for the purposes of this Section 6.5, the Decoy Stockholders who have executed Decoy Stockholder Support Agreements shall be excluded from such vote (in terms of both the number adopting and approving the Decoy Stockholder Written Consent, and the aggregate number of Decoy Common Stock or Decoy Preferred Stock deemed to be outstanding).

Article 7 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF INTEC Entities

The obligations of Intec Parent, Intec and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Intec, at or prior to the Closing, of each of the following conditions:

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7.1 Accuracy of Representations. (a) The representations and warranties of Decoy in Sections 2.1 (Due Organization), 2.2 (Authority, Vote Required), 2.4(a) (Capitalization), and 2.19 (No Financial Advisors) are true and correct in all respects (other than breaches with a de minimis effect) as of the date of this Agreement and are true and correct in all respects (other than breaches with a de minimis effect) on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (b) all other representations and warranties of Decoy in Article 2 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have a Decoy Material Adverse Effect (provided that all “Decoy Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Decoy in Article 2 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that Decoy is required to comply with or to perform at or prior to the Closing have been complied with and performed by Decoy in all material respects.

7.3 No Decoy Material Adverse Effect. Since the date of this Agreement, there has not occurred any Decoy Material Adverse Effect that is continuing.

7.4 Preferred Stock Conversion. Decoy shall have effected the Preferred Stock Conversion.

7.5 SAFE Conversion. Decoy shall have effected the SAFE Conversion.

7.6 Newman Employment Agreement. Dr. Michael Newman shall have duly executed and delivered an employment agreement, effective as of the Effective Time, in substantially the form attached hereto as Exhibit E, pursuant to which Dr. Newman will appointed Chief Scientific Officer of Intec Parent and its subsidiaries (the “Newman Employment Agreement”).

7.7 Termination of Investor Agreements. The Investor Agreements shall have been terminated.

7.8 Documents. The Intec Entities shall have received the following documents each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of Decoy confirming that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.6, and 7.7 have been duly satisfied;

(b) a certificate executed by the Secretary of Decoy: (i) certifying, as complete and accurate as of the Closing Date, attached copies of the certificate of incorporation and bylaws of Decoy, (ii) certifying and attaching all requisite resolutions or actions of the Decoy Board of Directors and the Decoy Stockholders authorizing the execution of this Agreement and the consummation of the Transactions to be performed by Decoy hereunder, (iii) attaching a good standing certificate in its jurisdiction of organization and each foreign jurisdiction in which it is qualified to do business, and (iv) certifying as to the incumbency of the Chief Executive Officer and Chief Financial Officer of Decoy;

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(c) a form of notice from Decoy to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in form and substance reasonably acceptable to Intec along with written authorization for Intec to deliver such notice form to the Internal Revenue Service on behalf of Decoy upon the Closing; and

(d) the Allocation Schedule.

7.9 Decoy Lock-up Agreements. Intec Parent shall have received copies of Lock-Up Agreements duly executed by the signatories listed on Section A of the Decoy Disclosure Schedule, each of which shall be in full force and effect.

7.10 Dissenting Shares. Not more than five percent (5%) of the outstanding shares of Decoy Capital Stock shall be Dissenting Shares, and the period for the assertion of any appraisal rights under Section 262 of the DGCL with respect to any other shares of Decoy Capital Stock shall have expired.

Article 8 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF DECOY

The obligations of Decoy to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written wavier by Decoy, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. (a) The representations and warranties of the Intec Entities in Section 3.1 (Due Organization), 3.2 (Authority, Vote required), 3.4 (Capitalization), and 3.18 (No Financial Advisors) are true and correct in all respects (other than breaches with a de minimis effect) as of the date of this Agreement and are true and correct in all respects (other than breaches with a de minimis effect) on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (b) all other representations and warranties of the Intec Entities in Article 3 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except: (i) in each case, or in the aggregate, where the failure to be true and correct would not have an Intec Material Adverse Effect (provided that all “Intec Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Intec in Article 3 of this Agreement will be disregarded); or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

8.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that Intec Parent, Intec, Merger Sub, or Domestication Merger Sub is required to comply with or to perform at or prior to the Closing have been complied with and performed in all material respects.

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8.3 Listing. (a) The existing Intec Ordinary Shares have been, either alone or through continuation by the listing of shares of Intec Parent Common Stock, continually listed on Nasdaq as of and from the date of this Agreement through the Closing Date; and (b) the Intec Parent Common Stock to be issued in the Merger shall be approved for listing (subject to official notice of issuance) on Nasdaq as of the Effective Time as set forth in Section 5.11 of this Agreement.

8.4 Sarbanes-Oxley Certifications. Neither the principal executive officer nor the principal financial officer of Intec or Intec Parent shall have failed to provide, with respect to any SEC Document filed (or required to be filed) by Intec or Intec Parent with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. § 1350.

8.5 No Intec Material Adverse Effect. Since the date of this Agreement, there has not occurred any Intec Material Adverse Effect that is continuing.

8.6 Intec Parent Board of Directors. The Decoy Directors’ Appointment shall have been effected, except where a person to be appointed pursuant to the Decoy Directors’ Appointment has voluntarily elected not to join the Intec Board of Directors.

8.7 Equity Financing Condition. The Equity Financing Condition shall have been satisfied, or shall be satisfied immediately following the Effective Time.

8.8 Specified Business and Assets. Either (a) one or more Specified Business and Asset Disposition Agreements shall have been executed, such that a Specified Business and Assets Disposition that satisfies the conditions of Section 4.6(a) shall be consummated immediately following the Effective Time; or (b) (i) Intec shall have made and delivered an application to the IIA for the closure of the programs related to the Grant-Funded IP (which such program closure would, for the avoidance of doubt, actually be effective only following the Effective Time) and (ii) the Specified Business Closure Liabilities shall have been determined and included in the calculation of Intec Net Cash;

8.9 Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Registration Statement that has not been withdrawn.

8.10 Domestication. The Domestication shall have been consummated.

8.11 Exchange Agent Agreement. Intec Parent shall have entered into an exchange agent agreement with the Exchange Agent pertaining to the exchange of shares of Decoy Common Stock for shares of Intec Parent Common Stock as contemplated hereby, including a form of letter of transmittal, in form and substance reasonably acceptable to Decoy.

8.12 D&O Indemnification Agreements. Intec Parent shall have delivered to each member of the Post-Merger Intec Parent Board an executed director and officer indemnification agreement, in form and substance reasonably acceptable to Decoy and Intec, executed by Intec Parent (the “Intec Parent D&O Indemnification Agreements”).

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8.13 Intec Lock-up Agreements. Decoy shall have received copies of Lock-Up Agreements duly executed by the signatories listed on Section A of the Intec Disclosure Schedule, each of which shall be in full force and effect.

8.14 Newman Employment Agreement. Intec Parent shall have duly executed and delivered the Newman Employment Agreement.

8.15 Documents. Decoy has received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of Intec confirming that the conditions set forth in Sections 8.1, 8.2, 8.5, 8.6, 8.8 and 8.10, have been duly satisfied;

(b) a certificate from each of Intec Entity, executed by the Secretary or if no Secretary, the Chief Financial Officer, of such Intec Entity: (i) certifying, as complete and accurate as of the Closing Date, attached copies of the certificate of incorporation and bylaws or Articles of Association, as applicable, of such Intec Entity, (ii) certifying and attaching all requisite resolutions or actions of such Intec Entity’s board of directors and stockholders or shareholders, as applicable, authorizing the execution of this Agreement and the consummation of the Transactions to be performed by such Intec Entity hereunder, (iii) attaching a good standing certificate in its jurisdiction of organization and each foreign jurisdiction in which it is qualified to do business (to the extent a good standing certificate is applicable in such jurisdiction), and (iv) certifying as to the incumbency of the Chief Executive Officer and Chief Financial Officer of such Intec Entity; and

(c) the Intec Outstanding Shares Certificate.

Article 9 TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Decoy Stockholders or whether before or after approval of the Intec Shareholder Matters by the Intec Shareholders, as applicable, unless otherwise specified below):

(a) by mutual written consent of Intec and Decoy, pursuant to resolutions adopted by their respective board of directors;

(b) by either Intec or Decoy:

(i) if a court of competent jurisdiction or other Governmental Body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the other Transactions;

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(ii) if the Merger shall not have been consummated by the Outside Date (subject to possible extensions as provided in this Section 9.1(b)(ii)); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to either such Party if such Party (or, in the case of Intec, any Intec Entity) is in material breach of this Agreement or such Party’s (or, in the case of Intec, any Intec Entity) breach of this Agreement has been a principal cause of the failure of the Merger to be consummated on or before the Outside Date; provided further, however, that, (A) in the event that a request for additional information has been made by any Governmental Body, or in the event that the SEC has not declared effective under the Securities Act the Registration Statement by May 15, 2021, then either Decoy or Intec shall be entitled to extend the Outside Date for an additional 60 days; (B) if the Outside Date occurs during the period from the date of delivery of Dispute Notice pursuant to Section 1.6(b) and the date of the final determination of Intec Net Cash or Decoy Net Cash (as applicable) for the purposes hereof, such Outside Date shall be extendable by either Party until the date that is twenty (20) Business Days following such final determination; and (C) without derogating from Intec’s right of termination under Section 9.1(c)(iii), in the event that the Decoy New Audited Financial Statements or the Decoy Interim Financial Statements were not provided to Intec by the applicable Financial Statements Delivery Date stipulated in Section 5.1(a), then the Outside Date shall be extended by the number of days equal to the number of days from the Financial Statements Delivery Date until the date by which the Decoy New Audited Financial Statements were actually provided, plus an additional ten (10) Business Days;

(iii) if (A) the Intec Shareholders’ Meeting shall have been held and completed and the Intec Shareholders shall have taken a final vote on the Intec Shareholder Matters, and (B) the Intec Shareholder Matters shall not have been approved at the Intec Shareholders Meeting by the Required Intec Shareholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to Intec if any Intec Entity is in material breach of this Agreement or any Intec Entity’s breach of this Agreement has been a principal cause of the failure to obtain the Required Intec Shareholder Vote;

(c) by Intec:

(i) if the Required Decoy Stockholder Vote shall not have been obtained within fifteen (15) days of the date the SEC declares the Registration Statement effective in accordance with the provisions of the Securities Act; provided, however, that once the Required Decoy Stockholder Vote has been obtained, Intec may not terminate this Agreement pursuant to this Section 9.1(c)(i);

(ii) if prior to the adoption of this Agreement and the approval of the Transactions by the Required Decoy Stockholder Vote a Decoy Triggering Event shall have occurred; provided, however, that once the Required Decoy Stockholder Vote has been obtained, Intec may not terminate this Agreement pursuant to this Section 9.1(c)(ii);

(iii) in the event that the Decoy New Audited Financial Statements or Decoy Interim Financial Statements are not provided to Intec by the date that is 45 days following the applicable Financial Statements Delivery Date;

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(iv) upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Decoy or if any representation or warranty of Decoy shall have become inaccurate, in either case, such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that no Intec Entity is then in material breach of this Agreement; provided, that if such inaccuracy in Decoy’s representations and warranties or breach by Decoy is curable by Decoy, then this Agreement shall not terminate pursuant to this Section 9.1(c)(iv) as a result of such particular breach or inaccuracy until the earlier of (A) the expiration of a 30-day period commencing upon delivery of written notice from Intec to Decoy of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(c)(iv), and (B) Decoy ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Intec to Decoy of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(c)(iv) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(c)(iv) as a result of such particular breach or inaccuracy if such breach by Decoy is cured prior to such termination becoming effective);

(v) if prior to the adoption and approval of the Intec Shareholder Matters by the Required Intec Shareholder Vote, (A) Intec has received a Superior Offer, (B) Intec has complied with its obligations under Section 4.5 and Section 5.2, (C) Intec concurrently terminates this Agreement and enters into a Permitted Alternative Agreement with respect to such Superior Offer, and (D) Intec concurrently pays to Decoy the amount contemplated by Section 9.3(c); or

(vi) if (A) the amount of Retained Grant-Funded IP Liabilities, if any, is greater than US$3,000,000, and (B) Decoy has not agreed in writing that the amount of Retained Grant-Funded IP Liabilities in excess of US$3,000,000 will be excluded from the calculation of Intec Net Cash; or

(d) by Decoy:

(i) prior to the approval of the Intec Shareholder Matters by the Required Intec Shareholder Vote, if an Intec Triggering Event shall have occurred following the date hereof; provided, however, that once the Required Intec Shareholder Vote has been obtained, Decoy may not terminate this Agreement pursuant to this Section 9.1(d)(i);

(ii) upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by any Intec Entity or if any representation or warranty of any Intec Entity shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Decoy is not then in material breach of this Agreement; provided, that if such inaccuracy in any Intec Entity’s representations and warranties or breach by any Intec Entity is curable by such Intec Entity, then this Agreement shall not terminate pursuant to this Section 9.1(d)(ii) as a result of such particular breach or inaccuracy until the earlier of (A) the expiration of a 30-day period commencing upon delivery of written notice from Decoy to Intec of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(d)(ii), and (B) the applicable Intec Entity ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from the Decoy to Intec of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(d)(ii) (it being understood that this Agreement shall not terminate pursuant to this Section 9.1(d)(ii) as a result of such particular breach or inaccuracy if such breach by such Intec Entity is cured prior to such termination becoming effective);

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(iii) if prior to the adoption of this Agreement and the approval of the Transactions by the Required Decoy Stockholder Vote, (A) Decoy has received a Superior Offer, (B) Decoy has complied with its obligations under Section 4.5 and Section 5.3, (C) Decoy concurrently terminates this Agreement and enters into a Permitted Alternative Agreement with respect to such Superior Offer, and (D) Decoy concurrently pays to Intec the amount contemplated by Section 9.3(d);

(iv) if the Deposit Increase is not remitted to Decoy when required pursuant to Section 9.3(b), and has not been so paid within two (2) Business Days of written notice of the same; or

(v) if the Reverse Break-Up Fee is not deposited with the Escrow Agent concurrently with the execution of this Agreement.

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3, Article 10, and Exhibit A shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement and the provisions of Section 9.3 shall not relieve any Party of any liability for (a) actual fraud, or (b) an act (including the giving of a representation or warranty hereunder) or failure to act, intentionally taken or refrained from being taken with the actual Knowledge that (or intentionally taken or refrained from being taken, following notice from the other Party that) such act or failure to act would result in or constitute a material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement (such an act or failure to act being an “Excluded Breach”).

9.3 Expenses; Deposit Forfeiture; Reverse Break-Up Fee; Break-Up Fee.

(a) Expenses. Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) Deposit Increase; Deposit Forfeiture. Within two (2) Business Days of the execution of this Agreement, Intec shall remit to Decoy the sum of US$300,000 (the “Deposit Increase”) by wire transfer to a bank account designated by Decoy. If this Agreement is terminated by either Intec or Decoy, for any reason, other than by Intec pursuant to Section 9.1(c)(ii) or (iv), or by Decoy pursuant to Section 9.1(d)(iii), (i) the Deposit Increase, plus interest at a rate of 0.5% per annum, compounded annually, from the date of Decoy’s receipt of the Deposit Increase, shall be paid to Intec on or before the eighteen (18) month anniversary of the termination of this Agreement, and (ii) Decoy shall have the right to deduct from the remaining Deposit Amount such portion of the Deposit Amount equal to Decoy’s documented legal and accounting fees and expenses incurred in connection with this Agreement and the Transactions up to the date of termination of this Agreement, and the balance of the Deposit Amount, if any, shall be remitted immediately to Intec. If this Agreement is terminated by Intec pursuant to Section 9.1(c)(ii) or by Decoy pursuant to Section 9.1(d)(iii), the entirety of Deposit Amount shall be remitted by Decoy to Intec concurrently with such termination, and if this Agreement is terminated by Intec pursuant to Section 9.1(c)(iv), (x) the entirety of the Deposit Increase shall be remitted by Decoy to Intec within five (5) Business Days of the date of such termination, and (y) Decoy shall have the right to deduct from the remaining Deposit Amount such portion of the Deposit Amount equal to Decoy’s documented legal and accounting fees and expenses incurred in connection with this Agreement and the Transactions up to the date of termination of this Agreement, and the balance of the Deposit Amount, if any, shall be remitted immediately to Intec.

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(c) Reverse Break-Up Fee. Concurrently with the execution of this Agreement, Intec and Decoy have entered into the Escrow Agreement with Acquiom Clearinghouse LLC (the “Escrow Agent”), a copy of which is attached hereto as Exhibit F (the “Escrow Agreement”). Concurrently with the execution of this Agreement, Intec shall deposit an amount of US$1,000,000 in immediately available funds with the Escrow Agent under the Escrow Agreement in order to secure Decoy’s potential right to a reverse break-up fee, in accordance with the terms of this Section 9.3(c) (the “Reverse Break-Up Fee Escrow Amount”). Decoy shall be entitled to receive the Reverse Break-Up Fee Escrow Amount, and Intec and Decoy shall jointly instruct the Escrow Agent to release to Decoy the Reverse Break-Up Fee Escrow Amount, solely in the event (and within 5 Business Days) of the occurrence of any of the following:

(i) If this Agreement is terminated by Intec or by Decoy pursuant to Section 9.1(b); provided that such termination does not result from the failure of Decoy to obtain the Required Decoy Stockholder Vote on or prior to the Outside Date;

(ii) If this Agreement is terminated by Intec pursuant to Section 9.1(c)(v) or 9.1(c)(vi); or

(iii) If this Agreement is terminated by Decoy pursuant to Section 9.1(d)(i) or 9.1(d)(ii);

and otherwise the Reverse Break-Up Fee Escrow Amount shall be treated as follows:

(x) in the event that Closing is consummated, it shall be included in Intec Net Cash, as provided in the definition thereof; and

(y) in the event that this Agreement is terminated by Intec or by Decoy in circumstances in which Decoy is not entitled to the Reverse Break-Up Fee Escrow Amount pursuant to the foregoing sub-clauses (i) to (iii), Intec and Decoy shall, within 5 Business Days of such termination, jointly instruct the Escrow Agent to release the Reverse Break-Up Fee Escrow Amount to Intec.

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(d) Break-Up Fee. If this Agreement is terminated by Decoy pursuant to Section 9.1(d)(iii) or by Intec pursuant to Section 9.1(c)(ii), Decoy shall pay to Intec, within ten (10) Business Days after such termination an amount equal to US$1,000,000 (the “Break-Up Fee”).

(e) If any Party fails to pay when due any amount payable by it under this Section 9.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent.

(f) Subject to Section 9.2, and without derogating from any of the Parties’ right to specific performance under Section 10.11, and except for any remedy available to either party in the event of actual fraud or in respect of an Excluded Breach, the Parties agree that (A) the payment of the fees and expenses set forth in this Section 9.3 shall be the sole and exclusive remedy of each Party following a termination of this Agreement, it being understood that in no event shall either Intec or Decoy be required to pay the individual fees or damages payable pursuant to this Section 9.3 on more than one occasion; and (B) following the payment of the fees and expenses set forth in this Section 9.3 by either Party, (i) such Party shall have no further liability to the other Party in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the other Party giving rise to such termination, or the failure of the Transactions to be consummated, (ii) no other Party or their respective Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against such Party or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Party) in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Transactions to be consummated, and (iii) all other Parties and their respective Affiliates shall be precluded from any other remedy against such Party and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section 9.3 are an integral part of the Transactions, (y) without these agreements, the Parties would not enter into this Agreement, and (z) any amount payable pursuant to this Section 9.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

Article 10 MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. The representations and warranties of Decoy, Intec, Intec Parent and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time and this Article 10 and Exhibit A shall survive the Effective Time.

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10.2 Amendment. This Agreement may be amended with the approval of Decoy and Intec at any time (whether before or after obtaining the Required Intec Shareholder Vote or the Required Decoy Stockholder Vote); provided, however, that after any such adoption and approval of this Agreement by a Party’s stockholders or shareholders, no amendment shall be made, which by applicable Legal Requirement requires further approval of the stockholders or shareholders of such Party, without the further approval of such stockholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Decoy and Intec.

10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format or other secure electronic means (e.g., DocuSign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 10.5; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) irrevocably waives the right to trial by jury.

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10.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties under this Agreement (other than a dispute pursuant to Section 1.6 for which each Party shall bear its own legal fees, if any), the prevailing Party in such action or suit (as determined by a court of competent jurisdiction) shall be entitled to receive a reasonable sum for its out-of-pocket attorneys’ fees and all other reasonable out-of-pocket costs and expenses incurred in such action or suit.

10.7 Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns (except, to the extent of their respective rights pursuant to Section 5.19, the D&O Indemnified Parties); provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of each other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without each other Party’s prior written consent shall be void and of no effect; provided, that the foregoing shall not prohibit Intec from consummating the Domestication and assigning or delegating part or all of its rights and obligations hereunder to Intec Parent. No assignment or delegation, including any assignment or delegation from Intec to Intec Parent, shall relieve the assigning party of any of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties, including Intec Parent with effect from its accession hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (except, to the extent of their respective rights pursuant to Section 5.19, the D&O Indemnified Parties). In the event that the Specified Business and Assets Disposition is effected by way of a sale or disposal of the entire outstanding share capital of Intec following the Closing, then subject to the Closing occurring and with effect from the consummation of such sale or disposal, Intec shall no longer be a party to this Agreement and all of the rights and obligations of Intec hereunder shall with effect from such consummation (and including with respect to any pre-consummation breach by Intec of any of the terms hereof) be assigned and novated to Intec Parent.

10.8 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile (provided, that electronic mail or facsimile sent outside of regular business hours of the recipient shall not be deemed to be received until the next Business Day) to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other Parties hereto):

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if to Intec, Intec Parent, or Merger Sub:

Intec Pharma Ltd.

Intec Parent, Inc.

12 Hartom St.

Har Hotzvim

Jerusalem 9777512

Israel

Attention: Jeffery A. Meckler, CEO
E-Mail: jeffrey@intecpharma.com

with a copy to:

Meitar Law Offices

16 Abba Hillel Rd.

Ramat Gan

Israel

Attention: Shachar Hadar, Adv.; Jonathan Atha, Adv.
E-Mail: shacharh@meitar.com; jonathana@meitar.com

if to Decoy:

Decoy Biosystems, Inc.

JLABS

3210 Merryfield Row

San Diego, CA 92121

Attention: Dr. Michael Newman

E-mail: mnewman@decoybio.com

with a copy to:

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, California 92130-4092

USA

Attention: Michael Umansky, Esq.; James A. Mercer, III, Esq.

E-Mail: mumansky@sheppardmullin.com; jmercer@sheppardmullin.com

Any Party may change its address, email address or facsimile number by written notice to each other Party in accordance with this Section 10.8.

10.9 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

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10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.11 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for such damages. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

10.12 Time of the Essence. Time is of the essence in the performance of this Agreement.

10.13 Construction.

(a) For purposes of this Agreement, whenever the context requires:

(i) the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(ii) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” and the use of the word “or” shall not be exclusive;

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(iv) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Exhibits and Schedules to this Agreement, respectively;

(v) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii) reference to any agreement, document or instrument (including this Agreement or any other agreement entered into in connection herewith) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(viii) reference to the “material breach” of any Contract, including this Agreement, means (A) any material breach of, or material inaccuracy in, any representation or warranty made therein, (B) any material breach or failure to perform of any covenant, agreement or obligation therein, or any material default thereunder (including any designated “event of default”), or (C) any one or more other events the existence of which, individually or together, whether unconditionally or with the passing of time or the giving of notice, or both, would (1) constitute a material breach, failure or default referred to in immediately preceding clause (B), (2) result in the acceleration of, or permit any Person to accelerate, any monetary obligation, (3) constitute a breach, failure or default referred to in immediately preceding clause (B) that causes the abridgement, modification, acceleration, termination, revocation, rescission, redemption, cancellation or vesting of, or permits any Person to abridge, modify, accelerate, delay, condition, terminate, revoke, rescind, redeem or cancel, any material right, license, liability, benefit, debt, power, authority, privilege or obligation, or (4) requires, or permit any Person to require, the payment of a material monetary penalty or liquidated damages, and any reference to “breach” of any Contract shall have the same meaning without any of the materiality qualifiers;

(ix) references to documents, certificates, instruments, leases, or agreements or other Contracts (including this Agreement or any other document or instrument contemplated hereby) shall be deemed to refer as well to all addenda, exhibits, schedules, restatements, supplements, modifications or amendments thereto or thereof;

(x) references to amounts expressed in “dollars” or “$” are references to the lawful currency of the United States of America;

(xi) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

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(xii) all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP;

(xiii) the term “electronic transmission” means electronic mail and any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof;

(xiv) a “writing” shall include an electronic transmission;

(xv) the term “termination” when used with respect to a period or agreement, shall include the expiration thereof; and

(xvi) references to days are specifically to calendar days.

(b) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(c) A reference to any document having been “made available to”: (a) Intec, shall mean that such document was available to Intec and its advisors in the Project Dillon virtual data room established by Decoy and operated by dfsvenue.com, and (b) Decoy, shall mean that such document was available to Decoy and its advisors in the Project Dillon virtual data room established by Intec and operated by Datasite.com, in each case on or prior to the third (3rd) Business Day prior to the date hereof.

(d) Any reference to legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations, and statutory instruments issued or related to such legislation.

(e) Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Decoy Disclosure Schedule or Intec Disclosure Schedule is intended to vary the definition of “Decoy Material Adverse Effect” or “Intec Material Adverse Effect”, or to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Decoy Disclosure Schedule or Intec Disclosure Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in the Decoy Disclosure Schedule or Intec Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the Ordinary Course of Business, and no Party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Decoy Disclosure Schedule or Intec Disclosure Schedule is or is not in the Ordinary Course of Business for purposes of this Agreement.

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(f) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner; however, in interpreting the representations and warranties of this Agreement, the principle that the specific governs and controls the general shall apply (accordingly, by way of example but not by way of limitation, if there is a specific representation and warranty on the absence of infringement by a Party of the intellectual property rights of third parties that is qualified to the Knowledge of such Party, then there will be no breach of a general representation on the absence of undisclosed liabilities if such Party has infringed the intellectual property rights of a third party that was not to the Knowledge of such Party).

(g) The measure of a period of months or years for purposes of this Agreement shall be the date of the applicable following month or year corresponding to the starting date; provided that if no corresponding date exists, then the end date of such period shall be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18, one (1) month following March 31 is May 1, and one (1) year following February 29, 2020 is March 1, 2021).

(h) Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day which is not a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

10.14 Certain Matters Regarding Representation of Decoy.

(a) Each of the Parties acknowledges and agrees that each of Sheppard, Mullin, Richter & Hampton LLP (“SMRH”) and Herzog, Fox & Neeman (“Herzog” and, together with SMRH, “Decoy Counsel”) has acted as counsel for Decoy in connection with this Agreement and consummation of the Transactions (the “Decoy Merger Engagement”) and not as counsel for any other Person (other than Dr. Michael Newman with respect to his employment arrangement), including any Decoy Stockholder, Intec Shareholder, or the Intec Entities, and that Decoy Counsel has also represented or prior to the Closing may also represent Decoy in respect of other matters (“Decoy Engagements”).

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(b) Decoy Merger Engagement. Only Decoy shall be considered a client of Decoy Counsel in the Decoy Merger Engagement. The Parties acknowledge the community of interest between Decoy and the Decoy Stockholders in view of the fact that the Decoy Stockholders hold all of the equity of Decoy. Each Intec Entity agrees, on behalf of itself and, after the Closing, on behalf of the Surviving Corporation, that all communications in any form or format whatsoever between or among any Decoy Counsel, on the one hand, and Decoy, Decoy Stockholders, or any of their respective directors, officers, employees or other Representatives, on the other hand, that relates to the negotiation, documentation and consummation of the Transactions or any dispute arising under this Agreement or any other document or instrument contemplated hereby (but excluding, for avoidance of any doubt, the operation of Decoy’s business prior to the Effective Time, including any documentation, action or transaction referred to in the Decoy Disclosure Schedule or any matters ancillary or relating thereto) (collectively, the “Decoy Privileged Merger Communications”) shall be deemed to be attorney-client privileged and that the Decoy Privileged Merger Communications and the expectation of client confidence relating thereto belong solely to the Decoy Stockholders and shall not pass to or be claimed by any Intec Entity or the Surviving Corporation. Accordingly, no Intec Entity nor the Surviving Corporation shall have access to any Decoy Privileged Merger Communications, or to the files of any Decoy Counsel relating to the Decoy Merger Engagement, whether or not the Closing occurs. Without limiting the generality of the foregoing, upon and after the Closing, (i) the Decoy Stockholders and Decoy Counsel shall be the sole holders of the attorney-client privilege with respect to the Decoy Merger Engagement, and neither any Intec Entity nor the Surviving Corporation shall be a holder thereof, (ii) to the extent that files of Decoy Counsel in respect of the Decoy Merger Engagement constitute property of the client, only the Decoy Stockholders shall hold such property rights, (iii) Decoy Counsel shall have no duty whatsoever to reveal or disclose any such files or Decoy Privileged Merger Communications to any Intec Entity or the Surviving Corporation by reason of any attorney-client relationship between any Decoy Counsel and any Intec Entity or the Surviving Corporation or otherwise; (iv) if a dispute arises between any Intec Entity or the Surviving Corporation, on the one hand, and a third party, on the other hand, then such Intec Entity or the Surviving Corporation shall assert the attorney-client privilege to prevent the disclosure of the Decoy Privileged Merger Communications to such third party; provided, however, that neither any Intec Entity nor the Surviving Corporation may waive such privilege without the prior written consent of Dr. Michael Newman, on behalf of the Decoy Stockholders; and (v) if any Intec Entity or the Surviving Corporation is legally required by governmental order or otherwise to access or obtain a copy of all or a portion of the Decoy Privileged Merger Communications, then such Intec Entity or the Surviving Corporation, as applicable, shall promptly notify Dr. Michael Newman, on behalf of the Decoy Stockholders, in writing (including by making specific reference to this Section 10.14) so that Dr. Michael Newman, on behalf of the Decoy Stockholders, can seek, at the Decoy Stockholders’ sole cost and expense, a protective order and each Intec Entity on behalf of itself and, after the Closing, on behalf of the Surviving Corporation, agrees to use (and to cause the Surviving Corporation to use) all reasonable efforts to assist therewith.

(c) Post-Closing Representation. If any Decoy Stockholder so desires, and without the need for any consent or waiver by any Intec Entity or the Surviving Corporation, any Decoy Counsel shall be permitted to represent any Decoy Stockholder after the Closing in connection with any matter, including anything related to the Transactions or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, any Decoy Counsel shall be permitted to represent any Decoy Stockholder, any of such Decoy Stockholder’s agents and Affiliates, or any one or more of them, in connection with any matter whatsoever, including any negotiation, transaction or dispute (“dispute” includes litigation, arbitration, administrative proceeding, mediation, negotiation or other adversary proceeding) with any Intec Entity or the Surviving Corporation or any of their agents or Affiliates under or relating to this Agreement, any Transaction, and any related matter (such as disputes involving employment agreements entered into in connection with this Agreement), whether or not such matter is related to the Decoy Merger Engagement.

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(d) Consent and Waiver of Conflicts of Interest. Decoy and each Intec Entity, on behalf of itself and, after the Closing, on behalf of the Surviving Corporation, consent to the arrangements in this Section and waive any actual or potential conflict of interest that may be involved in connection with any representation by any Decoy Counsel permitted hereunder. In particular, each Intec Entity hereby irrevocably waives and agrees not to assert, and agrees to cause the Surviving Corporation to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) any Decoy Counsel’s prior representation of Decoy and (ii) any Decoy Counsel’s representation of any Decoy Stockholder prior to, on or after the Closing.

(e) Privileged Communications. Each Intec Entity agrees that it will not, and that it will cause the Surviving Corporation not to, (i) access or use the Decoy Privileged Merger Communications, including by way of review of any electronic data, communications or other information, or by otherwise asserting that the Intec Entities or the Surviving Corporation have the right to waive the attorney-client or other privilege or (ii) seek to obtain the Decoy Privileged Merger Communications or Decoy Privileged Other Communications from any Decoy Counsel.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

INTEC PHARMA LTD.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	CEO

DILLON MERGER SUBSIDIARY, INC.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	President

DOMESTICATION MERGER SUB LTD.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	Director

INTEC PARENT, INC.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	President

DECOY BIOSYSTEMS, INC.

By:	/s/ Michael J. Newman
Name:	Michael J. Newman
Title:	President and CEO

Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Accounting Firm” has the meaning set forth in Section 1.6(e).

“Acquisition Agreement” has the meaning set forth in Section 4.5(a).

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Decoy or any of its Affiliates, on the one hand, or Intec or any of its Affiliates, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal with such Party.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of Decoy or any of its Affiliates, on the one hand, or by or on behalf of Intec or any of its Affiliates, on the other hand, to the other Party) made by a third party contemplating or otherwise relating to any Acquisition Transaction with such Party, or any public announcement of intention to enter into any such agreement or of any intention to make any such offer or proposal.

“Acquisition Transaction” means any transaction or series of related transactions, other than the Equity Financing Transactions, the Domestication, and the Specified Business and Assets Disposition, involving:

(f) any merger, consolidation, amalgamation, share exchange, business combination, or other similar transaction in which a Party or a Subsidiary of a Party is a constituent entity;

(g) any issuance of securities, acquisition of securities, reorganization, recapitalization or other similar transaction in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires, or any tender offer, exchange offer or other similar transaction in which such a Person or “group” would upon consummation acquire, beneficial or record ownership of securities representing more than 20% (or, with respect to any Person holding more than a 20% interest on the date hereof, of an additional interest) of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries;

(h) the issuance by a Party or any of its Subsidiaries of securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries (other than issuances of securities of a Subsidiary to such Party or another Subsidiary of such Party); or

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(i) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets, or 20% or more of the total revenue, of a Party and its Subsidiaries, taken as a whole.

“Affiliate” has the meaning given to such term in Rule 145 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 1.12(b).

“Anti-Corruption/AML Laws” mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the U.S. Domestic Bribery Statute (18 U.S.C. Section 201), the U.S. Travel Act (18 U.S.C. Section 1952), the UK Bribery Act of 2010, the UK Proceeds of Crime Act 2002, the USA PATRIOT Act, and other anti-bribery, anti-corruption, anti-kickback, anti-money laundering, anti-terrorist financing, anti-fraud, anti-embezzlement, or conflict of interest Legal Requirements in all of the jurisdictions in which Decoy or Intec, as applicable, has operations.

“Business Day” means any day other than a Friday, Saturday, Sunday, or a day on which banks in the State of New York or the State of Israel are authorized or obligated to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020 (Pub. L. 116-136 (2020)), as enacted March 27, 2020 and amended from time to time, including by the Paycheck Protection Plan Flexibility Act enacted June 5, 2020.

“Cash and Cash Equivalents” means, with respect to any Person and without duplication, all (a) cash and cash equivalents in such Person’s accounts, plus (b) third party checks deposited or held in such Person’s accounts that have not yet cleared, minus (c) issued but uncleared checks, drafts and wire transfers of such Person, and excluding to the extent otherwise included in the foregoing (a) or (b), (d) restricted balances or deposits, all cash held by any Person designated for use in connection with any security deposits, escrows (other than the Credited Specified Business and Assets Disposition Escrow), landlord deposits, customer deposits, customer prepayments, cash collateralized letters of credit, performance bonds, surety bonds or similar arrangements.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Financing Transaction” means an equity financing transaction to be effected at or immediately following the Effective Time, pursuant to which Intec Parent would consummate an issuance of Intec Parent Common Stock, whether by way of a private placement or pursuant to a registered offering, at a price per share of Intec Parent Common Stock that:

(1) is not less than (a) the sum of (x) the amount specified in Section B of the Intec Disclosure Schedule plus (y) if greater than zero, 50% of the Combined Net Cash (excluding for this purpose the proceeds of the Closing Financing Transaction); divided by (b) the sum of (i) the number of Merger Shares, (ii) the number of shares of Intec Parent Common Stock underlying the Assumed Options, and (iii) the Intec Parent Outstanding Shares (i.e. reflecting a fully-diluted pre-money valuation of Intec Parent, assuming the consummation of the Merger and accordingly that Decoy is a Subsidiary of Intec Parent or Intec, as applicable, of not less than the amount specified in Section B of the Intec Disclosure Schedule, plus 50% of the Combined Net Cash (excluding for this purpose the proceeds of the Closing Financing Transaction), to the extent such Combined Net Cash is greater than zero) (the “Minimum Valuation”); or

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(2) subject to the mutual agreement of Intec and Decoy, is at a valuation that is less than the Minimum Valuation, in which case the Exchange Ratio shall be correspondingly adjusted as mutually agreed upon by Decoy and Intec, acting reasonably and in good faith, to provide the holders of Decoy Capital Stock, Decoy Options and Decoy SAFEs the same economic effect as contemplated by this Agreement if such valuation were equal to the Minimum Valuation.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I, Subtitle B of ERISA.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combined Net Cash” means the aggregate of Decoy Net Cash and Intec Net Cash, provided that solely for the purposes of determining the Combined Net Cash (a) Intec Net Cash shall be deemed to include the proceeds of the Closing Financing Transaction receivable by Intec or Intec Parent, net of corporate finance or investment banking fees and other transaction expenses payable in respect of the Closing Financing Transaction, and (b) to the extent Decoy Net Cash is a negative number, it shall be capped at negative US$1,000,000.

“Companies Law” means the Israeli Companies Law – 5759-1999 and the regulations promulgated thereunder.

“Confidentiality Agreement” means the Confidentiality Agreement, dated May 18, 2020, between Intec and Decoy, including the extension thereof under that certain letter proposal dated November 11, 2020.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Continuing Employees” has the meaning set forth in Section 5.18(a).

“Contract” shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable law.

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“Credited Specified Business and Assets Disposition Escrow” means, solely to the extent that representation and warranty insurance in connection with the Specified Business and Assets Disposition is not available on terms reasonably acceptable to Intec, an amount equal to the lower of (i) 50% of the Specified Business and Assets Disposition Escrow (ii) $250,000; provided, however, for the avoidance of doubt, the ability to include the Credited Specified Business and Assets Disposition Escrow in Intec’s Cash and Cash Equivalents if representation and warranty insurance is not available on terms reasonably acceptable to Intec shall not be taken into account in determining whether such terms are reasonably acceptable.

“Decoy” has the meaning set forth in the Preamble.

“Decoy 409A Plan” has the meaning set forth in Section 2.14(k).

“Decoy Affiliate” means any Person that is or has been in the six year period ending with the Closing Date under common control with Decoy within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder, or Sections 4001(a)(14) or 4001(b)(1) of ERISA, and the regulations issued thereunder.

“Decoy Board of Directors” means the board of directors of Decoy.

“Decoy Board Recommendation” has the meaning set forth in Section 5.3(a).

“Decoy Business” means the business of Decoy as currently conducted or as currently contemplated by the Decoy Board of Directors to be conducted.

“Decoy Capital Stock” has the meaning set forth in Section 2.4(a).

“Decoy Common Stock” has the meaning set forth in Section 2.4(a).

“Decoy Contract” means any Contract: (a) to which Decoy is a party; or (b) by which Decoy or any Decoy IP Rights or any other asset of Decoy is bound or under which Decoy has any obligation.

“Decoy Disclosure Schedule” has the meaning set forth in Article 2.

“Decoy Employee Plan” has the meaning set forth in Section 2.14(a).

“Decoy Financials” has the meaning set forth in Section 2.5(a).

“Decoy IP Rights” means all Intellectual Property owned by Decoy (or that is purported to be owned by Decoy), whether in whole or in part.

“Decoy IP Rights Agreement” means any instrument or agreement required to be disclosed pursuant to Section 2.10(c) or Section 2.10(d).

“Decoy Leases” has the meaning set forth in Section 2.9.

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“Decoy Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Decoy Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Decoy, taken as a whole; or (b) the ability of Decoy to consummate the Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that Effects arising or resulting from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a Decoy Material Adverse Effect: (i) conditions generally affecting the industries in which Decoy and its Subsidiaries participate or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Decoy; (ii) any failure by Decoy to meet internal projections or forecasts on or after the date of this Agreement (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or forecasts may constitute an Decoy Material Adverse Effect and may be taken into account in determining whether an Decoy Material Adverse Effect has occurred unless otherwise excluded hereunder); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any pandemics (including the coronavirus (COVID-19) pandemic), man-made disasters, natural disasters, acts of God or other force majeure event, or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; or (vi) any change in Decoy Net Cash that results from operations in the Ordinary Course of Business.

“Decoy Material Contract(s)” has the meaning set forth in Section 2.11(a).

“Decoy Net Cash” means, as determined in accordance with the Net Cash Accounting Policies: (a) Decoy’s Cash and Cash Equivalents, as of the Determination Date; minus (b) the sum of (without duplication) (i) Decoy’s accounts payable and accrued expenses, Decoy’s Indebtedness, and Decoy’s other liabilities (other than (x) any of the foregoing that are included as Decoy Transaction Expenses or that relate to the Deposit Amount, or (y) any of the foregoing that are a liability or Indebtedness under the Decoy SAFEs), in each case as of the Determination Date, plus (ii) any Decoy Transaction Expenses (including reasonable estimates of any such Transaction Expenses after the Determination Date).

“Decoy Option Plan” has the meaning set forth in Section 2.4(b).

“Decoy Options” means options to purchase shares of Decoy Common Stock issued or granted by Decoy pursuant to the Decoy Option Plan.

“Decoy Outstanding Shares” means the total number of shares of Decoy Common Stock outstanding immediately prior to the Effective Time expressed on an as-converted to Decoy Common Stock basis and assuming, without limitation or duplication: (a) such number of shares of Decoy Common Stock underlying Decoy SAFEs that will be converted immediately prior to the Effective Time; (b) the effectiveness of the Preferred Stock Conversion; and (c) the number of shares of Decoy Common Stock underlying all Decoy Options.

“Decoy Permits” has the meaning set forth in Section 2.12(b).

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“Decoy Pre-Closing Financing Transaction” mean the sale of Decoy SAFEs, in the form substantially attached hereto as Exhibit G, to existing investors of Decoy (or their respective Affiliates) for an aggregate purchase price of not greater than $5.0 million, to be effected prior to the Determination Date.

“Decoy Preferred Stock” has the meaning set forth in Section 2.4(a).

“Decoy Product Candidates” has the meaning set forth in Section 2.12(b).

“Decoy Registered IP” means all Decoy IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Decoy SAFEs” means (i) the SAFEs (Simple Agreements for Future Equity) outstanding as of the date hereof entitling their holders to convert the financing amount provided under such SAFEs into the number of shares of Decoy Common Stock set forth on the Preliminary Allocation Schedule; and (ii) any SAFEs issued pursuant to a Decoy Pre-Closing Financing Transaction.

“Decoy Stock Certificate” has the meaning set forth in Section 1.7.

“Decoy Stockholder” means each holder of Decoy Capital Stock as determined immediately prior to the Effective Time.

“Decoy Stockholder Materials” has the meaning set forth in Section 5.3(a).

“Decoy Stockholder Support Agreements” has the meaning set forth in the Recitals.

“Decoy Stockholder Written Consent” has the meaning set forth in Section 5.3(a).

“Decoy Triggering Event” shall mean the occurrence of any of the following: (a) the Board of Directors of Decoy or any committee thereof shall have made a Decoy Board Adverse Recommendation Change; (b) the Decoy Board of Directors or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; or (c) Decoy shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.5).

“Decoy Unaudited Annual Financials” has the meaning set forth in Section 2.5(a).

“Delivering Party” has the meaning set forth in Section 1.6(a).

“Deposit” means the payment of the Deposit Amount by Intec to Decoy pursuant to that certain non-binding letter proposal dated November 11, 2020, as amended by that certain amendment to nonbinding letter proposal dated January 26, 2021, and this Agreement.

“Deposit Amount” means an amount of $650,000, which includes the Deposit Increase.

“Deposit Increase” has the meaning set forth in Section 9.3(b).

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“Determination Date” has the meaning set forth in Section 1.6(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dispute Notice” has the meaning set forth in Section 1.6(b).

“Disqualification Event” means any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

“Dissenting Shares” has the meaning set forth in Section 1.9(a).

“Dissenting Stockholder” has the meaning set forth in Section 1.9(a).

“Domestication” has the meaning set forth in Section 5.7.

“Domestication Merger” has the meaning set forth in Section 5.7.

“Drug Regulatory Agency” has the meaning set forth in Section 2.12(c).

“Effect” means any effect, change, event, circumstance, or development.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction (other than a restriction provided by applicable Legal Requirement) on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or Entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Financing Condition” has the meaning set forth in Section 5.8(a).

“Equity Financing Transactions” means the Pre-Closing Financing Transaction(s) or the Closing Financing Transaction, or any of them.

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“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 1.8(a).

“Exchange Fund” has the meaning set forth in Section 1.8(a).

“Exchange Ratio” means the quotient obtained by dividing (A÷C) ÷ (B÷D), where:

●	‘A’ is determined as: (a) US$30,000,000 (Thirty Million US Dollars); plus (b) Decoy Net Cash (which may be a negative number); minus (c) the Deposit Amount;

●	‘B’ is determined as: (a) US$10,000,000 (Ten Million US Dollars); plus (b) Intec Net Cash (which may be a negative number); plus (c) the Deposit Amount;

●	‘C’ is the number of Decoy Outstanding Shares; and

●	‘D’ is the number of Intec Parent Outstanding Shares.

“Existing Decoy D&O Policies” has the meaning set forth in Section 2.16(b).

“Existing Intec D&O Policies” has the meaning set forth in Section 3.15(b).

“FDA” has the meaning set forth in Section 2.12(c).

“FDCA” has the meaning set forth in Section 2.12(c).

“GAAP” has the meaning set forth in Section 2.5(a).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including Nasdaq and the Financial Industry Regulatory Authority).

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“Governmental Grant” means any grant, funding, incentive, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief, support or privilege (including approval to participate in a program or framework without receiving financial support), including any application therefor, whether pending, approved, provided or made available by or on behalf of or under the authority of the IIA or any related authorities or programs, the Israeli Investment Center, the Israeli Tax Authority, the State of Israel, and any bi-, multi-national, regional or similar program, framework or foundation (including, for example, BIRD), the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Body.

“Grant-Funded IP” means the Intellectual Property set forth in Section 3.23(a) of the Intec Disclosure Schedule or that is otherwise subject to any obligation to the IIA or other Government Grant.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“IIA” means the Israeli National Authority for Technological Innovation (also known as the Israeli Innovation Authority and formerly known as the Office of the Chief Scientist of the Israeli Ministry of Economy and Industry).

“Indebtedness” means with respect to any Person and without duplication: the sum of such Party’s: (i) obligations for indebtedness (other than trade credit in the Ordinary Course of Business) or borrowings (including the principal amount thereof and unpaid interest), whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security); (ii) deferred indebtedness for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the Ordinary Course of Business); (iii) obligations to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with US GAAP; (iv) outstanding reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Party; (v) obligations under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (vi) premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment; and (vii) any loans or advances under the Paycheck Protection Program, or any similar or equivalent funding program or facility, in each case determined in accordance with GAAP consistently applied in the previous annual financial statements (including any related notes) of such Party.

“Intec” has the meaning set forth in the Preamble.

“Intec 409A Plan” has the meaning set forth in Section 3.13(k).

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“Intec Affiliate” means any Person that is or has been in the six year period ending with the Closing Date under common control with Intec within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder, or Sections 4001(a)(14) or 4001(b)(1) of ERISA, and the regulations issued thereunder.

“Intec Board Adverse Recommendation Change” has the meaning set forth in Section 5.2(b).

“Intec Board of Directors” means the board of directors of Intec.

“Intec Board Recommendation” has the meaning set forth in Section 5.2(b).

“Intec Business” means the business of Intec and the Intec Subsidiaries as currently conducted or as currently contemplated by the Intec Board of Directors to be conducted, but excluding the conduct of, or use of any part of, the Specified Business and Assets.

“Intec Contract” means any Contract: (a) to which Intec, Intec Parent or any Intec Subsidiary is a Party; or (b) by which Intec, Intec Parent or any Intec Subsidiary or any Intec IP Rights or any other asset of Intec, Intec Parent or their Subsidiaries is bound or under which Intec, Intec Parent or any Intec Subsidiary has any obligation, but excluding any Intec Contract relating to the Specified Business and Assets.

“Intec Disclosure Schedule” has the meaning set forth in Article 3.

“Intec Employee Plan” has the meaning set forth in Section 3.13(a).

“Intec Entities” has the meaning set forth in Section 3.12(a).

“Intec Foreign Plan” has the meaning set forth in Section 3.13(a).

“Intec IP Rights” means all Intellectual Property owned by any Intec Entity (or that is purported to be owned by any Intec Entity), whether in whole or in part.

“Intec Leases” has the meaning set forth in Section 3.9.

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“Intec Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Intec Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Intec, Intec Parent, and the Intec Subsidiaries, taken as a whole; or (b) the ability of Intec or Intec Parent (once a Party hereto) to consummate the Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) an Intec Material Adverse Effect: (i) conditions generally affecting the industries in which Intec and the Intec Subsidiaries participate or the United States, Israel, or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Intec, Intec Parent and the Intec Subsidiaries taken as a whole; (ii) any failure of Intec, Intec Parent or any Intec Subsidiary to meet internal projections or forecasts, third-party revenue or earnings predictions or any change in the price or trading volume of Intec Ordinary Shares or Intec Parent Common Stock (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or predictions or any change in stock price or trading volume thereof may constitute an Intec Material Adverse Effect and may be taken into account in determining whether an Intec Material Adverse Effect has occurred unless otherwise excluded hereunder); (iii) the execution, delivery, announcement or performance of the obligations under this Agreement (including the Domestication, the Specified Business and Assets Disposition, and any steps or actions reasonably taken in connection therewith), or the announcement, pendency or anticipated consummation of the Merger; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof, or any pandemics (including the coronavirus (COVID-19) pandemic), man-made disasters, natural disasters, acts of God or other force majeure event, or any escalation or worsening thereof; (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements; or (vi) any change in Intec Net Cash that results from operations in the Ordinary Course of Business.

“Intec Material Contract” has the meaning set forth in Section 3.10(a).

“Intec Net Cash” means, as determined with respect to the Intec Entities (on a consolidated basis, but to the extent that the Specified Business and Assets Disposition is effected by a sale of the entire outstanding share capital of Intec, excluding Intec for each of the following) in accordance with the Net Cash Accounting Policies (without duplication and without taking into account the proceeds of any Closing Financing Transaction): (a) the sum of such Intec Entities’ Cash and Cash Equivalents, as of the Determination Date (and including any Cash and Cash Equivalents raised pursuant to a Pre-Closing Financing Transaction); plus (b) to the extent not included in the Intec Entities’ Cash and Cash Equivalents, the proceeds of the Specified Business and Assets Disposition that are to be received after the Determination Date but no later than immediately after the Closing pursuant to the terms of the Specified Business Disposition Agreement (for the avoidance of doubt, amounts of Specified Business and Assets Disposition Escrow exceeding the Credited Specified Business and Assets Disposition Escrow, shall not be included in Intec Net Cash); plus (c) to the extent not included in the Intec Entities’ Cash and Cash Equivalents, the Reverse Break-Up Fee Escrow Amount, minus (d) the sum of (without duplication) (i) the Intec Entities’ accounts payable and accrued expenses (other than accrued expenses which are Intec Entity Transaction Expenses), the Intec Entities’ Indebtedness, and the Intec Entities’ other liabilities, in each case determined as of the Determination Date, plus (ii) any Intec Entity Transaction Expenses (including reasonable estimates of any such Transaction Expenses after the Determination Date), plus (iv) an amount equal to the value of all Additional Liabilities and Specified Business Closure Liabilities as determined pursuant to Section 4.6(c).

“Intec Options” means options to purchase Intec Ordinary Shares issued or granted by Intec under the Existing Intec Plan.

“Intec Ordinary Shares” has the meaning set forth in Section 3.4(a).

“Intec Outstanding Shares Certificate” has the meaning set forth in Section 1.12(a).

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“Intec Parent” has the meaning set forth in the Preamble.

“Intec Parent Board” means the board of directors of Intec Parent prior to the Effective Time.

“Intec Parent Common Stock” has the meaning set forth in Section 3.4(a).

“Intec Parent D&O Indemnification Agreements” has the meaning set forth in Section 8.12.

“Intec Parent Option Plan” means the option plan to be adopted by Intec Parent prior to the Effective Time.

“Intec Parent Options” means options to purchase Intec Parent Common Stock either assumed by Intec Parent as part of the Domestication or issued under the Intec Parent Option Plan.

“Intec Parent Outstanding Shares” means the total number of shares of Intec Parent Common Stock outstanding immediately prior to the Effective Time assuming, without limitation or duplication, the exercise of each Intec Parent Option outstanding as of the Effective Time, using the treasury stock method and each Intec Parent Warrant and (a) including any Intec Parent Common Stock issued pursuant to a Pre-Closing Financing Transaction, and (b) excluding any Intec Parent Common Stock issued or to be issued pursuant to the Closing Financing Transaction.

“Intec Parent Warrants” means warrants to purchase Intec Parent Common Stock assumed by Intec Parent in respect of the Intec Warrants.

“Intec Permits” has the meaning set forth in Section 3.11(b).

“Intec Pre-Closing Financing Transaction” means an equity financing transaction to be effected prior to the Effective Time, pursuant to which Intec would consummate an issuance of Intec Ordinary Shares (or, in the case that such equity financing is effected following the Domestication but prior to the Effective Time, Intec Parent would consummate an issuance of Intec Parent Common Stock), either pursuant to that certain Ordinary Shares Purchase Agreement dated December 2, 2019 between Intec and Aspire Capital Fund, LLC, an Illinois limited liability company, or by way of a private placement, pursuant to which an aggregate amount of up to US$10,000,000 may be raised, and provided that all liabilities arising in respect thereof shall be included in Intec Net Cash.

“Intec SEC Documents” shall have the meaning set forth in Section 3.5(a).

“Intec Service Providers” has the meaning set forth in Section 3.13(a).

“Intec Shareholder” means, prior to the Domestication becoming effective, each holder of Intec Ordinary Shares, and following the Domestication becoming effective, each holder of shares of Intec Parent Common Stock.

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“Intec Shareholder Matters” has the meaning set forth in Section 5.2(a).

“Intec Shareholders’ Meeting” has the meaning set forth in Section 5.2(a).

“Intec Shareholders’ Meeting Notice” has the meaning set forth in Section 5.1(a).

“Intec Subsidiaries” has the meaning set forth in Section 3.1(a).

“Intec Triggering Event” shall mean the occurrence of any of the following: (a) Intec shall have failed to include in the Proxy Statement the Intec Board Recommendation, (b) the Intec Board of Directors or any committee thereof shall have made an Intec Board Adverse Recommendation Change; (c) the Intec Board of Directors or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; or (d) any Intec Entity shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 4.5).

“Intec Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of Intec included in Intec’s Report on Form 6-K filed with the SEC for the period ended September 30, 2020.

“Intec Warrants” means the outstanding warrants to purchase Intec Ordinary Shares set forth in Section 3.4(a) of the Intec Disclosure Schedule.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including provisional applications, and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, and (d) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not, and any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world.

“Investor Agreements” shall have the meaning set forth in Section 5.15.

“ITA” means the Israel Tax Authority.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would have been actually aware of such fact had they made reasonable inquiry with respect to such matter. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such Knowledge has Knowledge of such fact or other matter.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

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“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq or the Financial Industry Regulatory Authority).

“Liability” shall mean any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP).

“Lock-up Agreements” has the meaning set forth in the Recitals.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.5(a)(ii).

“Merger Shares” means the shares of Intec Parent Common Stock to be issued in the Merger as the Merger Consideration.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Capital Stock” has the meaning set forth in Section 3.4(b).

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in clause (a).

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or a “multiple employer welfare arrangement,” within the meaning of Section 3(40) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in clause (a).

“Net Cash” means Decoy Net Cash or Intec Net Cash, as applicable.

“Net Cash Accounting Policies” means, GAAP, as applied on a consistent basis with the preparation of the Decoy Unaudited Annual Financials and the audited annual consolidated financial statements of Intec as included in the Intec SEC Documents, as applicable.

“Net Cash Calculation” has the meaning set forth in Section 1.6(a).

“Neutral Accounting Firm” means an independent accounting firm of nationally recognized standing that is not at the time it is to be engaged hereunder rendering services to either Party, or any Affiliate of either Party, and has not done so within the two (2) year period prior thereto.

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“Neutral IIA Expert” means a Person that is both (i) a Neutral Accounting Firm, and (ii) an expert in IIA grant liability matters.

“Ordinary Course of Business” means, in the case of each of Decoy and Intec and for all periods, such actions taken in the ordinary course of its normal operations and consistent with its past practices; provided, however, that during the Pre-Closing Period: (a) the Ordinary Course of Business of each Party shall also include any actions expressly required or permitted by this Agreement; (b) the Ordinary Course of Business for Decoy shall also include actions reasonably necessary or advisable in connection with preparing to become a Subsidiary of an SEC reporting company listed on the Nasdaq Capital Market; and (c) the Ordinary Course of Business for Intec shall also include actions reasonably necessary or advisable in connection with the Domestication, the Equity Financing Transaction and the Specified Business and Assets Disposition.

“Ordinary Shares” means ordinary shares of Intec with no par value.

“Outside Date” means the date that is 155 days following the delivery of the Decoy New Audited Financial Statements, as may be further extended in accordance with Section 9.1(b).

“Party” or “Parties” has the meaning set forth in the Recitals.

“Paycheck Protection Program” means the Paycheck Protection Program established by Title I of the CARES Act and the related regulations and guidance issued by the SBA.

“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.

“Person” means any individual, Entity or Governmental Body.

“PHSA” has the meaning set forth in Section 2.12(c).

“Post-Closing Plans” has the meaning set forth in Section 5.18(a).

“Pre-Closing Financing Transactions” means the Decoy Pre-Closing Financing Transaction and/or the Intec Pre-Closing Financing Transaction.

“Pre-Closing Period” has the meaning set forth in Section 4.1.

“Preferred Stock Conversion” has the meaning set forth in Section 7.4.

“Proxy Statement” means the proxy statement to be filed with the SEC and addressed to the Intec Shareholders in connection with the approval of the Intec Shareholder Matters and in connection with the Intec Shareholders’ Meeting.

“Receiving Party” has the meaning set forth in Section 1.6(b).

“Registration Statement” means a registration statement with respect to (a) the Merger Shares, and (b) the shares of Intec Parent Common Stock to be issued in connection with the Domestication, on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including a prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

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“Representatives” means directors, officers, other employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Required Decoy Stockholder Vote” has the meaning set forth in Section 2.2(b).

“Required Intec Entity Shareholder Votes” has the meaning set forth in Section 3.2(b).

“Required Intec Shareholder Vote” has the meaning set forth in Section 3.2(b).

“Required Merger Sub Stockholder Vote” has the meaning set forth in Section 3.2(b).

“Response Date” has the meaning set forth in Section 1.6(b).

“Retained Grant-Funded IP” means any Grant-Funded IP that it is retained by the Intec Entities as of immediately after Closing, provided that if the Specified Business and Assets Disposition is effected through a sale of the entire issued share capital of Intec, the Intec Entities for this purpose shall not include Intec.

“Reverse Split” means a reverse split of the Intec Ordinary Shares or the Intec Parent Common Stock pursuant to which two or more Intec Ordinary Shares or shares of Intec Parent Common Stock, as applicable, would be merged or combined and become one Intec Ordinary Share or share of Intec Parent Common Stock, as applicable.

“SAFE Conversion” has the meaning set forth in Section 1.5(f).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Specified Business and Assets” means the part of the business and assets of Intec and the Intec Subsidiaries as specified in Schedule C, and to the extent not expressly set forth on Schedule C, any other Grant-Funded IP.

“Specified Business Closure Liabilities” has the meaning set forth in Section 4.6(b).

“Specified Business and Assets Disposition” has the meaning set forth in Section 4.6(a).

“Specified Business and Assets Disposition Escrow” means amounts held in escrow or held back by the applicable purchaser in connection with the Specified Business and Assets Disposition.

“Subsidiary” means an Entity of which another Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

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“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of “Acquisition Transaction” being treated as references to 50% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement; and (b) is on terms and conditions that the Intec Board of Directors or the Decoy Board of Directors, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by the other Party to amend the terms of this Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to the Intec Shareholders or the Decoy Stockholders, as applicable, than the terms of the Transactions (taking into consideration whether such Acquisition Proposal is reasonably capable of being consummated, and whether any financing required by the Person or Persons making such offer is then fully committed and available).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest, whether disputed or not.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Terminating Intec Service Provider” has the meaning set forth in Section 5.18(b).

“Transaction Expenses” means, with respect to any Person, any costs, fees and expenses incurred by such Person or its Subsidiaries, or for which such Person or its Subsidiaries is liable, in connection with the negotiation, preparation and execution of the Agreement or any other Contract required hereby and the consummation of the Transactions and that are unpaid as of the Closing, including brokerage fees and commissions, finders’ fees or financial advisory fees, or any fees and expenses of counsel or accountants payable by such Person or its Subsidiaries and for the avoidance of doubt, including, in the case of Intec, any of the foregoing incurred in connection with the Specified Business and Assets Disposition, the Equity Financing Transactions, and the Domestication to the extent unpaid at the Determination Date.

“Transactions” means the Merger, the Preferred Stock Conversion, the SAFE Conversion, and the other transactions and actions contemplated by the Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 5.12(c).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended.

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Annex B

AGREEMENT AND PLAN OF MERGER (THE “AGREEMENT”)

AGREEMENT AND PLAN OF MERGER, dated as of April 27, 2021, by and between Intec Pharma Ltd., an Israeli company (the “Company” or “Intec Israel”), Intec Parent, Inc., a Delaware corporation (“Intec Parent”) and Domestication Merger Sub Ltd., an Israeli company and a wholly-owned subsidiary of Intec Parent (“Domestication Merger Sub”), all having their registered offices in 12 Hartom Street Har Hotzvim, Jerusalem, 9777512 Israel. Intec Israel, Intec Parent and Domestication Merger Sub are each referred to herein as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, Intec Israel and Domestication Merger Sub are companies duly organized and existing under the laws of the State of Israel;

WHEREAS, on March 15, 2021, Intec Israel, Intec Parent, Dillon Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Intec Parent (the “Merger Sub”), Domestication Merger Sub, a wholly-owned subsidiary of Intec Parent, and Decoy Biosystems, Inc., a Delaware corporation (“Decoy”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, following the merger of the Domestication Merger Sub with and into Intec Israel, with Intec Israel being the surviving entity and becoming a wholly-owned subsidiary of Intec Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Decoy, with Decoy being the surviving entity and a wholly-owned subsidiary of Intec Parent (the “Merger”).

WHEREAS, as set forth in the Merger Agreement, prior to the closing date of Merger, Intec Israel shall become a wholly-owned subsidiary of a Delaware corporation by Domestication Merger Sub (as the target company (“Chevrat Ha’Ya’ad”)) merging with and into Intec Israel (as the absorbing company (“HaChevra Ha’Koletet”)), with Intec Israel surviving the merger and becoming a wholly-owned subsidiary of Intec Parent by way and upon the terms and conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Israeli Companies Law 5759 – 1999 (the “Companies Law”), pursuant to which all activity, assets and liabilities of Domestication Merger Sub will be transferred to Intec Israel, Domestication Merger Sub will cease to exist and Intec Israel shall continue as the surviving company becoming a wholly-owned subsidiary of Intec Parent;

WHEREAS, in connection with the Domestication Merger, all Intec Israel ordinary shares, having no par value per share (the “Intec Israel Shares”), outstanding immediately prior to the Domestication Merger, will be exchanged, on a one-for-one basis, for shares of common stock, par value $0.01 of Intec Parent (“Intec Parent Common Stock”) and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent;

WHEREAS, Intec Israel’s board of directors believes, after considering various long- and short-term strategic alternatives, that the consummation of the Merger and Domestication Merger, including the transactions thereunder create more value for Intec Israel stakeholders;

WHEREAS, the board of directors of Intec Israel and Domestication Merger Sub have each (i) determined that considering the financial position of Intec Israel and Domestication Merger Sub, no reasonable concern exists that Intec Israel as the absorbing and surviving company will be unable to fulfill its obligations to its creditors, (ii) has determined that the Domestication Merger is fair to, and in the best interests of, Intec Israel and the shareholders of Intec Israel, (iii) has deemed advisable and approved this Agreement, the Domestication Merger, and the other actions contemplated by this Agreement, (iv) has determined to recommend that its shareholders vote to approve this Agreement the Domestication Merger, and the other actions contemplated by this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

1.	The Merger

a.	The Domestication Merger shall be executed in accordance with Sections 314 - 327 of the Companies Law and the Companies Regulations (Merger), 2000 promulgated thereunder, and shall be subject to the fulfillment of the Closing Conditions (as defined in Section 5 below).

b.	As soon as reasonably practicable after the execution of this Agreement, the Parties undertake to use their best efforts to perform all actions and obtain all documents and/or certificates as required to facilitate the successful consummation of Domestication Merger by this Agreement, such as required by law and/or agreement, including the following: (i) performance of all requisite action as set forth in Sections 314 – 327 of the Companies Law and the Companies Regulations (Merger), 2000 promulgated thereunder; (ii) fulfillment of the Closing Conditions (as defined hereinafter); and (iii) delivery of all required reports, notices and certificates to the Registrar of Companies of the State of Israel (the “Companies Registrar”), including the applicable merger proposal to be executed in accordance with Section 316 of the Companies Law (the “Merger Proposal”).

c.	Without derogating from the above, as soon as reasonably practicable after the execution of this Agreement the Parties shall prepare and file with the Israeli Income Tax Authority (the “ITA”) applications for the Tax Rulings (as defined below).

d.	The Domestication Merger shall be deemed to have been consummated on, and effective, subject to the fulfillment of the Closing Conditions set forth in Section 4, as of the date in which all the required approvals have been received by the Companies Registrar in accordance with this Agreement, the Companies Law and the regulations promulgated thereunder, and the receipt of merger certificate by the Companies Registrar (the “Domestication Merger Effective Date”).

e.	The Domestication Merger shall have the effects set forth in the Companies Law and this Agreement, and:

1)	without derogating from the provisions of Section 323 of the Companies Law, as of the Domestication Merger Effective Date, (i) all assets, liabilities, licenses, permissions, and agreements, including any tangible and intangible properties, rights, privileges, immunities and franchises, and (ii) all debts and liabilities, and (iii) all and every other interest or asset of any kind (including any intellectual property and good will whatsoever), of or belonging to or due to Domestication Merger Sub shall be deemed to have been transferred to and vested in Intec Israel without further act or deed.

2)	as of the Domestication Merger Effective Date, Domestication Merger Sub will cease to exist in accordance with Section 323(4) of the Companies Law, and Intec Israel shall continue as the surviving company.

f.	As of the Domestication Merger Effective Date, the articles of association of Intec Israel (as the surviving company) shall be replaced with the articles in the form attached hereto as Exhibit A, until duly amended as provided therein and by applicable law.

g.	The Parties shall take all actions necessary so that the directors of the board of Domestication Merger Sub immediately prior to the Domestication Merger Effective Date shall be appointed to serve as the sole directors of the board of directors of Intec Israel immediately following the Domestication Merger becoming effective, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be, in accordance with Intec Israel’s articles of association.

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2.	Consideration; Exchange Procedures

In connection with the Domestication Merger, all Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged, on a one-for-one basis, for shares of Intec Parent Common Stock, and all options and warrants to purchase Intec Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Intec Parent, as follows;

a.	Conversion of Intec Israel Shares. VStock Transfer, LLC shall act as exchange agent in the Domestication Merger (the “Exchange Agent”). In the event VStock Transfer, LLC is unable or unwilling to serve as Exchange Agent, or upon mutual agreement of Intec Israel and Intec Parent, on or prior to the Merger Effective Date, Intec Israel and Intec Parent shall agree upon and select a reputable bank, transfer agent or trust company to act as Exchange Agent in the Domestication Merger. At the Merger Effective Time, Intec Parent shall deposit with the Exchange Agent the aggregate number of book-entry shares of Intec Parent Common Stock in an amount which is equal to the number of Intec Israel Shares outstanding immediately prior to the Domestication Merger Effective Date, together with irrevocable instructions to the Exchange Agent to cause the Exchange Agent to deliver such shares of Intec Parent Common Stock as promptly as reasonably practicable upon receipt of the documents described herein. The book-entry shares of Intec Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund”.

b.	Promptly after the Domestication Merger Effective Date, Intec Parent shall cause the Exchange Agent to mail to the persons who were record holders of Intec Israel Shares immediately prior to the Domestication Merger Effective Date, as set forth on the shareholders ledger of the Exchange Agent: (i) a letter of transmittal in customary form; (ii) instructions for effecting the surrender of Intec Israel Share certificates in exchange for book-entry shares of Intec Parent Common Stock; and (iii) instructions for effecting the surrender of uncertificated Intec Israel Shares in exchange for book-entry shares of Intec Parent Common Stock. Upon surrender of the Intec Israel Shares to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent: (A) the holder of such Intec Israel Shares shall be entitled to receive in exchange therefor, on a one-for-one basis one or more book-entry shares of Intec Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 2.b; and (B) if applicable, upon delivery of Intec Parent Common Stock to the applicable holder in accordance with this Section 2.b, the Intec Israel Share certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.b of an Intec Israel Share certificate, each Intec Israel Share shall be deemed, from and after the Domestication Merger Effective Date, to represent only the right to receive shares of Intec Parent Common Stock. If any Intec Israel Share certificate been lost, stolen or destroyed, Intec Parent may, in its discretion and as a condition precedent to the delivery of any shares of Intec Parent Common Stock, require the owner of such lost, stolen or destroyed certificate to provide an applicable affidavit with respect to such Intec Israel Share certificate.

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c.	No dividends or other distributions declared or made with respect to shares of Intec Parent Common Stock with a record date after the Domestication Merger Effective Date shall be paid to the holder of any unsurrendered Intec Israel Share certificates with respect to the shares of Intec Parent Common Stock that such holder has the right to receive in the Domestication Merger until such holder surrenders such share certificate or an affidavit of loss or destruction in lieu thereof in accordance with this Section 2.b (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

d.	Any portion of the Exchange Fund that remains undistributed to holders of Intec Israel Shares six months after the Domestication Merger Effective Date shall be delivered to Intec Parent upon demand, and any holders of Intec Israel Shares who have not theretofore surrendered their Intec Israel Share certificates (if applicable) and/or delivered a letter of transmittal in accordance with this Section 2.b shall thereafter look only to Intec Parent for satisfaction of their claims for shares of Intec Parent Common Stock and any dividends or distributions with respect to shares of Intec Parent Common Stock.

e.	Intec Israel Shares Held by Intec Parent and Shares Held in Treasury. Each Intec Israel Share held in the treasury of Intec Israel or owned by Intec Parent immediately prior to the Merger Effective Date, if any, shall be canceled and retired without any conversion or consideration paid in respect thereof and shall cease to exist.

f.	Share Capital of Domestication Merger Sub. Each ordinary share, no par value, of Domestication Merger Sub issued and outstanding immediately prior to the Merger Effective Date shall be automatically and without further action converted into one (1) validly issued, fully paid and nonassessable ordinary share, no par value of Intec Israel (as the surviving company) and all such ordinary shares shall constitute the only outstanding share capital of the Intec Israel (as the surviving company). Each certificate evidencing ownership of such shares of Domestication Merger Sub immediately prior to the Merger Effective Date shall, as of the Merger Effective Date, evidence ownership of such shares of Intec Israel (as the surviving company).

g.	Intec Parent Stock Incentive Plan. Intec Parent shall adopt a new Incentive Option Plan that includes both US and Israeli tax provisions and that shall comply with and qualify under Section 102(b)(2) of the Ordinance (the “Intec Parent Israel Option Plan”). All options previously granted and outstanding to purchase Intec Israel Shares under the Amended and Restated 2015 Incentive Option Plan of Intec Israel (the “Existing Options”), shall be substituted with options to purchase shares of Intec Parent Common Stock (the “Substituted Options”), on a one-for-one basis, in a manner intended to comply with the requirements of Section 102 of the Ordinance and in accordance with the provisions of the Option Tax Ruling. The Intec Parent Israel Option Plan shall be filed for approval under Section 102(b)(2) of the Ordinance immediately following the Domestication Merger Effective Date. The per share exercise price of each Substituted Option shall be equal to the per share exercise price of each Existing Option. The term and vesting provisions of the Existing Options shall remain unchanged, and except as otherwise provided herein the terms of the Substituted Options shall be as specified in the Intec Parent Option Plan.

h.	Treatment of Warrants. All warrants outstanding to purchase Intec Israel Shares (the “Intec Warrants”) shall be substituted in accordance with their applicable terms to warrants to purchase shares of Intec Parent Common Stock (the “Substituted Warrants”), on a one-for-one basis. The per share exercise price of each Substituted Warrant shall be equal to the per share exercise price of each Intec Warrant.

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3.	Tax

As promptly as practicable following the date hereof, the Company shall prepare and, after coordinating in good faith with Decoy and its Israeli counsel, file with the ITA an application for a tax ruling (“Domestication Tax Ruling”) that will seek to determine that (i) with respect to holders of Intec Israel Shares and/or Intec Warrants that are non-Israeli residents (as defined in the Israel Income Tax Ordinance [New Version], 1961 (the “Income Tax Ordinance”) or as will be determined by the ITA), (A) exempting Intec Parent, Intec Israel and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger or clarifying that no such obligation exists, or (B) instructing Intec Parent, Intec Israel and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; and (ii) with respect to holders of Intec Israel Shares and/or Intec Warrants that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than Intec Israel Shares subject to Section 102 of the Ordinance) (x) exempting Intec Parent, Intec Israel and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger, or clarifying that no such obligation exists, or (y) instructing Intec Parent, Intec Israel and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied. The Company shall inform and update Decoy and its Israeli counsel of any correspondence, meetings, discussions and calls with the ITA with respect to the Domestication Tax Ruling. The final text of the Domestication Tax Ruling shall be subject to the approval of Decoy, such approval not to be unreasonably withheld, conditioned or delayed. If the Domestication Tax Ruling is not obtained each of Intec Israel, Intec Parent, the Exchange Agent and their respective agents (each, a “Payor”) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement (i.e. the shares of Intec Parent Common Stock) such amounts as are required to be deducted and withheld, if any, under applicable tax law. To the extent that amounts are so withheld and timely remitted to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding. To the extent that the Payor is obliged to withhold Israeli taxes, each Intec Israel shareholder (each, a “Payee”) shall provide the Payor with the amount in cash due with regards to such Israeli taxes prior to the Merger Effective Date. In the event that the Payee fails to provide the Payor with the full cash amount necessary to satisfy such Israeli taxes (as determined in the sole discretion of the applicable Payor) prior to the Merger Effective Date, the Payor shall be entitled to sell the Payee’s shares of Intec Parent Common Stock to the extent necessary to satisfy the full amount due with regards to such Israeli taxes (after taking into account any taxes due, if any, with respect to the sale of such Intec Parent Common Stock). Each Payee hereby waives, releases and absolutely and forever discharges the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of the shares of Intec Parent Common Stock otherwise deliverable to such Payee in compliance with the withholding requirements under this section. In addition to the Domestication Tax Ruling, Company shall obtain the Option Tax Ruling (as such term is defined in the Merger Agreement) (the “Option Tax Ruling”, and together with the Domestication Tax Ruling, the “Tax Rulings”).

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4.	Closing Conditions

a.	The consummation of the Domestication Merger shall be subject to receipt of all the rulings, consents and approvals as listed in this Section 4 (the “Closing Conditions”). The Parties shall be permitted to waive any such Closing Condition provided, however, such Closing Condition is not required by applicable law:

1)	the Domestication Tax Ruling has been obtained;

2)	the Option Tax Ruling has been obtained.

3)	the conditions to the consummation of the Merger, other than the consummation of the Domestication Merger and those other conditions which by their nature shall only be satisfied on closing of the Merger, shall have been satisfied or waived by the party to the Merger Agreement entitled to waive such condition;

4)	Intec Parent has approved and adopted an amendment of its certificate of incorporation and bylaws (to be effective upon the consummation of the Domestication Merger), in accordance with the charters attached hereto as Exhibit B and Exhibit C.

5)	the shareholders of Intec Israel and Domestication Merger Sub shall have approved this Agreement and the Domestication Merger, as required by the Companies Law;

6)	Intec Israel has received the approval and/or consent of any other third party (including financial institutions), if and as required for the consummation of the Domestication Merger under any agreement and/or law;

7)	at least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar, and at least thirty (30) days shall have elapsed after receipt of approval of the shareholders of Intec Israel and Domestication Merger Sub; and

8)	Intec Israel (as the absorbing company) shall have received the merger certificate from the Companies Registrar in accordance with Section 323(5) of the Companies Law.

b.	The Parties shall use their reasonable best efforts and cooperate as required to fulfill, as promptly as practicable after the date of this Agreement, all the Closing Conditions required in connection with the Domestication Merger, and for such purpose they shall contact all relevant entities and/or authorities, and likewise provide information and execute undertakings customarily requested by such entities and/or authorities as condition for approvals, including by filing a notice with the Israel Innovation Authority (“IIA”) and have Intec Parent execute the standard undertaking required by the IIA. In addition, the Parties hereunder shall update each other on an ongoing basis as to any material development or setback in this regard.

5.	Miscellaneous

a.	The preamble of this Agreement constitutes an inseparable part hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes,” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation”.

b.	This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

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c.	This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement. For avoidance of doubt, the Parties may by mutual written consent advance or extend the time for the performance of any of the obligations or other acts stipulated under this agreement.

d.	No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

e.	All taxes, tariffs, fees and other expenses levied by law in connection with this Agreement and/or its execution shall be paid by the Party upon which such tax, tariff, fee or other expense was levied.

f.	Any dispute arising under or in relation to this Agreement shall be resolved in, and the sole and exclusive jurisdiction shall be with, the competent court located in Tel Aviv-Jaffa, and each of the parties hereby submits irrevocably to the jurisdiction of such courts. This Agreement shall be solely governed by, and construed in accordance with, the laws of the State of Israel.

g.	This Agreement is not intended to and shall not confer upon any person or entity other than the Parties hereto any rights or remedies hereunder

h.	If any term or other provision of this Agreement or the application hereof is declared invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any Party. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree that they shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

i.	The Parties hereto undertake to take any supplementary action and/or execute any other instrument reasonably required of them for the purpose of implementing this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF the Parties have signed this Agreement as of the date first hereinabove set forth.

INTEC PHARMA LTD.

By:	/s/ Jeffrey Meckler

Name:	Jeffrey Meckler

Title:	Director

INTEC PARENT, INC.

By:	/s/ Jeffrey Meckler

Name:	Jeffrey Meckler

Title:	Director

DOMESTICATION MERGER SUB LTD.

By:	/s/ Jeffrey Meckler

Name:	Jeffrey Meckler

Title:	Director

[Signature Page of Domestication Merger Agreement]

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Exhibit A

Form of Amended and Restated Articles

9

Exhibit B

Form of Amended and Restated COI

10

Exhibit C

Form of Amended and Restated Bylaws

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Annex C

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTEC PARENT, INC.

Intec Parent, Inc., a corporation hereby organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

A. The Corporation was originally incorporated under the name of Intec Parent, Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 24, 2021.

B. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

C. The certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE II

The name of the Corporation is Intec Parent, Inc.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1007 North Orange Street, 10th Floor, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is MWE Corporate Services, LLC.

ARTICLE IV

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE V

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 205 million shares, consisting of (a) 200 million shares of common stock, $0.01 par value per share (“Common Stock”), and (b) 5 million shares of undesignated preferred stock, $0.01 par value per share (“Preferred Stock”). The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

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A. Common Stock.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon, without a separate class vote.

3. Dividends. Dividends may be declared and paid on the Common Stock as and when determined by the Board of Directors subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B. Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. The Board of Directors is authorized to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote thereon, without a separate class vote of the holders of Preferred Stock, or any separate series votes of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock certificate of designations.

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ARTICLE VI

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number of Directors; Election. The number of directors of the Corporation shall be established solely by resolution of the Board of Directors. Election of directors need not be by written ballot, except to the extent provided in the Bylaws of the Corporation (the “Bylaws”).

C. Classes of Directors. The Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign directors already in office to Class I, Class II or Class III.

D. Terms of Office; Vacancies.

1. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

2. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Any newly created directorships or decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as is practicable; provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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E. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors shall constitute a quorum of the Board of Directors for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

F. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

G. Advance Notice Bylaws. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

ARTICLE VII

To the full extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duties as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. No amendment to or repeal of this provision, nor the adoption of any provision of the Corporation’s certificate of incorporation inconsistent herewith, shall eliminate or in any way increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of inconsistent provision.

ARTICLE VIII

A. No Stockholder Action by Written Consent. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

B. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer of the Corporation, or the president of the Corporation (in the absence of a chief executive officer), and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

C. No Cumulative Voting. There shall be no cumulative voting by the stockholders.

D. Amendments to Bylaws. In furtherance and not in limitation of the powers conferred upon it by the DGCL, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, without a separate class vote.

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ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the full extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation, or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware; provided, however, that the provisions of this Article IX shall not apply to any actions brought under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

To the full extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE IX.

ARTICLE X

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the full extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

* * * * *

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on _______________, 2021.

INTEC PARENT, INC.

By:
Name:
Title:

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Annex D

AMENDED AND RESTATED BYLAWS
OF
INTEC PARENT, INC.

These bylaws of Intec Parent, Inc. (the “Corporation”) were adopted as of [●], 2021 (these “Bylaws”).

ARTICLE 1

CORPORATE OFFICES

1.1 REGISTERED OFFICE.

The registered office of the Corporation shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”).

1.2 OTHER OFFICES.

The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 ANNUAL MEETING.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. Written notice of the annual meeting shall be provided in accordance with Section 2.6 of these Bylaws.

2.3 SPECIAL MEETING.

Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the stockholders may be called at any time by the Board, chairperson of the Board, chief executive officer of the Corporation, or president of the Corporation (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons.

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No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

2.4 ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these Bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these Bylaws.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or (y) with respect to the first annual meeting held after the Corporation’s initial public offering of its shares pursuant to a registration statement on Form S-4, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

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(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the secretary of the Corporation shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, without limitation, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including, without limitation, due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F) (x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons, (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including, without limitation, their names), and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

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(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including, without limitation, their names) in connection with the proposal of such business by such stockholder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (E) a representation whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal, and (F) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(d) For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

(e) A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, the Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(f) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

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(g) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.4. The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j) Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

2.5 ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including, without limitation, by any committee or persons appointed by the Board, or (ii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.

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(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.4(b) of these Bylaws) thereof in writing and in proper form to the secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(i) of these Bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the secretary of the Corporation shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i) of these Bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure in clause (L) of Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.4(e) of these Bylaws), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (D) a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (E) a representation whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination, and (F) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(g); and

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(iv) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. If the Board determines that the proposed nominee is not independent under the Applicable Independence Standards, the proposed nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(d) For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(g) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

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(h) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(i) Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed nomination, such proposed nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

2.6 NOTICE OF STOCKHOLDERS’ MEETINGS.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice shall be deemed given in any manner permitted by the DGCL. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission (as defined in the DGCL), as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8 QUORUM.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) a majority in voting power of the stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.9 ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

2.10 CONDUCT OF BUSINESS.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

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Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

2.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

2.13 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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2.14 PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of electronic transmission which sets forth or is submitted with information from which it can be determined that the means of electronic transmission was authorized by the stockholder.

2.15 LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

2.16 POSTPONEMENT AND CANCELLATION OF MEETING.

Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting.

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2.17 INSPECTORS OF ELECTION.

Before any meeting of stockholders, the Board shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Such inspectors shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE 3

DIRECTORS

3.1 POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) director. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Except as provided in Section 3.4 of these Bylaws, each director, including, without limitation, a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, and a vice chairperson of the Board. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors. If so provided in the Certificate of Incorporation, the directors of the Corporation shall be divided into three (3) classes.

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3.4 RESIGNATION AND VACANCIES.

(a) Any director of the Corporation may resign at any time, by giving written notice to the chairperson of the Board, the Corporation’s chief executive officer, president or secretary. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors so resigns and the resignation is effective at a future date, such vacancy or vacancies shall be filled as provided herein, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

(b) Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Any newly created directorships or decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as is practicable; provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of teleconference, video conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board; provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

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3.7 SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

Notice of the time and place of special meetings shall be:

  (i) delivered personally by hand, by courier or by telephone;

  (ii) sent by United States first-class mail, postage prepaid;

  (iii) sent by facsimile; or

  (iv) sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or (c) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting or such shorter period of time as sufficient for the convenient assembly of the directors so notified. If the notice is sent by United States mail, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 QUORUM.

The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board pursuant to Section 3.2 of these Bylaws shall constitute a quorum of the Board for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 BOARD ACTION BY CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

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ARTICLE 4

COMMITTEES

4.1 COMMITTEES OF DIRECTORS.

The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

4.2 COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

  (i) Section 3.5 of these Bylaws (place of meetings and meetings by telephone);

  (ii) Section 3.6 of these Bylaws (regular meetings);

  (iii) Section 3.7 of these Bylaws (special meetings and notice);

  (iv) Section 3.8 of these Bylaws (quorum);

  (v) Section 7.12 of these Bylaws (waiver of notice); and

  (vi) Section 3.9 of these Bylaws (action without a meeting),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(1) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(2) special meetings of committees may also be called by resolution of the Board; and

(3) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

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ARTICLE 5

OFFICERS

5.1 OFFICERS.

The officers of the Corporation may be a chairperson, president, treasurer and a secretary. The Corporation may also have, at the discretion of the Board, a chief executive officer, a chief financial officer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS.

The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

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5.5 VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.3 of these Bylaws.

5.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The chairperson of the Board, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all securities of any other entity or entities standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so designated by the Board, as provided in this Section 5.7 or as may otherwise generally pertain to their respective offices, subject to the control of the Board. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board, the Board may delegate his powers or duties to any other officer or to any director for the time being.

(a) Chairperson. The chairperson of the Board shall be a member of the Board and, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by these Bylaws. The chairperson may hold any other office of the Corporation and if there is no president or chief executive officer of the Corporation as a result of the death, resignation or removal of such officer, then the chairperson may serve in an interim capacity as the president or chief executive officer until the Board shall appoint a new president or chief executive officer.

(b) President. The president shall be the chief executive officer of the Corporation unless otherwise determined by the Board. It shall be the president’s duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board. The president shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed and shall have the general duties and powers of supervision and management usually vested in the office of the president of a Corporation.

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(c) Vice President. The vice presidents, in the order designated by the Board, shall be vested with all powers and required to perform all the duties of the president in the president’s absence or disability and shall perform such other duties as may be prescribed by the Board.

(d) Treasurer. The treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, executive committee or president, taking proper vouchers for such disbursements, and shall render to the president and Board, whenever they may require it, an account of all his transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board next preceding the annual stockholders’ meeting, a like report for the preceding year. The treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board may prescribe. The treasurer shall give the Corporation a bond, if required by the Board, in such sum and in form and with security satisfactory to the Board for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. The treasurer shall perform such other duties as the Board or executive committee may from time to time prescribe or require.

(e) Secretary. The secretary shall attend all meetings of the Corporation, the Board, and any committees of the Board. The secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The secretary shall give proper notice of meetings of stockholders and Board and shall perform such other duties as shall be assigned by the president or the Board.

ARTICLE 6

RECORDS AND REPORTS

6.1 MAINTENANCE OF RECORDS.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

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ARTICLE 7

GENERAL MATTERS

7.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

7.2 STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 SPECIAL DESIGNATION ON CERTIFICATES.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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7.4 LOST CERTIFICATES.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.6 DIVIDENDS.

The Board, subject to any restrictions contained in either (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.7 FISCAL YEAR.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.8 SEAL.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.9 TRANSFER OF STOCK.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.10 STOCK TRANSFER AGREEMENTS.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.11 REGISTERED STOCKHOLDERS.

The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12 WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

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ARTICLE 8

INDEMNIFICATION AND ADVANCEMENT

8.1 RIGHT TO INDEMNIFICATION.

Each person who was or is a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), including without limitation Proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

8.2 RIGHT OF CLAIMANT TO BRING SUIT.

If a claim under Section 8.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, the stockholders or the Corporation’s independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, the stockholders or the Corporation’s independent legal counsel) that the claimant had not met such applicable standard of conduct, shall create a presumption that claimant had not met the applicable standard of conduct.

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8.3 NON-EXCLUSIVITY OF RIGHTS.

The rights conferred by Sections 8.1 and 8.2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

8.4 INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE 9

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation and the DGCL, the Board is expressly empowered to adopt, amend or repeal these Bylaws. The stockholders also shall have power to adopt, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

* * * * *

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Annex E

INTEC PARENT, INC.

2021 STOCK INCENTIVE PLAN

(dated as of [●], 2021)

Unless otherwise defined, terms used herein shall have the meaning ascribed to them in Section 2 hereof.

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1. Purpose. The purpose of this 2021 Stock Incentive Plan (as amended, this “Plan”) is to afford an incentive to Service Providers of Intec Parent, Inc., a corporation incorporated under the laws of the State of Delaware (together with any successor corporation thereto, the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or acquired by the Company or its Affiliates, to continue as Service Providers, to increase their efforts on behalf of the Company or its Affiliates and to promote the success of the Company’s business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of Shares or restricted Shares (“Restricted Stock”) of the Company, and by the grant of options to purchase Shares (“Options”), Restricted Stock Units (“RSUs”) and other Share-based Awards pursuant to Sections 11 through 13 of this Plan. In addition, Awards may be granted to Service Providers under this Plan as donations, for any purpose that the Board finds appropriate, at its discretion.

1.2. Types of Awards. This Plan is intended to enable the Company to issue Awards under various tax regimes, including:

(i)	pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israeli Income Tax Authority (the “ITA”), including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”);

(ii)	pursuant to Section 3(9) of the Ordinance or the corresponding provision of any subsequently enacted statute, as amended from time to time (such Awards, “3(9) Awards”);

(iii)	Incentive Stock Options within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted United States federal tax statute, as amended from time to time, to be granted to Employees who are deemed to be residents of the United States, for purposes of taxation, or are otherwise subject to U.S. Federal income tax (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as an incentive stock option within the meaning of Section 422(b) of the Code, “Incentive Stock Options”); and

(iv)	Awards not intended to be (as set forth in the Award Agreement) or which do not qualify as an Incentive Stock Option (“Nonqualified Stock Options”).

In addition to the issuance of Awards under the relevant tax regimes in the United States of America and the State of Israel, and without derogating from the generality of Section 25, this Plan contemplates issuances to Grantees in other jurisdictions or under other tax regimes with respect to which the Committee is empowered, but is not required, to make the requisite adjustments in this Plan and set forth the relevant conditions in an appendix to this Plan or in the Company’s agreement with the Grantee in order to comply with the requirements of such other tax regimes.

1.3. Company Status. This Plan contemplates the issuance of Awards by the Company, both as a private and public company.

1.4. Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law, rule or regulation which are relied upon for tax relief in respect of a particular Award to a Grantee, the Committee is empowered, but is not required, hereunder to determine that the provisions of such law, rule or regulation shall prevail over those of this Plan and to interpret and enforce such prevailing provisions.

2. DEFINITIONS.

2.1. Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.

2.2. Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.3. Affiliate” shall mean, (i) with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person (with the term “control” or “controlled by” within the meaning of Rule 405 of Regulation C under the Securities Act), including, without limitation, any Parent or Subsidiary, or (ii) for the purpose of 102 Awards, “Affiliate” shall only mean an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.5. “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company’s shares of capital stock are then traded or listed.

2.6. Award” shall mean any Option, Restricted Stock, RSUs or any other Share-based award granted under this Plan.

2.7. “Board” shall mean the Board of Directors of the Company.

2.8. “Code” shall mean the United States Internal Revenue Code of 1986, and any applicable regulations promulgated thereunder, all as amended.

2.9. “Committee” shall mean a committee established or appointed by the Board to administer this Plan, subject to Section 3.1. To the extent required to comply with the provisions of Rule 16b-3 of the Exchange Act, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3 of the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

2.10. “Controlling Stockholder” shall have the meaning set forth in Section 32(9) of the Ordinance.

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2.11. “Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity or to perform the major duties of the Grantee’s position with the Company or its Affiliates by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months (or such other period as determined by the Committee), as determined by a qualified doctor acceptable to the Company, (ii) if applicable, a “permanent and total disability” as defined in Section 22(e)(3) of the Code or Section 409A(a)(2)(c)(i) of the Code, as amended from time to time with respect to Incentive Stock Options, or (iii) as defined in a policy of the Company that the Committee has taken written action to make applicable to this Plan, or that makes reference to this Plan, for purposes of this definition.

2.12. “Employee” shall mean any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Company or any of its Affiliates (and in the case of 102 Awards, subject to Section 9.3 or in the case of Incentive Stock Options, who is an employee for purposes of Section 422 of the Code); provided, however, that neither service as a director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of a person’s rights, if any, under this Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

2.13. “employment”, “employed” and words of similar import shall be deemed to refer to the employment of Employees or to the services of any other Service Provider, as the case may be.

2.14. “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.15. “exercise”, “exercised” and words of similar import, when referring to an Award that does not require exercise or that is settled upon vesting (such as may be the case with RSUs or Restricted Stock, if so determined in their terms), shall be deemed to refer to the vesting of such an Award (regardless of whether or not the wording included reference to vesting of such an Awards explicitly).

2.16. “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof (including any acceleration thereof, if any) and subject to the termination provisions hereof.

2.17. “Exercise Price” shall mean the exercise price for each Share covered by an Option or the purchase price for each Share covered by any other Award.

2.18. “Fair Market Value” shall mean, as of any date, the value of a Share or other property as determined by the Board, in its discretion, subject to the following: (i) if, on such date, the Shares are listed on any securities exchange, the closing sales price per Share on which the Shares are principally traded on such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Company deems reliable; (ii) if, on such date, the Shares are then quoted in an over-the-counter market, the average of the closing bid and asked prices for the Shares in that market on such date, or if there are no bid and asked prices on such date, the last day preceding such date on which there are bid and asked prices, as reported in The Wall Street Journal or such other source as the Company deems reliable; or (iii) if, on such date, the Shares are not then listed on a securities exchange or quoted in an over-the-counter market, or in case of any other property, such value as the Committee, in its sole discretion, shall determine, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable; provided, however, that the Committee shall have the right to change the manner in which Fair Market Value of the Shares is determined consistent with the applicable requirements of and subject to Section 409A of the Code, and with respect to Incentive Stock Options, in a manner that satisfies the applicable requirements of and subject to Section 422 of the Code, subject to Section 422(c)(7) of the Code. If the Shares are listed or quoted on more than one established stock exchange or over-the-counter market, the Committee shall determine the principal such exchange or market and utilize the price of the Shares on that exchange or market (determined as per the method described in clauses (i) or (ii) above, as applicable) for the purpose of determining Fair Market Value.

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2.19. “Grantee” shall mean a person who has been granted an Award(s) under this Plan.

2.20. “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.

2.21. “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable and for purposes of Incentive Stock Options, that is a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

2.22. “Retirement” shall mean a Grantee’s retirement as required pursuant to Applicable Law or in accordance with any definition of retirement adopted by the Committee based on years of service, age or both.

2.23. “Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, all as amended from time to time.

2.24. “Service Provider” shall mean an Employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any Parent, Subsidiary or other Affiliate thereof. Service Providers shall include prospective Service Providers to whom Awards are granted in connection with written offers of an employment or other service relationship with the Company or any Parent, Subsidiary or any other Affiliates thereof, provided, however, that such employment or service shall (i) with respect to Israeli Service Providers, have actually commenced, and (ii) with respect to non-Israeli Service Providers, have actually commenced within twelve months of the offer. Notwithstanding the foregoing, unless otherwise determined by the Committee, each Service Provider shall be an “employee” as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto).

2.25. “Share(s)” shall mean share(s) of Common Stock, par value $ 0.01 of the Company (as adjusted for stock split, reverse stock split, bonus shares, combination or other recapitalization events), or shares of such other class of stock of the Company as shall be designated by the Board in respect of the relevant Award(s). “Shares” include any securities or property issued or distributed with respect thereto.

2.26. “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable and for purposes of Incentive Stock Options, that is a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.27. “Ten Percent Stockholder” shall mean a Grantee who, at the time an Award is granted to the Grantee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, within the meaning of Section 422(b)(6) of the Code.

2.28. “Trustee” shall mean the trustee appointed by the Committee to hold the Awards (and, in relation with 102 Awards, approved by the ITA), if so appointed.

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2.29. Other Defined Terms. The following terms shall have the meanings ascribed to them in the Sections set forth below:

Term	Section
102 Awards	1.2(i)
102 Capital Gains Track Awards	9.1
102 Non-Trustee Awards	9.2
102 Ordinary Income Track Awards	9.1
102 Trustee Awards	9.1
3(9) Awards	1.2(ii)
Award Agreement	6
Cause	6.6.4.4
Charter Documents	3.1
Company	1.1
Effective Date	24.1
Election	9.2
Eligible 102 Grantees	9.3.1
Incentive Stock Options	1.2(iii)
ITA	1.1(i)
Market Stand-Off	17.1
Market Stand-Off Period	17.1
Merger/Sale	14.2
Nonqualified Stock Options	1.2(iv)
Plan	1.1
Recapitalization	14.1
Required Holding Period	9.5
Restricted Period	11.2
Restricted Stock Agreement	11
Restricted Stock Unit Agreement	12
Restricted Stock	1.1
RSUs	1.1
Rules	1.1(i)
Securities	17.1
Stockholders Agreements	16.2
Successor Corporation	14.2.1
Withholding Obligations	18.5

3. ADMINISTRATION.

3.1. To the extent permitted under Applicable Law, the Company’s Certificate of Incorporation, the Bylaws and any other governing document of the Company (collectively, as amended from time to time, the “Charter Documents”), this Plan shall be administered by the Committee. In the event that the Board does not appoint or establish a committee to administer this Plan, this Plan shall be administered by the Board and, accordingly, any and all references herein to the Committee shall be construed as references to the Board. In the event that an action necessary for the administration of this Plan is required under Applicable Law to be taken by the Board without the right of delegation, or if such action or power was explicitly reserved by the Board in appointing, establishing and empowering the Committee, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board. Even if such a Committee was appointed or established, the Board may take any actions that are stated to be vested in the Committee, and shall not be restricted or limited from exercising all rights, powers and authorities under this Plan or Applicable Law.

3.2. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee, however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law or any Charter Documents. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable and subject to mandatory requirements of Applicable Law.

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3.3. Subject to the terms and conditions of this Plan, any mandatory provisions of Applicable Law and any provisions of any Company policy required under mandatory provisions of Applicable Law, and in addition to the Committee’s powers contained elsewhere in this Plan, the Committee shall have full authority, in its sole discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:

(i)	the Service Providers who shall receive Awards from time to time,

(ii)	terms and provisions of Award Agreements (which need not be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award and the class of Shares underlying each Award (if more than one class was designated by the Board),

(iii)	the time or times at which Awards shall be granted,

(iv)	the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired upon the exercise or (if applicable) vesting thereof, including, without limitation, (1) designating Awards under Section 1.2; (2) the vesting schedule, the acceleration thereof and terms and conditions upon which Awards may be exercised or become vested, (3) the Exercise Price, (4) the method of payment for Shares purchased upon the exercise or (if applicable) vesting of the Awards, (5) the method for satisfaction of any tax withholding obligation arising in connection with the Awards or such Shares, including by the withholding or delivery of Shares, (6) the time of the expiration of the Awards, (7) the effect of the Grantee’s termination of employment with the Company or any of its Affiliates, and (8) all other terms, conditions and restrictions applicable to the Award or the Shares not inconsistent with the terms of this Plan,

(v)	to accelerate, continue, extend or defer the exercisability of any Award or the vesting thereof, including with respect to the period following a Grantee’s termination of employment or other service,

(vi)	the interpretation of this Plan and any Award Agreement and the meaning, interpretation and applicability of terms referred to in Applicable Law,

(vii)	policies, guidelines, rules and regulations relating to and for carrying out this Plan, and any amendment, supplement or rescission thereof, as it may deem appropriate,

(viii)	to adopt supplements to, or alternative versions of, this Plan, including, without limitation, as it deems necessary or desirable to comply with the laws of, or to accommodate the tax regime or custom of, foreign jurisdictions whose citizens or residents may be granted Awards,

(ix)	the Fair Market Value of the Shares or other property,

(x)	the tax track (capital gains, ordinary income track or any other track available under the Section 102 of the Ordinance) for the purpose of 102 Awards,

(xi)	the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares,

(xii)	the amendment, modification, waiver or supplement of the terms of each outstanding Award (with the consent of the applicable Grantee, if such amendment materially and adversely affects the Grantee’s rights under the Award (other than as a result of an adjustment or exercise of rights in accordance with Section 14)) unless otherwise provided under the terms of this Plan,

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(xiii)	to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable to the extent not inconsistent with the provisions of this Plan or Applicable Law,

(xiv)	establish rules or procedures with respect to provisions under this Plan, including but not limited to Section 25 hereunder,

(xv)	delegate authority to act on the Committee’s behalf under Section 3.8, and

(xvi)	any other matter which is necessary or desirable for, or incidental to, the administration of this Plan and any Award thereunder.

3.4. The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States of America or the State of Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of this Plan but without amending this Plan.

3.5. The Board and the Committee shall be free at all times to make such determinations and take such actions as they deem fit. The Board and the Committee need not take the same action or determination with respect to all Awards, with respect to certain types of Awards, with respect to all Service Providers or any certain type of Service Providers and actions and determinations may differ as among the Grantees, and as between the Grantees and any other holders of securities of the Company.

3.6. All decisions, determinations, and interpretations of the Committee, the Board and the Company under this Plan shall be final and binding on all Grantees (whether before or after the issuance of Shares pursuant to Awards), unless otherwise determined by the Committee, the Board or the Company, respectively, in its sole discretion. The Committee shall have the authority (but not the obligation) to determine the interpretation and applicability of Applicable Law to any Grantee or any Awards. No member of the Committee or the Board shall be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

3.7. Any officer or authorized signatory of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided such person has apparent authority with respect to such matter, right, obligation, determination or election. Such person or authorized signatory shall not be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

3.8 Subject to any requirements of Applicable Law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to non-Israeli Service Providers and to exercise such other powers under the Plan as the Company may determine, provided that the Committee shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company by Rule 16a-1(f) under the Exchange Act. Any decision, determination or interpretation taken by an officer within the scope of a delegation of authority shall be treated as if taken by the Committee.

4. ELIGIBILITY.

Awards may be granted to Service Providers of the Company or any Affiliate thereof, taking into account, at the Committee’s discretion and without an obligation to do so, the qualification under each tax regime pursuant to which such Awards are granted, subject to the limitation on the granting of Incentive Stock Options set forth in Section 8.1. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. However, eligibility in accordance with this Section 4 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

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Awards may differ in number of Shares covered thereby, the terms and conditions applying to them or on the Grantees or in any other respect (including, that there should not be any expectation (and it is hereby disclaimed) that a certain treatment, interpretation or position granted to one shall be applied to the other, regardless of whether or not the facts or circumstances are the same or similar).

5. SHARES.

5.1. The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be the 7,459,852 Shares; provided, however that the Share Reserve will increase on January 1st of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2024 (each, an “Evergreen Date”), in an amount equal to the lesser of (i) 3% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) such lesser number of shares of Common Stock as determined to be appropriate by the Committee in its sole discretion. In no event shall more than 7,459,852 Shares be available for issuance pursuant to the exercise of Incentive Stock Options. The number of Shares reserved under the Pool and available for the grant of Incentive Stock Options shall be subject to adjustment under Section 14.1 below.

5.2. Any Shares (a) underlying an Award granted hereunder that has expired, or was cancelled, terminated, forfeited or, repurchased or settled in cash in lieu of issuance of Shares or otherwise, for any reason, without having been exercised; (b) if permitted by the Company, tendered to pay the Exercise Price of an Award, or withholding tax obligations with respect to an Award; or (c) if permitted by the Company, subject to an Award that are not delivered to a Grantee because such Shares are withheld to pay the Exercise Price of such Award, or withholding tax obligations with respect to such Award; shall automatically, and without any further action on the part of the Company or any Grantee, again be available for grant of Awards and Shares issued upon exercise of (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated or unless the Board determines otherwise). Such Shares may, in whole or in part, be authorized but unissued Shares, treasury stock (dormant shares) or otherwise Shares that shall have been or may be repurchased by the Company (to the extent permitted pursuant to Applicable Law).

5.3. Substitute Awards granted pursuant to Section 14.4 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.4. Any Shares under the Pool that are not subject to outstanding or exercised Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan.

5.5. Notwithstanding any provision to the contrary in the Plan, the Committee may establish total cash and equity compensation for non-employee members of the Board from time to time, subject to the limitations in the Plan. The Committee will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee member of the Board as compensation for services as a non-employee member of the Board during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the fiscal year of a non-employee member’s initial service as a non-employee member of the Board or the board of directors of the Company’s predecssors. The Committee may make exceptions to this limit for individual non-employee members of the Board in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee member of the Board receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee members of the Board.

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6. TERMS AND CONDITIONS OF AWARDS.

Each Award granted pursuant to this Plan shall be evidenced by a written or electronic agreement between the Company and the Grantee or a written or electronic notice delivered by the Company (the “Award Agreement”), in substantially such form or forms and containing such terms and conditions, as the Committee shall from time to time approve. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this Plan (except for any provisions applying to Awards under different tax regimes), unless otherwise specifically provided in such Award Agreement, or the terms referred to in other Sections of this Plan applying to Awards under such applicable tax regimes, or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.

6.1. Number of Shares. Each Award Agreement shall state the number of Shares covered by the Award.

6.2. Type of Award. Each Award Agreement may state the type of Award granted thereunder, provided that the tax treatment of any Award, whether or not stated in the Award Agreement, shall be as determined in accordance with Applicable Law.

6.3. Exercise Price. Each Award Agreement shall state the Exercise Price, if applicable, which shall be subject to adjustment as provided in Section 14 hereof.

6.4. Manner of Exercise. An Award may be exercised, as to any or all Shares as to which the Award has become exercisable, by written notice delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the Chief Financial Officer of the Company or to such other person as determined by the Committee, or in any other manner as the Committee shall prescribe from time to time, specifying the number of Shares with respect to which the Award is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time, subject to the last sentence of this Section), accompanied by payment of the aggregate Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise, either in (i) cash, (ii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee, (iii) if the Company’s stock is listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company or the Trustee, or (iv) in such other manner as the Committee shall determine, which may include procedures for cashless exercise. For as long as the Company’s stock is not listed for trading on any securities exchange or over-the-counter market and unless the Committee determines otherwise, a Grantee may not exercise Awards unless the aggregate Exercise Price thereof is equal to or in excess of the lower of: (a) the aggregate Exercise Price for all Shares as to which the Award has become exercisable at such time; or (b) US $5,000.

6.5 Term and Vesting of Awards.

6.5.1 Each Award Agreement shall provide the vesting schedule for the Award as determined by the Committee. The Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Award Agreement, and subject to Sections 6.6 and 6.7 hereof, Awards shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Shares covered by the Award, on the first anniversary of the vesting commencement date determined by the Committee (and in the absence of such determination, of date on which such Award was granted), and six and one-quarter percent (6.25%) of the Shares covered by the Award at the end of each subsequent three-month period thereafter over the course of the following three (3) years; provided that the Grantee remains continuously as a Service Provider of the Company or its Affiliates throughout such vesting dates.

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6.5.2 The Award Agreement may contain performance goals and measurements (which, in case of 102 Awards, shall, if then required, be subject to obtaining a specific tax ruling or determination from the ITA), and the provisions with respect to any Award need not be the same as the provisions with respect to any other Award. Such performance goals may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. If the occurrence of any unbudgeted or unanticipated item would make fair and equitable measurement of the performance goal(s) under an Award for part or all of a performance period no longer practical, the Committee, without the need for a consent of any holder of an Award, shall adjust and modify in its sole discretion the results with respect to any such goal to preserve (but not enhance) the incentives contemplated under the Award Agreement; provided, however, that such adjustments and modifications shall not apply to Awards for Israeli Grantees. For purposes of this Section 6.5.2, unbudgeted or unanticipated items shall include, but not be limited to, costs associated with natural disasters, storms or pandemics (including, without limitation, COVID-19), foreign exchange variations, changes in accounting principles or tax laws, material litigation costs that could not have been reasonably anticipated in the ordinary course of business, costs of severance or other reductions in force, capital markets transactions, restructurings or recapitalizations, business combinations or consolidations, stock splits or reverse splits, extraordinary special stock dividends, rights offerings, spin-offs, or similar transactions.

6.5.3 The Exercise Period of an Award will be ten (10) years from the date of grant of the Award, unless otherwise determined by the Committee and stated in the Award Agreement, but subject to the vesting provisions described above and the early termination provisions set forth in Sections 6.6 and 6.7 hereof. At the expiration of the Exercise Period, any Award, or any part thereof, that has not been exercised within the term of the Award and the Shares covered thereby not paid for in accordance with this Plan and the Award Agreement shall terminate and become null and void, and all interests and rights of the Grantee in and to the same shall expire.

6.6 Termination.

6.6.1 Unless otherwise determined by the Committee, and subject to this Section 6.6 and Section 6.7 hereof, an Award may not be exercised unless the Grantee has continuously been employed or otherwise providing services to the Company or its Affiliates since the date of grant of the Award and throughout the vesting dates.

6.6.2 In the event that the employment or service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), such that Grantee is no longer actively providing services of any type to either the Company nor any Affiliate thereof, all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination, and all Awards of such Grantee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan; provided, however, that if the Company (or the Subsidiary or other Affiliate thereof, as applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if at any time during the Exercise Period (whether prior to and after termination of employment or service, and whether or not the Grantee’s employment or service is or has been terminated by either party as a result thereof), facts or circumstances arise or are discovered with respect to the Grantee that would have constituted Cause, all Awards theretofore granted to such Grantee (whether vested or not) shall terminate on the date of such termination (or on such subsequent date on which such facts or circumstances arise or are discovered, as the case may be) unless otherwise determined by the Committee; and any Shares issued upon exercise or (if applicable) vesting of Awards (including other Shares or securities issued or distributed with respect thereto), whether held by the Grantee or by the Trustee for the Grantee’s benefit, shall be deemed to be irrevocably offered for sale to the Company, any of its Affiliates or any person designated by the Company to purchase, at the Company’s election and subject to Applicable Law, either for no consideration, for the par value of such Shares (if shares bear a par value) or against payment of the Exercise Price previously received by the Company for such Shares upon their issuance, as the Committee deems fit, upon written notice to the Grantee at any time after the Grantee’s termination of employment or service. Such Shares or other securities shall be sold and transferred within 30 days from the date of the Company’s notice of its election to exercise its right. If the Grantee fails to transfer such Shares or other securities to the Company, the Company, at the decision of the Committee, shall be entitled to forfeit or repurchase such Shares and to authorize any person to execute on behalf of the Grantee any document necessary to effect such transfer, whether or not the stock certificates are surrendered. The Company shall have the right and authority to effect the above either by: (i) repurchasing all of such Shares or other securities held by the Grantee or by the Trustee for the benefit of the Grantee, or designate any other person who shall have the right and authority to purchase all of Such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (ii) forfeiting all such Shares or other securities; (iii) redeeming all such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (iv) taking action in order to have such Shares or other securities converted into deferred stock entitling their holder only to their par value (if shares bear a par value) upon liquidation of the Company; or (v) taking any other action which may be required in order to achieve similar results; all as shall be determined by the Committee, at its sole and absolute discretion, and the Grantee is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Grantee to comply with and give effect to such actions (including, voting such stock, filling in, signing and delivering stock powers, etc.). For clarity, in the event that such Shares are not purchased as set forth above, any subsequent sale or disposition thereof shall be subject to provisions of this Plan, the Charter Documents and any Stockholders Agreements.

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6.6.3 Notwithstanding anything to the contrary, the Committee, in its absolute discretion, may, on such terms and conditions as it may determine appropriate, extend the periods for which Awards held by any Grantee may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of the modification of such Awards and/or in the event that the Award is exercised beyond the later of: (i) three (3) months after the date of termination of the employment or service relationship; or (ii) the applicable period under Section 6.7 below with respect to a termination of the employment or service relationship because of the death, Disability or Retirement of Grantee.

6.6.4 For purposes of this Plan:

6.6.4.1. A termination of employment or service of a Grantee shall not be deemed to occur (except to the extent required by the Code with respect to the Incentive Stock Option status of an Option) in case of (i) a transition or transfer of a Grantee among the Company and its Affiliates, (ii) a change in the capacity in which the Grantee is employed or renders service to the Company or any of its Affiliates or a change in the identity of the employing or engagement entity among the Company and its Affiliates, provided, in case of (i) and (ii) above, that the Grantee has remained continuously employed by and/or in the service of the Company and its Affiliates since the date of grant of the Award and throughout the vesting period; or (iii) if the Grantee takes any unpaid leave as set forth in Section 6.8(i) below which, in the case of an Incentive Stock Option, does not exceed the maximum time permitted for a leave under Section 8.8 below.

6.6.4.2. An entity or an Affiliate thereof assuming an Award or issuing in substitution thereof in a transaction to which Section 424(a) of the Code applies or in a Merger/Sale in accordance with Section 14 shall be deemed as an Affiliate of the Company for purposes of this Section 6.6, unless the Committee determines otherwise.

6.6.4.3. In the case of a Grantee whose principal employer or service recipient is a Subsidiary or other Affiliate thereof, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer or service recipient ceases to be a Subsidiary or other Affiliate thereof.

6.6.4.4. The term “Cause” as a reason for a Grantee’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Grantee and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement any of the following: (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its Affiliates, felony or similar act by the Grantee (whether or not related to the Grantee’s relationship with the Company); (ii) an act of moral turpitude by the Grantee, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or other Affiliate thereof, when applicable); (iii) any breach by the Grantee of any material agreement with or of any material duty of the Grantee to the Company or any Subsidiary or other Affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iv) any act which constitutes a breach of a Grantee’s fiduciary duty towards the Company or a Subsidiary or other Affiliate thereof, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities with whom the Company or a Subsidiary or other Affiliate thereof does business with; or (v) the Grantee’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information). For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan shall be made in good faith by the Committee and shall be final and binding on the Grantee.

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6.7 Death, Disability or Retirement of Grantee.

6.7.1 If a Grantee shall die while employed by, or performing service for, the Company or any of its Affiliates, or within the three (3) month period (or such longer period of time as determined by the Board, in its discretion) after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s employment or service with the Company or any of its Affiliates shall terminate by reason of Disability, all Awards theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms) be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the legal right to exercise such Awards by bequest or inheritance, or by a person who acquired the legal right to exercise such Awards in accordance with applicable law in the case of Disability of the Grantee, as the case may be, at any time within one (1) year (or such longer period of time as determined by the Committee, in its discretion) after the death or Disability of the Grantee (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan. In the event that an Award granted hereunder shall be exercised as set forth above by any person other than the Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or proof satisfactory to the Committee of the right of such person to exercise such Award.

6.7.2 In the event that the employment or service of a Grantee shall terminate on account of such Grantee’s Retirement, all Awards of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8. Suspension of Vesting. Unless the Committee provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (i) leave of absence which was pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, or (ii) transfers between locations of the Company or any of its Affiliates, or between the Company and any of its Affiliates, or any respective successor thereof. For clarity, for purposes of this Plan, military leave, statutory maternity or paternity leave or sick leave are not deemed unpaid leave of absence.

6.9. Securities Law Restrictions. Except as otherwise provided in the applicable Award Agreement or other agreement between the Service Provider and the Company, if the exercise of an Award following the termination of the Service Provider’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Award shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the termination of the Service Provider’s employment or service during which the exercise of the Award would not be in such violation, or (ii) the expiration of the term of the Award as set forth in the Award Agreement or pursuant to this Plan. In addition, unless otherwise provided in a Grantee’s Award Agreement, if the sale of any Shares received upon exercise or (if applicable) vesting of an Award following the termination of the Grantee’s employment or service (other than for Cause) would violate the Company’s insider trading policy, then the Award shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Grantee’s employment or service during which the exercise of the Award would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Award as set forth in the applicable Award Agreement or pursuant to this Plan.

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6.10. Voting Proxy. Until immediately after the listing for trading on a stock exchange or market or trading system of the Company’s (or the Successor Corporation’s) stock, the Shares subject to an Award or to be issued pursuant to an Award or any other Securities, shall, unless otherwise determined by the Committee, be subject to an irrevocable proxy and power of attorney by the Grantee or the Trustee (if so requested from the Trustee), as the case may be, to the Company, which shall designate such person or persons (with a right of substitution) from time to time as determined by the Committee (and in the absence of such determination, the Chief Executive Officer of the Company or the Chairman of the Board, ex officio). The Trustee is deemed to be instructed by the Grantee to sign such proxy, as requested by the Company. The proxy shall entitle the holder thereof to receive notices, vote and take such other actions in respect of the Shares or other Securities. Any person holding or exercising such voting proxies shall do so solely in his capacity as the proxy holder and not individually. All Awards granted hereunder shall be conditioned upon the execution of such irrevocable proxy in substantially the form prescribed by the Committee from time to time. So long as any such Shares are subject to such irrevocable proxy and power of attorney or held by a Trustee (and unless a proxy was given by the Trustee as aforesaid), (i) in any stockholders meeting or written consent in lieu thereof, such Shares shall be voted by the proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the vote at the stockholders’ meeting (or written consent in lieu thereof) in respect of which the Shares are being voted (whether an extraordinary or annual meeting, and whether of the capital stock as one class or of any class thereof), and (ii) or in any act or consent of stockholders under the Charter Documents, Stockholders Agreements or otherwise, such Shares shall be cast by the proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the stockholders’ act or consent. The provisions of this Section shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

6.11 No Repricing. The terms of any outstanding Award may not be amended, and action may not otherwise be taken, in a manner to achieve a Repricing; provided, however, that nothing herein shall prevent the Committee from taking any action provided for in Section 14 below. For purposes of this Section 6.2, a “Repricing” shall mean (i) reducing the exercise price of Nonqualified Stock Options, Incentive Stock Options or stock appreciation right (collectively, “Stock Rights”), (ii) cancel outstanding Stock Rights in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original options or base price of stock appreciation rights, as applicable, (iii) cancel outstanding Stock Rights with an exercise price or base price, as applicable, that is less than the then current Fair Market Value of a Share in exchange for other Awards, cash or other property; or (iv) otherwise effect a transaction that would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted without stockholder approval.

6.12. Other Provisions. The Award Agreement evidencing Awards under this Plan shall contain such other terms and conditions not inconsistent with this Plan as the Committee may determine, at or after the date of grant, including provisions in connection with the restrictions on transferring the Awards or Shares covered by such Awards, which shall be binding upon the Grantees and any purchaser, assignee or transferee of any Awards, and other terms and conditions as the Committee shall deem appropriate.

7. NONQUALIFIED STOCK OPTIONS.

Awards granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 7 and the other terms of this Plan, this Section 7 shall prevail.

7.1. Certain Limitations on Eligibility for Nonqualified Stock Options. Nonqualified Stock Options may not be granted to a Service Provider who is deemed to be a resident of the United States for purposes of taxation or who is otherwise subject to United States federal income tax unless the Shares underlying such Options constitute “service recipient stock” under Section 409A of the Code or unless such Options comply with the payment requirements of Section 409A of the Code.

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7.2.  Exercise Price. The Exercise Price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee specifically indicates that the Awards will have a lower Exercise Price and the Award complies with Section 409A of the Code. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of that complies with Section 424(a) of the Code and 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations or any successor guidance.

8. INCENTIVE STOCK OPTIONS.

Awards granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 8 and the other terms of this Plan, this Section 8 shall prevail.

8.1. Eligibility for Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company, or to Employees of a Parent or Subsidiary, determined as of the date of grant of such Options. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences employment, with an exercise price that is no less the minimum exercise price as determined under Section 8.2 below.

8.2. Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Awards on the date of grant of such Option or such other price as may be determined pursuant to the Code. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner that complies with the provisions of Section 424(a) of the Code.

8.3. Date of Grant. Notwithstanding any other provision of this Plan to the contrary, no Incentive Stock Option may be granted under this Plan after 10 years from the date this Plan is adopted, or the date this Plan is approved by the stockholders, whichever is earlier.

8.4. Exercise Period. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Award, subject to Section 8.6. No Incentive Stock Option granted to a prospective Employee may become exercisable prior to the date on which such person commences employment.

8.5. $100,000 Per Year Limitation. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options granted under this Plan and all other “incentive stock option” plans of the Company, or of any Parent or Subsidiary or other Affiliate thereof, become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which such Incentive Stock Options and any other such incentive stock options are exercisable for the first time by any Grantee during any calendar year exceeds one hundred thousand United States dollars ($100,000), such options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking options into account in the order in which they were granted. If the Code is amended to provide for a different limitation from that set forth in this Section 8.5, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Awards as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 8.5, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion may be issued upon the exercise of the Option.

8.6. Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the effective date of grant of such Incentive Stock Option.

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8.7. Payment of Exercise Price. Each Award Agreement evidencing an Incentive Stock Option shall state each alternative method by which the Exercise Price thereof may be paid.

8.8. Leave of Absence. Notwithstanding Section 6.8, a Grantee’s employment shall not be deemed to have terminated if the Grantee takes any leave as set forth in Section 6.8(i); provided, however, that if any such leave exceeds three (3) months, on the day that is six (6) months following the commencement of such leave any Incentive Stock Option held by the Grantee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonqualified Stock Option, unless the Grantee’s right to return to employment is guaranteed by statute or contract.

8.9. Exercise Following Termination. Notwithstanding anything else in this Plan to the contrary, Incentive Stock Options that are not exercised within three (3) months following termination of the Grantee’s employment with the Company or its Parent or Subsidiary or a corporation (or a parent or subsidiary of such corporation) issuing or assuming an Option of such Grantee in a transaction to which Section 424(a) of the Code applies, or within one year in case of termination of the Grantee’s employment with the Company or its Parent or Subsidiary due to a Disability (within the meaning of Section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

8.10. Notice to Company of Disqualifying Disposition. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Shares received pursuant to the exercise of Incentive Stock Options. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Grantee was granted the Incentive Stock Option, or (ii) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such Shares are sold, these holding period requirements do not apply and no disposition of the Shares will be deemed a Disqualifying Disposition.

9. 102 AWARDS.

Awards granted pursuant to this Section 9 are intended to constitute 102 Awards and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 9 and the other terms of this Plan, this Section 9 shall prevail.

9.1. Tracks. Awards granted pursuant to this Section 9 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) or (3) thereof (as applicable), under the capital gain track (“102 Capital Gain Track Awards”), or (ii) Section 102(b)(1) thereof under the ordinary income track (“102 Ordinary Income Track Awards”, and together with 102 Capital Gain Track Awards, “102 Trustee Awards”). 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 9, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Options under different tax laws or regulations.

9.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Awards at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Awards it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any other securities, including bonus shares, received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Awards that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Awards”).

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9.3 Eligibility for Awards.

9.3.1 Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Plan means (i) individuals employed by any Israeli company that is an Affiliate of the Company, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Stockholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

9.4 102 Award Grant Date.

9.4.1 Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 9.4.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if an agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 9.4.2), then such 102 Trustee Award shall be deemed granted on such later date as such agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

9.4.2 Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

9.5. 102 Trustee Awards.

9.5.1 Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, and any rights granted thereunder, including bonus shares, shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 of the Ordinance to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award, all in accordance with the provisions of the Ordinance. After expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or its Affiliate withholds all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Grantee’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.

9.5.2 Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in this Plan or Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in this Plan or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 of the Ordinance shall be binding on the Grantee. The Grantee granted a 102 Trustee Awards shall comply with the Ordinance and the terms and conditions of the trust agreement entered into between the Company and the Trustee. The Grantee shall execute any and all documents that the Company and/or its Affiliates and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

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9.5.3 During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Awards and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, but subject to the terms of this Plan, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, this Plan, the Award Agreement and any Applicable Law.

9.5.4 If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Grantee.

9.5.5 Upon or after receipt of a 102 Trustee Award, if required, the Grantee may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to this Plan, or any 102 Trustee Awards or Share granted to such Grantee thereunder.

9.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 9 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 of the Ordinance and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Awards and all accrued rights thereon (if any), in trust for the benefit of the Grantee and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to force the Grantee to provide it with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

9.7. Written Grantee Undertaking. To the extent and with respect to any 102 Trustee Award, and as required by Section 102 of the Ordinance and the Rules, by virtue of the receipt of such Award, the Grantee is deemed to have undertaken and confirm in writing the following (and such undertaking is deemed incorporated into any documents signed by the Grantee in connection with the employment or service of the Grantee and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof.

9.7.1 The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

9.7.2 The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Grantee agrees that the 102 Trustee Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the 102 Trustee Awards), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Grantee understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, as defined above, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

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9.7.3 The Grantee agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102 of the Ordinance.

10. 3(9) AWARDS.

Awards granted pursuant to this Section 10 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 10 and the other terms of this Plan, this Section 10 shall prevail.

10.1. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such Awards and/or any shares or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Grantee and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.

10.2. Shares pursuant to a 3(9) Award shall not be issued, unless the Grantee delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Grantee acquired Shares under the Award or gives other assurance satisfactory to the Committee of the payment of those withholding taxes.

11. RESTRICTED STOCK.

The Committee may award Restricted Stock to any eligible Grantee, including under Section 102 of the Ordinance. Each Award of Restricted Stock under this Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Stock Agreement”), in such form as the Committee shall from time to time approve. The Restricted Stock shall be subject to all applicable terms of this Plan, which in the case of Restricted Stock granted under Section 102 of the Ordinance shall include Section 9 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Stock Agreements entered into under this Plan need not be identical. The Restricted Stock Agreement shall comply with and be subject to Section 6 and the following terms and conditions, unless otherwise specifically provided in such Agreement and not inconsistent with this Plan or Applicable Law:

11.1. Purchase Price. Each Restricted Stock Agreement shall state the amount, if any, to be paid by the Grantee, if any, in consideration for the issuance of the Restricted Stock and the terms of payment thereof, which may include payment in cash or, subject to the Committee’s approval, by issuance of promissory notes or other evidence of indebtedness (prior to the Company becoming publicly held) on such terms and conditions as determined by the Committee.

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11.2. Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Stock shall have vested (the period from the date on which the Award is granted until the date of vesting of the Restricted Stock thereunder being referred to herein as the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the Restricted Stock, as it deems appropriate, including the satisfaction of performance criteria. Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee or pursuant to the provisions of any Company policy required under mandatory provisions of Applicable Law. Certificates for shares issued pursuant to Restricted Stock Awards, if issued, shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Stock Award is made pursuant to Section 102 of the Ordinance, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Stock on successive anniversaries of the date of such Award. To the extent required by the Ordinance or the ITA, the Restricted Stock issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Stock shall be held for the benefit of the Grantee for at least the Required Holding Period.

11.3. Forfeiture; Repurchase. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with or service to the Company or any Affiliate thereof shall terminate (such that Grantee is no longer a Service Provider of neither the Company nor any Affiliate thereof) for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any restricted Stock, any Restricted Stock remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by, as the case may be, in any manner as set forth in Section 6.6.2(i) through (v), subject to Applicable Law and the Grantee shall have no further rights with respect to such Restricted Stock.

11.4. Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Stock, subject to Section 6.10 and Section 11.2, including the right to vote and receive dividends with respect to such Shares. All securities, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12. RESTRICTED STOCK UNITS.

An RSU is an Award covering a number of Shares that is settled, if vested, by issuance of those Shares. An RSU may be awarded to any eligible Grantee, including under Section 102 of the Ordinance. The Award Agreement relating to the grant of RSUs under this Plan (the “Restricted Stock Unit Agreement”), shall be in such form as the Committee shall from time to time approve. The RSUs shall be subject to all applicable terms of this Plan, which in the case of RSUs granted under Section 102 of the Ordinance shall include Section 9 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Stock Unit Agreements entered into under this Plan need not be identical. RSUs may be granted in consideration of a reduction in the recipient’s other compensation.

12.1. Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Award Agreement or as required by Applicable Law, and Section 6.4 shall apply, if applicable.

12.2. Stockholders’ Rights. The Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a stockholder shall exist prior to the actual issuance of Shares in the name of the Grantee.

12.3. Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares, unless determined otherwise by the Committee. Distribution to a Grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after vesting as determined by the Committee. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant hereto.

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12.4. Section 409A Restrictions. Notwithstanding anything to the contrary set forth herein, any RSUs granted under this Plan that are not exempt from the requirements of Section 409A of the Code shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A of the Code, if applicable to the Company. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Stock Unit Agreement evidencing such RSU. For example, such restrictions may include a requirement that any Shares that are to be issued in a year following the year in which the RSU vests must be issued in accordance with a fixed, pre-determined schedule.

13. OTHER SHARE OR SHARE-BASED AWARDS.

13.1. The Committee may grant other Awards under this Plan pursuant to which Shares (which may, but need not, be Restricted Stock pursuant to Section 11 hereof), cash (in settlement of Share-based Awards) or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value.

13.2. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of the Shares in respect to which the right was granted is so exercised exceed the exercise price thereof. The base price of any such stock appreciation right granted to a Grantee who is subject to U.S. federal income tax shall be determined in compliance with Section 7.2.

13.3. Such other Share-based Awards as set forth above may be granted alone, in addition to, or in tandem with any Award of any type granted under this Plan.

14. EFFECT OF CERTAIN CHANGES.

14.1. General. In the event of a division or subdivision of the outstanding capital stock of the Company, any distribution of bonus shares (stock split), consolidation or combination of capital stock of the Company (reverse stock split), reclassification with respect to the Shares or any similar recapitalization events (each, a “Recapitalization”), a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, extraordinary dividend or other similar occurrences, the Committee shall make, without the need for a consent of any holder of an Award, such adjustments as determined by the Committee to be appropriate, in its discretion, in order to adjust (i) the number and class of stock reserved and available for grants of Awards, (ii) the number and class of stock covered by outstanding Awards, (iii) the Exercise Price per share covered by any Award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding Awards, and (v) any other terms of the Award that in the opinion of the Committee should be adjusted. Any fractional shares resulting from such adjustment shall be treated as determined by the Committee, and in the absence of such determination shall be rounded to the nearest whole share, and the Company shall have no obligation to make any cash or other payment with respect to such fractional shares. No adjustment shall be made by reason of the distribution of subscription rights or rights offering to outstanding stock or other issuance of stock by the Company, unless the Committee determines otherwise. The adjustments determined pursuant to this Section 14.1 (including a determination that no adjustment is to be made) shall be final, binding and conclusive.

14.2. Merger/Sale of Company. In the event of (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the stock of the Company, to any person, or a purchase by a stockholder of the Company or by an Affiliate of such stockholder, of all the stock of the Company held by all or substantially all other stockholders or by other stockholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) completion of a scheme or arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (v) such other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction subject to the provisions of this Section 14.2 excluding any of the above transactions in clauses (i) through (v) if the Board determines that such transaction should be excluded from the definition hereof and the applicability of this Section 14.2 (such transaction, a “Merger/Sale”), then, without derogating from the general authority and power of the Board or the Committee under this Plan, without the Grantee’s consent and action and without any prior notice requirement:

14.2.1 Unless otherwise determined by the Committee in its sole and absolute discretion, any Award then outstanding shall be assumed or be substituted by the Company, or by the successor corporation in such Merger/Sale or by any parent or Affiliate thereof, as determined by the Committee in its discretion (the “Successor Corporation”), under terms as determined by the Committee or the terms of this Plan applied by the Successor Corporation to such assumed or substituted Awards.

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For the purposes of this Section 14.2.1, the Award shall be considered assumed or substituted if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether stock, cash, or other securities or property, or any combination thereof) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Committee), or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares or any type of Awards (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, or a certain type of consideration (whether stock, cash, or other securities or property, or any combination thereof) as determined by the Committee. Any of the above consideration referred to in clauses (i) and (ii) shall be subject to the same vesting and expiration terms of the Awards applying immediately prior to the Merger/Sale, unless determined by the Committee in its discretion that the consideration shall be subject to different vesting and expiration terms, or other terms, and the Committee may determine that it be subject to other or additional terms. The foregoing shall not limit the Committee’s authority to determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for Awards of the Successor Corporation, such Award will be substituted for any other type of asset or property, including as set forth in Section 14.2.2 hereunder.

14.2.2 Regardless of whether or not Awards are assumed or substituted, the Committee may (but shall not be obligated to), in its sole discretion:

14.2.2.1. provide for the Grantee to have the right to exercise the Award in respect of Shares covered by the Award which would otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, and the cancellation of all unexercised Awards (whether vested or unvested) upon or immediately prior to the closing of the Merger/Sale, unless the Committee provides for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine; and/or

14.2.2.2. provide for the cancellation of each outstanding Award at or immediately prior to the closing of such Merger/Sale, and if and to what extent payment shall be made to the Grantee of an amount in cash, in stock of the Company, in capital stock of the acquirer or of a corporation or other business entity which is a party to the Merger/Sale, or in other property, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. The Committee shall have full authority to select the method for determining the payment, which may be to provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price and that payment may only be made in excess of the Exercise Price, in each case without the Grantee’s consent.

14.2.3 The Committee may, in its sole discretion, determine: (i) that any payments made in respect of Awards shall be made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Merger/Sale is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies or conditions; and (ii) the terms and conditions applying to the payment made to the Grantees, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies, subject to the provisions of Section 409A of the Code with respect to Grantees subject to U.S. taxation.

14.2.4 The Committee may, in its sole discretion, determine to suspend the Grantee’s rights to exercise any vested portion of an Award for a period of time prior to the signing or consummation of a Merger/Sale transaction.

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14.2.5 Notwithstanding anything to the contrary, in the event of a Merger/Sale, the Committee may determine, in its sole discretion, that upon consummation of such Merger/Sale the terms of any Award shall be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate and without any liability to the Company or its Affiliates or to its or their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing in connection with the method of treatment or chosen course of action permitted hereunder.

14.2.6 Neither the authorities and powers of the Committee under this Section 14.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates or to its or their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Committee need not take the same action with respect to all Awards or with respect to all Service Providers. The Committee may take different actions with respect to the vested and unvested portions of an Award. The Committee may determine an amount or type of consideration to be received or distributed in a Merger/Sale which may differ as among the Grantees, and as between the Grantees and any other holders of stock of the Company.

14.2.7 The Committee’s determinations pursuant to this Section 14 shall be conclusive and binding on all Grantees.

14.2.8 If determined by the Committee, the Grantees shall be subject to the definitive agreement(s) in connection with the Merger/Sale as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, participating in transaction expenses, shareholders/sellers representative expense fund and escrow arrangement, in each case as determined by the Committee. Each Grantee shall execute such separate agreement(s) or instruments as may be requested by the Company, the Successor Corporation or the acquirer in connection with such in such Merger/Sale and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award or the exercise of any Award.

14.3. Reservation of Rights. Except as expressly provided in this Section 14 (if any), the Grantee of an Award hereunder shall have no rights by reason of any Recapitalization of stock of any class, any increase or decrease in the number of stock of any class, or any dissolution, liquidation, reorganization (which may include a combination or exchange of stock, spin-off or other corporate divestiture or division, or other similar occurrences), Merger/Sale. Any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of stock subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

14.4 Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by persons providing services to another entity who become Service Providers of the Company or an Affiliate as a result of a merger or consolidation of such former entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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15. NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

15.1. All Awards granted under this Plan by their terms shall not be transferable other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under this Plan, provided that with respect to Shares issued upon exercise or (if applicable) the vesting of Awards the restrictions on transfer shall be the restrictions referred to in Section 16 (Conditions upon Issuance of Shares) hereof. Subject to the above provisions, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any direct or indirect interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. To the extent permitted by the Committee, the Grantee may file with the Company a written designation of a beneficiary, who shall be permitted to exercise such Grantee’s Award or to whom any benefit under this Plan is to be paid, in each case, in the event of the Grantee’s death before he or she fully exercises his or her Award or receives any or all of such benefit, on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If there is no permitted designated beneficiary who survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary. Notwithstanding the foregoing, upon the request of the Grantee and subject to Applicable Law the Committee, at its sole discretion, may permit the Grantee to transfer the Award to a trust whose beneficiaries are the Grantee and/or the Grantee’s immediate family members (all or several of them).

15.2. Notwithstanding any other provisions of the Plan to the contrary, no Incentive Stock Option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with a beneficiary designation pursuant to Section 15.1. Further, all Incentive Stock Options granted to a Grantee shall be exercisable during his or her lifetime only by such Grantee.

15.3. As long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

15.4. If and to the extent a Grantee is entitled to transfer an Award and/or Shares underlying an Award in accordance with the terms of the Plan and any other applicable agreements, such transfer shall be subject (in addition, to any other conditions or terms applying thereto) to receipt by the Company from such proposed transferee of a written instrument, on a form reasonably acceptable to the Company, pursuant to which such proposed transferee agrees to be bound by all provisions of the Plan and any other applicable agreements, including without limitation, any restrictions on transfer of the Award and/or Shares set forth herein (however, failure to so deliver such instrument to the Company as set forth above shall not derogate from all such provisions applying on any transferee).

15.5. The provisions of this Section 15 shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

16. CONDITIONS UPON ISSUANCE OF SHARES; GOVERNING PROVISIONS.

16.1. Legal Compliance. The grant of Awards and the issuance of Shares upon exercise or settlement of Awards shall be subject to compliance with all Applicable Law as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of an Award and Awards may not be exercised or settled, if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Law as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise or settlement of the Award be in effect with respect to the stock issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain authority from any regulatory body having jurisdiction, if any, deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non-compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. As a condition to the exercise of an Award, the Company may require the person exercising such Award to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.

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16.2. Provisions Governing Shares. Shares issued pursuant to an Award shall be subject to the Charter Documents, any limitation, restriction or obligation included in any stockholders agreement applicable to all or substantially all of the holders of stock (regardless of whether or not the Grantee is a formal party to such stockholders agreement) (“Stockholders Agreements”), any other governing documents of the Company, all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, right of first refusal and lock up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Law. Each Grantee shall execute (and authorizes any person designated by the Company to so execute) such separate agreement(s) as may be requested by the Company relating to matters set forth in this Section 16.2. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award and the Company may exercise its authorization above and sign such agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements. The proxy pursuant to Section 6.10 includes an authorization of the holder of such proxy to sign, by and on behalf of any Grantee, such documents and agreements.

16.3. Forced Sale. In the event the that Board approves a Merger/Sale effected by way of a forced or compulsory sale (whether pursuant to Applicable Law, the Charter Documents or any Stockholders Agreement), then, without derogating from such provisions and in addition thereto, the Grantee shall be obligated, and shall be deemed to have agreed to the offer to effect the Merger/Sale on the terms approved by the Board (and the Shares held by or for the benefit of the Grantee shall be included in the stock of the Company approving the terms of such Merger/Sale for the purpose of satisfying the required majority), and shall sell all of the Shares held by or for the benefit of the Grantee on the terms and conditions applying to the holders of Shares, in accordance with the instructions then issued by the Board, whose determination shall be final. No Grantee shall contest, bring any claims or demands, or exercise any appraisal or dissenters’ rights related to any of the foregoing. The proxy pursuant to Section 6.10 includes an authorization of the holder of such proxy to sign, by and on behalf of any Grantee, such documents and agreements as are required to affect the sale of Shares in connection with such Merger/Sale and waivers of any contest, claims or demands, or any appraisal or dissenters’ rights.

16.4. Data Privacy; Data Transfer. Information related to Grantees and Awards hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to Grantees (“Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates, and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and Grantee consents to the storage and transfer of the Information as set forth above.

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16.5. Share Transfer Restrictions. Any transfer or other disposition of Shares or any interest therein is subject to the prior approval of the Administrator, which, if granted (without any obligation to do so), may be subject to such terms, conditions and restrictions, as it deems appropriate. The terms, conditions and restrictions of any approval may differ from one Grantee to another, and need not be the same. Any transfer or otherwise grant of any interest in any Shares to any third party that does not comply with this Section shall be null and void and shall not confer upon any person, other than the Grantee, any rights. This Section shall terminate immediately after the underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law of another jurisdiction and the listing for trading on a stock exchange or market or trading system. This Section shall apply in addition to any other limitation, restriction and/or condition in this Plan (including, without limitation, after the application of the sub-Sections of Section 16 above), any Award Agreement, Stockholders Agreement or other instrument between the Grantee and the Company or by which the Grantee is bound. This Section shall not apply to a transfer of Shares in a sale of all or substantially all of the shares of the Company which was approved by the Board or pursuant to the Charter Documents or Stockholders Agreements, or upon a Merger/Sale.

17. MARKET STAND-OFF.

17.1. In connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law of another jurisdiction, the Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or other Awards, any securities of the Company (whether or not such Shares were acquired under this Plan), or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or securities of the Company and any other shares or securities issued or distributed in respect thereto or in substitution thereof (collectively, “Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Securities, in cash or otherwise. The foregoing provisions of this Section 17.1 shall not apply to the sale of any stock to an underwriter pursuant to an underwriting agreement. Such restrictions (the “Market Stand-Off”) shall be in effect for such period of time (the “Market Stand-Off Period”): (A) following the first public filing of the registration statement relating to the underwritten public offering until the extirpation of 180 days following the effective date of such registration statement relating to the Company’s initial public offering or 90 days following the effective date of such registration statement relating to any other public offering, in each case, provided, however, that if (1) during the last 17 days of the initial Market Stand-Off Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Market Stand-Off Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Market Stand-Off Period, then in each case the Market Stand-Off Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event; or (B) such other period as shall be requested by the Company or the underwriters. Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agree on a termination date of the Market Stand-Off Period in the event of failure to consummate a certain public offering, then such termination shall apply also to the Market Stand-Off Period hereunder with respect to that particular public offering.

17.2. In the event of a subdivision of the outstanding capital stock of the Company, the distribution of any securities (whether or not of the Company), whether as bonus shares or otherwise, and whether as dividend or otherwise, a recapitalization, a reorganization (which may include a combination or exchange of stock or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

17.3. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable Market Stand-Off period.

17.4. The underwriters in connection with a registration statement so filed are intended third party beneficiaries of this Section 17 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Grantee shall execute such separate agreement(s) as may be requested by the Company or the underwriters in connection with such registration statement and in the form required by them, relating to Market Stand-Off (which need not be identical to the provisions of this Section 17, and may include such additional provisions and restrictions as the underwriters deem advisable) or that are necessary to give further effect thereto. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.

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17.5. Without derogating from the above provisions of this Section 17 or elsewhere in this Plan, the provisions of this Section 17 shall apply to the Grantee and the Grantee’s heirs, legal representatives, successors, assigns, and to any purchaser, assignee or transferee of any Awards or Shares.

18. AGREEMENT REGARDING TAXES; DISCLAIMER.

18.1. If the Committee shall so require, as a condition of exercise of an Award, the release of Shares by the Trustee or the vesting or settlement of an Award, a Grantee shall agree that, no later than the date of such occurrence, the Grantee will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

18.2. TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) THE VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE GRANTEE OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

18.3. NO TAX ADVICE. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.

18.4. TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY THE AWARD WITH THE REQUIREMENT OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR ANY OF ITS AFFILIATES THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WOULD QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS AFFILIATES SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE OR SHOULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE GRANTEE. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITIES, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE GRANTEE.

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18.5. The Company or any Subsidiary or other Affiliate thereof may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with complying with tax withholding requirements, including withholding taxes at least equal to the minimum required amount under Applicable Law and no greater than the maximum amount determined using the highest applicable marginal tax rate (collectively, “Withholding Obligations”). Such actions may include (i) requiring a Grantees to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) the vesting thereof; (ii) subject to Applicable Law, allowing the Grantees to provide Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; (iv) allowing Grantees to satisfy all or part of the Withholding Obligations by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee or (v) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

18.6. Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

18.7. With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate with whom the Grantee is employed a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

18.8. For the purpose hereof “tax(es)” means (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income (including under Section 409A of the Code), capital gains, transfer, withholding, payroll, employment, social security, national security, health tax, wealth surtax, stamp, registration and estimated taxes, customs duties, fees, assessments and charges of any similar kind whatsoever (including under Section 280G of the Code), (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Applicable Law, or as a result of any express or implied obligation to assume Taxes or to indemnify any other person, and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) payable as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, including under U.S. Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Applicable Law) or otherwise.

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18.9. If a Grantee makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Grantee would otherwise be taxable under Section 83(a) of the Code, such Grantee shall deliver a copy of such election to the Company upon or prior to the filing such election with the U.S. Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

19. RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.

19.1. Subject to Section 11.4, a Grantee shall have no rights as a stockholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised the Award, paid the Exercise Price therefor and becomes the record holder of the subject Shares. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a stockholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Grantee’s benefit, and the Grantee shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Grantee and the transfer of record ownership of such Shares to the Grantee (provided, however, that the Grantee shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Grantee’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Grantee or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in Section 14 hereof.

19.2. With respect to all Awards issued in the form of Shares hereunder or upon the exercise or (if applicable) the vesting of Awards hereunder, any and all voting rights attached to such Shares shall be subject to Section 6.10, and the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Charter Documents and any Stockholders Agreement, and subject to any Applicable Law.

19.3. The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.

20. NO REPRESENTATION BY COMPANY.

By granting the Awards, the Company is not, and shall not be deemed as, making any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares. The Company shall not be required to provide to any Grantee any information, documents or material in connection with the Grantee’s considering an exercise of an Award. To the extent that any information, documents or materials are provided, the Company shall have no liability with respect thereto. Any decision by a Grantee to exercise an Award shall solely be at the risk of the Grantee.

21. NO RETENTION RIGHTS.

Nothing in this Plan, any Award Agreement or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in the service of the Company or any Subsidiary or other Affiliate thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this Plan or such agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or other Affiliate thereof to terminate such Grantee’s employment or service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee). Awards granted under this Plan shall not be affected by any change in duties or position of a Grantee, subject to Sections 6.6 through 6.8. No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Subsidiary or other Affiliate thereof that he or she was prevented from continuing to vest Awards as of the date of termination of his or her employment with, or services to, the Company or any Subsidiary or other Affiliate thereof. No Grantee shall be entitled to any compensation in respect of the Awards which would have vested had such Grantee’s employment or engagement with the Company (or any Subsidiary or other Affiliate thereof) not been terminated.

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22. PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date, which period may be extended from time to time by the Board with stockholders’ approval. From and after such date (as extended) no grants of Awards may be made and this Plan shall continue to be in full force and effect with respect to Awards or Shares issued thereunder that remain outstanding.

23. AMENDMENT OF THIS PLAN AND AWARDS.

23.1. The Board at any time and from time to time may suspend, terminate, modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section shall be binding upon all Grantees and all Awards, whether granted prior to or after the date of such amendment, and without the need to obtain the consent of any Grantee. No termination or amendment of this Plan shall affect any then outstanding Award unless expressly provided by the Board.

23.2. Subject to changes in Applicable Law that would permit otherwise, without the approval of the Company’s stockholders, there shall be no increase in the maximum aggregate number of Shares that may be issued under this Plan (except by operation of the provisions of Section 14.1) and no other amendment of this Plan that would require approval of the Company’s stockholders under any Applicable Law. Unless not permitted by Applicable Law, if the grant of an Award is subject to approval by stockholders, the date of grant of the Award shall be determined as if the Award had not been subject to such approval.

23.3. The Board or the Committee at any time and from time to time may modify or amend any Award theretofore granted, including any Award Agreement, whether retroactively or prospectively.

24. APPROVAL.

24.1. This Plan shall take effect upon its adoption by the Board (the “Effective Date”).

24.2. Solely with respect to grants of Incentive Stock Options, this Plan shall also be subject to stockholders’ approval, within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of stockholders (however, if the grant of an Award is subject to approval by stockholders, the date of grant of the Award shall be determined as if the Award had not been subject to such approval). Failure to obtain such approval by the stockholders within such period shall not in any way derogate from the valid and binding effect of any grant of an Award, except that any Options previously granted under this Plan may not qualify as Incentive Stock Options but, rather, shall constitute Nonqualified Stock Options. Upon approval of this Plan by the stockholders of the Company as set forth above, all Incentive Stock Options granted under this Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved this Plan on the Effective Date.

24.3. 102 Awards are conditional upon the filing with or approval by the ITA, if required, as set forth in Section 9.49. Failure to so file or obtain such approval shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not a 102 Award.

25. RULES PARTICULAR TO SPECIFIC COUNTRIES; SECTION 409A.

25.1. Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be supplemented or amended with respect to a particular country or tax regime by means of an appendix to this Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of this Plan, the provisions of such appendix shall govern. Terms and conditions set forth in such appendix shall apply only to Awards granted to Grantees under the jurisdiction of the specific country or such other tax regime that is the subject of such appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country or such other tax regime. The adoption of any such appendix shall be subject to the approval of the Board or the Committee, and if determined by the Committee to be required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the stockholders of the Company at the required majority.

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25.2. This Section 25.2 shall only apply to Awards granted to Grantees who are subject to United States Federal income tax.

25.2.1 It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in Section 25.2.2, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

25.2.2 The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a change in ownership or control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

25.2.3 The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 25.2.3, any provision of the Plan or any such agreement would cause a Grantee to incur any additional tax or interest under Code Section 409A, the Company shall take commercially reasonable steps to reform such provision in a manner intended to avoid the incurrence by such Grantee of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Grantee of the applicable provision without violating the provisions of Section 409A.

25.2.4 Notwithstanding any other provision in the Plan, any Award Agreement, or any other written document establishing the terms and conditions of an Award, if any Grantee is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent required by Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision), any payment made to such Grantee on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulation Section 1.409A-3(i)(2)(ii) (or any successor provision).

25.2.5 Notwithstanding any other provision of this Section 25.2 to the contrary, although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Grantee for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

26. GOVERNING LAW; JURISDICTION; VENUE

The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable U.S. federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles; provided, however, that provisions in the Plan and/or Award Agreements that are intended to comply with tax laws, regulations and rules of any specific jurisdiction shall be interpreted in a manner consistent with those laws, regulations and rules of such jurisdiction as appropriate. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located. With respect to any claim or dispute related to or arising under the Plan or any Award Agreement, the Company and each Grantee who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Delaware.

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27. NON-EXCLUSIVITY OF THIS PLAN.

The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Company to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Company may deem necessary or desirable or preclude, including but not limited to the grant of inducement awards in connection with a person becoming a Service Provider, or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

28. MISCELLANEOUS.

28.1. Survival. The Grantee shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.

28.2. Additional Terms. Each Award awarded under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.

28.3 Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Award and the number of Shares to be issued shall be rounded down to the nearest whole Share, with in any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

28.4. Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.

28.5. Captions and Titles. The use of captions and titles in this Plan or any Award Agreement or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.

28.6. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

28.7. Prohibition on Executive Officer Loans. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

28.8. Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Grantee actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

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